As filed with the Securities and Exchange Commission on December 14, 2006
Registration No. 333-138271

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. Gold Corporation
(Exact name of registrant as specified in its charter)

Colorado	1041	84-0796160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438	Ann S. Carpenter, President U.S. Gold Corporation 2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

US Gold Canadian Acquisition Corporation
(Exact name of registrant as specified in its charter)

Alberta	42-1701924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438	Fraser Milner Casgrain LLP 2900 Manulife Place, 10180-101 Street Edmonton, Alberta, Canada T5J 3V5 (780) 423-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
George A. Hagerty, Esq.
Christopher J. Walsh, Esq.
Hogan & Hartson LLP
One Tabor Center
1200 Seventeenth St., Suite 1500
Denver, CO 80202
Phone: (303) 899-7300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described herein

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information contained in this prospectus may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2006

U.S. GOLD CORPORATION and
US GOLD CANADIAN ACQUISITION CORPORATION
OFFER TO PURCHASE
all of the outstanding common shares of
NEVADA PACIFIC GOLD LTD.
on the basis of
0.23 of an exchangeable share of US Gold Canadian Acquisition Corporation for each Nevada Pacific common share

U.S. Gold Corporation (“U.S. Gold,” “we,” “us,” or “our company”) and its wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., hereby offer to purchase all of the outstanding common shares of Nevada Pacific Gold Ltd. (“Nevada Pacific”), a corporation existing under the Business Corporations Act (British Columbia). The offer will be open for acceptance until the expiry time, which is 5:00 p.m. (Vancouver time) on [     ], 2007, unless extended or withdrawn.

Nevada Pacific’s common shares are listed for trading on the TSX Venture Exchange, or the TSX-V, under the symbol “NPG-V.” Our common stock was quoted on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “USGL” until it began trading on the American Stock Exchange, or AMEX, under the symbol “UXG” on December 11, 2006, and is listed for trading on the Toronto Stock Exchange, or the TSX, under the symbol “UXG”.

Under the offer, each Nevada Pacific common share that is tendered in the offer and accepted for purchase will be exchanged for 0.23 of an exchangeable share of Canadian Exchange Co. The exchangeable shares of Canadian Exchange Co. will be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis and will have the rights, privileges, restrictions and conditions described in this prospectus.

The offer is subject to certain conditions, each of which is set forth in the section entitled “The Offer — Conditions of the Offer” on page 42 of this prospectus.

The offer is being made only for Nevada Pacific’s common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of Nevada Pacific. Any holder of these securities who wishes to accept the offer must exercise or convert those securities according to their terms and deposit the common shares received upon exercise or conversion in accordance with the procedures described in this prospectus for the offer under the sections entitled “The Offer — Time for Acceptance” and “The Offer — Manner of Acceptance” on pages 44 and 45, respectively, of this prospectus. Any such exercise or conversion must be sufficiently in advance of the expiry time to permit the common shares acquired on the exercise or conversion of those securities to be tendered in the offer in accordance with these procedures. However, after completion of the offer, we may implement a statutory plan of arrangement or similar transaction providing for the mandatory exchange of all remaining outstanding Nevada Pacific common shares for additional exchangeable shares of Canadian Exchange Co. in order to acquire full ownership of Nevada Pacific, which we expect we would structure so that warrants to purchase Nevada Pacific common shares would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and U.S. Gold would assume or adopt the Nevada Pacific stock option plan so that options under that plan would be exercisable for shares of common stock of U.S. Gold. See the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus.

In this prospectus we are not asking you for, and you are requested not to send us a proxy. We are registering on the registration statement of which this prospectus is a part the exchangeable shares of Canadian Exchange Co. to be issued in the offer, as well as the shares of common stock of U.S. Gold issuable upon exchange of the exchangeable shares in accordance with the terms described in this prospectus.

The securities offered in this prospectus involve certain risks. For a discussion of risk factors that you should consider in evaluating the offer, see the section entitled “Risk Factors” beginning on page 19 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The dealer managers for the offer are
GMP SECURITIES L.P.

In Canada:	In the United States:
GMP SECURITIES L.P.	GRIFFITHS McBURNEY CORP.

The date of this prospectus is            , 2006

ABOUT THIS PROSPECTUS	iv
IMPORTANT NOTE	iv
WHERE YOU CAN FIND MORE INFORMATION	iv
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS AND INFORMATION OF U.S. GOLD FOR U.S. SHAREHOLDERS	iv
INFORMATION CONCERNING NEVADA PACIFIC	v
FORWARD-LOOKING STATEMENTS	vi
REPORTING CURRENCIES AND FINANCIAL PRINCIPLES	vii
SUMMARY	1
THE OFFERORS	1
NEVADA PACIFIC	2
THE OFFER	2
BACKGROUND AND REASON FOR THE ISSUANCE OF THE EXCHANGEABLE SHARES	3
CONDITIONS OF THE OFFER	3
TIME AND MANNER OF ACCEPTANCE	4
ACCEPTANCE FOR PURCHASE OF, AND PAYMENT FOR, DEPOSITED NEVADA PACIFIC COMMON SHARES	4
RIGHT TO WITHDRAW	4
RISK FACTORS	4
DISSENTERS’ RIGHTS	5
PURPOSE OF THE OFFER	5
SUBSEQUENT ACQUISITION TRANSACTION	5
PLANS FOR NEVADA PACIFIC	5
OTHER TARGET COMPANIES	5
INTERESTS OF CERTAIN RELATED PARTIES IN THE OFFER	6
CERTAIN EFFECTS OF THE STRATEGIC OFFERS	6
SELECTED HISTORICAL FINANCIAL DATA OF U.S. GOLD	7
SELECTED HISTORICAL FINANCIAL DATA OF NEVADA PACIFIC	8
SUMMARY SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA FOR U.S. GOLD AND NEVADA PACIFIC	9
SUMMARY SELECTED UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL DATA FOR U.S. GOLD AND NEVADA PACIFIC, CORAL GOLD, WHITE KNIGHT AND TONE RESOURCES	11
UNAUDITED HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE INFORMATION	13
CURRENCY EXCHANGE RATES	15
COMPARATIVE MARKET DATA	16
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION	16
INVESTMENT CONSIDERATIONS	16
INCOME TAX CONSIDERATIONS	17
COMPARISON OF SHAREHOLDER RIGHTS	18
NO NEVADA PACIFIC SHAREHOLDER VOTE REQUIRED	18
VALUATION REQUIREMENTS FOR INSIDER BIDS	18
REGULATORY MATTERS	18
ACCOUNTING TREATMENT	18
RISK FACTORS	19

i

APPENDIX E — FINANCIAL STATEMENTS OF TONE RESOURCES	E-1
APPENDIX F — UNAUDITED FINANCIAL STATEMENTS OF U.S. GOLD CANADIAN ACQUISITION CORPORATION	F-1
APPENDIX G — UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF U.S. GOLD	G-1
APPENDIX H — UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL STATEMENTS OF U.S. GOLD	H-1
APPENDIX I — RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE EXCHANGEABLE SHARES OF US GOLD CANADIAN ACQUISITION CORPORATION	I-1
APPENDIX J — FORM OF VOTING AND EXCHANGE TRUST AGREEMENT	J-1
APPENDIX K — FORM OF SUPPORT AGREEMENT	K-1
APPENDIX L — AMENDED OPINION OF VALUE	L-1
Opinion and Consent of Dufford & Brown, P.C.
Opinion and Consent of Fraser Milner Casgrain LLP
Opinion and Consent of Hogan & Hartson LLP
Consent of Stark Winter Schenkein & Co., LLP
Consent of Davidson & Company LLP
Consent of Ernst & Young LLP
Consent of PricewaterhouseCoopers LLP
Consent of Amisano Hanson, Chartered Accountants
Consent of Pincock, Allen & Holt
Consent of Ross Glanville and Associates Ltd. and Bruce McKnight Minerals Advisor Service
Form of Letter of Acceptance and Transmittal
Form of Notice of Guaranteed Delivery

ABOUT THIS PROSPECTUS

We have filed with the SEC a registration statement on Form S-4, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the business and financial information about U.S. Gold set forth in the registration statement, certain parts of which have been incorporated by reference into the registration statement in accordance with the rules and regulations of the SEC. You should review the registration statement and the exhibits to the registration statement for further information with respect to us and our securities.

References to “us,” “we,” “our” and similar terms refer to U.S. Gold.

IMPORTANT NOTE

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus.

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is unlawful. The offer is not being made or directed to, nor is this document being mailed to, nor will deposits be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to extend the offer to shareholders in any such jurisdiction.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the dates of the documents incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and periodic reports and proxy statements and file or furnish other information with the SEC. The SEC maintains a web site (http://www.sec.gov) on which these reports, proxy statements and other information are made available. These reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Nevada Pacific files audited annual financial statements, unaudited interim financial statements, management’s discussion and analysis of financial statements and results of operations, annual information forms, proxy statements or information circulars and other information with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval, or SEDAR. These filings are available on www.sedar.com.

THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF ACCEPTANCE AND TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY CONTAIN IMPORTANT INFORMATION. YOU SHOULD CAREFULLY READ THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS AND INFORMATION OF
U.S. GOLD FOR U.S. SHAREHOLDERS

The SEC allows us to “incorporate by reference” certain information we have filed with them into this prospectus. This means that we can disclose important information about us by referring U.S. shareholders to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. For U.S. shareholders, the prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.

The following documents filed with the SEC are incorporated by reference into this prospectus:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on April 7, 2006;

•	Quarterly Reports on Form 10-QSB or Form 10-QSB/A for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006, filed with the SEC on May 22, 2006, August 24, 2006 and November 14, 2006, respectively;

•	Current Reports on Form 8-K filed with the SEC on February 27, March 6, March 31, May 1, June 30, July 6, July 7, July 25, August 8, August 9, August 29, September 6, October 20, November 28, November 30, and December 7, 2006 (except to the extent any information contained in a current report is furnished to, and not filed with, the SEC); and

•	Any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the earlier of the date that the offer is consummated or the date the offer is terminated.

These documents incorporated by reference form an important part of this prospectus and investors should review all such documents. In particular, the information relating to us contained directly in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Additionally, descriptions contained or incorporated by reference in this prospectus as to the contents of any contract or other document filed as an exhibit to our filings may not contain all of the information which is of interest to you. You should refer to the copy of the contract or other document filed as an exhibit to our filings. You may review our subsequent reports filed from time to time with the SEC on Forms 10-KSB, 10-QSB and 8-K and any amendments thereto. See the section entitled “Where You Can Find More Information” on page iv of this prospectus.

You may request a copy of these filings incorporated herein by reference, including exhibits to these documents that are specifically incorporated by reference, at no cost to you, by writing or calling us at the following address or telephone number:

Corporate Secretary
U.S. Gold Corporation
2201 Kipling Street, Suite 1000
Lakewood, Colorado 80215-1545
303-238-1438

In order to obtain timely delivery, you must request the information no later than [     ], which is five business days before the proposed expiry date of the offer.

INFORMATION CONCERNING NEVADA PACIFIC

We have not had complete access to the non-public books and records of Nevada Pacific. We have obtained the information about Nevada Pacific contained in this prospectus from Nevada Pacific and publicly available sources. Nevada Pacific files audited annual financial statements, unaudited interim financial statements, management’s discussion and analysis, proxy statements or information circulars and other information with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval, or SEDAR. The information concerning Nevada Pacific contained in this prospectus, including Appendix A (Information Concerning Nevada Pacific), has been taken from Nevada Pacific’s Annual Information Form for the fiscal year ended June 30, 2006 and dated October 24, 2006, as filed on SEDAR. The information contained in this prospectus about Nevada Pacific, including Appendix A(Information Concerning Nevada Pacific) and all reconciliations of Nevada Pacific’s financial information, which Nevada Pacific prepares in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, to U.S. generally accepted accounting principles, or U.S. GAAP, included in the historical and pro forma financial information contained in this prospectus are based exclusively on information taken directly from Nevada Pacific’s public reports and securities filings or on information provided to us by Nevada Pacific, unless expressly noted otherwise. Although we have no reason to doubt the accuracy or completeness of the information relating to Nevada Pacific, we are not in a position to independently assess or verify this information, including Nevada Pacific’s financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information about Nevada Pacific, Coral Gold, White Knight and Tone Resources contained in this prospectus” on page 20 of this prospectus.

v

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and certain other documents we filed or will file with the SEC (as well as information included in other documents accompanying this prospectus or included in other statements made by us, our representatives, and information about Nevada Pacific Gold Ltd., or Nevada Pacific, Coral Gold Resources Ltd., or Coral Gold, White Knight Resources Ltd., or White Knight, and Tone Resources Limited, or Tone Resources) may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts, often will be phrased in the future-tense, and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. Forward-looking statements that relate to U.S. Gold or our business are based on our beliefs and expectations about future events, and include statements that reflect management’s plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans.

Although we believe that the expectations reflected in any forward-looking statements are reasonable, any or all of the forward-looking statements in this prospectus or in documents accompanying this prospectus may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus and in documents accompanying this prospectus, some of which are beyond our control, will be important in determining U.S. Gold’s future performance following a combination, if any, of the businesses or assets of U.S. Gold and Nevada Pacific, Coral Gold, White Knight and Tone Resources, which we refer to in this prospectus as the target companies. Consequently, actual results may differ materially from those predicted in or that might be anticipated from forward-looking statements. Therefore, you should not regard such forward-looking statements as a representation that the predictions or expectations reflected in the forward-looking statements will be achieved, and you should not place undue reliance on such forward-looking statements.

Uncertainties that could affect the accuracy of forward-looking statements, besides the specific risk factors identified in the section entitled “Risk Factors” beginning on page 19 of this prospectus, include:

•	decisions of foreign countries and banks within those countries;

•	technological changes in the mining industry;

•	the level of demand for our products;

•	changes in our business strategy;

•	interpretation of drill hole results and the geology, grade and continuity of mineralization;

•	the uncertainty of reserve estimates and timing of development expenditures;

•	unexpected changes in business and economic conditions;

•	changes in interest rates and currency exchange rates;

•	timing and amount of production;

•	changes in mining, processing and overhead costs;

•	access and availability of materials, equipment, supplies, labor and supervision, power and water;

•	results of current and future exploration activities;

•	results of pending and future feasibility studies;

•	local and community impacts and issues;

•	accidents and labor disputes; and

•	commodity price fluctuations.

We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-KSB, 10-QSB and 8-K and any amendments thereto. As noted in the section entitled

“Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” beginning on page iv of this prospectus, several of these reports are incorporated by reference into this prospectus.

REPORTING CURRENCIES AND FINANCIAL PRINCIPLES

All references to “$” or “dollars” in this document refer to United States dollars, unless otherwise indicated. All financial information contained in this prospectus is reported in U.S. dollars unless otherwise noted. References to Canadian dollars in this prospectus are indicated as “Cdn$”.

Our financial statements are prepared in accordance with U.S. GAAP. The target companies’ audited consolidated financial statements and the notes thereto are stated by each respective target company to have been prepared in accordance with Canadian GAAP. All reconciliations of the target companies’ financial data from Canadian GAAP to U.S. GAAP and, where applicable, from Canadian dollars to U.S. dollars included in the historical and pro forma financial information contained in this prospectus are based on information taken directly from the target companies’ public reports and filings or provided to us by the target companies unless expressly noted otherwise.

SUMMARY

This summary highlights information more fully described elsewhere in this prospectus and may not contain all the information that is important to you. This summary is not intended to be a substitute for the information contained in this prospectus and is qualified in its entirety by the more detailed descriptions provided elsewhere in this prospectus and in the documents incorporated by reference, including the section “Risk Factors” beginning on page 19 of this prospectus and our consolidated pro forma financial statements and notes.

The Offerors

U.S. Gold

We are engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, also known as the Cortez Trend, approximately 45 miles northwest of the town of Eureka in north-central Nevada. We are presently in the exploration stage at the Tonkin Springs property. We have not generated revenue from mining operations since 1990.

We were organized as a corporation under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation.

Our principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado, 80215 and our telephone number is (303) 238-1438. Our website is www.usgold.com. Information contained on the website is not incorporated by reference into this prospectus and you should not consider information contained on the website as part of this prospectus. Our common stock is listed on the Toronto Stock Exchange, or the TSX, under the symbol “UXG” and on the AMEX under the symbol “UXG.” We are subject to the reporting requirements of the Exchange Act and, as such, file or furnish reports and other information with the SEC from time to time.

In addition to this offer to purchase all of the outstanding common shares of Nevada Pacific, we expect to commence separate offers to purchase all of the outstanding common shares of each of Coral Gold, White Knight and Tone Resources at the same time as the offer or as soon as practicable following, among other things, the completion or updating by Coral Gold and Tone Resources, respectively, of formal valuations of their common shares and the consideration being offered for them under those offers, obtaining any necessary consents from the respective auditors of Coral Gold, White Knight and Tone Resources and satisfaction of other regulatory requirements. Like Nevada Pacific, each of these companies conducts mineral exploration activities in the Cortez Trend in Nevada and has mineral exploration properties that are adjacent to or near our Tonkin Springs property. We believe the significant benefits to combining U.S. Gold, Nevada Pacific, Coral Gold, White Knight and Tone Resources include:

•	a larger land position within the Cortez Trend and a larger exploration program;

•	a stronger cash position and reduced costs;

•	enhanced trading liquidity and better market focus; and

•	greater technical expertise.

Upon successful completion of the offers to purchase the outstanding common shares of Nevada Pacific, Coral Gold, White Knight and Tone Resources, which we refer to in this prospectus as the strategic offers, our combined company would strive to become the premier exploration company in Nevada. However, Nevada Pacific shareholders should be aware that the successful completion of any or all of our offers to purchase all of the outstanding shares of Coral Gold, White Knight and Tone Resources is not a condition of this offer. See the section entitled “Intentions of the Offerors — Strategic Rationale for the Offer” on page 56 of this prospectus.

Canadian Exchange Co.

Our wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation we incorporated under the Business Corporations Act (Alberta) solely for the purpose of making the strategic offers. Canadian Exchange Co. has no significant assets and has not engaged in any business or other activities to date.

In connection with this offer and the other strategic offers, Canadian Exchange Co. will issue its exchangeable shares in exchange for the validly tendered and not validly withdrawn common shares of each of Nevada Pacific, Coral Gold, White Knight and Tone Resources. The exchangeable shares are being issued in connection with the offers to achieve intended tax efficiencies, as described in the sections entitled “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” on pages 61 and 71, respectively, of this prospectus. The exchangeable shares are exchangeable into shares of our common stock on a one-for-one basis and are intended to have, to the extent practicable, the same economic, voting and other rights of our common stock. Under the exchangeable share provisions, the holders of the exchangeable shares will be entitled to elect one of the three directors of Canadian Exchange Co. See the section entitled “The Offer — Exchangeable Shares” on page 34 of this prospectus.

Canadian Exchange Co.’s executive office is located at 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5 and its telephone number is (780) 423-7100.

Nevada Pacific

Nevada Pacific is a producer of gold and silver in Mexico and is engaged in gold and silver exploration and development activities in Mexico and the western United States, primarily Nevada. Its Mexican exploration portfolio covers approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine in Sinaloa, Mexico. Its Nevada property portfolio consists of exploration stage properties with over 85 square miles of mineral rights, including portions of the Battle Mountain/ Cortex and Carlin Trends. Nevada Pacific is based in Vancouver, British Columbia and was incorporated under the laws of the Province of British Columbia on March 11, 1997 under the former Company Act (British Columbia).

Nevada Pacific’s principal executive offices are located at Suite 750, 625 Howe Street, Vancouver, British Columbia, V6C 2T6. Nevada Pacific’s common shares are listed on the TSX-V under the symbol “NPG-V,” and it is a reporting issuer in the Provinces of British Columbia and Alberta and files its continuous disclosure documents with the securities regulatory authorities in those provinces. These documents are available without charge at www.sedar.com.

The Offer

Nevada Pacific Common Shares

We are offering to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding common shares of Nevada Pacific, including any common shares that may be issued after the date of the offer and prior to its expiry time. Each Nevada Pacific common share which is tendered in the offer and accepted for purchase will be exchanged for 0.23 of an exchangeable share of Canadian Exchange Co. The exchangeable shares will, under the circumstances described in this prospectus, be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis.

Your participation in the offer and the receipt of the exchangeable shares may result in different tax consequences, depending upon facts specific to you. You should carefully review the description of the tax consequences of the proposed transactions under the sections entitled “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations,” on pages 61 and 71, respectively, of this prospectus, and you are encouraged to seek independent tax advice with respect to your specific circumstances.

Warrants, Options or Other Securities

The offer is being made only for common shares of Nevada Pacific and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of Nevada Pacific. Any holder of these securities who wishes to accept the offer must first exercise those securities and tender the common shares issued upon exercise in advance of the expiry time of the offer in accordance with the procedures described under the sections entitled “The Offer — Time for Acceptance” and “— Manner of Acceptance” on pages 44 and 45, respectively, of this prospectus. However, after completion of the offer, we may implement a subsequent acquisition transaction to acquire full ownership of Nevada Pacific, which we expect we would structure so that any Nevada Pacific warrants would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and so that the Nevada Pacific stock option plan would be assumed or adopted by us and options to purchase Nevada Pacific common shares would entitle the option holders to purchase shares of our common stock, in each case with appropriate adjustments to the exercise price of any warrant or option. See the section entitled “The Offer — Other Terms — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Fractional Shares

Fractional exchangeable shares will not be issued in the offer. Instead, the number of exchangeable shares to be issued to each tendering shareholder will be either rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For purposes of this rounding, all Nevada Pacific common shares deposited by a tendering shareholder will be aggregated.

Total Expected Issuance of U.S. Gold Shares

Based on information provided by Nevada Pacific as of December 4, 2006, the total number of Nevada Pacific common shares that are outstanding or underlying outstanding options or warrants is 87,395,171. Based on this number and the exchange ratio of 0.23 of an exchangeable share of Canadian Exchange Co., we expect to issue approximately 20,100,889 exchangeable shares of Canadian Exchange Co. in connection with the offer. The disclosure in this prospectus regarding the anticipated effects of the transactions on our voting power and our shareholders’ ownership percentage in us after giving effect to the proposed acquisition of Nevada Pacific and the other target companies and upon the exchange of the exchangeable shares for shares of our common stock is based on this expectation.

Background and Reason for the Issuance of the Exchangeable Shares

The exchangeable shares are being issued in connection with this offer in lieu of U.S. Gold common stock to enable, to the extent permissible and applicable, the Nevada Pacific shareholders to take advantage of a full or partial tax deferral (rollover) available under the Income Tax Act (Canada), as amended, or the Tax Act, as described in the sections entitled “The Offer — Exchangeable Shares” on page 34 of this prospectus, “Material Canadian Federal Income Tax Considerations” on page 61 of this prospectus and “Material U.S. Federal Income Tax Considerations” on page 71 of this prospectus. The exchangeable shares, by virtue of the redemption and exchange rights attaching to them and the provisions of the Voting and Exchange Trust Agreement and the Support Agreement described below, are intended to provide the holders with the economic and voting rights that are, as nearly as practicable, equivalent to those of a share of common stock of U.S. Gold.

Conditions of the Offer

The offer is subject to a number of conditions, which are described below under the heading “The Offer — Conditions of the Offer” on page 42 of this prospectus and include that:

(i) at least the greater of (1) 66 2/3% of Nevada Pacific common shares deemed outstanding on a fully-diluted basis or (2) 80% of the issued and outstanding Nevada Pacific common shares shall have been validly deposited at the time the Nevada Pacific common shares are accepted for purchase under the offer;

(ii) Nevada Pacific shall not have entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing our ability to acquire Nevada Pacific or otherwise diminishing our expected economic value of the acquisition of Nevada Pacific;

(iii) the additional shares of common stock of U.S. Gold issuable upon exchange of the exchangeable shares offered under this offer shall have been approved for listing on the TSX and the AMEX, and the exchangeable shares shall have been approved for listing on the TSX;

(iv) the registration statement of which this prospectus is a part for the exchangeable shares and the shares of our common stock that may be issued upon the exchange of the exchangeable shares shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC;

(v) all necessary orders shall have been obtained from relevant Canadian securities regulatory authorities in respect of the exchangeable shares to be issued in the offer, the shares of our common stock that may be issued upon the exchange of any such exchangeable shares and the resale of the exchangeable shares or shares of our common stock;

(vi) our shareholders shall have approved prior to the expiry time (1) an amendment to our articles of incorporation to create a new class of our stock comprised of one share of preferred stock, designated Series A Special Voting Preferred Stock, no par value, to be issued in connection with the strategic offers; (2) the issuance of the exchangeable shares of Canadian Exchange Co. in connection with the strategic offers, and (3) the issuance of an equivalent number of shares of common stock of U.S. Gold upon the exchange of the exchangeable shares; and

(vii) all necessary approvals, consents, clearances or waivers have been obtained or received from any governmental regulatory agency, authority or commission in connection with the offer.

Time and Manner of Acceptance

The offer is open for acceptance, unless withdrawn or extended at our sole discretion, until 5:00 p.m. (Vancouver Time) on [     ], 2007, or the expiry time. We may extend or change the expiry time to any later time or times and date or dates as we may fix from time to time, as described under the heading “The Offer — Extension of the Expiry Time or Variation or Change of the Offer” on page 44 of this prospectus.

You may accept the offer by depositing the originally executed certificate or certificates representing Nevada Pacific common shares you desire to tender, together with a duly completed and signed letter of transmittal (printed on blue paper), at the offices of Kingsdale Shareholder Services Inc., which is acting as depositary, specified in the letter of transmittal at or before the expiry time of the offer. The offer will be deemed to be accepted only if the depositary has actually received these documents at or before the expiry time of the offer. If your shares are registered in the name of a broker, dealer, bank, trust company or other nominee you should request your nominee to effect the transaction. If your stock certificate for your Nevada Pacific common shares is not immediately available or has been lost, you may use the procedures for guaranteed delivery set forth in the notice of guaranteed delivery (printed on green paper). See the section entitled “The Offer — Manner of Acceptance” on page 45 of this prospectus.

Acceptance for Purchase of, and Payment for, Deposited Nevada Pacific Common Shares

If all conditions described in the section entitled “The Offer — Conditions of the Offer” on page 42 of this prospectus have been satisfied or waived by us, in which case the condition or conditions waived by us will be waived with respect to all Nevada Pacific shareholders, at the expiry time, all Nevada Pacific common shares that have been properly deposited and not withdrawn will be required, in accordance with applicable U.S. and Canadian law, to be accepted by us for purchase and paid for through the issuance of exchangeable shares promptly following the expiry time and pursuant to Canadian law, in any event, not later than 10 days after the expiry time. Canadian law also requires that the exchangeable shares be issued to all holders of Nevada Pacific common shares accepted for purchase within three business days of our accepting those shares for purchase. For the purposes of this prospectus, the term business day means, in the U.S., any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Denver, Colorado under applicable law, and means, in Canada, any day other than a Saturday, Sunday or statutory holiday in Toronto, Ontario. See the section entitled “The Offer — Acceptance for Purchase of, and Payment for, Deposited Nevada Pacific Common Shares” on page 47 of this prospectus.

Right to Withdraw

All deposits of Nevada Pacific common shares under the offer are irrevocable, unless withdrawn by a Nevada Pacific shareholder. Shareholders may withdraw any deposited common shares before the common shares are accepted by us, if we have not issued the exchangeable shares in consideration for these shares within three business days after having been accepted, and under certain other circumstances. See the section entitled “The Offer — Right to Withdraw” on page 49 of this prospectus.

Risk Factors

An investment in the exchangeable shares and the business combination with Nevada Pacific are subject to certain risks. See the section entitled “Risk Factors” beginning on page 19 of this prospectus.

Dissenters’ Rights

No dissenters’ rights are available in connection with the offer. However, if after completion of the offer we determine to acquire any remaining interests in Nevada Pacific by way of a plan of arrangement or other similar transaction, Nevada Pacific’s remaining shareholders may have the right to dissent and demand payment of the fair value of their common shares under Section 238 of the Business Corporations Act (British Columbia). If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their common shares. This judicially determined fair value of Nevada Pacific common shares could be more or less than the amount paid per Nevada Pacific common share in the subsequent acquisition transaction or in the offer. See the section entitled “The Offer — Other Terms — Dissenters’ Rights” on page 52 of this prospectus.

Purpose of the Offer

We are making the offer in order for us ultimately to acquire, directly or indirectly, all of the issued and outstanding Nevada Pacific common shares. If the conditions of the offer are satisfied or waived and we accept for purchase and pay for Nevada Pacific common shares validly tendered in the offer, we currently intend to acquire, directly or indirectly, any remaining outstanding Nevada Pacific common shares in accordance with applicable law by way of a subsequent acquisition transaction. See the section entitled “The Offer — Other Terms — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Subsequent Acquisition Transaction

We or Canadian Exchange Co. intend to cause a special meeting of Nevada Pacific shareholders to be held following completion of the offer to consider a statutory plan of arrangement under which:

(i) all remaining outstanding Nevada Pacific common shares would be exchanged for exchangeable shares of Canadian Exchange Co. in order to acquire full ownership of Nevada Pacific;

(ii) warrants to purchase Nevada Pacific common shares would be exchangeable for warrants to purchase exchangeable shares of Canadian Exchange Co., with appropriate adjustments to the exercise prices of these warrants;

(iii) Nevada Pacific shareholders who did not deposit their common shares under the offer would be entitled to receive exchangeable shares in the same exchange ratio offered in the offer; and

(iv) the Nevada Pacific stock option plan would be assumed or adopted by U.S. Gold so that options under that plan would be exercisable for shares of U.S. Gold common stock with appropriate adjustments to the exercise prices of these options.

See the section entitled “The Offer — Other Terms — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Plans for Nevada Pacific

Upon successful completion of the offer and any subsequent acquisition transaction, we intend to take appropriate actions to optimize and rationalize the combined entities’ assets, operations, management, personnel, general and administrative functions and corporate structure. If permitted by applicable law, subsequent to the completion of the offer and any subsequent acquisition transaction, if necessary, we intend to delist the Nevada Pacific common shares from the TSX-V and cause Nevada Pacific to cease to be a reporting issuer under the securities laws of all applicable jurisdictions.

Other Target Companies

Each of the other target companies is an exploration stage company based in Vancouver, British Columbia engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada.

Coral Gold.  Since Coral Gold’s 2002 fiscal year, Coral Gold has made aggregate principal expenditures of Cdn$4,616,090 on the Robertson mining claims in Nevada. We intend to offer to purchase all of the outstanding shares of Coral Gold on the basis of 0.63 of an exchangeable share for each common share of Coral Gold. Coral

Gold’s common shares are listed on the TSX-V under the symbol “CGR-V” and on the OTCBB under the symbol “CGREF.”

White Knight.  In 1993, White Knight began to acquire gold exploration properties in Nevada and has focused solely on exploration and operation of properties in Nevada since that time Currently, White Knight’s efforts are exploratory in nature in each of the 18 Nevada properties where it holds an interest. White Knight continues to explore for projects to acquire in Nevada. We intend to offer to purchase all of the outstanding shares of White Knight on the basis of 0.35 of an exchangeable share for each common share of White Knight. White Knight’s common shares are listed on the TSX-V under the symbol “WKR-V.”

Tone Resources.  Tone Resources is focused on gold and holds substantially all interests in eight projects (10 claim groups) in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resources’ properties are located near infrastructure facilities of currently producing gold mines. We intend to offer to purchase all of the outstanding shares of Tone Resources on the basis of 0.26 of an exchangeable share for each common share of Tone Resources. Tone Resources’ common shares are listed on the TSX-V under the symbol “TNS-V” and quoted on the Pink Sheets under the symbol “TONRF.”

Audited financial statements and unaudited interim financial statements of Coral Gold, White Knight and Tone Resources are included in Appendices C, D and E, respectively, of this prospectus.

Interests of Certain Related Parties in the Offer

As of the date of this prospectus, Robert R. McEwen, the Chairman of our board of directors and our Chief Executive Officer, beneficially owns 12,500,000 Nevada Pacific units, each of which consists of one common share and one warrant to purchase one common share at a per share price of $0.50, 6,921,213 of which expire on December 14, 2007, and 5,578,787 of which expire on May 11, 2008. Based on information provided to us by Nevada Pacific as of December 4, 2006, Mr. McEwen’s ownership interest, assuming exercise of all warrants held by him, represents approximately 30% of the outstanding Nevada Pacific common shares. In addition, Mr. McEwen was a member of the Board of Directors of Nevada Pacific from December 22, 2005 until May 18, 2006, when he resigned from the Board. Mr. McEwen also beneficially owns 1,250,000, 9,552,427 and 5,000,000 common shares (assuming exercise of all outstanding warrants to purchase common shares held by him) of Coral Gold, White Knight and Tone Resources, respectively, which represents approximately 18%, 16% and 22%, respectively, of the outstanding common shares of these companies based on information provided to us by these companies. As a shareholder of each target company and of U.S. Gold, Mr. McEwen may have interests that differ from the holders of Nevada Pacific common shares. See the section entitled “Relationships Between the Offerors and Nevada Pacific” on page 59 of this prospectus.

Certain Effects of the Strategic Offers

If all of the strategic offers are successfully completed and the subsequent acquisitions consummated to the extent necessary, the voting power of our existing shareholders will be diluted. It is expected that the former shareholders of Nevada Pacific, Coral Gold, White Knight and Tone Resources will own, in the aggregate exchangeable shares entitling them to approximately 48% of the aggregate voting power of U.S. Gold (or approximately 47% on a fully-diluted basis). As a result of the strategic offers, we may experience a change in control, although it appears unlikely that will be the case upon issuance of the shares due to Mr. McEwen’s ownership in the target companies. See the section entitled “Relationships Between the Offerors and Nevada Pacific — Beneficial Ownership of and Trading in Securities of Nevada Pacific” on page 59 of this prospectus. If all of the strategic offers are successfully completed and the subsequent acquisitions consummated to the extent necessary, the former shareholders of Nevada Pacific, Coral Gold, White Knight and Tone Resources other than Mr. McEwen will own, in the aggregate, exchangeable shares entitling them to approximately 40% of the aggregate voting power of U.S. Gold) (or approximately 37% on a fully-diluted basis).

Selected Historical Financial Data of U.S. Gold

The following are selected consolidated financial data for U.S. Gold for each of the years in the five-year period ended December 31, 2005 and for the nine months ended September 30, 2006 and 2005. The information with respect to each of the years in the five-year period ended December 31, 2005 has been derived from and should be read in conjunction with the audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-KSB for the fiscal years ended December 31, 2005 filed with the SEC on April 7, 2006 and our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the SEC on March 30, 2005. The information with respect to the nine-month periods ended September 30, 2006 and 2005 has been derived from and should be read in conjunction with our unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as filed with the SEC on November 14, 2006. The unaudited financial statement data includes, in our opinion, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of our financial position and results of operations for these periods. Certain documents we filed with the SEC are incorporated by reference into this prospectus. See the sections entitled “The Offerors — U.S. Gold” on page 31 and “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page iv of this prospectus. All of our historical financial data is presented in accordance with U.S. GAAP. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

This selected historical financial data should be read together with the summary selected unaudited pro forma consolidated financial information beginning on page 9 of this prospectus.

U.S. Gold Historical Financial Data

	Nine Months Ended		Fiscal Year Ended
	September 30,		December 31,
	2006	2005	2005	2004	2003	2002	2001
					($ in thousands except share data)

Operating data
Other income	$1,884	$1,038	$1,052	$39	$636	$56	$560
Net loss from operations before cumulative-effect gain on accounting change	$(63,985)	$(2,346)	$(2,991)	$(794)	$(1,027)	(1,375)	$(136)
Net loss	$(63,985)	$(2,346)	$(2,991)	$(794)	$(623)	$(1,375)	$(136)
Basic and diluted loss per share	$(1.76)	$(0.10)	$(0.12)	$(0.04)	$(0.04)	$(0.09)	$(0.01)
Weighted average shares	36,366,608	23,495,593	25,931,172	20,028,173	17,696,098	15,334,157	14,011,400
Balance sheet data
Cash, cash equivalents and short term investments	$60,641	$1,351	$678	$75	$198	$4	$72
Inventories	0	0	0	0	0	0	0
Property, plant and equipment	593	14	53	104	8	15	25
Other assets	6,217	3,740	4,810	1,256	1,595	3,455	3,406
Total assets	$67,451	$5,105	$5,541	$1,435	$1,801	$3,474	$3,503
Current liabilities	$4,235	$120	$1,791	$35	$80	$434	$29
Long-term obligations	9	0	16	570	545	545	420
Other long-term liabilities and deferred gain	2,842	1,807	1,201	0	0	1,826	1,826
Shareholders’ equity	60,365	3,178	2,533	830	1,176	669	1,228
Total liabilities and shareholders’ equity	$67,451	$5,105	$5,541	$1,435	$1,801	$3,474	$3,503

Selected Historical Financial Data of Nevada Pacific

The following selected historical financial data of Nevada Pacific is derived from Nevada Pacific’s publicly filed consolidated financial statements for each of the years in the five-year period ended June 30, 2006 and for the three months ended September 30, 2006. This summary data should be read together with Nevada Pacific’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Appendix A (Information Concerning Nevada Pacific) and Nevada Pacific’s financial statements and the accompanying notes included in Appendix B (Financial Statements of Nevada Pacific). Nevada Pacific’s publicly filed financial statements are, according to Nevada Pacific, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects and are presented in U.S. dollars, unless otherwise indicated. See the section entitled “Reporting Currencies and Financial Principles” on page vii of this prospectus and Note 17 to Nevada Pacific’s financial statements contained in Appendix B (Financial Statements of Nevada Pacific). Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

Nevada Pacific Selected Historical Financial Data

	Three
	Months
	Ended
	September 30,		For the Years Ended June 30
	2006	2005	2006	2006	2005	2005	2004	2004	2003	2002
			(Canadian	U.S.	(Canadian	U.S.	(Canadian	U.S.	(Canadian	(Canadian
			GAAP)	GAAP	GAAP)	GAAP	GAAP)	GAAP(1)	GAAP)	GAAP)

Operating data
Gold sales revenue	$753	$2,186	$6,649	$6,649	$5,175	$8,091	$—	$2,654	$—	$—
Mine operating earnings (loss)	$(48)	$(1,141)	(2,371)	$(2,189)	838	$(3,243)	$—	$(758)	$—	$—
Net income (loss)	$(748)	$(1,597)	$(5,021)	$(6,395)	$(2,382)	$(7,114)	$(1,937)	$(3,663)	$(1,092)	$(440)
Basic and diluted earnings (loss) per share	$(0.01)	$(0.03)	$(0.08)	$(0.11)	$(0.05)	$(0.14)	$(0.06)	$(0.12)	$(0.06)	$(0.03)
Balance sheet data
Cash and cash equivalents	$3,545	$356	$3,660	$3,660	$957	$957	$598		$88	$923
Inventories	463	3,171	394	394	4,527	4,373	2,448		—	—
Property, plant and equipment	13,205	13,305	13,306	8,648	13,389	8,704	10,560		11	14
Mineral properties	5,508	3,647	4,662	—	3,106	—	2,455		1,487	1,413
Other assets	587	443	517	517	590	590	786		95	188

Total assets	$23,308	$20,922	$22,539	$13,219	$22,569	$14,624	$16,847		$1,681	$2,538

Total current liabilities	$1,014	$1,493	$1,195	$1,195	$1,783	$1,783	$5,211		$96	$171
Total long-term liabilities	1,740	1,777	1,797	1,797	$1,742	1,742	1,632		—	—
Shareholders’ equity	20,554	17,652	$19,547	10,227	$19,044	11,099	$10,004		$1,585	$2,367

Total liabilities and shareholders’ equity	$23,308	$20,922	$22,539	$13,219	$22,569	$14,624	$16,847		$1,681	$2,538

(1)	Balance sheet information under U.S. GAAP as at June 30, 2004 is not available.

Summary Selected Unaudited Pro Forma Consolidated Financial Data for U.S. Gold and Nevada Pacific

The following summary selected unaudited pro forma consolidated financial data has been prepared to give effect to our proposed acquisition of Nevada Pacific as if it had been completed on January 1, 2005.

The selected unaudited pro forma consolidated financial data presented below are presented in accordance with U.S. GAAP and in U.S. dollars. Because Nevada Pacific has a different fiscal year end and interim period than U.S. Gold, and its financial statements are prepared in accordance with Canadian GAAP, we have prepared the following unaudited pro forma financial data in accordance with U.S. GAAP based on quarterly financial data, including reconciliations from Canadian GAAP to U.S. GAAP provided to us by Nevada Pacific. The selected unaudited pro forma consolidated financial data presented below are for illustrative purposes only and are not necessarily indicative of the actual operating results or financial position that would have resulted if we and Nevada Pacific had combined at the beginning of the periods presented, nor is it necessarily indicative of any future operating results or financial position of U.S. Gold if combined with Nevada Pacific. To construct the pro forma financial information, we allocated the proposed purchase price of Nevada Pacific using our best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to the business of Nevada Pacific, the assumptions and estimates reflected herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma consolidated financial data below are preliminary and subject to change. In addition, the selected unaudited pro forma consolidated financial data presented below does not reflect any potential operating efficiencies of the combined entities. For additional information concerning the basis of presentation of the pro forma consolidated financial information, see the notes to the unaudited pro forma consolidated financial statements set forth in Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold) to this prospectus.

We have not had complete access to the non-public books and records of Nevada Pacific. As a result, some of the historical financial information regarding Nevada Pacific used by us in the preparation of this summary has been derived from the publicly filed documents of Nevada Pacific. Although we have no reason to doubt the accuracy or completeness of Nevada Pacific’s publicly filed documents or of the financial data it has provided to us for purposes of preparing the following unaudited pro forma consolidated financial data, we are not in a position to independently assess or verify that information, including its financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this prospectus regarding Nevada Pacific, Coral Gold, White Knight and Tone Resources” on page 20 of this prospectus. This summary data should be read together with the unaudited pro forma consolidated financial statements as at and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 included in Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold) and in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold), which are incorporated into and form part of this prospectus.

Data for Canadian Exchange Co. has not been included because it had not yet been formed or did not conduct business during any of the periods discussed below.

U.S. Gold and Nevada Pacific
Summary Selected Unaudited Pro Forma Consolidated Financial Data

	Year Ended	Nine Months Ended
U.S. GAAP	December 31, 2005	September 30, 2006
	(US$ in thousands, except per share data)

Operating data
Mining revenue	$8,881	$3,696
Other income	$1,168	$1,994
Net loss from operations before cumulative-effect gain on accounting change	$(7,607)	$(68,970)
Net loss	$(7,607)	$(68,970)
Basic and diluted loss per share	$(0.18)	$(1.31)
Weighted average shares	42,161,161	52,596,597
Balance sheet data
Cash, cash equivalents and short term investments		$64,186
Inventories		463
Property, plant and equipment		9,140
Mineral properties and deferred exploration costs		130,340
Other assets		6,805
Total assets		$210,934
Current liabilities		$6,043
Long-term obligations		9
Other long-term liabilities and deferred gain		33,255
Shareholders’ equity		171,627
Total liabilities and shareholders’ equity		$210,934

Summary Selected Unaudited Pro Forma Consolidated Supplementary Financial Data for U.S. Gold and Nevada Pacific, Coral Gold, White Knight and Tone Resources

The following summary selected unaudited pro forma consolidated supplementary financial data has been prepared to give effect to all of our proposed acquisitions of Nevada Pacific, Coral Gold, White Knight and Tone Resources as if all of them had been completed on January 1, 2005.

The selected unaudited pro forma consolidated financial data presented below are presented in accordance with U.S. GAAP and in U.S. dollars and are constructed as a result of each of the target companies having different fiscal year ends than U.S. Gold. The selected unaudited pro forma consolidated financial data presented below are for illustrative purposes only and are not necessarily indicative of the actual operating results or financial position that would have resulted if we and any or all of the target companies had combined at the beginning of the periods presented, nor is it necessarily indicative of any future operating results or financial position of U.S. Gold if combined with one or more of the target companies. To construct the pro forma financial information, we allocated the proposed purchase price of each target company using our best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to the businesses of any of the target companies, the assumptions and estimates reflected herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma consolidated financial data below are preliminary and subject to change. In addition, the selected unaudited pro forma consolidated financial data presented below does not reflect any potential operating efficiencies resulting from the acquisitions. For additional information concerning the basis of presentation of the pro forma consolidated financial information, see the notes to the unaudited pro forma consolidated financial statements set forth in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold) to this prospectus.

We have not had complete access to the non-public books and records of Nevada Pacific, Coral Gold, White Knight and Tone Resources. As a result, some of the historical financial information regarding Nevada Pacific, Coral Gold, White Knight and Tone Resources used by us in the preparation of this summary has been derived in part from the publicly filed documents of Nevada Pacific, Coral Gold, White Knight and Tone Resources. In addition, because the target companies have different fiscal year ends than U.S. Gold, and their respective financial statements are prepared in accordance with Canadian GAAP and, with the exception of Nevada Pacific, in Canadian dollars, we have prepared the following unaudited pro forma financial data in U.S. dollars and in accordance with U.S. GAAP based on quarterly financial data, including reconciliations from Canadian GAAP to U.S. GAAP, provided to us by Nevada Pacific, Coral Gold, White Knight and Tone Resources. Although we have no reason to doubt the accuracy or completeness of the publicly filed documents of Nevada Pacific, Coral Gold, White Knight and Tone Resources or of the financial data they have provided to us for purposes of preparing the following unaudited pro forma consolidated financial data, we are not in position to independently assess or verify that information, including any financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this prospectus regarding Nevada Pacific, Coral Gold, White Knight and Tone Resources” on page 20 of this prospectus.

This summary data should be read together with our unaudited pro forma consolidated supplementary financial statements as at December 31, 2005 and for the year then ended, and as at September 30, 2006, included in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold), which are incorporated into and form part of the prospectus.

Data for Canadian Exchange Co. has not been included because it had not yet been formed or did not conduct business during any of the periods discussed below.

Summary Selected Unaudited Pro Forma
Consolidated Supplementary Financial Data
for U.S. Gold and Nevada Pacific, Coral Gold,
White Knight and Tone Resources

	Year Ended	Nine Months Ended
U.S. GAAP	December 31, 2005	September 30, 2006
	($ in thousands except per share data)

Operating data
Mining revenue	$8,881	$3,696
Other income	$1,511	$2,346
Net loss from operations before cumulative-effect gain on accounting change	$(12,407)	$(76,685)
Net loss	$(12,407)	$(76,685)
Basic and diluted loss per share	$(0.17)	$(0.93)
Weighted average shares	72,389,945	82,825,381
Balance sheet data
Cash, cash equivalents and short term investments		$80,266
Inventories		463
Property, plant and equipment		10,099
Mineral properties and deferred exploration costs		363,158
Other assets		7,814
Total assets		$461,800
Current liabilities		$8,169
Long-term obligations		9
Other long-term liabilities and deferred gain		85,563
Shareholders’ equity		368,059
Total liabilities and shareholders’ equity		$461,800

Unaudited Historical and Pro Forma Comparative Per Share Information

The following tables summarize unaudited per share information for U.S. Gold and Nevada Pacific separately on a historical basis and on an equivalent unaudited pro forma consolidated basis to give effect to our acquisition of Nevada Pacific as if it had been completed on January 1, 2005. This information should be read in conjunction with:

•	Our audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our unaudited consolidated interim financial statements included in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006;

•	Nevada Pacific’s audited consolidated financial statements for the fiscal year ended June 30, 2006 included in Appendix B (Financial Statements of Nevada Pacific);

•	Our unaudited pro forma consolidated financial statements as at December 31, 2005 and for the year then ended included in Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold); and

•	Our unaudited pro forma consolidated supplementary financial statements as at December 31, 2005 and September 30, 2006, and for the year and interim period then ended, respectively, included in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold).

Each of the above is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page iv of this prospectus.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position that would have resulted if we and Nevada Pacific, or we and any or all of the target companies had combined at the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

The historical book value per share is computed by dividing total shareholders’ equity by the number of shares outstanding at the end of the period. The unaudited pro forma consolidated income per share is computed by dividing the unaudited pro forma consolidated income from continuing operations available to holders of common stock by the unaudited pro forma consolidated weighted average number of shares outstanding. The unaudited pro forma consolidated book value per share is computed by dividing total unaudited pro forma consolidated shareholders’ equity by the unaudited pro forma consolidated number of common stock outstanding at the end of the period. The historical per share information of U.S. Gold and Nevada Pacific was derived from our and Nevada Pacific’s respective historical annual financial statements and are constructed as a result of Nevada Pacific having a different fiscal year end and interim period than U.S. Gold.

We have not had complete access to the non-public books and records of Nevada Pacific. We have, however, obtained the information contained in or incorporated herein relating to Nevada Pacific from Nevada Pacific and from publicly available sources. Although we have no reason to doubt the accuracy or completeness of the public filings of Nevada Pacific, we are not in a position to independently assess or verify that information, including any financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this prospectus regarding Nevada Pacific, Coral Gold, White Knight and Tone Resources” on page 20 of this prospectus.

	Nine Months Ended	Year Ended
	September 30, 2006	December 31, 2005

U.S. Gold — Historical
Historical per common share:
Income per basic share	$(1.76)	$(0.12)
Income per diluted share	$(1.76)	$(0.12)
Dividends declared	$0	$0
Book value per share	$1.21	$0.08

	Three Months Ended	Year Ended
	September 30, 2006	June 30, 2006

Nevada Pacific — Historical (Canadian GAAP)
Historical per common share:
Income per basic share	$(0.01)	$(0.08)
Income per diluted share	$(0.01)	$(0.08)
Dividends declared	$0	$0
Book value per share	$0.29	$0.28

	Three Months Ended	Year Ended
	September 30, 2006	June 30, 2006

Nevada Pacific — Historical (U.S. GAAP)
Historical per common share:
Income per basic share	$(0.02)	$(0.08)
Income per diluted share	$(0.02)	$(0.08)
Dividends declared	$0	$0
Book value per share	$0.15	$0.16

	Nine Months Ended	Year Ended
	September 30, 2006	December 31, 2005

Unaudited Pro Forma Condensed Combined U.S. Gold and Nevada Pacific (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
Income per basic share	$(1.31)	$(0.18)
Income per diluted share	$(1.31)	$(0.18)
Dividends declared	$0	$0
Book value per share	$2.59	$—

	Nine Months Ended	Year Ended
	September 30, 2006	December 31, 2005

Unaudited Pro Forma Condensed Combined U.S. Gold and Nevada Pacific, Coral Gold, Tone Resources and White Knight (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
Income per basic share	$(0.93)	$(0.17)
Income per diluted share	$(0.93)	$(0.17)
Dividends declared	$0	$0
Book value per share	$3.82	$—

Currency Exchange Rates

The following table sets forth the rate of exchange for one U.S. dollar expressed in Canadian dollars, for each period indicated: (i) the exchange rate at the end of the period; (ii) the average rate; and (iii) the high and low rates for each year. For the purposes of this section, rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

	Nine Months Ended		Year Ended December 31,
	September 30,		(Cdn$)
	2006	2005	2005	2004	2003	2002	2001

High rate during year	$—	$—	$1.2703	$1.3970	$1.5750	$1.6128	$1.5849
Low rate during year	—	—	1.1560	1.1775	1.2923	1.5108	1.4933
Rate at end of period	1.1151	1.1607	1.1656	1.2034	1.2923	1.5800	1.5925
Average rate for period	1.1324	1.2237	1.2083	1.2984	1.3916	1.5702	1.5519

On March 3, 2006, the last trading day before the announcement of our proposed business combination with Nevada Pacific, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn$1.1352. On December 4, 2006, the most recent trading day practicable before the filing of this prospectus, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn$1.1454. The table below sets forth the high and low exchange rate for one U.S. dollar expressed in Canadian dollars for each month during the past six months preceding the date of this offer.

	High	Low
	(Cdn$)

June 2006	$1.1240	$1.0991
July 2006	1.1514	1.1112
August 2006	1.1312	1.1078
September 2006	1.1272	1.1056
October 2006	1.1384	1.1154
November 2006	1.1474	1.1275
December 1, 2006 to December 4, 2006	1.1454	1.1445

Comparative Market Data

The Nevada Pacific common shares are currently traded on the TSX-V under the symbol “NPG-V.” Our common stock is listed on the TSX under the symbol “UXG” and on the AMEX under the symbol “UXG.” The following table sets forth the closing prices of the Nevada Pacific common shares as reported on the TSX-V and shares of our common stock as reported on the TSX and the OTCBB on (1) March 3, 2006, the last trading day preceding the public announcement of the proposed business combination with Nevada Pacific and (2) December 4, 2006, the most recent trading day practicable before the filing of this prospectus. Our common stock began trading on the TSX on August 30, 2006 and was quoted on the OTCBB until it began trading on the AMEX on December 11, 2006.

	TSX		OTCBB		TSX-V
	March 3,	December 4,	March 3,	December 4,	March 3,	December 4,
Issuer	2006	2006	2006	2006	2006	2006
	(Cdn$)		($)		(Cdn$)

Nevada Pacific	$—	$—	$—	$—	$1.20	1.20
U.S. Gold	—	5.83	5.65	5.14	—	—

Comparative Per Share Market Price and Dividend Information

The following table sets forth, for each of the calendar quarters ending on the dates indicated, the reported high and low sales prices per share, and the average daily trading volumes, reported by the TSX-V, the TSX and the OTCBB, as applicable. Neither we nor Nevada Pacific declared dividends on our respective shares during these periods.

Data for Canadian Exchange Co. has not been included because it had not yet been formed or did not conduct business during any of the periods discussed below. Our common stock began trading on the TSX on August 30, 2006 and was quoted on the OTCBB until it began trading on the AMEX on December 11, 2006.

	U.S. Gold			U.S. Gold			Nevada Pacific
	OTCBB			TSX			TSX-V
			Avg.			Avg.			Avg.
			Daily			Daily			Daily
	High	Low	Volume	High	Low	Volume	High	Low	Volume
	($)			(Cdn$)			(Cdn$)

2004
March 31	$1.85	$0.81	77,486	$—	$—	—	$1.60	$0.92	213,531
June 30	1.06	0.61	42,638	—	—	—	1.50	0.85	70,741
September 30	0.75	0.40	44,432	—	—	—	1.12	0.83	95,818
December 31	0.57	0.40	24,155	—	—	—	1.11	0.74	139,839
2005
March 31	0.44	0.37	44,061	—	—	—	0.96	0.75	102,858
June 30	0.60	0.30	24,751	—	—	—	0.96	0.51	71,957
September 30	2.82	0.35	304,298	—	—	—	0.91	0.55	151,524
December 31	3.96	1.94	243,627	—	—	—	0.90	0.34	392,056
2006
March 31	9.09	3.48	276,535	—	—	—	1.65	0.81	351,113
June 30	10.30	5.75	310,081	—	—	—	2.10	1.00	281,621
September 30	9.20	3.95	242,550	7.50	4.48	18,005	1.51	0.94	88,052
Through December 4	5.45	4.05	327,518	6.40	4.61	22,553	1.25	0.89	67,607

Investment Considerations

We believe that the consideration offered for the Nevada Pacific common shares under the offer is fair. You are urged to consider the following factors in making your decision to accept the offer:

(i) the consideration offered represents a premium for Nevada Pacific shareholders of approximately 23% based on the closing prices of Nevada Pacific common shares on the TSX-V and the shares of common stock of U.S. Gold on the OTCBB on March 3, 2006, the last trading day prior to the announcement of this offer, and a premium for Nevada Pacific shareholders of approximately 12% based on the closing prices of

Nevada Pacific common shares on the TSX-V and the shares of common stock of U.S. Gold on the TSX on December 4, 2006, the most recent trading day practicable before the filing of this prospectus;

(ii) we believe that there are significant benefits to bringing together U.S. Gold with Nevada Pacific and with the three other target companies exploring in the Cortez Trend in Nevada;

(iii) the liquidity and trading price of the Nevada Pacific common shares may be adversely affected if we are not successful in acquiring 100% of the Nevada Pacific common shares; and

(iv) the Nevada Pacific common shares may fail to meet the criteria for continued listing on the TSX-V even if we are not successful in acquiring 100% of the outstanding Nevada Pacific common shares.

Additional factors we urge you to consider when determining whether to accept the offer are set forth in the section entitled “Investment Considerations” on page 58 of this prospectus.

Income Tax Considerations

Material Canadian Federal Income Tax Considerations

The disposition of Nevada Pacific common shares (and ancillary rights as defined in the section entitled “Material Canadian Federal Income Tax Considerations — Receipt of Ancillary Rights” on page 61 of this prospectus) in the offer may be a taxable event to a Canadian resident Nevada Pacific shareholder. However, a Canadian resident Nevada Pacific shareholder who disposes of his or her Nevada Pacific common shares for consideration that includes exchangeable shares (and ancillary rights) and who makes a valid tax election with Canadian Exchange Co. and filed such election in the prescribed form and within the prescribed time may obtain a full or partial tax deferral (rollover) of any capital gains otherwise arising upon the disposition of those shares. A Nevada Pacific shareholder who is not a Canadian resident and for which the Nevada Pacific common shares is not “taxable Canadian property” will not be subject to tax under the Tax Act on the disposition of those shares.

The exchangeable shares may be “qualified investments” for Registered Retirement Savings Plans, Registered Retirement Income Funds, Deferred Profit Sharing Plans and Registered Education Savings Plans for Canadian income tax purposes provided they are listed on a “prescribed stock exchange” (which currently includes the TSX).

A more detailed description of the Canadian federal income tax consequences of the offer is set forth below under the heading “Material Canadian Federal Income Tax Considerations” on page 61 of this prospectus. Nevada Pacific’s Canadian resident shareholders should be aware that the Canadian federal income tax consequences of the offer may depend upon their own individual situations, and that participating in the offer may subject them to federal, provincial or foreign tax consequences that are not discussed in this prospectus. You are urged to consult your own tax advisor for a full understanding of the tax consequences of participating in the offer.

Material U.S. Federal Income Tax Considerations

The offer is structured with the intent to qualify as a tax-deferred exchange under Sections 368 or 351 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, provided that certain conditions and requirements are met. However, Nevada Pacific has stated that it believes that it has been and may continue to be a “passive foreign investment company” or “PFIC” within the meaning of Section 1297 of the Code. We have not verified whether this is the case. If Nevada Pacific is a PFIC, a U.S. shareholder of Nevada Pacific who has not made certain elections under the PFIC rules will be subject to tax under a special tax regime applicable to PFICs on gain realized with respect to the exchange of such shareholder’s Nevada Pacific shares for exchangeable shares and will not be eligible for tax-deferred treatment. Moreover, there is no direct authority addressing the proper characterization of instruments similar to the exchangeable shares and the exchange of common stock for exchangeable shares for U.S. federal income tax purposes. As a result, there is uncertainty concerning the treatment of the exchange of Nevada Pacific common shares. No rulings from the U.S. Internal Revenue Service or opinions of counsel will be requested in connection with the offer on the U.S. tax consequences of the offer.

You should be aware that the U.S. federal income tax consequences of the offer may depend upon your own individual situation, including your situation with respect to the PFIC rules, and that participating in the offer may subject you to state, local or foreign tax consequences that are not discussed in this prospectus. You are urged to consult your own tax advisor for a full understanding of the tax consequences of participating in the offer. See the section entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders of Nevada Pacific Common Shares” on page 71 of this prospectus.

Comparison of Shareholder Rights

The governing documents and laws of the respective jurisdictions of incorporation of U.S. Gold and Nevada Pacific vary; therefore, holders of Nevada Pacific common shares who tender their shares in the offer will have different rights once they become our shareholders or holders of exchangeable shares. See the section entitled “Comparison of Shareholder Rights” on page 79 of this prospectus.

No Nevada Pacific Shareholder Vote Required

Because we are offering to purchase Nevada Pacific’s common shares directly from Nevada Pacific’s shareholders, there is no vote required of either Nevada Pacific’s board of directors or shareholders to complete this offer. A subsequent vote of Nevada Pacific’s board of directors and shareholders may be required for any subsequent merger or acquisition transaction that is effected after the closing of the offer. At that time we would control the vote of Nevada Pacific’s shareholders necessary to effect any subsequent transaction requiring approval by Nevada Pacific’s shareholders. In that event, Nevada Pacific’s remaining shareholders would be entitled to dissenter’s rights as described under the section entitled “The Offer — Other Terms — Dissenters’ Rights” on page 52 of this prospectus.

Valuation Requirements for Insider Bids

The offer is an “insider bid” within the meaning of applicable Canadian securities legislation by virtue of Mr. Robert R. McEwen’s equity interest in both U.S. Gold and Nevada Pacific. As a result, a formal valuation of the Nevada Pacific common shares and of the exchangeable shares in exchange for them is required. A special committee of the board of directors of Nevada Pacific engaged independent valuators to prepare the formal valuation. Under applicable Canadian securities legislation, the formal valuation must be prepared as of an effective date that is not more than 120 days before the date of the offer. See the section entitled “Valuation Requirements for Insider Bids” on page 89 of this prospectus.

Regulatory Matters

Our obligation to accept for purchase and pay for Nevada Pacific common shares tendered in the offer is conditioned upon obtaining all governmental or regulatory consents or approvals that U.S. Gold, in its sole discretion, views as necessary or desirable to enable us to consummate the offer, on terms and conditions satisfactory to us. See the section entitled “Regulatory Matters” on page 95 of this prospectus.

Accounting Treatment

If consummated, the transactions described in this prospectus will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Nevada Pacific. See the section entitled “Accounting Treatment” on page 96 of this prospectus.

RISK FACTORS

An investment in shares of our common stock or the exchangeable shares of Canadian Exchange Co. involves certain risks. You should consider the following discussion of risks in addition to the other information in this prospectus before depositing and exchanging your common shares of Nevada Pacific. In addition to historical information, the information in this prospectus contains “forward-looking” statements about U.S. Gold’s future business and performance, as described above in “Forward-Looking Statements.” Our actual future business, operating results, financial performance and the price of our common stock or the exchangeable shares of Canadian Exchange Co. may be very different from what we expect as of the date of this prospectus. The risks below address some of the specific risks and uncertainties relating to the offer, the subsequent acquisitions we have planned if all of the conditions set forth in the section entitled “Conditions of the Offer” are satisfied, the proposed integration of U.S. Gold and Nevada Pacific, and the receipt and ownership of shares of common stock of U.S. Gold or exchangeable shares of Canadian Exchange Co. You should also consider the risk factors set forth in U.S. Gold’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page iv of this prospectus.

Business Combination Risks

Shareholders may receive securities with a market value lower than they expected.

If you tender your Nevada Pacific common shares and we accept those shares for purchase, you will receive 0.23 of an exchangeable share of Canadian Exchange Co. for each of your shares. The exchangeable shares of Canadian Exchange Co. will be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis and are expected to be roughly equal in value to shares of U.S. Gold common stock. Based on the closing prices of Nevada Pacific common shares on the TSX-V and the shares of common stock of U.S. Gold on the TSX on March 3, 2006, the last trading day prior to the announcement of this offer, the value of the exchangeable shares of Canadian Exchange Co. being offered for your shares represented a premium of approximately 23%. Based on the closing prices of Nevada Pacific common shares on the TSX-V and the shares of common stock of U.S. Gold on the TSX on December 4, 2006, the most recent trading day practicable before the filing of this prospectus, the value of the exchangeable shares of Canadian Exchange Co. being offered for your shares represented a premium of approximately 12%. However, if the market price of U.S. Gold common stock declines before we accept your shares for purchase, the value of the consideration you will receive for your shares of Nevada Pacific will decline as well. The market price of our common stock may decline as a result of changes in, or market perceptions of changes in, the business, operations or prospects of U.S. Gold, market assessments of the likelihood we will be successful in completing the transactions described in this prospectus, regulatory considerations, general market and economic conditions and other factors over which we have no control.

If we are not successful in acquiring 100% of the common shares of Nevada Pacific, the liquidity and trading price of Nevada Pacific common shares not held by us may decline.

Our acquisition of any of the Nevada Pacific common shares will reduce the number of publicly-traded Nevada Pacific common shares and the number of Nevada Pacific shareholders. Depending on the number of Nevada Pacific shares that we successfully purchase in this offer, between the period that we accept the shares tendered under this offer for purchase and the time we complete the subsequent transactions that will make Nevada Pacific a wholly-owned subsidiary of U.S. Gold, the liquidity and market value of the Nevada Pacific shares that we do not own would likely decrease.

The exchange of your common shares in the offer could be taxable to U.S. holders of Nevada Pacific common shares.

We have structured our offer with the intent that the exchange of your Nevada Pacific common shares for exchangeable shares of Canadian Exchange Co. will qualify as a tax-deferred exchange under Sections 368 or 351 of the Code for U.S. federal income tax purposes. There is, however, no authority or guidance from the Internal Revenue Service addressing the particular structure of the transaction. In addition, Nevada Pacific believes that it is a passive foreign investment company, referred to as a “PFIC,” under Section 1297 of the Code for U.S. federal income tax purposes. We have not, however, independently assessed or verified Nevada Pacific’s PFIC status. If

Nevada Pacific is considered to be a PFIC, a U.S. shareholder of Nevada Pacific who has not made certain elections under the PFIC rules will be subject to tax on gain realized with respect to the exchange of such U.S. shareholder’s Nevada Pacific shares for exchangeable shares under a special tax regime applicable to PFICs and will not be eligible for tax-deferred treatment. You should be aware that the U.S. federal income tax consequences of the offer may depend upon your individual situation, including your situation with respect to the PFIC rules, and that participating in the offer may subject you to state, local or foreign tax consequences that are not discussed in this prospectus. We strongly urge you to consult your tax advisor for advice on the tax implications of the exchange of your shares of Nevada Pacific common shares for exchangeable shares of Canadian Exchange Co.

In the event we waive our right to withdraw or extend the offer where less than 80% of the issued and outstanding Nevada Pacific common shares are validly accepted for purchase or otherwise fails to obtain 80% of the issued and outstanding Nevada Pacific common shares for exchangeable shares, the offer will fail to qualify as a tax-deferred reorganization and the exchange may be taxable to U.S. holders of Nevada Pacific common shares.

The offer is subject to a number of closing conditions, which may be waived by us, including that at least the greater of (i) 66 2/3% of Nevada Pacific common shares deemed outstanding on a fully-diluted basis or (ii) 80% of the issued and outstanding Nevada Pacific common shares shall have been validly deposited at the time the Nevada Pacific common shares are accepted for purchase under the offer. One of the requirements that must be satisfied in order for an exchange of shares in the offer to qualify as a tax-deferred reorganization is that Canadian Exchange Co. must acquire ownership of at least 80% of Nevada Pacific shares solely for voting stock. If Canadian Exchange Co. accepts the shares tendered in the offer but obtains ownership of less than 80% of Nevada Pacific stock, the exchange of Nevada Pacific shares for exchangeable shares will not qualify as a tax-deferred reorganization for U.S. shareholders of Nevada Pacific and U.S. Shareholders of Nevada Pacific shareholders may be required to recognize gain, if any, realized from the consummation of the offer.

If enough Nevada Pacific shareholders sell their shares to us, publicly available information about Nevada Pacific may decrease.

After our purchase of Nevada Pacific shares in connection with this offer, the number of Nevada Pacific shareholders may be significantly reduced. If the number of Nevada Pacific shareholders is sufficiently reduced, Nevada Pacific may no longer be required to comply with the public reporting requirements under applicable securities legislation in any country or province. If Nevada Pacific is no longer required to comply with public reporting requirements, the information you receive about Nevada Pacific will be reduced, which could impact your ability to make an investment decision regarding the Nevada Pacific shares.

Nevada Pacific shares may fail to meet the criteria for continued listing on the TSX-V even if we are unsuccessful in acquiring 100% of the outstanding Nevada Pacific shares.

Nevada Pacific is currently listed on the TSX-V. The rules and regulations of the TSX-V establish certain criteria that, if not met, could lead to the delisting of shares from the TSX-V. Among such criteria are the number of shareholders of the listed company, the number of the listed company’s shares that are publicly held and the aggregate market value of the listed company’s shares that are publicly held. Depending on the number of Nevada Pacific shareholders that deposit Nevada Pacific shares and the number of Nevada Pacific shares we acquire, it is possible that following the completion of this offer and prior to the time that a subsequent acquisition transaction makes Nevada Pacific a wholly-owned subsidiary of U.S. Gold, the Nevada Pacific shares would fail to meet the criteria for continued listing on the TSX-V. If this were to happen, Nevada Pacific shares could be delisted from the TSX-V and this could, in turn, adversely affect the market or result in a lack of an established market for those shares. We intend to cause Nevada Pacific to apply to delist the Nevada Pacific common shares from the TSX-V as soon as practicable after the successful completion of this offer and a subsequent acquisition transaction of Nevada Pacific.

We have been unable to independently verify the reliability of information about Nevada Pacific, Coral Gold, White Knight and Tone Resources contained in this prospectus.

We have not had complete access to the non-public books and records of Nevada Pacific, Coral Gold, White Knight or Tone Resources. As a result, all historical information regarding Nevada Pacific, Coral Gold, White

Knight and Tone Resources contained in this prospectus, including all historical financial information used in connection with the preparation of the pro forma financial information reflecting the pro forma effects of a combination of (i) U.S. Gold and Nevada Pacific and (ii) U.S. Gold and all of Nevada Pacific, Coral Gold, White Knight and Tone Resources, has been derived from publicly-available documents and certain information the target companies have provided to us. We have no reason to doubt the accuracy or completeness of these publicly-available documents or other information. Nevertheless, there could be inaccuracies or material omissions in the publicly-available or other information about or relating to Nevada Pacific, Coral Gold, White Knight or Tone Resources. If there are such inaccuracies or material omissions, this prospectus may also contain inaccuracies or material omissions, which could result in unanticipated liabilities or expenses for us, and may increase the cost of integrating the companies. This would likely adversely affect the operational plans of the combined company and its results of operations and financial condition.

After the consummation of the offer, Nevada Pacific would become a majority-owned subsidiary of U.S. Gold and our interests as a majority shareholder could differ from yours.

After the consummation of the offer, we expect to own a sufficient number of Nevada Pacific common shares so that we would have the power to elect the directors, appoint new management, approve certain actions requiring the approval of Nevada Pacific shareholders, including adopting certain amendments to Nevada Pacific’s organizational and governing documents and approving mergers or sales of Nevada Pacific’s assets. In particular, after the consummation of the offer, we intend to acquire all of the Nevada Pacific common shares not deposited under the offer in a subsequent acquisition transaction, or, if a subsequent acquisition transaction is not available, to integrate Nevada Pacific and U.S. Gold by merger or other transaction whereby the operations of Nevada Pacific and U.S. Gold are combined. Our interests with respect to Nevada Pacific may differ from those of any remaining minority shareholders.

Change of control provisions in agreements triggered upon the acquisition of Nevada Pacific, Coral Gold, White Knight or Tone Resources may lead to adverse business or financial consequences.

Any of Nevada Pacific, Coral Gold, White Knight or Tone Resources may be a party to agreements that contain change of control provisions that may be triggered following our acquisition of the majority of the common shares of those companies. These change of control provisions, if triggered and not waived by any beneficiaries of those provisions, could result in termination of an agreement or in unanticipated expenses following our acquisition of shares of the relevant company and could adversely affect that company’s results of operations and financial condition. As mentioned above, we have not had complete access to the non-public books and records of Nevada Pacific, Coral Gold, White Knight or Tone Resources and do not know whether there are any change of control agreements or provisions in the agreements of the target companies, or the magnitude of payments or expenses or other adverse consequences, if any.

We may not be successful in completing the strategic offers described in this prospectus.

We are unable to predict when, if ever, our acquisitions of Nevada Pacific, Coral Gold, Tone Resources and White Knight will be completed. Further, management of one or more of the target companies may resist our efforts to complete those acquisitions. In addition, our current estimates of the value of these entities is based only on publicly available information, and we may determine through due diligence investigation of any or all of the target companies that acquiring one or more of them would be less advantageous than we currently believe. As a result of these or other factors, we may choose to terminate our acquisition efforts with, or be unable for other reasons to complete our acquisition of, one or more of the target companies. If we do not consummate the acquisition of one or more of those companies, the benefits of the acquisitions described in this prospectus may not be realized.

The integration of any target companies that we acquire will present significant challenges and may disrupt and adversely impact our business or may not occur as planned.

The offer for your Nevada Pacific common shares described in this prospectus has been made with the expectation that its successful completion will result in improved operations by taking advantage of the synergies of consolidation and enhanced growth opportunities of the combined company. These anticipated benefits will depend in part on whether U.S. Gold’s and Nevada Pacific’s operations can be integrated in an efficient and effective manner. These integration efforts will require the dedication of management resources, which will temporarily divert attention from the day-to-day business of the combined company. Most operational and strategic decisions, and certain staffing decisions, with respect to the combined company have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, including costs associated with complying with regulatory requirements we are not currently subject to, and the loss of key employees. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of the combined company’s business, which could have an adverse effect on the revenues and operating results of the combined company for an indeterminate period of time. The failure to successfully complete this integration process may prevent us from achieving the anticipated potential benefits of any such acquisition. If we fail to realize the anticipated benefits of any acquisition, the market value of our stock may be adversely affected.

Our shareholders may not approve the matters on which our offer is conditioned.

Our offer to acquire your shares is conditioned upon the approval by U.S. Gold shareholders, voting at a special shareholders’ meeting, of proposals relating to the offer. Among these proposals are the authorization and issuance of a new class of preferred stock of U.S. Gold and approval of the issuance of the stock of U.S. Gold that will be used as consideration for your shares. These proposals will require the affirmative vote of the holders of a majority of the shares of common stock of U.S. Gold voting at the meeting where a quorum is present. Our shareholders may not approve these proposals. If any of these proposals are not approved, we would not waive this condition to our offer and we would have no obligation to purchase your shares. Although we are unaware of any specific reason our shareholders would not approve these proposals, we cannot predict the outcome of the shareholder vote.

We will incur substantial costs in connection with the proposed acquisitions even if they are never completed.

We expect to incur acquisition-related expenses of approximately $6.5 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges in connection with the proposed acquisitions. These amounts are preliminary estimates and the actual amounts may be higher or lower. Moreover, we are likely to incur additional expenses in future periods in connection with the integration of any acquired company’s business with our business. Some of these expenses will be incurred even if we do not complete the proposed acquisitions.

Completion of one or more of the acquisitions would result in the issuance of a significant amount of additional U.S. Gold common stock which may in turn depress the trading price of our stock.

While no formal agreement has been reached with regard to the acquisition of one or more of the target companies, completion of one or more of those acquisitions would result in the issuance of a significant amount of our common stock. If all of the offers were completed on the terms currently proposed, of which there is no assurance, Canadian Exchange Co. would issue up to 46,575,401 exchangeable shares in consideration for the currently outstanding shares of the target companies, or up to 54,560,735 exchangeable shares if currently outstanding options and warrants of the target companies are exercised and the underlying common shares tendered in accordance with the offer. If all of the exchangeable shares that may be issued in the offers are exchanged for our common stock, it would represent an increase in the outstanding shares of U.S. Gold common stock of approximately 93% of the common stock we presently have outstanding, or 109% if all outstanding options and warrants of the target companies are exercised. The issuance of such a significant amount of common stock could depress the trading price of our common stock and you may lose all or a part of your investment.

Operational Risks

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

Upon completion of any of the acquisitions of Nevada Pacific, Coral Gold, White Knight or Tone Resources, substantial expenditures will be required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal or develop the mining and processing facilities and infrastructure at any of our newly-acquired properties or mine sites. We will be required to expend significant amounts for geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may not benefit from these investments if we are unable to identify commercially exploitable mineralized material. If we are successful in identifying reserves, we will require significant additional capital to construct a mill and other facilities necessary to extract those reserves. Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the state of the national and worldwide economy and the price of gold. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case, our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and the possible, partial or total loss of our potential interest in certain properties.

The ongoing operations and past mining activities of the target companies are subject to environmental risks, which we will assume after our acquisition of those companies and which could expose us to significant liability and delay, suspension or termination of our operations.

All phases of the operations of the target companies are subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on the properties in which we may hold interests in the future, including the properties of the target companies, that are unknown to us at the present and that have been caused by us, one of the target companies, or previous owners or operators, or that may have occurred naturally. Under applicable federal and state environmental laws, prior property owners may be liable for remediating any damage that those owners may have caused. Mining properties that the target companies may have transferred may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.

Our company is dependent on three persons, namely our Chairman and Chief Executive Officer, President and Chief Operating Officer and Vice President and Chief Financial Officer. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Ann S. Carpenter, our President and Chief Operating Officer, is responsible for company management and overseeing our exploration and regulatory compliance. William F. Pass, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. We rely heavily on these individuals for the conduct of our business. The loss of any of our existing officers would significantly and adversely affect our business and our ability to realize the perceived benefits of the acquisitions of the target companies. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to the stage of producing mines. Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

•	economically insufficient mineralized material;

•	fluctuations in production costs that may make mining uneconomical;

•	labor disputes;

•	unanticipated variations in grade and other geologic problems;

•	environmental hazards;

•	water conditions;

•	difficult surface or underground conditions;

•	industrial accidents;

•	metallurgical and other processing problems;

•	mechanical and equipment performance problems;

•	failure of pit walls or dams;

•	unusual or unexpected rock formations;

•	personal injury, fire, flooding, cave-ins and landslides; and

•	decrease in reserves due to a lower gold price.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

We do not insure against all risks to which we may be subject in our planned operations.

While we currently maintain insurance to insure against general commercial liability claims, our insurance will not cover all of the potential risks associated with our operations. For example, we do not have insurance on the mill at our Tonkin Springs property and we do not have business interruption insurance. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have a material adverse effect on the price of our common stock.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we expect that we will be required to furnish a report by our management on internal control over financial reporting for the fiscal year ending December 31, 2007. Such a report must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. This report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal control over financial reporting. While we believe our internal control over financial reporting is effective, we are still constructing the system and processing documentation and performing the evaluations needed to comply with Section 404, which is both costly and challenging. The completion of the acquisition transactions described in this prospectus and the subsequent integration of the target companies into our operations may make it more difficult for us to comply with Section 404. We may not be able to complete our evaluation, testing and required remediation, if any, in a timely fashion. If we are unable to assert that our internal control over financial reporting is effective, or if we disclose significant deficiencies or material weaknesses in our internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits.

The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the company. Our articles of incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Market Risks

A market for the exchangeable shares may not develop.

Because the shares of Canadian Exchange Co. may be exchanged, under the circumstances described in this prospectus, for shares of our common stock on a one-for-one basis, the economic value of those shares should be closely linked to the trading value of our common stock. Nevertheless, there can be no assurance that the exchangeable shares of Canadian Exchange Co. will be valued similarly to our common stock. If an active trading market in the exchangeable shares of Canadian Exchange Co. does not develop, or if after the exchangeable shares of Canadian Exchange Co. are listed on the TSX, the exchangeable shares do not continue to meet the listing requirements of the TSX, the market price of those shares may decline. Furthermore, although the exchangeable shares of Canadian Exchange Co. are exchangeable for our common stock, under the circumstances described in this prospectus, for an equivalent number of shares of common stock of U.S. Gold, the exchangeable shares of Canadian Exchange Co. have no trading history and will be less widely held than our common stock. This may cause those shares to trade at a lower market price, or to be less liquid, than either the Nevada Pacific common shares or our common stock.

Fluctuating gold prices could negatively impact our business plan.

The potential for profitability of our gold mining operations and the value of our mining property, currently and following completion of any of the proposed acquisitions of the target companies, are directly related to the market price of gold. The price of gold may also have a significant influence on the market price of our common stock. If we obtain positive drill results and progress our property to a point where a commercial production decision can be made, our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before any revenue from production would be received. A decrease in the price of gold at any time during future exploration and development may prevent our property from being economically mined or result in the writeoff of assets whose value is impaired as a result of lower gold prices. The price of gold is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, the purchase or sale of gold by central banks, and the political and economic conditions of major gold producing countries throughout the world.

During the last five years, the average annual market price of gold has ranged between $271 per ounce and $445 per ounce, as shown in the table below:

Average Annual Market Price of Gold

2001	2002	2003	2004	2005

$271	$310	$364	$406	$445

Although it may be possible for us in the future to protect against some price fluctuations by hedging if we identify commercially minable reserves on our mining property, the volatility of mineral prices represents a substantial risk, which no amount of planning or technical expertise can fully eliminate. In the event gold prices decline and remain low for prolonged periods of time, we might be unable to develop our property or produce any revenue.

Our stock price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with over the counter securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•	changes in the worldwide price for gold;

•	disappointing results from our exploration or development efforts;

•	failure to meet our revenue or profit goals or operating budget;

•	decline in demand for our common stock;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	technological innovations by competitors or in competing technologies;

•	investor perception of our industry or our prospects; and

•	general economic trends.

In addition, stock markets generally have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations are often unrelated to operating performance of a company and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

Risks Relating to Our Business

The feasibility of mining our property has not been established, meaning that we have not completed exploration or other work necessary to determine if it is commercially feasible to develop the property.

We are currently an exploration stage company. We have no proven or probable reserves on our property, and neither do Coral Gold or Tone Resources. A “reserve,” as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. A “mineral reserve” as defined under Canadian securities laws is the economically mineable part of a measured or indicated mineral resource demonstrated by a preliminary feasibility study. We have not carried out any feasibility study with regard to all or a portion of our Tonkin Springs property. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves or probable reserves on our properties or any of the properties we will acquire if the transactions described in this prospectus are completed.

The mineralized material identified in the Cortez Trend does not and may never have demonstrated economic viability. Substantial expenditures are required to establish reserves through drilling and there is no assurance that reserves will be established. The feasibility of mining in the Cortez Trend has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine, even if one is warranted. If we are unable to establish such reserves, the market value of our securities may decline, and you may lose some or all of your investment.

We are dependent upon production of gold or other precious metals from a single property, have incurred substantial losses since our inception in 1979, and may never be profitable.

Unless the offer for one or more of the target companies is successful, we are dependent on our one existing property. Since our inception in 1979, we have not been profitable. As of September 30, 2006, our accumulated deficit was approximately $102.5 million. To become profitable, we must identify additional mineralization and establish reserves at our mining property, and then either develop our property or locate and enter into agreements with third party operators. It could be years before we receive any revenues from gold production, if ever. We may suffer significant additional losses in the future and may never be profitable. We do not expect to receive revenue from operations in the foreseeable future, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

Historical production of gold at our Tonkin Springs property may not be indicative of the potential for future development or revenue.

Historical production of gold from our Tonkin Springs property came from relatively shallow deposits, and in very limited quantities for a very limited period of time. Although we intend to explore deeper zones in an effort to identify additional mineralized material, due to the uncertainties associated with exploration, including variations in geology and structure, there is no assurance that our efforts will be successful. Investors in our securities should not rely on our historical operations as an indication that we will ever place our mining property into commercial production again. We expect to incur losses unless and until such time as our property enters into commercial production and generates sufficient revenue to fund our continuing operations.

Our continuing reclamation obligations at the Tonkin Springs property could require significant additional expenditures.

We are responsible for the reclamation obligations related to disturbances located on the Tonkin Springs property. The current estimate of reclamation costs for existing disturbances on the property to the degree required by the Federal Bureau of Land Management (BLM) and Nevada Division of Environmental Protection is approximately $3.3 million. As required by applicable regulations, we currently have in place a cash bond in the amount of $3.1 million to secure the reclamation of the property and anticipate increasing that amount by approximately $376,000 upon approval of the revised reclamation plan filed in September and bonding associated with the property-wide exploration permit. Reclamation bond estimates are required to be updated every three years or prior to new disturbances taking place that are not already bonded. We updated the reclamation obligation during September 2006 as noted above. There is a risk that any cash bond, even if augmented upon update of the reclamation obligations, could be inadequate to cover the costs of reclamation which could subject us to additional costs for the actual reclamation obligations. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of our property.

Our ability to explore and operate our property depends on the validity of title to that property. The mineral properties making up the Tonkin Springs property and the property of the target companies consist of leases of unpatented mining claims and unpatented millsite claims. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. We have not obtained a title opinion on our entire property, and do not intend to obtain title opinions on any of the properties of the target companies, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

We remain at risk that the mining claims may be forfeited either to the United States, or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

A significant portion of the lode claims comprising our Tonkin Springs property are subject to a lease in favor of a third party which may expire in 2009 and which provides for a 5% royalty on production.

A total of 269 of our mining and millsite claims are subject to this lease. The lease requires annual payments of $150,000 or 455 ounces of gold, whichever is greater, and payment of a royalty of 5% of the gross sales price of gold or silver from the property before deduction of any expenses from the gross sales price. This lease may expire January 1, 2009. In the event we are unable to extend the lease or purchase the claims from the owner, we may be forced to forfeit the underlying claims, which in turn may adversely affect our ability to explore and develop the property. If we are successful in identifying sufficient mineralization to warrant placing the property into production, we will be obligated to pay the leaseholder a royalty of 5% of the production. The payment of this royalty, together with other royalties payable to third parties in respect of certain claims, will reduce our potential revenue.

We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining property.

In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin Springs property and we plan to obtain all required permits for drilling water wells to serve other property we may acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property.

Estimates of mineralized material at our Tonkin Springs property are based on drill results from shallow deposits and are not necessarily indicative of the results we may achieve from drilling at greater depths.

Previous operators at the Tonkin Springs property were focused on producing gold from shallow deposits in an effort to achieve immediate revenue. Our proposed drilling program for the remainder of 2006 and 2007 targets mineralization at greater depths and at different locations on our property. Estimates of mineralization in shallow zones is not necessarily indicative of mineralization at greater depths. In addition, estimates of mineralization are based on limited samples and many assumptions, and are inherently imprecise. Our ability to identify and delineate additional mineralization depends on the results of our future drilling efforts and our ability to properly interpret those results. We may be unable to identify any additional mineralization or reserves.

Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.

We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs. From time to time, specific properties or areas which would otherwise be attractive to us for exploration or acquisition may be unavailable to us due to their previous acquisition by other companies or our lack of financial resources. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

Risks Related to Our Securities

The exercise of outstanding options and warrants and the future issuances of our common stock will dilute current shareholders and may reduce the market price of our common stock.

As of December 7, 2006, we have outstanding options and warrants to purchase a total of 11,280,000 shares of our common stock, which if completely exercised, would dilute existing shareholders’ ownership by approximately 22%. A significant portion of the outstanding options are exercisable at prices significantly below the current market price of our common stock as of December 7, 2006. If the market price of our stock remains at or above the exercise price, it is likely that these options will be exercised. Our board of directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities underlying outstanding options as authorized by our board of directors in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our common stock.

A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.

Our executive officers and directors, together with our largest non-executive shareholders, beneficially own approximately 49.2% of our common stock as of December 7, 2006. After the completion of the transactions described in this prospectus, we anticipate that our executive officers and directors, together with our largest non-executive shareholders, will beneficially own approximately 32% of our common stock. Under our articles of incorporation and the laws of the State of Colorado, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, these individuals and entities will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our articles of incorporation or proposed mergers or other significant corporate transactions.

We have never paid a dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a dividend on our common stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, will likely be retained to finance our growth. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors, and will be at the discretion of our Board of Directors.

Governmental and Regulatory Risks

If we are unable to satisfy the compliance order issued with regard to our Tonkin Springs property, we may forfeit our mine permit.

In May 2005, the Nevada Division of Environmental Protection issued a notice of alleged violation relating to disturbances at a portion of the Tonkin Springs property where mining was formerly conducted under the mine permit. As a result of that notice, we are under a compliance order to submit and implement a final closure plan for the previous mining operation by November 15, 2006. In accordance therewith, we provided the Nevada Division of Environmental Protection with all requested documents related to the final closure plan and substantially completed work in accordance with the plan. However, final closure is not expected until after the completion of a site visit by the Nevada Division of Environmental Protection, which is expected to occur in mid- to late-December. Our failure or inability to satisfy the compliance order could cause us to forfeit our existing mine permit and adversely affect our ability to obtain additional necessary mining-related permits.

We are subject to changes in the regulatory environment where we operate and may face additional regulatory requirements as a result of the acquisition of the target companies.

Our mining operations and exploration activities are subject to extensive regulation governing various matters, including licensing, production, taxes, water disposal, toxic substances, mine safety, development and permitting, exports and imports, occupational health and safety, and environmental protections. As a result of the proposed acquisition of the target companies, we may face additional regulatory requirements that we are not currently subject to. For example, Nevada Pacific conducts mining operations in Mexico and is subject to Mexican environmental laws and foreign investment regulations under the Law of Foreign Investment, and must comply with the terms of exploration and exploitation concessions granted by the Mexican government in connection with its mining operations. Continued compliance with the regulations currently applicable to us and compliance with the new regulations that we may become subject to as a result of the acquisition of the target companies are expected to increase our costs, including the costs of planning, designing, drilling, operating, developing, constructing, and closure and reclamation. In addition, these laws and regulations are subject to frequent change and reinterpretation. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation of these laws and regulations could have a material adverse impact on us.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property.

Our operations, including our ongoing two-year exploration drilling program, require permits from the state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Tonkin Springs property will be adversely affected.

Legislation has been proposed that would significantly affect the mining industry.

Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our Tonkin Springs property. One such amendment has become law and has imposed a moratorium on patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our Tonkin Springs property. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral resources on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

THE OFFERORS

U.S. Gold

U.S. Gold is engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, also known as the Cortez Trend, approximately 45 miles northwest of the town of Eureka in north-central Nevada. We are presently in the exploration stage at the Tonkin Springs property. We have not generated revenue from mining operations since 1990.

U.S. Gold was organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation.

In July 2005, Robert R. McEwen became our largest shareholder by purchasing 11,100,000 shares of our common stock, representing 33.3% of our outstanding shares before the financing discussed immediately below. In August 2005, he became our Chairman and Chief Executive Officer. In November 2005, at a meeting of our shareholders, nominees of Mr. McEwen were elected as a majority of our board of directors. At that meeting, our shareholders also approved an increase in our authorized capital from 35,000,000 shares of common stock to 250,000,000 shares.

On February 22, 2006, U.S. Gold completed a private placement of 16,700,000 subscription receipts, with gross proceeds to us of $75,150,000. As part of that private placement, Mr. McEwen bought 667,000 subscription receipts, including 667,000 shares of common stock and warrants to purchase 333,500 shares of our common stock. As of the date of this prospectus, Mr. McEwen owns 11,767,000 shares of our common stock plus the 333,500 warrants, representing 24.0% of our outstanding shares (assuming the exercise of Mr. McEwen’s warrants).

We intend to hold a special meeting of shareholders, to be held at [     ] at [     ], local time, on [     ], 2007, at which U.S. Gold shareholders, as of December 29, 2006, the record date, will be asked to vote on matters necessary to enable us to acquire the target companies. An affirmative vote of a majority of the votes cast at the special meeting is required to approve the strategic offers. Abstentions and broker non-votes will have no effect on the outcome of any of the proposals voted at our special meeting. The number of shares of our common stock outstanding and entitled to vote at the special meeting is [     ]. Holders of our common stock do not have dissenters’ rights under Colorado law in connection with any of the matters to be acted on at the special meeting.

Information regarding the qualifications and compensation of our current directors and executive officers, such persons’ beneficial ownership of our securities and the existence of certain relationships and transactions between such individuals and us and our subsidiaries, can be found in our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on April 7, 2006, which is incorporated into and forms a part of this prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page iv of this prospectus. Financial and other information about U.S. Gold as of the end of the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 can be found in our quarterly reports on Form 10-QSB, filed with the SEC on May 22, 2006, August 24, 2006 and November 14, 2006, respectively, which is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page iv of this prospectus.

Our principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado, U.S.A. 80215 and our telephone number is (303) 238-1438. Our website is www.usgold.com. Information contained on the website is not incorporated by reference into this prospectus, and you should not consider information contained on the website as part of this prospectus.

Description of Our Capital Stock

Our authorized capital consists of 250,000,000 shares of common stock, no par value per share. As of December 7, 2006, we had 50,046,755 shares of common stock issued and outstanding.

The following discussion summarizes the rights and privileges of our capital stock. This summary is not complete, and you should refer to our articles of incorporation, as amended, which have been filed or incorporated as an exhibit to our annual report on Form 10-KSB/A for the fiscal year ended December 31, 2005, which is incorporated into and forms part of this prospectus.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to stockholders, including the election of directors. Cumulative voting for directors is not permitted. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible. All outstanding common stock is, and all common stock issuable upon exercise of warrants will be, when issued and paid for, fully paid and nonassessable. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding or otherwise reserved for issuance by us) by the affirmative vote of a majority of shares cast at a meeting of our security holders at which a quorum is present.

The holders of our common stock are entitled to dividends if, as and when declared by our board of directors from legally available funds. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and prior to liquidation rights, if any, of any series of outstanding preferred stock.

Pending shareholder approval at our special meeting in connection with the strategic offers, our authorized share capital will consist of 250,000,000 shares of common stock, no par value, and one share of preferred stock, no par value, designated Series A Special Voting Preferred Stock. See the section entitled “The Offer — Voting and Exchange Trust Agreement” on page 39 of this prospectus.

Our articles of incorporation and bylaws do not include any provision that would delay, defer or prevent a change in control of our company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of the company.

Additional information regarding our business and operations, description of property, management’s discussion and analysis of financial condition and results of operations is included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated into and forms part of the prospectus; our quarterly reports on Form 10-QSB for the quarter ended March 31, 2006, June 30, 2006 and September 30, 2006, which are incorporated into and forms part of the prospectus; Appendix F (Unaudited Financial Statements of U.S. Gold Canadian Acquisition Corporation); Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold); Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold) and Appendix I (Rights, Privileges, Restrictions and Conditions Attaching to the Exchangeable Shares of US Gold Canadian Acquisition Corporation) are incorporated into and form part of this prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page iv of this prospectus.

Canadian Exchange Co.

US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation incorporated under the Business Corporations Act (Alberta) and is our wholly-owned subsidiary. We formed Canadian Exchange Co. solely for the purpose of making the strategic offers. It has no significant assets or capitalization and has not engaged in any business or other activities to date. In connection with the strategic offers, among other things, Canadian Exchange Co. will acquire the benefit of the Support Agreement between U.S. Gold and Alberta ULC (see the section entitled “The Offer — Other Terms — Subsequent Acquisition Transaction” on page 52 of this prospectus for a description of Alberta ULC), and Canadian Exchange Co., and, to the extent the strategic offers are completed, will acquire common shares of Nevada Pacific, Coral Gold, White Knight and Tone Resources and incur liabilities in connection with the strategic offers. Canadian Exchange Co.’s registered office is located at 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5 and its telephone number is (780) 423-7100.

Robert R. McEwen, Ann S. Carpenter and William F. Pass are the current directors of Canadian Exchange Co. Each of Mr. McEwen, Ms. Carpenter and Mr. Pass has served as a director of Canadian Exchange Co. since Canadian Exchange Co.’s incorporation on April 18, 2006. The term of office of each director will expire not later than the close of the next annual meeting of shareholders of Canadian Exchange Co. In addition, Mr. McEwen currently serves as the Chairman and Chief Executive Officer, Ms. Carpenter currently serves as the President, and

Mr. Pass currently serves as the Vice President, Secretary and Treasurer, of Canadian Exchange Co. Additional information regarding Mr. McEwen, Ms. Carpenter and Mr. Pass is included in U.S. Gold’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page iv of this prospectus.

Additional information regarding Canadian Exchange Co. is included in Appendix F (Unaudited Financial Statements of U.S. Gold Canadian Acquisition Corporation), which is incorporated into and forms part of this prospectus.

In addition to an unlimited number of common shares, Canadian Exchange Co. is authorized to issue the exchangeable shares, as described in the section entitled “The Offer — Exchangeable Shares — Description of Exchangeable Shares” on page 35 of this prospectus, having substantially the attributes set out in Appendix I (Rights, Privileges, Restrictions and Conditions Attaching to the exchangeable shares of US Gold Canadian Acquisition Corporation), which is incorporated into and forms part of this prospectus.

THE OFFER

Offer to Purchase

Common Shares

We hereby offer to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding Nevada Pacific common shares, including any Nevada Pacific common shares that may be issued after the date of the offer and prior to the expiry time, on the basis of 0.23 of an exchangeable share of Canadian Exchange Co. for each Nevada Pacific common share. Each exchangeable share will, under the circumstances described herein, be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis.

You are encouraged to consult your own advisors regarding the tax consequences of the proposed transactions. You should carefully review the description of the tax consequences of the proposed transactions under the sections entitled “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” on pages 61 and 71, respectively, of this prospectus and you are encouraged to seek independent tax advice with respect to your specific circumstances.

Warrants, Options or Other Securities

Our offer is being made only for Nevada Pacific common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire Nevada Pacific common shares. Any holder of such securities who wishes to accept the offer must exercise those securities and deposit Nevada Pacific common shares in accordance with the offer. Any such exercise must be sufficiently in advance of the expiry time to permit Nevada Pacific common shares acquired on the exercise of those securities to be tendered in the offer in accordance with the procedures described under the sections entitled “— Time for Acceptance” and “— Manner of Acceptance” on pages 44 and 45, respectively of this prospectus. However, if, after completion of the offer, we implement a subsequent acquisition transaction, we intend to structure such transaction so that warrants would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and the Nevada Pacific stock option plan would be assumed or adopted by U.S. Gold. See the section entitled “— Subsequent Acquisition Transaction” on page 52 of this prospectus.

Fractional Shares

Fractional exchangeable shares will not be issued in the offer. Instead, the number of exchangeable shares to be issued to each tendering shareholder will be either rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For rounding purposes, all Nevada Pacific common shares deposited by a shareholder will be aggregated.

Total Expected Issuance of U.S. Gold Shares

Based on information provided by Nevada Pacific as of December 4, 2006, the total number of Nevada Pacific common shares that are outstanding or underlying outstanding options or warrants is 87,395,171. Based on this number and the exchange ratio of 0.23 of an exchangeable share of Canadian Exchange Co., we expect to issue approximately 20,100,889 exchangeable shares of Canadian Exchange Co. in connection with the offer. The disclosure in this prospectus regarding the anticipated effects of the transactions on our voting power and our shareholders’ ownership percentage in us after giving effect to the proposed acquisition of Nevada Pacific and the other target companies and upon the exchange of the exchangeable shares for shares of our common stock is based on this expectation.

Exchangeable Shares

Background and Reason for the Issuance of Exchangeable Shares

The exchangeable shares are being issued in connection with this offer in lieu of U.S. Gold common stock to enable, to the extent permissible and applicable, the Nevada Pacific shareholders to take advantage of a full or partial tax deferral (rollover) available under the Tax Act. The exchangeable shares by virtue of the redemption and exchange rights attaching to them and the provisions of the Voting and Exchange Trust Agreement which will be entered into between U.S. Gold, Alberta ULC, Canadian Exchange Co. and a trustee to be determined, and the Support Agreement, which will be entered into between U.S. Gold, Alberta ULC and Canadian Exchange Co., are

intended to provide the holders thereof with the economic and voting rights that are, as nearly as practicable, equivalent to those of a share of common stock of U.S. Gold. See the section entitled “Material Canadian Federal Income Tax Considerations” on page 61 of this prospectus.

You should be aware that, in the other strategic offers, it is our intention that shareholders of Coral Gold, White Knight and Tone Resources will also receive exchangeable shares in exchange for their shares in such companies.

Description of Exchangeable Shares

The exchangeable shares are exchangeable on a one-for-one basis at any time at the option of the holder of the exchangeable shares into shares of U.S. Gold common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the exchangeable shares and is qualified in its entirety by reference to the full text of the share provisions included in Appendix I (Rights, Privileges, Restrictions and Conditions Attaching to the Exchangeable Shares of US Gold Canadian Acquisition Corporation), which is incorporated into and forms part of this prospectus.

Retraction of Exchangeable Shares by Holders

Subject to the retraction call right described below, holders of exchangeable shares will be entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive the retraction price per exchangeable share to be satisfied by issuance of one share of common stock of U.S. Gold, plus the dividend amount, which for purposes of this prospectus we define as the full amount of all declared and unpaid dividends on the exchangeable shares and all dividends and distributions declared on a share of common stock of U.S. Gold that have not yet been declared on the exchangeable shares. Holders of exchangeable shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the exchangeable shares the holder desires to have Canadian Exchange Co. redeem, together with such other documents and instruments as may be required under the Business Corporation Act (Alberta), the articles of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co.

Upon receipt by Canadian Exchange Co. of a retraction request, Canadian Exchange Co. will promptly provide notice of this request to us and Alberta ULC. Instead of Canadian Exchange Co. redeeming the retracted shares, and provided that the retraction request is not revoked by the holder in the manner described below, we or Alberta ULC will have the right to purchase all but not less than all of the shares covered by the retraction request, which we refer to as our retraction call right. Under the retraction call right, we or Alberta ULC, as the case may be, will purchase from the holder and the holder will sell to us or Alberta ULC, as the case may be, the retracted shares. The retraction price per share will be equal to the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I and incorporated by reference in this prospectus as of the last business day prior to the retraction date (described below), which shall be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. The retraction date means the fifth business day after the date on which the retraction request is received by Canadian Exchange Co. See the section entitled “— Call Rights” on page 36 of this prospectus. In the event that we or Alberta ULC do not exercise the retraction call right, and provided that the retraction request is not revoked by the holder in the manner described below, Canadian Exchange Co. will redeem the retracted shares on the retraction date for the retraction price.

A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co. before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer will be deemed to have been revoked.

If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all exchangeable shares tendered by a retracting holder, Canadian Exchange Co. will redeem up to the maximum permissible number of exchangeable shares tendered by the holder. We or Alberta ULC will be required to purchase any exchangeable shares not redeemed by Canadian Exchange Co. in exchange for shares of our common stock on the retraction date under the optional exchange right described below. See the section entitled “— Voting and Exchange Trust Agreement — Optional Exchange Upon Canadian Exchange Co. Insolvency Event” on page 40 of this prospectus.

Distribution on Liquidation of Canadian Exchange Co.

In the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of exchangeable shares shall be entitled, subject to applicable law, to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any, for each exchangeable share. This liquidation amount will be paid to the holders of exchangeable shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, and is subject to the exercise by us or Alberta ULC of our or its liquidation call right described in the section entitled “— Liquidation Call Right” below.

Automatic Exchange Upon Liquidation of U.S. Gold

Under the Voting and Trust Agreement, in the event of our liquidation, all of the then outstanding exchangeable shares will be automatically exchanged for shares of our common stock. To effect an automatic exchange, we, or at our option, Alberta ULC, will purchase all of the exchangeable shares from the holders on the fifth business day prior to the effective date of a liquidation. The purchase price payable for each exchangeable share purchased in a liquidation of U.S. Gold will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any. See the section entitled “— Voting and Exchange Trust Agreement — Automatic Exchange Right Upon U.S. Gold Liquidation Event” on page 40 of this prospectus.

Redemption of Exchangeable Shares by Canadian Exchange Co.

The redemption date for the exchangeable shares will be the earlier of: (i) the seventh anniversary of the date on which exchangeable shares are first issued; and (ii) any date established by the board of directors of Canadian Exchange Co. for the redemption of exchangeable shares at such time as there are fewer than 10% of the total number of exchangeable shares issued in connection with the strategic offers (other than exchangeable shares held by us or our or its subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to exchangeable shares) outstanding.

Notice of the redemption date will be sent to us and Alberta ULC at the same time as it is sent to the holders of exchangeable shares and, notwithstanding any proposed redemption of the exchangeable shares, each of us and Alberta ULC will have a redemption call right to purchase all, but not less than all, of the outstanding exchangeable shares on the redemption date. The redemption price per share will equal the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to such redemption, which shall be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. See the section entitled “— Call Rights” below.

Unless the relevant Canadian tax legislation is amended, any Canadian tax deferral obtained by a shareholder who receives exchangeable shares under the offer will end on the exchange or redemption of exchangeable shares for shares of our common stock. Moreover, if our rights or the rights of Alberta ULC to acquire exchangeable shares from the holders of exchangeable shares, which we refer to as our or its call rights, are not exercised upon a redemption (including a retraction) of the exchangeable shares by Canadian Exchange Co., a holder of exchangeable shares may realize a dividend for Canadian tax purposes that may exceed the holder’s economic gain. A holder of exchangeable shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised or whether the relevant exchangeable shares are redeemed by Canadian Exchange Co. under the share provisions if the call rights are not exercised. See the sections entitled “Risk Factors” and “Material Canadian Federal Income Tax Considerations” on pages 19 and 61, respectively, of this prospectus. Subject to applicable law, and provided that we and Alberta ULC have not exercised the redemption call right, Canadian Exchange Co. will redeem all of the outstanding exchangeable shares upon at least 60 days prior notice to the holders of the exchangeable shares

Call Rights

In the circumstances described below, we and Alberta ULC will have certain overriding rights to acquire exchangeable shares from the holders. A holder of exchangeable shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised or whether the relevant exchangeable shares are redeemed by Canadian Exchange Co. if the call rights are not exercised. See the section entitled “Material Canadian Federal Income Tax Considerations” on page 61 of this prospectus.

Retraction Call Right

Under the share provisions, each of we and Alberta ULC have an overriding retraction call right to acquire all but not less than all of the exchangeable shares that a holder of exchangeable shares requests Canadian Exchange Co. to redeem. Alberta ULC is only entitled to exercise its retraction call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our retraction call right. The purchase price under the retraction call right is equal to the retraction call purchase price per share, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to the retraction date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any.

At the time of a retraction request by a holder of exchangeable shares, Canadian Exchange Co. will promptly notify us and Alberta ULC and either we or Alberta ULC must then advise Canadian Exchange Co. within five business days if we choose to exercise the retraction call right. If we or Alberta ULC do not advise Canadian Exchange Co. within the five-business day period, Canadian Exchange Co. will notify the holder as soon as possible thereafter that neither of us will exercise the retraction call right. Unless the holder revokes his or her retraction request, on the retraction date the exchangeable shares that the holder has requested Canadian Exchange Co. to redeem will be acquired by us or Alberta ULC (assuming either we or Alberta ULC exercise the retraction call right) or redeemed by Canadian Exchange Co., as the case may be, in each case for the retraction call purchase price as described in the preceding paragraph.

Liquidation Call Right

Under the share provisions, each of we and Alberta ULC have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the exchangeable shares then outstanding. Alberta ULC is only entitled to exercise its liquidation call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our liquidation call right. The purchase price under the liquidation call right is equal to the liquidation call exercise price per share, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to the effective date of such voluntary or involuntary liquidation, dissolution or winding up, or the liquidation date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us or Alberta ULC of the liquidation call right, the holders will be obligated to transfer their exchangeable shares to us or Alberta ULC, as the case may be. The acquisition by us or Alberta ULC of all of the outstanding exchangeable shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

To exercise the liquidation call right, we or Alberta ULC must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the exchangeable shares, and Canadian Exchange Co. of our or Alberta ULC’s intention to exercise this right at least 55 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Canadian Exchange Co. and at least five business days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Canadian Exchange Co. The transfer agent will notify the holders of exchangeable shares as to whether or not we or Alberta ULC have exercised the liquidation call right promptly after the expiry of the date by which the same may be exercised by us or Alberta ULC. If we or Alberta ULC exercise the liquidation call right on the liquidation date, we or Alberta ULC will purchase and the holders will sell all of the exchangeable shares for an amount equal to the liquidation call exercise price as described in the preceding paragraph.

Redemption Call Right

Under the share provisions, each of we and Alberta ULC have an overriding redemption call right, notwithstanding the proposed automatic redemption of the exchangeable shares by Canadian Exchange Co. in the share provisions, to acquire all but not less than all of the exchangeable shares then outstanding. Alberta ULC is only entitled to exercise its redemption call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our redemption call right. The purchase price under the redemption call right is equal to the redemption call purchase price, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to the redemption date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us or Alberta ULC of the redemption call right, the holders will be obligated to transfer their exchangeable shares to us or Alberta ULC, as the case may be.

To exercise the redemption call right, we or Alberta ULC must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the exchangeable shares, and Canadian Exchange Co. of our or Alberta ULC’s intention to exercise this right at least 30 days before the redemption date. The transfer agent will notify the holders of exchangeable shares as to whether or not we or Alberta ULC exercise the redemption call right promptly after the date by which the same may be exercised by us or Alberta ULC. If we or Alberta ULC exercise the redemption call right on the redemption date, we or Alberta ULC will purchase and the holders will sell all of the exchangeable shares for an amount equal to the redemption call purchase price as described in the preceding paragraph.

Effect of Call Rights Exercise

If U.S. Gold or Alberta ULC exercise one or more of its call rights, shares of our common stock will be directly issued to holders of exchangeable shares and we or Alberta ULC, as the case may be, will become the holder of the exchangeable shares. We or Alberta ULC will not be entitled to exercise any voting rights attached to the exchangeable shares that are acquired from the holders. If we or Alberta ULC decline to exercise the call rights when applicable, we will be required, under the Support Agreement we will enter into with Alberta ULC and Canadian Exchange Co., to issue shares of our common stock to the holders of exchangeable shares. The Canadian tax consequences resulting from the exercise by us or Alberta ULC, as the case may be, of one or more of the call rights are discussed in the section entitled “Material Canadian Federal Income Tax Considerations” on page 61 of this prospectus.

Voting Rights

Under the Voting and Exchange Trust Agreement we will enter into with Alberta ULC, Canadian Exchange Co. and a trust company to be determined, holders of exchangeable shares will be entitled to receive notice of and attend any meeting of our shareholders and to vote at any meetings. See the section entitled “— Voting and Exchange Trust Agreement — Voting Rights in U.S. Gold” on page 39 of this prospectus.

The number of directors of Canadian Exchange Co. will be fixed at three and the exchangeable share provisions will entitle holders of exchangeable shares to annually elect one director. However, except as required by applicable law, or as provided in the rights, privileges, restrictions and conditions of the exchangeable shares, the holders of the exchangeable shares shall not otherwise be entitled as such to receive notice of or to attend any meeting of the shareholders of Canadian Exchange Co. or to vote at any meeting held for any other purpose than the annual election of directors.

Ranking

Holders of exchangeable shares will be entitled to a preference over holders of any other common shares of Canadian Exchange Co. and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

Dividends

Holders of exchangeable shares will be entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for any corresponding dividends on shares of our common stock.

Certain Restrictions

Except with the approval of the holders of the exchangeable shares, Canadian Exchange Co. will not be permitted to:

•	pay any dividends on common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, other than stock dividends payable in common shares or any such other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, as the case may be;

•	redeem or purchase or make any capital distribution in respect of common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares;

•	redeem or purchase any other shares of Canadian Exchange Co. ranking equally with the exchangeable shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs; or

•	issue any shares of stock other than exchangeable shares and any other shares not ranking superior to the exchangeable shares,

unless, in the case of the first three bullet points above, all dividends on the outstanding exchangeable shares corresponding to dividends declared and paid to date on the shares of our common stock have been declared and paid on the exchangeable shares.

Amendment and Approval

Any approval required to be given by the holders of the exchangeable shares to add to, change or remove any right, privilege, restriction or condition attaching to the exchangeable shares or any other matter requiring the approval or consent of the holders of the exchangeable shares in accordance with applicable law shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution at a meeting of holders of exchangeable shares duly called and held, excluding exchangeable shares beneficially owned by us or any of our subsidiaries.

Voting and Exchange Trust Agreement

The following is a summary description of the material provisions of the Voting and Exchange Trust Agreement between U.S. Gold, Alberta ULC, Canadian Exchange Co. and the voting and exchange trustee. This summary is qualified in its entirety by reference to the full text of the Voting and Exchange Trust Agreement, which is attached as Appendix J to this prospectus.

The purpose of the Voting and Exchange Trust Agreement will be to create a trust for the benefit of the registered holders from time to time of exchangeable shares (other than us or our subsidiaries). A voting and exchange trustee to be determined, will hold the one issued and outstanding share of U.S. Gold Series A Special Voting Preferred Stock in order to enable the voting and exchange trustee to exercise the voting rights attached thereto and will hold exchange rights in order to enable the voting and exchange trustee to exercise such rights, in each case as trustee for and on behalf of such registered holders.

Voting Rights in U.S. Gold

Under the Voting and Exchange Trust Agreement, we will issue to the voting and exchange trustee one share of Series A Special Voting Preferred Stock to be held of record by the voting and exchange trustee as trustee for and on behalf of, and for the use and benefit of, the registered holders from time to time of exchangeable shares (other than us or our subsidiaries) and in accordance with the provisions of the Voting and Exchange Trust Agreement. During the term of the Voting and Exchange Trust Agreement, and under the terms of the Support Agreement, we will not be permitted to issue any additional shares of Series A Special Voting Preferred Stock without the consent of the holders of exchangeable shares.

Under the Voting and Exchange Trust Agreement, the voting and exchange trustee will be entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of Series A Special Voting

Preferred Stock on all matters that may properly come before our shareholders at a meeting of shareholders. The share of Series A Special Voting Preferred Stock will have that number of votes, which may be cast by the voting and exchange trustee at any meeting at which our shareholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than shares held by us or our subsidiaries).

Each holder of an exchangeable share (other than us or our subsidiaries) on the record date for any meeting at which our shareholders are entitled to vote will be entitled to instruct the voting and exchange trustee to exercise one of the votes attached to the share of Series A Special Voting Preferred Stock for that exchangeable share. The voting and exchange trustee will exercise each vote attached to the share of Series A Special Voting Preferred Stock only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, the voting and exchange trustee will not have voting rights with respect to that exchangeable share. A holder of an exchangeable share may, upon instructing the voting and exchange trustee, obtain a proxy from the voting and exchange trustee entitling the holder to vote directly at the relevant meeting the votes attached to the share of Series A Special Voting Preferred Stock to which the holder is entitled.

The voting and exchange trustee will send to the holders of the exchangeable shares the notice of each meeting at which our shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the voting and exchange trustee to exercise the votes attaching to the share of Series A Special Voting Preferred Stock, at the same time as we send the notice and materials to our shareholders. The voting and exchange trustee will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials we send to our shareholders at the same time we send those materials to our shareholders. We will endeavor to obtain copies of materials sent by third parties to our shareholders generally, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after those materials are first sent to our shareholders and to deliver those materials to the voting and exchange trustee, which will send those materials to holders of exchangeable shares.

All rights of a holder of exchangeable shares to exercise votes attached to the share of Series A Special Voting Preferred Stock will cease upon the exchange of that holder’s exchangeable shares for shares of our common stock.

Optional Exchange Upon Canadian Exchange Co. Insolvency Event

We and Alberta ULC will agree in the Voting and Exchange Trust Agreement that, upon the insolvency of Canadian Exchange Co., a holder of exchangeable shares will be entitled to instruct the voting and exchange trustee to exercise an exchange right with respect to any or all of the exchangeable shares held by the holder, thereby requiring us or Alberta ULC to purchase the exchangeable shares from the holder. The purchase price payable for each exchangeable share purchased upon the insolvency of Canadian Exchange Co. will be satisfied by the issuance of one share of our common stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends, if any, on the exchangeable share and all dividends and distributions declared on a share of common stock that have not yet been declared on the exchangeable shares.

As soon as practicable following an event of insolvency of Canadian Exchange Co. or any event that may, with the passage of time or the giving of notice or both, result in the insolvency of Canadian Exchange Co., Canadian Exchange Co. and we will give written notice of the insolvency or other event to the voting and exchange trustee. As soon as practicable after receiving the notice, the voting and exchange trustee will give notice to each holder of exchangeable shares of the event and will advise the holder of its rights with respect to the exchange right.

If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is unable to redeem all of a holder’s exchangeable shares which the holder is entitled to have redeemed in accordance with the share provisions, the holder will be deemed to have exercised the optional exchange right with respect to the unredeemed exchangeable shares and we or Alberta ULC will be required to purchase those shares from the holder in the manner set forth above.

Automatic Exchange Right Upon U.S. Gold Liquidation Event

We will agree in the Voting and Exchange Trust Agreement that we will notify the voting and exchange trustee, upon the occurrence of either (a) a determination by our board of directors to institute voluntary liquidation, dissolution or winding up proceedings with respect to U.S. Gold or to affect any other distribution of our assets among our shareholders for the purpose of winding up our affairs, such notice to be given at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution, or (b) the earlier of (i) receipt by us of notice of, and (ii) we otherwise become aware of any threatened or instituted claim, suit petition or other proceeding with respect to involuntary liquidation, dissolution or winding up or to effect any other distribution of our assets among our shareholders for the purpose of winding up our affairs.

Immediately following receipt by the voting and exchange trustee of notice of such an event or potential event of insolvency, the voting and exchange trustee will give notice to each holder of exchangeable shares of the event or potential event and will advise the holder of its rights with respect to the automatic exchange right.

On the fifth business day prior to the effective date of such event of insolvency, we will automatically exchange all of the then outstanding exchangeable shares (other than exchangeable shares held by us or our subsidiaries) for a purchase price per exchangeable share equal to one share of our common stock plus the dividend amount.

Support Agreement

The following is a summary description of the material provisions of the Support Agreement, to be entered into between U.S. Gold, Alberta ULC and Canadian Exchange Co., and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached as Appendix K to this prospectus.

Under the Support Agreement, we will covenant that, so long as exchangeable shares not owned by us or our subsidiaries are outstanding, we will, among other things:

(a) not declare or pay any dividend on the shares of our common stock unless (i) on the same day Canadian Exchange Co. declares or pays, as the case may be, an equivalent dividend on the exchangeable shares and (ii) Canadian Exchange Co. has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of an equivalent dividend on the exchangeable shares;

(b) advise Canadian Exchange Co. in advance of the declaration of any dividend on the shares of our common stock and take other actions reasonably necessary to ensure that the declaration date, record date and payment date for dividends on the exchangeable shares are the same as those for any corresponding dividends on the shares of our common stock;

(c) ensure that the record date for any dividend declared on the shares of our common stock is not less than ten (10) business days after the declaration date of such dividend; and

(d) take all actions and do all things reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay the liquidation amount, the retraction price or the redemption price to the holders of the exchangeable shares in the event of a liquidation, dissolution or winding up of Canadian Exchange Co., a retraction request by a holder of exchangeable shares or a redemption of exchangeable shares by Canadian Exchange Co., as the case may be.

The Support Agreement will also provide that, without the prior approval of Canadian Exchange Co. and the holders of exchangeable shares, we will not distribute additional shares of common stock of U.S. Gold or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of our common stock, nor change any of the rights, privileges or other terms of our common stock, unless the same or an equivalent distribution on, or change to, the exchangeable shares (or in the rights of the holders thereof) is made simultaneously. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting our common stock, we will use reasonable efforts to take all actions necessary or desirable to enable holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of our common stock.

The Support Agreement will also provide that, as long as any outstanding exchangeable shares are owned by any person or entity other than us or any of our subsidiaries, we will, unless approval to do otherwise is obtained from the holders of the exchangeable shares, remain the direct or indirect beneficial owner of all of the issued and outstanding common shares of Canadian Exchange Co. and all issued and outstanding voting shares of Alberta ULC.

With the exception of changes for the purpose of:

(i) adding to the covenants of any or all of the parties;

(ii) evidencing successors of U.S. Gold;

(iii) making certain necessary amendments; or

(iv) curing ambiguities or clerical errors (provided, in each case, that our board of directors and the boards of directors of each of Canadian Exchange Co. and Alberta ULC are of the opinion that such amendments are not prejudicial to the interests of the holders of the exchangeable shares), the Support Agreement may not be amended without the approval of the holders of the exchangeable shares.

Under the Support Agreement, each of us and Alberta ULC will not exercise, and will prevent their affiliates from exercising, any voting rights attached to the exchangeable shares owned by us or Alberta ULC or their affiliates on any matter considered at meetings of holders of exchangeable shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

Conditions of the Offer

Subject to applicable U.S. and Canadian law, we may withdraw the offer (in which event Canadian Exchange Co. shall not be required to accept for purchase and/or pay for any Nevada Pacific common shares tendered in the offer) or extend the period of time during which the offer is open (in which event we or Canadian Exchange Co. may postpone accepting for purchase and paying for any Nevada Pacific common shares tendered in the offer) if any of the following events occur or are reasonably determined by us to have occurred, and have not been waived by us (in which event the condition or conditions waived by us will be waived with respect to all Nevada Pacific shareholders), that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events, make it inadvisable to proceed with the offer, or with the acceptance for payment or payment for the shares in the offer:

(a) there shall have been properly deposited and not withdrawn that number of Nevada Pacific common shares that constitutes at least the greater of (i) 66 2/3% of Nevada Pacific common shares deemed outstanding on a fully-diluted basis or (ii) 80% of the Nevada Pacific common shares issued and outstanding on the date the shares are accepted for purchase;

(b) Nevada Pacific shall not have entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing our ability to acquire Nevada Pacific or otherwise diminishing the expected economic value to us of the acquisition of Nevada Pacific including, but not limited to, any material issuance of securities of Nevada Pacific, transfer of assets, the declaration of any extraordinary dividend, the adoption of a shareholder rights plan or any other transaction not in the ordinary course of Nevada Pacific’s business;

(c) the additional shares of common stock of U.S. Gold issuable upon exchange of the exchangeable shares offered under this offer shall have been approved for listing on the TSX and AMEX and the exchangeable shares shall have been approved for listing on the TSX;

(d) the registration statement for the exchangeable shares to be issued in the offer and the shares of our common stock that may be issued upon the exchange of any exchangeable shares shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC and U.S. Gold and Canadian Exchange Co. shall have received all necessary state securities law or blue sky authorizations;

(e) all necessary orders shall have been obtained from relevant Canadian securities regulatory authorities in respect of the exchangeable shares to be issued in the offer, the shares of our common stock that may be issued upon the exchange of any such exchangeable shares and the resale of any exchangeable shares or shares of our common stock;

(f) U.S. Gold and Canadian Exchange Co. shall have received waivers relating to any change of control provisions in any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Nevada Pacific or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except such waivers the absence of which would not in the aggregate materially adversely affect U.S. Gold, Nevada Pacific and our and its respective subsidiaries;

(g) the holders of shares of our common stock, voting at a meeting of such holders, shall have approved the following prior to the expiry time:

(i) an amendment to our certificate of incorporation to create a new class of stock comprised of one share of preferred stock, designated Series A Special Voting Preferred Stock, no par value, to be issued in connection with the strategic offers; and

(ii) the issuance, in connection with the strategic offers, of the exchangeable shares, the U.S. Gold Series A Special Voting Preferred Stock providing holders of the exchangeable shares voting rights in U.S. Gold and the shares of our common stock issuable upon exchange of the exchangeable shares;

(h) the Nevada Pacific directors will have provided, in a form reasonably satisfactory to U.S. Gold and Canadian Exchange Co. (i) resignations and other documents reasonably necessary to effect an orderly transition of its board of directors contemporaneously with or promptly after Canadian Exchange Co. takes up and pays for the Nevada Pacific common shares deposited under the offer to purchase, including, if requested, resigning in favor of any nominees who may be specified by us and Canadian Exchange Co. and (ii) executed releases from each Nevada Pacific director releasing all claims as directors, other than existing rights to indemnification and insurance and customary directors fees and expenses for attendance at meetings of the board of directors;

(i) there shall not be in effect or threatened as of the expiry time, as it may be extended, any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition challenging the offer or preventing the completion of the offer or any of the other transactions described in this offer, and there shall be no statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which requires consent or approval or challenges, prohibits, restricts or makes illegal the completion of the offer or the subsequent acquisition transaction;

(j) there shall not be pending or threatened any suit, action or proceeding by any governmental entity:

(i) challenging the offer, seeking to restrain or prohibit the completion of the offer or seeking to obtain from us or Nevada Pacific or our respective subsidiaries any damages that are material to Nevada Pacific and its subsidiaries, on a consolidated basis, or us and our subsidiaries, on a consolidated basis;

(ii) seeking to prohibit or limit the ownership or operation by us or Nevada Pacific or any of our subsidiaries of any material portion of the business or assets of Nevada Pacific or us or any of our subsidiaries or to compel Nevada Pacific or us or any of our subsidiaries to dispose of or hold separate any material portion of the business or assets of us or Nevada Pacific or any of our subsidiaries as a result of the offer;

(iii) seeking to prohibit us from effectively controlling in any material respect the business or operations of Nevada Pacific; or (iv) which otherwise is reasonably likely to have a material adverse effect on us or our subsidiaries, on a consolidated basis, or Nevada Pacific and its subsidiaries, on a consolidated basis;

(k) there shall be no change or threatened change in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Nevada Pacific or any of its subsidiaries, on a consolidated basis, that, in our reasonable judgment, has or may have a material adverse effect on Nevada Pacific and its subsidiaries, on a consolidated basis, and we shall not have become aware of any fact that, in our reasonable judgment, has or may have a material adverse effect on Nevada Pacific and its subsidiaries or their business or prospects or the value to us of the common shares of Nevada Pacific;

(l) U.S. Gold and Canadian Exchange Co. shall have obtained or received all approvals, consents, clearances or waivers required to be obtained or received from any governmental regulatory agency, authority or commission in connection with the offer; and

(m) there shall not have occurred or been threatened:

(i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Canada;

(ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or Canada or in the market price of Nevada Pacific common shares;

(iii) any change in the general political, market, economic or financial conditions in the U.S. or Canada that could, in our reasonable judgment, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Nevada Pacific or any of its subsidiaries;

(iv) any material change in U.S. dollar or Canadian dollar exchange rates or a suspension of, or limitation on, the markets therefor;

(v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada;

(vi) any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions;

(vii) a commencement of war or armed hostilities or other national or international calamity involving the U.S. or Canada; or

(viii) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof.

The conditions listed above are for the exclusive benefit of us and Canadian Exchange Co., and we may assert them regardless of the circumstances giving rise to any of the conditions. Unless precluded from doing so by applicable law, we may, in our sole discretion, waive any of these conditions in whole or in part, in which case the condition or conditions waived by us will be waived with respect to all Nevada Pacific shareholders. Subject to any rights and remedies granted to Nevada Pacific shareholders under applicable U.S. and Canadian law, our reasonable determination as to whether any condition has been satisfied shall be final and binding on all parties.

The offerors reserve the right to terminate the offer on or prior to the expiry time if any condition to the offer remains unsatisfied or has not been waived or to comply with any applicable law.

Time for Acceptance

The offer is open for acceptance, unless withdrawn or extended at our sole discretion, until the expiry time, being 5:00 p.m. (Vancouver Time) on [ ], 2007, or such later time or times and date or dates as we may fix from time to time.

See the section entitled “Extension of the Expiry Time or Variation or Change of the Offer” immediately below.

Extension of the Expiry Time or Variation or Change of the Offer

The offer is open for acceptance until the expiry time, being 5:00 p.m. (Vancouver Time) on [     ], 2007, unless earlier withdrawn.

We reserve the right at any time and from time to time to extend the offer or to vary or change the terms of the offer by giving written notice or other communication (confirmed in writing) of such extension or variation to the depositary at its principal office in Toronto, and by causing the depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in the section entitled “— Notices and Delivery” on page 49 of this prospectus to all Nevada Pacific shareholders. We will make a public announcement of the extension or variation as soon as possible after giving notice of an extension or variation to the depositary (and in the case of an extension of the offer, no later than 9:00 a.m. (Vancouver time) on the day following the expiry time) and provide a copy of the notice to the TSX, TSX-V and AMEX, as applicable. Any notice of extension or variation will be deemed to have been given and to be effective on the day it is delivered or otherwise communicated in writing to the depositary at its principal office in Toronto.

Where the terms of the offer are varied, the offer will not expire before 10 business days after the notice of such variation has been mailed to shareholders, unless otherwise permitted by applicable law.

If, before the expiration of all rights of withdrawal with respect to the offer, a material change occurs in the information contained in this prospectus, as amended from time to time, that would reasonably be expected to affect the decision of a Nevada Pacific shareholder to accept or reject the offer (other than a change that is not within the control of the offerors or their affiliates), the offerors will give written notice of such change to the depositary at its principal office in Toronto, and will cause the depositary to promptly provide a copy of such notice in the manner provided in the section entitled “— Notices and Delivery” on page 49 of this prospectus to all shareholders, if required by applicable law. As soon as practicable after giving notice of such a material change to the depositary, we will make a public announcement of the change in information and provide a copy of the notice thereof to the TSX, TSX-V and AMEX in accordance with the section entitled “— Notices and Delivery” on page 49 of this prospectus.

During any such extension or in the event of a material variation or change in information, all Nevada Pacific common shares previously deposited and not accepted for purchase or withdrawn will remain subject to the offer and may be accepted for purchase by us in accordance with the terms of the offer, subject to the withdrawal rights described in the section entitled “Right to Withdraw” below. An extension of the expiry time, a variation of the terms of the offer or a change in information does not constitute a waiver by any of the offerors of any rights described above in the section entitled “— Conditions of the Offer” on page 42 of this prospectus. If the consideration under the offer is increased, the increased consideration will be paid to all depositing shareholders whose Nevada Pacific common shares are accepted for purchase under the offer.

We will follow any extension, termination, variation, amendment or delay as promptly as practicable, with a public announcement. In the case of an extension, variation or amendment, any related announcement will be issued no later than 5:00 p.m. (Vancouver time), on the date on which the expiry time previously was to occur. Subject to applicable law and without limiting the manner in which the offerors may choose to make any public announcement, the offerors assume no obligation to publish, advertise or otherwise communicate any public announcement of this type other than in accordance with the section entitled “— Notices and Delivery” on page 49 of this prospectus.

Acceptance of the Offer by Certain Related Parties

To our knowledge, after reasonable inquiry, none of our directors or senior officers nor any associate of our directors or senior officers, nor any person or company holding more than 10 per cent of any class of our equity securities, nor any person or company acting jointly or in concert with us, propose to accept the offer, except Robert R. McEwen. On March 7, 2006, Mr. McEwen announced that, in his capacity as a holder of Nevada Pacific common shares, he intended to support the proposal of U.S. Gold to acquire each of Nevada Pacific, Coral Gold, White Knight and Tone Resources. As of the date of this prospectus, Mr. McEwen owns 12,500,000 Nevada Pacific units, each of which consists of one common share and one warrant to purchase one common share at a per share price of $0.50, 6,921,213 of which expire on December 14, 2007, and 5,578,787 of which expire on May 11, 2008. Based on information provided by Nevada Pacific as of December 4, 2006, Mr. McEwen’s ownership interest, assuming exercise of all warrants held by him, represents approximately 30% of the outstanding Nevada Pacific common shares. See the sections entitled “Background to the Offer” and “Relationships Between the Offerors and Nevada Pacific — Beneficial Ownership of and Trading in Securities of Nevada Pacific” on pages 55 and 59, respectively, of this prospectus.

Manner of Acceptance

Letter of acceptance and transmittal

You may accept the offer by delivering to Kingsdale Shareholder Services Inc., the depositary, at the office specified in the letter of acceptance and transmittal, so as to arrive there not later than the expiry time:

•	the certificate(s) representing Nevada Pacific common shares you desire to tender; AND

•	a letter of acceptance and transmittal (printed on BLUE paper) in the form accompanying the offer or a facsimile thereof, properly completed and duly executed as required by the instructions in the letter of acceptance and transmittal; AND

•	any other document required by the instructions set forth in the letter of acceptance and transmittal.

Except as otherwise provided in the instructions set out in the letter of acceptance and transmittal or as may be permitted by the offerors, the signature on the letter of acceptance and transmittal must be guaranteed by an eligible institution. Eligible institution means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Exchange, Inc. Medallion Signature Program (MSP). If a letter of acceptance and transmittal is executed by a person other than the registered holder of Nevada Pacific common shares represented by the certificate(s) that are deposited, the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an eligible institution.

Alternatively, Nevada Pacific common shares may be deposited in compliance with the procedures set forth below for guaranteed delivery not later than the expiry time.

Procedure for Guaranteed Delivery

If you would like to deposit your Nevada Pacific common shares in the offer and the certificate(s) representing your Nevada Pacific common shares are not immediately available or you cannot deliver the certificate(s) and all other required documents to the depositary at or prior to the expiry time, those Nevada Pacific common shares may nevertheless be deposited if all of the following conditions are met:

•	the deposit is made by or through an eligible institution; AND

•	a notice of guaranteed delivery (printed on GREEN paper) in the form accompanying the offer or a facsimile thereof, properly completed and duly executed, including a guarantee by an eligible institution in the form specified in the notice of guaranteed delivery, is received by the depositary at the office set out in the notice of guaranteed delivery, at or prior to the expiry time; AND

•	the certificate(s) representing the deposited Nevada Pacific common shares in proper form for transfer together with a letter of acceptance and transmittal in the form accompanying the offer or a facsimile thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by the letter of acceptance and transmittal, are received by the depositary at the office set out in the notice of guaranteed delivery at or prior to 5:00 p.m. (Vancouver time) on the third trading day on the TSX-V after the expiry time.

The notice of guaranteed delivery may be delivered by hand or courier, transmitted by facsimile or mailed to the depositary at the office set out in the notice of guaranteed delivery and must include a guarantee by an eligible institution in the form set out in the notice of guaranteed delivery.

General

In all cases, payment for Nevada Pacific common shares deposited and accepted for purchase by us will be made only after timely receipt by the depositary of the certificate(s) representing these Nevada Pacific common shares, a letter of acceptance and transmittal or a facsimile thereof, properly completed and duly executed, with the signatures guaranteed, if required, covering those Nevada Pacific common shares in accordance with the instructions in the letter of acceptance and transmittal, and any other required documents.

The method of delivery of certificates representing Nevada Pacific common shares, the letter of acceptance and transmittal and all other required documents is at the option and risk of the person depositing them. The offerors recommend that all of these documents be delivered by hand to the depositary and a receipt obtained, or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.

If your Nevada Pacific common shares are registered in the name of a nominee you should contact your broker, investment dealer, bank, trust company or other nominee for assistance in depositing your Nevada Pacific common shares under the offer.

All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Nevada Pacific common shares tendered in the offer will be determined by us in our sole discretion. Depositing shareholders agree that this determination shall be final and binding. We reserve the absolute right to reject any and all deposits that we determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction. We reserve the absolute right to waive any defects or irregularities in the deposit of any Nevada Pacific common shares. Neither we nor the depositary or any other person will have any duty to give notice of any defects or irregularities in any deposit or any liability for failure to give this notice. Our interpretation of the terms and conditions of this prospectus, the letter of acceptance and transmittal and the notice of guaranteed delivery will be final and binding.

No fee or commission will be payable by Nevada Pacific shareholders who deliver their shares directly to the depositary or utilizes the facilities of a soliciting dealer to accept the offer.

The offerors reserve the right, in accordance with applicable law, to permit a Nevada Pacific shareholder to accept the offer in a manner other than as set out above.

Acceptance for Purchase of, and Payment for, Deposited Nevada Pacific Common Shares

If all conditions described in the section entitled “Conditions of the Offer” on page 42 of this prospectus have been satisfied or waived by us at the expiry time, all Nevada Pacific common shares that have been properly deposited and not withdrawn will be required, in accordance with applicable U.S. and Canadian law, to be accepted by us for purchase and paid for through the issuance of exchangeable shares promptly following the expiry time and pursuant to Canadian law, in any event, not later than 10 days after the expiry time. Canadian law also requires that the exchangeable shares be issued to all holders of Nevada Pacific common shares accepted for purchase within 3 business days of our accepting those shares for purchase.

Subject to applicable law, we expressly reserve the right to delay accepting for purchase and paying for any Nevada Pacific common shares. No Nevada Pacific common shares properly tendered in the offer will be accepted for purchase unless all Nevada Pacific common shares then properly tendered in the offer are accepted for purchase.

Nevada Pacific common shares properly deposited and not withdrawn in the offer will be deemed to have been accepted for purchase and accepted for payment if, as and when we give written notice or other communication confirmed in writing to the depositary at its principal office in Toronto to that effect.

Canadian Exchange Co. will pay for Nevada Pacific common shares properly tendered in the offer and not withdrawn by providing the depositary with certificates for exchangeable shares, as applicable, for transmittal to depositing shareholders. Under no circumstances will interest accrue or be paid to persons depositing Nevada Pacific common shares by any of us, Canadian Exchange Co. or the depositary, regardless of any delay in making payment for those shares.

Fractional shares will not be issued in the offer. Instead, the number of exchangeable shares to be issued to each shareholder will be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For all rounding purposes, all Nevada Pacific common shares deposited by a shareholder will be aggregated.

The depositary will act as the agent of the shareholders who have properly deposited Nevada Pacific common shares under the offer for the purposes of receiving payment under the offer and transmitting that payment to those shareholders, and receipt of payment by the depositary will be deemed to constitute receipt of payment by those shareholders who have properly deposited Nevada Pacific common shares.

Settlement with each Nevada Pacific shareholder who has properly deposited Nevada Pacific common shares under the offer will be made by the depositary by forwarding a certificate representing the exchangeable shares as payment for Nevada Pacific common shares accepted for purchase. Unless otherwise specified by the shareholder in the letter of acceptance and transmittal, share certificates will be issued in the name of the registered holder of Nevada Pacific common shares so deposited and forwarded by first class mail to the address specified in the letter of acceptance and transmittal. If no address is specified, share certificates will be sent to the address of the shareholder as shown on the register of shareholders maintained by or on behalf of Nevada Pacific. Share certificates mailed in accordance with this paragraph will be deemed to be delivered and payment will be deemed to be made at the time of mailing.

If the consideration payable in the offer is increased before the expiry time, the increased consideration will be paid for all Nevada Pacific common shares acquired in the offer, regardless of whether those shares were deposited before that increase in the consideration.

Power of Attorney

The execution of a letter of acceptance and transmittal by a shareholder irrevocably appoints Canadian Exchange Co. or its designees as the true and lawful agent, attorney and attorney in fact of that shareholder with respect to Nevada Pacific common shares deposited and purchased under the offer, and with respect to any and all stock dividends, securities, rights, warrants or other interests or distributions accrued, declared, paid, issued, transferred, made or distributed on or in respect of the purchased Nevada Pacific common shares on or after [     ], 2007. This appointment is effective from and after the date the purchased common shares are accepted for purchase and paid for under the offer, which we refer to as the effective date. This appointment affords Canadian Exchange Co. full power of substitution (such power of attorney being coupled with an interest being irrevocable), in the name and on behalf of the holder who deposited those Nevada Pacific common shares, to:

•	register, record, transfer and enter the transfer of the purchased common shares and any other securities of Nevada Pacific on the books of Nevada Pacific;

•	vote, execute and deliver any instruments of proxy, authorizations and consents in form and on terms satisfactory to Canadian Exchange Co. in respect of any purchased common shares and any or all other securities of Nevada Pacific, revoke any such instrument, authorization or consent given prior to or after the effective date, designate in any such instruments of proxy any person(s) as the proxy or the proxy nominee(s) of the shareholder in respect of those purchased common shares and those other securities for all purposes;

•	execute, endorse and negotiate any cheques or other instruments representing any distribution payable to the holder; and

•	exercise any and all other rights of a holder of purchased common shares and any other securities.

In addition, a Nevada Pacific shareholder who executes a letter of acceptance and transmittal agrees, from and after the date on which the purchased common shares are accepted for purchase and paid for under the offer:

•	not to vote any of the purchased common shares or other securities at any meeting of holders of those securities;

•	not to exercise any other rights or privileges attached to any of those securities; and

•	to deliver to Canadian Exchange Co. any and all instruments of proxy, authorizations or consents received in respect of all those securities.

All prior proxies given by a holder of purchased common shares with respect to those purchased common shares and to those other securities shall be revoked at the date on which the purchased common shares are accepted for purchase and paid for under the offer and no subsequent proxies may be given by that holder with respect to those purchased common shares or other securities.

Depositing Shareholders’ Representations and Warranties

The deposit of Nevada Pacific common shares in the offer will create and constitute a binding agreement between the applicable shareholder and each of U.S. Gold and Canadian Exchange Co. upon the terms and subject to the conditions of the offer, including the shareholder’s representation and warranty that:

•	the shareholder has full power and authority to deposit, sell, assign and transfer Nevada Pacific common shares (and any other securities) being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Nevada Pacific common shares (and other securities) to any other person;

•	the shareholder owns Nevada Pacific common shares (and any other securities) being deposited within the meaning of applicable securities laws;

•	the deposit of those Nevada Pacific common shares (and any other securities) complies with applicable securities laws; and

•	when those Nevada Pacific common shares (and any other securities) are accepted for purchase and paid for under the offer, Canadian Exchange Co. will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances and claims.

Return of Nevada Pacific Common Shares

If any Nevada Pacific common shares tendered in the offer are not accepted for purchase in the offer, or certificates are submitted for more Nevada Pacific common shares than are properly deposited, certificates for those Nevada Pacific common shares that are not accepted for purchase (or were not properly deposited) will be returned to the depositing Nevada Pacific shareholder without expense to the shareholder as soon as practicable after the expiry time or withdrawal or termination of the offer by sending certificates representing Nevada Pacific common shares not purchased by first class mail in the name of and to the address specified by the shareholder in the letter of acceptance and transmittal or, if a name or address is not specified, in the name and to the address shown on the share register maintained by or on behalf of Nevada Pacific.

Mail Service Interruption

Notwithstanding any other provisions of this offer, the letter of acceptance and transmittal and the notice of guaranteed delivery, share certificates and other relevant documents will not be mailed if we or Canadian Exchange Co. determine, in our reasonable discretion, that delivery by mail may be delayed by a disruption of mail service. Nevada Pacific shareholders entitled to share certificates and/or other relevant documents that are not mailed for this reason may take delivery thereof at the office of the depositary at which they deposited their Nevada Pacific common shares until such time as we have determined, in our reasonable discretion, that delivery by mail will no longer be delayed. Notwithstanding the section entitled “— Acceptance for Purchase of, and Payment for, Deposited Common Shares” on page 47 of this prospectus, but subject to the section entitled “— Notices and Delivery” below, share certificates and other relevant documents not mailed for this reason will, subject to applicable law, be conclusively deemed to have been delivered on the first day upon which they are available for delivery at the office of the depositary at which Nevada Pacific common shares were deposited. Notice of any such determination by U.S. Gold shall be given to holders of Nevada Pacific common shares in accordance with the section entitled “— Notices and Delivery” below.

Notices and Delivery

Except as otherwise provided in this offer, any notice that we or Canadian Exchange Co. or the depositary may provide, give or cause to be given under the offer will be deemed to have been properly given if mailed to the registered holders of Nevada Pacific common shares at their respective addresses appearing in the registers maintained in respect of such Nevada Pacific common shares and will be deemed to have been delivered and received on the mailing date. These provisions shall apply notwithstanding any accidental omission to provide or give notice to any one or more holders of Nevada Pacific common shares and notwithstanding interruption of mail service in Canada, the United States or elsewhere following mailing. In the event of any interruption of mail service, we intend to make reasonable efforts to disseminate the notice by other means, such as publication. Subject to the approval of applicable regulatory authorities, in the event of any interruption of mail service, any notice that we or Canadian Exchange Co. or the depositary may provide, give or cause to be given under the offer will be deemed to have been properly provided or given to or received by holders of Nevada Pacific common shares if: (i) it is given to the TSX-V for dissemination through their facilities; (ii) it is published once in the National Edition of The Globe and Mail or The National Post; or (iii) it is given to the Canada Newswire Service or Dow Jones Newswire.

Right to Withdraw

Except as indicated herein or as otherwise required by applicable law, deposits of Nevada Pacific common shares are irrevocable. Nevada Pacific common shares tendered in the offer may be withdrawn by or on behalf of the depositing shareholder (unless otherwise required or permitted by applicable law):

(a) at any time before Nevada Pacific common shares have been accepted for purchase by the offerors under the offer;

(b) if the Nevada Pacific common shares have not been paid for by us or Canadian Exchange Co. within three business days after having been accepted for purchase; or

(c) at any time before the expiration of 10 days from the date upon which either:

(i) a notice of change relating to a change in the information contained in the offer, as amended from time to time, that would reasonably be expected to affect the decision of a Nevada Pacific shareholder to accept or reject the offer (other than a change that is not within the control of us, Canadian Exchange Co. or our affiliates, unless it is a change in a material fact relating to the shares of our common stock or the exchangeable shares), in the event that such change occurs at or before the expiry time or after the expiry time but before the expiry of all rights of withdrawal in respect of the offer; or

(ii) a notice of variation concerning a variation in the terms of the offer (other than a variation consisting solely of an increase in the consideration offered for Nevada Pacific common shares where the expiry time is not extended for more than 10 days);

is mailed, delivered, or otherwise properly communicated, but subject to abridgement of that period under any order or orders as may be granted by applicable courts or securities regulatory authorities and only if the deposited shares have not been accepted for purchase by the offerors at the date of the notice.

Notice of withdrawal of deposited Nevada Pacific common shares must:

(i) be made by a method that provides the depositary with a written or printed copy of such notice (which includes a facsimile);

(ii) be made by or on behalf of the depositing shareholder;

(iii) be signed by or on behalf of the shareholder who signed the letter of acceptance and transmittal that accompanied Nevada Pacific common shares being withdrawn;

(iv) specify the shareholder’s identity, the number of Nevada Pacific common shares to be withdrawn, the name of the registered shareholder of, and the certificate number shown on each certificate evidencing, Nevada Pacific common shares being withdrawn; and

(v) be actually received by the depositary within the applicable time specified above.

Any signature in the withdrawal notice must be guaranteed in the same manner as in the letter of acceptance and transmittal.

Withdrawals may not be rescinded. Any Nevada Pacific common shares withdrawn will be deemed not properly deposited for the purposes of the offer, but may be re-deposited at any time on or prior to the expiry time by following the applicable procedures described in the section entitled “— Manner of Acceptance” on page 45 of this prospectus.

In addition to the foregoing withdrawal rights, Nevada Pacific shareholders in certain provinces and territories of Canada are entitled to statutory rights of rescission in certain circumstances. See the section entitled “Offerees’ Statutory Rights” on page 97 of this prospectus.

Dividends and Distributions

If, on or after the date of the offer, Nevada Pacific should subdivide, consolidate or otherwise materially change any of its common shares or its capitalization or disclose that it has taken any such action, we may make such adjustments as we deem appropriate to reflect such subdivision, consolidation or other change in the purchase price and other terms of the offer including (without limitation) the type of securities offered to be purchased and the amounts payable therefor.

Nevada Pacific common shares acquired in the offer shall be acquired free and clear of all encumbrances, together with all rights and benefits arising therefrom including the right to any and all cash and stock dividends, securities, rights, warrants or other interests or distributions which may be accrued, declared, paid, issued, distributed, made or transferred on or in respect of such Nevada Pacific common shares and which are made payable or distributable to the holders of those Nevada Pacific common shares of record on a date on or after the date of the offer. If Nevada Pacific should declare or pay any cash or stock dividend or make any other distribution on, or issue any securities, rights, warrants or other interests or distributions in respect of, deposited Nevada Pacific common shares after the date of the offer, such dividend, distribution or rights will be received and held by the depositing Nevada Pacific shareholder for the account of Canadian Exchange Co., and:

(i) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing shareholders for their own account, and to the extent that such dividends, distributions or payments do not exceed the value of the consideration per Nevada Pacific common share payable by us or Canadian Exchange Co. in the offer (as determined by us or Canadian Exchange Co.), the consideration will be reduced by that number of exchangeable shares having a value equal to the amount of such dividend, distribution or payment;

(ii) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be delivered by depositing shareholders to the depositary for the account of us or Canadian Exchange Co., accompanied by appropriate documentation of transfer; and

(iii) in the case of any cash dividends, distributions or payments in an amount that exceeds the consideration per Common Share payable by us or Canadian Exchange Co. (as determined by us or Canadian Exchange Co.), the whole of any such cash dividend, distribution or payment shall be received and held by the depositing shareholders for the account of us or Canadian Exchange Co. and shall be required to be promptly remitted and transferred by the depositing shareholders to the depositary for the account of us or Canadian Exchange Co., accompanied by appropriate documentation of transfer.

Pending such remittance (in the case of (ii) and (iii) above), we or Canadian Exchange Co. will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the exchangeable shares, as applicable, otherwise issuable by us or Canadian Exchange Co. to the non-remitting shareholder in the offer or deduct from the number of exchangeable shares with a value equal to the amount or value equal to the amount or value of the dividend, distribution, payment right or other interest, as determined by us or Canadian Exchange Co. in our sole discretion.

Market Purchases

Neither we nor Canadian Exchange Co. will acquire beneficial ownership of Nevada Pacific common shares while the offer is outstanding, other than in the offer.

Other Terms

We reserve the right to transfer to one or more of our affiliates the right to purchase all or any portion of Nevada Pacific common shares tendered in the offer, but any such transfer will not relieve us or Canadian Exchange Co. of our and its obligations under the offer and will in no way prejudice the rights of persons depositing Nevada Pacific common shares to receive payment for Nevada Pacific common shares validly deposited and accepted for payment in the offer.

No broker, dealer or other person has been authorized to give any information or to make any representation or warranty on behalf of us or Canadian Exchange Co. or any of our affiliates in connection with the offer other than as contained in the offer, and, if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized.

The provisions of this prospectus, together with the letter of acceptance and transmittal and the notice of guaranteed delivery accompanying this prospectus collectively comprise the terms and conditions of the offer.

We will determine in our reasonable discretion all questions relating to the interpretation of this prospectus, the letter of acceptance and transmittal and the notice of guaranteed delivery, the validity (including time of receipt) of any acceptance of the offer and any withdrawal of Nevada Pacific common shares, including, without limitation, the satisfaction or non-satisfaction of any condition, the validity, time and effect of any deposit of Nevada Pacific common shares or notice of withdrawal of Nevada Pacific common shares, and the due completion and execution of the letter of acceptance and transmittal. Subject to any legal recourse Nevada Pacific shareholders may have regarding the conditions to the offer, our reasonable determination of such matters shall be final and binding for all purposes. We and Canadian Exchange Co. each reserve the right to waive any defect in acceptance with respect to any particular Nevada Pacific common share or any particular shareholder. There shall be no obligation on us, Canadian Exchange Co., the soliciting dealers or the depositary to give notice of any defects or irregularities in any acceptance or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notification.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The offer is not being made to, nor will deposits be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of any such jurisdiction. However, we and Canadian Exchange Co. may, in our and their sole discretion, take such action as we may deem necessary to extend the offer to Nevada Pacific shareholders in any such jurisdiction.

Dissenters’ Rights

No dissenters’ rights are available in connection with the offer. However, any subsequent acquisition transaction may result in shareholders having the right to dissent and demand payment of the fair value of their Nevada Pacific common shares under Section 238 of the BCBCA. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their Nevada Pacific common shares. The fair value of Nevada Pacific common shares so determined could be more or less than the amount paid per common share in the subsequent acquisition transaction or the offer. See the section entitled “— Subsequent Acquisition Transaction” below.

Judicial Developments

Prior to the pronouncement of Canadian OSC Rule 61-501 (or its predecessor OSC Policy 9.1) and AMF Regulation Q-27, Canadian courts had, in a few instances, granted preliminary injunctions to prohibit transactions which constituted going private transactions or business combinations within the meaning of OSC Rule 61-501 and AMF Regulation Q-27. The offerors have been advised that more recent notices and judicial decisions indicate a willingness to permit business combinations to proceed subject to compliance with requirements intended to ensure procedural and substantive fairness to the minority shareholders.

Shareholders should consult their legal advisors for a determination of their legal rights with respect to any transaction that may constitute a business combination or going private transaction.

Subsequent Acquisition Transaction

If Canadian Exchange Co. accepts for purchase and pays for Nevada Pacific common shares validly tendered in the offer, we or Canadian Exchange Co. intend to take any necessary or advisable actions, including causing a special meeting of Nevada Pacific shareholders to be called to consider a transaction, that would enable us or an affiliate to acquire all Nevada Pacific common shares not acquired in the offer. We or Canadian Exchange Co. currently intend to cause a special meeting of Nevada Pacific shareholders to be called following completion of the offer to consider a statutory plan of arrangement or similar transaction, which we refer to as a subsequent acquisition transaction, whereby: (i) Nevada Pacific warrants would be exchangeable for warrants to purchase exchangeable shares of Canadian Exchange Co. at the rate of 0.23 of an exchangeable share for each common share of Nevada Pacific that the warrant holders had the right to purchase; (ii) Nevada Pacific shareholders who did not deposit their Nevada Pacific common shares under the offer would receive exchangeable shares in the same exchange ratio offered in the offer; and (iii) the Nevada Pacific stock option plan would be assumed or adopted by us or Canadian Exchange Co.

The timing and details of any subsequent acquisition transaction will depend on a number of factors, including the number of Nevada Pacific common shares acquired in the offer and the terms of Nevada Pacific’s warrant indentures and stock option plan, and there can be no assurance that any subsequent acquisition transaction will be proposed, or if proposed, effected.

A subsequent acquisition transaction described above may constitute a “business combination” or a “going private transaction” within the meaning of certain applicable Canadian securities legislation, including OSC Rule 61-501 and AMF Regulation Q-27. Under OSC Rule 61-501 and AMF Regulation Q-27, subject to certain exceptions, a subsequent acquisition transaction may constitute a “business combination” or a “going private transaction” if it would result in the interest of a holder or beneficial owner of Nevada Pacific common shares being terminated without such holder’s or beneficial owner’s consent, irrespective of the nature of the consideration provided in substitution therefor. We expect that any subsequent acquisition transaction relating to Nevada Pacific common shares will be a “business combination” or a “going private transaction” under OSC Rule 61-501 and AMF Regulation Q-27.

In certain circumstances, the provisions of OSC Rule 61-501 and AMF Regulation Q-27 may also deem certain types of subsequent acquisition transactions to be “related party transactions.” However, if the subsequent acquisition transaction is a “business combination” or a “going private transaction” carried out in accordance with OSC Rule 61-501 and AMF Regulation Q-27 or an exemption therefrom, the “related party transaction” provisions therein do not apply to such transaction. We intend to carry out any such subsequent acquisition transaction in accordance with OSC Rule 61-501 and AMF Regulation Q-27, or any successor provisions, or exemptions therefrom, such that the “related party transaction” provisions of OSC Rule 61-501 and AMF Regulation Q-27 will not apply to such subsequent acquisition transaction.

OSC Rule 61-501 and AMF Regulation Q-27 provide that unless exempted, a corporation proposing to carry out a business combination or a going private transaction is required to prepare a formal valuation of Nevada Pacific common shares (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of Nevada Pacific common shares a summary of such valuation or the entire valuation. In connection therewith, we intend to rely on any exemption then available or to seek waivers pursuant to OSC Rule 61-501 and AMF Regulation Q-27 exempting us or Nevada Pacific or their affiliates, as appropriate, from the requirement to prepare a valuation in connection with any subsequent acquisition transaction. An exemption is available under OSC Rule 61-501 and AMF Regulation Q-27 for certain business combinations or going private transactions completed within 120 days after the expiry of a formal take-over bid where the consideration under such transaction is at least equal in value to and is in the same form as the consideration that tendering shareholders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents. We currently intend that the consideration offered under any subsequent acquisition transaction proposed by us would be equal in value to, and in the same form as, the consideration offered under the offer and that such subsequent acquisition transaction will be completed no later than 120 days after the expiry date and, accordingly, we expect to rely on these exemptions.

Depending on the nature and the terms of the subsequent acquisition transaction, the provisions of the BCBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Nevada Pacific common shares at a meeting duly called and held for the purpose of approving a subsequent acquisition transaction. OSC Rule 61-501 and AMF Regulation Q-27 would in effect also require that, in addition to any other required securityholder approval, in order to complete a business combination or a going private transaction, the approval of a majority of the votes cast by “minority” holders of Nevada Pacific common shares must be obtained unless an exemption is available or discretionary relief is granted by the OSC and the AMF. In relation to any subsequent acquisition transaction, the “minority” holders will be, subject to any available exemption or discretionary relief granted by the OSC and the AMF, as required, all Nevada Pacific shareholders other than us, any “related party” of ours or any other “interested party” (within the meaning of OSC Rule 61-501 and AMF Regulation Q-27) including any of our directors or senior officers, affiliate or insiders or any of our directors or senior officers or any person acting jointly or in concert with any of the foregoing.

OSC Rule 61-501 and AMF Regulation Q-27 also provide that we may treat Nevada Pacific common shares acquired in the offer as “minority” shares and vote them, or consider them voted, in favor of a subsequent acquisition transaction that is a business combination or a going private transaction, provided that, among other things: (a) the business combination or going private transaction is completed not later than 120 days after the expiry date; (b) the consideration for each security in the subsequent acquisition transaction is at least equal in value to and in the same form as the consideration paid in the offer; and (c) the Nevada Pacific shareholder who tendered such Nevada Pacific common shares to the offer was not (i) acting jointly or in concert with us in respect of the offer, (ii) a direct or indirect party to any “connected transaction” (as defined in OSC Rule 61-501) to the offer, or (iii) entitled to receive, directly or indirectly, in connection with the offer, a “collateral benefit” (as defined in OSC Rule 61-501) or consideration per security that is not identical in amount and form to the entitlement of shareholders in Canada. We currently intend that the consideration offered under any subsequent acquisition transaction proposed by us would be equal in value to, and in the same form as, the consideration offered under the offer and that such subsequent acquisition transaction will be completed no later than 120 days after the expiry date and, accordingly, we intend to cause Nevada Pacific common shares acquired in the offer to be voted in favor of such transaction and to be counted as part of any minority approval required in connection with any such transaction.

In addition, under OSC Rule 61-501 and AMF Regulation Q-27, if, following the offer, U.S. Gold and our affiliates are the registered holders of 90% or more of Nevada Pacific common shares at the time the business combination or going private transaction is initiated, the requirement for minority approval under OSC Rule 61-501 and AMF Regulation Q-27 would not apply to the transaction if an enforceable right to dissent and seek fair value or a substantially equivalent right is made available to the minority Nevada Pacific shareholders.

Any subsequent acquisition transaction may also result in Nevada Pacific shareholders having the right to dissent and demand payment of the fair value of their Nevada Pacific common shares under Section 238 of the BCBCA. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their Nevada Pacific common shares. The fair value of Nevada Pacific common shares so determined could be more or less than the amount paid per Nevada Pacific common share in the subsequent acquisition transaction or the offer.

The tax consequences to a Nevada Pacific shareholder of a subsequent acquisition transaction may differ from the tax consequences to such Nevada Pacific shareholder of accepting the offer. See the section entitled “Material Canadian Federal Income Tax Considerations” on page 61 of this prospectus. Shareholders should consult their legal advisors for a determination of their legal rights with respect to a subsequent acquisition transaction if and when proposed.

The timing and details of any subsequent acquisition transaction involving Nevada Pacific will necessarily depend on a variety of factors, including the number of Nevada Pacific common shares acquired in the offer. Although we currently intend to propose a subsequent acquisition transaction on the same terms as the offer, it is possible that, as a result of the number of Nevada Pacific common shares acquired under the offer, delays in our ability to effect such a transaction, information hereafter obtained by us, changes in general economic, industry, regulatory or market conditions or in the business of Nevada Pacific, or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned. We expressly reserve the right not to propose a subsequent acquisition transaction involving Nevada Pacific.

Rule 13e-3 under the Exchange Act is applicable to certain “going-private” transactions in the United States and may under certain circumstances be applicable to a subsequent acquisition transaction. We believe that Rule l3e-3 would not be applicable to a subsequent acquisition transaction unless the subsequent acquisition transaction is consummated more than one year after the termination of the offer. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning Nevada Pacific and certain information relating to the fairness of the subsequent acquisition transaction, and the consideration offered to minority shareholders be filed with the SEC and distributed to minority shareholders before the consummation of any such transaction.

The foregoing discussion of certain provisions of the Exchange Act is not a complete description of the Exchange Act or such provisions thereof and is qualified in its entirety by the reference to the Exchange Act.

If we are unable or decide not propose a subsequent acquisition transaction, or propose a subsequent acquisition transaction but cannot obtain any required approvals or exemptions promptly, we will evaluate other alternatives. These alternatives could include, to the extent permitted by applicable law, purchasing additional Nevada Pacific common shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from Nevada Pacific, or taking no actions to acquire additional Nevada Pacific common shares. Subject to applicable law, any additional purchases of Nevada Pacific common shares could be at a price greater than, equal to, or less than the price to be paid for Nevada Pacific common shares under the offer and could be for cash, securities and/or other consideration. Alternatively, we may take no action to acquire additional Nevada Pacific common shares, or may even sell or otherwise dispose of any or all Nevada Pacific common shares acquired in the offer, on terms and at prices then determined by us, which may vary from the price paid for Nevada Pacific common shares. The failure to consummate the subsequent acquisition transaction could adversely affect the U.S. tax treatment of shareholders of Nevada Pacific who exchange their Nevada Pacific common shares for exchangeable shares in the offer.

BACKGROUND TO THE OFFER

On November 21, 2005, Messrs. McEwen and Ball, met with Mr. David Hottman, the Chairman, Chief Executive Officer and President and a director of Nevada Pacific, to discuss financing for Nevada Pacific.

On December 9, 2005, Nevada Pacific announced that, subject to regulatory approval, it had entered into an agreement with Mr. McEwen to issue to him, pursuant to a private placement, 12,500,000 units at a price of Cdn$0.40 per unit. Each unit would be comprised of one common share of Nevada Pacific and one warrant, each warrant exercisable to acquire one common share of Nevada Pacific at an exercise price of Cdn$0.50 per common share for a term of two years. Nevada Pacific announced that, in accordance with the rules of the TSX-V, the private placement would close in two tranches and that the company had called an extraordinary general meeting of its shareholders to be held January 23, 2006 for the purpose of approving the second tranche. Nevada Pacific also announced that Mr. McEwen would join the board of directors of Nevada Pacific.

On December 14, 2005, Nevada Pacific announced that it had closed the first tranche of the private placement to Mr. McEwen, consisting of 6,921,213 units of Nevada Pacific.

On December 22, 2005, Nevada Pacific announced the appointment of Mr. McEwen to the board of directors of Nevada Pacific.

On January 25, 2006, Nevada Pacific announced that the shareholders had approved the second tranche of the private placement and the closing of the second tranche of the private placement to Mr. McEwen, consisting of 5,578,787 units of Nevada Pacific.

Following U.S. Gold’s March 5, 2006 announcement that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, on March 6, 2006, Nevada Pacific announced that its board of directors would meet to consider and evaluate U.S. Gold’s proposed offer to purchase and would advise its shareholders of the board’s position following that meeting.

On March 20, 2006, Nevada Pacific announced that its board of directors had met to consider U.S. Gold’s unsolicited offer. A special committee of the board of directors of Nevada Pacific was appointed to consider the unsolicited offer. The special committee selected Capital West Partners of Vancouver, British Columbia, to act as financial advisor and to assist in responding to the offer to purchase. The special committee, with its financial advisor, would consider the offer to purchase and investigate other alternatives available to maximize shareholder value. Nevada Pacific advised its shareholders that the Nevada Pacific special committee would report to the board of directors with its views and a recommendation regarding the offer to purchase after receiving advice from its financial advisors.

On May 18, 2006, Mr. McEwen resigned as a director of Nevada Pacific.

During the months of August and September 2006, our management, with the assistance of our financial and legal advisors, obtained and analyzed certain publicly available information regarding Nevada Pacific to evaluate the proposed acquisition of Nevada Pacific. Management also worked with our financial and legal advisors to consider various structuring and transaction alternatives for the Proposed Acquisitions.

On September 28, 2006, the law firm of Hogan & Hartson LLP, U.S. Gold’s United States special counsel, sent a written request to Nevada Pacific’s outside counsel to provide U.S. Gold and their advisors with certain due diligence materials, including financial statements for the most recent completed fiscal period, and requested that Nevada Pacific instruct their independent auditors to provide a consent to the inclusion of Nevada Pacific’s financial statements in this prospectus.

INTENTIONS OF THE OFFERORS

Strategic Rationale for the Offer

We are engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs gold property in Eureka County, Nevada, subject to paramount title in the United States. We have commenced an extensive two-year, property-wide, integrated exploration program at the Tonkin Springs gold property, focusing on evaluation of the structural and stratigraphic setting of the project. Our objectives are to expand the known mineralization and to discover mineralization in areas previously untested, targeting deeper mineralization. U.S. shareholders are cautioned that, although National Instrument 43-101 requires disclosure in Canada of measured, indicated and inferred mineral resources, the SEC does not recognize these classification categories for U.S. reporting purposes.

Nevada Pacific Gold Ltd. is a gold and silver producer and exploration company based in Vancouver, British Columbia. Nevada Pacific owns, among other things, an exploratory property portfolio covering approximately 85 miles of mineral rights, including portions of two significant gold producing belts, in the State of Nevada. It also owns a Mexican exploration portfolio covering approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine in Sinaloa, Mexico.

In addition to filing this prospectus, we expect to commence take-over bids for all of the outstanding common shares of Coral Gold, White Knight and Tone Resources as soon as practicable following the completion by Coral Gold and Tone Resources of formal valuations required under applicable law. We have also filed registration statements to register the exchangeable shares, and shares of our common stock issuable upon exchange of the exchangeable shares, which we intend to issue to the holders of the other target companies in these separate strategic offers. Each of the other target companies is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada and has mineral exploration properties that are adjacent to or near our Tonkin Springs gold property.

•	Coral Gold. Since Coral Gold’s 2002 fiscal year, Coral Gold has made aggregate principal expenditures of Cdn$4,616,090 on the Robertson Mining Claims in Nevada. We intend to offer to purchase all of the outstanding shares of Coral Gold on the basis of 0.63 of an exchangeable share for each common share of Coral Gold. Coral Gold’s common shares are listed on the TSX-V under the symbol “CGR-V” and on the OTCBB under the symbol “CGREF.”

•	White Knight. In 1993, White Knight began to acquire gold exploration properties in Nevada and has focused solely on exploration and operation of properties in Nevada since that time Currently, White Knight’s efforts are exploratory in nature in each of the 18 Nevada properties where it holds an interest. White Knight continues to explore for projects to acquire in Nevada. We intend to offer to purchase all of the outstanding shares of White Knight on the basis of 0.35 of an exchangeable share for each common share of White Knight. White Knight’s common shares are listed on the TSX-V under the symbol “WKR-V.”

•	Tone Resources. Tone Resources is focused on gold and holds substantially all interests in eight projects (10 claim groups) in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resources’ properties are located near infrastructure facilities of currently producing gold mines. We intend to offer to purchase all of the outstanding shares of Tone Resources on the basis of 0.26 of an exchangeable share for each common share of Tone Resources. Tone Resources’ common shares are listed on the TSX-V under the symbol “TNS-V” and quoted on the Pink Sheets in the United States under the symbol “TONRF.”

If all of the strategic offers are successfully completed, the voting power of our shareholders will be diluted and it is expected that the shareholders of Nevada Pacific, Coral Gold, White Knight and Tone Resources will own, in the aggregate, approximately 48% of the outstanding shares and voting power of U.S. Gold (or approximately 47% on a fully-diluted basis).

We believe that there are significant benefits to bringing together U.S. Gold, White Knight, Coral Gold, Nevada Pacific and Tone Resources, including that the combined company will have:

•	A larger land position within the Cortez Trend and a larger exploration program. We hold a 100% interest in the Tonkin Springs exploration gold property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, approximately 45 miles northwest of the town of Eureka, in north-central Nevada. Upon successful completion of the strategic offers, our land position would increase by approximately 344% to approximately 160 square miles. Over the next two years, we have planned 400,000 feet of exploration drilling on our Tonkin Springs exploration gold property at a cost of $30 million. If the strategic offers are successfully completed, we intend to aggressively explore the properties of White Knight, Coral Gold, Nevada Pacific and Tone Resources over the next two years to coincide with our exploration program at our Tonkin Springs exploration gold property.

•	A stronger cash position and reduced costs. On February 22, 2006, we completed a private placement of 16,700,000 subscription receipts, with gross proceeds to us of $75,150,000. Of the intermediate exploration companies currently exploring for gold in Nevada, we have one of the strongest cash positions. Successful completion of one or more of the strategic offers will also give us access to any additional cash resources of the companies acquired. Due to the strategic locations in Nevada of the assets of each of Nevada Pacific, Coral Gold, Tone Resources and White Knight and the elimination of redundant fees and costs, we expect that U.S. Gold would realize lower total costs than if each company were to remain a separate entity.

•	Enhanced trading liquidity and better market focus. U.S. Gold and Canadian Exchange Co. expect that the successful completion of the acquisition of the target companies would result in increased market capitalization and trading liquidity of the combined company, resulting in better market focus. Because of the increased market capitalization and liquidity of the combined company, we expect that the combined company will have greater access to equity and debt capital markets than U.S. Gold currently does, and greater appeal to institutional investors. It is a condition to the strategic offers that the exchangeable shares shall have been approved for listing on the TSX and we expect that our shares of common stock will continue to be traded on the TSX and AMEX. We expect that the enhanced access to the equity and debt capital markets resulting from the acquisition of the target companies would provide management of the combined company greater flexibility to execute its business plan under various financial market conditions.

•	Additional technical expertise. We believe that one or more of Nevada Pacific, Coral Gold, Tone Resources and White Knight has quality employees with good technical expertise. We hope to retain at least some of these key employees following the successful completion of the proposed acquisitions to assist in our business and operations going forward.

Upon successful completion of the strategic offers, the combined company would strive to become the premier exploration company in Nevada. However, you should be aware that the successful completion of any or all of our offers to purchase all of the outstanding shares of Coral Gold, White Knight and Tone Resources is not a condition of the offer.

Purpose of the Offer

We are making the offer to acquire, directly or indirectly, all of the outstanding Nevada Pacific common shares. If the conditions of the offer are satisfied or waived and we accept for purchase and pay for Nevada Pacific common shares validly tendered in the offer, we currently intend to acquire, directly or indirectly, all of the outstanding Nevada Pacific common shares in accordance with applicable law by way of a subsequent acquisition transaction. See the section entitled “The Offer — Other Terms — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Plans for Nevada Pacific

Upon successful completion of the offer and any subsequent acquisition transaction, we intend to take appropriate actions to optimize and rationalize the combined entities’ assets, operations, management, personnel, general and administrative functions and corporate structure.

If permitted by applicable law, subsequent to the completion of the offer and, if necessary, any subsequent acquisition transaction, we intend to delist Nevada Pacific common shares from the TSX-V and cause Nevada Pacific to cease to be a reporting issuer under the securities laws of the applicable jurisdictions.

INVESTMENT CONSIDERATIONS

We believe that the consideration offered for Nevada Pacific common shares under the offer is fair. You are urged to consider the following factors in making your decision to accept the offer.

The consideration offered under the offer provides a significant premium for Nevada Pacific’s shareholders.

We are offering to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding Nevada Pacific common shares, including any Nevada Pacific common shares that may be issued after the date of the offer and prior to the expiry time, on the basis of 0.23 of an exchangeable share for each Nevada Pacific common share. The exchangeable shares will, under the circumstances described in this prospectus, be exchangeable for shares of our common stock on a one-for-one basis. Based on the closing prices of Nevada Pacific’s common shares on the TSX-V and the shares of our common stock on the OTCBB on March 3, 2006, the last trading day prior to the announcement of U.S. Gold’s proposed business combination with Nevada Pacific, this exchange ratio represented a premium of approximately 23% to shareholders over the trading price prior to the announcement of the offer. Based on the closing prices of Nevada Pacific common shares on the TSX-V and the shares of common stock of U.S. Gold on the TSX on December 4, 2006, the most recent trading day practicable before the filing of this prospectus, this exchange ratio represented a premium of approximately 12%% to Nevada Pacific shareholders.

We believe that there are significant benefits to bringing together U.S. Gold with four other companies exploring in the Cortez Trend.

In addition to this prospectus, we expect to commence take-over bids for all of the outstanding common shares of Coral Gold, White Knight and Tone Resources as soon as practicable following the completion by Coral Gold and Tone Resources of formal valuations required under applicable law. Like Nevada Pacific, each of these companies is exploring in the Cortez Trend in Nevada and has mineral exploration properties that are adjacent to or near U.S. Gold’s Tonkin Springs gold property. See the section entitled “Intentions of the Offerors — Strategic Rationale for the Offer” on page 56 of this prospectus. We believe that there are significant benefits to bringing together U.S. Gold, Nevada Pacific, Coral Gold, White Knight and Tone Resources, including that the combined company will have:

•	a larger land position within the Cortez Trend and a larger exploration program;

•	a stronger cash position and reduced costs;

•	enhanced trading liquidity and better market focus; and

•	greater technical expertise.

Upon successful completion of the strategic offers, the combined company would strive to become the premier exploration company in Nevada. However, you should be aware that the successful completion of any or all of our offers to purchase all of the outstanding shares of Coral Gold, White Knight and Tone Resources is not a condition of the offer.

The liquidity and trading price of Nevada Pacific’s common shares may be adversely affected if we are not successful in acquiring 100% of Nevada Pacific’s common shares.

Our acquisition of any Nevada Pacific common shares under the offer will reduce the number of Nevada Pacific common shares that might otherwise trade publicly, as well as the number of shareholders. Depending on the number of shareholders depositing and the number of Nevada Pacific common shares acquired by us under the offer, following the completion of the offer and prior to any subsequent acquisition transaction, the liquidity and market value of the remaining Nevada Pacific common shares held by the public would likely be adversely affected. After the purchase of Nevada Pacific common shares under the offer, it may be possible for Nevada Pacific to take steps towards the elimination of any applicable public reporting requirements under applicable securities legislation in any province in which it has an insignificant number of shareholders.

The Nevada Pacific common shares may fail to meet the criteria for continued listing on the TSX-V even if the offerors are not successful in acquiring 100% of Nevada Pacific common shares.

The rules and regulations of the TSX-V establish certain criteria that, if not met, could lead to the delisting of Nevada Pacific common shares from the TSX-V. Among such criteria are the number of Nevada Pacific shareholders, the number of Nevada Pacific common shares publicly held and the aggregate market value of Nevada Pacific common shares publicly held. Depending on the number of Nevada Pacific shareholders depositing Nevada Pacific common shares and the number of Nevada Pacific common shares acquired by us under the offer, it is possible that, following the completion of the offer and prior to any subsequent acquisition transaction, Nevada Pacific common shares would fail to meet the criteria for continued listing on the TSX-V. If this were to happen, Nevada Pacific common shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for such shares. We intend to cause Nevada Pacific to apply to delist Nevada Pacific common shares from the TSX-V as soon as practicable after the successful completion of the offer and any subsequent acquisition transaction.

RELATIONSHIPS BETWEEN THE OFFERORS AND NEVADA PACIFIC

Beneficial Ownership of and Trading in Securities of Nevada Pacific

As of the date hereof, Robert R. McEwen, our Chairman and Chief Executive Officer, beneficially owns 12,500,000 Nevada Pacific units, each of which consists of one common share and one warrant to purchase one common share at $0.50 per unit, which represent approximately 30% of the outstanding Nevada Pacific common shares (assuming exercise of all warrants held by Mr. McEwan) as of December 4, 2006, or 29% of the outstanding Nevada Pacific common shares on a fully-diluted basis. Other than such securities, no securities of Nevada Pacific, are owned beneficially, directly or indirectly, nor is control or direction exercised over any securities of Nevada Pacific, by our directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of our associates or affiliates, by any associate of our directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of our securities. No person is acting jointly or in concert with us and Canadian Exchange Co. with respect to the offer.

Except for the purchases by Mr. McEwen of Nevada Pacific common shares described in the section entitled “Background to the Offer” on page 55 of this prospectus, no securities of Nevada Pacific have been purchased or sold during the 12-month period preceding the date of the offer by the offerors or the offerors’ directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of the offerors’ associates or affiliates, by any associate of the offerors’ directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of securities of the offerors.

Commitments to Acquire Securities of Nevada Pacific

Except in connection with the offer, neither of us, Canadian Exchange Co. nor any of our directors or executive officers, nor, to the knowledge of our directors and executive officers after reasonable inquiry, any of our associates or affiliates, any associate of any of our directors or executive officers or any person or company owning, directly or indirectly, more than 10% of any class of our securities has entered into any commitments to acquire any equity securities of Nevada Pacific.

Transaction-Related Expenses

U.S. Gold has agreed to pay the transaction-related fees and expenses incurred by each of the target companies in relation to the proposed acquisitions. As of December 4, 2006, U.S. Gold has reimbursed the target companies for the following transaction-related fees and expenses: Coral Gold, $167,230, Nevada Pacific, $205,750, Tone Resources, $96,147, and White Knight, $52,712.

Arrangements, Agreements or Understandings

Except as described in this prospectus, or in the attached appendices or documents, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates have any contract, arrangement, understanding or relationship with any other person with respect to any securities of Nevada Pacific, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in the offer, there have been no contacts, negotiations or transactions between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Nevada Pacific or its affiliates, on the other hand, relating to any merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we, nor, to the best of our knowledge, any of the our directors, executive officers or other affiliates has had any transaction with Nevada Pacific or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

There are no arrangements or agreements made or proposed to be made between us and any of the directors or executive officers of Nevada Pacific and no payments or other benefits are proposed to be made or given by us to such directors or executive officers as compensation for loss of office or as compensation for remaining in or retiring from office if the offer is consummated.

MATERIAL CHANGES AND OTHER INFORMATION

Except for the offer and as otherwise disclosed publicly by Nevada Pacific, we are not aware of any information which indicates that any material change has occurred in the affairs of Nevada Pacific since the date of the last available published financial statements of Nevada Pacific.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Fraser Milner Casgrain LLP, Canadian counsel to U.S. Gold and Canadian Exchange Co., the following is, at the date hereof, a summary of the material Canadian federal income tax considerations applicable to shareholders who dispose of their Nevada Pacific common shares in the offer and who, for purposes of the Tax Act and at all relevant times, hold their Nevada Pacific common shares and will hold any exchangeable shares and shares of common shares of U.S. Gold as capital property and deal at arm’s length with, and are not affiliated with, U.S. Gold, Canadian Exchange Co., Alberta ULC and Nevada Pacific.

The Nevada Pacific common shares, the exchangeable shares and the shares of common stock of U.S. Gold will be considered to be capital property to a holder thereof provided such securities are not held in the course of carrying on a business of buying and selling securities and such securities are not acquired in a transaction considered to be an adventure in the nature of trade. A Canadian resident holder of Nevada Pacific common shares or exchangeable shares may in certain circumstances make an irrevocable election under subsection 39(4) of the Tax Act to have his or her Nevada Pacific common shares and exchangeable shares and every other “Canadian security” (as defined in the Tax Act) owned by such holder in the taxation year of election and in all subsequent taxation years deemed to be capital property. Where a shareholder makes an election under section 85 of the Tax Act in respect of the disposition of Nevada Pacific common shares, as described below, the exchangeable shares received in exchange will not be Canadian securities for this purpose.

This summary is not applicable to a shareholder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); or (iii) with respect to whom U.S. Gold is or will be a “foreign affiliate” within the meaning of the Tax Act.

This summary is based on the facts set out in this prospectus, the current provisions of the Tax Act, the regulations thereunder and counsel’s understanding of the current published administrative policies and assessment practices of the Canada Revenue Agency, or the CRA. This summary also takes into account all proposed amendments to the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) before the date of the offer (“Tax Proposals”). There can be no assurance that any such Tax Proposals will be implemented in their current form or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative action or decision, or changes in the administrative policies or assessment practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER. ACCORDINGLY, SHAREHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF DISPOSING OF THEIR COMMON SHARES IN THE OFFER AND ACQUIRING, HOLDING AND DISPOSING OF EXCHANGEABLE SHARES AND SHARES OF COMMON STOCK OF U.S. GOLD, HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of exchangeable shares or shares of common stock of U.S. Gold, including dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars using the Canadian/U.S. dollar exchange rate prevailing at the time such amounts arise.

Shareholders Resident in Canada

The following portion of this summary is applicable to a shareholder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be a Canadian resident at all relevant times.

Receipt of Ancillary Rights

A shareholder who receives exchangeable shares on a disposition of Nevada Pacific common shares in the offer will also be entitled to certain rights and benefits, referred to herein as ancillary rights, under the Voting and Exchange Trust Agreement, as discussed in the section entitled “Exchangeable Shares — Voting and Exchange

Trust Agreement” on page 39 of this prospectus. A shareholder will be required to account for the ancillary rights in determining the proceeds of disposition of such holder’s Nevada Pacific common shares and the cost of the exchangeable shares received in the offer. U.S. Gold is of the view that the ancillary rights have a nominal fair market value given the other rights and benefits that shareholders will have upon completion of the offer including, without limitation, the right to exchange their exchangeable shares for shares of common shares of U.S. Gold on a one-for-one basis. Any such determination of value is not binding upon the CRA. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. A reference to exchangeable shares will be deemed to include a reference to ancillary rights, where applicable.

Grant of Call Rights

U.S. Gold is of the view that the liquidation call right, the redemption call right and the retraction call right, as discussed in the section entitled “ — Call Rights” on page 36 of this prospectus, have a nominal fair market value and that accordingly, no amount should be allocated to the call rights. Any such determination of value is not binding upon the CRA. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. Provided that the valuation with respect to such call rights is correct, the granting of the call rights will not result in any material adverse income tax consequences to a shareholder. However, should the CRA challenge this valuation and ultimately succeed in establishing that the call rights have a fair market value in excess of a nominal amount, a shareholder receiving exchangeable shares in the offer will realize a capital gain in an amount equal to the fair market value of the call rights. See the section entitled “Taxation of Capital Gains or Capital Losses” below.

Exchange of Nevada Pacific Common Shares for Exchangeable Shares

No Election Transaction.  Subsection 85.1(1) of the Tax Act provides that where a taxpayer exchanges shares, or the exchanged shares, of any particular class of the capital stock of a taxable Canadian corporation for shares of another taxable Canadian corporation, or the purchaser corporation, and receives no consideration for the transfer of the exchanged shares other than shares of the purchaser corporation, the taxpayer is deemed to dispose of the exchanged shares for an amount equal to the adjusted cost base of the exchanged shares to the taxpayer immediately before the exchange and to acquire the shares of the purchaser corporation at a cost then equal to the adjusted cost base to the taxpayer of the exchanged shares immediately before the exchange. Subsection 85.1(1) does not apply if the taxpayer elects in the taxpayer’s return of income for the year in which the exchange occurs to recognize any gain or loss on the exchange or if the taxpayer makes a joint tax election pursuant to subsection 85(1) or (2) with respect to the exchanged shares. If section 85.1(1) applies to the exchange by a shareholder of Nevada Pacific common shares for exchangeable shares, the shareholder would dispose of Nevada Pacific common shares for an amount equal to its adjusted cost base of Nevada Pacific common shares immediately before the exchange and receive exchangeable shares with a cost to the shareholder equal to the adjusted cost base of Nevada Pacific common shares immediately before the exchange. If the ancillary rights represent consideration to the shareholders for the disposition of Nevada Pacific common shares, section 85.1 would not apply to the exchange by a shareholder of Nevada Pacific common shares for exchangeable shares. Shareholders are advised to consult their tax advisors as to whether subsection 85.1 may apply to an exchange by them of their Nevada Pacific common shares and whether they should make an election pursuant to subsection 85(1) or (2) as described below under “Section 85 Election.”

If subsection 85.1(1) does not apply to a shareholder, a shareholder who exchanges Nevada Pacific common shares for exchangeable shares will be considered to have disposed of such Nevada Pacific common shares for proceeds of disposition equal to the fair market value of the exchangeable shares (including the value of the ancillary rights) acquired by such shareholder on the exchange, unless such shareholder makes a joint tax election under subsection 85(1) or 85(2) of the Tax Act. As a result, such shareholder will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such Nevada Pacific common shares. See the section entitled “Taxation of Capital Gains or Capital Losses” below. The cost to a holder of exchangeable shares acquired on the exchange will be equal to the fair market value thereof at the time of acquisition.

Election Transaction.  A shareholder who exchanges Nevada Pacific common shares for exchangeable shares may make a joint tax election with Canadian Exchange Co. pursuant to subsection 85(1) of the Tax Act (or, in the case of a shareholder who is a partnership, pursuant to subsection 85(2) of the Tax Act). Such election may result in the full or partial deferral of capital gains otherwise arising on the exchange of Nevada Pacific common shares as described under “Non-Rollover Transaction.” Provided that, on the effective date, the adjusted cost base of such shareholder’s Nevada Pacific common shares equals or exceeds the fair market value of the ancillary rights acquired by such shareholder on the exchange, that shareholder may elect so as to not realize a capital gain for the purposes of the Tax Act on the exchange. The elected amount (as defined herein) will be determined by each shareholder who makes such a joint tax election, subject to the limitations under the Tax Act described below under “Section 85 Election.”

Section 85 Election

Canadian Exchange Co. will make a joint tax election under subsection 85(1) or subsection 85(2), as applicable, of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) with a shareholder who receives exchangeable shares on the exchange of Nevada Pacific common shares and at the amount elected by the shareholder, subject to the limitations under the Tax Act. The joint tax election allows a shareholder to elect an amount which, subject to the limitations under the Tax Act described below, will be treated for the purposes of the Tax Act as the shareholder’s proceeds of disposition of his or her Nevada Pacific common shares. Canadian Exchange Co. agrees only to execute any properly completed election forms and to forward such election forms by mail (within 30 days after the receipt thereof by Canadian Exchange Co.) to the applicable tax authorities with a copy to the shareholder. With the exception of the execution and filing of the election by Canadian Exchange Co., compliance with the requirements to ensure the validity of a joint tax election will be the sole responsibility of the shareholder making the election. Accordingly, neither Canadian Exchange Co. nor the depositary will be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any election within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial legislation).

The relevant Canadian federal tax election form is CRA Form T2057 (or, in the event that Nevada Pacific common shares are held as partnership property, CRA Form T2058). For shareholders required to file in Québec, Québec Form TP-518V (or, in the event that Nevada Pacific common shares are held as partnership property, Québec Form TP-529V) will also be required. A tax election package, consisting of the relevant tax election forms, a tax election filing authorization letter, and a letter of instructions, may be obtained from the depositary. A shareholder interested in making a joint tax election should so indicate on the letter of acceptance and transmittal in the space provided therein and a tax election package will be sent to such shareholder.

In order to make a joint tax election, a shareholder must provide to the depository, at the address set forth on the back page hereof, on behalf of Canadian Exchange Co., two signed copies of the necessary election forms on or before the day which is 90 days after the effective date, duly completed with the details of the number of Nevada Pacific common shares transferred and the applicable elected amount for the purposes of the election. Certain Canadian provincial jurisdictions may require that a separate joint tax election be filed for provincial income tax purposes. Canadian Exchange Co. will also make a Canadian provincial joint tax election with a shareholder under the provision of any relevant Canadian provincial income tax legislation with similar effect to subsection 85(1) or subsection 85(2) of the Tax Act (and, if requested, an election pursuant to sections 518 or 529 of the Taxation Act (Quebec) or analogous provincial tax legislation). Shareholders are encouraged to consult their own tax advisors to determine whether separate election forms must be filed with any Canadian provincial taxing authority. It will be the responsibility of each shareholder who wishes to make such a joint tax election to obtain the necessary Canadian provincial election forms and to submit such forms to the depositary for execution and filing by Canadian Exchange Co.

Where Nevada Pacific common shares are held in joint ownership and two or more of the co-owners wish to elect, one of the co-owners designated for such purpose should file the designation and a copy of the CRA Form T2057 (and where applicable, the corresponding Québec form) for each co-owner, along with a list of all co-owners electing, which list should contain each co-owner’s percentage of ownership, the address and Canadian social insurance number or tax account number of each co-owner. Where Nevada Pacific common shares are held as partnership property, a partner validly designated by the partnership may file one copy of the CRA Form T2058 on behalf of all members of the partnership (and where applicable, the corresponding form in duplicate with the Québec taxation authorities). Such CRA Form T2058 (and Québec form, if applicable) must be accompanied by a letter signed by each partner authorizing the designated partner to complete and file the form, and a list containing the name, address, social insurance number or tax account number of each partner.

Where a joint tax election is made, pursuant to the limitations imposed by the Tax Act, the elected amount may not be:

•	less than the fair market value of the ancillary rights received on a disposition of Nevada Pacific common shares in the offer;

•	less than the lesser of: (a) the adjusted cost base to the shareholder of the shareholder’s Nevada Pacific common shares disposed of pursuant the offer, and (b) the fair market value of Nevada Pacific common shares; and

•	greater than the fair market value of Nevada Pacific common shares so disposed of,

in each case, determined immediately before the time of the disposition. The amount elected by a shareholder in accordance with the foregoing limitations is referred to herein as the elected amount.

Elected amounts which do not comply with the foregoing limitations will be automatically adjusted pursuant to the provisions of the Tax Act.

Where a shareholder and Canadian Exchange Co. make a Canadian joint tax election, the Canadian tax treatment to the shareholder will be as follows:

•	the shareholder will be deemed to have disposed of Nevada Pacific common shares for proceeds of disposition equal to the elected amount;

•	if the proceeds of disposition of Nevada Pacific common shares are equal to the aggregate of the adjusted cost base of the shareholder’s Nevada Pacific common shares, determined immediately before the time of the disposition, and any reasonable costs of disposition, no capital gain or capital loss will be realized by the shareholder;

•	to the extent that the proceeds of disposition of Nevada Pacific common shares exceed (or are less than) the aggregate of the adjusted cost base to the shareholder of his or her Nevada Pacific common shares, determined immediately before the time of the disposition, and any reasonable costs of disposition, a capital gain (or capital loss) will be realized by the shareholder; and

•	the cost to a shareholder of the exchangeable shares received in exchange for Nevada Pacific common shares will be equal to the amount by which the elected amount exceeds the fair market value of the ancillary rights received on the disposition of Nevada Pacific common shares in the offer.

In order for the CRA (and, where applicable, the Ministère du Revenu du Québec) to accept a joint tax election without a late filing penalty being paid by the shareholder, the election must be received by such revenue authorities on or before the day that is the earliest of the days on or before which either Canadian Exchange Co. or the shareholder is required to file an income tax return for the taxation year in which the exchange occurs. Canadian Exchange Co.’s taxation year is scheduled to end on December 31. Thus, where the exchange occurs prior to December 31, 2006, the tax election will, in the case of a shareholder who is an individual (other than a trust), generally have to be received by the revenue authorities by April 30, 2007 (being generally the last day for filing a tax return for the individual’s 2006 taxation year). Shareholders, other than individuals, are encouraged to consult their own advisors as soon as possible respecting the deadlines applicable to their own particular circumstances. However, regardless of such deadline, the tax election forms of a shareholder must be received by the depositary, as indicated above, no later than the 90th day after the effective date. If, for whatever reason, the current taxation year of Canadian Exchange Co. were to terminate before December 31, 2006, the joint tax election may have to be filed earlier to avoid late filing penalties. In such event, Canadian Exchange Co. has agreed to notify forthwith, through the depositary, every shareholder who received exchangeable shares on the exchange of their Nevada Pacific common shares of such change.

Any shareholder who does not ensure that the depositary has received a duly completed election form on or before the 90th day after the effective date, will not be able to benefit from the joint tax election. Accordingly, all shareholders who wish to enter into a joint tax election with Canadian Exchange Co. should give their immediate attention to this matter. The instructions for requesting a tax election package are set out in the letter of acceptance and transmittal. Shareholders are referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R3 issued by the CRA for further information respecting the joint tax election. Joint tax election forms are also available from the CRA and provincial tax authorities. Shareholders wishing to make the joint tax election are encouraged to consult their own tax advisors. The comments herein with respect to such elections are provided for general assistance only. The law in this area is complex and contains numerous technical requirements.

As discussed above, shareholders will be required to account for the ancillary rights in determining the proceeds of disposition of such shareholder’s Nevada Pacific common shares and the cost of the exchangeable shares received in the offer. U.S. Gold is of the view that the ancillary rights have a nominal fair market value given the other rights and benefits that shareholders also have upon completion of the offer including, without limitation, the right to exchange their exchangeable shares for shares of common stock of U.S. Gold on a one-for-one basis. Any such determination of value is not binding upon the CRA. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. A reference to exchangeable shares will be deemed to include a reference to ancillary rights, where applicable.

Exchangeable Shares/Shares of Common Stock of U.S. Gold

Dividends on Exchangeable Shares

Dividends received or deemed to be received on exchangeable shares by a shareholder who is an individual (including most trusts) will be included in computing the individual’s income for the taxation year in which such dividends are received and will be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received from taxable Canadian corporations.

On June 29, 2006, the Minister of Finance (Canada) tabled in the House of Commons a notice of Ways and Means Motion to introduce an enhanced federal gross-up and dividend tax credit for “eligible dividends” paid after 2005 and received by individuals resident in Canada. If legislation is enacted as described in the notice of Ways and Means Motion, dividends received or deemed to be received on the exchangeable shares by a holder may qualify for the enhanced gross-up and dividend tax credit.

A shareholder that is a corporation will be required to include in computing its income for a taxation year any dividends received on the exchangeable shares and will generally be entitled to deduct such dividends in computing its taxable income.

A shareholder that is a “private corporation” as defined in the Tax Act or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay a refundable tax under Part IV of the Tax Act equal to 33 1/3% of dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the holder’s taxable income.

The exchangeable shares will be “taxable preferred shares” and “short-term preferred shares” for purposes of the Tax Act. Accordingly, Canadian Exchange Co. will be subject to a tax under Part VI.1 of the Tax Act equal to 66 2/3% (to be reduced to 50% under the Tax Proposals retroactively effective to dividends paid by a corporation in its 2003 and subsequent taxation years) of all dividends paid or deemed to be paid on the exchangeable shares. Canadian Exchange Co. will also be entitled to deduct 9/4 (to be increased to 3 times under the Tax Proposal retroactively effective to dividends paid by a corporation in its 2003 and subsequent taxation years) of any Part VI.1 tax payable in computing its taxable income. Dividends received or deemed to be received on the exchangeable shares will not be subject to the 10% tax under Part IV.1 of the Tax Act.

Dividends on Shares of Common Stock of U.S. Gold

Dividends received on shares of common stock of U.S. Gold will be included in a shareholder’s income for the purposes of the Tax Act. Such dividends received by a shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A shareholder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is a “Canadian-controlled private corporation” as defined in the Tax Act may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include such dividends. Subject to the detailed rules in the Tax Act, a shareholder may be entitled to a foreign tax credit or deduction for any United States non-resident withholding tax paid on dividends received on shares of common stock of U.S. Gold.

Redemption or Exchange of Exchangeable Shares

On the redemption (including a retraction) of an exchangeable share by Canadian Exchange Co., the shareholder will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (being the fair market value at that time of the share of common stock of U.S. Gold plus the accrued and unpaid dividends, if any, received by the shareholder on the redemption) exceeds the paid-up capital for purposes of the Tax Act of the exchangeable share at the time of the redemption. A shareholder will be subject to tax on the amount of any such deemed dividend in the manner described above under the heading “Dividends on Exchangeable Shares.” On the redemption, the shareholder will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend, and will realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the exchangeable share to the shareholder. See the section entitled “Taxation of Capital Gains or Capital Losses” below. In some circumstances, the amount of any such deemed dividend received by a shareholder that is a corporation on the redemption of an exchangeable share may be treated as proceeds of disposition and not as a dividend.

Where an exchangeable share is exchanged with U.S. Gold or Alberta ULC for a share of common stock of U.S. Gold, the shareholder will realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the shareholder’s adjusted cost base of the exchangeable share. For this purpose, the proceeds of disposition will be the aggregate of the fair market value, at the time of the exchange, of the shares of common stock of U.S. Gold received on the exchange and any accrued and unpaid dividends received by the shareholder as part of the exchange consideration. See the section entitled “Taxation of Capital Gains or Capital Losses” below.

Because of the existence of the call rights and certain rights provided in the Voting and Exchange Trust Agreement, a holder of exchangeable shares cannot control whether such a holder will receive shares of common stock of U.S. Gold by way of redemption of the exchangeable shares by Canadian Exchange Co. or by way of a purchase of the exchangeable shares by U.S. Gold or Alberta ULC. If the call rights are not exercised on redemption or retraction of the exchangeable shares, a holder of exchangeable shares may realize a dividend for Canadian tax purposes that may exceed the holder’s economic gain.

As described above, the Canadian federal income tax consequences of a redemption by Canadian Exchange Co. differ from those of a purchase by U.S. Gold or Alberta ULC.

Acquisition and Disposition of Shares of Common Stock of U.S. Gold

The cost of the shares of common stock of U.S. Gold received on the retraction, redemption, exchange or purchase of exchangeable shares will be equal to the fair market value of such shares of common stock of U.S. Gold at that time and will be averaged with the adjusted cost base of all other shares of common stock of U.S. Gold held by the shareholder as capital property at that time for the purposes of determining the adjusted cost base of such shares of common stock of U.S. Gold.

A disposition or deemed disposition of shares of common stock of U.S. Gold by a shareholder will result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the shareholder’s adjusted cost base of such shares of common stock of U.S. Gold. See the section entitled “Taxation of Capital Gains or Capital Losses” below.

Taxation of Capital Gains or Capital Losses

A shareholder will be required to include one-half of the amount of any capital gain (a “taxable capital gain”) in income, and will generally be required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) against taxable capital gains realized by the shareholder in the year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

A shareholder that is a “Canadian-controlled private corporation,” as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include an amount in respect of taxable capital gains.

If the holder of exchangeable shares is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of such shares may be reduced by the amount of any dividends, including deemed dividends, which have been previously received on such shares to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where the corporation is a member of a partnership or beneficiary of a trust that owns exchangeable shares or where the trust or partnership of which a corporation is beneficiary or a member is a member of a partnership or beneficiary of a trust that owns exchangeable shares. Shareholders to whom these rules may be relevant should consult their own tax advisors.

Alternative Minimum Tax

Individuals and certain trusts that receive or are deemed to receive taxable dividends on exchangeable shares, or realize a capital gain on the disposition or deemed disposition of Nevada Pacific common shares, the exchangeable shares or shares of common stock of U.S. Gold, may realize an increase in their liability for alternative minimum tax under the Tax Act.

Qualified Investments

The exchangeable shares issued in the offer, will be “qualified investments” under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans or registered education savings plans, or deferred plans, as defined in the Tax Act, provided the exchangeable shares are listed on a “prescribed stock exchange” (which currently includes the TSX).

The ancillary rights will not be qualified investments under the Tax Act for such deferred plans. However, U.S. Gold is of the view that the ancillary rights have a nominal fair market value. Counsel expresses no opinion as to the appropriateness or the accuracy of this valuation. Any determination of value is not binding on the CRA. Where plans acquire property that is not a qualified investment, the plans are required to pay tax on the income and capital gains in respect of such property in accordance with the Tax Act. In addition, where a non-qualified investment is acquired by a trust governed by a registered retirement savings plan or a registered retirement income fund, the fair market value of the non-qualified investment at the time of acquisition will be included in the income of the annuitant under the plan. Where a non-qualified investment is acquired by a trust governed by a deferred profit sharing plan, the trust will be liable for a tax equal to the fair market value of the investment at the time the investment is acquired. The registration of a registered education savings plan becomes revocable if it acquires a non-qualified investment and, accordingly, exchangeable shares (by reason of the attached ancillary rights) are not suitable investments for trusts governed by registered education savings plans.

The shares of common stock of U.S. Gold issued in the offer, will be qualified investments under the Tax Act for Plans, provided such shares are listed on a “prescribed stock exchange” (which currently includes the TSX and AMEX).

Foreign Property Information Reporting

A holder of exchangeable shares or shares of common stock of U.S. Gold who is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property,” including such exchangeable shares or shares of common stock of U.S. Gold, at any time in the year or fiscal period exceeds Cdn$100,000 will be required to file an information return for the year or period disclosing prescribed information.

Subject to certain exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Holders are encouraged to consult their tax advisors as to whether they must comply with these rules.

Foreign Investment Entity Status

On July 18, 2005, the Minister of Finance (Canada) released revised draft legislation relating to the income tax treatment of investments by Canadian residents in non-resident entities that constitute “foreign investment entities” (“FIEs”) applicable for taxation years commencing after 2002 (the “FIE Tax Proposals”). The FIE Tax Proposals, as currently drafted, would apply to require a shareholder that holds a “participating interest” (that is not an “exempt interest”) in a non-resident entity that is an FIE at the entity’s taxation year-end to take into account in computing the shareholder’s income for the shareholder’s taxation year that includes such taxation year-end: (i) an amount based on a prescribed rate of return on the “designated cost” of such participating interest held by a shareholder at the end of each month ending in the holder’s taxation year at which time the participating interest is held by the shareholder;

(ii) in certain limited circumstances, any gains and losses accrued on such participating interest for the year; or (iii) in certain limited circumstances, a shareholder’s proportionate share of the FIE’s income (or loss) for the year calculated using Canadian tax rules. For the purposes of the FIE Tax Proposals, exchangeable shares and shares of common stock of U.S. Gold will constitute participating interests in U.S. Gold.

U.S. Gold will not be an FIE at the end of its taxation year provided that, at that time, the “carrying value” of all of U.S. Gold’s “investment property” is not greater than one-half of the “carrying value” of all its property. The determination of whether or not U.S. Gold is an FIE must be made on an annual basis at the end of each taxation year-end of U.S. Gold.

Even if U.S. Gold were an FIE at the end of one of its taxation years, an exchangeable share or a share of common stock of U.S. Gold, respectively, may be an exempt interest provided that throughout the period that such a security is held by a holder during such taxation year of U.S. Gold: (i) U.S. Gold is resident in the United States for the purposes of the Tax Act; (ii) the exchangeable share or the share of common stock of U.S. Gold (as applicable) is listed on a “prescribed stock exchange”; and (iii) the exchangeable share or the share of common stock of U.S. Gold (as applicable) constitutes an “arm’s length interest” (as defined for the purposes of the FIE Tax Proposals). It is expected that the exchangeable shares and the shares of common stock of U.S. Gold will be “arm’s length interests” of a particular shareholder thereof for the purposes of the FIE Tax Proposals provided that such shareholder (together with entities and individuals with whom the holder does not deal at arm’s length) does not hold, in the aggregate, more than 10% of the exchangeable shares or 10% of the shares of common stock of U.S. Gold, as applicable, based on the fair market value of such securities. In addition, an exchangeable share or share of common stock of U.S. Gold will only constitute an exempt interest at the end of U.S. Gold’s taxation year if, at that time, it is reasonable to conclude that the shareholder has no “tax avoidance motive” in respect of such exchangeable share or share of common stock of U.S. Gold. For this purpose, the shareholder will be regarded as having a tax avoidance motive only if it is reasonable to conclude that the main reasons for acquiring or holding such exchangeable shares or shares of common stock of U.S. Gold include directly or indirectly benefiting principally from income, profits, gains or increases in value in respect of investment property and from the deferral or reduction of tax that would have been payable on such income, profits or gains. Shareholders are encouraged to consult their own tax advisors regarding the determination of whether or not they have such a tax avoidance motive. The determination of whether exchangeable shares or shares of common stock of U.S. Gold constitute an exempt interest must be made on an annual basis at the end of the taxation year of U.S. Gold and no assurances can be given that the exchangeable shares or shares of common stock of U.S. Gold will constitute an exempt interest at any subsequent taxation year-end of U.S. Gold.

Economic Statement of October 18, 2000

In the Economic Statement released on October 18, 2000 (the “Economic Statement”), the Minister of Finance (Canada) announced a proposal to formulate and introduce a rule to permit shares of a Canadian corporation held by a Canadian resident to be exchanged for shares of a foreign corporation on a tax-deferred basis. This statement included no details of the circumstances in which such tax-deferred share-for-share exchanges could occur but rather indicated that these rules would be developed in consultation with the private sector. The Economic Statement indicated that any such rules would not be effective before the public release of draft legislation including such rules. The Canadian Federal Budget of February 18, 2003, reiterated the statements made in the Economic Statement and indicated that draft legislative proposals would be released in the near future for public review and comment.

The Canadian Federal Budget of March 23, 2004 (the “2004 Budget”) indicated that it is intended that detailed proposals will be released for public comment within months after the release of the 2004 Budget. The 2004 Budget also indicated that the proposals are expected to be in the form of draft legislation and there has been no indication as to an effective date for the proposals.

It is not known whether the draft legislation containing the proposed amendments described above will be released in time to affect a subsequent exchange of exchangeable shares for shares of common stock of U.S. Gold, and it is therefore possible that such exchange of exchangeable shares may be achieved on a tax-deferred basis. In any case, until such rules are developed and released, it is not possible to state whether those rules would apply to a shareholder who exchanges exchangeable shares for shares of common stock of U.S. Gold. Shareholders are encouraged to consult their own tax advisors once the draft legislation is released, if at all, to determine how the draft legislation might apply to the holder’s particular circumstances.

Subsequent Acquisition Transaction

If Nevada Pacific common shares validly tendered in the offer are accepted for purchase and paid for, we currently intend to acquire, directly or indirectly, all of the remaining outstanding Nevada Pacific common shares in accordance with applicable law by way of a subsequent acquisition transaction. The tax treatment of a subsequent acquisition transaction to a shareholder will depend upon the exact manner in which the subsequent acquisition transaction is carried out and may be materially less favorable than would apply if Nevada Pacific common shares were tendered in the offer. Shareholders are encouraged to consult their own tax advisors for advice with respect to the income tax consequences to them of having their Nevada Pacific common shares acquired in a subsequent acquisition transaction.

We currently intend to effect a subsequent acquisition transaction in the form of a statutory plan of arrangement or similar transaction as described above under the caption “The Offer — Subsequent Acquisition Transaction.” Upon the subsequent acquisition transaction, holders of warrants will receive warrants to purchase exchangeable shares of Canadian Exchange Co. on a tax-deferred basis. In addition, the Nevada Pacific stock option plan will be replaced on a tax-deferred basis with a stock option plan of U.S. Gold.

Under the current administrative practice of the CRA, shareholders who exercise their right of dissent in respect of a merger should be considered to have disposed of their Nevada Pacific common shares for proceeds of disposition equal to the amount paid by the acquiring corporation to the dissenting shareholder therefore, other than interest awarded by the court (if any). Because of uncertainties under the relevant legislation as to whether such amounts paid to a dissenting shareholder would be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting shareholders are encouraged to consult with their own tax advisors in this regard.

Shareholders Not Resident in Canada

The following portion of the summary is applicable to holders of Nevada Pacific common shares who, for purposes of the Tax Act or any applicable income tax treaty or convention, have not been and will not be resident or deemed to be resident in Canada at any time while they have held Nevada Pacific common shares or will hold exchangeable shares and/or shares of common stock of U.S. Gold and who do not use or hold or are not deemed to use or hold such Nevada Pacific common shares, exchangeable shares and/or shares of common stock of U.S. Gold in carrying on a business in Canada, or a non-resident shareholder. Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Disposition of Nevada Pacific Common Shares or Exchangeable Shares

A non-resident shareholder will not be subject to capital gains tax under the Tax Act on the disposition of Nevada Pacific common shares in the offer or a disposition of exchangeable shares unless Nevada Pacific common shares or exchangeable shares, as the case may be, constitute “taxable Canadian property” of the shareholder for purposes of the Tax Act and the shareholder is not entitled to relief under an applicable income tax treaty or convention.

Generally, Nevada Pacific common shares or the exchangeable shares, as the case may be, will not be taxable Canadian property at a particular time provided that such shares are listed on a “prescribed stock exchange” (which currently includes the TSX and AMEX) and the shareholder, alone or together with persons with whom such shareholder does not deal at arm’s length, has not owned 25% or more of the issued shares of any class or series of shares in the capital of Nevada Pacific or Canadian Exchange Co., as the case may be, at any time during the five year period immediately preceding the particular time.

A non-resident shareholder whose Nevada Pacific common shares constitute taxable Canadian property may be eligible to make a joint tax election with Canadian Exchange Co. See the section entitled “Shareholders Resident in Canada — Section 85 Election.” Non-resident shareholders whose Nevada Pacific common shares or exchangeable shares constitute taxable Canadian property should consult their own tax advisors with respect to the Canadian tax consequences, including the effects thereon of the provisions of any income tax treaty or convention, of disposing of such shares.

Dividends On Exchangeable Shares

Dividends paid or deemed to be paid to a non-resident shareholder on exchangeable shares (including on a redemption of such shares by Canadian Exchange Co.) will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. See the section entitled “Shareholders Resident in Canada — Redemption or Exchange of Exchangeable Shares”. For example, under the Canada-United States tax treaty, the withholding tax rate is generally reduced to 15% in respect of a dividend paid to a person who is the beneficial owner thereof and who is resident in the United States for purposes of the Canada-United States tax treaty.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

It is the opinion of Hogan & Hartson LLP, special counsel to U.S. Gold and Canadian Exchange Co., that the material U.S. federal income tax consequences to shareholders who exchange their Nevada Pacific common shares for exchangeable shares in the offer are as described in the following summary, subject to the assumptions, caveats and conditions set forth in the summary. This summary is included for general information purposes only and does not purport to be a complete technical analysis or listing of all potential U.S. tax consequences that may be relevant to holders of Nevada Pacific common shares. It is not intended to be, nor should it be construed as being, legal or tax advice. For this reason, holders of Nevada Pacific common shares should consult their own tax advisors concerning the tax consequences of the proposed transaction. Further, this summary does not address any tax consequences arising under the income or other tax laws of any state, local or foreign jurisdiction or any tax treaties.

This discussion is based upon the provisions of the Code, the related Treasury regulations, administrative interpretations and court decisions, in each case as in effect or available as of the date of the offer, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the proposed transaction.

This discussion applies only to persons that hold their Nevada Pacific common shares, and will hold their exchangeable shares, as capital assets within the meaning of section 1221 of the Code, and assumes (without verification by the offerors) that Nevada Pacific is not, and has not been, a “controlled foreign corporation” for U.S. federal income tax purposes and that Nevada Pacific has never been treated as a U.S. domestic corporation pursuant to Section 897(i) of the Code. If Nevada Pacific is a controlled foreign corporation, or was a controlled foreign corporation during the period that U.S. holders (defined below) have held their Nevada Pacific common shares, special U.S. tax rules not discussed herein may substantially affect the tax consequences of the proposed transaction to U.S. holders. If Nevada Pacific is treated as a U.S. domestic corporation pursuant to Section 897(i) of the Code, the U.S. tax consequence of the proposed transaction to non-U.S. holders may differ from those described below. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders of Nevada Pacific common shares in light of their particular circumstances or that may be applicable to them if they are subject to special treatment under the U.S. federal income tax laws. Specifically, this summary does not address tax consequences that may apply to a holder of Nevada Pacific common shares that is:

•	a financial institution, thrift, insurance company or mutual fund;

•	a tax-exempt organization;

•	an S corporation, an entity taxable as a partnership for U.S. federal income tax purposes or other pass-through entity or an owner thereof;

•	a dealer in stocks and securities or foreign currencies or a trader or an investor in Nevada Pacific common shares who elects the mark-to-market method of accounting for such stock;

•	a shareholder who received Nevada Pacific common shares from the exercise of employee stock options, stock purchase plans or otherwise as compensation, or from a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	a U.S. holder (defined below) that has a functional currency other than the U.S. dollar;

•	an expatriate or former long-term resident of the United States;

•	a shareholder that owns (or is deemed to own) shares representing 10% or more of the voting power of Nevada Pacific;

•	a shareholder that, immediately following completion of the acquisition of Nevada Pacific by U.S. Gold (through Canadian Exchange Co.), will own (or be deemed to own) exchangeable shares representing 5% or more of the total voting power or value of all shares of Canadian Exchange Co. stock; or

•	a shareholder who holds Nevada Pacific common shares as part of a hedge against currency risk, straddle or a constructive sale or conversion transaction, or other risk reduction or integrated investment transaction.

U.S. Federal Income Tax Consequences to U.S. Holders of Nevada Pacific Common Shares

For purposes of this summary, the term “U.S. holder” means a beneficial owner of Nevada Pacific common shares who is (i) an individual who is a citizen of the United States or who is resident in the United States for

U.S. federal income tax purposes; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or (iv) an estate that is subject to U.S. federal income tax on its income regardless of its source.

An entity that is classified as a partnership for U.S. federal income tax purposes is neither a U.S. holder nor a non-U.S. holder. The U.S. federal income tax treatment of a partnership and its partners depends upon a variety of factors not specifically addressed herein, including the activities of the partnership and the partners. Holders of Nevada Pacific common shares that are partnerships for U.S. federal income tax purposes, and partners in any such partnership, should consult their tax advisors concerning the U.S. federal income tax consequences of the exchange of Nevada Pacific common shares in the offer and of owning and disposing of exchangeable shares or shares of common stock of U.S. Gold.

Nevada Pacific has stated that it believes that it has been and may continue to be a “passive foreign investment company” or “PFIC” within the meaning of Section 1297 of the Code. We have not verified whether this is the case. The PFIC rules are highly complex, and the U.S. federal income tax consequences to a U.S. holder of Nevada Pacific common shares of the exchange of Nevada Pacific shares for exchangeable shares of Canadian Exchange Co. will vary substantially depending upon whether Nevada Pacific is a PFIC and whether the holder has made certain elections potentially available to a holder of Nevada Pacific shares under the PFIC rules. Each U.S. holder of Nevada Pacific shares is therefore strongly urged to consult with such holder’s tax advisor regarding the consequences to such holder of the application of the PFIC rules, taking into account such holder’s particular situation. See the discussion of the consequences of PFIC status under the heading “U.S. Federal Income Tax Consequences Arising from the Exchange by a U.S. Holder of Nevada Pacific Common Shares for Exchangeable Shares and Ancillary Rights” below.

U.S. Federal Income Tax Characterization of the Exchangeable Shares

There is no direct authority addressing the proper characterization and treatment of instruments with characteristics similar to the exchangeable shares and the ancillary rights for U.S. federal income tax purposes. Because the exchangeable shares are exchangeable into shares of U.S. Gold common stock, have dividend rights based on the dividends paid with respect to U.S. Gold common stock, and have the benefit of voting rights similar to the voting rights attributable to the shares of common stock of U.S. Gold, there is a significant chance that, for U.S. federal income purposes, the U.S. Internal Revenue Service, or the IRS, or the United States courts may treat the exchangeable shares as shares of U.S. Gold rather than as shares of Canadian Exchange Co. In the absence of specifically applicable authority and in view of the voting and other rights that holders of exchangeable shares have with respect to Canadian Exchange Co., the offerors intend to take the position that the exchangeable shares constitute stock of Canadian Exchange Co., and not stock of U.S. Gold, for U.S. federal income tax purposes. However, this characterization is not binding on the IRS, and the IRS or the courts could treat the exchangeable shares as shares of U.S. Gold. The offerors have not requested, nor do they intend to request, an opinion from United States legal counsel or a ruling from the IRS regarding the U.S. federal income tax classification of the exchangeable shares.

U.S. Federal Income Tax Characterization of the Exchange by a U.S. Holder of Nevada Pacific Common Shares for Exchangeable Shares and Ancillary Rights

This summary assumes that, as contemplated, (i) the offer will be consummated by Canadian Exchange Co., (ii) pursuant to the offer, Canadian Exchange Co. will obtain at least 80 percent of the shares of the single class of outstanding stock of Nevada Pacific, (iii) the sole consideration received by the shareholders of Nevada Pacific for their shares of Nevada Pacific stock (in the offer or in any other transaction that may be integrated with the offer for U.S. federal income tax purposes) will be voting exchangeable shares of Canadian Exchange Co., (iv) Nevada Pacific will thereafter be a corporate subsidiary of Canadian Exchange Co, and (v) U.S. Gold will acquire additional shares of common stock of Canadian Exchange Co. for cash in conjunction with the consummation of the offer.

The offer will be effected under the applicable provisions of Canadian law, which differ from analogous provisions of United States law. Whether the offer will qualify as a generally tax deferred transaction under

Section 368(a) of the Code (a “reorganization”) or under Section 351 of the Code will depend on the resolution of numerous factual issues, some of which will not be known until the effective time of consummation of the offer. There is no United States legal authority dealing with the tax consequences of a transaction identical to the offer, nor is there authority addressing the nature and status of securities like the exchangeable shares, and we have not requested, nor do we intend to request, an opinion from United States legal counsel or a ruling from the IRS regarding the tax characterization or consequences of the offer.

Based on current authority and the foregoing assumptions and subject to the discussion below, (i) if the exchangeable shares are regarded for U.S. federal income tax purposes as shares of common stock of U.S. Gold, the offer should, more likely than not, qualify as a reorganization for United States federal income tax purposes pursuant to Section 368(a) of the Code; and (ii) if the exchangeable shares are regarded instead as shares of stock of Canadian Exchange Co. and provided that the ancillary rights are not regarded as property rights that are separate and distinct from the exchangeable shares, the offer should, more likely than not, qualify as a reorganization. If the ancillary rights are treated as property rights that are separate from the exchangeable shares, the offer will not qualify as a reorganization pursuant to Section 368(a) of the Code, but exchanges in the offer are intended to qualify, in conjunction with the contemporaneous exchanges of exchangeable shares for shares in Tone Resources, Coral Gold and White Knight and the acquisition of additional common shares of Canadian Exchange Co. by U.S. Gold, as tax-deferred transactions pursuant to Section 351 of the Code. We believe that the ancillary rights should not be regarded as property rights that are separate and distinct from the exchangeable shares because, among other things, they are central to the definition of the economic and voting rights of the exchangeable shares and are not transferable apart from the exchangeable shares, but no assurances can be given that the IRS or the courts will agree with this position.

One of the requirements that must be satisfied in order for an exchange of shares in the offer to qualify as a reorganization is that Canadian Exchange Co. must acquire ownership of at least 80 percent of Nevada Pacific shares solely for voting stock. Under the terms of the offer, Canadian Exchange Co. has the right to accept Nevada Pacific shares tendered in the offer even if it does not thereby obtain 80 percent or greater ownership of Nevada Pacific stock. If Canadian Exchange Co. accepts the shares tendered in the offer but fails for any reason to obtain ownership of at least 80 percent of Nevada Pacific stock, the exchange of Nevada Pacific shares for exchangeable shares will not qualify as a reorganization.

U.S. Federal Income Tax Consequences Arising from the Exchange by a U.S. Holder of Nevada Pacific Common Shares for Exchangeable Shares and Ancillary Rights

Subject to the discussion of the PFIC rules below, if the offer qualifies as part of a reorganization, the following United States federal income tax consequences will result to U.S. holders, provided that the ancillary rights are not regarded as property rights that are separate and distinct from the exchangeable shares: (a) no gain or loss will be recognized by a U.S. holder that exchanges Nevada Pacific common shares for exchangeable shares in the offer; (b) the tax basis of a U.S. holder in the exchangeable shares acquired in exchange for Nevada Pacific common shares in the offer will be equal to such U.S. holder’s adjusted tax basis in Nevada Pacific common shares exchanged; and (c) the holding period of a U.S. holder for the exchangeable shares acquired in exchange for Nevada Pacific common shares in the offer will include such U.S. holder’s holding period for Nevada Pacific common shares exchanged. As discussed above, it is possible that the IRS may take the position that the ancillary rights constitute property rights that are separate and distinct from the exchangeable shares. In that case, the offer would not qualify as a reorganization under Section 368(a) of the Code, but the exchange of Nevada Pacific shares for exchangeable shares is intended to qualify as a transfer coming within Section 351 of the Code if the exchangeable shares are regarded as shares of Canadian Exchange Co. stock. If so, then, subject to the discussion of the PFIC rules below, the tax consequences of the offer for a U.S. Holder will be the same as those just described for a reorganization, except that the U.S. Holder would be required to recognize gain (calculated as described in the immediately following paragraph), if any, realized from the consummation of the offer up to the fair market value of the ancillary rights. The tax basis of such U.S. holder in the exchangeable shares would in that case be equal to such U.S. holder’s adjusted tax basis in the Nevada Pacific common shares exchanged plus the amount of gain recognized minus the fair market value of the ancillary rights received.

Subject to the discussion of the PFIC rules below, if the offer qualifies neither as a reorganization under Section 368(a) nor as a transfer coming within Section 351, a U.S. holder who exchanges Nevada Pacific shares for exchangeable shares will recognize gain or loss for U.S. federal income tax purposes equal to the difference between (1) the fair market value of the exchangeable shares and ancillary rights such holder receives, and (2) such holder’s adjusted tax basis for the Nevada Pacific shares exchanged. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Nevada Pacific shares is more than one year as of the date of the exchange. In the case of a non-corporate holder of Nevada Pacific shares, long-term capital gain will generally be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

As mentioned above, Nevada Pacific has stated that it believes that it has been and may continue to be a PFIC within the meaning of Section 1297 of the Code. If so, the consequences of the exchange to U.S. holders of Nevada Pacific common shares of exchanges in the offer will differ very significantly from those described above. The PFIC rules are extremely complex, and each U.S. Holder of Nevada Pacific shares is strongly urged to consult with his or her tax advisor regarding the substantial effect such rules may have on the tax consequences to such U.S. Holder of an exchange of Nevada Pacific shares for exchangeable shares in the offer and regarding certain tax elections that may be available to such U.S. Holder pursuant to the PFIC rules.

If Nevada Pacific is or has been a PFIC, the PFIC provisions of the Code will generally override the rules described in the preceding paragraphs regarding the tax treatment of reorganizations under Section 368(a), transfers under Section 351 and taxable transactions. Briefly, under the PFIC rules, when a U.S. holder of Nevada Pacific shares exchanges those shares for exchangeable shares, any gain realized by the holder on such exchange (measured by the excess, if any, of the fair market value of the exchangeable shares and ancillary rights received by the holder over the holder’s adjusted tax basis for his or her Nevada Pacific shares) is allocated ratably to each day of such holder’s holding period for such shares. The portion of the gain allocable to the year in which the exchange occurs is taxed as ordinary income, not as capital gain. Tax is calculated with respect to the portions of the gain allocated to each of the prior years of the shareholder’s holding period by multiplying the portion allocable to each prior year by the highest tax rate applicable to ordinary income in effect for such prior year. In addition, interest is charged with respect to the tax attributable to the gain allocated to such prior years. Thus, a U.S. holder who exchanges Nevada Pacific shares will generally be subject to an amount of tax equal to the sum of (i) the tax on the gain allocable to the year in which the exchange occurs, (ii) the tax on the gain allocable to each of the prior years of his holding period, and (iii) an interest charge with respect to such prior year tax amounts. These same rules would apply if the U.S. holder of Nevada Pacific shares sold those shares for cash.

As mentioned above, the provisions of Sections 368(a) and 351 of the Code that provide for tax-deferred treatment of certain share-for-share exchanges do not generally apply in the case of dispositions of shares of PFICs. Proposed U.S. Treasury Regulations provide for two exceptions to this general rule for certain specified types of dispositions of PFIC shares, but the offer does not appear to come within these exceptions.

The PFIC rules provide for certain tax elections that may be utilized by a U.S. holder who wishes to rid his or her shares of the “PFIC taint” so that these special, generally adverse PFIC tax rules will not be applicable with respect to sales or exchanges of those shares. The rules governing the availability and consequences of these PFIC elections are complex. Each U.S. holder of Nevada Pacific shares is strongly urged to consult with his or her tax advisor regarding the availability and consequences of the PFIC elections in light of such holder’s specific circumstances.

As discussed above, there are a number of areas of uncertainty regarding the U.S. federal income tax treatment of exchanges in the offer. Each U.S. holder is urged to consult with his or her own tax advisor regarding these matters.

U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares.

Receipt of Distributions

As discussed above, the offerors intend to take the position that the exchangeable shares are shares of Canadian Exchange Co., and not shares of U.S. Gold. Distributions, if any, paid with respect to the exchangeable shares out of Canadian Exchange Co.’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be taxable as dividend income to U.S. holders. Dividends paid with respect to the exchangeable shares are expected to qualify for the lower tax rates applicable to net capital gains. To the extent that the amount of any distribution exceeds Canadian Exchange Co.’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis, and any excess will be treated as capital gain. Subject to certain conditions and limitations, Canadian income tax withheld on dividends with respect to the exchangeable shares generally may be deducted in determining a U.S. holder’s federal taxable income or credited against a U.S. holder’s federal income tax liability.

As also discussed earlier, the IRS may take the view that the exchangeable shares should be treated as shares of U.S. Gold for U.S. federal income tax purposes. In that case, the determination of whether and to what extent a distribution is taxable as a dividend would be made by reference to the current and accumulated earnings and profits of U.S. Gold, rather than Canadian Exchange Co. Furthermore, the classification of the exchangeable shares as shares of U.S. Gold rather than Canadian Exchange Co. may affect adversely the calculation of the amount of Canadian withholding tax that may be credited against a U.S. holder’s federal income tax liability.

Dispositions of Exchangeable Shares

Generally, a U.S. holder will recognize gain or loss on any sale, exchange or other disposition of the exchangeable shares. The amount of gain or loss recognized will equal the difference between the holder’s adjusted tax basis in the exchangeable shares and the amount realized from the sale, exchange or other disposition, unless the disposition transaction qualifies for non-recognition treatment. Gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period is more than one year. In the case of U.S. holders who are individuals, trusts or estates, any such long-term capital gain may be taxed at preferential rates. The deductibility of losses may be subject to limitations.

If a U.S. holder exchanges exchangeable shares for common shares of U.S. Gold, the U.S. income tax consequences of that exchange will depend upon whether the exchangeable shares are classified as shares of Canadian Exchange Co. or as shares of U.S. Gold for U.S. federal income tax purposes. If they are regarded as shares of Canadian Exchange Co., the exchange will be a taxable transaction, with the tax consequences described in the immediately preceding paragraph. If, on the other hand, the exchangeable shares are regarded as shares of U.S. Gold, the exchange of exchangeable shares for common stock of U.S. Gold should not be taxable.

Certain Passive Foreign Investment Company Considerations

If Canadian Exchange Co. were treated as a “passive foreign investment company” for U.S. federal income tax purposes, this could have potentially adverse U.S. tax consequences to U.S. holders who dispose of or receive distributions with respect to exchangeable shares, which consequences may be different from the consequences discussed above under “U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares — Receipt of Distributions” and under “U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares — Dispositions of Exchangeable Shares.” U.S. holders should consult their own tax advisors with respect to the potential application of the rules governing passive foreign investment companies. The offerors do not intend or expect Canadian Exchange Co. to be a “passive foreign investment company” as defined in Section 1297(a) of the Code, but no assurances can be given in this regard.

U.S. Federal Income Tax Consequences Arising from Holding the Shares of Common Stock of U.S. Gold

Receipt of Distributions

Distributions, if any, paid with respect to shares of common stock of U.S. Gold out of U.S. Gold’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be taxable as dividend income to U.S. holders. In the case of U.S. holders who are individuals, trusts or estates, any such dividend income will be subject to tax at the same preferential rates as net capital gains if the applicable requirements are satisfied. To the extent that the amount of any distribution exceeds U.S. Gold’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis, and any excess will be treated as capital gain.

Dispositions of Shares of Common Stock of U.S. Gold

Generally, a U.S. holder will recognize gain or loss on any sale, exchange or other disposition of the shares of common stock of U.S. Gold equal to the difference between the U.S. holder’s adjusted tax basis in the shares of common stock of U.S. Gold and the amount realized from the sale, exchange or other disposition. Gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period is more than one year. In the case of U.S. holders who are individuals, trusts or estates, any such long-term capital gain may be taxed at preferential rates. The deductibility of losses may be subject to limitations.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Nevada Pacific Common Shares

For purposes of this summary, the term non-U.S. holder means a beneficial owner of Nevada Pacific common shares that is not treated as a partnership for U.S. federal income tax purposes, and that is not a U.S. holder. (See the discussion of partnerships under the section entitled “U.S. Federal Income Tax Consequences to U.S. Holders of Nevada Pacific Common Shares,” above.)

As stated previously, this summary does not address the U.S. federal income tax consequences to shareholders that are subject to special rules. It also does not apply to a non-U.S. holder that is affected by the provisions of an income tax treaty to which the United States is a party, and does not address currency exchange issues. Any non-U.S. holder that may be subject to any of these tax rules is urged to consult his or her own tax advisor to determine the tax consequences to him or her of the exchange in the offer.

U.S. Federal Income Tax Consequences Arising from the Exchange of Nevada Pacific Common Shares for Exchangeable Shares and from the Exchange of Exchangeable Shares for Shares of Common Stock of U.S. Gold

Generally, subject to the discussion below, a non-U.S. holder will not be subject to U.S. federal income tax on the income or gain (if any) realized on the exchange of Nevada Pacific common shares for exchangeable shares and ancillary rights, or upon the exchange of exchangeable shares for shares of common stock of U.S. Gold, unless:

•	the income or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business, or, if a tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. holder, in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise.

As noted above, if the exchangeable shares are regarded as shares of U.S. Gold for U.S. federal income tax purposes, the exchange of exchangeable shares for shares of common stock of U.S. Gold should not be taxable in any event.

U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares and Shares of Common Stock of U.S. Gold.

Receipt of Distributions on Exchangeable Shares

Assuming, as discussed above under “U.S. Federal Income Tax Consequences to U.S. Holders of Nevada Pacific Common Shares — U.S. Federal Income Tax Characterization of the Exchangeable Shares,” that the exchangeable shares are treated as shares of Canadian Exchange Co. for U.S. federal income tax purposes, rather than shares of common stock of U.S. Gold, dividends received by a non-U.S. holder with respect to the exchangeable shares should not be subject to U.S. withholding tax. However, a non-U.S. holder will be taxed in the United States on the receipt of dividends from Canadian Exchange Co. in the same manner as a U.S. holder if the non-U.S. holder has an office or other fixed place of business within the United States to which the dividends are attributable and the dividends are either derived in the active conduct of a banking, financing or similar business within the United States or received by a corporation the principal business of which is trading stock or securities for its account (unless otherwise provided in an applicable treaty).

Receipt of Distributions on Shares of Common Stock of U.S. Gold

Dividends received by a non-U.S. holder with respect to shares of common stock of U.S. Gold (and with respect to exchangeable shares if they are treated for U.S. tax purposes as shares of U.S. Gold) could be subject to U.S. withholding tax at a rate of 30%. The withholding tax rate could be reduced by an applicable income tax treaty in effect between the United States and the non-U.S. holder’s country of residence. For example, the withholding rate under the Canada-United States tax treaty on dividends paid by a U.S. corporation to residents of Canada is generally 15%. In addition, (a) a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (unless otherwise provided in an applicable treaty) and will not be subject to the U.S. withholding tax provided that the non-U.S. holder provides the proper certification, and (b) a corporate non-U.S. holder may also be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified in an applicable income tax treaty) on dividend income that is effectively connected with a U.S. trade or business.

Dispositions of Shares of Common Stock of U.S. Gold or Exchangeable Shares

Subject to the rules discussed below, a non-U.S. holder will not be subject to U.S. federal income tax on gain (if any) realized on the sale or exchange of exchangeable shares or on the sale or exchange of shares of common stock of U.S. Gold, unless:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business, or, if a tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. holder, in the United States; or

•	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise; or

In addition, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), if U.S. Gold is treated as a “U.S. Real Property Holding Corporation” (“USRPHC”) and the requirements set forth below are satisfied, then gain or loss recognized by a non-U.S. holder on the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold will be subject to regular U.S. federal income tax, as if such gain or loss were effectively connected with the conduct of a U.S. trade or business by the holder. U.S. Gold will be treated as a USRPHC if at any time during the shorter of (x) the five-year period ending on the date of the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold (as the case may be) or (y) the period during which a holder held exchangeable shares or shares of common stock of U.S. Gold, the fair market value of U.S. Gold’s United States real property interests equals or exceeds 50% of the sum of the fair market values of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable regulations). It is anticipated that U.S. Gold will be a USRPHC after consummation of the proposed transaction.

If U.S. Gold is treated as a USRPHC after the consummation of the proposed transaction, gain or loss from the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold will be subject to tax under FIRPTA in the following circumstances:

•	In the case of a non-U.S. holder who owns only shares of common stock of U.S. Gold (actually and constructively), the shares of common stock of U.S. Gold are treated as “regularly traded on an established securities market” and the non-U.S. holder holds more than 5% of the total fair market value of the shares of common stock of U.S. Gold outstanding (on a non-diluted basis) at the relevant determination time;

•	In the case of a non-U.S. holder who owns only exchangeable shares (actually and constructively, other than shares of common stock of U.S. Gold constructively owned by reason of ownership of exchangeable shares), either:

•	The exchangeable shares are treated as “regularly traded on an established securities market” and such non-U.S. holder holds more than 5% of the total fair market value of the exchangeable shares outstanding at the relevant determination time, or

•	The exchangeable shares are not treated as “regularly traded on an established securities market,” but the shares of common stock of U.S. Gold are “regularly traded on an established securities market,” and such non-U.S. holder holds exchangeable shares with a fair market value on the relevant date of determination greater than 5% of the total fair market value of the shares of common stock of U.S. Gold outstanding (on a non-diluted basis) on such date;

•	In the case of a non-US holder who actually or constructively owns shares of common stock of U.S. Gold or exchangeable shares, such shares and exchangeable shares are not treated as “regularly traded on an established securities market.”

The offerors expect that the shares of common stock of U.S. Gold will be traded on the AMEX and the TSX, and that the exchangeable shares will be traded on the TSX. AMEX and the TSX should each be considered an

“established securities market” for FIRPTA purposes. The shares of common stock of U.S. Gold trading on the AMEX generally will be considered to be “regularly traded” on AMEX for FIRPTA purposes for any calendar quarter during which they are regularly quoted by brokers or dealers making a market in such shares within the meaning of applicable Treasury regulations.

If income from the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold is subject to tax based on FIRPTA, the transferee of such shares may be required to deduct and withhold a tax equal to 10 percent of the amount realized on the disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or exchange occurs.

The foregoing summary of the possible application of FIRPTA rules to non-U.S. holders is only a summary of certain material aspects of these rules. If at any time the exchangeable shares are traded on an established securities market located in the United States, different rules, not described herein, may apply. Because the U.S. federal income tax consequences to a non-U.S. holder under FIRPTA may be significant and are complex and subject to uncertainty, non-U.S. holders are urged to discuss those consequences with their tax advisors.

Backup Withholding and Information Reporting

Information returns may be filed with the U.S. Internal Revenue Service in connection with payments on the shares of common stock of U.S. Gold or exchangeable shares and the proceeds from a sale or other disposition of such stock. Holders of shares of common stock of U.S. Gold or exchangeable shares may be subject to U.S. backup withholding tax on these payments if they fail to provide their taxpayer identification numbers to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. EACH SHAREHOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER AND TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF EXCHANGEABLE SHARES OR SHARES OF COMMON STOCK OF U.S. GOLD, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

COMPARISON OF SHAREHOLDER RIGHTS

Comparison of Rights of Holders of U.S. Gold Common Stock and Nevada Pacific Common Shares

U.S. Gold is a corporation organized in the United States and the rights of our shareholders are governed by the Colorado Business Corporation Act, or the Colorado Act, and our articles of incorporation, as amended, and bylaws. Nevada Pacific is a corporation organized in the Province of British Columbia and the rights of its shareholders are governed by the Business Corporations Act (British Columbia), referred to as the BCBCA, and other laws of Canada, and Nevada Pacific’s articles and notice of articles. Following the consummation of the offer, the subsequent acquisition transaction, and the exchange of the exchangeable shares, Nevada Pacific’s shareholders will become our shareholders and, as such, their rights will be governed by the Colorado Act and our articles of incorporation and bylaws.

The following is a summary of the material differences between the rights of holders of Nevada Pacific shares and the rights of holders of our shares. This summary is not a complete comparison of rights that may be of interest, and you should therefore read the full text of the respective corporate charters, articles and bylaws, as applicable, of Nevada Pacific and U.S. Gold.

	Nevada Pacific Shareholder Rights	U.S. Gold Shareholder Rights

Authorized Capital Stock	Nevada Pacific’s authorized capital share structure is an unlimited number of common shares without par value and without special rights or restrictions, and an unlimited number of preferred shares without par value but with special rights and restrictions attached.

Following shareholder approval at our special meeting in connection with the strategic offers, our authorized capital stock will be 250,000,001   shares consisting of 250,000,000   shares of common stock, no par value, and one share of preferred stock, no par value designated Series   A Special Voting Preferred Stock.

Dividends

Dividends may be declared at the discretion of Nevada Pacific’s board, subject to the rights of any shareholders holding shares with special rights to dividends. Dividends may be paid in cash, assets of Nevada Pacific, shares, bonds, debentures or other securities of Nevada Pacific, or in any one or more of those ways.
Our articles of incorporation provide that, and pursuant to the Colorado Act, our board may declare dividends. Dividends may be paid in cash, in property or in shares of capital stock.
Size of the Board

The BCBCA and Nevada Pacific’s articles provide that a public corporation must have at least three directors. Nevada Pacific’s articles provide that the number of directors may be determined by the shareholders from time to time by ordinary resolution. If any director retires and no new director is elected, the size of the board will be set at the number of directors who are actually in office.
Our bylaws provide that there shall be seven directors and the board may increase or decrease, to not less than three, the number of directors by resolution.
Removal and Retirement of Directors

Under the BCBCA, a director may be removed before the expiration of his or her term by a special resolution.

Nevada Pacific’s articles provide that the shareholders may by special resolution remove any director and by ordinary resolution appoint another person to fill the vacancy. If the shareholders do not elect or appoint a director to fill the vacancy

Under our bylaws, at a meeting called for the purpose of removing directors, shareholders may, remove the entire board or any lesser number of directors, with or without cause by a majority vote of the shares entitled to vote at an election of directors.

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simultaneously with the removal of a director, the remaining directors or the shareholders may elect or appoint a director to fill the vacancy.
Directors’ Term

Under Nevada Pacific’s articles, at each annual general meeting, shareholders entitled to vote at the annual general meeting must elect the entire board. If Nevada Pacific does not hold an annual general meeting, the directors appointed at the last annual general meeting shall continue in office until his or her successor is elected or appointed or the date on which he or she otherwise no longer holds office in accordance with the BCBCA or Nevada Pacific’s articles.
Our bylaws, as amended, provide that each director elected shall hold office until such director’s successor is elected and qualified.
Filling Vacancies on the Board
Under the BCBCA and Nevada Pacific’s articles, the directors may appoint a person as a director either to fill a vacancy on the board or as an addition to the board. The number of additional directors so appointed, however, cannot at any time exceed one-third of the number of current directors who were elected or appointed pursuant to the articles. Any additional director shall hold office until the next annual general meeting, but shall be eligible for re-election at such meeting.
Under Nevada Pacific’s articles, if there are fewer directors in office than the number set in the articles as a quorum of directors (a majority of current directors or as set by the board), the board may only act to appoint directors up to the number established pursuant to the articles as a quorum of directors or calling a shareholder meeting to fill those vacancies. If Nevada Pacific’s has no directors or fewer directors in office than the number established pursuant to Nevada Pacific’s articles as a quorum of directors, shareholders may elect or appoint directors to fill vacancies.

Our bylaws provide that any vacancy occurring in our board may be filled by the affirmative vote of a majority of our remaining directors, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. If a directorship is to be filled by reason of an increase in the number of directors, either a majority of the directors then in office or a majority of shareholders may elect the successor. The director so chosen shall hold office until the next annual meeting and until such director’s successor has been elected and shall qualify.

Required Vote for Certain Transactions

Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain mergers, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are

To effect a merger or share exchange under the Colorado Act, a corporation’s board must approve and adopt a plan of merger or plan of share exchange and recommend such plan to the shareholders. Such plan must be adopted by a majority of the shareholders of the corporation

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required to be approved by special resolution of the shareholders.

For Nevada Pacific, a special resolution means a resolution passed at a general meeting by a majority of at least two- thirds of the votes cast on the resolution.

In certain cases, an action that prejudices, adds restrictions to or interferes with a right or special right attached to issued shares of a class or series of shares must be approved separately by the holders of the class or series of shares being affected by special resolution.
entitled to vote thereon unless the articles of incorporation require a greater vote. Under the Colorado Act, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property other than in the regular course of business on the terms and conditions and for the consideration determined by the board, if the board proposes and a majority of the shareholders entitled to vote approve the transaction. Our articles of incorporation and bylaws do not require a greater vote.
Calling a Meeting of Shareholders

Under Nevada Pacific’s articles, the directors have the power at any time to call special meetings of shareholders.

Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders. Upon meeting the technical requirements set out in the BCBCA, the directors must call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such meeting within 21   days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the corporation that carry the right to vote at general meetings may call the meeting.

Our bylaws provide that a special meeting of shareholders may be called at any time by the president, by a majority of the board or upon written demand by shareholders holding 10% or more of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Quorum of Shareholders
Nevada Pacific’s articles provide that, subject to any special rights or restrictions attached to any class of shares, a quorum for the transaction of business at any general meeting of shareholders is one person who, whether present or represented by proxy, is a shareholder or shareholder holding, in the aggregate, at least 5% of the issued shares entitled to be voted at a meeting.
If within one half hour from the time appointed for a general meeting a quorum is not present, the general meeting, if convened by requisition of the shareholders, shall be dissolved. In any other case the meeting shall stand adjourned to the

Our articles of incorporation provide that the holders of one-third of our stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum at any meeting of our shareholders.

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same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one half hour from the time appointed, the person or persons present and being or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall constitute a quorum.
Notice of Meeting of Shareholders
Under the BCBCA, notices of the date, time and place of a general meeting of shareholders must be sent not less than 21   days nor more than two months before the meeting to each director and to each shareholder entitled to attend the meeting.
Under Nevada Pacific’s articles, the notice for a shareholder meeting for which special business will be conducted must state the nature of the special business to be discussed or approved. If a document is being considered by the shareholders, that document must be attached to the notice.

The Colorado Act and our bylaws provide that, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting stating, among other things, the place, date and time of the meeting must be given not less than ten nor more than 60   days before the date of the meeting to each stockholder entitled to vote at the meeting. Moreover, if the number of our authorized shares is to be increased, at least 30   days written notice of the shareholder meeting must be given.

Record Date for Notice of Meetings of Shareholders

The BCBCA and Nevada Pacific’s articles provides that the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of and vote at a meeting of shareholders, but such record date shall not precede the meeting date   (i)   by more than two months or (ii)   by more than four months in the case of a meeting requisitioned by shareholders. If Nevada Pacific is a public company, the record date shall not be less than 21   days prior to the meeting date. If Nevada Pacific is not a public company, the record date shall not be less than 10   days prior to the meeting date. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of or vote at a meeting of shareholders shall be at 5:00   p.m. on the day immediately preceding the day on which the notice is given or, if no notice is given, the beginning of the meeting.

Under the Act and our bylaws, our board may fix in advance a date as the record date, provided that such date is not less than 10   days nor more than 50   days prior to the meeting. If our board does not fix the record date, the record date shall be 30   days prior to the shareholder meeting.

Dissenters’ or Appraisal Rights

The BCBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to:
The Colorado Act provides that a holder of shares of any class or series has the right, in certain circumstances, to dissent and obtain fair value of his or her shares. The Colorado Act grants these dissenters’ rights in the case of mergers or consolidations and certain sales or transfers of

	Nevada Pacific Shareholder Rights	U.S. Gold Shareholder Rights

•   alter its articles to alter the restrictions on the powers of the corporation or on the business it its permitted to carry on;
•   approve certain mergers;
•   approve an arrangement, where the terms of the arrangement permit dissent;
•   sell, lease or otherwise dispose of all or substantially all of its undertaking; or
•   continue the corporation into another jurisdiction.
assets or a purchase of assets for stock. No dissenters’ rights are available for shares of any class or series that is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:
•   shares of stock of the surviving corporation;
•   shares of stock of another corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000   shareholders;
•   cash in lieu of fractional shares of the stock described in the two preceding bullets; or
•   any combination of the above.
In addition, dissenters’ rights are not available to holders of shares of the surviving corporation if the merger did not require the vote of the shareholders of the surviving corporation.
Indemnification of Directors and Officers
Under the BCBCA, a corporation may indemnify an individual who is or was a director or officer of the corporation. However, indemnification is prohibited if:
•   such eligible party did not act honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be); and
•   in the case of a proceeding other than a civil proceeding, such eligible party did not have reasonable grounds for believing that such person’s conduct was lawful.
Our bylaws provide that we shall indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action or suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of U.S. Gold or is or was serving at our request as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of U.S. Gold; but no indemnification shall be made by us in respect of any claim,
The BCBCA allows for the corporation to pay the expenses actually and reasonably incurred by the eligible party, provided that, the corporation receives from such

Nevada Pacific Shareholder Rights	U.S. Gold Shareholder Rights

eligible party an undertaking to repay the amounts advanced if it is ultimately determined that such payment is prohibited.

Despite the foregoing, on application of a corporation or eligible party, a court may:
•   order a corporation to indemnify an eligible party in respect of an eligible proceeding;
•   order a corporation to pay some or all of the expenses incurred by an eligible party in an eligible proceeding;
•   order enforcement of or any payment under an indemnification agreement;
•   order the corporation to pay some or all of the expenses actually and reasonably incurred by a person in obtaining the order of the court; and/or
•   make any other order the court considers appropriate.
Nevada Pacific’s articles require it to indemnify directors of Nevada Pacific, former directors of Nevada Pacific or alternate directors of Nevada Pacific and their heirs and legal personal representative against all judgments, penalties, fines or amounts paid in settlement to which that person is or may be liable and Nevada Pacific must pay the expenses actually and reasonably incurred by that person after the final disposition of any legal proceeding or investigative action, whether current, threatened, pending or completed for which the director, former director or alternate director of Nevada Pacific has been made a party or is found liable. Under its articles, Nevada Pacific may indemnify any other person. The failure of a director, alternate director or officer of Nevada Pacific to comply with the BCBCA or the articles will not invalidate any indemnity that person is entitled to under the articles.	issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to U.S. Gold unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. Such indemnification is authorized and conditioned upon a determination of a majority of our disinterested directors, or if no such quorum is available, by independent legal counsel in a written opinion, that the indemnification of such person is proper in the circumstances because such person has met the standard of conduct.
Our bylaws also provide that to the extent a director, officer, employee or agent of U.S.   Gold has been successful on the merits in defense of any action, suit or proceeding referred to above or defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such defense.
In addition, the Colorado Act and our bylaws allows for the advance payment of expenses of an officer or director who is indemnified prior to the final disposition of an action, provided that, in the case of a current director or officer, such person undertakes to repay any such amount advanced if it is later determined that such person is not entitled to indemnification with regard to the action for which the expenses were advanced.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

	Nevada Pacific Shareholder Rights	U.S. Gold Shareholder Rights

Director Liability
Under the BCBCA, directors of a corporation who vote for or consent to a resolution that authorizes the corporation to do any of the following are jointly and severally liable to restore to the corporation any amount paid or distributed as a result and not otherwise recovered by the corporation:
•   carry on its business or exercise any power that it is restricted by its articles from carrying on or exercising;
•   pay a commission or allow a discount contrary to the provisions of the BCBCA;
•   pay a dividend or acquire or redeem any of its shares where there are reasonable grounds for believing that the corporation is insolvent or the payment of the dividend or the acquisition or redemption would render the corporation insolvent; or
•   indemnify a person in contravention of the BCBCA.

Our articles of incorporation provide that directors shall not be personally liable to U.S.   Gold or our shareholders for monetary damages for breach of fiduciary duty, except as prohibited by the Colorado Act, as follows:
•   for any breach of the director’s duty of loyalty to U.S.   Gold or its shareholders;
•   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•   for unlawful dividends under the Colorado Act; or
• for any transaction from which the director derived an improper personal benefit.

   A director is not liable for the foregoing if the director relied, in good faith, on:
•   financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation;
•   a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person;
•   a statement of fact represented to the director by an officer of the corporation to be correct; or
•   any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate.
Furthermore, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution

	Nevada Pacific Shareholder Rights	U.S. Gold Shareholder Rights

voted for or consented to by the director was contrary to the BCBCA.
Interested Shareholder Transactions
The rules or policies of certain Canadian securities regulatory authorities, including OSC Rule   61-501 and AMF Regulation   Q-27, contain requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, completes one or more specified transactions with a related party including purchasing or disposing of an asset, issuing securities and assuming liabilities. A “related party” is defined in OSC Rule   61-501 and AMF Regulation   Q-27 and includes directors and senior officers of the issuer and holders of voting securities carrying more than 10% of the voting rights attaching to all issued and outstanding voting securities or of a sufficient number of any securities of the issuer to materially affect control of the issuer.
	OSC Rule 61-501 and AMF Regulation Q-27 require more detailed disclosure in the proxy material sent to securityholders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation with respect to the subject matter of the related party transaction and any non cash consideration offered in connection therewith, and the inclusion of a summary of the valuation or the entire valuation in the proxy material. OSC Rule 61-501 and AMF Regulation Q-27 also require that, subject to certain exceptions, an issuer shall not engage in a related party transaction unless approval of the disinterested shareholders of Nevada Pacific for the related party transaction has been obtained.	The Colorado Act and our articles of incorporation and bylaws do not prevent us from engaging in a transaction with an interested shareholder.
Transactions with Directors and Officers

Under the BCBCA and Nevada Pacific’s articles, subject to certain exceptions, a director or senior officer of a corporation holds a “disclosable interest” in a contract or transaction if:   (i)   the contract is material to the corporation; (ii)   the corporation has entered, or proposes to enter, into the contract or transaction; and (iii)   the

Under the Colorado Act and our articles of incorporation, contracts and transactions between us and one or more of our directors and officers, or between us and any other entity in which one or more of our directors or officers are directors or officers or have a financial interest may be void or voidable unless: (i) the material

	Nevada Pacific Shareholder Rights	U.S. Gold Shareholder Rights

director or senior officer has a direct or indirect material interest in the contract or transaction. Subject to certain exceptions under the BCBCA and unless the court orders otherwise, a director or senior officer of a corporation is liable to account to the corporation for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest. The exemptions from the requirement to account to the corporation for any profit include where the disclosable interest is disclosed to the directors of the corporation and the directors approve of the contract or transaction with any directors that hold a disclosable interest abstaining from the vote or the contract is approved by a special resolution of the shareholders. If all directors have a disclosable interest in a contract or transaction, any or all of those directors may vote on a directors’ resolution to approve the contract or transaction. Directors with a disclosable interest may be counted in the quorum at the directors’ meeting to approve the contract or transaction whether or not such directors vote at the directors’ meeting.
Nevada Pacific’s articles also provide that a director or senior officer who holds any office or possesses any property or interest that conflicts materially with his or her duties or interests as a director or senior officer must disclose the nature of such conflict to the board.	facts of the director’s or officer’s relationship or interest are disclosed or known to the board or committee and the board or committee authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, (ii) the material facts of the director’s or officer’s relationship or interest are disclosed or known to the shareholders and the contract or transaction is approved in good faith by a vote of the shareholders, or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board, a committee or the shareholders.
Our articles of incorporation provide that the officers, directors and other members of our management shall be subject to the doctrine of ‘‘corporate opportunities” only insofar as it applies to business opportunities in which U.S.   Gold has expressed an interest as determined from time to time by the board as evidenced by resolutions appearing in our minutes. Once such areas of interest are delineated, all such business opportunities within such area of interest which come to the attention of the officers, directors, and other members of our management shall be disclosed promptly to U.S.   Gold and made available to us. Our board may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as U.S.   Gold, through our board, has designated an area of interest, our officers, directors and other member of management shall be free to engage in such areas of interest on their own.
In addition, we adopted a corporate opportunity policy that defines the business opportunity in which we have an interest and prohibits our officers and directors from taking advantage of those opportunities without the approval of a majority of the disinterested directors or a committee of our board appointed for that purpose.
Consent Required to Transfer Shares	Nevada Pacific’s articles provide that no share may be sold, transferred or	U.S. Gold’s bylaws do not contain any restriction on the transfer or disposition of U.S. Gold common stock.

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otherwise disposed of without the consent of Nevada Pacific’s board and the board is not required to give any reason for refusing its consent.
Special Rights and Restrictions
Nevada Pacific’s articles establish the following special rights and restrictions for Nevada Pacific’s preferred shares:
•   the preferred shares may at any time and from time to time issued by Nevada Pacific in one or more series.
•   Nevada Pacific’s board may, by resolution and before issue of the preferred shares   (i)   fix the number of shares in and determine the designation of each series of preferred shares and (ii)   create, define and attach special rights and restrictions to the shares of each series including, among other things, the rate or amount of dividends, whether the dividends are cumulative or non- cumulative, the terms and conditions for cancellation or redemption, any voting rights.
•   Holders of the preferred shares shall be entitled, on the liquidation, dissolution or winding-up of Nevada Pacific, to receive, any fixed premium, all accrued and unpaid cumulative and non-cumulative dividends (if any) before any distribution to the holders of common shares or other shares of Nevada Pacific ranking junior to the preferred shares. After these priority distributions, the holders of preferred shares shall not be entitled to any further distribution of assets of Nevada Pacific except as specifically provided in the special rights and restrictions attached to any particular series of preferred shares.
	• Except for any rights related to the election of directors on a default of payment of dividends, Nevada Pacific’s preferred shares are not entitled to receive notice of, or to attend or vote at, any general or extraordinary meeting of the shareholders of Nevada Pacific.	U.S. Gold’s bylaws make no provision for special rights or restrictions on any class of capital stock of U.S. Gold.

VALUATION REQUIREMENTS FOR INSIDER BIDS

Summary

The full text of the formal valuation, which sets forth material information relating to the valuators opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by the valuators, is attached as Appendix L, which is incorporated into and forms part of this prospectus. This description of formal valuation should be reviewed together with the full text of the formal valuation, and you are urged to read the formal valuation and consider it carefully.

The offer is an “insider bid” within the meaning of applicable Canadian securities legislation by virtue of Robert R. McEwen’s equity interests in both U.S. Gold and Nevada Pacific. As a result, a formal valuation of the Nevada Pacific common shares and of the consideration being offered in exchange for them is required under applicable Canadian securities legislation.

A special committee of the board of directors of Nevada Pacific selected Ross Glanville and Associates Ltd. and Bruce McKnight Minerals Advisor Service, referred to collectively as the valuators, to prepare the formal valuation of the common shares of Nevada Pacific and the consideration being offered in exchange for them under this offer in accordance with applicable Canadian legislative requirements. The valuators were originally retained in May 2006 and prepared a formal valuation dated as of June 9, 2006. The valuators subsequently updated the valuation with an effective date of October 30, 2006. The valuators also prepared a formal valuation for the special committee of the board of directors of Coral Gold, dated as of June 9, 2006, in connection with our proposed offer to purchase all of the outstanding common shares of Coral Gold. That formal valuation was also updated as of October 30, 2006 and is combined in the same document with the Nevada Pacific valuation. Under the engagement agreements between the valuators and the special committees of the boards of directors of Coral Gold and Nevada Pacific, the valuators are entitled to receive an aggregate fee of Cdn$165,500 for preparing the original and updated valuations for Coral Gold and Nevada Pacific, are reimbursed for their reasonable out-of-pocket expenses and indemnified against certain expenses, losses, claims, actions, damages and liabilities incurred in connection with the provision of their services. The fees payable to the valuators are not contingent in whole or in part on the outcomes of the offers. Pursuant to Canadian regulatory requirements, we must pay the costs of the valuations as the offeror.

Independence and Qualifications

We understand that the valuators have represented to the special committee of the board of directors of Nevada Pacific, and that the special committee concluded based in part on these representations, that they are independent of all interested parties in the transaction and qualified to prepare the valuation of the common shares of Nevada Pacific and the consideration being offered in exchange for them under the offer. No material relationship exists between the valuators and U.S. Gold or Nevada Pacific, or their respective subsidiaries, officers, directors or affiliates.

The valuation discloses that Bruce McKnight has a B.A.Sc. in Geological Engineering from the University of B.C., an M.Sc. in Engineering Geoscience from the University of California, Berkeley, a Mineral Economics Diploma from McGill University and an MBA from Simon Fraser University. He is a Member of the Association of Professional Engineers and Geoscientists of British Columbia (P.Eng.) and a Fellow of the Canadian Institute of Mining and Metallurgy (FCIM). Mr. McKnight is a former Executive Director of the B.C. and Yukon Chamber of Mines (now renamed Association for Mineral Exploration B.C.) and a former Corporate Vice-President of Westmin Resources Limited. He has over 30 years of senior-level, international and domestic, mining industry experience, and has been an active participant in the exploration, valuation, financing and development of several mines in British Columbia and elsewhere. In addition, he has acted as a consultant to mining and brokerage firms, as well as to mining associations and First Nations and as an “expert witness” to law firms.

The valuation discloses that Ross Glanville (the President of Ross Glanville and Associates), B.A.Sc. (Mining Engineering), MBA, P.Eng., has over 35 years of mining and exploration experience in many countries, and has been involved in the exploration, discovery, financing, development, and production of a number of mines. He was formerly President of Giant Bay Resources Ltd. and Vice President of Wright Engineers Ltd., and has been a director of a number of exploration and mining companies. Over the past twenty-five years, Mr. Glanville has specialized in valuations of public and private companies and mineral exploration and development properties, as well as providing valuations, fairness opinions and litigation support (such as serving as an expert witness in court cases involving valuation disputes) related to financial and technical issues. Mr. Glanville has prepared over five hundred valuations and/or fairness opinions; and has written several articles, and given many presentations, related to the valuation of exploration and mining companies.

Procedure

In performing the formal valuation of Nevada Pacific’s common shares and the exchangeable shares being offered for them, the valuators, among other things:

•	reviewed certain documents describing the proposed terms of the acquisition of Nevada Pacific by U.S. Gold;

•	reviewed geological reports describing the key mineral property holdings of Nevada Pacific and of U.S. Gold;

•	reviewed certain other financial and technical data, including SEDAR filings, of Nevada Pacific and of U.S. Gold, including press releases, technical reports, audited annual financial reports, managements discussion and analysis, annual reports and interim financial statements;

•	examined the websites of Nevada Pacific and U.S. Gold; and

•	had discussions with certain directors, officers and consultants of Nevada Pacific as well as with officials of U.S. Gold.

In arriving at their opinion of values, the valuators relied on the material completeness and accuracy of the information, data and reports (provided to them by Nevada Pacific and U.S. Gold and their consultants) describing each company’s interests and holdings; accordingly the valuators’ opinion is conditional upon the accuracy and completeness of the foregoing. The valuators conducted such investigations, research and analyses as they deemed necessary and appropriate to the circumstances. The valuators opinion is provided within the context of general business and market conditions prevailing at the time of their opinion and on the overall financial and business prospects for each of Nevada Pacific and U.S. Gold.

Valuation Methods

According to the valuators, although transactions involving exploration properties and undeveloped mineral resources are common (but seldom involve all-cash purchases), such properties and resources are often difficult to value by objective means. As a result, a number of different methods have been utilized as reasonable indicators of value. Some of these methods, along with a brief discussion of valuation principles, are set out in the appendix to the valuation report, which is attached hereto as Appendix L and incorporated by reference herein. In addition, there are standards for valuations published by the CIMM and by the TSX-V. According to Appendix 3G (Valuation Standards and Guidelines for Minerals Properties) of the TSX-V: “Most valuation methods of mineral properties are highly subjective, and often arbitrary in their application, making it difficult to obtain reproducible valuations. It is the TSX-V’s view that valuation methods utilized must be appropriate to the subject and be prudently applied in order to maintain fairness and consistency, and avoid misuse, bias and misapplication of valuation methods”. Based on the foregoing, the TSX-V accepts the use of the following primary valuation methods for properties without mineral reserves:

•	Comparable transactions whereby properties similar in all aspects are incorporated into the analysis, whereby fair market value can be determined.

•	Adjusted appraised value whereby only the retained past expenditures (also known as “historical costs” or “replacement costs”) are included. The TSX-V does not generally accept the inclusion of warranted future expenditures for the purpose of the appraised value method.

Because of the stage of development of the properties of U.S. Gold and Nevada Pacific, and the requirements of the TSX-V, the two most important approaches to valuation considered by the valuators were the comparable transactions approach and the adjusted appraised value approach. After considering these two methods, it is the opinion of the valuators that the comparable transactions method is the most appropriate to value the common shares of Nevada Pacific and the exchangeable shares. However, other methods were considered by the valuators (including the adjusted appraised value approach) as ‘tests of reasonableness’. Although the TSX-V does not specifically exclude other valuation approaches, they are considered secondary valuation methods. These other approaches include (among others) adjusted market capitalization, option terms, replacement costs, and values of similar property portfolios.

In a purchase of a material asset or a company, the approach to fairness and valuation normally entails assessing the value of the properties of the company, using as many techniques as are applicable, in order to check them against each other and to determine the most reasonable values. In this case, because U.S. Gold has proposed to purchase Nevada Pacific by way of a share exchange transaction, the analysis determined the value of U.S. Gold assets as well as those of Nevada Pacific to allow the special committee of the Nevada Pacific board of directors to consider the U.S. Gold offer and determine if it is fair to the shareholders of Nevada Pacific.

Comparable Transactions Approach

The valuators examined the terms of a number of purchases of gold operations and gold deposits in various parts of the world. According to the valuators, the ranges in purchase prices per ounce of gold are reasonably wide, since the prices depend upon a variety of factors including the stage of advancement (early stage inferred resources, drill-indicated resources, proven reserves, production from one operation, or a multi-mine company, for example), the depth and attitude of the deposit (underground or open pit potential), the likely grade of the resource, the expected size of the deposit, the likely metallurgical recovery, the location (type of infrastructure available), foreign exchange risk, the income tax and royalty structure, third party interests in the property (such as net smelter return royalties), the level of technical study (scoping study, pre-feasibility study, feasibility study, operating statistics, etc.), the long term gold price outlook, the exploration potential, the expectations for replacing reserves and adding to them, and other factors. In spite of the reasonably wide range of purchase prices per ounce, the valuators state in their valuation opinion that they can determine a much narrower range of values for properties with similar attributes. As a result, this method is often utilized as an indicator of value.

The valuators referred to a published summary of a report on gold property acquisition costs (broken down by exploration, development, production, and corporate status) by companies during the 1990’s (the valuators maintained a similar data base for such acquisitions during this period, as well as for the past six years). These acquisition costs were stated in dollars per ounce of gold and as percentages of the gold price. For gold exploration properties, the percentages generally averaged between 1% and 5%, while for development properties, the percentages of gold price were generally between 5% and 12%. These percentages have increased substantially over the past year, as the gold price has increased. Current percentages have been in the general range of 2% to 8% for exploration properties and 8% to 20% for development properties.

The valuation opinion references published tables and graphs for exploration companies which gave acquisition costs per ounce in the range of $20 to $100 per ounce (which corresponds to a percentage of the current gold price ranging from about 3% to 15%) with an average of $40 per ounce. As pointed out above, the valuators believe this ratio of comparable transactions is useful but should be treated with caution because there are a myriad of technical, financial and political issues which could effect the advancement of a project, future profitability and hence the value of any given mineral property. For purposes of the formal valuation, an acquisition cost per ounce of $25 was been utilized for the measured and indicated resources, while $10 per ounce was been utilized for the inferred resources. Although $25 is near the low end of the range, the valuators believe it is reasonable due to the fact that the existing resources of Nevada Pacific and U.S. Gold are marginal at today’s gold prices.

Application of Comparable Transaction Approach to Nevada Pacific

Nevada Pacific’s Magistral mine has a NI 43-101 compliant resource containing 541,000 ounces in the measured and indicated categories as described further in the valuation opinion attached hereto as Appendix L and incorporated herein by reference. Based on a $25 per ounce value for the estimated measured and indicated resources, the dollars-per-ounce multiplier approach would indicate a value of $13.5 million ($25 X 541,000) for the Magistral resources. In addition to these resources, however, the valuators state that there is substantial value for Nevada Pacific’s large prospective land position in Mexico. Based on the terms of recent property acquisitions in the general area, the valuation opinion states that it would be reasonable to assign a value of about $20,000 per square mile to the concession area. As a result, the additional value would be about $17.8 million (890 square miles X $20,000), and the total value would be $31.3 million ($13.5 million plus $17.8 million).

The properties of Nevada Pacific (as well as those of U.S. Gold) located on the Cortez Trend in Nevada were assigned a base value of $1.0 million per square mile — based on transactions in the area, after making adjustments for the option payments, issuances of shares, exploration expenditures and residual interests. Other properties of Nevada Pacific in Nevada (and one in Utah) were assigned a value of $0.5 million per square mile, based on the fact that they are not specifically located on the Cortez Trend or Carlin Trend. This figure of $0.5 million has therefore been applied to Nevada Pacific’s Limousine Butte property (situated on the southern extension of the Carlin trend).This property also has a historic resource estimate of 620,000 ounces of gold, according to a “Mineral Inventory” which was estimated by Newmont Mining (a prior owner of the property), but this is not a resource category accepted in Canadian jurisdictions and does not comply with NI 43-101. The resource is in six zones and is very low grade, averaging only 0.015 ounces of gold per ton. For this reason, if a dollars-per-ounce multiplier approach to value were to be utilized, the valuators state that it would only justify about $10 per ounce, or $6.2 million. If one were to add about $300,000 per square mile (or about $9.0 million) to the $6.2 million (for a total of $15.2 million), the value would be equivalent to applying the $0.5 million to the 30 square miles (or $15.0 million).

Nevada Pacific Properties — Comparable Transaction Summary

		Square			Ounce	Land
Property	Location	Miles	Attributes	Resource	Multiplier	Multiplier	Value

Magistral	Mexico	890	Developed mine, resource, attractive geology	541,000 oz indicated	$25	$20,000 per square mile	$31.3 Million
Cornerstone, Keystone	Cortez Trend	16.4	Large package, near Tonkin Sp		n/a	$1,000,000 per sq mile	$16.4 million
BMX, Valmy (Antler), Timber Creek	Cortez Trend	27.2	Gold and base metal potential		n/a	$1,000,000 per sq mile	$27.2 million
South Carlin	Carlin Trend	2			n/a	$1,000,000 per sq mile	$2.0 million
Limousine Butte	Carlin Trend	30	Well S of end of trend	620,000 oz Au	US $10	$500,000 per sq mile	$15.0 million
Other Nevada and Utah	Nevada and Utah	4			n/a	$500,000 per sq mile	$2.0 million
Total							$93.9 million

In addition to the foregoing ‘resource plus exploration value’, the valuators state that one should add the indicated value of about $0.5 million for the equipment, plant, and infrastructure that is in place at the Magistral Mine. As a result, the valuation opinion states that the total value of ’the mineral properties plus other on-property assets’ would be $98.9 million ($93.9 million plus $5.0 million).

Nevada Pacific Discounted Cash Flow Approach

The Magistral Mine, which previously operated as an open pit gold mine, has been the subject of a January 2003 Technical Report by a consulting and engineering firm retained by the prior owner of the Mexican properties now held by Nevada Pacific, including the Magistral Mine and related assets.

In addition to the resource and reserve estimates described in the valuation opinion, this firm reviewed the planned mining operation, schedule and costs, the mineral processing and gold recovery, workforce, capital costs, environmental considerations and taxes in order to do an assessment study or cash flow analysis. It was estimated that an additional $2,655,000 in capital were required on such items as leach pad expansion, road and mine development and general sustaining capital in order to place the mine back into production. Operating costs were developed guided by Nevada Pacific’s experience but with the assumption of using a mining contactor to reduce costs. The average cash cost for the operation was estimated at $327 per ounce based on recovering 185,000 ounce of gold.

The engineering firm’s base case, which used a gold price of $600 per ounce for 2006 and $450 thereafter, and thus relatively high cut-off grades and a small reserve, generated pre-tax net cash flows of $17.4 million (Cdn$19.7 million) and a pre-tax net present value of $12.7 at a 5% discount rate. In their discussion, the firm pointed out that a significant quantity of the subgrade ounces in the resource (categorized in the “waste” part of the pits) would be economical to leach at current prices and so would be placed onto the leach pads and would contribute to improved cash flow, but cannot be included for reserve reporting purposes.

Accordingly, Nevada Pacific has requested its engineering firm make an additional calculation to incorporate those subgrade ounces into a production schedule using 2006 prevailing gold prices. Assuming a price of $600 per ounce, the mine generates a pre-tax net cash flow of $47.5 million and a pre-tax net present value of $36 million at a 5% discount rate.

Comparison of the projected discounted cash flow and net persent value numbers to other similar gold projects suggests investors, using an net present value approach, would place a value (after-tax) of between about $10 and $25 million on the Magistral Mine.

Nevada Pacific Net Asset Value and Net Asset Value per Share

Based on the foregoing, the total indicated components of value of Nevada Pacific would be as follows, in millions of dollars:

	Comparables Method

Mexican Mineral Properties:		$36.3 million	(1)
US Mineral Properties		$62.6 million

Sub-total		$98.9 million
Sub-total	Cdn$	111.8 million
Working Capital:	Cdn$	13.0 million
Other Assets:	Cdn$	1.0 million

Total Net Asset Value:	Cdn$	125.8 million
Fully Diluted Shares:		85,710,170
Net Asset Value per Share	Cdn$	1.47

(1)	This is the $31.3 million ’resource plus exploration value’ plus the $5.0 million for the plant, equipment, and related infrastructure.

Due to the difficulty in determining values for mineral deposits and exploration properties, it is the valuators’ opinion that a reasonable range of value would be plus or minus 25% from the $1.47 value, or from about $1.10 to $1.83 per share.

Application of Comparable Transaction Approach to U.S. Gold

Utilizing a multiplier of $25 per ounce of gold for measured and indicated resources and $10 per ounce for inferred resources, the valuators calculated the indicated value of the Tonkin Spring’s resource is $33.2 million ($25 X 1.266 million ounces, plus $10 X 0.152 million ounces). In addition to the resource value, the valuators assigned the exploration potential the base value of $1.0 million per square mile, for an additional $36 million (based on the 36 square mile property). As a result, the formal valuation noted that the total property value of the ‘Resource plus Exploration Potential’, based on the comparable transactions approach, would be $69.2 million ($33.2 million plus $36.0 million).

In addition to the foregoing ‘resource plus exploration value’, the valuation report states that one should add the indicated value of approximately $25 million for the equipment, plant, and infrastructure that is in place at the Tonkin Springs. As a result, the valuation report states that the total value of ’the mineral properties plus other on-property assets’ would be $94.2 million ($69.2 million plus $25.0 million).

Based on the foregoing, the valuation report sets forth the total indicated components of value of U.S. Gold as follows:

	Comparables

Mineral Properties:		$69.2 million
Plant & Infrastructure:		$25.0 million
Working Capital & Escrow Funds:		$56.05 million
Exercise of Options:		$0.88 million	(1)
Other Assets:		$1.0 million

Total Net Asset Value:		$152.13 million
Fully Diluted Shares		50,412,752
Net Asset Value per Share:		$3.02
Net Asset Value per Share:	Cdn$	3.39

(1)	The total of the funds that would be realized upon the exercise of the in-the-money options and warrants.

Due to the difficulty in determining values for mineral deposits and exploration properties, it is the valuators’ opinion that a reasonable range of net asset values for U.S. Gold common stock would be plus or minus 25% from the Cdn$3.39, or between about Cdn$2.54 to Cdn$4.24 per share.

For the 30 trading days prior to U.S. Gold’s takeover offer on March 3, 2006, the trading price of U.S. Gold’s common stock averaged $5.02. For 60 trading days prior to the takeover offer it averaged $4.41, and for 90 days prior it averaged $3.83. In mid February 2006 when U.S. Gold issued 16.7 million deposit receipts at a price of $4.50 per receipt, it raised $75.2 million (net to the company of $72.5 million) from investors at a price roughly equivalent to the 60 day average price per share. The valuators state in the formal valuation that it is clear that for several months in the spring of 2006 there was a large, active, liquid market that had been valuing U.S. Gold’s shares well above the “comparable-generated” value. The valuators state that the rationale for the market’s valuation appeared to relate to the market’s belief in the ability of U.S. Gold to realize some of the geological potential of its Cortez Trend holdings due to the substantial cash investment and the credibility of U.S. Gold Chairman Robert R. McEwen and his track record at Goldcorp Inc. Over the past six months U.S. Gold common stock has gradually declined in value, such that the closing price of U.S. Gold on October 27, 2006 was $4.32 per share.

Based upon and subject to the analyses and assumptions set out in the formal valuation, the valuators determined the fair market value of the common stock of Nevada Pacific to be Cdn$5.16 per share, with a range Cdn$3.87 to Cdn$6.45 per share, and the fair market value of each exchangeable share to be Cdn$3.39 per share, with a range of Cdn$2.54 to $Cdn4.24 per share.

Valuation Summary

Subject to the foregoing, and based on their review of all factors considered relevant as discussed in the formal valuation attached hereto, the valuators are of the opinion that the formal values per share of Nevada Pacific and U.S. Gold are Cdn$5.16 and Cdn$3.39, respectively. Due to the fact that valuations of mineral properties are not precise due to the risks associated with exploration and development, according to the valuators, reasonable ranges of value would be plus or minus 25% from the forgoing values. The calculated values of each of U.S. Gold and Nevada Pacific (as well as the suggested range of values — plus and minus 25% from the calculated values) are set out in the following table.

VALUATION SUMMARY

	US Gold		Nevada Pacific

Comparable Transactions	Cdn$	3.39	Cdn$	1.47
Range of Values per share, respectively	Cdn$	2.54 to Cdn$4.24	Cdn$	1.10 to Cdn$1.83

Other Considerations

The consideration paid to Nevada Pacific shareholders in the offer was established by U.S. Gold, and not the valuators, based on a premium of 25% of the closing stock price of Nevada Pacific on March 3, 2006 of Cdn$1.20 per share, the last trading day prior to the announcement of the offer.

The formal valuation assumes no differences in value between the exchangeable shares and the shares of U.S. Gold common stock, since the two classes of shares are the economic and voting equivalent of one another and each exchangeable share will be exchangeable at any time for one share of common stock of U.S. Gold. On this basis, references to U.S. Gold shares in the valuation include the exchangeable shares.

The valuators note that the formal valuations do not incorporate the additional value that the market attributes to the financial and promotional abilities of the principals of U.S. Gold (in particular, Robert McEwen), as well as the possible leverage due to the substantial cash position held by U.S. Gold (which would enable U.S. Gold to undertake a major exploration program on its own property, and those of other mineral exploration companies).

The valuation opinion must be considered as a whole. Extracting or considering only portions of the full formal valuation may lead to incorrect or misleading conclusions. The formal valuation attached as Appendix L should not be construed as a recommendation for outside investors to purchase or sell securities of Nevada Pacific or U.S. Gold, nor for shareholders of any of the companies to purchase or sell shares or to vote in favour of or against the offers if they are presented for voting.

Nevada Pacific shareholders should note that the valuations were not prepared by the offerors and do not reflect the views of the offerors or their management. We believe the conclusions in the valuation fail to account for (i) the exploration potential for the properties discussed in the report, (ii) the skill and background of our management, (iii) the increased value of listing on the TSX and AMEX, and (iv) the cost of capital and our ability to finance future exploration. Shareholders are urged to consider these matters carefully if considering the valuation as a guide to future share values.

EXPENSES OF THE OFFER

We estimate the total amount of the fees and expenses related to the strategic offers will be approximately $6.5 million.

REGULATORY MATTERS

Our obligation to accept for purchase and pay for Nevada Pacific common shares tendered in the offer is conditional upon, among other things, obtaining all governmental or regulatory consents or approvals that U.S. Gold, in our sole discretion, views as necessary or desirable to enable us to consummate the offer, on terms and conditions satisfactory to us. See the section entitled “The Offer — Conditions of the Offer” on page 42 of this prospectus.

Competition Act (Canada)

Our acquisition of Nevada Pacific common shares in the offer is not a transaction which requires pre-merger notification to the Commissioner of Competition appointed under Part IX of the Competition Act (Canada), or the Commissioner. Whether or not a pre-merger filing is required, however, the Commissioner may apply to the Competition Tribunal, a special-purpose quasi-judicial tribunal empowered to deal with certain matters under the Competition Act (Canada), to seek relief in respect of merger transactions (including share acquisitions) and, if the Competition Tribunal finds that a merger is likely to prevent or lessen competition substantially, it may order that the merger not proceed or, in the event that the merger has been completed, order its dissolution or the disposition of some of the assets or shares involved. Proceedings under the merger provisions of the Competition Act (Canada) may be instituted by the Commissioner for a period of three years after a merger transaction has been substantially completed. We are not aware of any grounds upon which such proceedings could be taken.

Investment Canada Act

The acquisition of Nevada Pacific common shares by us in the offer is not a transaction which is subject to governmental review or notification pursuant to the Investment Canada Act (Canada).

Hart-Scott-Rodino Act

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the United States Federal Trade Commission, or the FTC, certain transactions, including certain tender offers, may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice and certain waiting period requirements have been satisfied. We have determined that the offer is not subject to the notification and reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Filings Under Other Jurisdictions

We have determined that aside from the Canadian requirement described herein, filings under foreign jurisdictions are not required.

Canadian Securities Regulatory Matters

The distribution of the shares of our common stock and exchangeable shares under the offer is being made pursuant to statutory exemptions from the prospectus qualification and dealer registration requirements under applicable Canadian securities laws.

Although the resale of shares of common stock of U.S. Gold and exchangeable shares issued under the offer is subject to restrictions under the securities laws of certain Canadian jurisdictions, shareholders in such jurisdictions generally will be able to rely on statutory exemptions from such restrictions.

United States Securities Regulatory Matters

We have filed a registration statement with the SEC on Form S-4 registering the issuance of shares of common stock of U.S. Gold and exchangeable shares to be offered in connection with the offer. One of the conditions of the offer is that such registration statement has become and remains effective until the expiry time. See the section entitled “The Offer — Conditions of the Offer” on page 42 of this prospectus.

ACCOUNTING TREATMENT

If consummated, the transaction described in this prospectus will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Nevada Pacific. The offer is being made only for Nevada Pacific’s common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire Nevada Pacific common shares. After completion of the offer, we may implement a statutory plan of arrangement or similar transaction to acquire full ownership of Nevada Pacific. We expect we would structure a subsequent acquisition transaction so that warrants to purchase Nevada Pacific common shares would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and U.S. Gold would assume or adopt the Nevada Pacific stock option plan so that options under that plan would be exercisable for shares of common stock of U.S. Gold. As a result, for purposes of preparing the financial statements attached as Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold), and Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold), the options to be issued by U.S. Gold and the warrants to purchase exchangeable shares of Canadian Exchange Co. have been included as part of the purchase price consideration based on the outstanding warrants and options, as disclosed in the most recent publicly available financial statements of each of Nevada Pacific, Coral Gold, White Knight and Tone Resources.

DEPOSITARY

We have engaged Kingsdale Shareholder Services Inc. to act as depositary for the receipt of certificates in respect of Nevada Pacific common shares and related letters of acceptance and transmittal and notices of guaranteed delivery tendered in the offer and for the payment for Nevada Pacific common shares purchased by us under the offer. The depositary will receive reasonable and customary compensation from us for its services relating to the offer and will be reimbursed for certain out-of-pocket expenses. We have also agreed to indemnify the depositary against certain liabilities and expenses in connection with the offer, including certain liabilities under the securities laws of Canada.

Questions and requests for assistance concerning the offer should be made directly to the depositary.

DEALER MANAGER AND SOLICITING DEALER GROUP; INFORMATION AGENT

We have retained GMP Securities L.P. as dealer manager in Canada and Griffiths McBurney Corp. as dealer manager in the United States in connection with the offer and to provide various financial advisory services to U.S. Gold in connection with the offer. The dealer manager will receive customary compensation for their services in connection with the transactions contemplated by the offer and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify the dealer manager and its affiliates against various liabilities and expenses in connection with its services in connection with the transactions contemplated by the offer, including various liabilities and expenses under securities laws. From time to time, the dealer manager and its affiliates may actively trade the debt and equity securities of U.S. Gold and Nevada Pacific for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. The dealer manager has in the past performed various investment banking and financial advisory services for us for which it has received customary compensation.

GMP Securities L.P. has the right to form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada to solicit acceptances of the offer from persons who are not resident in the United States and Griffiths McBurney Corp. has the right to appoint sub-agents who are registered under applicable United States securities laws to solicit acceptances of the offer from persons who are resident in the United States. Each member of the soliciting dealer group, including the dealer manager, is referred to herein as a soliciting dealer. We have agreed to pay each soliciting dealer whose name appears in the appropriate space in the letter of acceptance and transmittal accompanying a deposit of Nevada Pacific common shares a fee of $0.01 for each such common share deposited and accepted for purchase by us under the offer. The aggregate amount payable to any soliciting dealer with respect to any single depositing holder of Nevada Pacific common shares will be not less than $25.00 nor more than $1,500.00, provided that such holder deposits no less than 1,000 Nevada Pacific common shares. If Nevada Pacific common shares deposited and registered in a single name are beneficially owned by more than one beneficial owner, the minimum and maximum amounts will be applied separately in respect of each such beneficial owner. We may require each soliciting dealer to furnish evidence of such beneficial ownership satisfactory to us at the time of deposit.

Nevada Pacific shareholders should contact the depositary, the dealer manager or a broker or dealer for assistance in accepting the offer and in depositing Nevada Pacific common shares with the depositary.

We have retained Kingsdale Shareholder Services Inc. to act as information agent in connection with the offer. The information agent will receive reasonable and customary compensation from us for services in connection with the offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses incurred in connection therewith.

Other than as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting deposits of Nevada Pacific common shares in the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

OFFEREES’ STATUTORY RIGHTS

Securities legislation in certain of the provinces and territories of Canada provides holders of Nevada Pacific common shares with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is misrepresentation in a circular or a notice that is required to be delivered to such shareholders. However, such rights must be exercised within prescribed time limits. Holders of Nevada Pacific common shares should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

DIRECTORS’ APPROVAL

The contents of this prospectus have been approved, and the sending thereof to the shareholders has been authorized, by the board of directors of each of U.S. Gold and Canadian Exchange Co.

EXPERTS

Technical Reports

Certain scientific and technical information contained in Appendix A (Information About Nevada Pacific) relating to Nevada Pacific’s Magistral Mine is based on a current technical report filed on SEDAR (www.sedar.com) in accordance with the requirements of NI 43-101. This report is entitled “Technical Report of the Magistral Gold Mine, Sinaloa, Mexico” dated September 13, 2006 and was prepared by Pincock, Allen & Holt.

Independent Registered Accounting Firms

The consolidated financial statements of U.S. Gold Corporation as and for the years ended December 31, 2005, 2004 and 2003 and the unaudited balance sheet of US Gold Canadian Acquisition Corporation as of June 30, 2006, incorporated by reference or appearing elsewhere herein, have been included in reliance upon the reports of Stark Winter Schenkein Co., LLP, independent registered accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Nevada Pacific included in this registration statement have been audited by PricewaterhouseCoopers LLP, independent chartered accountants, as stated in its report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Opinion of Value

Bruce McKnight Mineral Advisory Services and Ross Glanville and Associates Ltd. have consented to the inclusion in this prospectus of their opinion as to the value of the common shares of Nevada Pacific and that opinion has been included as Appendix L to this prospectus upon the authority of Bruce McKnight Mineral Advisory Services and Ross Glanville and Associates Ltd. as experts in such matters.

LEGAL MATTERS

Matters of Canadian law, including the legality of the exchangeable shares offered hereby, will be passed upon on behalf of the offerors by, and the opinion contained in the section entitled “Material Canadian Federal Income Tax Considerations” on page 61 of this prospectus has been provided by, Fraser Milner Casgrain LLP. The legality of the common stock of U.S. Gold offered hereby will be passed upon on behalf of the offerors by Dufford & Brown, P.C. The opinions contained in the section entitled “Material U.S. Federal Income Tax Considerations” on page 71 of this prospectus have been provided by Hogan & Hartson LLP.

APPENDIX A
INFORMATION CONCERNING NEVADA PACIFIC

Overview

Nevada Pacific Gold Ltd. is a gold and silver producer and exploration company based in Vancouver, British Columbia. Nevada Pacific’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada. Its Mexican exploration portfolio covers approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine in Sinaloa, Mexico. Its Nevada property portfolio consists of exploration stage properties with over 85 square miles of mineral rights, including portions of the Battle Mountain/ Cortex and Carlin Trends.

Nevada Pacific Gold Ltd. was incorporated under the laws of the Province of British Columbia on March 11, 1997 under the former Company Act (British Columbia). The Business Corporations Act (British Columbia) replaced the Company Act on March 92, 2004. Pacific Nevada completed a mandatory transition to the Business Corporation Act on November 29, 2004. The address and telephone number of its principal offices are Suite 750, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, (604) 646-0188. Its registered office is located at 19th Floor, 885 West Georgia Street, Vancouver, British Columbia, V6C 3H4. Nevada Pacific is a reporting issuer in the Province of British Columbia and files its continuous disclosure documents with the securities regulatory authorities in that province. These documents are available without charge at www.sedar.com.

Authorized and Outstanding Share Capital of Nevada Pacific

Nevada Pacific is authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, with rights to be determined upon issue. As reported by Nevada Pacific in its Management’s Discussion and Analysis of Financial Position and Results of Operations for the fiscal year ended June 30, 2006, the outstanding share capital as of December 4, 2006 consisted of:

•	70,565,171 common shares;

•	4,130,000 common share purchase options; and

•	12,700,000 share purchase warrants.

No preferred shares were outstanding as of December 4, 2006.

Subject to the rights of any holders of preferred shares, the common shares of Nevada Pacific rank equally as to dividends, voting rights (one vote per share) and the distribution of assets of Nevada Pacific on the liquidation, dissolution, winding-up of Nevada Pacific after payment of all liabilities and obligations. Holders of common shares have no pre-emptive rights, nor any right to convert their common shares into other securities. The holders of the common shares are entitled to receive notice of and attend any meetings of shareholders and are entitled to one vote for each share entitled to be voted on the matter at such meetings.

Preferred shares may be issued from time to time in one or more series. The directors may by resolution and before the issue of preferred shares of any particular series (i) fix the number of shares in and determine the designation of, the shares of each series; and (ii) create, define and attach special rights and restrictions to the shares of each series. The preferred shares are entitled to priority over the common shares with respect to the payment of dividends and distributions in the event of the dissolution, liquidation or winding up of Nevada Pacific (in that such distributions are limited to the amount paid up in respect of the preferred shares, together with any premium and unpaid dividends thereon, without any further right to participate in the distribution of assets of Nevada Pacific, unless specifically provided in the special rights and restrictions attached to that particular series of preferred shares). The holders of the preferred shares as a class are not entitled to receive notice of, to attend or to vote at any meeting of the shareholders of Nevada Pacific.

The common shares of Nevada Pacific are listed and posted for trading on the TSX Venture Exchange under the symbol “NPG-V.”

Dividends and Dividend Policy

Based on publicly available information, since the date of incorporation, Nevada Pacific has not declared or paid any dividends on its common shares, and does not currently intend to pay dividends. Earnings, if any, will be retained to finance future growth and development of the business of Nevada Pacific.

Corporate Structure

The legal and commercial name of Nevada Pacific is Nevada Pacific Gold Ltd. Nevada Pacific was incorporated under the laws of the Province of British Columbia on March 11, 1997 under the former Company Act (British Columbia) (now replaced by the Business Corporations Act (British Columbia)).

On March 29, 2004, the British Columbia legislature enacted the Business Corporations Act (the “New Act”) and repealed the former act, which previously governed Nevada Pacific. The New Act removed many of the restrictions contained in the former act, including restrictions on the residency of directors, the place of annual general meetings and limits on authorized share capital. The New Act also uses new forms and terminology. Under the New Act, every company incorporated, amalgamated or continued under the former act must complete a mandatory transition rollover under the New Act.

On November 29, 2004, Nevada Pacific was transitioned under the New Act and Nevada Pacific replaced its old Articles with new Articles to avail itself of greater flexibility provided under the New Act. On January 14, 2005, Nevada Pacific’s Notice of Articles were amended to increase the authorized capital to an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Nevada Pacific is domiciled in British Columbia, Canada and is a valid company in good standing and operating under the Business Corporations Act (British Columbia). Nevada Pacific’s principal place of business is located at Suite 750, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, telephone (604) 646-0188, E-Mail info@nevadapacificgold.com. Nevada Pacific maintains an exploration office in Nevada through its subsidiary, Nevada Pacific Gold US Inc., located at Suite 208-275 Third Street, Elko, Nevada, 89803, Telephone (775) 753-4396, and a mine site office in Mexico through its subsidiary Compania Minera Pangea, S.A. de C.V., located at Conocido s/n El Magistral, Mocorito, Sinaloa 80800, Mexico, Telephone 52 (673) 734-1990 or 52 (673) 734-1991.

Intercorporate Relationships

Unless the context otherwise requires, all references herein to Nevada Pacific include Nevada Pacific and its subsidiaries. The following chart illustrates the inter-corporate relationships of Nevada Pacific and its principal subsidiaries and their jurisdictions of incorporation, together with the ownership of its principal asset, the Magistral Mine.

GENERAL DEVELOPMENT OF THE BUSINESS

Three Year History

Nevada Pacific is a mining and exploration company based in Vancouver, British Columbia. Nevada Pacific’s principal property is the Magistral Mine, a gold and silver mine located in Sinaloa, Mexico. Nevada Pacific’s non-principal properties are located in the States of Nevada and Utah, U.S.A. and in various states of Mexico.

Nevada Pacific commenced active business in March 1997. Since its inception, Nevada Pacific has been engaged in the business of exploring for minerals, primarily gold and silver, and acquiring, exploring and developing mineral properties.

During the past three years Nevada Pacific has raised gross proceeds from private placements and an underwritten offering of approximately $22.7 million, gross proceeds of $1.6 million from the exercise of share purchase warrants and gross proceeds of $0.9 million from the exercise of stock options. Nevada Pacific also issued shares related to the acquisition of the Magistral Gold Mine valued at approximately $2 million. Subsequent to June 30, 2006, Nevada Pacific has raised gross proceeds of $1.6 million of which $1.5 million was received from the exercise of share purchase warrants.

In December, 2005, Nevada Pacific entered into an agreement with Mr. Robert McEwen to issue 12,500,000 units at a price of Cdn$0.40 per unit for aggregate proceeds of Cdn$5,000,000. Each unit consists of one common share and one common share purchase warrant with each warrant exercisable to acquire one common share of Nevada Pacific at an exercise price of Cdn$0.50 for a term of two years. As a result of the private placement, Mr. McEwen holds approximately 17.71% of the outstanding shares of Nevada Pacific and, in event of the exercise of all the warrants, Mr. McEwen will hold approximately 30.10% of the outstanding common shares of Nevada Pacific. In accordance with the rules of the TSX Venture Exchange, as this constituted a “change in control”, the placement closed in two tranches. The first tranche, consisting of 6,921,213 units was completed on December 14, 2005 for aggregate proceeds of Cdn$2,768,485. The second tranche for the balance of the units was conditional upon receiving disinterested shareholder approval, which was received at an extraordinary general meeting of the shareholders on January 23, 2006. The second tranche of the private placement consisting of 5,578,787 units at a price of Cdn$0.40 for aggregate proceeds of Cdn$2,231,515 was completed on May 11, 2006.

On March 5, 2006 US Gold Corporation, whose Chairman is Mr. Robert McEwen, issued a News Release announcing its intent to acquire all of the outstanding common shares of Nevada Pacific. Nevada Pacific responded by forming a Special Committee on March 6, 2006 and hiring financial advisors on March 15, 2006 to assist Nevada Pacific. Over the past several months Nevada Pacific has been working with its legal and financial advisors to ensure that all requests made of them in relation to this intended offer have been fulfilled. The Special Committee, with its financial advisor, will consider any US Gold Corporation offer, if and when it is received, and will investigate alternatives that may be available to maximize shareholder value.

Magistral Gold Mine

On February 2, 2004, Nevada Pacific completed the acquisition of the Magistral Mine (or “Magistral”) and transformed itself into a producer of gold and silver. Nevada Pacific acquired Magistral from Queenstake Resources Ltd. (“Queenstake”) by purchasing all of the outstanding shares of Queenstake’s wholly-owned subsidiary, Pangea Resources, Inc. (“Pangea”), an Arizona company that beneficially owns 100% of Compania Minera Pangea S.A. de C.V. (“Minera Pangea”). Minera Pangea owns and operates the Magistral Mine. From the time of acquisition, the size of the Magistral Gold Mine claim group has been significantly increased.

Since acquiring Magistral, Nevada Pacific has initiated a revitalization program targeted to increase efficiencies, lower operating costs and increase gold and silver production. The operating improvements to the Magistral Mine were essentially completed in the second fiscal quarter 2005 and the Magistral Mine re-commenced commercial production as of January 1, 2005. Mine operations were suspended in July 2005 due to failure to realize planned gold production levels and resulting cash flow problems. The leaching of residual gold on the heap leach pad continued to October 2006, producing over 14,000 ounces of gold and positive cash flow.

In October 2006 Magistral was placed on care and maintenance. Mining equipment remains parked but is maintained in a “ready to use” condition by a small maintenance staff. The addition of cyanide to solutions and the processing of gold-laden solution through carbon columns in the processing plant were curtailed. The pumping of solutions and operation of other plant equipment will continue on an “as needed” basis to maintain safe pond levels and to ensure the plant equipment can be returned to service when a decision to restart the mine is made.

For the year ended June 30, 2006 revenues were $6,649,300 (2005 — $5,175,235) and the loss from mining operations was $2,370,544 (2005 — earnings of $838,070). The earnings (loss) from mining operations for the year ended June 30, 2005 reflect six months of gold sales and the related expenses, the result of the Magistral Mine recommencing commercial production on January 1, 2005, being the start of revenue recognition, whereas the year ended June 30, 2006 include twelve months of gold sales and the related expenses. During fiscal 2006, Nevada Pacific recognized $3,788,972 of stockpiled ore inventory costs which were deferred as at June 30, 2005. All of the mine operating costs for fiscal 2006 were recognized during the year as there were no costs deferred to the stockpiled ore as of June 30, 2006. The loss for the year ended June 30, 2006 also includes a one-time expense of $305,000 in severance payments incurred in the first quarter when the mine was placed in leach-only mode and staff at the mine was reduced to 31 people.

During fiscal 2005, Nevada Pacific commenced an exploration and drilling program consisting of soil and rock chip sampling, ground-based geophysics consisting of induced polarization and resistivity surveys, trenching, and drilling. This program was focused on targets in the immediate area of Magistral. Nevada Pacific drilled 10 holes totalling 997 metres at Lupita, and 7 holes totalling 778 metres at Sagrado Corazón. Both of these areas contain gold resources and reserves that are part of those stated for the property. The objective of this drilling was to increase those resources and reserves. Results from the drilling are consistent with the known mineralization in these areas. The geophysical program demonstrated the high grade mineralization found at the La Prieta vein does have an anomalous response to Induced Polarization techniques. Other areas included in the survey in close proximity to La Prieta also show a similar anomalous response.

Other properties — Nevada and Utah

Pursuant to two letter agreements dated September 7, 2004, Nevada Pacific granted Placer Dome U.S. Inc (“Placer Dome”) the right to explore the Keystone and Limousine Butte properties and earn an initial 60% interest therein by spending an aggregate of $5,000,000 and $4,000,000, respectively, on exploration over a five-year period. Placer Dome could terminate the Keystone Agreement at any time during the earn-in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 15% interest in the property by completing a feasibility study.

In January 2003, Placer Dome terminated their right to earn an interest in Nevada Pacific’s South Carlin project in Nevada and in October 2005, Placer Dome terminated their right to earn an interest in Nevada Pacific’s, BMX project in Nevada. In April 2006, Placer Dome terminated their rights to earn interest in Nevada Pacific’s Limousine Butte and Keystone projects in Nevada. Nevada Pacific maintains a 100% interest in these projects.

During the past three years, in Nevada, Nevada Pacific has conducted a systematic exploration program which includes mapping, sampling, trenching, geophysics and has drilled on the Limousine Butte, BMX, Amador Canyon, Buffalo Canyon, Keystone, Cornerstone and Timber Creek properties. Nevada Pacific has acquired new properties including the Cornerstone (Pat Canyon) property and the Valmy Antler property in Nevada and the Bat Ridge property in Utah. The significant properties abandoned during the same period are the Amador Canyon property in Nevada, which was written off in fiscal 2005 and a portion of the properties included in the South Carlin project, which were written off in fiscal 2004.

Other properties — Mexico

Exploration activity for Nevada Pacific in Mexico has been ongoing since shortly after the acquisition of the Magistral Mine. This activity has been focused primarily on two projects, the Rocio trend project in Sinaloa, and the El Tule project in Nayarit. During the current fiscal year Nevada Pacific has carried out an aggressive, yet systematic surface exploration program in the area that has expanded the geological mapping and sampling from previous campaigns, as well initiated a trenching program.

During the year ended June 30, 2006, Nevada Pacific spent $1,681,428 (2005-$1,493,402, 2004-$1,591,631) on acquisition and exploration expenditures on its exploration properties, inclusive of $461,042 (2005-$532,842, 2004-$168,145) on Mexican properties, and recovered $11,620 (2005-$211,847, 2004-$293,304) of these expenditures from earn in partners. During the year ended June 30, 2006 $114,360 (2005- $630,332, 2004-$330,285) of exploration expenditures were written off.

NARRATIVE DESCRIPTION OF THE BUSINESS

General

Nevada Pacific’s principal business consists of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and in the western United States, primarily Nevada.

The following is a description of the properties in which Nevada Pacific holds an interest. With the exception of the Magistral Mine, all of the mineral properties in which Nevada Pacific holds an interest are in the early exploration stage and are without a known body of commercial ore.

Magistral Project (Magistral Mine)

Pincock, Allen & Holt (“PAH”) was retained by Nevada Pacific in March 2006 to update resources and reserves for the Magistral Mine and prepare a new technical report titled “Technical Report of the Magistral Gold Mine, Sinaloa, Mexico” dated September 13, 2006 (the “2006 Technical Report”) evaluating the viability of resuming mine operations.

PAH previously prepared resource models and mine designs for the Magistral Project Feasibility Study completed in May 2000 (the “Feasibility Study”) which was commissioned by Queenstake. PAH was subsequently retained by Queenstake in 2002 to update the mineral resource model, ultimate pit design and mine production schedule for the Magistral project’s San Rafael and Samaniego Hill areas on the basis of the results obtained from additional drilling conducted by Queenstake in the La Prieta zone of the Samaniego Hill deposit during late 2001 and early 2002. In 2002, Queenstake also requested PAH to prepare a second geologic model and resource estimate specific to the La Prieta zone for use in evaluating the potential for mining part of the mineral resource with underground methods. These updates were reflected in a technical report prepared by PAH for Queenstake dated January 16, 2003 (the “2003 Technical Report”).

In 2004, at the request of Nevada Pacific, PAH amended the 2003 Technical Report prepared previously for Queenstake to reflect the change in ownership of the Magistral project and to report the production up to the time of Nevada Pacific’s acquisition of the Magistral project in February 2004. The resulting report dated January 6, 2005 entitled “Amended Technical Report for the Magistral Gold Project, Sinaloa State, Mexico” was filed by Nevada Pacific on Sedar in January 2005 (the “2005 Technical Report”).

The work done by PAH in 2006 began with an April 2006 site visit to the property by four specialists in the areas of geology, mine operations, plant operations and metallurgy and environmental and permitting. PAH conducted a complete review of mine operating permits, production history, additional data relating to new drilling and recent metallurgical testing in an effort to provide a comprehensive update of mine resources and reserves and finally an economic analysis of resuming mine operations. Their report confirmed mine resources and reserves and indicated the mine would be viable if operations were to resume.

Availability of the 2006 Technical Report

The Summary from “the 2006 Technical Report” is reproduced herein, and is qualified in its entirety by the entire “2006 Technical Report” which is available on Sedar at www.sedar.com.

Summary of Magistral Mine (extracted from “the 2006 Technical Report”)

Background

Pincock, Allen & Holt (PAH) were retained by Nevada Pacific to update the mineral resource and mineral reserve estimates and prepare a National Instrument 43-101 (“NI 43-101”) compliant technical report for Magistral, in Sinaloa Mexico. Previously in January 2005, PAH was retained by Minera Pangea (Pangea), a Mexican subsidiary of Nevada Pacific, to update the previous Technical Reports prepared in compliance with the requirements of NI 43-101.

Previous work by PAH on the Magistral Mine includes the preparation of resource models and mine designs for the Magistral Mine Feasibility Study of May 2000 and an update of the resource models and mine designs in June

2002 to incorporate the results of additional drilling conducted in the La Prieta Zone of the Samaniego Hill deposit. A second geologic model and resource estimate specific to the La Prieta Zone was developed for use in evaluating the potential scenario for mining part of the mineral resource with underground methods. In May 2003, PAH personnel visited the Magistral Mine in order to conduct an operations overview. This overview of the project was cursory in nature and did not include a through review of the reconciliation between the model and production, nor did it include an update of the resource and reserve estimate, nor did it include a detailed look at actual production costs. The 2005 Technical Report updated the work done in May 2003. In April 2006 PAH personnel again visited the Magistral Mine which at the time was on care and maintenance and continued to leach gold from the leach pads.

PAH was retained by Nevada Pacific to generate this report in order to update the resource and reserve based on new drilling, historical production, the current operational status, in order to present the mine production compliant with the requirements of NI 43-101. Production from the mine is reported for informational purposes and the resource and reserve estimates that are presented in this report, which PAH prepared in July 2006, have been updated in this update to reflect the actual production. PAH has reviewed the actual production results, production reconciliation, and cost data for the mining operation and believes this information to be credible and reliable for reserves reporting purposes.

Property and Ownership

The Magistral Mine consists of 9,704 hectares of land located in the Sinaloa state, of northwestern Mexico. It is an open pit mining operation, with heap leach processing facilities, that until July 2005 was operating at a production rate of 900 thousand ore tonnes per year. Past production has primarily come from the San Rafael and Samaniego Hill deposits, with the San Rafael deposit being completely mined out and presently being backfilled. Future production is scheduled to come from the three deposits during the course of the remaining scheduled mine life. These deposits are Samaniego Hill, Sagrado Corazón, and Lupita. There are additional exploration targets in the area that will be examined during the project life.

The Magistral Mine is located in northwestern México, within Sinaloa state, Mocorito Municipality, México. The project is located approximately 100 kilometres by air northwest of the Sinaloa state capital city of Culiacán in the western foothills of the Sierra Madre Occidental mountain range. The project area is located approximately 22 kilometres from the village of Mocorito, approximately 40 kilometres from the town of Guamuchil, and approximately 150 kilometres from the city of Los Mochis. Maps of the location of the Magistral Mine are included below in Figures B and C.

Nevada Pacific owns its interest in the Magistral Mine through its 100 percent ownership of Pangea Resources Inc. which in turn holds 100 percent ownership of Minera Pangea S.A. de C.V. (“Minera Pangea”) which owns the Magistral Gold Mine.

Minera Pangea holds seven mining concessions and has option to an additional three concessions. The titles are granted under Mexican mining law and are issued by Secretaria de Economía, Coordinación General de Minera, Dirección General de Minas (Dirección de Minas).

Geology and Resource Estimation

Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources. This section uses the terms “measured” and “indicated resources.” We advise U.S. investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in the categories will ever be converted into reserves.

Mineralization in the Magistral area consists of structural zones in stockwork, breccia, and locally quartz vein mineralization occurring within sheared, broken, and propylitically altered volcanic rocks. The Samaniego Hill structural trend consists of a complex set of major and minor structural zones, with a general northwest strike and a moderate dip to the southwest.

More recent mining activities began when Pangea began exploring the project in early 1995, initially for Mogul Mining NL and subsequently for Santa Cruz Gold Inc. From mid-1995 to early 1997 extensive drilling was conducted by Pangea/Santa Cruz Gold on the San Rafael and Samaniego Hill deposit areas, as well as locally extensive drilling on the Sagrado Corazón-Central-Lupita deposit area. In 1998, Santa Cruz conducted a limited amount of additional drilling for metallurgical samples, reverse circulation hole verification, in-fill purposes, and condemnation of potential surface facility locations. In 1999, after a merger with Santa Cruz Gold, Queenstake conducted a further limited drilling program to step-out/in-fill drill in the Samaniego Hill deposit and to obtain pit-slope geotechnical samples from both the San Rafael and Samaniego Hill deposits. Drilling up to 2000 was used as the basis for the May 2000 Feasibility Study. Queenstake subsequently conducted a drilling campaign from late 2001 to early 2002 in the La Prieta Zone of the Samaniego Hill deposit to delineate extensions of the high grade La Prieta zone along strike and down dip. This drilling was used by PAH in a June 2002 resource and reserve update.

Mineral resource block models were created in early 2000 for use in the generation of the May 2000 Magistral Mine Feasibility Study. Modelling was conducted to honour the mineralization in the Magistral Mine area that consists of structural zones in stockwork, breccia, and locally quartz vein mineralization occurring within sheared, broken, and propylitically altered volcanic rocks. The San Rafael structural trend consists of one main structural zone and several minor zones, with a general east-west strike and a moderate dip to the south. The Samaniego Hill structural trend consists of a complex set of major and minor structural zones, with a general northwest strike and a moderate dip to the southwest.

PAH subsequently updated the Samaniego Hill resource in June 2002, from that presented in the May 2000 Feasibility Study, based on the drilling of 45 additional exploration holes that was conducted between late 2001 and early 2002 in the down-dip La Prieta Zone of the Samaniego Hill deposit. Significant widths of the La Prieta Zone were intercepted, with the zone showing a thickening along a nearly horizontal orientation. The update of the mineral resource and mineral reserves was done using an approach similar to the one used in the original Feasibility Study. In July 2006, PAH again updated the Magistral resource model making adjustments to the grade model based on operating experience in the San Rafael and Samaniego Hill areas using as mined blasthole and ore block information as well as updates to the Sagrado Corazón and Lupita areas based on limited new drilling. This update had the effect of reducing the mineral resource due to adjustments to the exploration based grade model based on Nevada Pacific mining experience.

PAH’s mineral resource estimate includes all material in the model without regard to mineability, based on a density factor of 2.6 tonnes per cubic meter for all rock material and 1.5 tonnes per cubic meter for historical mill tailings. The resource model accounts for known underground workings and stopes, which are not a significant part of the tonnage being considered by the Magistral Mine. The resource and reserve have been adjusted to reflect mining to the end of July 2005. As of the July 2006 resource update, the Magistral Mine measured and indicated mineral resource was 9.30 million tonnes averaging 1.81 g/t Au for a total of 540,000 contained ounces of gold. The resource is summarized in Table 1-1. The mineral resource estimate is compliant with the NI 43-101 requirements for resource and reserve reporting and is consistent with the Standards for Disclosure for Mineral Projects, Form 43-101F1 and Companion Policy 43-101CP, dated December 23, 2005.

Mining and Reserve Estimation

The July 2006 revised resource models for the Samaniego Hill, Sagrado Corazón and Lupita areas were used as the basis for a revised economic pit analysis and update to the respective pit designs and mineral reserves contained within each area. The approach used by PAH for this update was different than in past modelling efforts.

PAH used the Gemcom Software International’s industry standard Whittle Strategic Mine Planning Software version 3.4 (Whittle 3.4) to perform an economic pit analysis and determine the appropriate ultimate pit for each deposit area based on revised cost and recovery information. Whittle 3.4 uses the Lerchs-Grossmann algorithm for determination of an optimum economic pit for each revenue factor or gold price.

Using the Whittle results as a guide, PAH generated revised ultimate pits for all three deposit areas and a two phase pit design for the Samaniego Hill pit. Generally the ultimate pit designs used the same parametres as the 2000 Feasibility, with the only modification being narrower haul road widths, 7.6 metres for single-lane roads and 15.2 metres for two-lane roads.

TABLE 1-1

Nevada Pacific Gold Ltd.
Magisttral Gold Mine

Mineral Resource Summary (0.40 g/t Au cutoff grade) July 2006

	Measured			Indicated			Measured + Indicated
Resource Area	Tonnes (x1000)	Au (g/t)	Cont. Au Oz.	Tonnes (x1000)	Au (g/t)	Cont. Au Oz.	Tonnes (x1000)	Au (g/t)	Cont. Au Oz.

Samaniego/San Rafael	4,699	2.09	315,665	1,378	1.79	79,290	6,077	2.02	394,955
Sagrado Corazón	862	1.28	35,528	170	0.94	5,144	1,032	1.22	40,672
Luptia/Central	1,245	1.55	61,937	832	1.36	36,305	2,077	1.47	98,242
Magistral Mill Tailings	118	1.89	7,147	—	—	—	118	1.89	7,147

Total	6,924	1.89	420,277	2,380	1.58	120,739	9,304	1.81	541,016

PAH Estimates

Table 1-2 contains the July 2006 reserve estimate for the entire Magistral Mine summarized by mine area (Samaniego Hill, Sagrado Corazón and Lupita). Due to differing economics and recoveries for each of the deposit areas, different gold cutoff grades were applied, as shown in Table 17-8. At respective economic cutoff grades, the total July 2006 Magistral proven and probable reserve consists of 3.02 million tonnes averaging 2.97 g/t Au for a total of 289,000 contained ounces of gold. This mineral reserve estimate is compliant with the NI 43-101 requirements for resource and reserve reporting and is consistent with the Standards for Disclosure for Mineral Projects, Form 43-101F1 and Companion Policy 43-101CP, dated December 23, 2005.

Conclusions and Recommendations

PAH is of the opinion that the estimate of mineral resources and reserves has been prepared according to accepted industry standards using accepted industry practices and that the work completed has been as thorough and accurate as possible given the available database. PAH is also of the opinion that the mineral resources and reserves are compliant with the NI 43-101 requirements for resource and reserve reporting and is consistent with the Standards for Disclosure for Mineral Projects, Form 43-101F1 and Companion Policy 43-101CP, dated December 23, 2005.

The resource and reserve estimates are based on operating Magistral as an open-pit gold mine using a contract mining service employing Nevada Pacific equipment and within the cost structure presented by Nevada Pacific in the life-of-mine plans and achieving the projected gold recoveries.

TABLE 1-2

Nevada Pacific Gold, Ltd.
Magistral Gold Mine

Mineral Reserve Estimate

	Internal
	Pit Gold
	Cutoff		Gold	Contained	Contained			Strip
	Grade		Grade	Gold	Gold Troy			Ratio
Mine Area	(g/t)	Ore Tonnes	(g/t)	(grams)	Ounces	Waste Tonnes	Total Tonnes	w:o

Samaniego Hill	0.96
Proven		1,065,000	3.99	4,251,000	137,000
Probable		272,000	3.79	1,032,000	33,000
Subtotal		1,337,000	3.95	5,283,000	170,000	17,420,000	18,757,000	13.0
Samaniego Hill-Tailings	0.80
Proven		88,000	1.99	175,000	6,000	2,338	90,338	0.03
Probable
Subtotal		88,000	1.99	175,000	6,000	2,338	90,338
Sagrado Corazón	0.82
Proven		385,000	2.06	793,000	25,000
Probable		59,000	1.47	88,000	3,000
Subtotal		444,000	1.98	881,000	28,000	1,039,000	1,483,000	2.3
Lupita	0.80
Proven		700,000	2.39	1,671,000	54,000
Probable		454,000	2.15	975,000	31,000
Subtotal		1,154,000	2.29	2,646,000	85,000	6,031,000	7,185,000	5.2
Totals
Proven		2,238,000	3.08	6,890,000	222,000
Probable		785,000	2.67	2,095,000	67,000

All Categories		3,023,000	2.97	8,985,000	289,000	24,492,338	27,515,338	8.1

The reserve numbers presented in Table 1-2 are based on gold cutoffs developed using a 3-year rolling average gold price of $450 per ounce. Due to the significant difference in the 3-year rolling average gold price and current spot gold prices, which are in the range of $600-$650 per ounce, a substantial amount of subgrade material is excluded from the reserve numbers due to statutory reserve reporting requirements. If the Magistral Mine resumes operations and if gold prices remain in the current range, it is believed that much of this material will become economic, and will be profitable to mine and process.

The detailed production schedule included in this report is based on the assumption that this material is uneconomic and therefore would be diverted to a waste facility. Prior to the beginning of production a new production schedule should be developed that incorporates this material using a more appropriate gold price given current conditions. This will have the effect of increasing the gold ounces produced and reducing the overall stripping requirements; further enhancing the project’s economics.

The Magistral Gold Mine produces a net cash flow of $17.4 million over the life of mine producing a pre-tax cash flow of $12.7 million at a 5 percent discount rate and $9.3 million at a 10 percent discount rate resulting in a 49 percent Internal Rate of Return (IRR) in the Base Case.

The projects economic sensitivity to major cost and physical variables indicates that the project is highly sensitive to cash operating costs, but in all cases produces an IRR greater than 20 percent.

Additional Disclosure — Update of Magistral Project

Revitalization Program and Commencement of Commercial Production

From the time of acquisition of the Magistral Mine in February 2004 to the end of December 2004, Nevada Pacific considered the Magistral Mine to be in a pre-commercial operating phase. During that period, the Magistral Mine produced 14,465 ounces gold and 13,342 ounces of silver. All expenditures, net of revenue, during that period were capitalized to plant and equipment.

In 2004, Nevada Pacific completed a revitalization program to increase efficiencies, lower operating costs and increase gold and silver production at the Magistral Mine. As a result of the revitalization program, Nevada Pacific re-commenced commercial production at the Magistral Mine on January 1, 2005.

The following operating improvements to the Magistral Mine were made as part of the 2004 revitalization program:

1.  Leach Pad — Nevada Pacific reviewed the efficiency and recovery rates of the leach pad and determined that it was necessary to improve the pH control through the addition of lime in order to optimize precious metals recovery rates. As a consequence, Nevada Pacific restacked an estimated 650,000 tonnes of the 1.1 million tonnes of ore in place.

2.  Crushing Circuit — The secondary crusher was reinstalled in early May 2004, having been offsite for retooling and machining. Further modifications to the crushing circuit, including the conversion from a standard cone crusher to a short head configuration and the purchase of a screen with a larger capacity, have been completed. The crushing circuit was reconfigured with new conveyors to operate in a closed circuit mode. These modifications were completed and increased through-put to an average rate of 70,000 plus tonnes per month during 2005. In this new configuration smaller screens were added to consistently produce an average size of the crushed ore of between 1/2” and 3/4.” The smaller crushed ore size better ensured planned overall gold recoveries could be achieved.

3.  Process/Recovery Plant — Three additional carbon columns were added to the recovery plant along with other modifications to increase capacity from 175 cubic metres to 275 cubic metres per hour of solution through-put, thereby improving gold and silver recovery.

4.  Mining — Nevada Pacific completed a thorough review of the mine fleet and determined that additions to the mine fleet would be necessary to achieve a peak annual mining rate to 7.0 million tonnes from the historical rate of 4.7 million tones mined in calendar 2003. The additions to the mine fleet were two Caterpillar 777 haul trucks (80 tonne capacity) and one Caterpillar 992 12 cubic yard front end loader. The additions to the mine fleet increased hauling capacity to the ore processing facilities, allowing the facilities to operate at full capacity. In addition, Nevada Pacific utilized new waste rock dumps closer to the pits to shorten haulage distances and improve efficiencies of truck operations.

Curtailment of Open Pit Mining/Continuance of Leaching

In July 2005 due to increasing costs and gold prices in the low $400 per ounce range, the decision was made to suspend open pit mining operations and the placement of new ore on the heap leach pads. The leaching of existing ore material on the pads continued uninterrupted though early October 2006. During this period of time staffing was reduced and other operational efficiencies were made to lower costs. This coupled with an improving gold price enabled the mine to be cash flow positive during this period. From July 2005 through mid-October 2006 the mine produced an additional 14,000 ounces of gold and 15,000 ounces of silver. Gold sales were at an average price well over $500/ounce.

Care and Maintenance

In October 2006 the mine was placed on care and maintenance. Mining equipment remains parked but is maintained in a “ready to use” condition by a small maintenance staff. The addition of cyanide to solutions and the processing of gold-laden solution through carbon columns in the processing plant were curtailed. The pumping of solutions and operation of other plant equipment will continue on an “as needed” basis to maintain safe pond levels and to ensure the plant equipment can be returned to service when a decision to restart the mine is made.

Staffing levels will be adjusted to the minimum required for these efforts and also to support and active exploration program in the mine area. The mine is serving as a base of operations for this exploration effort and is provided manpower equipment for use in shallow drilling, trenching, and road building programs. In addition, the assay laboratory continues to provide assay support for many of the samples being generated by this ongoing exploration program.

The evaluation of options to restart the mine continue to be examined using “the 2006 Technical Report.” Efforts continue to be made to finalize the elements of a mining contract and to optimize the production schedule.

Carrying on Business in Mexico

Nevada Pacific’s operations in Mexico are governed primarily by the following regulations:

Mexico Foreign Investment Regulations

Foreign investment regulation in Mexico is governed by the Law of Foreign Investment which provides investment rights to investors from all countries on the same basis as granted to investors from the United States and Canada under the North American Free Trade Agreement. Foreign investment of up to 100% in Mexican mining companies is freely permitted with the requirement that such companies must register with the National Registry of Foreign Investment, which is maintained by the Ministry of Commerce and Industrial Development.

Mexico Mining Regulations

Exploration and exploitation of minerals in Mexico may be carried out through Mexican companies incorporated under Mexican law by means of obtaining exploration and exploitation concessions. Exploration concessions are granted by the Mexican government for a period of six years from the date of their recording in the Public Registry of Mining and are not renewable. Holders of exploration concessions may, prior to the expiration of such exploration concessions, apply for one or more exploitation concessions covering all or part of the area covered by an exploration concession. Failure to do so prior to expiration of the term of the exploration concession will result in termination of the concession. An exploitation concession has a term of 50 years, generally renewable for a further 50 years upon application within five years of the expiration of such concession. Both exploration and exploitation concessions are subject to annual work requirements and payment of annual surface taxes which are assessed and levied on a biannual basis. Such concessions may be transferred or assigned by their holders, but such transfers or assignments must be registered in order to be valid against third parties.

The holder of a concession must pay biannual duties in January and July of each year on a per hectare basis. Concessionaires for both exploration and exploitation must perform work each year that must begin within ninety days of the concession being granted. Concessionaires must file each May proof of the work performed. Non-compliance of these requirements is cause for cancellation of the corresponding concessions.

Foreign citizens or foreign corporations may also obtain mineral exploration and exploitation concessions. Foreign citizens are required to register their investment in the National Registry of Foreign Investment. In the case of foreign corporations, in addition to registration in the National Registry of Foreign Investment, additional authorization from the Ministry of Commerce and Industrial Development is required in order to obtain subsequent registration in the corresponding local Public Registry of Commerce.

Mexican mining law does not require payment of finder’s fees or royalties to the government, except for a discovery premium in connection with national mineral reserves, concessions and claims or allotments contracted directly from the Council of Mineral Resources. None of the claims held by any subsidiaries of Nevada Pacific are under such a discovery premium regime.

There are no limitations on the total amount of surface covered by exploration or exploitation concessions or on the amount of land held by an individual or company. Excessive accumulation of land is regulated indirectly through the duties levied on the property and the production requirements as outlined above.

Mexico — Taxation

The Mexican general corporate tax rate is 30%. The tax procedures allow for the carry-forward of losses for a period of up to 10 years, indexed for inflation. The Magistral Mine is not expected to attract corporate tax for the first several years of production due to loss carry-forwards.

Mexico Environmental Law

The Environmental Law in Mexico called the General Law of Ecological Balance and Protection to the Environment (“General Law”), provides for general environmental policies, with specific requirements set forth in regulations called “Ecological Technical Standards.” Responsibility for enforcement of the General Law, the regulations and the Ecological Technical Standards is with the Ministry of Environment, Natural Resources and Fishing, which regulate all environmental matters with the assistance of the National Institute of Ecology and the Procuraduria Federal de Proteccion al Ambiente.

The primary laws and regulations governing environmental protection for mining in Mexico are found in the General Law, the Ecological Technical Standards and also in the air, water and hazardous waste regulations, among others. In order to comply with the environmental regulations, a concessionaire must obtain a series of permits during the exploration stage. Generally, these permits are issued on a timely basis after the completion of an application by a concession holder. The subsidiaries of Nevada Pacific are currently in full compliance with the General Law and its regulations in relation to their mineral property interests.

Other Properties

Nevada Pacific’s other properties are located in Nevada, Utah and Mexico. The Nevada properties include the Limousine Butte property, BMX property, Keystone property, Cornerstone property, Clover Valley project, Buffalo Canyon property, Timber Creek property, Valmy Antler property and South Carlin property (see Figure A). The sole property in Utah is the Bat Ridge property. The Mexican properties include the Rocio Trend (see Figure B) project and the El Tule project (see Figure C). As stated in its Annual Information Form for the fiscal year ended June 30, 2006 dated October 24, 2006, these properties are considered by Nevada Pacific to be not material. These properties are presently in the exploration stage and are without a known body of commercial ore. None of these properties have any surface plant or equipment.

Figure A
Nevada Pacific Gold Ltd. — Other Property Locations (Nevada)

Limousine Butte Property

The Limousine Butte property is located in east-central Nevada, along the eastern portion of Butte Valley and along the western edge of the Cherry Creek Range. The property is within White Pine County and about 40 miles northwest of Ely, the county seat. The Limousine Butte property currently consists of 971 unpatented Federal lode mining claims covering an aggregate of approximately 31 square miles (19,420 acres) which were acquired by staking.

The Limousine Butte property was subject to a previous joint venture between Nevada Pacific and Newmont Gold Company (“Newmont”), but in March 2003 Nevada Pacific acquired all of Newmont’s interest in the property in return for a net smelter returns royalty granted to Newmont on a sliding scale of 1.5% to 2.5% on all production from the property and from any claim acquired by Nevada Pacific within one mile of the property, with an advance payment to Newmont of $1.0 million to be made at the commencement of commercial production and credited against future royalty payments.

Pursuant to a letter agreement dated September 7, 2004 (the “Limousine Butte Agreement”) among Nevada Pacific and Placer Dome, Nevada Pacific granted Placer Dome the right to earn a 60% interest in the Limousine Butte project by spending $4,000,000 on exploration over a five-year period. With the exception of initial expenditures during the first year in the amount of $250,000, Placer Dome was not obligated to make any expenditures on the property (although such expenditures are required to maintain Placer Dome’s option to acquire the 60% interest) and Placer Dome could terminate the Limousine Butte Agreement at any time during the earn-in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 15% interest in the property by completing a feasibility study. As provided in the Limousine Butte Agreement, Placer Dome Inc. (the parent company of Placer Dome) agreed to subscribe for 1,340,825 common shares of Nevada Pacific at the purchase price of Cdn$0.97 per share for gross proceeds of $1,000,000, which shares were issued on September 8, 2004.

As of September 7, 2005, Placer Dome had met its first year expenditure requirement by spending US $512,746 and had paid land holding costs of US $105,466. On April 26, 2006, Nevada Pacific received notification from Placer Dome of its election to terminate the Limousine Butte Agreement and Nevada Pacific maintains a 100% interest in the project.

During fiscal 2006, Placer Dome continued geologic mapping and sampling and completed a total of 2,700 feet of drilling in six holes in the Resurrection Ridge area. Exploration at Limousine Butte has identified a corridor of alteration and mineralization over nine miles in length. Numerous gold-bearing hydrothermal cells have developed along this corridor, where major structural intersections occur in favourable host rocks. Multiple near-surface gold anomalies have now been identified within the corridor. Each of the gold zones has the potential to increase in size with further drilling.

BMX Property

During 2002, Nevada Pacific acquired mineral rights to the Battle Mountain (“BMX”) project. The BMX property consists of 531 unpatented Federal lode mining claims (covering approximately 16.3 square miles) acquired by staking within the Humboldt and Lander Counties and is centered 6 miles northeast of Battle Mountain, Nevada. Interstate 80 forms much of the northeast boundary of the property and the rest is accessible by 4 wheel drive roads.

The exploration model is for copper-gold skarn deposits (comparable to the Copper Basin deposit) or structurally controlled disseminated gold deposits (comparable to those of the Marigold and Lone Tree mines). The BMX property includes five major gold-silver exploration targets and is centered on the northeast segment of the Battle Mountain escarpment. Mineralization consists of epithermal alteration, including quartz stockwork, silicification and skarn associated with strong north/south structural trends.

Pursuant to a letter agreement dated November 27, 2002 (the “BMX Agreement”) between Nevada Pacific and Placer Dome, Nevada Pacific granted Placer Dome the right to earn an initial 60% interest in the BMX project by spending an aggregate of $4,000,000 on exploration on the project over a five-year period. With the exception of initial expenditures in the amount of $250,000, Placer Dome was not obligated to make any expenditures on the property (although such expenditures are required to maintain Placer Dome’s option to acquire the 60% interest) and Placer Dome could terminate the BMX Agreement at any time during the earn-in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 10% interest in the property by completing a feasibility study.

On October 21, 2005, Placer Dome gave notice of termination of the agreement and Nevada Pacific now holds a 100% interest in the project.

Bluebird Property

The Bluebird gold property lies within the joint venture area of interest with Placer Dome on Nevada Pacific’s BMX project and is thereby subject to the BMX Agreement. The Bluebird property consists of 10 unpatented mining claims located at the northern end of the Battle Mountain Trend, Lander County, Nevada. By a letter agreement dated December 30, 2002 and a subsequent mining lease agreement dated April 30, 2003 (together, the “Bluebird Lease”) between Nevada Pacific and an individual owner at arms’ length to Nevada Pacific, Nevada Pacific entered into a 10 year mining lease in respect of the Bluebird property with exploration rights renewable in 5 year increments with the property owner retaining a 3% net smelter returns royalty. Nevada Pacific can purchase one-half of the net smelter returns royalty at any time upon payment of $500,000 per percentage point. Advance royalties payable to the owner are $1,500 on signing, $7,500 upon completion of the formal lease, $10,000 on each anniversary of the agreement until the ninth anniversary, and $25,000 on the tenth and subsequent anniversaries.

A total of 3,410 feet was drilled, on the BMX property, in eight reverse circulation drill holes during the spring of 2006. The following table summaries the results of this drilling:

Drill Hole	Interval	Thickness	Gold (opt)	Silver (opt)	Arsenic (ppm)	Antimony (ppm)

BMXR06-01	NSA		NSA	NSA	NSA	NSA
BMXR06-02	445 ´-450 ´	5 feet	0.027	NSA	NSA	NSA
BMXR06-03	15 ´-20 ´	5 feet	0.016	NSA	NSA	NSA
BMXR06-04	110 ´-175 ´	65 feet	0.031	1.83	7,236	130
including	110 ´-120 ´	10 feet	0.072	6.51	10,000	53.2
including	150 ´-160 ´	10 feet	0.05	1.07	10,000	320
	205 ´-215 ´	10 feet	0.036	0	10,000	44.2
BMXR06-05	NSA		NSA	NSA	NSA	NSA
BMXR06-06	30 ´-40 ´	10 feet	0.022	NSA	2,230	15.8
BMXR06-07	NSA		NSA	NSA	NSA	NSA
BMXR06-08	200 ´-215 ´	15 feet	0.01	NSA	NSA	NSA
	320 ´-325 ´	5 feet	0.015	NSA	NSA	NSA

*	NSA — no significant assays

Keystone Property

The Keystone property is located on the northwest flank of the Simpson Park Mountains, Eureka County, Nevada, approximately 18 miles south of Crescent Valley. The property lies within the Battle Mountain-Eureka Gold Trend that includes the Eureka, Cortez, Gold Acres and Battle Mountain deposits. Nevada Pacific acquired the Keystone project in Nevada through staking and the purchase of two patented claims in 1999, and expanded the property in 2002 through staking of 109 unpatented mining claims. Total holdings consist of 371 unpatented mining claims, for an approximate area of 11.6 square miles.

The Keystone property includes base-and precious-metal mineralization that occurs along the edge of the Keystone Window in both upper and lower plate rock, near the northern contact of a 33.4 million-year-old granodiorite stock.

Pursuant to a letter agreement dated September 7, 2004 (the “Keystone Agreement”) among Nevada Pacific and Placer Dome, Nevada Pacific granted Placer Dome the right to explore the Keystone property and earn an initial 60% interest therein by spending an aggregate of $5,000,000 on exploration over a five-year period. With the exception of initial expenditures during the first year in the amount of $350,000, Placer Dome was not obligated to make any expenditures on the property (although such expenditures are required to maintain Placer Dome’s option to acquire the 60% interest) and Placer Dome could terminate the Keystone Agreement at any time during the earn-

in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 15% interest in the property by completing a feasibility study.

The terms of the Keystone Agreement will apply and extend to any right, title or interest acquired by Nevada Pacific or Placer Dome within the exterior boundaries of the Keystone property. However, Placer Dome’s option to acquire a 60% interest in the Keystone property did not apply to any silver or base metals (the “reserved minerals”) located on or in the property (other than silver associated with a gold/silver deposit or copper associated with a gold/copper deposit). Nevada Pacific retained the right to enter on the property in order to explore for any reserved minerals; however, if Nevada Pacific’s exploration activities are incompatible with, or interferes with Placer Dome’s activities or operations under the Keystone Agreement, Placer Dome could require Nevada Pacific to terminate its exploration activities for reserved minerals within 120 days notice.

During the first quarter of fiscal 2006, land holding costs for the year of $40,254 were paid by Placer Dome. Three stratigraphic drill holes (total footage of 5,496.2 feet) were drilled to test for the depth to lower plate rocks along the range front. The first drill hole was lost in upper plate siltstones, whereas the other two holes successfully encountered Roberts Mountain lower plate carbonate rocks.

Hole PKSN0502 encountered the Roberts Mountain Thrust at 1,600 feet and remained in lower plate carbonaceous limestone and locally tremolite-rich garnet skarn to the bottom of the hole (2,520.6 feet). Trace element assays are pending for the zone below 1,700 feet (lower plate rocks).

Hole PKSN0503 encountered the Roberts Mountain Thrust at 600 feet and remained in lower plate limestone to a depth of 1,720 feet where it intersected diorite and granodiorite associated with the Keystone Stock. The hole contained a high gold value over five feet of 0.027 ppm; however, it contained a very anomalous Carlin-style suite of trace elements over the interval from 400 feet to 1,530 feet.

During the year ended June 30, 2006, Nevada Pacific spent $97,606, net of recoveries, on the Keystone property. Of this amount $80,104 was spent directly on drilling costs. The 2005 drilling program by Nevada Pacific consisted of 3,254 feet drilled in seven holes. Disseminated sulfides and semi-massive to massive sulfides were encountered in all seven drill holes. Zone widths varied from five feet to seventy feet thick, the later being mostly disseminated zones. Garnet skarn zones that contained mineralization on surface also exhibited mineralization at depth. Drilling within the intrusive exhibited broad zones of sulfides ranging from disseminated to semi-massive.

On April 26, 2006, Nevada Pacific received notification from Placer Dome of its election to terminate the Limousine Butte Agreement and Nevada Pacific maintains a 100% interest in the project. Although no currently economic zones were delineated from drilling, trace element values encountered are of interest, and Nevada Pacific intends to review the data generated by Placer Dome in 2005, and retain the property for future exploration. Further drilling is planned during the late fall season of 2006.

Cornerstone (Pat Canyon) Property

The Cornerstone property is located in Eureka County, Nevada less than three miles east of Nevada Pacific’s Keystone project and approximately 12 miles south of Placer Dome’s Cortez Hills and Pediment gold projects. The 4.8 square mile Cornerstone property consists of 156 claims in five separate claim blocks.

In May 2006, Nevada Pacific increased the size of the Cornerstone project through the addition of the Freestone property. The 100% owned Freestone Property consists of 50 claims or 1.5 square miles and lies 12 miles southeast of the 10 million ounce Cortez Hills/Pediment deposit and immediately adjacent to the Tonkin Springs property.

The remainder of Nevada Pacific’s interest is held pursuant to a mining lease made effective as of May 25, 2004 (the “Lease”) which extends for a period of 10 years (renewable in 5-year increments to a maximum term not exceeding 99 years subject to certain conditions) and grants Nevada Pacific the exclusive right to explore and develop the property, including the right to produce and market any minerals thereon with the lessor retaining a sliding scale gross production royalty (in respect of production of gold, silver, platinum or palladium, a 3-4% gross production royalty based on a range of prices per ounce; for production of other minerals, a 2% gross production royalty). In order to maintain the Lease, Nevada Pacific is required to make the following minimum advance royalty payments to the lessor: $10,000 on signing of the Lease; $10,000 in 2005; $20,000 in 2006; $30,000 in 2007; and the greater of $50,000 or the dollar equivalent of 130 ounces of gold in 2008 and annually thereafter for the remaining term of the Lease. In addition, Nevada Pacific is required to make annual work expenditures of $50,000 on the property until the commencement of commercial production on the property.

The first phase drilling and trenching at Cornerstone was completed on September 19, 2005. Mineralization encountered in Trench #1 totalled 180 linear feet of 0.041 opt gold, containing 30 feet of 0.204 opt in a structure located on the eastern edge of the trench. Trench #6 was located 200 feet south of Nevada Pacific’s Trench #1 and contained 205 feet of 0.012 opt gold, including 75 feet of 0.021 opt gold, along with anomalous trace element geochemistry. Drilling permits to drill the Trench #6 area were approved; however, adverse weather conditions pushed the initiation of further drilling of this area to June 2006.

Drilling and trenching to date at Cornerstone has targeted the CSZ Zone as the priority area of interest at this time. Some of the rocks exposed at the surface have tentatively been assigned (by age date relationships and lithology) to the Horse Canyon Formation, which is one of the ore hosts for the mineralization at Cortez Hills. The mineralization, in the trenches and drilling, is hosted in intensely altered and brecciated, cherty to silicified, siltstones (and locally limestones and shales) with the high grade mineralization being controlled by north/south and northeast trending silicified structures. Age dating has shown that lower plate rocks are exposed in the Cornerstone area and further studies are on going to better define the aerial extent of these lower plate units.

Nevada Pacific’s geologic team believes that the drilling and trenching in the CSZ Zone has shown the presence of three potentially stacked mineralized zones, of which two of the zones have been cut by trenching and the third intersected in drilling. This theory will be tested in the up-coming drilling which will target three additional drill holes in this area. The main objective of the drilling will be to test for favourable host rock at or near the intersections of the structures that appear to control the higher gold grades. The drilling completed to date in the Flag Zone and the Southern Flag Zone show low ppb gold values in all of the drill holes and increasing trace elements at depth.

Trench #2 and trench #4 returned significant gold numbers that will be followed up on, based on our new understanding of the geology in the CSZ Zone. The increase in Carlin-style trace geochemistry in the bottom of the drill holes may indicate that the mineralization encountered in the CSZ Zone to be faulted downward as you move northward towards the Flag Zone. Deeper drilling is targeted for this area.

In 2004 Nevada Pacific conducted surface exploration on the property, which identified a potentially significant

Clover Valley Project

The Clover Valley project consists of 66 unpatented Federal lode mining claims covering approximately 1,320 acres located along the western edge of the Spruce Mountain mining district approximately 35 miles south of Wells, Elko County, Nevada.

The target area for gold mineralization at Clover Valley is in the lower portion of the Pilot Shale together with related fault structures that is a proven host at the multi-million ounce Alligator Ridge and Rain mines, situated approximately 50 miles to the southwest and west, respectively. The upper portion of the Pilot Shale is a thin bedded, impermeable mudstone that may have acted as a barrier to upward moving mineralizing fluids, thus trapping gold bearing solutions within the lower portion of the Pilot Shale.

Buffalo Canyon Property

The Buffalo Canyon Gold project is located on the west flank of the Shoshone Range, approximately four miles south of the town of Ione, Nye County, Nevada. The project is comprised of 44 lode claims acquired by Nevada Pacific by staking in 2002 and covers an intrusive-related gold system with five known gold targets. Only one of the targets has previously been drill tested.

In 2005, Nevada Pacific completed a 10,520 foot reverse circulation drilling program budgeted at US $250,000. The drill program was designed to further define the potential for this project as a possible bulk tonnage open pit, heap leach, operation. Twenty-three drill holes were drilled, with depths ranging from 215 to 525 feet. The drilling program was designed to test the southern portion of a 1,600 foot by 2,600 foot, open-ended (greater than 0.05 ppm) gold soil anomaly located over the project area. Drilling shows that the southern portion of this soil anomaly contains a significantly large zone of low-grade gold mineralization. Thicknesses of up to 500 feet, containing 0.012 ounces per ton, occur over an area measuring approximately 300 feet by 500 feet. Preliminary evaluation of the surface sampling and drilling results, along with additional reconnaissance geology and geophysics, indicates that the project area may lie above a potential porphyry gold/copper system.

Timber Creek Property

The Timber Creek project is comprised of 311 unpatented claims located in Lander County, Nevada on the southwest flank of the Battle Mountain Range. It covers 9.7 square miles in the area of the Battle Mountain/Eureka Trend. The project lies 5 miles to the southwest of Nevada Pacific’s BMX project.

In April 2006, Phase I drilling commenced on Nevada Pacific’s Timber Creek property located in Lander County, Nevada. The 100% owned property covers approximately 6 square miles on the northern end of the Battle Mountain/Eureka gold trend. The Phase I drilling program consisted of 11,260 feet of drilling in 23 holes at a cost of approximately $240,000. A total of 48 drill pads have been permitted to test seven target areas on the district scale land package.

Assay results showed drill hole TCR06-03 encountering 20 feet of 0.02 opt gold at 130 feet to 150 feet, under 130 feet of pediment cover. This zone appears to be structurally or stratigraphically controlled and further drilling is warranted in this area. Assay results for drill holes TCR06-15 and TCR06-16, located two miles northwest of TCR06-03 returned significant base metal assays. Drill hole TCR06-15 was drilled to 500 feet and bottomed in 100 feet of 0.209% zinc and 910 ppm copper from 400 to 500 feet. Drill hole TCR06-16 was drilled to 540 feet and bottomed in 300 feet of 0.19% zinc (including 100 feet of 0.27% zinc from 440 to 540 feet) and 653 ppm copper. These two holes lie on the southeast edge of what appears to be an area of base-metal zoning related to the copper/moly porphyry which is exposed in trenching 3,000 feet north of the area drilled. Further drilling in this area is warranted and will begin once additional drill sites have been approved.

Valmy Antler Property

This property includes 94 claims (2.9 square miles) in the Battle Mountain District, and lies adjacent to Newmont’s Lone Tree Mine and Glamis Gold’s Marigold Mine, and is thought to have potential for open-pit gold deposits similar to those in the district. There are no historic mine workings. Although there is no outcrop due to alluvial fill, drilling has established the presence of the favourable Antler Formation, which hosts the gold deposits at Lone Tree and Marigold.

Gravity geophysics in the past has assisted in defining target areas and Nevada Pacific has a budget of US $104,645 for Valmy for 2006, to include soil samples, soil-gas surveys, and 2,000 feet of reverse circulation (RC) drilling.

South Carlin Project

The South Carlin gold project is located along the Carlin Trend in Elko County, Nevada. Nevada Pacific’s principal interest in the South Carlin project is Woodruff Creek. Nevada Pacific had interests in the Tomera Ranch and South Carlin properties, which it elected not to continue with in fiscal 2004.

The Woodruff Creek Property Consists Of Contiguous Unpatented Federal Lode Mining Claims Located Within Elko County, South Of The Town Of Carlin, Nevada Covering An Area Of Approximately 640 Acres. Nevada Pacific Acquired The Claims From Kennecott Exploration Company (“Kennecott”) In January 2001 By Incurring Over $500,000 In Exploration Expenditures Over A Four-Year Period And By Paying $50,000 To Kennecott. Kennecott Agreed To Eliminate Its Back-In Right To Reacquire A 51% Interest In Exchange For An Uncapped 1% Net Smelter Return.

Some Of The Past Drilling Demonstrated Deep Exploration Potential. Hole Sc-99-02 Encountered A 750-Foot Zone Of Hydrothermal Alteration From 1.930 To 2,680 Feet. The Upper 200 Feet Of The Zone Contained Moderate/Intense Clay Alteration With Anomalous Gold And Pathfinder Elements: Barium Greater Than 4%; Mercury Up To 5 Ppm; And Arsenic Up To 850 Ppm. The Middle Portion Of The Zone Contained Altered Black Mudstones Including Calcite-Illite-Iron-Dolomite-Pyrite-Barite Matrix Breccia And Crackle Breccia. At The Bottom Of The Hydrothermal Zone, Drilling Encountered A Significant 178-Foot Thick Section Of Calcareous Sedimentary Rock Containing Multiple Breccias, Shearing, Clay Gouge, Abundant Disseminations Of Sulphides (Up To 20%), As Well As Anomalous Gold And Pathfinder Elements.

Bat Ridge Property

The Bat Ridge property, Nevada Pacific’s sole property in Utah, is located eleven miles northwest of Milford, in the Beaver Lake Mountains. The project consists of 169 unpatented claims and one State Lease (523 fee acres). Bat Ridge is a large Tertiary granodiorite intrusion which has resulted in widespread metamorphism and the introduction of base- and precious-metals. The area of interest hosts skarn-related copper, silver and gold mineralization. The pediment is bordered to the southwest and south by granodiorite outcrops, and the zone of potential mineralization is covered by what is interpreted to be upper plate rocks to the west.

Past work included mapping, a ground magnetic survey and three drill holes completed within the project area. The results of the historical exploration work indicated the presence of potentially significant copper, silver and gold content within the boundary of the unpatented claim block. A rock chip sampling program in 2004 focused on a one square mile area where a total of 92 samples were taken, defining an area of anomalous values 600 feet wide by 1,500 feet long that extends under pediment cover. Based on a newly completed airborne magnetics survey, the trend of sediments appears to continue eastward, under pediment cover, for approximately 8,000 feet.

Results from three historic rotary RC holes (completed on Bat Ridge in 1964) included 35 feet (from 10 to 45 feet) grading 0.11 ounces of gold per ton, 2.8 ounces of silver per ton, and 3.40% copper; 60 feet (from 0 to 60 feet) of 0.22 ounces of gold per ton, 1.77 ounces of silver per ton, and 2.85% copper; and 95 feet (from 5 to 100 feet) of 0.36 ounces of gold per ton, 1.66 ounces of silver per ton, and 2.35% copper. These intercepts are of interest for a skarn-hosted, bulk tonnage, copper-gold deposit. For 2006, Nevada Pacific intends to complete rock and soil sampling and 10,000 feet of RC drilling, with an estimated cost of US $411,000.

Figure B
Nevada Pacific Gold Ltd. — Other Property Locations (Mexico — Rocio Trend project)

Rocio Trend

Exploration on the Rocio Trend has been ongoing since the spring of 2004 when two claims, Rocio and Shakira, were staked. The Rocio Trend is located approximately 15 kilometres west of the Magistral Gold Mine in Mexico. With subsequent staking since that time this claim group now totals more than 168,000 hectares. The claims adjoin the claim group acquired with the purchase of the Magistral Gold Mine, and cover an area primarily to the west and north of the mine. In June and July of 2006 additional claims covering approximately 29,000 hectares were filed to cover mineral occurrences discovered during reconnaissance work and cover areas internal to the current claims that had become open.

Compilation of available historical data, augmented by Nevada Pacific’s fieldwork, has identified numerous northwest trending zones that host mineral occurrences with a variable metal content that includes gold, silver, copper, lead, and zinc. The Rocio Trend has received the majority of the exploration focus within the claim group and covers an area that is at least 16 kilometres long and 5 kilometres wide. Many of the showings have an alteration assemblage and geological characteristics similar to that found with gold mineralization at Magistral, while others such as the more base-metal rich showings may require a different geological model to explain their genesis. The Rocio Trend is not the only area of interest within Nevada Pacific’s claim block. Compilation of data available from historic work by the Mexican Government work shows at least 85 identified showings within our claim group. The systematic review of all of these is not yet complete. Additional reconnaissance work is required to fully demonstrate the potential of the mineral concessions.

Initial mapping and prospecting has identified numerous showings aligned along this northwest trend. The most significant showings identified thus far are Revancha, Venado, Cobre Lomes, Twin Domes, and Shakira.

These estimates mentioned should not be relied upon. In late September of 2006 Nevada Pacific initiated a core drilling program that plans on testing most of the targets described below. The first phase of this core program is scheduled to complete 3,000 metres of drilling with a budgeted cost of approximately $400,000.

A summary of work completed in the current areas of interest is as follows.

Revancha Area

The Revancha area is the southern most mineralized zone identified within the claim package to date. There is historical evidence of mining in the form of underground workings where a gold vein was worked on two levels. There is no record of this production to determine a mined grade or tonnage. These workings that consist of numerous adits and shafts that are currently not accessible. Work completed to date consists of surface grab sampling, completion of a soil sample grid, and trenching and results show potential for both precious and base metals over a strike length of greater than 2 kilometres.

During the year one additional “option to purchase agreement” was signed with a third-party to acquire an additional 93 hectares of mineral concessions internal Nevada Pacific’s concession.

The database collected during the fiscal year includes 63 grab samples and 585 soils samples taken on a grid covering an area 1,500 metres north-south by 1,300 metres east-west.

The trenching program collected 1,029 samples in 29 trenches totalling 2,283 metres.

The geology of the area consists primarily of andesite rock units. The only intrusive rocks observed in the area are hypabyssal ryolite stocks and dykes that are unaltered. Mineralization identified is found in the andesite package within vein structures that strike north-northwest and have steep dips to the west. These structures are interpreted to have a strike length of more than 2,000 metres.

Cobre Lomas Area

The Cobre Lomas area is located north of the village of Cerro Agudo. The main showing is located at a small prospect pit. The database collected during the year consists of 30 grab samples, 158 soil samples covering and area 900 metres north-south by 1,800 metres east-west. A backhoe trenching program was completed and resulted in 59 samples collected in 6 trenches totalling 118 metres. A percussion drill program drilled 54 holes to depth of 27 metres (with the exception of 2 holes that were abandoned after 18 metres) which were sampled on 3 meter intervals. A total of 480 samples have been collected from the 1,440 metres of drilling with all assays pending.

There is very little outcrop exposed in the area. Prospecting in the area continues to identify copper oxides in float and outcrop, along with abundant altered rock that contains a quartz-epidote assemblage. Recent trenching in the pit area has identified a vein 2 metres wide with copper oxide and disseminated lead and zinc, with a strong argillic alteration envelop around the vein. The host rock at the prospect pit is andesite. The prospect pit falls within a copper-lead-zinc soil sample anomaly that is approximately 300m north-south by 300m east-west. A total of 16 percussion drill holes have been completed in this area.

A second area approximately 150 metres southeast of the prospect pit, that falls within the same soil anomaly, has been drill tested with 12 percussion holes. Drilling is focused on surface alteration similar to the main showing that includes copper oxides and secondary calc-silicate minerals.

Additional soil sampling completed shows another copper-lead-zinc anomaly identified approximately 500 metres to the east of the area trenched. The soil anomaly is currently 500 metres north-south by 300 metres east-west and remains open to the southeast. A road has been constructed to access the area for percussion drilling and trenching along the road is in progress. Initial observations from the trench exposure is that the copper mineralization is located within structures with a similar northeast orientation as the structure found in the prospect pit 500 metres to the west. A total of 26 percussion drill holes have been completed along the recently constructed road.

Twin Domes Area

The Twin Domes area is located in the vicinity of the village Palo de Asta. The zones were discovered through grab sampling of strongly hematite and quartz altered rock that outcrops intermittently on road cuts. The database at Twin Domes currently consists of 54 grab samples, and 210 soil samples covering two areas separated by approximately 1 kilometer. Both areas cover an area 1,000 metres north-south by 500 metres east-west and were sampled along east-west lines on 50 meter centers, with lines spaced 100 metres apart in a north-south direction. Results to date show two separate, parallel gold anomalies that along with grab sampling were the guide for locating the first phase of trenching. This trenching program consisted of 28 trenches totalling 1,458 metres with 729 channel samples collected. Trenching was completed in 3 separate areas.

Trench mapping in the area shows the geology of the area to be primarily a suite of andesites and rhyolites that are moderately to strongly altered. Weak gold mineralization is pervasive, evidenced by the fact that of the 729 samples collected from trenching only 49, or 7% show no detectable gold. Some of the rhyolites may be intrusive, but the alteration makes that determination difficult. Along with the clay alteration there are quartz veinlets that vary in width from 1 to 40 centimetres. The veinlets strike to the north-northwest, north, and northeast, although the north-northwest direction seems to be the better developed orientation. They are typically strongly oxidized with hematite with lesser limonite and specular hematite.

Shakira Area

Located at the northern extent of the Rocio Trend as currently defined is the Shakira area. Six rock chip samples collected show anomalous values of gold-silver-copper-lead-zinc. The mineralization is interpreted to be striking east-west with a shallow dip to the north. A soil sampling program and trenching is planned to determine the size potential of the mineralized zone.

Palmarito Area

No expenditures were incurred in this area during the year, but Palmarito remains an important target within the Rocio Trend.

Figure C
Nevada Pacific Gold Ltd. — Other Property Locations (Mexico — El Tule project)

El Tule Project

The El Tule Project is located in the State of Nayarit, Mexico. A claim application for 13,000 hectares (50 square miles) was filed with the Mexican Secretary of Mines in January of 2006. During the year two additional “option to purchase agreements” were signed with third-parties to acquire an additional 190 hectares of mineral concessions internal Nevada Pacific’s concession. The property has excellent access via the Mexican Federal Highway 15 that transects the property. The area is primarily an agricultural district with elevation ranging from 50 to 200 metres above sea level.

Epithermal gold and silver mineralization is found on the property hosted by a suite of rhyolitic volcanic rocks along with high-level intrusives that are also rhyolitic in composition. The mineralization identified is found in quartz veins, striking both northeast and northwest.

A trenching program is in progress in an area that was identified through surface rock and soil sampling. A total of 94 trenches have been completed with 1,156 channel samples collected. Significant intercepts include 21 metres of 5.03 g/t gold and 15 metres of 0.92 g/t gold that includes an interval of 7 metres with 9.66 g/t gold.

Risk Factors

In evaluating Nevada Pacific and its business, the following risk factors should be considered in addition to the other information contained herein.

Exploration and Mining Risks

The business of exploration for minerals and mining involves a high degree of risk. Very few properties that are explored are ultimately developed into producing mines. Currently, only Nevada Pacific’s Magistral Mine has a known ore body and the other mineral properties in which Nevada Pacific has an interest are without a known body of commercial ore. There is no assurance that mineral exploration activities will result in any additional discoveries of commercial bodies of ore.

Unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explorations, cave-ins, landslides and the inability to obtain suitable and adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs. Nevada Pacific has relied on and will likely continue in the foreseeable future to rely upon consultants and others for exploration and development expertise. Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineral deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing mineral properties are affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

Financing Risks

Nevada Pacific expects to receive revenue from production at the Magistral Mine; however, if production at Magistral is not resumed or is not profitable, then there may be delays in receiving the anticipated income. Nevada Pacific has limited financial resources, has no source of operating cash flow other than from production at the Magistral Mine and has no assurance that additional funding will be available to it for further exploration and development of its projects or to fulfil its obligations under any applicable agreements. Presently, the only source of additional financing for Nevada Pacific is through the sale of its equity securities or the optioning or joint venturing of those properties in which it has the right to earn an interest, and there can be no assurance that it will be able to raise funds in such manner at any given time. Failure to obtain such additional financing in a timely manner could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of Nevada Pacific’s interest in such properties.

No Assurance of Titles

Nevada Pacific’s title to its mineral properties may be subject to challenge. Certain of the claims located (staked) by Nevada Pacific under the 1872 Mining Law may overlie senior valid unpatented claims or patented claims, or their location or discovery monuments may be located on state lands or lands not otherwise open to location under the 1872 Mining Law. However, Nevada Pacific does not consider that the invalidity of any such claims will materially affect the exploration potential of the remainder of such properties. While title to the properties has been diligently investigated and, to the best of Nevada Pacific’s knowledge, title to all properties in which it has, or has the right to acquire, an interest is in good standing, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or land claims by native, aboriginal or indigenous peoples and title may be affected by undetected defects or governmental actions. None of the unpatented mining claims in which Nevada Pacific has, or has the right to acquire, an interest have been surveyed and accordingly the precise location of the boundaries of the claims and ownership of mineral rights in specific tracts of land comprising the claims may be in doubt.

Foreign Countries and Regulatory Requirements

Nevada Pacific’s exploration activities and mining operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Existing and possible future environmental legislation, regulations and government actions could cause additional expense, capital expenditures, restrictions, production delays and delays in other activities of Nevada

Pacific, the extent of which cannot be predicted. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of Nevada Pacific’s operations.

Nevada Pacific’s principal property is the Magistral Mine in Mexico. Mineral exploration and mining activities in Mexico may be affected in varying degrees by political stability and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of Nevada Pacific and may adversely affect its business. Mexico is a developing country, which may make it more difficult for Nevada Pacific to obtain any required exploration, development and production financing for projects located there.

Nevada Pacific believes it is currently in substantial compliance with all material laws and regulations, which currently apply to its activities. There can be no assurance, however, that all permits which Nevada Pacific may require for the exploration of its properties, the construction of future mining facilities and the conduct of mining operations, will be obtainable on reasonable terms, or that such laws and regulations would not have an adverse effect on any mining project which Nevada Pacific might undertake.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Development Risks

The marketability of minerals acquired or discovered by Nevada Pacific may be affected by numerous factors which are beyond the control of Nevada Pacific and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, the state of world mineral markets and the availability and capacity of mineral processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.

Mineral Prices

The mining industry in general is intensely competitive and there is no assurance that, even if additional commercial quantities of ore are discovered, a profitable market may exist for the sale of minerals produced by Nevada Pacific. Factors beyond the control of Nevada Pacific may affect the marketability of any substances discovered. Mineral prices, in particular gold prices, have fluctuated widely in recent years. Any significant drop in gold prices would have a materially adverse impact on mining production revenue and on the ability of Nevada Pacific to finance and profitably exploit any gold deposits it may discover. The marketability of minerals is also affected by numerous other factors beyond the control of Nevada Pacific. These other factors include government regulations relating to price, royalties, allowable production and importing and exporting of minerals. Since mine production in any single year constitutes a very small portion of the total potential supply of gold, normal variations in current production do not necessarily have a significant effect on the supply of gold or on its price.

Competition

The mineral industry is intensely competitive in all its phases. Nevada Pacific competes with many companies possessing greater financial resources and technical facilities than itself for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.

Environmental and Other Regulatory Requirements

Nevada Pacific’s operations are subject to environmental laws, regulations and rules promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent.

Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations. Nevada Pacific intends to comply with all environmental regulations in the United States and Mexico.

Currency Fluctuation and Convertibility

The fact that Nevada Pacific’s operations are primarily conducted in U.S. dollars and Mexican pesos and many of Nevada Pacific’s obligations are denominated in United States dollars and Mexican pesos make it subject to foreign currency fluctuation and such fluctuations may adversely affect Nevada Pacific’s financial position and results by significantly increasing the cost of such operations and obligations.

Uninsurable Risks

In the course of exploration, development and production of mineral properties, certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes, may occur. It is not always possible to fully insure against such risks and Nevada Pacific may decide not to take out insurance against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of Nevada Pacific.

Conflicts of Interest

Certain directors and officers of Nevada Pacific are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. The directors of Nevada Pacific are required by law to act honestly and in good faith with a view to the best interests of Nevada Pacific and to disclose any interest which they may have in any project or opportunity of Nevada Pacific. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not Nevada Pacific will participate in any project or opportunity, the director will primarily consider the degree of risk to which Nevada Pacific may be exposed and its financial position at the time.

Legal Proceedings

Nevada Pacific is not a party to any material legal proceedings, and there are no material legal proceedings to which any of Nevada Pacific’s property is subject, and no such proceedings are known to Nevada Pacific to be contemplated.

Interests of Experts

This Appendix includes certain technical information contained in the 2006 Technical Report prepared by Pincock, Allen & Holt (see the section in this Appendix A entitled “Narrative Description of the Business — Magistral Project (Magistral Mine)”). To the knowledge of Nevada Pacific, Pincock, Allen & Holt does not beneficially own, directly or indirectly, any of the common shares of Nevada Pacific. As of the date of this Prospectus, Pincock, Allen & Holt has not and will not receive any common shares or other property of Nevada Pacific in connection with Pincock, Allen & Holt’s preparation of the 2006 Technical Report.

SELECTED FINANCIAL DATA OF NEVADA PACIFIC

The selected financial data of Nevada Pacific for the three-month period ended September 30, 2006 were derived from the unaudited consolidated financial statements of Nevada Pacific. The selected financial data for the years ended June 30, 2006, 2005 and 2004 were derived from the consolidated financial statements of Nevada Pacific that were audited by PriceWaterhouseCoopers LLP, Chartered Accountants. The selected financial data of Nevada Pacific for the Years Ended June 30, 2003 and 2002 were derived from the consolidated financial statements of Nevada Pacific that were audited by Hay & Watson, Chartered Accountants. The unaudited financial statements for the quarter ended September 30, 2006 and the audited consolidated financial statements for the year ended June 30, 2006 are attached as Appendix B (Audited Financial Statements of Nevada Pacific) to this prospectus.

The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this registration statement.

Nevada Pacific has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future. The present policy of Nevada Pacific is to retain any future earnings for use in its operations and the expansion of its business.

The following table is derived from the consolidated financial statements of Nevada Pacific, which have been prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The significant differences between those principles and those that would be applied under U.S. GAAP are disclosed in Note 17 to the consolidated financial statements. See Appendix B (Audited Financial Statements of Nevada Pacific).

Unless otherwise specified, all dollar amounts are expressed in United States Dollars.

	For the Years Ended June 30
	Three Months
	Ended
	September 30,
	2006	2005	2006	2005	2004	2003	2002
	(unaudited)

Gold sales revenue	$752,590		$6,649,300	$5,175,235	$—	$—	$—
Mine operating earnings (loss)	(48,105)		(2,370,544)	838,070	—	—
Net income (loss)	(747,935)		(5,020,542)	(2,381,658)	(1,936,547)	(1,092,306)
Basic and diluted earnings (loss) per share	(0.01)		(0.08)	(0.05)	(0.06)	(0.06)
Total assets	23,308,162		22,538,567	22,569,326	16,847,019	1,681,421
Total long-term liabilities	1,740,440		1,797,209	1,742,484	1,631,704	—
Cash dividends declared	—		—	—	—	—	—

Management’s Discussion and Analysis of Financial Position and Results of Operations for Fiscal Year Ended June 30, 2006

This discussion and analysis of the financial position and results of operations consists of comparisons of the operating results of Nevada Pacific for the fiscal years ended June 30, 2006 and 2005 and has been taken from the Management’s Discussion and Analysis of Financial Position and Results of Operations prepared by Nevada Pacific and filed with SEDAR (available on sedar.com) as of September 28, 2006, and should be read in conjunction with the audited consolidated financial statements of Nevada Pacific for the year ended June 30, 2006 and the notes thereto which are attached as Appendix B to this prospectus. The full text of Management’s Discussion and Analysis of Financial Position and Results of Operations. Nevada Pacific’s consolidated financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and all amounts are presented in United States dollars unless otherwise noted.

Cautionary Statement on Forward-Looking Information

This Management’s Discussion and Analysis (“MD&A”) contains forward-looking statements about Nevada Pacific Gold Ltd. and its business. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

The forward-looking statements in this MD&A are subject to various risks, uncertainties and other factors that could cause Nevada Pacific’s actual results or achievements to differ materially from those expressed in or implied by forward-looking statements. These risks, uncertainties and other factors include, without limitation, uncertainty as to Nevada Pacific’s ability to achieve the goals and satisfy the assumptions of management; uncertainties as to the availability and cost of financing; uncertainty as to the results of current operation and exploration activities; uncertainty as to market reaction to future operation and exploration activities; significant changes in metal prices; currency fluctuations; increases in production costs; differences and fluctuations in ore grades, recovery rates and tonnes mined from those expected; changes in mining, or heap leaching rates from currently planned rates; the timing and content of work programs; geological interpretations; receipt and security of mineral property titles; general market and industry conditions; and other factors detailed in Nevada Pacific’s public filings.

Forward-looking statements are based on the beliefs, opinions and expectations of Nevada Pacific’s management at the time they are made, and Nevada Pacific does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Readers should not place undue reliance on forward-looking statements. Precautionary statements made herein should be read as being applicable to all related forward-looking statements wherever they appear in this MD&A.

FISCAL 2006 OVERVIEW

The Company’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada.

Since incorporation on March 11, 1997, the Company has acquired the Magistral Gold Mine in Sinaloa, Mexico. The Company has also evaluated numerous properties of potential merit. Several of the properties evaluated have been acquired by purchase agreement or by staking for further exploration, evaluation and development. Costs directly relating to the identification, exploration and development of projects are capitalized and are either amortized over the life of the project’s, commencing when the property goes into production, written off when the property is sold or released or written down if determined to be impaired.

Mexico

From the acquisition on February 2, 2004 until December 31, 2004, the Magistral Gold Mine underwent a revitalization program and was considered to be in pre-commercial production. During the revitalization period the mine experienced reduced gold production with all production related costs, offset by precious metal sales, being capitalized.

On July 27, 2005, the Company announced that the Magistral Mine would be moved to a leach only mode, effective August 1, 2005, and that mining has been temporarily suspended. By placing the mine in leach only mode the Company was able to reduce costs while continuing to produce gold and silver from the heap leach pad inventory. The Company has continued to monitor industry mining costs and metal prices and will re-commence mining when the proper conditions exist. In addition to mining costs and metal prices the Company is continuing to evaluate sources of funds required to have sufficient working capital to facilitate a restart of mining operations. Because of the inherent delay in producing gold from a heap leach process, working capital needs to be available to fund mining operations for several months before gold production commences.

During fiscal year 2006 the Company operated the mine at full capacity for only the month of July 2005. Mining from the pits was curtailed the end of July 2005 and crushing and placing ore material in stockpiles was completed in August 2006. 53,571 tonnes of ore and 408,014 tonnes of waste were mined for total material movements of 461,585 tonnes. Ore mined was at a gold ore grade of 1.34 grams per tonne and contained 2,313 ounces of gold. Throughout the fiscal year the mine continued to produce gold, on a cash flow positive basis, from existing leach pad inventories and for the year produced 12,632 ounces of gold and 14,752 ounces of silver. Although the draw down of the recoverable ounces in the pad has been slower than anticipated, recoveries have been higher than budgeted. This coupled with the higher metal prices have justified continued gold production through to the present time.

Production from the pad continues to decline and even with higher gold prices it is estimated that the application of cyanide required for continued gold leaching will not be cost effective by October 2006. At that time costs will be reduced to the minimum required for care and maintenance of the mine plus associated equipment. Solution processing along with gold production will be curtailed.

Management continues to refine plans for a possible resumption of mining at Magistral. To provide third-party support for this effort Pincock, Allen & Holt (“PAH”) was contracted to complete a complete review of the Magistral Mine. This review included updating reserves, mine plans, metallurgical recoveries, costs and prices to current levels. The final report from PAH was received in September 2006 and supports resuming full mining operations at gold prices at or above $469/ounce.

Exploration activity for the company in Mexico continued during the year. This activity was focused primarily on two projects, the Rocio project in Sinaloa, and the El Tule project in Nayarit. During the current fiscal year the Company has carried out an aggressive, yet systematic surface exploration program in the area that has expanded the geological mapping and sampling from previous campaigns, as well initiated a trenching program.

Nevada

During the year, Placer Dome U.S. Inc. (“Placer Dome”) terminated their rights to earn interest in the Company’s Limousine Butte, Keystone and BMX projects and the Company maintains a 100% interest in these projects.

The 2006 drilling program commenced with 18,480 feet of drilling completed to date on three of the Company’s projects.

In June 2006, Phase I drilling was completed on the Company’s Timber Creek property located in Lander County, Nevada. The Phase I drilling program consisted of 11,260 feet of drilling in 23 holes. A total of 48 drill pads have been permitted to test seven target areas on the district scale land package. Further drilling is warranted in this area and is dependant on drill rig availability.

In May 2006, the Company increased the size of the Cornerstone project through the addition of the Freestone property, which consists of 50 claims or 1.5 square miles. By July 2006, the Company had completed 3,810 feet of a planned 10,000 foot phase II drill program. Three holes were drilled in the CSZ zone and three holes in the BUTR zone. The Company’s geologic team believes that the drilling and trenching in the CSZ Zone has shown the presence of three potentially stacked mineralized zones, of which two of the zones have been cut by trenching and the third intersected in drilling. This theory will be tested in the up-coming drilling which will target three additional drill holes in this area. Core drilling in this area will commence upon completion of contract negotiations with the drilling company.

At the BMX project, a total of 3,410 feet was drilled in eight reverse circulation drill holes. All eight drill holes contained significant intercepts of disseminated to locally semi-massive sulfide in what appears to be the continuation of structures exposed on the surface. Due to extreme spring run off, access to several drill sites were not possible and will be drilled at a later date, dependant on conditions and drill rig availability.

U.S. Gold Corporation

On March 5, 2006, US Gold Corporation (“US Gold”) issued a News Release announcing its intent to acquire all of the outstanding common shares of Nevada Pacific (as well as the shares of White Knight Resources Ltd., Coral Gold Resources Ltd. and Tone Resources Ltd. (collectively, the “Target Companies”). Nevada Pacific responded by forming a Special Committee on March 6, 2006 and hiring financial advisors on March 15, 2006 to assist Nevada Pacific.

On April 5, 2006, Nevada Pacific received a copy of US Gold’s application to various Canadian Securities Commissions seeking exemption from the requirement that it obtain a formal valuation of certain of the Target Companies, including Nevada Pacific. On April 12, 2006, the Special Committee of Nevada Pacific, in a submission to the Securities Commissions, stated its unequivocal support for the exemption order.

On April 19, 2006, US Gold requested that Nevada Pacific prepare its financial statements according to US GAAP for the past three years and provide these, together with Nevada Pacific’s auditors’ certification, to US Gold for inclusion in US Gold’s registration statement. On May 18, 2006, the work and fee requirements were settled by US Gold together with a time line confirming a delivery date of June 19, 2006. Nevada Pacific completed the work within the original timeframe provided to US Gold.

On April 26, 2006, Nevada Pacific was advised that US Gold’s application for exemption from the formal valuation requirement had been rejected, and on April 27, 2006, Nevada Pacific was requested by US Gold to proceed with the formal valuation. On May 1, 2006, the terms and conditions for preparation of a combined valuation for both Nevada Pacific and Coral Gold Resources Ltd. were confirmed by US Gold. The valuation work has been completed, several draft reports have been received and reviewed by Nevada Pacific’s Special Committee and a final report was delivered to US Gold in mid June.

The Special Committee, with its financial advisor, will consider any U.S. Gold Corporation offer, if and when it is received, and will investigate alternatives that may be available to maximize shareholder value.

Consolidated Financial Results of Operations — Fiscal Year Ended June 30, 2006 Compared With Fiscal Year Ended June 30, 2005

For the year ended June 30, 2006 the Company incurred a net loss of $5,020,542 ($0.08 per share) as compared to a net loss of $2,381,658 ($0.05 per share) for the year ended June 30, 2005. The loss for the year ended June 30, 2006 includes a loss from mining operations of $2,370,544 (2005 — earnings of $838,070), general and administrative expenses of $1,944,511 (2005 — $2,084,400), stock-based compensation of $611,572 (2005 — $559,963), write-off of mineral property expenses of $114,360 (2005 — $630,332), a foreign exchange loss of $36,904 (2005 — $115,796) interest and financing costs of $Nil (2005 — $22,378) offset by other income of $57,349 (2005 — $37,942) and a gain on disposal of mining equipment of $Nil (2005 — $155,199).

For the year ended June 30, 2006 revenues were $6,649,300 (2005 — $5,175,235) and the loss from mining operations was $2,370,544 (2005 — earnings of $838,070). The earnings (loss) from mining operations for the year ended June 30, 2005 only reflect six months of gold sales and the related expenses, the result of the Magistral Mine recommencing commercial production on January 1, 2005 and therefore the start of revenue recognition, whereas the year ended June 30, 2006 include twelve months of gold sales and the related expenses. During fiscal 2006, the Company recognized $3,788,972 of stockpiled ore inventory costs that were deferred as at June 30, 2005. All of the mine operating costs for the fiscal 2006 were recognized during the year as there were no costs deferred to the stockpiled ore as of June 30, 2006. The loss for the year ended June 30, 2006 also includes a one-time expense of $305,000 in severance payments incurred in the first quarter when the mine was placed in leach only mode and staff at the mine was reduced to 31 people.

The cash cost component of the pad inventory was approximately $300 per ounce. The monthly cash cost of the leach only mode was approximately $275,000 per month.

Expenses and other income decreased by 8% to $2,535,638 for the year compared to $2,744,595 for the same period in 2005. The majority of the decrease was related to general and administrative costs and foreign exchange losses. General and administrative costs were $1,944,511 for the year (2005 — $2,084,400), a decrease of $139,889 or 7%. The reduction is primarily due to decreases in consulting fees and travel expenses.

The write-off of mineral property expenses was $114,360 for the year ended June 30, 2006 as compared to $630,332 for the same period of 2005. The write-off for the year ended June 30, 2005 included a write-off of the Amador Canyon property of $451,768.

Selected Annual Information

	For the Years Ended June 30
	2006		2005		2004

Gold sales revenue		$6,649,300		$5,175,235		$—
Mine operating earnings (loss)		$(2,370,544)		$838,070		$—
Net income (loss)		$(5,020,542)		$(2,381,658)		$(1,936,547)
Basic and diluted EPS		$(0.08)		$(0.05)		$(0.06)
Total assets		$22,538,567		$22,569,326		$16,847,019
Total long-term liabilities		$1,797,209		$1,742,484		$1,631,704
Cash dividends declared	$	Nil	$	Nil	$	Nil

Fourth Quarter Fiscal Year 2006 Results

For the three months ended June 30, 2006 the Company incurred a net loss of $1,167,562 ($0.01 per share) as compared to a net loss of $328,116 ($0.00 per share) for the three months ended June 30, 2005. The loss for the three months ended June 30, 2006 includes a loss from mining operations of $173,392 (2005 — earnings of $545,556), general and administrative expenses of $642,931 (2005 — $675,209), stock-based compensation of $341,377 (2005 — $163,002), write-off of mineral property expenses of $13,154 (2005 — $34,069), a foreign exchange loss of $23,905 (2005 — $10,059) interest and financing costs of Nil (2005 — $52) which is offset by other income of $27,197 (2005 — $8,955).

For the three months ended June 30, 2006 revenues were $1,553,673 (2005 — $3,120,218) and the loss from mining operations was $173,392 (2005 — earnings of $545,556). The decrease in revenues of $1,566,545 is reflective of the mine being in a leach only phase during the three months ended June 30, 2006, whereas the mine was in full production during the same period in 2005. The Company experienced a corresponding decrease of $847,597 in cost of sales, depreciation and depletions and royalties from $2,574,662 for the three months ended June 30, 2005 to $1,727,065 for the same period in 2006 The increase in the stock-based compensation expense for the three months ended June 30, 2006 as compared to the same period in 2005 is a result of additional stock options vesting in the fourth quarter 2006. Stock options were granted later in the fiscal year for 2006, which resulted in the expense being recognized later in the year.

Summary of Unaudited Quarterly Results

	Q4 2006	Q3 2006	Q2 2006	Q1 2006

Gold sales revenue	$1,553,673	$1,389,694	$1,520,420	$2,185,513
Mine operating earnings (loss)	(173,392)	(540,282)	(516,185)	(1,140,685)
Net income (loss)	(1,167,562)	(1,222,450)	(1,033,586)	(1,596,944)
Basic and diluted EPS	(0.01)	(0.02)	(0.02)	(0.03)
Total assets	22,538,567	20,927,743	21,767,522	20,921,546
Total long-term liabilities	1,797,209	1,765,923	1,749,534	1,776,780
Cash dividends declared	Nil	Nil	Nil	Nil

	Q4 2005	Q3 2005	Q2 2005	Q1 2005

Gold sales revenue	$3,120,218	$2,055,017	$—	$—
Mine operating earnings (loss)	545,556	292,514	—	—
Net income (loss)	(328,116)	(349,690)	(1,176,755)	(727,097)
Basic and diluted EPS	0.00	(0.01)	(0.02)	(0.02)
Total assets	22,569,326	22,352,494	22,359,902	18,959,179
Total long-term liabilities	1,742,484	1,708,716	1,680,991	1,653,711
Cash dividends declared	Nil	Nil	Nil	Nil

The change in gold sales revenues are primarily related to the change in the gold production during each quarter and are also affected by the increased gold price. Commercial production commenced at the Magistral Gold Mine on January 1, 2005 resulting with the reporting of gold sales revenues and mine operating earnings since Q3 of fiscal 2005. The loss for Q2 2005 includes mineral property write-downs of $508,880, which included a write-off of the Amador Canyon property of $451,768 and the increase in assets reflected the capitalization of pre-commercial production expenditures.

Review of Operations — Fiscal Year Ended June 30, 2006 Compared With Fiscal Year Ended June 30, 2005

July 2005 was the final month of open pit mining at the Magistral Gold Mine. In August 2005 the remaining ore in stockpiles was crushed and placed on the leach pad. Mobile mine equipment and the crushing plant were placed in care and maintenance upon completion of crushing and ore rehandling operations.

During the remainder of fiscal year 2006 the mine continued in a leach-only mode. In the processing plant, the cleaning of the intermediate solution and overflow ponds were completed during this period. For the intermediate solution pond an estimated 150 tonnes of gold-bearing carbon fines were recovered. This material was dried, sacked and shipped directly to a gold refinery in Mexico for processing. The processing plant continued to operate normally recovering gold and silver from the leach pad inventory. All equipment remains on site and in excellent condition. The workforce stands at 27 employees as of the end of August 2006.

Following is a summary of selected production statistics for the Magistral Mine:

	2006
	Q4	Q3	Q2	Q1

Ore tonnes mined		—	—	53,571
Grade (grams/tonne)		—	—	1.34
Ounces mined		—	—	2,313
Waste tonnes		—	—	408,014
Total tonnes		—	—	461,585
Strip ratio		—	—	7.6
Tonnes/Ounce		—	—	200
Gold Ounces Produced	2,069	2,793	2,805	4,965

	2005
	Q4	Q3	Q2	Q1

Ore tonnes mined	290,134	206,296	115,307	129,030
Grade (grams/tonne)	2.0	2.0	1.6	1.4
Ounces mined	18,785	13,177	5,751	5,786
Waste tonnes	960,867	1,092,900	1,312,696	826,679
Total tonnes	1,251,001	1,299,196	1,428,003	955,709
Strip ratio	3.3	5.3	11.4	6.4
Tonnes/Ounce	67	99	248	165
Gold Ounces Produced	7,016	5,108	3,860	3,205

During the year ended June 30, 2006 the Company sold 13,288 ounces of gold at an average price of $500 as compared to 12,069 ounces sold at an average price of $429 for the last two quarters of fiscal 2005. During fiscal 2006, silver production was 14,752 ounces and the Company sold 9,394 ounces of silver at an average price of $7.68, as compared to production of 12,766 ounces and the sale of 13,028 ounces at an average price of $7.50 for the last two quarters of fiscal 2005. Silver is currently being stockpiled and at June 30, 2006 the Company had silver inventory of 8,347 ounces.

Non-GAAP measures — total cash cost per gold ounce calculation

The company reports total cash costs on a sales basis. We have included total cash cost and cash operating cost information to provide investors with information about the cost structure of our mining operations. We use this information for the same purpose and for monitoring the performance of our operations. This information differs from measures of performance determined in accordance with Canadian GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Canadian GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under Canadian GAAP and may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of total cash operating and total production costs per ounce to the financial statements:

	For the
	Year Ended	For the Three Months Ended
	June 30	June 30	March 31	Dec. 31	Sept. 30
	2006	2006	2006	2005	2005
	(In thousands, except per ounce amounts)

Cost of sales per financial statements	$7,903	$1,571	$1,655	$1,763	$2,914
Non-cash adjustments	(116)	(29)	(29)	(29)	(29)

Cash operating costs	7,787	1,542	1,626	1,734	2,885
Royalty expense	382	85	87	89	121

Total cash costs	8,169	1,627	1,713	1,823	3,006
Depreciation, depletion and accretion	851	102	216	213	320

Total production costs	9,020	1,729	1,929	2,036	3,326

Divided by gold ounces sold	13,288	2,604	2,465	3,160	5,059
Cash operating costs per ounce	$586	$592	$659	$549	* $ 570
Total cash cost per ounce	$615	$625	$695	$577	$ 594
Total production cost per ounce	$679	$664	$782	$644	$ 657

	Six Months Ended	Three Months Ended	Three Months Ended
	June 30/05	June 30/05	March 31/05
	(In thousands, except per ounce amounts)

Cost of sales per financial statements	$3,347	$1,997	$1,350
Non-cash adjustments	(45)	(23)	(22)

Cash operating costs	3,302	1,974	1,328
Royalty expense	262	161	101

Total cash costs	3,564	2,135	$1,429
Depreciation, depletion and accretion	772	439	333

Total production costs	4,336	2,574	$1,762

Divided by gold ounces sold	12,069	7,259	4,810
Cash operating costs per ounce	$274	$272	$276
Total cash cost per ounce	$295	$294	$297
Total production cost per ounce	$359	$355	$366

The term “cash operating costs” is used on a per ounce of gold basis. Cash operating costs per ounce is based on direct operating expense, inclusive of accumulated cash costs in the leach pad inventory, less production royalties, mining taxes and by-product credits for payable silver.

The term “total cash costs” is cash operating costs plus production royalties and mining taxes.

The term “total production costs” is total cash costs plus depreciation and amortization.

These costs are calculated using the standards set out by the Gold Institute.

*	Cash operating costs per ounce for the three months ended September 30, 2005 include a one time severance cost of $62 per ounce

Expenditures on Mineral Exploration Properties — Fourth Quarters and Fiscal Years Ended June 30, 2006 and 2005

During the year ended June 30, 2006, the Company spent $1,681,428 (2005: $1,493,402) on acquisition and exploration expenditures on its exploration properties, inclusive of $461,042 (2005: $532,842) on Mexican properties, and recovered $11,620 (2005: $211,847) of these expenditures from earn in partners. A total of $114,360 (2005: $630,332) of exploration expenditures was written off during the period. The Company capitalizes the portion of the salaries of its personnel that relates to specific mineral properties as deferred exploration expenditures.

The gross expenditures broken down by expenditure category are as follows:

	Three Months Ended		Year Ended
	June 30,		June 30,
	2006	2005	2006	2005

Exploration salaries & wages	$123,166	$72,728	$307,810	$262,988
Land holding costs	68,676	22,472	447,443	421,038
Surveying	13,394	6,843	14,399	52,526
Environmental	—	6,714	—	8,410
Geology	4,221	23,370	46,938	79,258
Surface geochemistry	42,824	42,953	61,391	125,387
Geophysics	10,824	111,136	29,774	113,636
Road work & trenching	40,382	32,352	69,619	84,796
Drilling	378,869	264,283	685,012	305,263
Other	1,786	20,224	19,042	40,100

Total expenditures	$684,142	$603,075	$1,681,428	$1,493,402

The total cumulative deferred property expenditures, after recoveries from earn-in partners, are as follows:

	June 30	June 30
	2006	2005

Limousine Butte	$747,385	$744,425
South Carlin Project	541,628	532,012
Keystone	341,666	243,760
BMX	209,744	32,114
Cornerstone (Pat Canyon)	510,086	129,985
Timber Creek	476,086	153,005
Other Nevada Properties	673,181	570,069
Mexican Properties	1,162,029	700,987

	$4,661,805	$3,106,357

Financial Position and Liquidity — Fiscal Year Ended June 30, 2006

During the year ended June 30, 2006, the company used $476,138 on net operating activities compared to $4,847,459 for the same period of the prior year. Although there was an increase in the loss for the year from fiscal 2005 to fiscal 2006, during fiscal 2006 there was a non-cash inflow of $3,353,464 from deferred product inventory and stockpiled ore costs and during the year ended June 30, 2005, the Company paid a $2,500,000 note payable relating to the purchase of the Magistral Mine and spent $1,452,205 that was assigned to product inventory and stockpiled ore.

Investing activities

The Company expended $1,733,643 on investing activities during the year ended June 30, 2006 as compared to $5,154,255 during the same period in 2005. For the current fiscal year, the Company expended $1,704,808 on exploration properties and the remainder on property, plant and equipment and reclamation bonds. During the year ended June 30, 2005, the Company expended $3,987,643 on property, plant and equipment at the Magistral Mine, $1,321,555 on exploration properties, $45,256 on reclamation bonds and received $200,1999 on the disposal of equipment.

Financing activities

During the year ended June 30, 2006, the Company received $4,912,268 on net financing activities compared to $10,361,114 during the same period in 2005. The Company received $5,005,285 through private placements and the exercise of stock options and share purchase warrants during the year ended June 30, 2006 compared to $11,053,855 through private placements, an underwritten offering, the exercise of stock options and the exercise of share purchase warrants during the year ended June 30, 2005. Share issue costs and finder’s fees for the year ended June 30, 2006 were $93,017 as compared to $692,741 for the same period in 2005.

On December 9, 2005, the Company announced that it had entered into an agreement with Mr. Robert McEwen to issue 12,500,000 units at a price of $0.40 CDN per unit for aggregate proceeds of $5,000,000 CDN. Each unit consists of one common share and one common share purchase warrant with each warrant exercisable to acquire one common share of the Company at an exercise price of $0.50 CDN for a term of two years. As a result of the private placement, Mr. McEwen will hold approximately 18.12% of the outstanding shares of the Company and, in event of the exercise of all the warrants, Mr. McEwen will hold approximately 30.69% of the outstanding common shares of the Company.

In accordance with the rules of the TSX Venture Exchange, as this constitutes a “change in control,” the placement closed in two tranches. The first tranche, consisting of 6,921,213 units was completed on December 14, 2005 for aggregate proceeds of $2,768,485 CDN. The second tranche for the balance of the units was conditional upon receiving disinterested shareholder approval, which was subsequently received at the extraordinary general meeting of the shareholders on January 23, 2006. The second tranche of the private placement consisting of 5,578,787 units at a price of $0.40 CDN for aggregate proceeds of $2,231,515 CDN was completed on May 11, 2006. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees were payable on this placement.

On January 13, 2006, the Company issued 200,000 units to an officer of the Company. Each unit was issued at a price of $0.64 CDN for gross proceeds of $128,000 CDN. Each unit is comprised of one common share of the Company and one share purchase warrant with each purchase warrant entitling the holder to purchase one common share of the Company at $0.80 CDN until January 13, 2008. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees were paid on this issue.

During the year ended June 30, 2006, 740,000 common shares were issued pursuant to the exercise of stock options and 89,515 common shares were issued on the exercise of share purchase warrants. The stock options were exercised at weighted-average exercise price of $0.57 CDN per share for gross proceeds of $421,800 CDN. The share purchase warrants were exercised at weighted-average exercise price of $1.20 CDN per share for gross proceeds of $107,418 CDN.

There were a total of 1,712,500 stock options granted during the year with a weighted-average exercise price of $1.05 CDN. On August 30, 2005, the Company granted to consultants 50,000 stock options with an exercise price of $0.80 CDN. These options have a term of one year and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.16 per option at grant date. On March 2, 2006 the Company granted to directors, employees and consultants 1,462,500 stock options with an exercise price of $0.99 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.45 per option at grant date. On June 1, 2006, the Company granted to a director 200,000 stock options with an exercise price of $1.54 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.66 per option at grant date.

Cash resources and liquidity

As at June 30, 2006 the Company had cash and cash equivalents of $3,659,738 (June 30, 2005 — $957,251) and working capital of $3,279,590 (June 30, 2005 — $4,197,510). The decrease in working capital of $917,920 is predominately due to an increase of cash of $2,702,487, a decrease of accounts payable and accrued liabilities of $588,782 and a decrease in leach pad inventory of $3,788,972. The decrease in the pad inventory is the result of the decision to move the Magistral mine to a leach only phase effective August 1, 2005.

As at June 30, 2006 the Company had 3,840,000 options outstanding entitling the holders to purchase common shares of the Company at prices from $0.53 CDN to $1.54 CDN with expiry dates from January 22, 2008 to June 1, 2016. The Company also had 14,706,900 warrants outstanding entitling the holders to purchase common shares of the Company between $0.50 CDN and $1.20 CDN that expire between August 17, 2006 and January 13, 2008.

The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the performance of the Magistral Gold Mine, which is currently in a leach only phase, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern.

Subsequent to June 30, 2006, there were 175,000 stock options exercised for gross proceeds of $99,635 and 1,418,150 share purchase warrants exercised for gross proceeds of $1,521,768.

The Magistral Gold Mine is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying a net smelter royalty of 3.5%. The royalty requirement is settled from current gold production.

The Company also has minimum lease payment requirements on some of its Nevada exploration properties. These payments are at the discretion of the Company as long as it wants to maintain its interest in the property.

Transactions with Related Parties — Fiscal Year Ended June 30, 2006

During the year ended June 30, 2006, a total of $149,730 (2005 — $129,055) was charged for fees by a legal firm of which Nevada Pacific’s corporate secretary is a partner. At June 30, 2006, $17,352 (June 30, 2005 — $5,112) was owing to this legal firm.

In May, 1999, Nevada Pacific became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the year ended June 30, 2006, a total of $60,340 (2005 — $47,781) was charged by the Company for rent and common office costs. At June 30, 2006, $nil (June 30, 2005 — $4,425) was receivable from this company.

Financial Instruments and Other Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds, and accounts payable. The fair values of these financial instruments approximate their carrying values.

Outlook — Fiscal Year Ended June 30, 2006

Management continues to evaluate projects for potential merit and is assessing options that include the resumption of mining operations, the possible sale of the mine and joint ventures with other mining companies. The

Company has plans to attend various national and international mining industry trade shows, which should provide the Company with additional opportunities in the precious metals sector for assessment.

At the Magistral Mine, gold recovery from inventory from the heap leach pad continues with a reduced staff of 27 employees. Gold production continues to decline and resulting gold sales are nearing cash flow neutral. It is anticipated the mine will cease gold production and reduce staffing and costs to a care and maintenance level by October 2006. The equipment required for resumption of mining operations is still on-site and available. Several startup scenarios are being reviewed, including the use of contracted labor to resume open pit mining operations.

Exploration is ongoing in Nevada and Mexico. In Nevada, the remainder of the budgeted 50,000 feet of drilling for the 2006 drilling program will commence based on drill rig availability. In Mexico, drill targets are being developed for the El Tule Gold project located in the state of Nayarit. A drill program has begun on the Revancha project, located on the Rocio Trend approximately 15 kilometres southwest of the Company’s Magistral Gold mine in Sinaloa state, Mexico. Drilling is planned for 11 projects this year within the US and Mexico.

Risk Factors — Fiscal Year Ended June 30, 2006

Nevada Pacific is subject to financial and operational risks due to various factors outside of the control of Nevada Pacific. Gold prices are affected by factors such as global supply and demand, expectations of the future rate of inflation, the strength of, and confidence in, the US dollar relative to other currencies, interest rates, and geopolitical events. Should the price of gold drop and the prices realized by Nevada Pacific on gold sales were to decrease significantly and remain at such a level for any substantial period, Nevada Pacific’s cash flow would be negatively affected.

Nevada Pacific has limited financial resources, has no source of operating cash flow other than the Magistral Mine and has no assurance that additional funding will be available to it. The only source of additional financing for Nevada Pacific is through the sale of equity securities or the optioning or joint venturing of its properties. Failure to obtain financing could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of Nevada Pacific’s interest in such properties.

Although Nevada Pacific has carefully prepared its gold reserve and resource estimates, no assurance can be given that the indicated mining and processing recoveries of gold from the estimated reserves will be realized over the life of the mine. The business of mining is generally subject to a number of risks including equipment failure, operational accidents, unstable ground conditions and severe weather.

Nevada Pacific’s exploration work involves many risks and may be unsuccessful. Substantial expenditures are required to establish proven and probable reserves and to complete the related mine development. It may take several years from the initial phases of drilling until production is possible. As a result of these uncertainties, there is no assurance that current or future exploration programs will be successful and result in the expansion or replacement of current production with new reserves. The validity of mining claims can also be uncertain. Although Nevada Pacific has attempted to acquire satisfactory title to its properties, some risk exists that some titles may be defective.

Additional Information

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of Nevada Pacific’s securities, options to purchase securities and interests of insiders in material transactions is contained in Nevada Pacific’s 2004 annual report, an information circular dated for the annual general meeting of Nevada Pacific held on December 6, 2005 and an information circular dated for the extraordinary general meeting of the shareholders on January 23, 2006. Copies of Nevada Pacific’s filings are available at www.sedar.com.

Recent Canadian Accounting Pronouncements — Fiscal Year Ended June 30, 2006

Derivative Instruments

In April 2005, the Accounting Standards Board issued new accounting standards dealing with the recognition, measurement and disclosure of financial instruments, hedges and comprehensive income. These standards are applicable for fiscal years beginning on or after October 1, 2006. The Company is currently reviewing the impact of these new standards. These standards are as follows:

(i) Financial Instruments — Recognition and Measurement, Section 3855

This standard prescribes when a financial asset, financial liability or non-financial derivative is to be recognized on the balance sheet, whether fair value or cost-based measures are used and specifies how financial instrument gains and losses are to be presented.

(ii) Comprehensive Income, Section 1530

This standard introduces new rules for reporting and display of comprehensive income. Comprehensive income, which is currently reported under US GAAP, is the change in shareholders’ equity of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. These items include holding gains and losses on certain investments, gain and losses on certain derivative instruments and foreign currency gains and losses related to self — sustaining foreign operations (cumulative translation adjustment).

(iii) Hedges, Section 3865

This standard is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650 Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

Disclosure Controls and Procedures — Fiscal Year Ended June 30, 2006

Disclosure controls and procedures are designed to provide reasonable assurance that material information is gathered and reported to senior management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to permit timely decisions regarding public disclosure.

Management, including the Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2006. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures, as defined in Multilateral Instrument 52-109 — Certification of Disclosure in Issuer’s Annual and Interim Filings, are effective to ensure that information required to be disclosed in reports that are filed or submitted under Canadian securities legislation are recorded, processed, summarized and reported within the time period specified in those rules.

Management’s Discussion and Analysis of Financial Position and Results of Operations for Fiscal Year Ended June 30, 2005

This discussion and analysis of the financial position and results of operations consists of comparisons of the operating results of Nevada Pacific for the fiscal years ended June 30, 2005 and 2004 and has been taken from the Management’s Discussion and Analysis of Financial Position and Results of Operations prepared by Nevada Pacific and filed with SEDAR as of October 18, 2005, and should be read in conjunction with the audited consolidated financial statements of Nevada Pacific for the year ended June 30, 2005 and the notes thereto as filed with SEDAR. The full text of Management’s Discussion and Analysis of Financial Position and Results of Operations and the audited financial statements for the year ended June 30, 2005 and the notes thereto are available on sedar.com. Nevada Pacific’s consolidated financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and all amounts are presented in United States dollars unless otherwise noted.

Fiscal 2005 Description of Business

The Company’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada.

Since incorporation on March 11, 1997, the Company has acquired the Magistral Gold Mine in Sinaloa, Mexico. The Company has also evaluated numerous properties of potential merit. Several of the properties evaluated have been acquired by purchase agreement or by staking for further exploration, evaluation and development. Costs directly relating to the identification, exploration and development of projects are capitalized and are either amortized over the life of the project’s production when the property goes into production, or written off when the property is sold or released.

From the acquisition on February 2, 2004 until December 31, 2004, the Magistral Gold Mine underwent a revitalization program and was considered to be in pre-commercial production. During the revitalization period the mine experienced reduced gold production with all production related costs, offset by precious metal sales, being capitalized.

On July 27, 2005, the Company announced that the Magistral Mine would be moved to a leach only mode, effective August 1, 2005, and that mining has been temporarily suspended. During this time the Company will continue to produce gold from an existing inventory of approximately 11,000 recoverable ounces of gold on the heap leach pad.

While the mine has been cash flow positive since April 1, 2005, cash flow projections are becoming increasingly difficult to meet given the increases in operational costs impacting the mining industry (fuel, reagents, tires and steel) as well as a dramatic increase in precipitation at the early stages of the rainy season. By placing the mine in leach only mode the Company will be able to reduce costs while continuing to produce gold and silver from the heap leach pad inventory. The Company will monitor industry mining costs and will re-commence mining when conditions are more favorable.

Consolidated Financial Results of Operations — Fiscal Year Ended June 30, 2005 Compared With Fiscal Year Ended June 30, 2004

The loss for fiscal 2005 increased by $445,111 as compared to fiscal 2004. The primary factors for the increase are an increase in general and administrative costs of $546,210, an increase in stock-based compensation costs of $520,843, an increased write-down in deferred mineral property expenditures of $300,047 offset by earnings from mining operations of $838,070 and a gain on disposal of mining equipment of $155,199. The increase in general and administrative costs is due to increased salaries and wages and investor relations expense for the year. Additional personnel were added mid fiscal 2004 and the associated costs were experienced for the full fiscal year 2005. Investor relations expense increased due to distribution of materials to the expanded shareholder base and the Company’s participation at additional conferences, such as the Denver Gold Show. The increase in stock-based compensation is due to the adoption on July 1, 2004 of CICA Handbook Section 3870 whereby the Company now uses the fair-value method of accounting for all stock-based compensation. The increase in the write-down of deferred mineral properties is due to the write-down of the Amador Canyon property, which was returned to the vendor during the year.

In the quarter ended June 30, 2005, the Company had a loss of $128,116 (2004 — loss of $708,599) and a loss for the year ended June 30, 2005 of $2,381,658 (2004 — $1,936,547). Revenues for the quarter were $3,120,218 (2004 — $Nil) and for the year ended June 30, 2005 were $5,175,235 (2004 — $Nil). The Company’s earnings from mining operations for the quarter were $545,556 (2004 — $Nil) and for the year ended June 30, 2005 were $838,070 (2004 — $Nil). The increase in revenues and earnings from mining operations are a result of the commencement of commercial operations at the Company’s Magistral Mine, effective January 1, 2005. The earnings per share for the quarter was $0.00 per share (2004 — loss of $0.01) and the loss per share for the year ended June 30, 2005 was $0.05 (2004: loss of $0.06).

Selected Annual Information

	For the Years Ended June 30
	2005	2004	2003

Gold sales revenue	$5,175,235	$—	$—
Net income (loss)	$(2,381,658)	$(1,936,547)	$(1,092,306)
Basic and diluted EPS	$(0.05)	$(0.06)	$(0.06)
Total assets	$22,569,326	$16,847,019	$1,681,421
Total long-term liabilities	$1,742,484	$1,631,704	Nil
Cash dividends declared	Nil	Nil	Nil

The increase in the net loss from fiscal 2003 to fiscal 2004 is largely the result of increased human resource costs to support the Company’s expanding operations, primarily due to the acquisition of the Magistral Gold Mine, and increased business development costs associated with new project evaluations.

Summary of Quarterly Results

	Q4 2005	Q3 2005	Q2 2005	Q1 2005

Gold sales revenue	$3,120,218	$2,055,017	$—	$—
Net income (loss)	$(128,116)	$(349,690)	$(1,176,755)	$(727,097)
Basic and diluted EPS	$0.00	$(0.01)	$(0.02)	$(0.02)
Total assets	$22,569,326	$22,352,494	$22,359,902	$18,959,179
Total long-term liabilities	$1,742,484	$1,708,716	$1,680,991	$1,653,711
Cash dividends declared	Nil	Nil	Nil	Nil

	Q4 2004	Q3 2004	Q2 2004	Q1 2004

Gold sales revenue	$—	$—	$—	$—
Net income (loss)	$(708,559)	$(866,927)	$(229,384)	$(131,677)
Basic and diluted EPS	$(0.01)	$(0.03)	$(0.01)	$(0.01)
Total assets	$16,847,019	$16,236,542	$3,894,488	$3,266,225
Total long-term liabilities	$1,631,704	$1,623,533	Nil	Nil
Cash dividends declared	Nil	Nil	Nil	Nil

Commercial production commenced at the Magistral Gold Mine on January 1, 2005 resulting with the reporting of gold sales revenues for Q3 and Q4 of fiscal 2005. The Company experienced a net loss of $128,116 for Q4 2005 due to the earnings from mining operations of $545,556. The loss for Q3 2005 of $349,690 includes the earnings from mining operations of $292,514. The loss for Q2 2005 includes mineral property write-downs of $508,880.

In Q3 2004 the Company acquired the Magistral Gold Mine, resulting in significantly higher total assets as well as long term liabilities primarily associated with an asset retirement obligation of $1,477,593. The loss per quarter increased at this time due to increased general and administrative costs associated with the acquisition as additional resources were required to support the Company’s move from mineral exploration to gold production.

Review of Operations — Fiscal Year Ended June 30, 2005

Magistral Mine

During the first two quarters of fiscal 2005, the Company continued a revitalization program at the Magistral Gold Mine. The program was designed to increase long term operating efficiencies; lower operating costs and to increase annual gold and silver production.

There were several primary components to the revitalization program. A re-mine program that involved re-handling the crushed ore on the leach pad to add lime for pH control and to reduce the effects of solution channelling was completed. Three additional carbon columns, larger pumps and a new boiler were added to provide higher solution flow rates through the processing plant. The secondary crushing circuit was modified to produce a finer product by replacing the standard cone with a short head. Additional mine equipment, consisting of one Cat 992, 12 cubic yard front end loader and two Cat 777, 90 ton trucks, was purchased and placed into service. Modifications to the crushing circuit, including installation of a larger screen with smaller screen openings, new conveyors and a conversion to a closed crushing circuit for the secondary cone crusher, were completed in January.

With the completion of the crushing circuit, followed by a period of operational testing, planned production throughput was achieved by mid-February. Production rates improved during the third quarter achieving an average crushing rate of 216 tonnes per hour (design capacity 250 tonnes per hour) by mid-March 2005. The targeted crush size of 80% finer than 1/2 inch was achieved.

In the fourth quarter of the fiscal year the Company reaped the benefits of the additional equipment and a fully operational crushing circuit capable of producing a consistent size of 1/2 inch or less. Ore production for the quarter was at record levels; even with longer haul distances as the lowest benches of the San Rafael pit were mined. Production rates improved during the fourth quarter achieving an average crushing rate of 231 tonnes per hour, which included two monthly records. In addition mechanical availability for the quarter was excellent pushing the composite average for major mining equipment to 76% for the fiscal year. Monthly production records were set in April for ore tonnes mined and crushed, hourly crusher production rates, as well as gold ounces placed on the leach pad. The 2-stage crushing plant continued to be optimized for production rates and size reduction and by June was producing a crushed ore product at a size of 90% passing 1/2 inch and 58% passing 1/4 inch.

Of the two main operating pits, mining in the San Rafael pit was completed in the fiscal fourth quarter on June 17, 2005 at which time the focus was on production from the Samaniego pit. By late June pit backfilling into the San Rafael pit with waste rock from the Samaniego pit had begun.

Gold production as of the fiscal year ending June 30, 2005 was 19,189 ounces. The originally forecasted gold output of 30,000 ounces for fiscal 2005 was not achieved due to various factors. A delay was experienced in the completion of the revitalization programs including delays relating to procurement and delivery of equipment of approximately two months. This resulted in a change in the budgeted mine plan for the Samaniego pit for the fiscal year. In addition, lower ore grades (5%) and tonnes (18%) than forecast contributed to the 19% total shortfall in ounces mined and placed on the leach pad. The major component of the shortfall is due to the fact that the mine model did not adequately identify some areas that were previously mined by historical underground mining methods. The historical workings should have a lessening impact as the depth increases at the Samaniego pit. The San Rafael pit was mined to completion as forecast in fiscal 2005 although these ounces were predominately placed in the final quarter of the fiscal year. Finer crushed ore size resulted in longer leach times and the deferral of recovery of these ounces into fiscal 2006. The recoverable gold inventory remaining on the heap at June 30, 2005 was estimated to be 11,053 ounces. The Company anticipates that a significant part of this inventory will be recovered as gold output in the first and second quarters of the fiscal year 2006.

Management completed two versions of the fiscal 2006 budget. The version with continued mining operations was marginally cash flow positive using historic revenues, costs and production projections. However, with more recent operating expenses being negatively impacted by price increases over a broad range of items at the mine, including fuel, tires and reagents and including intermittent shortages of some of these items the decision was made to move to a leach only option effective August 1, 2005. Management is currently evaluating resumption of mining activities and has planned a second phase of exploration activity in fiscal 2006. Gold inventories in the leach pad will continue to be processed for the foreseeable future.

Following is a summary of selected production statistics for the Magistral Mine:

	2005				2004
	Q4	Q3	Q2	Q1	Q4	Q3

Ore tonnes mined	290,134	206,296	115,307	129,030	158,508	129,503
Grade (grams/tonne)	2.0	2.0	1.6	1.4	1.2	1.3
Ounces mined	18,785	13,177	5,751	5,786	5,893	5,247
Waste tonnes	960,867	1,092,900	1,312,696	826,679	1,093,847	594,527
Total tonnes	1,251,001	1,299,196	1,428,003	955,709	1,252,355	724,030
Strip ratio	3.3	5.3	11.4	6.4	6.9	4.6
Tonnes/Ounce	67	99	248	165	213	138
Gold Ounces Produced	7,016	5,108	3,860	3,205	4,150	3,028

During the quarter ended June 30, 2005, the Magistral Gold Mine produced 7,016 gross ounces gold, and sold 7,259 ounces at an average price of US$430 for total revenues of $3.12 million, offsetting operating expenses totalling $2.57 million for a net profit from mining operations of $0.55 million. During the year ended June 30, 2005 a total of 19,189 gross ounces of gold before royalties, have been produced. At total of 12,069 ounces have been sold, since the commencement of commercial production on January 1, 2005, at an average price of $429 for total revenues of $5.2 million. Silver production for the quarter was 4,482 ounces and for the year ended June 30, 2005 totaled 12,766. During the quarter and year ended June 30, 2005 a total of 13,028 ounces of silver were sold at $7.50. Silver continues to be stockpiled and at June 30, 2005 stood at 2,988 ounces. During the 4th quarter a total of 290,134 tonnes of ore and 960,867 tonnes of waste were mined with a waste to ore strip ratio of 3.3:1. The average grade of the mined ore was 2.0 grams gold per tonne for a total of 18,785 ounces of gold placed on the pad. For the year ended June 30, 2005 a total of 740,767 tonnes of ore and 4,193,142 tonnes of waste were mined for a strip ratio of 5.7:1. The average grade of mined ore was 1.8 grams gold per tonne for a total of 43,499 ounces of gold mined.

Non-GAAP measures — total cash cost per gold ounce calculation

The company reports total cash costs on a sales basis. We have included total cash cost and cash operating cost information to provide investors with information about the cost structure of our mining operations. We use this information for the same purpose and for monitoring the performance of our operations. This information differs from measures of performance determined in accordance with Canadian GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Canadian GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under Canadian GAAP and may not be comparable to similarly titled measures of other companies. The following table provides a reconciliation of total cash operating and total production costs per ounce to the financial statements:

	Six Months Ended	Three Months Ended	Three Months Ended
	June 30/05	June 30/05	March 31/05
	(In thousands, except per ounce amounts)

Cost of sales per financial statements	$3,347	$1,997	$1,350
Non-cash adjustments	(45)	(23)	(22)

Cash operating costs	3,302	1,974	1,328
Royalty expense	262	161	101

Total cash costs	3,564	2,135	$1,429
Depreciation, depletion and accretion	772	439	333

Total production costs	4,336	2,574	$1,762

Divided by gold ounces sold	12,069	7,259	4,810
Cash operating costs per ounce	$274	$272	$276
Total cash cost per ounce	$295	$294	$297
Total production cost per ounce	$359	$355	$366

The term “cash operating costs” is used on a per ounce of gold basis. Cash operating costs per ounce is based on direct operating expense, less production royalties, mining taxes and by-product credits for payable silver.
The term “total cash costs” is cash operating costs plus production royalties and mining taxes.
The term “total production costs” is total cash costs plus depreciation and amortization.
These costs are calculated using the standards set out by the Gold Institute.

Expenditures on Mineral Exploration Properties — Fourth Quarters and Fiscal Years Ended June 30, 2005 and 2004

During the year ended June 30, 2005, the Company spent $1,493,402 (2004: $1,591,631) on acquisition and exploration expenditures on its exploration properties, inclusive of $532,842 (2004: $168,145) on Mexican properties, and recovered $211,847 (2004: $293,304) of these expenditures from earn in partners. A total of $630,332 (2004: $330,285) of exploration expenditures was written off during the year, inclusive of $453,371 written off in relation to the Amador Canyon project. The Company capitalizes the portion of the salaries of its personnel that relates to specific mineral properties as deferred exploration expenditures.

The gross expenditures broken down by expenditure category are as follows:

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004

Exploration salaries & wages	$72,728	$76,666	$262,988	$194,778
Land holding costs	22,472	170,721	421,038	420,334
Surveying	6,843	22,485	52,526	47,615
Environmental	6,714	4,951	8,410	19,516
Geology	23,370	38,440	79,258	212,419
Surface geochemistry	42,953	11,795	125,387	35,263
Geophysics	111,136	12,000	113,636	71,935
Road work & trenching	32,352	5,668	84,796	13,109
Drilling	264,283	307,191	305,263	544,380
Other	20,224	8,959	40,100	32,282

Total expenditures	$603,075	$658,876	$1,493,402	$1,591,631

The total cumulative deferred property expenditures, after recoveries from earn-in partners, are as follows:

	June 30	June 30
	2005	2004

Limousine Butte	$744,425	$732,555
South Carlin Project	532,012	522,396
Keystone	243,760	225,003
BMX	32,114	21,629
Amador Canyon	—	420,890
Other Nevada Properties	853,059	364,516
Mexican Properties	700,987	168,145

	$3,106,357	$2,455,134

Liquidity and Capital Resources — Fiscal Year Ended June 30, 2005

As at June 30, 2005 the Company had cash and cash equivalents of $957,251 (June 30, 2004 — $597,851) and working capital of $4,197,510 (June 30, 2004 — $1,427,508 working capital deficiency) compared to cash and cash equivalents of $1,308,512 and working capital of $3,903,364 at March 31, 2005.

The Company’s ability to continue as a going concern is dependent upon the performance of the Magistral Gold Mine, which is currently in a leach only phase, the existence of economically recoverable reserves, the ability of the Company to obtain additional financing to develop its mineral properties and upon its ability to attain profitable operations. Management is actively seeking the additional financing necessary to permit the Company to continue operations and to pay its liabilities as they fall due. There can be no assurance that management will be successful in all these activities.

The company expended $4,847,459 on net operating activities during the year compared to $830,574 during fiscal 2004. The Company used $2,927,892 in the reduction of current liabilities, inclusive of a payment of $2,500,000 note payable relating to the purchase of the Magistral Gold Mine and spent $1,452,205 that was assigned to product inventory and stockpiled ore.

During the year ended June 30, 2005, the Company raised gross proceeds of $10,262,635 through private placements and public offerings, settled $500,000 in debt through the issuance of common shares, received $591,200 through the exercise of share purchase warrants and $200,020 through the exercise of incentive stock options. Share issue costs and finder’s fees for the same period were $823,761, inclusive of an assigned value of $131,020 to underwriter’s warrants.

During the year ended June 30, 2005 the Company expended $5,154,255 on investing activities. The investment in property, plant and equipment for the year was $3,987,643, which was primarily at the Magistral Gold Mine. The Company also spent $1,321,555 on mineral properties of which $532,842 was spent on exploration in Mexico and $788,713 on exploration in Nevada.

As at June 30, 2005 the Company had 3,328,500 options outstanding entitling the holders to purchase common shares of the Company at prices from $0.30 CDN to $1.47 CDN with expiry dates from June 13, 2006 to February 17, 2015. The Company also has 6,420,841 warrants outstanding entitling the holders to purchase common shares of the Company between $1.05 CDN and $1.20 CDN that expire between November 12, 2005 and September 22, 2006.

The Magistral Gold Mine is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying a net smelter royalty of 3.5%. The royalty requirement is settled from current gold production.

The Company also has minimum lease payment requirements on some of its Nevada exploration properties. These payments are at the discretion of the Company as long as it wants to maintain its interest in the property.

Transactions with Related Parties — Fiscal Year Ended June 30, 2006

During the year ended June 30, 2005, a total of $129,055 (2004 — $129,952) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At June 30, 2005, $5,112 (2004 — $32,345) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the year ended June 30, 2005, a total of $47,781 (2004 — $14,350) was charged by the Company for rent and common office costs. At June 30, 2005, $4,425 (2004 — $13,804) was receivable from this company.

Changes in Accounting Policies — Fiscal Year Ended June 30, 2005

Asset retirement obligations

Effective July 1, 2004, the Company adopted the new CICA Handbook Section 3110 “Asset Retirement Obligations.” The new accounting standard applies to future asset retirement requirements and requires that the fair value of liabilities for asset retirement obligations be recognized when incurred. The liability is accreted over time through periodic charges to earnings. The asset retirement cost is capitalized as part of the carrying value of the asset and is amortized over the useful life of the assets. This standard has been applied to the Magistral Gold Mine with no required retroactive restatement, as the fair value of the asset retirement obligation was recognized on purchase and approximated the fair value of the obligation at June 30, 2004.

Stock-based compensation

Effective July 1, 2004, the Company adopted the provisions of CICA Handbook Section 3870 on “Stock-Based Compensation and Other Stock-Based Payments.” The Company is now required to adopt the fair valued based method of accounting for all stock based awards. The Company has applied the new provisions retroactively, without restatement. The Company has recorded a cumulative decrease to retained earnings and a corresponding increase to contributed capital of $287,376 on July 1, 2004 with respect to stock options granted during the years ended June 30, 2003 and 2004.

Variable interest entities

Effective January 1, 2005, the Company has adopted CICA Accounting Guideline 15 “Consolidation of Variable Interest Entities” (AcG-15). The new standard provides guidance on the application of consolidation principles to certain entities that are subject to control on a basis other than ownership of voting rights. The adoption of this guideline did not have any impact on the consolidated financial statements of the Company.

Financial Instruments and Other Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds, accounts payable and a note payable. The fair values of these financial instruments approximate their carrying values.

Outlook — Fiscal Year Ended June 30, 2005

At the Magistral Mine, gold recovery from inventory in the heap leach pad continues with a reduced staff of 32 employees. From the end of fiscal 2005 to present, the Company has experienced recovery from the heap leach pad as anticipated. The equipment required for resumption of mining operations is still on-site and available. Several startup scenarios are being reviewed, including the use of contracted labor to resume open pit mining operations.

The Company has planned exploration programs for Mexico and Nevada. The Company has agreements with Placer Dome whereby they have agreed to continue exploration on the Company’s BMX, Limousine Butte and Keystone projects.

During the year, the Company attended various national and international mining industry trade shows, including the Denver Gold Show, which provided the Company with several opportunities in the precious metals sector for assessment.

Risk Factors — Fiscal Year Ended June 30, 2005

The Company is subject to financial and operational risks due to various factors outside of the control of the Company. Gold prices are affected by factors such as global supply and demand, expectations of the future rate of inflation, the strength of, and confidence in, the US dollar relative to other currencies, interest rates, and geopolitical events. Should the price of gold drop and the prices realized by the Company on gold sales were to decrease significantly and remain at such a level for any substantial period, the Company’s cash flow would be negatively affected.

The Company has limited financial resources, has no source of operating cash flow other than the Magistral Mine and has no assurance that additional funding will be available to it. The only source of additional financing for the Company is through the sale of equity securities or the optioning or joint venturing of its properties. Failure to obtain financing could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of the Company’s interest in such properties.

Although the Company has carefully prepared its gold reserve and resource estimates, no assurance can be given that the indicated mining and processing recoveries of gold from the estimated reserves will be realized over the life of the mine. The business of mining is generally subject to a number of risks including equipment failure, operational accidents, unstable ground conditions and severe weather.

The Company’s exploration work involves many risks and may be unsuccessful. Substantial expenditures are required to establish proven and probable reserves and to complete the related mine development. It may take several years from the initial phases of drilling until production is possible. As a result of these uncertainties, there is no assurance that current or future exploration programs will be successful and result in the expansion or replacement of current production with new reserves. The validity of mining claims can also be uncertain. Although the Company has attempted to acquire satisfactory title to its properties, some risk exists that some titles may be defective.

Cautionary Statement on Forward-Looking Information

Certain information set forth in this report contains forward-looking statements. By their nature, forward-looking statements are subject to numerous risks and uncertainties including: the results of current operation and exploration activities; market reaction to future operation and exploration activities; significant changes in metal prices; currency fluctuations; increases in production costs; differences in ore grades; recovery rates; and tonnes mined from those expected; changes in mining, or heap leaching rates from currently planned rates; the timing and content of work programs; geological interpretations; receipt and security of mineral property titles; general market and industry conditions; and other factors detailed in the Company’s public filings.

Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise an, as such, undue reliance should not be placed on forward-looking statements. Nevada Pacific Gold Ltd’s actual results, programs and financial position could differ materially from those expressed in or implied by these forward-looking statements, and accordingly, no assurance can be given that the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits Nevada Pacific Gold Ltd. will derive therefrom.

Management’s Discussion and Analysis of Financial Position and Results of Operations For the Quarter Ended September 30, 2006

This discussion and analysis of the financial position and results of operations has been prepared as at November 28, 2006 and should be read in conjunction with the unaudited interim consolidated financial statements of Nevada Pacific Gold Ltd (“Nevada Pacific” or “the Company”) for the three months ended September 30, 2006 and the audited annual consolidated financial statements for the year ended June 30, 2006 contained in Appendix B to this prospectus. The Company’s consolidated financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and all amounts are presented in United States dollars unless otherwise noted.

Cautionary Statement on Forward-Looking Information

This Management’s Discussion and Analysis (“MD&A”) contains forward-looking statements about Nevada Pacific Gold Ltd. (the “Company”) and its business. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

The forward-looking statements in this MD&A are subject to various risks, uncertainties and other factors that could cause the Company’s actual results or achievements to differ materially from those expressed in or implied by forward-looking statements. These risks, uncertainties and other factors include, without limitation, uncertainty as to the Company’s ability to achieve the goals and satisfy the assumptions of management; uncertainties as to the availability and cost of financing; uncertainty as to the results of current operation and exploration activities; uncertainty as to market reaction to future operation and exploration activities; significant changes in metal prices; currency fluctuations; increases in production costs; differences and fluctuations in ore grades, recovery rates and tonnes mined from those expected; changes in mining, or heap leaching rates from currently planned rates; the timing and content of work programs; geological interpretations; receipt and security of mineral property titles; general market and industry conditions; and other factors detailed in the Company’s public filings.

Forward-looking statements are based on the beliefs, opinions and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Readers should not place undue reliance on forward-looking statements. Precautionary statements made herein should be read as being applicable to all related forward-looking statements wherever they appear in this MD&A.

OVERVIEW

The Company’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada.

Since incorporation on March 11, 1997, the Company has acquired the Magistral Gold Mine in Sinaloa, Mexico. The Company has also evaluated numerous properties of potential merit. Several of the properties evaluated have been acquired by purchase agreement or by staking for further exploration, evaluation and development. Costs directly relating to the identification, exploration and development of projects are capitalized and are either amortized over the life of the project, commencing when the property goes into production, written off when the property is sold or released or written down to fair value if determined to be impaired.

Mexico

From the acquisition on February 2, 2004 until December 31, 2004, the Magistral Gold Mine underwent a revitalization program and was considered to be in pre-commercial production. During the revitalization period the mine experienced reduced gold production with all production related costs, offset by precious metal sales, being capitalized.

On July 27, 2005, the Company announced that the Magistral Mine would be moved to a leach only mode, effective August 1, 2005, and that mining had been temporarily suspended. By placing the mine in leach only mode the Company was able to reduce costs while continuing to produce gold and silver from the heap leach pad inventory. The Company has continued to monitor industry mining costs and metal prices and will re-commence mining when the proper conditions exist. In addition to mining costs and metal prices, the Company is continuing to evaluate sources of funds required to have sufficient working capital to facilitate a restart of mining operations. Because of the inherent delay in producing gold from a heap leach process, working capital needs to be available to fund mining operations for several months before sufficient gold production occurs to make the operation cash flow positive.

During fiscal year 2006 the Company operated the mine at full capacity for only the month of July 2005. Mining from the pits was curtailed the end of July 2005 and crushing and placing ore material in stockpiles was completed in August 2006. 53,571 tonnes of ore and 408,014 tonnes of waste were mined for total material movements of 461,585 tonnes. Ore mined was at a gold ore grade of 1.34 grams per tonne and contained 2,313 ounces of gold. Throughout the fiscal year the mine continued to produce gold, on a cash flow positive basis, from existing leach pad inventories and for the year produced 12,632 ounces of gold and 14,752 ounces of silver. Although the draw down of the recoverable ounces in the pad has been slower than anticipated, recoveries were higher than budgeted. This coupled with the higher metal prices justified continued gold production through September 2006.

In October 2006, with production from the pad continuing to decline and even with higher gold prices it was no longer cost effective to operate the processing plant and to continue gold leaching. The last gold pour was conducted on October 10, 2006 and following that the decision was made suspend gold leaching and processing operations.

The process facility is now being prepared for a proper shutdown to ensure safety and environmental issues in a non-operating plant are addressed and also that a rapid re-start of plant operations can be accomplished in the future. The solution ponds are being cleaned of sediments and the impermeable liners are being inspected. In the plant, all reagents are being removed and disposed of according to federal regulations and the equipment and facility is being cleaned to ensure no residual hazardous materials remain. It is anticipated this work will be completed by the end of December 2006.

Management continues to refine and review plans for a possible resumption of mining at Magistral. To provide third-party support for this effort Pincock Allen & Holt (“PAH”) was contracted to complete a review of the Magistral Mine. This review included updating reserves, mine plans, metallurgical recoveries, costs and prices to current levels. The final report from PAH was received in September 2006 and supports resuming full mining operations at gold prices at or above $469/ounce.

Exploration activity for the company in Mexico continued during the period. This activity is focused primarily on two projects, the Rocio project in the state of Sinaloa, and the El Tule project in the state of Nayarit. Recently drilling began in both project areas and is presently continuing.

Nevada

During the quarter ended September 30, 2006, the Company paid annual county and federal land holding costs of $374,765.

The Company was unable to initiate any of its planned drill programs during the quarter due to the lack of drill rig availability. In October the Company was able to secure a drill and at the Cornerstone project a core drill is currently on site, and the Company is continuing the Phase II drill program. The Company will continue with additional drilling plans based upon drill rig availability and weather conditions.

U.S. Gold Corporation

On March 5, 2006, US Gold Corporation (“US Gold”) issued a News Release announcing its intent to acquire all of the outstanding common shares of Nevada Pacific (as well as the shares of White Knight Resources Ltd., Coral Gold Resources Ltd. and Tone Resources Ltd. (collectively, the “Target Companies”). Nevada Pacific responded by forming a Special Committee on March 6, 2006 and hiring financial advisors on March 15, 2006 to assist Nevada Pacific.

In October 2006, US Gold filed an S-4 registration statement with the SEC relating to the Company.

The Special Committee, with its financial advisor, will consider any U.S. Gold Corporation offer, if and when it is received, and will investigate alternatives that may be available to maximize shareholder value.

Consolidated Financial Results of Operations

For the three months ended September 30, 2006 and 2005

For the three months ended September 30, 2006 the Company incurred a net loss of $747,935 ($0.01 per share) as compared to a net loss of $1,596,944 ($0.03 per share) for the three months ended September 30, 2005. The loss for the period includes a loss from mining operations of $48,105 (2005 — $1,140,685), general and administrative expenses of $550,271 (2005 — $367,703), stock-based compensation of $134,564 (2005 — $55,440), write-down of mineral property expenses of $50,728 (2005 — $40,457), a foreign exchange loss of $398 (2005 — gain of $6,471) offset by other income of $36,131 (2005 — $870).

For the three months ended September 30, 2006 revenues were $752,590 (2005 — $2,185,513) and the loss from mining operations was $48,105 (2005 — $1,140,685). The decrease in revenues is a result of the Company’s decision to move to a leach only mode at the Magistral mine, which was effective August 1, 2005. Cost of sales for the current period consist only of current operating costs whereas the cost of sales for the first quarter of fiscal 2006 had both current operating costs and deferred pad inventory costs. The loss for the three months ended September 30, 2005 also included a one-time expense of $305,000 in severance payments incurred when the mine was placed in leach only mode and staff at the mine was reduced to 31 people.

Expenses and other income increased by 56% to $649,102 for the three months ended September 30, 2006 compared to $415,802 for the same period in 2005. The majority of the increase was related to general and administrative costs and stock-based compensation. General and administrative costs were $550,271 for the three months ended September 30, 2006 (2005 — $367,703), an increase of $182,568 or 50%. The increase in general and administrative expenses is primarily due to increased consulting and legal fees of $103,376, relating to the proposed acquisition by U.S. Gold, and an increase in investor relations and promotion expenses of $54,471. Stock-based compensation increased by $79,124 to $134,564 for the current period as compared to $55,440 for the same period in the prior year. There were more stock options vesting during the three months ended September 30, 2006 as compared to the prior year, which is a result of options being granted later in fiscal year 2006 than fiscal 2005.

Summary of Unaudited Quarterly Results

	Q1 2007	Q4 2006	Q3 2006	Q2 2006

Gold sales revenue	$752,590	$1,553,673	$1,389,694	$1,520,420
Mine operating earnings (loss)	(48,105)	(173,392)	(540,282)	(516,185)
Net income (loss)	(747,935)	(1,167,562)	(1,222,450)	(1,033,586)
Basic and diluted EPS	(0.01)	(0.01)	(0.02)	(0.02)
Total assets	23,308,162	22,538,567	20,927,743	21,767,522
Total long-term liabilities	1,740,440	1,797,209	1,765,923	1,749,534
Cash dividends declared	Nil	Nil	Nil	Nil

	Q1 2006	Q4 2005	Q3 2005
				Q2 2005

Gold sales revenue	$2,185,513	$3,120,218	$2,055,017	$—
Mine operating earnings (loss)	(1,140,685)	545,556	292,514	—
Net income (loss)	(1,596,944)	(328,116)	(349,690)	(1,176,755)
Basic and diluted EPS	(0.03)	0.00	(0.01)	(0.02)
Total assets	20,921,546	22,569,326	22,352,494	22,359,902
Total long-term liabilities	1,776,780	1,742,484	1,708,716	1,680,991
Cash dividends declared	Nil	Nil	Nil	Nil

The change in gold sales revenues are primarily related to the change in the gold production during each quarter and are also affected by the increased gold price. Commercial production commenced at the Magistral Gold

Mine on January 1, 2005 resulting with the reporting of gold sales revenues and mine operating earnings since Q3 of fiscal 2005. The loss for Q2 2005 includes mineral property write-downs of $508,880, which included a write-off of the Amador Canyon property of $451,768.

Review of Operations

July 2005 was the final month of open pit mining at the Magistral Gold Mine. In August 2005 the remaining ore in stockpiles was crushed and placed on the leach pad. Mobile mine equipment and the crushing plant were placed in care and maintenance upon completion of crushing and ore rehandling operations.

During the first quarter of fiscal year 2007, the mine continued in a leach-only mode. By October 2006 with the continuing decline in gold production the operation of the leach pads and processing plant were no longer cost-effective and operations were suspended. Currently there is no solution being pumped to the pads and process ponds are being cleaned. The equipment and facilities associated with the process are being emptied of all hazardous materials and they are being disposed of in accordance with permit and other governmental requirements. Through the end of 2006 these areas will be cleaned and maintenance performed to leave the facility in a condition that is environmentally-sound and will facilitate a rapid re-start if a decision to resume operations is made. All equipment, including mobile mine equipment remains on site and in excellent condition. The mine workforce stands at 28 employees as of mid-November 2006.

Following is a summary of selected production statistics for the Magistral Mine:

	2007	2006
	Q1	Q4	Q3	Q2	Q1

Ore tonnes mined	—	—	—	—	53,571
Grade (grams/tonne)	—	—	—	—	1.34
Ounces mined	—	—	—	—	2,313
Waste tonnes	—	—	—	—	408,014
Total tonnes	—	—	—	—	461,585
Strip ratio	—	—	—	—	7.6
Tonnes/Ounce	—	—	—	—	200
Gold Ounces Produced	1,336	2,069	2,793	2,805	4,965

During the three months ended September 30, 2006 the Company sold 1,210 ounces of gold at an average price of $622 as compared to 5,059 ounces sold at an average price of $432 for the same period of fiscal 2006. During the quarter, silver production was 1,880 ounces as compared to production of 3,451 ounces for the three months ended September 30, 2005. During the quarter ended September 30, 2005 a total of 4,536 ounces of silver were sold at $7.01 and during the current quarter there were no silver sales. Silver is currently being stockpiled and at September 30, 2006 the Company had silver inventory of 10,227 ounces.

Non-GAAP measures — total cash cost per gold ounce calculation

The company reports total cash costs on a sales basis. We have included total cash cost and cash operating cost information to provide investors with information about the cost structure of our mining operations. We use this information for the same purpose and for monitoring the performance of our operations. This information differs from measures of performance determined in accordance with Canadian GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Canadian GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under Canadian GAAP and may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of total cash operating and total production costs per ounce to the financial statements:

	For the three months ended
	Sept. 30/06	June 30/06	Mar. 31/06	Dec. 31/05
	(in thousands, except per ounce amounts)

Cost of sales per financial statements	$742	$1,571	$1,655	$1,763
Non-cash adjustments	(30)	(29)	(29)	(29)

Cash operating costs	712	1,542	1,626	1,734
Royalty expense	47	85	87	89

Total cash costs	759	1,627	1,713	1,823
Depreciation, depletion and accretion	42	102	216	213

Total production costs	801	1,729	1,929	2,036

Divided by gold ounces sold	1,210	2,604	2,465	3,160
Cash operating costs per ounce	$588	$592	$659	$549
Total cash cost per ounce	$627	$625	$695	$577
Total production cost per ounce	$662	$664	$782	$644

	For the three months ended
	Sept. 30/05	June 30/05	March 31/05
	(in thousands, except per ounce amounts)

Cost of sales per financial statements	$2,914	$1,997	$1,350
Non-cash adjustments	(29)	(23)	(22)

Cash operating costs	2,885	1,974	1,328
Royalty expense	121	161	101

Total cash costs	3,006	2,135	$1,429
Depreciation, depletion and accretion	320	439	333

Total production costs	3,326	2,574	$1,762

Divided by gold ounces sold	5,059	7,259	4,810
Cash operating costs per ounce	*$570	$272	$276
Total cash cost per ounce	$594	$294	$297
Total production cost per ounce	$657	$355	$366

The term “cash operating costs” is used on a per ounce of gold basis. Cash operating costs per ounce is based on direct operating expense, inclusive of accumulated cash costs in the leach pad inventory, less production royalties, mining taxes and by-product credits for payable silver.

The term “total cash costs” is cash operating costs plus production royalties and mining taxes.

The term “total production costs” is total cash costs plus depreciation and amortization.

These costs are calculated using the standards set out by the Gold Institute.

*	Cash operating costs per ounce for the three months ended September 30, 2005 include a one time severance cost of $62 per ounce

Expenditures on Mineral Exploration Properties

During the three months ended September 30, 2006, the Company capitalized $896,930 (2005: $592,788) on acquisition and exploration activities on its exploration properties, inclusive of $474,666 (2005: $24,907) on Mexican properties, and recovered $Nil (2005: $11,620) from earn in partners. A total of $50,728 (2005: $40,457) of exploration expenditures was written off during the period. The largest expenditure during the current quarter was land holding costs of $589,361 as compared to $194,449 for the same period of fiscal 2006. The increase in land holding costs are primarily due to the resumption of the Company’s responsibility to pay the land holding costs for the Keystone and Limousine Butte properties in Nevada, due to the termination of the earn in agreements with Placer Dome U.S. Inc., and the increased land holdings in Mexico. The Company capitalizes the portion of the salaries of its personnel that relates to specific mineral properties as deferred exploration expenditures.

The gross expenditures broken down by category are as follows:

	Three Months Ended
	September 30,
	2006	2005

Exploration salaries & wages	$111,811	$70,143
Land holding costs	589,361	194,449
Surveying	—	990
Geology	845	607
Surface geochemistry	55,196	5,901
Road work & trenching	42,306	18,619
Drilling	95,939	294,872
Other	1,472	7,207

Total expenditures	$896,930	$592,788

The total cumulative deferred property expenditures, after recoveries from earn-in partners, are as follows:

	Sept. 30	June 30
	2006	2006

Limousine Butte	$877,017	$747,385
South Carlin Project	551,244	541,628
Keystone	393,392	341,666
BMX	257,957	209,744
Cornerstone (Pat Canyon)	549,366	510,086
Timber Creek	517,609	476,086
Other Nevada Properties	724,727	673,181
Mexican Properties	1,636,695	1,162,029

	$5,508,007	$4,661,805

Mexican Exploration Review

Rocio Trend

Revancha Area

The trenching program, which began in the spring of 2006, continued during the first quarter. The trenching program collected 1,029 samples in 29 trenches totaling 2,283 meters. The most significant intercept from recent trenching shows 20 meters of 158.3 g/t silver and 1.55% lead, including 6 meters of 474 g/t silver and 4.31% lead, which includes 2 meters of 1,195 g/t silver and 6.86% lead.

A core drill rig was mobilized to the site in September and to date 6 core holes totaling 781 meters have been completed to test targets arising from the trenching program. Assay results of drilling are pending.

Cobre Lomas Area

At Cobre Lomas a broad area of calc-silicate skarn alteration mapped in float and limited outcrop exposures combined with widespread anomalous mineralization in drill holes is interpreted to indicate the potential at depth for a large mineralized body of higher grade skarn mineralization. To test this interpretation the Company has mobilized a core drill to the area where drilling is underway.

A Phase 1 percussion drilling program of 54 holes in four areas within the alteration zone was completed in September and a Phase II percussion drill program consisting of an additional 43 holes was completed in October.

All of the percussion holes were drilled vertically and sampled on 3 metre intervals. The drilling has confirmed the widespread extent of anomalous mineralization and alteration that is characterized by silicification, epidote, and magnetite over an area of 600 metres by 300 metres.

The objective of the trenching and percussion drill program is to expand upon initial results from prospecting in the area. The main showing is located at a small prospect pit located on the western edge of the current area of interest where a grab sample returned values of 22.6% lead, 2.21% copper, 231 g/t silver, 0.605 g/t gold, and 0.38% zinc. 3 of the 6 trenches cut in this area intersected the mineralization in a structure along 150 m of strike of northeast strike that dips moderately to the northwest. The trench over the prospect pit returned the best values with 2 meters of 234 g/t silver, 1.69% copper, and 20.10% lead.

In the immediate vicinity of the trenching 16 vertical percussion holes were completed to the equipments limit of 27 meters. Most of the holes contained anomalous values of: Zinc over intervals of 3 to 27 meters grading from 0.10% to 0.24%; Lead over intervals of 3 to 24 meters grading from 0.10% to 0.51% and copper is present to a much lesser degree with intervals of 3 to 6 meters grading from 0.10% to 0.37%. Anomalous gold is present in 2 holes and anomalous silver was also found in 2 holes in this area.

Approximately 150 meters east of the prospect pit an additional 12 close spaced percussion drill holes were completed. Half of the holes showed anomalous base metals over 3 meter intervals. Zinc is present in 3 holes with values ranging from 0.10% to 3.88%. One interval that includes 1.26% Lead and 3.88% Zinc is from the last interval of the drill hole, and further percussion drilling in the area is underway to investigate this occurrence.

The third area drilled is located approximately 600 meters northeast of the prospect pit where 11 percussion drill holes were completed. Mapping and sampling from recent trenching shows copper to be hosted along northeast striking structures, similar to that found in the original discovery prospect pit. In the drilling 8 of the 11 holes returned anomalous values of copper with intervals ranging from 3 to 21 meters with grades ranging from 0.08% to 0.34%.

The fourth area drilled is located approximately 500 meters east northeast of the prospect pit where 15 percussion drill holes have been completed along a northeast-southwest section of approximately 200 meters. Anomalous copper, lead, and zinc values were found in 4 of the holes on the southwestern limit where further drilling is currently in progress.

Phase 2 drilling consisting of an additional 43 percussion holes has been completed and assays from the first 6 holes have been received. Two of these holes are located at the southeast edge of the known alteration zone, with one of the holes showing significant gold values that range from 0.112 to 10.95 g/t. The average grade for the entire 27 meters is 1.933 g/t Au that includes 12 meters of 4.093 g/t Au.

Work completed to date has demonstrated the extent of alteration in the area to be of significant size, and the Company considers the area to have good potential for success. Core drilling began in mid-October to depth test zones of interest identified from the previously completed exploration programs.

El Tule Project

Field activity at the El Tule project was at a reduced level during the quarter, primarily due to heavy rainfall, which is normal for the area in the summer months. A drill program was designed based on previously completed surface work, and in mid-October a core drilling program was initiated.

Nevada Exploration Review

Cornerstone (Pat Canyon)

In October 2006, the Company secured a core drill and the continuation of the Phase II drill program on the Cornerstone property commenced in early November and is currently ongoing. The Phase II program consists of 10,000 feet of drilling with 3,810 feet completed in fiscal 2006.

The core drilling program will consist of approximately 4,000 feet of drilling in two holes and will be testing the following:

•	the CSZ in the area of trench #1 and trench #6, which contained gold values of 180” of 0.041 opt (ounce per ton), including 30” of 0.204 opt) and 205” of 0.012 opt, including 75” of 0.021 opt., respectively

•	the contact of the sediments and volcanics where gold values up to 0.291 opt are found in silicified ribs and jasperoid outcrops exposed in the area of volcanic cover

The drilling will also aid in the identification of the local stratigraphy which presently is believed to be Devonian age Horse Canyon Formation and Devonian age Deny/Wenban, both of which host mineralization at Cortez Hills.

Financial Position and Liquidity

Operating cash flows

During the three months ended September 30, 2006, the company used $937,178 on net operating activities compared to $155,754 for the same period of the prior year. Although there was a decrease in the loss for the first quarter of fiscal 2007 as compared to fiscal 2006, during fiscal 2006 there was a non-cash inflow of $1,037,989 from deferred product inventory and during the current period there were no deferred product inventory costs recognized.

Investing activities

The Company expended $798,525 on investing activities during the three months ended September 30, 2006 as compared to $595,113 during the three months ended September 30, 2005. For the current fiscal period, the Company expended the entire amount on exploration properties and during the same period for the prior year all but $3,945 was expended on exploration properties.

Financing activities

During the three months ended September 30, 2006, the Company received $1,620,816 from net financing activities compared to $149,977 during the same period in the prior year. The Company received $1,621,403 through the exercise of stock options and share purchase warrants during the three months ended September 30, 2006 compared to $152,707 through the exercise of stock options and the receipt of funds for subscribed shares during the three months ended September 30, 2005. Share issue costs for the three months ended September 30, 2006 were $587 as compared to $2,730 for the same period in the prior year.

During the three months ended September 30, 2006, 175,000 common shares were issued pursuant to the exercise of stock options and 1,418,150 common shares were issued on the exercise of share purchase warrants. The stock options were exercised at weighted-average exercise price of $0.64 CDN per share for gross proceeds of $99, 635 ($111,500 CDN). The share purchase warrants were exercised at weighted-average exercise price of $1.20 CDN per share for gross proceeds of $1,521,768 ($1,701,780 CDN).

Cash resources and liquidity

As at September 30, 2006 the Company had cash and cash equivalents of $3,544,851 (June 30, 2006 — $3,659,738) and working capital of $3,485,061 (June 30, 2006 — $3,279,590). The increase in working capital of $205,471 is predominately due to a decrease of cash of $114,887, a decrease of accounts payable and accrued liabilities of $181,081 and an increase in product inventory of $95,143. The increase in the product inventory is due to the increase in unsold gold and silver dore.

As at September 30, 2006 the Company had 3,080,000 options outstanding entitling the holders to purchase common shares of the Company at prices from $0.53 CDN to $1.54 CDN with expiry dates from January 22, 2008 to June 1, 2016. The Company also had 12,700,000 warrants outstanding entitling the holders to purchase common shares of the Company between $0.50 CDN and $0.80 CDN that expire between December 14, 2007 and May 11, 2008.

The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the performance of the Magistral Gold Mine, which is currently in care and maintenance, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. The consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern.

The Magistral Gold Mine is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying a net smelter royalty of 3.5%. The royalty requirement is settled from current gold production.

The Company also has minimum lease payment requirements on some of its Nevada exploration properties. These payments are at the discretion of the Company as long as it wants to maintain its interest in the property.

Transactions with Related Parties

During the three months ended September 30, 2006, a total of $23,738 (2005 — $9,708) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At September 30, 2006, $4,248 (June 30, 2006 — $17,352) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the three months ended September 30, 2006, a total of $29,008 (2005 — $12,663) was charged by the Company for rent and common office costs. At September 30, 2006, $21,526 (June 30, 2006 — $Nil) was receivable from this company.

Financial Instruments and Other Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds, and accounts payable. The fair values of these financial instruments approximate their carrying values, due to their short-term nature.

Outstanding Share Data

As at November 28, 2006, the Company had the following items issued and outstanding:

•	70,565,171 common shares

•	3,080,000 common share purchase options with a weighted average exercise price of $1.01 CDN expiring at various dates until June 1, 2016

•	12,700,000 share purchase warrants at a weighted average price of $0.50 CDN expiring at between December 14, 2007 and May 11, 2008.

More information on the terms of the options and warrants are set out in Note 8 of the Company’s financial statements.

Outlook

Management continues to evaluate projects for potential merit and is assessing options that include the resumption of mining operations, the possible sale of the mine and joint ventures with other mining companies. The Company has plans to attend various national and international mining industry trade shows, which should provide the Company with additional opportunities in the precious metals sector for assessment.

Currently, at the Magistral Mine, there is no solution being pumped to the pads and process ponds are being cleaned. The equipment and facilities associated with the process are being emptied of all hazardous materials and they are being disposed of in accordance with permit and other governmental requirements. Through the end of 2006 these areas will be cleaned and maintenance performed to leave the facility in a condition that is environmentally-sound and will facilitate a rapid re-start if a decision to resume operations is made. All equipment, including mobile mine equipment remains on site and in excellent condition. The mine workforce stands at 28 employees as of mid-November 2006.

Exploration is ongoing in Nevada and Mexico. In Nevada, the budgeted 50,000 feet of drilling for the 2006 drilling program has recommenced as drilling is ongoing on the Cornerstone project. Further drilling will commence based on drill rig availability and weather conditions. In Mexico, drilling is ongoing in the Cobre Lomas area of the Rocio Trend and at the El Tule project.

Risk Factors

The Company is subject to financial and operational risks due to various factors outside of the control of the Company. Gold prices are affected by factors such as global supply and demand, expectations of the future rate of inflation, the strength of, and confidence in, the US dollar relative to other currencies, interest rates, and geopolitical events. Should the price of gold drop and the prices realized by the Company on gold sales were to decrease significantly and remain at such a level for any substantial period, the Company’s cash flow would be negatively affected.

The Company has limited financial resources, has no source of operating cash flow other than the Magistral Mine and has no assurance that additional funding will be available to it. The only source of additional financing for the Company is through the sale of equity securities or the optioning or joint venturing of its properties. Failure to obtain financing could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of the Company’s interest in such properties.

Although the Company has carefully prepared its gold reserve and resource estimates, no assurance can be given that the indicated mining and processing recoveries of gold from the estimated reserves will be realized over the life of the mine. The business of mining is generally subject to a number of risks including equipment failure, operational accidents, unstable ground conditions and severe weather.

The Company’s exploration work involves many risks and may be unsuccessful. Substantial expenditures are required to establish proven and probable reserves and to complete the related mine development. It may take several years from the initial phases of drilling until production is possible. As a result of these uncertainties, there is no assurance that current or future exploration programs will be successful and result in the expansion or replacement of current production with new reserves. The validity of mining claims can also be uncertain. Although the Company has attempted to acquire satisfactory title to its properties, some risk exists that some titles may be defective.

Additional Information

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of the Company’s securities, options to purchase securities and interests of insiders in material transactions are contained in the Company’s public filings. Recent filings include the 2006 Annual Report, an information circular dated for the annual general meeting of the Company held on December 6, 2005, the Company’s Annual Information Form dated October 24, 2006 and an information circular dated for the extraordinary general meeting of the shareholders on January 23, 2006 and the PAH Technical Report dated September 13, 2006. Copies of the Company’s filings are available at www.sedar.com.

Recent Canadian Accounting Pronouncements

Derivative Instruments

In April 2005, the Accounting Standards Board issued new accounting standards dealing with the recognition, measurement and disclosure of financial instruments, hedges and comprehensive income. These standards are applicable for fiscal years beginning on or after October 1, 2006. The Company is currently reviewing the impact of these new standards. These standards are as follows:

(i) Financial Instruments — Recognition and Measurement, Section 3855

This standard prescribes when a financial asset, financial liability or non-financial derivative is to be recognized on the balance sheet, whether fair value or cost-based measures are used and specifies how financial instrument gains and losses are to be presented.

(ii) Comprehensive Income, Section 1530

This standard introduces new rules for reporting and display of comprehensive income. Comprehensive income, which is currently reported under US GAAP, is the change in shareholders’ equity of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. These items include holding gains and losses on certain investments, gain and losses on certain derivative instruments and foreign currency gains and losses related to self — sustaining foreign operations (cumulative translation adjustment).

(iii) Hedges, Section 3865

This standard is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650 Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

Disclosure Controls and Procedures

Disclosure controls and procedures are designed to provide reasonable assurance that material information is gathered and reported to senior management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to permit timely decisions regarding public disclosure.

Management, including the Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures, as defined in Multilateral Instrument 52-109 — Certification of Disclosure in Issuer’s Annual and Interim Filings, are effective to ensure that information required to be disclosed in reports that are filed or submitted under Canadian securities legislation are recorded, processed, summarized and reported within the time period specified in those rules.

The following glossary has been taken from Nevada Pacific’s Annual Information Form for the fiscal year ended June 30, 2006, filed on October 20, 2006. The terms defined below and used in this Appendix do not apply to any other sections of this prospectus.

Glossary of Technical Terms

“alluvial”	Consisting of unconsolidated or poorly consolidated gravels

“anomaly”	A geological feature, especially in the subsurface, distinguished by geological, geophysical or geochemical means, which is different from the general surroundings and is often of potential economic value

“Au”	Gold

“breccia”	A coarse-grained clastic rock, composed of angular broken rock fragments

“carbonate”	A rock consisting of carbonate minerals, such as limestone or dolomite

“Carlin-style”	Mineralization related to deposit types found on the Carlin Trend, Nevada

“deposit”	A mineralized body which has been physically delineated by sufficient drilling, trenching, and/or underground work, and found to contain a sufficient average grade of metal or metals to warrant further exploration and/or development expenditures. Such a deposit does not qualify as a commercially mineable ore body or as containing reserves or ore, unless final, legal, technical and economic factors are resolved

“dissemination”	Said of a mineral deposit (esp. of metals) in which the desired minerals occur as scattered particles in the rock

“distal zonation”	Zonation of metals away from the source instrusive

“down-dip”	A direction downwards and parallel to the dip of a structure or rock unit

“EM survey”	An electro-magnetic survey

“fault”	A fracture or a fracture zone in crustal rocks along which there has been displacement of the two sides relative to one another parallel to the fracture. The displacement may be a few inches or many miles long

“flat quartz veins”	Quartz veins horizontal to the earth’s surface

“floating cones”	Used to determine the economics of a deposit, determines the economic value of the rock in the ground

“g/t”	Grams per metric tonne

“geophysical survey”	The use of one or more geophysical methods such as electrical, gravity or magnetic to determine the physical properties of the rock

“geotechnical drilling”	Drilling method used to help understand the engineering characteristics of the rock

“granodiorite”	A coarse grained rock intermediate in composition between a quartz diorite and a quartz monzonite

“Havallah Formation”	Pennsylvanian to Permian age rocks consisting of sandstone, limestone, cherts and quartzites found near Battle Mountain, Nevada

“hornfelsed”	Fine grained rock formed by contact metamorphism near an intrusive contact

“horst bounding faults”	Outward dipping faults that form an up-thrown block of rock

“hydrothermal”	Pertaining to the deposition or formation by magmatic hot water

“intervals”	A preset selection of units or subdivisions

“intrusive”	An igneous rock formed by magma

“IP survey”	An Induced Polarization geophysical survey

“jasperoid”	A dense, siliceous rock in which quartz has replaced the carbonate minerals of limestone or dolomite; a silicified limestone

“Jory member”	A coarse pebbly sandstone member of the Havallah Formation

“leach pad”	A pad onto which ore is placed for leaching by cyanide

“metallurgical testing”	Testing rock or ore for its mineral content

“mineralization”	The concentration of metals and their chemical compounds within a body of rock

“net smelter returns royalty”	A phrase used to describe a royalty payment made by a producer of metals based on gross metal production from a property, less deduction of certain limited costs including smelting, refining, transportation and insurance costs (often payable by delivery in kind of a percentage of the metal produced)

“opt”	Ounces per tonne

“ore”	A natural aggregate of one or more minerals which, at a specified time and place, may be mined and sold at a profit or from which some part may be profitably separated

“pathfinder elements”	A relatively mobile element that serves as an indicator or mineralization

“pediment”	The gravel covered portion between a mountain range and a valley

“pole-dipole”	An electronic array in which one current electrode is placed at infinity while one current electrode and two potential electrodes in close proximity are moved across the area to be tested

“porphyry”	An igneous rock of any composition that contains conspicuous phenocrysts in a fine-grained groundmass; a porphyritic igneous rock

“ppb”	Parts per billion

“ppm”	Parts per million

“quartzites”	Metamorphosed sandstone

“reverse circulation drilling”	The circulation of bit-coolant and cuttings-removal liquids, drilling fluid, mud, air or gas down the borehole outside the drill rods and upward inside the drill rods

“sedimentary”	Pertaining to or containing sediment; e.g., sedimentary deposit or a sedimentary complex

“silicification”	The introduction of, or replacement by, silica, generally resulting in the formation of fine-grained quartz, chalcedony, or opal, which may fill pores and replace existing minerals

“skarn”	Lime-bearing silicates, of any geological age, derived from nearly pure limestone and dolomite with the introduction of large amounts of Si, Al, Fe and Mg and usually formed near an intrusive contact. “Endoskarn” refers to skarns developed within the intrusive, “exoskarn” refers to skarns developed outside the intrusive contact

“stockwork”	A three dimensional network of closely spaced planar to irregular veinlets

“stopes”	An underground excavation formed by the extraction of ore

“strata”	A sheet like body or layer of sedimentary rock visually separable from other layers above and below

“sulfide”	A mineral compound characterized by the linkage of sulfur with a metal

“tailings”	The washed or milled portion of ore that is uneconomic

“VLF survey”	Very low frequency survey

“waste stripping”	The removal of waste rock in an open pit mine

Terms Relating to Mineral Reserves and Resources

The following terms used in this Appendix are Canadian mining terms defined in accordance with National Instrument 43-101 under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Mineral Reserves Definitions and Guidelines. The definitions of the terms mineral reserve, proven mineral reserve and probable mineral reserve under CIM standards are different than the definitions adopted by the SEC and applicable to U.S. companies filing reports with the SEC. It is the view of the SEC’s staff that:

•	A final or bankable feasibility study is required to meet the requirements to designate reserves.

•	A historic three year average price must be used in any reserve or cash flow analysis to designate reserves.

•	To qualify as a reserve, the primary environmental analysis should be submitted to governmental authorities.

In addition, while the terms mineral resource, measured mineral resource, indicated mineral resource, and inferred mineral resource are recognized and required to be reported by Canadian regulations, the SEC does not recognize these terms. Information contained in this Appendix concerning descriptions of mineralization, resources and reserves may not be comparable to similar information publicly reported by U.S. companies. Resources classified as indicated mineral resource and inferred mineral resource have an uncertain existence and are uncertain as to their economic and legal feasibility. You should not assume that any part or all of an inferred resource exists, or is economically mineable.

Mineral Reserve	The economically mineable part of a measured or indicated mineral resource demonstrated by a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that might occur when the material is mined.

Proven Mineral Reserve	The economically mineable part of a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Probable Mineral Reserve	The economically mineable part of an indicated, and in some circumstances, a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Mineral Resource	A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted form specific geological evidence and knowledge.

Measured Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Indicated Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

Inferred Mineral Resource	That part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

Preliminary Feasibility Study	A comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has determined, and includes a financial analysis based on reasonable assumptions of technical, engineering, legal, operating, and economic factors and evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve.

Metric Equivalents

The following formulas may be used to convert between metric equivalents:

Metric Measurement	U.S. Equivalent	Multiply Metric Figure by:

Hectares	Acres	2.471
Meters	Feet (ft.)	3.281
Kilometers (km)	Miles	0.621
Tonnes	Tons (2000 pounds)	1.102
Grams/tonne	Ounces (troy/tonne)	0.029

APPENDIX B — FINANCIAL STATEMENTS OF NEVADA PACIFIC

NEVADA PACIFIC GOLD LTD.
June 30, 2006, 2005 and 2004
Consolidated Financial Statements
(Expressed in US Dollars)

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING

The accompanying consolidated financial statements and the information contained in the management discussion and analysis have been prepared by the management of the Company. The financial statements have been prepared in accordance with Canadian generally accepted accounting principles and reconciled to United States generally accepted accounting principles as set out in note 17 and, where appropriate, reflect management’s best estimates based on currently available information. A system of internal accounting control is maintained to provide reasonable assurance that financial information is accurate and reliable.

The Company’s independent auditors, PricewaterhouseCoopers LLP, who have been appointed by the shareholders, conduct an audit in accordance with generally accepted auditing standards in Canada to allow them to express an opinion on the financial statements.

The Audit Committee of the Board of Directors meets periodically with management and the independent auditors to review the scope and results of the annual audit, and to review the financial statements and related reporting matters prior to submission to the Board.

/s/ David Hottman	/s/ W.R. (Bill) Franklin
David Hottman,	W. R. (Bill) Franklin,
President & Chief Executive Officer	Chief Financial Officer
September 28, 2006	September 28, 2006

Auditors’ Report

To the Directors of
Nevada Pacific Gold Ltd.

We have audited the consolidated balance sheets of Nevada Pacific Gold Ltd. (the “Company”) as at June 30, 2006 and 2005 and the consolidated statements of operations, deficit, cash flows and mineral property expenditures for each of the three years ended June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2006 and 2005 and the results of its operations and its cash flows for each of the three years ended June 30, 2006 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
September 28, 2006

Comments by the Auditors for U.S. Readers on Canadian-U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Reporting standards for auditors in the United States also require the addition of an explanatory paragraph when there is a change in accounting principle that has a material affect on the comparability of the Company’s financial statements, such as the change in accounting for stock based compensation described in note 2 to the financial statements. Our report to the directors dated September 28, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions and such changes in accounting policy in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
September 28, 2006

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED BALANCE SHEETS
As at June 30th

	2006	2005
	(Expressed in US Dollars)

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$957,251
Accounts receivable	180,697	273,165
Product inventory and stockpiled ore (Note 4)	109,074	4,112,633
Supplies inventory	285,152	414,366
Prepaid expenses	239,424	223,372

	4,474,085	5,980,787
Property, plant and equipment (Note 5)	13,306,314	13,388,954
Mineral properties (Note 6)	4,661,805	3,106,357
Reclamation bonds	96,363	93,228

	$22,538,567	$22,569,326

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$1,783,277

	1,194,495	1,783,277
Other liabilities	112,397	175,217
Asset retirement obligation (Note 7)	1,684,812	1,567,267

	1,797,209	1,742,484

SHAREHOLDERS’ EQUITY
Share capital (Note 8)	30,955,143	25,920,223
Contributed capital (Note 9)	1,490,594	1,001,674
Deficit	(12,898,874)	(7,878,332)

	19,546,863	19,043,565

	$22,538,567	$22,569,326

Nature of operations and Going Concern (Note 1)
Commitments (Note 15)
Subsequent Events (Note 18)

Approved by the Board:

/s/ Michael Beley	/s/ Gary Nordin

Michael Beley,	Gary Nordin,
Director	Director

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

GOLD SALES	$6,649,300	$5,175,235	$—

COST OF SALES	7,903,654	3,347,153	—
DEPRECIATION AND DEPLETION	734,618	727,815	—
ROYALTIES	381,572	262,197	—

	9,019,844	4,337,165	—

EARNINGS (LOSS) FROM MINING OPERATIONS	(2,370,544)	838,070	—

EXPENSES AND OTHER INCOME
General and administrative	1,944,511	2,084,400	1,538,190
Interest and financing costs	—	22,378	1,159
Stock-based compensation	611,572	559,963	39,120
Foreign exchange losses	36,904	115,796	117,226
Other income	(57,349)	(37,942)	(89,433)

	2,535,638	2,744,595	1,606,262

LOSS BEFORE THE UNDERNOTED ITEMS	4,906,182	1,906,525	1,606,262

Write-down of mineral properties	114,360	630,332	330,285
Gain on disposal of mining equipment	—	(155,199)	—
			—

LOSS FOR THE YEAR	$5,020,542	$2,381,658	$1,936,547

Basic and diluted loss per share	$0.08	$0.05	$0.06

Weighted average number of shares outstanding	60,304,369	51,295,350	30,305,758

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF DEFICIT
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

DEFICIT, Beginning of year
As previously reported	$7,878,332	$5,209,298	$3,272,751
Change in accounting policy (Note 2 — Stock Compensation)	—	287,376	—

As restated	7,878,332	5,496,674	3,272,751
Loss for the year	5,020,542	2,381,658	1,936,547

DEFICIT, End of year	$12,898,874	$7,878,332	$5,209,298

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period	$(5,020,542)	$(2,381,658)	$(1,936,547)
Items not affecting cash
Depreciation, depletion & amortization	758,435	750,867	15,978
Accretion of asset retirement obligation	117,545	44,540	—
Stock based compensation	611,572	559,963	39,120
Write-off of mineral properties	114,360	630,332	330,285
Gain on disposal of mining equipment	—	(155,199)	—
Severance expense	(27,820)	61,106	—

	(3,446,450)	(490,049)	(1,551,164)
Changes in non-cash working capital items (Note 12)	2,970,312	(4,357,410)	720,590

	(476,138)	(4,847,459)	(830,574)

INVESTING ACTIVITIES
Property, plant and equipment	(25,700)	(3,987,643)	(1,889,409)
Proceeds from disposal of equipment	—	200,199	—
Acquisition of Pangea Resources Inc (Note 3)	—	—	(4,323,753)
Reclamation bonds	(3,135)	(45,256)	(47,972)
Expenditures on mineral properties, net of recoveries	(1,704,808)	(1,321,555)	(1,223,327)

	(1,733,643)	(5,154,255)	(7,484,461)

FINANCING ACTIVITIES
Common shares issued:
On private placements	4,541,507	10,262,635	7,871,295
On warrant conversion	93,952	591,200	920,243
On option exercise	369,826	200,020	343,933
Share issue costs and finder’s fees	(93,017)	(692,741)	(310,303)

	4,912,268	10,361,114	8,825,168

INCREASE IN CASH AND CASH EQUIVALENTS	2,702,487	359,400	510,133
CASH AND CASH EQUIVALENTS, Beginning of year	957,251	597,851	87,718

CASH AND CASH EQUIVALENTS, End of year	$3,659,738	$957,251	$597,851

Supplementary information on non-cash transactions
Shares issued and applied to notes payable (Note 3)	$—	$500,000	$—
Warrants issued to Underwriter (Note 9)	$—	$131,020	$—

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF MINERAL PROPERTY EXPENDITURES
For the years ended June 30th

		South					Other
	Limousine	Carlin				Timber	Nevada	Mexican
	Butte	Project	Keystone	BMX	Cornerstone	Creek	Properties	Properties	Total
	(Expressed in US Dollars)

Total as at June 30, 2003	$473,912	$756,611	$117,277	$11,215	$—	$40,061	$88,016	$—	$1,487,092
Exploration salaries & wages	45,833	2,927	26,025	9,728	1,612	2,255	87,527	18,871	194,778
Land holding costs	45,900	7,864	52,434	97,306	10,049	37,547	82,836	86,398	420,334
Surveying	—	—	9,480	3,689	—	4,461	18,413	11,572	47,615
Environmental	225	—	14	2,847	—	—	16,430	—	19,516
Geology	3,952	190	2,119	34,949	23	677	135,474	35,035	212,419
Surface geochemistry	1,564	—	643	16,906	—	3,354	3,290	9,506	35,263
Geophysics	—	—	15,835	2,000	—	6,000	48,100	—	71,935
Road work & trenching	3,788	—	—	3,653	—	—	5,668	—	13,109
Drilling	153,386	—	—	126,218	—	—	264,776	—	544,380
Other	3,995	—	1,176	6,422	—	403	13,523	6,763	32,282

Total expenditures	258,643	10,981	107,726	303,718	11,684	54,697	676,037	168,145	1,591,631
Cost recoveries	—	—	—	(293,304)	—	—	—	—	(293,304)
Property write-offs	—	(245,196)	—	—	—	—	(85,089)	—	(330,285)

Total as at June 30, 2004	732,555	522,396	225,003	21,629	11,684	94,758	678,964	168,145	2,455,134
Exploration salaries & wages	10,650	—	14,734	2,855	40,824	14,825	155,136	23,964	262,988
Land holding costs	56,678	9,616	68,312	74,662	32,772	37,704	84,217	57,077	421,038
Surveying	—	—	4,028	6,145	11,638	7	23,980	6,728	52,526
Environmental	—	—	—	—	4	8	8,398	—	8,410
Geology	22	—	497	3,450	5,148	2,353	14,181	53,607	79,258
Surface geochemistry	—	—	4,446	—	27,893	—	11,666	81,382	125,387
Geophysics	—	—	—	—	—	3,350	52,550	57,736	113,636
Road work & trenching	—	—	—	—	—	—	23,169	61,627	84,796
Drilling	1,020	—	5,460	—	22	—	148,140	150,621	305,263
Other	—	—	—	—	—	—	—	40,100	40,100

Total expenditures	68,370	9,616	97,477	87,112	118,301	58,247	521,437	532,842	1,493,402
Cost recoveries	(56,500)	—	(78,720)	(76,627)	—	—	—	—	(211,847)
Property write-offs	—	—	—	—	—	—	(630,332)	—	(630,332)

Total as at June 30, 2005	744,425	532,012	243,760	32,114	129,985	153,005	570,069	700,987	3,106,357
Exploration salaries & wages	2,960	—	17,782	15,505	53,181	18,132	93,121	107,129	307,810
Land holding costs	—	9,639	20	80,587	43,009	48,151	58,234	207,803	447,443
Surveying	—	—	—	—	991	6,716	4,966	1,726	14,399
Geology	—	—	—	1,226	212	666	1,453	43,381	46,938
Surface geochemistry	—	—	—	—	2,199	—	3,962	55,230	61,391
Geophysics	—	—	—	—	—	5,300	18,950	5,524	29,774
Road work & trenching	—	—	—	9,110	31,880	7,200	222	21,207	69,619
Drilling	—	—	91,724	71,202	248,629	236,916	36,541	—	685,012
Other	—	—	—	—	—	—	—	19,042	19,042

Total expenditures	2,960	9,639	109,526	177,630	380,101	323,081	217,449	461,042	1,681,428
Cost recoveries	—	—	(11,620)	—	—	—	—	—	(11,620)
Property write-offs	—	(23)	—	—	—	—	(114,337)	—	(114,360)

Total as at June 30, 2006	$747,385	$541,628	$341,666	$209,744	$510,086	$476,086	$673,181	$1,162,029	$4,661,805

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30th 2006 and 2005
(expressed in US Dollars)

1.	Nature of Operations and Going Concern

Nevada Pacific Gold Ltd. (“the Company”) was incorporated under the laws of the Province of British Columbia. Its principal business activities consist of the production of gold and silver in Mexico and exploring for and developing gold and silver properties in Mexico and the western United States, primarily Nevada.

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. The Company has recorded losses from operations since its inception. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the future performance of the Magistral Gold Mine, which is currently in a leach only phase, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. Because of this uncertainty, there is substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern. Such adjustments could be material.

2.	Significant Accounting Policies

Basis of presentation and principles of consolidation

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“CDN GAAP”). The significant differences between those principles and those that would be applied under U.S. generally accepted accounting principles (“US GAAP”) are disclosed in Note 17.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Nevada Pacific Gold (US), Inc., Pangea Resources Inc. and Compania Minera Pangea, S.A. de C.V. All inter-company transactions and balances have been eliminated.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements. Significant estimates by management include the carrying value of property, plant and equipment, useful lives of such assets, reserves and resources, the asset retirement provision, future income tax valuation allowance, inventory valuation and stock-based compensation valuation assumptions. These estimates are reviewed and adjusted regularly to ensure that they are reasonable. The estimates may vary from actual results.

Property, plant and equipment

(a) Plant and equipment

Plant and equipment are depreciated over the estimated lives of the assets on a unit-of-production or straight-line basis as appropriate. Amortization of property, plant and equipment at the Magistral Gold Mine commenced upon commercial production on a unit-of-production basis.

(b) Mineral properties and deferred costs

The acquisition cost of mineral properties and related exploration and development costs, as well as directly attributable general and administrative support costs and salaries, are deferred. When a mineral property is sold,

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandoned, or deemed not to contain economic reserves, all costs are written-off. The amounts shown for mineral properties represent costs to date and do not necessarily reflect present or future values.

Deferred costs include operating costs, net of revenues, prior to the commencement of commercial production of the Magistral Gold Mine. Deferred costs are, upon commencement of commercial production, amortized over the estimated life of the ore body to which they relate, on a unit-of-production basis, or are written off if the property is abandoned or written down if there is considered to be a permanent impairment in value.

Asset retirement obligations

Effective July 1, 2004, the Company adopted CICA Handbook Section 3110 “Asset Retirement Obligations”. The accounting standard applies to future asset retirement requirements and requires that the fair value of liabilities for asset retirement obligations are recorded in the period in which they occur. The liability is accreted over time through periodic charges to earnings. The asset retirement cost is capitalized as part of the carrying value of the asset and is amortized over the useful life of the asset.

Cash and cash equivalents

The Company considers cash and cash equivalents to be cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less. Interest earned is recognized immediately in operations.

Inventories

Inventories include gold ore, stockpiled ore and supplies inventories. Gold poured, in transit and at refineries, is recorded at the lower of cost and net realizable value, stockpiled ore is valued at the lower of cost and net realizable value and includes amortization, depreciation and depletion and supplies inventory is carried at the lower of cost and replacement cost.

Revenue recognition

Revenue from the sale of metals is recognized in the accounts upon delivery of the product to the customer when title transfers and the rights and obligations of ownership pass to the buyer. Revenue from the sale of metals may be subject to adjustment upon final settlement of estimated metal prices, weights and assays.

Foreign currency translation

The Company and its subsidiaries are considered to be integrated foreign operations. Their financial statements and transaction amounts denominated in foreign currencies are translated into U.S. dollars as follows:

•	monetary items are translated at the rate of exchange in effect at the balance sheet date,

•	non-monetary items are translated at the historical exchange rates,

•	revenue and expense items are translated at the average rate for the period, except for items for which amortization is charged, and

•	foreign currency translation gains and losses are included in operations.

Income taxes

The Company follows the liability method of accounting for income taxes. Using this method, income tax liabilities and assets are recognized for the estimated tax consequences attributable to differences between the amounts reported in the financial statements of the Company and their respective tax bases, using substantively enacted income tax rates. The effect of a change in income tax rates on future tax liabilities and assets is recognized

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in income in the period in which the change occurs. A future income tax asset is recorded when the probability of the realization is more likely than not.

Stock based compensation

Effective July 1, 2004, the Company adopted provisions of CICA Handbook Section 3870 on “Stock-Based Compensation and Other Stock-Based Payments”. The Company is required to employ the fair value method of accounting for all stock based awards. The Company has applied the new provisions retroactively, without restatement. The Company recorded a cumulative increase to deficit and a corresponding increase to contributed capital of $287,376 on July 1, 2004 with respect to stock options granted during the years ended June 30, 2003 and 2004.

Loss per share

Loss per share is calculated using the weighted-average number of shares outstanding during the year. The Company follows the “treasury stock” method in its calculation of diluted earnings per share.

Variable interest entities

Effective January 1, 2005, the Company has adopted CICA Accounting Guideline 15, “Consolidation of Variable Interest Entities” (AcG-15). The new standard provides guidance on the application of consolidation principles to certain entities that are subject to control on a basis other than ownership of voting rights. The adoption of this guideline did not have any impact on the consolidated financial statements of the Company.

3.	Acquisition of Pangea Resources Inc.

On February 2, 2004, the Company acquired all of the outstanding shares of Pangea Resources Inc. (“Pangea”) whereby the Company acquired 100% of the Magistral Gold Mine and related assets beneficially owned by Compania Minera Pangea S.A. de C.V. (“Minera Pangea”) in Mexico, a wholly owned subsidiary of Pangea. Under the purchase agreement, the Company acquired Pangea for $4,000,000 cash and 2,000,000 common shares of the Company with an estimated fair value of $1.00 CDN per share with a further $3,000,000 note payable due on or before August 2, 2004. A general security agreement was put in place on the assets of the Company. The Company incurred acquisition costs of $370,699. The acquisition has been accounted for using the purchase method.

During the year ended June 30, 2005 the Company’s $3,000,000 note payable was settled by the payment of $2,522,116, including $22,116 in accrued interest, and the issuance of 669,485 shares of the Company, valued at $500,000. All security granted by the Company has been returned to the Company.

Management does not consider that the Magistral Gold Mine was operating at commercial levels at the time the mine was acquired. Prior to commercial production, effective January 1, 2005, pre-production expenditures, net of revenue, were capitalized to property. Included in the liabilities assumed on the purchase is an estimated tax liability for the Magistral Gold Mine of $600,000, which is included in accounts payable and accrued liabilities. There is a degree of uncertainty associated with the measurement of this estimated Mexican tax liability. This amount may change as a result of the resolution of certain Mexican tax issues arising from the acquisition.

4.	Product inventory and stockpiled ore

	June 30	June 30
	2006	2005

Stockpiled ore	$—	$3,788,972
Gold ore	109,074	323,661

	$109,074	$4,112,633

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Property, plant and equipment

	June 30	June 30	June 30
	2006	2005	2004

Magistral Gold Mine
Plant and equipment	$2,760,526	$2,760,526	$1,841,972
Property and deferred costs	10,245,081	10,240,243	7,172,689
Asset retirement obligation asset	1,477,593	1,477,593	1,477,593
Accumulated amortization and depletion	(1,220,546)	(1,136,023)	—

	13,262,654	13,342,339	10,492,254

Other equipment	136,776	115,914	114,245
Accumulated amortization	(93,116)	(69,299)	(46,247)

	43,660	46,615	67,998

	$13,306,314	$13,388,954	$10,560,252

6.	Mineral Properties

Limousine Butte

The Limousine Butte property is located northwest of Ely, Nevada in White Pine County, and was staked by the Company such that the Company controls the mineral rights to the property. The property is subject to a sliding scale net smelter return royalty of 1.5% to 2.5% on all production from the property, with an advance payment of $1,000,000 to be made at the commencement of commercial production and to be credited against future royalty payments.

On September 7, 2004, the Company signed a binding letter agreement with Placer Dome U.S. Inc. (“Placer Dome”), a wholly owned subsidiary of Placer Dome Inc., whereby Placer Dome had the right to earn a 60% interest in the Company’s Limousine Butte project by spending $4,000,000 on exploration over a five-year period. On April 26, 2006 the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

South Carlin Project

The Company’s principal interest in the South Carlin project is the Woodruff Creek property. The Woodruff Creek property is located within Elko County, Nevada. In January 2001, the Company completed its acquisition of a 100% interest in the property from Kennecott Exploration Company (“Kennecott”) by incurring over $500,000 in exploration expenditures over a four-year period and by paying $50,000 to Kennecott. Kennecott retains an uncapped 1% net smelter return royalty on the project.

Keystone

The Company acquired the Keystone project in Nevada through staking and the purchase of two patented claims in 1999 and expanded the property in 2002 through the staking of 109 unpatented mining claims.

On September 7, 2004, the Company signed a binding letter agreement with Placer Dome, whereby Placer Dome had the right to earn a 60% interest in the Company’s Keystone project by spending $5,000,000 on exploration over a five-year period. On April 26, 2006 the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

BMX

During the year ended June 30, 2003, the Company acquired mineral rights to the Battle Mountain (BMX) project. The project has been staked by the Company, through the location of unpatented Federal lode mining claims and is 100% owned by the Company.

On November 27, 2002, the Company signed a binding letter of agreement with Placer Dome whereby Placer Dome had the right to earn a 60% interest in the BMX project by paying the Company $200,000 on signing and expending $4,000,000 on exploration on the project over a five-year period. On October 21, 2005, the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

Bluebird Gold Property

The Bluebird property lies within the area of interest of the Company’s BMX project. On April 30, 2003, the Company signed a 10-year mining lease agreement with exploration rights with the owner of the Bluebird property. The lease is renewable in 5-year increments with the owner retaining a 3% net smelter return. The property is located at the northern end of the Battle Mountain Trend, Lander County, Nevada and consists of 10 unpatented mining claims. The Company can purchase 1.5% of the net smelter return at any time for $500,000 per percentage point. Advanced annual royalties are payable to the owners of $10,000 per year for the first nine years and $25,000 per year for subsequent years.

Cornerstone (Pat Canyon)

In May 2004, the Company signed a 10-year renewable mining lease agreement to acquire the exploration rights to the Cornerstone property, which is located less than three miles east of the Company’s Keystone project in Eureka County, Nevada and consists of 106 mineral claims. The owners retain a 3-4% sliding scale gross production royalty and advanced royalties payable to the owners were $10,000 on signing of the lease. This amount increases annually to a maximum of $50,000 per year over the term of the lease.

7.	Asset retirement obligation

	2006	2005	2004

Asset retirement obligation — beginning of year	$1,567,267	$1,477,593	$—
Obligations incurred during the year	—	—	1,477,593
Accretion expense	117,545	89,674	—

Asset retirement obligation — end of year	$1,684,812	$1,567,267	$1,477,593

The Company’s asset retirement obligation arises from it obligations for site reclamation and remediation in connection with the Magistral Gold Mine. Under Mexican regulations no deposits are required to secure these obligations.

The total undiscounted asset retirement obligation is $2,332,864, which is expected to be expended in 2013. In determining the carrying value of the asset retirement obligation, the Company has assumed a credit-adjusted risk-free rate of 7.5% and an inflation rate of 2.75%.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Share capital

Authorized

Unlimited Preferred Shares without par value, with rights to be determined upon issue Unlimited Common Shares without par value

Issued and Outstanding	Number of Shares	Amount

Balance as at June 30, 2003	20,142,503	$4,857,823
Private Placements	13,821,352	7,849,847
On acquisition of Pangea Resources Inc.	2,000,000	1,491,333
On exercise of warrants	2,394,998	920,243
On exercise of options	775,000	343,933
Finder’s fee	80,000	21,448
Share issue costs	—	(310,303)

Balance as at June 30, 2004	39,213,853	$15,174,324
Private Placements	5,533,655	4,091,285
Underwritten offering	7,586,712	6,171,350
Issued for payment on note payable	669,485	500,000
On exercise of warrants	1,723,801	591,200
On exercise of options	715,000	200,020
Fair value of options exercised	—	15,805
Finder’s fee	—	(681,734)
Share issue costs	—	(142,027)

Balance as at June 30, 2005	55,442,506	$25,920,223
Private Placement — (i)	12,500,000	4,431,286
Private Placement — (ii)	200,000	110,221
On exercise of warrants	89,515	93,952
On exercise of options	740,000	369,826
Fair value of options exercised	—	122,652
Share issue costs	—	(93,017)

Balance as at June 30, 2006	68,972,021	$30,955,143

(i)	On December 9, 2005, the Company announced that it had entered into an agreement with Mr. Robert McEwen to issue 12,500,000 units at a price of $0.40 CDN per unit for aggregate proceeds of $5,000,000 CDN. Each unit consisted of one common share and one common share purchase warrant with each warrant exercisable to acquire one common share of the Company at an exercise price of $0.50 CDN for a term of two years. As a result of the private placement, Mr. McEwen holds approximately 18.2% of the outstanding shares of the Company and, in event of the exercise of all the warrants, Mr. McEwen will hold approximately 30.8% of the outstanding common shares of the Company. In accordance with the rules of the TSX Venture Exchange, as this constitutes a “change in control”, the placement closed in two tranches. The first tranche, consisting of 6,921,213 units was completed on December 14, 2005. The second tranche for the balance of the units was conditional upon receiving shareholder approval. The Company called an extraordinary general meeting of the shareholders on January 23, 2006 and the shareholders approved the transaction, which was completed on May 11, 2006. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees are payable on this placement.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(ii)	On January 13, 2006, the Company issued 200,000 units to an officer of the Company. Each unit was issued at a price of $0.64 CDN for gross proceeds of $128,000 CDN. Each unit is comprised of one common share of the Company and one share purchase warrant with each purchase warrant entitling the holder to purchase one common share of the Company at $0.80 CDN until January 13, 2008. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees were paid on this issue.

Stock options

The Company has a stock option plan (the “Stock Option Plan”) which provides for equity participation in the Company by its directors, officers, employees and consultants through the acquisition of common shares pursuant to the grant of options to purchase common shares. The maximum aggregate number of common shares to be reserved and authorized, to be issued pursuant to options granted under the Stock Option Plan is 5,496,000 common shares.

The exercise price for options granted under the Stock Option Plan is determined by committee upon grant provided the price is not less than the closing trading price on the day immediately preceding the date of grant, less any discounts permitted by the TSX Venture Exchange or such other stock exchange on which the common shares are listed. Options granted under the Stock Option Plan are subject to a minimum one year vesting schedule whereby 25% of each option will vest on each of the three month anniversaries of the date of grant, up to and including the end of the first year after such grant, or such other more restrictive vesting schedule as the administrator of the Stock Option Plan may determine. Options are non-assignable and are exercisable for a period of up to five years from the date the option is granted, or up to ten years from the date of grant if permitted by applicable stock exchanges, subject to earlier termination after certain events such as the optionee’s cessation of service to the Company or death.

The Company accounts for its grants in accordance with the fair value method of accounting for stock-based compensation. For the year ended June 30, 2006, the Company recognized $611,572 in stock based compensation for employees, directors and consultants. For the year ended June 30, 2005, the company recognized $559,963 in stock based compensation for employees, directors and consultants. For the year ended June 30, 2004, the company recognized $39,120 in stock based compensation for consultants. As permitted by Canadian generally accepted accounting principles, the Company did not use the fair value method of accounting for stock options granted to employees and directors for the year ended June 30, 2004. Had the Company followed the fair value method of accounting, the Company would have recorded a compensation expense of $278,002 in respect of its employee and director stock options.

Pro forma earnings for 2004 determined under the fair value method of accounting for stock options are as follows:

2004

Loss for the year as reported	$1,936,547
Stock option expense	278,002

Pro forma net loss	$2,214,549

Loss per share — basic and diluted
As reported	$0.06
Pro forma	$0.07

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of the options granted has been calculated using the Black-Scholes option-pricing model, based on the following assumptions:

	2006	2005	2004

Risk free interest rate	3.4 to 4%	4%	4%
Expected life	1 to 3 years	1 to 3 years	3 years
Expected volatility	55% to 77%	55% to 77%	85% to 97%
Dividend yield rate	nil	nil	nil

Option-pricing models require the input of highly subjective assumptions regarding the expected volatility and expected life. Changes in assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options at the date of grant.

A summary of changes to stock options during the period are as follows:

	June 30, 2006		June 30, 2005		June 30, 2004
		Weighted-		Weighted-		Weighted-
	Number	Average	Number	Average	Number	Average
	of Shares	Exercise Price	of Shares	Exercise Price	of Shares	Exercise Price

Outstanding at beginning of year	3,328,500	$0.86 CDN	2,965,000	$0.69 CDN	1,925,000	$0.43 CDN
Granted(i) (ii) (iii)	1,712,500	$1.05 CDN	1,223,500	$1.00 CDN	1,825,000	$0.91 CDN
Exercised	(740,000)	$0.57 CDN	(715,000)	$0.34 CDN	(775,000)	$0.58 CDN
Forfeited	(461,000)	$0.94 CDN	(145,000)	$1.01 CDN	(10,000)	$0.61 CDN

Outstanding at end of the year	3,840,000	$0.99 CDN	3,328,500	$0.86 CDN	2,965,000	$0.69 CDN

Options exercisable at the end of the year	2,263,750	$0.95 CDN	1,782,125	$0.74 CDN	1,355,000	$0.38 CDN

(i)	On August 30, 2005 the Company granted to consultants 50,000 stock options with an exercise price of $0.80 CDN. These options have a term of one year and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.16 per option at grant date.

(ii)	On March 2, 2006 the Company granted to directors, employees and consultants 1,462,500 stock options with an exercise price of $0.99 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.45 per option at grant date.

(iii)	On June 1, 2006 the Company granted to a director 200,000 stock options with an exercise price of $1.54 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.66 per option at grant date.

Stock options outstanding as at June 30, 2006 are as follows:

		Weighted-	Weighted-
	Number	Average	Average
	Outstanding	Life Remaining	Exercise Price
Range of Exercise Prices ($)	at June 30, 2006	(Years)	($)

0.53 - 1.00 CDN	3,095,000	7.59	0.90 CDN
1.01 - 1.54 CDN	745,000	8.28	1.36 CDN

Total	3,840,000	7.72	0.99 CDN

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

A summary of changes to warrants during the period are as follows:

	June 30, 2006		June 30, 2005		June 30, 2004
		Weighted-		Weighted-		Weighted-
	Number	Average	Number	Average	Number	Average
	of Warrants	Exercise Price	of Warrants	Exercise Price	of Warrants	Exercise Price

Outstanding at beginning of the year	6,420,841	$1.19 CDN	5,255,676	$1.05 CDN	699,998	$0.65 CDN
Granted	12,700,000	$0.50 CDN	6,420,841	$1.19 CDN	6,950,676	$0.91 CDN
Exercised	(89,515)	$1.20 CDN	(1,723,801)	$0.45 CDN	(2,394,998)	$0.51 CDN
Expired	(4,324,426)	$1.18 CDN	(3,531,875)	$1.35 CDN	—	—

Outstanding at end of the year	14,706,900	$0.60 CDN	6,420,841	$1.19 CDN	5,255,676	$1.05 CDN

Share purchase warrants outstanding at June 30, 2006 were as follows:

Number	Exercise Price	Expiry Date

1,874,400	$1.20 CDN	August 17, 2006 (iv)
132,500	$1.20 CDN	September 22, 2006 (iv)
6,921,213	$0.50 CDN	December 14, 2007
200,000	$0.80 CDN	January 13, 2008
5,578,787	$0.50 CDN	May 11, 2008

14,706,900

(iv)	On August 9, 2005 these warrants were extended by an additional twelve months. The original expiry date for the 1,936,900 warrants was August 17, 2005 and for the 159,515 was September 22, 2005. (See note 18)

9.	Contributed capital

	2006	2005	2004

Contributed capital — beginning of year	$1,001,674	$39,120	$—
Retained earning adjustment (See Note 2)	—	287,376	—
Fair value of share purchase options vesting during year	611,572	559,963	39,120
Fair value of underwriter’s warrants issued during year	—	131,020	—
Fair value of share purchase options exercised during year	(122,652)	(15,805)	—

Contributed capital — end of year	$1,490,594	$1,001,674	$39,120

10.	Related party transactions

Payments to related parties were made in the normal course of operations and were valued at fair value as determined by management. Amounts due to or from related parties are unsecured, non-interest bearing and due on demand.

During the year ended June 30, 2006, a total of $149,730 (2005 — $129,055, 2004 — $129,952) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At June 30, 2006, $17,352 (2005 — $5,112, 2004 — $32,345) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the year ended June 30, 2006, a total of $60,340 (2005 — $47,781, 2004 —

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$14,350) was charged by the Company for rent and common office costs. At June 30, 2006, $Nil (2005 — $4,425, 2004 — $13,804) was receivable from this company.

11.	Financial Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds and accounts payable. The fair values of these financial instruments approximate their carrying values due to their relatively short periods to maturity.

12.	Supplemental cash flow information

	2006	2005	2004

Changes in non-cash working capital
Accounts receivable	$92,468	$238,376	$90,069
Product inventory and stockpiled ore	3,353,464	(1,452,205)	(139,417)
Supplies inventory	129,214	(218,344)	(21,709)
Prepaid expenses	(16,052)	2,655	(184,570)
Accounts payable and accrued liabilities	(588,782)	(427,892)	976,217
Note payable	—	(2,500,000)	—

	$2,970,312	$(4,357,410)	$720,590

13.	Segmented information

The Company has reportable segments in three geographic areas: gold mining operations and exploration in Mexico, exploration and development in the United States and corporate in Canada. Gold mining operations consist of the Magistral Gold Mine in Mexico, acquired on February 2, 2004, which commenced commercial production on January 1, 2005.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Gold Mining
	Corporate	Exploration	& Exploration
	(Canada)	(U. S.)	(Mexico)	Total
	($)	($)	($)	($)

Property, plant and equipment
June 30, 2006	29,610	14,050	13,262,654	13,306,314
June 30, 2005	38,590	8,025	13,342,339	13,388,954
June 30, 2004	56,203	11,795	10,492,254	10,560,252
Property, plant and equipment:
expenditures
June 30, 2006	9,492	11,370	4,838	25,700
June 30, 2005	769	900	3,985,974	3,987,643
June 30, 2004	61,125	11,458	10,492,254	10,564,837
Mineral Properties
June 30, 2006	—	3,499,776	1,162,029	4,661,805
June 30, 2005	—	2,405,370	700,987	3,106,357
June 30, 2004	—	2,286,989	168,145	2,455,134
Mineral Properties: expenditures
June 30, 2006	—	1,243,766	461,042	1,704,808
June 30, 2005	—	788,713	532,842	1,321,555
June 30, 2004	—	1,055,182	168,145	1,223,327
Net income (loss) for the year ended
June 30, 2006	(2,327,532)	(314,215)	(2,378,795)	(5,020,542)
June 30, 2005	(2,529,225)	(834,873)	982,440	(2,381,658)
June 30, 2004	(1,475,170)	(461,377)	—	(1,936,547)
Gold revenues for the year ended
June 30, 2006	—	—	6,649,300	6,649,300
June 30, 2005	—	—	5,175,235	5,175,235
June 30, 2004	—	—	—	—
Depreciation, depletion and amortization for the year ended
June 30, 2006	18,472	5,345	734,618	758,435
June 30, 2005	18,382	4,670	1,136,023	1,159,075
June 30, 2004	12,633	3,345	—	15,978

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2006	2005	2004

Loss before income taxes	$(5,020,542)	$(2,381,658)	$(1,936,547)
Canadian federal and provincial income tax rates	34.12%	35.62%	37.62%

Expected income taxes (recovery)	(1,713,009)	(848,347)	(728,529)
Non-deductible (deductible) expenses for tax purposes	571,904	291,156	20,438
Foreign exchange	(32,940)	109,249	84,417
Foreign income subject to different tax rates	6,880	(50,656)	(12,099)
Valuation allowance	1,167,165	498,598	635,773

Income tax expense	$—	$—	$—

Future income taxes arise from temporary difference in the recognition of income and expenses for financial reporting and tax purposes. The significant components of the future income tax assets and liabilities are as follows.

	2006	2005	2004

Future income tax assets
Tax losses	$8,344,447	$6,763,379	$4,550,213
Mineral property expenditures	240,561	176,871	149,388
Other temporary differences	474,112	243,850	65,372

Future income tax assets before valuation allowance	8,922,607	7,184,100	4,764,973
Less: valuation allowance	(8,922,607)	(7,184,100)	(4,764,973)

Net future income tax assets	$—	$—	$—

The Company has estimated tax losses available for Canadian income tax purposes of approximately $7,551447, which expire between 2007 and 2026, $6,310,330 for U.S. tax purposes that expire between 2012 and 2021 and $13,065,607 for Mexican tax purposes that expire between 2006 and 2015.

15.	Commitments

The Company has obligations under operating leases for its corporate offices. Future minimum lease payments for non-cancellable leases with initial or remaining lease terms in excess on one year at June 30, 2006 for the fiscal years ended June 30 are:

2007 — $101,822
2008 — $67,881

The Magistral Gold Mine production is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying net smelter royalties at 3.5%. As at June 30, 2006 the life of mine production is not anticipated to exceed 380,000 ounces.

16.	Environmental

The Company’s mining and exploration activities are subject to various federal, provincial and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company conducts its operations so as to protect public health and the environment and believes its operations are materially in compliance with all applicable laws and regulations. The

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company has made, and expects to make in the future, expenditures to comply with such laws and regulations. The ultimate amount of reclamation and other future site restoration costs to be incurred for existing mining interests is uncertain.

17.	Differences Between Canadian and United States Generally Accepted Accounting Principles

The Company prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“CDN GAAP”) which differ in certain respects from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with United States generally accepted accounting principles (“US GAAP”).

Applying US GAAP, the consolidated balance sheet at June 30, 2006 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$		$3,659,738
Accounts receivable	180,697			180,697
Product inventory and stockpiled ore	109,074			109,074
Supplies inventory	285,152			285,152
Prepaid expenses	239,424			239,424

	4,474,085		—	4,474,085
Property, plant and equipment[a]	13,306,314		(4,657,846)	8,648,468
Mineral properties[a]	4,661,805		(4,661,805)	—
Reclamation bonds	96,363			96,363

	$22,538,567		$(9,319,651)	$13,218,916

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$		$1,194,495

	1,194,495			1,194,495

Other liabilities	112,397			112,397
Asset retirement obligation	1,684,812			1,684,812

	1,797,209		—	1,797,209

SHAREHOLDERS’ EQUITY
Share Capital	30,955,143			30,955,143
Contributed capital[b]	1,490,594		(287,376)	1,203,218
Deficit[a][b]	(12,898,874)		(9,032,275)	(21,931,149)

	19,546,863		(9,319,651)	10,227,212

	$22,538,567		$(9,319,651)	$13,218,916

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Applying US GAAP, the consolidated balance sheet at June 30, 2005 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$957,251	$		$957,251
Accounts receivable	273,165			273,165
Product inventory and stockpiled ore[a]	4,112,633		(154,743)	3,957,890
Supplies inventory	414,366			414,366
Prepaid expenses	223,372			223,372

	5,980,787		(154,743)	5,826,044
Property, plant and equipment[a]	13,388,954		(4,684,518)	8,704,436
Mineral properties[a]	3,106,357		(3,106,357)	—
Reclamation bonds	93,228			93,228

	$22,569,326		$(7,945,618)	$14,623,708

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,783,277	$		$1,783,277

	1,783,277		—	1,783,277

Other liabilities	175,217			175,217
Asset retirement obligation	1,567,267			1,567,267

	1,742,484		—	1,742,484

SHAREHOLDERS’ EQUITY
Share Capital	25,920,223			25,920,223
Contributed capital[b]	1,001,674		(287,376)	714,298
Deficit[a][b]	(7,878,332)		(7,658,242)	(15,536,574)

	19,043,565		(7,945,618)	11,097,947

	$22,569,326		$(7,945,618)	$14,623,708

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2006 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$6,649,300	$—	$6,649,300

COST OF SALES[a]	7,903,654	55,251	7,958,905
DEPRECIATION AND DEPLETION[a]	734,618	(236,666)	497,952
ROYALTIES[a]	381,572	—	381,572

	9,019,844	(181,415)	8,838,429

LOSS FROM MINING OPERATIONS	(2,370,544)	(181,415)	(2,189,129)

EXPENSES AND OTHER INCOME
General and administrative	1,944,511		1,944,511
Interest and financing costs	—		—
Stock-based compensation	611,572		611,572
Foreign exchange losses	36,904		36,904
Other income	(57,349)		(57,349)
Write-down of mineral properties[a]	114,360	(114,360)	—
Exploration cost[a]	—	1,669,808	1,669,808

	2,649,998	1,555,448	4,205,446

LOSS FOR THE YEAR	$5,020,542	$1,374,033	$6,394,575

Basic and diluted loss per share	$0.08		$0.11
Weighted average number of common shares outstanding	60,304,369		60,304,369

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2005 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$5,175,235	$2,915,992	$8,091,227

COST OF SALES[a]	3,347,153	6,582,479	9,929,632
DEPRECIATION AND DEPLETION [a]	727,815	149,657	877,472
ROYALTIES[a]	262,197	264,729	526,926

GAIN ON DISPOSAL OF MINING EQUIPMENT	—	(155,199)	(155,199)

	4,337,165	6,841,666	11,178,830

EARNINGS (LOSS) FROM MINING OPERATIONS	838,070	(3,925,674)	(3,087,604)

EXPENSES AND OTHER INCOME
General and administrative	2,084,400		2,084,400
Interest and financing costs	22,378		22,378
Stock-based compensation	559,963		559,963
Foreign exchange losses	115,796		115,796
Other income	(37,942)		(37,942)
Write-down of mineral properties[a]	630,332	(630,332)	—
Exploration cost[a]	—	1,281,555	1,281,555
Gain on disposal of mining equipment	(155,199)	155,199

	3,219,728	806,422	4,206,150

LOSS FOR THE YEAR	$2,381,658	$4,732,096	$7,113,754

Basic and diluted loss per share	$0.05		$0.14
Weighted average number of common shares outstanding	51,295,350		51,295,350

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2004 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$—	$2,654,492	$2,654,492

COST OF SALES[a]	—	3,145,048	3,145,048
DEPRECIATION AND DEPLETION[a]	—	202,809	202,809
ROYALTIES[a]	—	65,023	65,023

	—	3,412,880	3,412,880

LOSS FROM MINING OPERATIONS	—	(758,388)	(758,388)

EXPENSES AND OTHER INCOME
General and administrative	1,538,190		1,538,190
Interest and financing costs	1,159		1,159
Stock-based compensation	39,120		39,120
Foreign exchange losses	117,226		117,226
Other income	(89,433)		(89,433)
Write-down of mineral properties[a]	330,285	(330,285)	—
Exploration cost[a]	—	1,298,327	1,298,327

	1,936,547	968,042	2,904,589

LOSS FOR THE YEAR	$1,936,547	$1,726,430	$3,662,977

Basic and diluted loss per share	$0.06		$0.12
Weighted average number of common shares outstanding	30,305,758		30,305,758

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the year ended June 30, 2006 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(5,020,542)	$(1,374,033)	$(6,394,575)
Items not affecting cash
Depreciation, depletion & amortization[a]	758,435	(236,666)	521,769
Accretion of asset retirement obligation[a]	117,545		117,545
Stock based compensation	611,572		611,572
Write-off of mineral properties[a]	114,360	(149,360)	(35,000)
Severance expenses	(27,820)		(27,820)
Changes in non-cash working capital items[a]	2,970,312	55,251	3,025,563

	(476,138)	(1,704,808)	(2,180,946)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(25,700)	—	(25,700)
Proceeds from disposal of equipment	—		—
Reclamation deposits	(3,135)		(3,135)
Expenditures on mineral properties, net of recoveries[a]	(1,704,808)	1,704,808	—

	(1,733,643)	1,704,808	(28,835)

FINANCING ACTIVITIES
Common shares issued:
On private placements	4,541,507		4,541,507
On warrant conversion	93,952		93,952
On option exercise	369,826		369,826
Share issue costs and finder’s fees	(93,017)		(93,017)

	4,912,268	—	4,912,268

INCREASE IN CASH AND CASH EQUIVALENTS	2,702,487	—	2,702,487

CASH AND CASH EQUIVALENTS, beginning of year	957,251		957,251
CASH AND CASH EQUIVALENTS, end of year	$3,659,738	$—	$3,659,738

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the year ended June 30, 2005 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(2,381,658)	$(4,732,096)	$(7,113,754)
Items not affecting cash
Depreciation, depletion & amortization[a]	750,867	149,657	900,524
Accretion of asset retirement obligation[a]	44,540	45,134	89,674
Stock based compensation	559,963		559,963
Write-off of mineral properties[a]	630,332	(670,332)	(40,000)
Gain on disposal of property, plant & equipment	(155,199)		(155,199)
Severance expenses	61,106		61,106
Changes in non-cash working capital items[a]	(4,357,410)	872,580	(3,484,830)

	(4,847,459)	(4,335,057)	(9,182,516)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(3,987,643)	3,013,502	(974,141)
Proceeds from disposal of equipment	200,199		200,199
Reclamation deposits	(45,256)		(45,256)
Expenditures on mineral properties, net of recoveries[a]	(1,321,555)	1,321,555	—

	(5,154,255)	4,335,057	(819,198)

FINANCING ACTIVITIES
Common shares issued:
On private placements	10,262,635		10,262,635
On warrant conversion	591,200		591,200
On option exercise	200,020		200,020
Share issue costs and finder’s fees	(692,741)		(692,741)

	10,361,114	—	10,361,114

INCREASE IN CASH AND CASH EQUIVALENTS	359,400	—	359,400

CASH AND CASH EQUIVALENTS, beginning of year	597,851		597,851
CASH AND CASH EQUIVALENTS, end of year	$957,251	$—	$957,251

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAPP and US GAAP on the Company’s cash flow for the year ended June 30, 2004 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(1,936,547)	$(1,726,430)	$(3,662,977)
Items not affecting cash
Depreciation, depletion & amortization[a]	15,978	202,809	218,787
Stock based compensation	39,120		39,120
Write-off of mineral properties[a]	330,285	(255,285)	75,000
Severance expenses[a]		17,478	17,478
Changes in non-cash working capital items[a]	720,590	(964,479)	(243,889)

	(830,574)	(2,725,907)	(3,556,481)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(1,889,409)	1,502,580	(386,829)
Acquisition of Pangea Resources Inc.	(4,323,753)		(4,323,753)
Reclamation deposits	(47,972)		(47,972)
Expenditures on mineral properties, net of recoveries[a]	(1,223,327)	1,223,327	—

	(7,484,461)	2,725,907	(4,758,554)

FINANCING ACTIVITIES
Common shares issued:
On private placements	7,871,295		7,871,295
On warrant conversion	920,243		920,243
On option exercise	343,933		343,933
Share issue costs and finder’s fees	(310,303)		(310,303)

	8,825,168	—	8,825,168

INCREASE IN CASH AND CASH EQUIVALENTS	510,133	—	510,133

CASH AND CASH EQUIVALENTS, beginning of year	87,718		87,718
CASH AND CASH EQUIVALENTS, end of year	$597,851	$—	$597,851

[a] Property, plant and equipment/Mineral properties

(i) Under US GAAP, mineral properties and exploration costs related to mineral properties for which commercial feasibility has not yet been established are expensed as incurred. Under CDN GAAP, exploration expenditures may be capitalized as incurred.

(ii) For mineral properties where commercial feasibility has been established, under US GAAP, start-up costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-up Activities.

Under CDN GAAP, these start-up costs are deferred and amortized over the estimated life of the property following the commencement of the commercial production, or written off if the property is sold, allowed to lapse,

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandoned or impaired. Under CDN GAAP, deferred start-up costs include operating costs, net of revenue, prior to the commencement of commercial production.

Under CDN GAAP the Magistral Gold Mine began commercial production on January 1, 2005 and therefore from acquisition on February 2, 2004 to January 1, 2005 all operating costs, net of revenue for the Magistral Gold Mine were deferred to property, plant and equipment.

Accordingly, gold sales, cost of sales, depreciation and depletion and royalties are included in the loss for the year for US GAAP and were deferred to property plant and equipment for CDN GAAP.

The differences in the amounts deferred to pad inventory and property, plant and equipment are cumulative and affect the opening balances for each period following June 30, 2004.

[b] Stock based compensation

Under US GAAP, accounting for stock-based compensation plan is recognized and measured in accordance with FASB Statement No 123, Accounting for Stock-based Compensation (SFAS 123). The statement recommends companies to follow a fair market value based method of accounting for stock-based compensation plan. SFAS 123 also allows companies to continue to measure compensation cost using intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for stock Issued to Employees. Under the fair value based method, compensation cost is measured at the grant date based on value of the award and recognized over the service period, which is usually the vesting period. Under the intrinsic method, cost of stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option price.

Under CDN GAAP, CICA 3870, Stock-Based Compensation and Other Stock — Based Payments, recommends companies to adopt the fair valued base method of accounting for all stock-based compensation. The section permitted companies to continue to measure stock-based compensation using intrinsic value method of accounting but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted.

Effective July 1, 2004, the Company adopted the fair value method of accounting for stock-based compensation in accordance with CICA 3870. This change in accounting policy was applied retroactively without restatement of prior years’ financial statements. The Company recorded a cumulative increase of $287,376 to opening deficit and contributed capital.

For US GAAP purposes, the Company has chosen to adopt the fair value based method on a modified prospective basis from July 1, 2004 as permitted by SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS 123. The balance sheet difference between US GAAP and CDN GAAP occurs as a result of the modified prospective adoption of the fair value method under SFAS 148.

[c] Comprehensive Income

Under US GAAP, comprehensive income is recognized and measured in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 130 Reporting Comprehensive Income. Comprehensive income includes all changes in equity other than those resulting from investment by owners and distributions to owners. Comprehensive income includes two components, net income and other comprehensive income. Other comprehensive income includes amounts that are recorded as an element of shareholders’ equity but are excluded from net income as these transactions or events are attributable to changes from non-owner sources. These items include holding gains and losses on certain investments, gains and losses on certain derivative instruments and foreign exchange gains and losses related to self-sustaining foreign operations (cumulative translation adjustment). A standard for comprehensive income and other comprehensive income is not yet effective under Canadian GAAP. Under US GAAP comprehensive income is equal to net income for the Company for the years presented.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

[d] Recent accounting pronouncements

In June 2005, the AcSB issued CICA 3831, Non-monetary Transactions, replacing the former CICA 3830. This statement will be effective for fiscal periods beginning after January 1, 2006. Earlier application is permitted for non-monetary asset exchanges executed in periods beginning on or after July 1, 2005. Retroactive application is prohibited. The new Canadian standard is, in all material respects, consistent with the related US standard.

In April 2005, the AcSB issued CICA 1530, Comprehensive Income, which introduces new rules for reporting and display of comprehensive income. Comprehensive income, which is currently reported under US GAAP, is the change in shareholders’ equity of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. These items include holding gains and losses on certain investments, gain and losses on certain derivative instruments and foreign currency gains and losses related to self — sustaining foreign operations (cumulative translation adjustment). CICA 1530 is effective for fiscal years beginning on or after October 1, 2006.

In April 2005, the AcSB issued CICA 3865, Hedges, which is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650 Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

In April 2005, the CICA issued Handbook Sections 3855, Financial Instruments — Recognition and Measurement. This standard prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and whether fair value or cost-based measures are used. It also specifies how financial instrument gains and losses are to be presented.

On March 30, 2005, the FASB ratified the Emerging Issues Task Force (EITF) consensus in Issue 04-06 that post-production stripping costs are a component of mineral inventory costs subject to provisions of AICPA Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins, Chapter 4, Inventory Pricing (ARB43). In the mining industry, the costs of removing overburden and waste materials to access mineral deposits are referred to as “stripping costs”. It is the accounting for costs incurred during the production stage of the mine, or the post-production stripping costs, that are addressed in Issue 04-06. Based upon this consensus, post production stripping costs should be considered costs of extracted minerals under a full absorption costing system and recognized as a component of inventory to be recognized in costs of sales in the same period as the revenue from the sale of the inventory. Additionally, capitalization of such costs would be appropriate only to the extent inventory exists at the end of the reporting period. The guidance in this consensus will be effective for financial statements issued for fiscal years beginning after December 15, 2005 with early adoption permitted. The consensus can be adopted either prospectively through a cumulative effect adjustment through opening retained earning or retrospectively by restating prior periods. On March 2, 2005, AcSB issued EIC 160, which addresses the accounting treatment of stripping costs. EIC 160 is applicable to fiscal years beginning on or after July 1, 2006. The Company has not determined the method of adoption or the impact of EITF 04-06 or EIC 160, if any, on the Company’s financial position or results from operation. The Company currently has no deferred stripping costs.

On June 1, 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires retrospective application to prior periods’ financial statements of a change in accounting principles unless it is impracticable to do so. This is a change from the existing practice that requires most accounting changes to be accounted for by including in net income in the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and interpretation of FASB Statement No. 108 (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under the Interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. The Interpretation also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. It is effective for fiscal years beginning after December 15, 2006.

18.	Subsequent Events

Subsequent to June 30, 2006, there were 1,418,150 warrants exercised at $1.20 CDN for gross proceeds of $1,701,780 CDN and 175,000 stock options exercised at an average price of $0.64 CDN for gross proceeds of $111,500 CDN.

Consolidated Financial Statements
Three Months Ended September 30, 2006

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2006	2006
	(Expressed in US Dollars)
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$3,544,851	$3,659,738
Accounts receivable	208,377	180,697
Product inventory (Note 3)	204,217	109,074
Supplies inventory	259,138	285,152
Prepaid expenses	281,892	239,424

	4,498,475	4,474,085
Property, plant and equipment (Note 4)	13,205,317	13,306,314
Mineral properties	5,508,007	4,661,805
Reclamation bonds	96,363	96,363

	$23,308,162	$22,538,567

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,013,414	$1,194,495

	1,013,414	1,194,495
Other liabilities	109,350	112,397
Asset retirement obligation (Note 5)	1,631,090	1,684,812

	1,740,440	1,797,209

SHAREHOLDERS’ EQUITY

Share capital (Note 6)	32,619,378	30,955,143
Contributed surplus	1,581,739	1,490,594
Deficit	(13,646,809)	(12,898,874)

	20,554,308	19,546,863

	$23,308,162	$22,538,567

Nature of operations and Going Concern (Note 1)
Commitments (Note 9)

Approved by the Board:

/s/ Michael Beley	/s/ Gary Nordin

Michael Beley,	Gary Nordin,
Director	Director

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended September 30th

	2006	2005
	(Expressed in US Dollars)
	(Unaudited)

GOLD SALES	$752,590	$2,185,513

COST OF SALES	742,400	2,913,885
DEPRECIATION AND DEPLETION	11,572	290,984
ROYALTIES	46,723	121,329

	800,695	3,326,198

LOSS FROM MINING OPERATIONS	48,105	1,140,685

EXPENSES AND OTHER INCOME
General and administrative	550,271	367,703
Stock-based compensation	134,564	55,440
Foreign exchange (gain) loss	398	(6,471)
Other income	(36,131)	(870)

	649,102	415,802

LOSS BEFORE THE UNDERNOTED ITEMS	697,207	1,556,487
Write-down of mineral properties	50,728	40,457

LOSS FOR THE PERIOD	$747,935	$1,596,944

Basic and diluted loss per share	$0.01	$0.03

Weighted average number of shares outstanding	69,777,263	55,471,673

CONSOLIDATED STATEMENTS OF DEFICIT
For the three months ended September 30th

	2006	2005
	(Expressed in US Dollars)
	Unaudited

DEFICIT, Beginning of the period	$12,898,874	$7,878,332
Loss for the period	747,935	1,596,944

DEFICIT, End of the period	$13,646,809	$9,475,276

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended September 30th

	2006	2005
	(Expressed in US Dollars)
	(Unaudited)

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period	$(747,935)	$(1,596,944)
Items not affecting cash Depreciation, depletion & amortization	17,255	296,394
Accretion of asset retirement obligation	30,020	29,386
Stock based compensation	134,564	55,440
Write-down of mineral properties	50,728	40,457
Severance expense	(3,047)	14,910

	(518,415)	(1,160,357)
Changes in non-cash working capital items (Note 8)	(418,763)	1,004,603

	(937,178)	(155,754)

INVESTING ACTIVITIES
Property, plant and equipment	—	(3,945)
Expenditures on mineral properties, net of recoveries	(798,525)	(591,168)

	(798,525)	(595,113)

FINANCING ACTIVITIES
Common shares issued:
On warrant conversion	1,521,768	—
On option exercise	99,635	53,550
Shares subscribed	—	99,157
Share issue costs and finder’s fees	(587)	(2,730)

	1,620,816	149,977

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(114,887)	(600,890)
CASH AND CASH EQUIVALENTS, Beginning of the year	3,659,738	957,251

CASH AND CASH EQUIVALENTS, End of the period	$3,544,851	$356,361

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF MINERAL PROPERTY EXPENDITURES
As at June 30, 2006 and September 30, 2006

		South					Other
	Limousine	Carlin				Timber	Nevada	Mexican
	Butte	Project	Keystone	BMX	Cornerstone	Creek	Properties	Properties	Total
	(Expressed in US Dollars)
	(Unaudited)

Total as at June 30, 2005	$744,425	$532,012	$243,760	$32,114	$129,985	$153,005	$570,069	$700,987	$3,106,357

Exploration salaries & wages	2,960	—	17,782	15,505	53,181	18,132	93,121	107,129	307,810

Land holding costs	—	9,639	20	80,587	43,009	48,151	58,234	207,803	447,443

Surveying	—	—	—	—	991	6,716	4,966	1,726	14,399

Geology	—	—	—	1,226	212	666	1,453	43,381	46,938

Surface geochemistry	—	—	—	—	2,199	—	3,962	55,230	61,391

Geophysics	—	—	—	—	—	5,300	18,950	5,524	29,774

Road work & trenching	—	—	—	9,110	31,880	7,200	222	21,207	69,619

Drilling	—	—	91,724	71,202	248,629	236,916	36,541	—	685,012

Other	—	—	—	—	—	—	—	19,042	19,042

Total expenditures	2,960	9,639	109,526	177,630	380,101	323,081	217,449	461,042	1,681,428

Cost recoveries	—	—	(11,620)	—	—	—	—	—	(11,620)

Property write-offs	—	(23)	—	—	—	—	(114,337)	—	(114,360)

Total as at June 30, 2006	747,385	541,628	341,666	209,744	510,086	476,086	673,181	1,162,029	4,661,805

Exploration salaries & wages	—	—	2,067	146	3,822	—	18,266	87,510	111,811

Land holding costs	129,632	9,616	49,552	64,712	20,830	41,523	58,900	214,596	589,361

Surveying	—	—	—	—	—	—	—	—	—

Geology	—	—	107	—	—	—	528	210	845

Surface geochemistry	—	—	—	—	207	—	—	54,989	55,196

Geophysics	—	—	—	—	—	—	—	—	—

Road work & trenching	—	—	—	—	—	—	—	42,306	42,306

Drilling	—	—	—	7,935	14,421	—	—	73,583	95,939

Other	—	—	—	—	—	—	—	1,472	1,472

Total expenditures	129,632	9,616	51,726	72,793	39,280	41,523	77,694	474,666	896,930

Property write-offs	—	—	—	(24,580)	—	—	(26,148)	—	(50,728)

Total as at Sept. 30, 2006	$877,017	$551,244	$393,392	$257,957	$549,366	$517,609	$724,727	$1,636,695	$5,508,007

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended September 30th 2006
(Unaudited — expressed in US Dollars unless otherwise noted)

1.	Nature of Operations and Going Concern

Nevada Pacific Gold Ltd. (“the Company”) was incorporated under the laws of the Province of British Columbia. Its principal business activities consist of the production of gold and silver in Mexico and exploring for and developing gold and silver properties in Mexico and the western United States, primarily Nevada.

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. The Company has recorded losses from operations since its inception. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the future performance of the Magistral Gold Mine, which is currently in care and maintenance, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. Because of this uncertainty, there is substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern. Such adjustments could be material.

2.	Significant Accounting Policies

Basis of presentation and principles of consolidation

These interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“CDN GAAP”). The significant differences between those principles and those that would be applied under U.S. generally accepted accounting principles (“US GAAP”) are disclosed in Note 11. These interim consolidated financial statements do not include in all respects the annual disclosure requirements of generally accepted accounting principles and should be read in conjunction with the most recent annual consolidated financial statements.

These interim consolidated financial statements follow the same accounting policies and methods of application as the most recent annual consolidated financial statements of the Company.

The interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Nevada Pacific Gold (US), Inc., Pangea Resources Inc. and Compania Minera Pangea, S.A. de C.V. All inter-company transactions and balances have been eliminated.

3.	Product inventory

	September 30	June 30
	2006	2006

Gold ore	$204,217	$109,074

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Property, plant and equipment

	September 30	June 30
	2006	2006

Magistral Gold Mine
Plant and equipment	$2,760,526	$2,760,526
Property and deferred costs	10,245,081	10,245,081
Asset retirement obligation asset	1,393,851	1,477,593
Accumulated amortization and depletion	(1,232,118)	(1,220,546)

	13,167,340	13,262,654

Other equipment	136,776	136,776
Accumulated amortization	(98,799)	(93,116)

	37,977	43,660

	$13,205,317	$13,306,314

5.	Asset retirement obligation

	September 30,	June 30,
	2006	2006

Asset retirement obligation — beginning of year	$1,684,812	$1,567,267
Obligations incurred during the period	—	—
Accretion expense	30,020	117,545
Revisions in estimated cash flows	(83,742)	—

Asset retirement obligation — end of period	$1,631,090	$1,684,812

The Company’s asset retirement obligation arises from it obligations for site reclamation and remediation in connection with the Magistral Gold Mine. Under Mexican regulations no deposits are required to secure these obligations.

The total undiscounted asset retirement obligation is $2,561,919, which is expected to be expended in 2013. In determining the carrying value of the asset retirement obligation, the Company has assumed a credit-adjusted risk-free rate of 7.5% and an inflation rate of 3.33%.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Share capital

Authorized

Unlimited Preferred Shares without par value, with rights to be determined upon issue Unlimited Common Shares without par value

	Number
Issued and outstanding	of Shares	Amount

Balance as at June 30, 2005	55,442,506	$25,920,223
Private Placement	12,500,000	4,431,286
Private Placement	200,000	110,221
On exercise of warrants	89,515	93,952
On exercise of options	740,000	369,826
Fair value of options exercised	—	122,652
Share issue costs	—	(93,017)

Balance as at June 30, 2006	68,972,021	30,955,143
On exercise of warrants	1,418,150	1,521,768
On exercise of options	175,000	99,635
Fair value of options exercised	—	43,419
Share issue costs	—	(587)

Balance as at September 30, 2006	70,565,171	$32,619,378

Stock options

The Company has a stock option plan as described in the most recent annual financial statements of the Company. The Company accounts for its grants in accordance with the fair value method of accounting for stock-based compensation.

A summary of changes to stock options during the period are as follows:

	Three Months Ended		Year Ended
	September 30, 2006		June 30, 2006
		Weighted-		Weighted-
	Number	Average	Number	Average
	of Shares	Exercise Price	of Shares	Exercise Price

Outstanding at beginning of period	3,840,000	$0.99 CDN	3,328,500	$0.86 CDN
Granted	—		1,712,500	$1.05 CDN
Exercised	(175,000)	$0.64 CDN	(740,000)	$0.57 CDN
Forfeited	(585,000)	$1.04 CDN	(461,000)	$0.94 CDN

Outstanding at end of the period	3,080,000	$1.01 CDN	3,840,000	$0.99 CDN

Options exercisable at the end of the period	2,159,375	$0.97 CDN	2,263,750	$0.95 CDN

Option-pricing models require the input of highly subjective assumptions regarding the expected volatility and expected life. Changes in assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options at the date of grant.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock options outstanding as at September 30, 2006 are as follows:

		Weighted-Average	Weighted-Average
	Number Outstanding	Life Remaining	Exercise Price
Range of Exercise Prices ($)	at September 30, 2006	(Years)	($)

0.53 - 1.00 CDN	2,445,000	7.40	0.91 CDN
1.01 - 1.54 CDN	635,000	8.14	1.39 CDN

Total	3,080,000	7.56	1.01 CDN

Warrants

A summary of changes to warrants during the period are as follows:

	Three Months Ended		Year Ended
	September 30, 2006		June 30, 2006
		Weighted-		Weighted-
	Number	Average	Number	Average
	of Warrants	Exercise Price	of Warrants	Exercise Price

Outstanding at beginning of year	14,706,900	$0.60 CDN	6,420,841	$1.19 CDN
Granted	—		12,700,000	$0.50 CDN
Exercised	(1,418,150)	$1.20 CDN	(89,515)	$1.20 CDN
Expired	(588,750)	$1.20 CDN	(4,324,426)	$1.18 CDN

Outstanding at end of the period	12,700,000	$0.50 CDN	14,706,900	$0.60 CDN

Share purchase warrants outstanding at September 30, 2006 were as follows:

Number	Exercise Price	Expiry Date

6,921,213	$0.50 CDN	December 14, 2007
200,000	$0.80 CDN	January 13, 2008
5,578,787	$0.50 CDN	May 11, 2008

12,700,000

7.	Related party transactions

Payments to related parties were made in the normal course of operations and were valued at fair value as determined by management. Amounts due to or from related parties are unsecured, non-interest bearing and due on demand.

During the three months ended September 30, 2006, a total of $23,738 (2005 — $9,708) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At September 30, 2006, $4,248 (June 30, 2006 — $17,352) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the three months ended September 30, 2006, a total of $29,008 (2005 — $12,663) was charged by the Company for rent and common office costs. At September 30, 2006, $21,526 (June 30, 2006 — $Nil) was receivable from this company.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Supplemental cash flow information

	For the Three Months Ended
	September 30,
	2006	2005

Changes in non-cash working capital
Accounts receivable	$(27,680)	$116,617
Product inventory and stockpiled ore	(95,143)	1,037,989
Supplies inventory	26,014	109,953
Prepaid expenses	(42,468)	30,593
Accounts payable and accrued liabilities	(279,486)	(290,549)

	$(418,763)	$1,004,603

9.	Commitments

The Company has obligations under operating leases for its corporate offices. Future minimum lease payments for non-cancellable leases with initial or remaining lease terms in excess of one year at September 30, 2006 for the fiscal years ended June 30 are:

2007 — $76,366 2008 — $67,881

The Magistral Gold Mine production is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying net smelter royalties at 3.5%. As at September 30, 2006 the life of mine production is not anticipated to exceed 380,000 ounces.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Segmented information

The Company has reportable segments in three geographic areas: gold mining operations and exploration in Mexico, exploration and development in the United States and corporate in Canada. Gold mining operations consist of the Magistral Gold Mine in Mexico, acquired on February 2, 2004, which commenced commercial production on January 1, 2005.

			Gold Mining
	Corporate	Exploration	& Exploration
	(Canada)	(U. S.)	(Mexico)	Total
	($)	($)	($)	($)

Property, plant and equipment
September 30, 2006	25,298	12,679	13,167,340	13,205,317
June 30, 2006	29,610	14,050	13,262,654	13,306,314
Property, plant and equipment: expenditures For the three months ended
September 30, 2006	—	—	—	—
September 30, 2005	3,945	—	—	3,945
Mineral Properties
September 30, 2006	—	3,871,312	1,636,695	5,508,007
June 30, 2006	—	3,499,776	1,162,029	4,661,805
Mineral Properties: expenditures for the three months ended
September 30, 2006	—	422,264	474,666	896,930
September 30, 2005	—	566,261	24,907	591,168
Net income (loss) for the three months ended
September 30, 2006	(603,076)	(96,754)	(48,105)	(747,935)
September 30, 2005	(369,350)	(86,909)	(1,140,685)	(1,596,944)
Gold revenues for the three months ended
September 30, 2006	—	—	752,590	752,590
September 30, 2005	—	—	2,185,513	2,185,513
Depreciation, depletion and amortization for the three months ended
September 30, 2006	4,312	1,371	11,572	17,255
September 30, 2005	4,445	965	290,984	296,394

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles

The Company prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“CDN GAAP”) which differ in certain significant respects from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with United States generally accepted accounting principles (“US GAAP”).

Applying US GAAP, the consolidated balance sheet at September 30, 2006 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$3,544,851	$		$3,544,851
Accounts receivable	208,377			208,377
Product inventory and stockpiled ore	204,217			204,217
Supplies inventory	259,138			259,138
Prepaid expenses	281,892			281,892

	4,498,475		—	4,498,475
Property, plant and equipment[a]	13,205,317		(4,657,846)	8,547,471
Mineral properties[a]	5,508,007		(5,508,007)	—
Reclamation bonds	96,363			96,363

	$23,308,162		$(10,165,853)	$13,142,309

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,013,414	$		$1,013,414

	1,013,414			1,013,414

Other liabilities	109,350			109,350
Asset retirement obligation	1,631,090			1,631,090

	1,740,440		—	1,740,440

SHAREHOLDERS’ EQUITY
Share Capital	32,619,378			32,619,378
Contributed surplus[b]	1,581,739		(225,535)	1,356,204
Deficit[a][b]	(13,646,809)		(9,940,318)	(23,587,127)

	20,554,308		(10,165,853)	10,388,455

	$23,308,162		$(10,165,853)	$13,142,309

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Applying US GAAP, the consolidated balance sheet at June 30, 2006 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$		$3,659,738
Accounts receivable	180,697			180,697
Product inventory and stockpiled ore	109,074			109,074
Supplies inventory	285,152			285,152
Prepaid expenses	239,424			239,424

	4,474,085		—	4,474,085
Property, plant and equipment[a]	13,306,314		(4,657,846)	8,648,468
Mineral properties[a]	4,661,805		(4,661,805)	—
Reclamation bonds	96,363			96,363

	$22,538,567		$(9,319,651)	$13,218,916

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$		$1,194,495

	1,194,495			1,194,495

Other liabilities	112,397			112,397
Asset retirement obligation	1,684,812			1,684,812

	1,797,209		—	1,797,209

SHAREHOLDERS’ EQUITY
Share Capital	30,955,143			30,955,143
Contributed surplus[b]	1,490,594		(287,376)	1,203,218
Deficit[a][b]	(12,898,874)		(9,032,275)	(21,931,149)

	19,546,863		(9,319,651)	10,227,212

	$22,538,567		$(9,319,651)	$13,218,916

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the three months ended September 30, 2006 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$752,590	$—	$752,590

COST OF SALES[a]	742,400	—	742,400
DEPRECIATION AND DEPLETION[a]	11,572	—	11,572
ROYALTIES[a]	46,723	—	46,723

	800,695	—	800,695

LOSS FROM MINING OPERATIONS	(48,105)	—	(48,105)

EXPENSES AND OTHER INCOME
General and administrative	550,271		550,271
Stock-based compensation	134,564	61,841	196,405
Foreign exchange loss	398		398
Other income	(36,131)		(36,131)
Write-down of mineral properties[a]	50,728	(50,728)	—
Exploration cost[a]	—	896,930	896,930

	699,830	908,043	1,607,873

LOSS FOR THE PERIOD	$747,935	$908,043	$1,655,978

Basic and diluted loss per share	$0.01		$0.02
Weighted average number of common shares outstanding	69,777,263		69,777,263

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the three months ended September 30, 2005 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$2,185,513	$—	$2,185,513

COST OF SALES[a]	2,913,885	(150,546)	2,763,339
DEPRECIATION AND DEPLETION[a]	290,984	(93,725)	197,259
ROYALTIES[a]	121,329	—	121,329

	3,326,198	(244,271)	3,081,927

LOSS FROM MINING OPERATIONS	1,140,685	(244,271)	896,414

EXPENSES AND OTHER INCOME
General and administrative		367,703	367,703
Stock-based compensation		55,440	55,440
Foreign exchange (gain) loss		(6,471)	(6,471)
Other income		(870)	(870)
Write-down of mineral properties[a]	40,457	(40,457)	—
Exploration cost[a]	—	581,168	581,168

	456,259	540,711	996,970

LOSS FOR THE PERIOD	$1,596,944	$296,440	$1,893,384

Basic and diluted loss per share	$0.03		$0.03
Weighted average number of common shares outstanding	55,471,673		55,471,673

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the three months ended September 30, 2006 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(747,935)	$(908,043)	$(1,655,978)
Items not affecting cash
Depreciation, depletion & amortization[a]	17,255	—	17,255
Accretion of asset retirement obligation[a]	30,020		30,020
Stock based compensation	134,564	61,841	196,045
Write-down of mineral properties[a]	50,728	(50,728)	—
Severance expenses	(3,047)		(3,047)
Changes in non-cash working capital items[a]	(418,763)	98,405	(320,358)

	(937,178)	(798,525)	(1,735,703)

INVESTING ACTIVITIES
Expenditures on mineral properties, net of recoveries[a]	(798,525)	798,525	—

	(798,525)	798,525	—

FINANCING ACTIVITIES
Common shares issued:
On warrant conversion	1,521,768		1,521,768
On option exercise	99,635		99,635
Share issue costs and finder’s fees	(587)		(587)

	1,620,816	—	1,620,816

DECREASE IN CASH AND CASH EQUIVALENTS	(114,887)	—	(114,887)

CASH AND CASH EQUIVALENTS, beginning of period	3,659,738		3,659,738
CASH AND CASH EQUIVALENTS, end of period	$3,544,851	$—	$3,544,851

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the three months ended September 30, 2005 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(1,596,944)	$(296,440)	$(1,893,384)
Items not affecting cash Depreciation, depletion & amortization[a]	296,394	(93,725)	202,669
Accretion of asset retirement obligation[a]	29,386	—	29,386
Stock based compensation	55,440		55,440
Write-down of mineral properties[a]	40,457	(50,457)	(10,000)
Severance expenses	14,910		14,910
Changes in non-cash working capital items[a]	1,004,603	(150,546)	854,057

	(155,754)	(591,168)	(746,922)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(3,945)	—	(3,945)
Expenditures on mineral properties, net of recoveries[a]	(591,168)	591,168	—

	(595,113)	591,168	(3,945)

FINANCING ACTIVITIES
Common shares issued:
On option exercise	53,550		53,550
Shares subscribed	99,157		99,157
Share issue costs and finder’s fees	(2,730)		(2,730)

	149,977	—	149,977

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(600,890)	—	(600,890)

CASH AND CASH EQUIVALENTS, beginning of period	957,251		957,251
CASH AND CASH EQUIVALENTS, end of period	$356,361	$—	$356,361

[a] Property, plant and equipment/Mineral properties

(i) Under US GAAP, mineral properties and exploration costs related to mineral properties for which commercial feasibility has not yet been established are expensed as incurred. Under CDN GAAP, exploration expenditures may be capitalized as incurred.

(ii) For mineral properties where commercial feasibility has been established, under US GAAP, start-up costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-up Activities.

Under CDN GAAP, these start-up costs are deferred and amortized over the estimated life of the property following the commencement of the commercial production, or written off if the property is sold, allowed to lapse,

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandoned or impaired. Under CDN GAAP, deferred start-up costs include operating costs, net of revenue, prior to the commencement of commercial production.

Under CDN GAAP the Magistral Gold Mine began commercial production on January 1, 2005 and therefore from acquisition on February 2, 2004 to January 1, 2005 all operating costs, net of revenue for the Magistral Gold Mine were deferred to property, plant and equipment.

Accordingly, gold sales, cost of sales, depreciation and depletion and royalties, prior to January 1, 2005, are included in the loss for the year for US GAAP and were deferred to property plant and equipment for CDN GAAP.

The differences in the amounts deferred to pad inventory and property, plant and equipment are cumulative and affect the opening balances for each period following June 30, 2004.

[b] Stock based compensation

Under CDN GAAP, CICA 3870, Stock-Based Compensation and Other Stock — Based Payments, requires companies to adopt the fair valued base method of accounting for all stock-based compensation.

Effective July 1, 2004, the Company adopted the fair value method of accounting for stock-based compensation in accordance with CICA 3870. This change in accounting policy was applied retroactively without restatement of prior years’ financial statements. The Company recorded a cumulative increase of $287,376 to opening deficit and contributed surplus.

For US GAAP purposes, the Company has chosen to adopt the fair value based method on a modified prospective basis from July 1, 2004 as permitted by SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS 123. The balance sheet difference between US GAAP and CDN GAAP occurs as a result of the modified prospective adoption of the fair value method under SFAS 148.

Effective July 1, 2005, under US GAAP, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments” (“SFAS 123R”), which is a revision to SFAS 123 “Accounting for Stock-Based Compensation”. One of the SFAS 123R requirements is that forfeitures of unvested instruments such as stock options be estimated at the grant date to determine the total compensation to be recognized. Under CDN GAAP, the Company accounts for forfeitures only as they occur. This results in an increase of $61,841 for the three months ended September 30, 2006 between the financial statements prepared under US GAAP compared to those prepared under CDN GAAP.

[c] Comprehensive Income

Under US GAAP, comprehensive income is recognized and measured in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 130 Reporting Comprehensive Income. Comprehensive income includes all changes in equity other than those resulting from investment by owners and distributions to owners. Comprehensive income includes two components, net income and other comprehensive income. Other comprehensive income includes amounts that are recorded as an element of shareholders’ equity but are excluded from net income as these transactions or events are attributable to changes from non-owner sources. These items include holding gains and losses on certain investments, gains and losses on certain derivative instruments and foreign exchange gains and losses related to self-sustaining foreign operations (cumulative translation adjustment). A standard for comprehensive income and other comprehensive income is not yet effective under CDN GAAP. Under US GAAP comprehensive income is equal to net income for the Company for the years presented.

[d] Recent accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and interpretation of FASB Statement No. 108 (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under the Interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. The Interpretation also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. It is effective for fiscal years beginning after December 15, 2006.

APPENDIX C — FINANCIAL STATEMENTS OF CORAL GOLD

CORAL GOLD RESOURCES LTD.

Consolidated Financial Statements
January 31, 2006, 2005 and 2004
(In Canadian Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Coral Gold Resources Ltd.

We have audited the accompanying consolidated balance sheet of Coral Gold Resources Ltd. (an exploration stage enterprise) as of January 31, 2006, and the related consolidated statements of operations and deficit, cash flows and mineral properties for the year then ended, and for the period January 22, 1981 (inception) through January 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements as of January 31, 2005, and for the period January 22, 1981 (inception) through January 31, 2005, were audited by other auditors whose report dated April 13, 2005 except note 14, which is as of July 21, 2005 expressed an unqualified opinion on those statements. The consolidated financial statements for the period January 22, 1981 (inception) through January 31, 2005 prior to restatement, as described below, included total revenues and net loss of $2,176,079 and $20,510,872, respectively. Our opinion on the consolidated statements of operations and deficit, and cash flows for the period January 22, 1981 (inception) through January 31, 2006, insofar as it relates to amounts for prior periods through January 31, 2005 before restatement is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coral Gold Resources Ltd., at January 31, 2006, and the results of its operations and its cash flows for the year then ended and the period from January 22, 1981 (inception) through January 31, 2006, in conformity with Canadian generally accepted accounting principles.

The consolidated financial statements of Coral Gold Resources Ltd. as of January 31, 2005 and for the years ended January 31, 2005 and 2004 were audited by other auditors who have ceased operations and whose report dated April 13, 2005 except note 14, which is as of July 21, 2005 expressed an unqualified opinion on those statements before the restatement adjustment described in Note 2.

As discussed above, the consolidated financial statements of Coral Gold Resources Ltd. as of January 31, 2005 and for the years ended January 31, 2005 and 2004 were audited by other auditors who have ceased operations. As described in Note 2, the Company recorded a prior period adjustment to account for an unrecorded future income tax liability arising from prior years. We audited the adjustment that was applied to restate the future income tax liability and deficit. Our procedures included (a) agreeing the future income tax liability recorded to a computation obtained from management and to underlying tax documents, and (b) testing the mathematical accuracy of the restated future income tax liability and deficit. In our opinion, such adjustment is appropriate and has been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2005 consolidated financial statements of the Company other than with respect to such adjustment and, accordingly, we do not express an opinion or any other form of assurance on the 2005 consolidated financial statements taken as a whole.

/s/ Ernst & Young LLP
Chartered Accountants

Vancouver, Canada,
May 31, 2006

CORAL GOLD RESOURCES LTD.

Consolidated Balance Sheets
January 31, 2006 and 2005

	2006	2005
		Restated
		(Note 2)
	(In Canadian Dollars)

ASSETS
Current
Cash and cash equivalents	$663,071	$1,472,146
Advances receivable (note 13(a))	62,358	78,101
Prepaid expenses	69,856	12,647

	795,285	1,562,894
Investment securities (note 5)	147,408	129,934
Loan receivable (note 13(g))	83,000	50,000
Equipment (note 6)	3,634	4,543
Mineral properties (note 7)	10,095,609	8,472,255
Reclamation deposit (note 8)	260,976	518,057

	$11,385,912	$10,737,683

LIABILITIES
Current
Accounts payable and accrued liabilities (note 13(h))	$696,810	$85,937
Advances payable to related parties (note 13(b))	61,956	76,352

	758,766	162,289

Site restoration obligation (note 14)	16,000	—

Future income tax liability (notes 3 and 15)	1,448,662	318,000

Non-controlling interest	10,320	—

SHAREHOLDERS’ EQUITY
Subscriptions received in advance (note 9)	60,000	—
Share subscriptions receivable	—	(11,945)
Share capital (note 10)	31,560,337	30,754,678
Contributed surplus (note 11)	1,428,173	343,533
Deficit	(23,896,346)	(20,828,872)

	9,152,164	10,257,394

	$11,385,912	$10,737,683

Commitments (note 12)
Approved by the Directors:	/s/ Matthew Wayrynen	/s/ Louis Wolfin
	Matthew Wayrynen	Louis Wolfin

The accompanying notes form an integral part of these financial statements.

CORAL GOLD RESOURCES LTD.

Consolidated Statements of Operations and Deficit
Years Ended January 31, 2006, 2005 and 2004

	For the Period
	January 22,
	1981
	(Inception) to
	January 31,
	2006	2006	2005	2004
			Restated	Restated
			(Note 2)	(Note 2)
	(In Canadian Dollars)

Revenue
Sales	$2,176,079	$—	$—	$—
Cost of Sales	(5,383,348)	—	—	—

	(3,207,269)	—	—	—

Expenses
Administrative services	1,058,598	—	—	—
Amortization	2,728	909	1,136	684
Consulting fees (note 13(c))	227,528	40,603	41,480	29,262
Directors fees (note 13(e))	75,763	12,000	14,000	24,000
Investor relations and shareholder Information	1,901,480	85,283	74,075	143,217
Legal and accounting	2,599,764	208,314	74,308	80,571
Listing and filing fees	137,275	17,532	20,428	43,626
Management fees (note 13(d))	354,500	105,000	75,000	90,000
Office and miscellaneous	2,036,612	82,007	93,910	118,872
Salaries and benefits	921,759	625,351	79,929	55,437
Stock-based compensation	1,399,633	1,056,100	343,533	—
Transfer agent fees	52,056	9,124	12,470	11,437
Travel	931,194	59,760	35,816	43,396

	11,698,890	2,301,983	866,085	640,502

Loss before the following	(14,906,159)	(2,301,983)	(866,085)	(640,502)
Other items
Interest income	854,290	20,454	33,786	15,184
Foreign exchange gain (loss)	(251,286)	(20,401)	(46,520)	(140,623)
Gain realized on disposition of option on property	143,552	—	—	—
Gain on sale of investment	17,692	—	—	—
Recovery (writedown) of advances receivable	(348,323)	12,467	—	36,320
Financing costs	(341,006)	—	—	—
Writedown of investment securities	(809,828)	—	—	(19,007)
Loss on equipment disposals	(32,784)	—	—	—
Writedown of equipment	(16,335)	—	—	—
Writedown of mineral properties	(7,110,148)	—	—	(4,968)

Loss for the year before future income taxes and non-controlling interest (balance carried forward)	$(22,800,335)	$(2,289,463)	$(878,819)	$(753,596)
Loss for the year before future income taxes and non-controlling interest (balance carried forward)	$(22,800,335)	$(2,289,463)	$(878,819)	$(753,596)
Future income tax expense (note 15)	1,096,000	778,000	—	—
Non-controlling interest loss	11	11	—	—

Loss for the period	$(23,896,346)	(3,067,474)	(878,819)	(753,596)

Deficit, beginning of the period		(20,828,872)	(19,950,053)	(19,196,457)

Deficit, end of the period		$(23,896,346)	$(20,828,872)	$(19,950,053)

Basic and diluted:
Loss per share		$(0.64)	$(0.19)	$(0.20)

Weighted average number of common shares outstanding		4,789,881	4,629,892	3,686,398

CORAL GOLD RESOURCES LTD.

Consolidated Statements of Cash Flows
Years Ended January 31, 2006, 2005 and 2004

	For the Period
	January 22,
	1981
	(Inception) to
	January 31,
	2006	2006	2005	2004
			Restated
			(Note 2)
	(In Canadian Dollars)

Cash flows from (used in) operating activities
Loss for the period	$(23,896,346)	$(3,067,474)	$(878,819)	$(753,596)
Adjustments for items not involving cash:
— amortization	2,728	909	1,136	684
— writedown of equipment	16,335	—	—	—
— stock based compensation	1,399,633	1,056,100	343,533	—
— non-controlling interest	11	11	—	—
— future income tax expense	1,096,000	778,000	—	—
— writedown of investment securities	809,828	—	—	19,007
— writedown of mineral properties	7,110,148	—	—	4,968
— writedown of advances receivable	348,323	12,467	—	(36,320)
— loss on equipment disposals	32,784	—	—	—
— gain on sales of investments	(17,692)	—	—	—
— gain realized on disposition of option on property	(143,552)	—	—	—
Change in non-cash working capital:
— (increase) decrease in advances receivable	(410,681)	3,276	(21,556)	(19,258)
— (increase) decrease prepaid expenses	(69,856)	(57,209)	(1,671)	(10,976)
— investment securities	(119,174)	—	—	—
— increase (decrease) in accounts payable and accrued liabilities	696,810	610,873	7,590	(152,419)
— (decrease) increase in advances payable	61,956	(14,396)	(6,397)	(73,985)

	(13,082,745)	(677,443)	(556,184)	(1,021,895)

Cash flows from (used in) investing activities
Mineral properties acquisition and exploration expenditures incurred	(16,023,742)	(584,880)	(897,908)	(420,054)
Acquisition of Marcus Corporation	(14,498)	(14,498)	—	—
Proceeds on sale of equipment	92,732	—	—	—
Loan receivable	(83,000)	(33,000)	(50,000)	—
Purchase of equipment	(145,485)	—	—	(2,943)
Purchase of investments	(939,776)	(17,474)	—	—
Advances receivable recovered	—	—	—	36,320
Decrease (increase) in reclamation deposit amounts	(260,976)	257,081	33,662	651,433

	(17,374,745)	(392,771)	(914,246)	264,756

Cash flows from financing activities
Subscriptions received in advance	60,000	60,000	—	791,720
Cash from share subscriptions receivable	—	11,945	58,700	—
Issuance of shares for cash, net	31,031,432	189,194	316,720	2,196,541

	31,091,432	261,139	375,420	2,988,261

Net increase (decrease) in cash and cash equivalents	633,942	(809,075)	(1,095,010)	2,231,122
Cash and cash equivalents, beginning of year	29,129	1,472,146	2,567,156	336,034

Cash and cash equivalents, end of year	$663,071	$663,071	$1,472,146	$2,567,156

Supplementary disclosure of cash flow information:

Cash Paid during the Year for:	2006	2005	2004

Interest	$40	$145	$730
Income taxes	—	—	—

CORAL GOLD RESOURCES LTD.

Consolidated Statements of Mineral Properties
Years Ended January 31, 2006, 2005 and 2004

			Proceeds of
	Acquisition	Exploration	Interest
	Cost	Expenditures	Disposed of	Total
	(In Canadian Dollars)

Robertson Property (note 7(a) (i) and 7(a)(iii))
Balance, January 31, 2004	$801,956	$8,675,800	$(1,937,625)	$7,540,131
2005 transactions, net	—	890,292	—	890,292

Balance, January 31, 2005	801,956	9,566,092	(1,937,625)	8,430,423
2006 transactions, net	—	1,623,354	—	1,623,354

Balance, January 31, 2006	$801,956	$11,189,446	$(1,937,625)	$10,053,777

Ruf and Norma Sass Properties (note 7(a)(ii))
Balance, January 31, 2004	$—	$73,514	$(39,301)	$34,213
2005 transactions, net	—	7,616	—	7,616

Balance, January 31, 2005	—	81,130	(39,301)	41,829
2006 transactions, net	—	—	—	—

Balance, January 31, 2006	$—	$81,130	$(39,301)	$41,829

Eagle Property (note 7(b))
Balance, January 31, 2004, 2005 and 2006	$1	$—	$—	$1

Ludlow Property (note 7(c))
Balance, January 31, 2004, 2005 and 2006	$1	$—	$—	$1

JDN Property (note 7(d))
Balance, January 31, 2004, 2005 and 2006	$1	$—	$—	$1

Total Properties	$801,959	$11,270,576	$(1,976,926)	$10,095,609

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements
Years Ended January 31, 2006, 2005 and 2004
(In Canadian Dollars)

1.	Nature of Business and Going Concern

These consolidated financial statements have been prepared on a going-concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company is in the process of exploring its mineral interests and has not yet determined whether these properties contain ore reserves that are economically recoverable. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the discovery of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. Management’s plan in this regard is to raise equity financing as required.

2.	Prior Period Adjustment

During the year the Company recorded a prior period adjustment to account for an unrecorded future income tax liability arising from prior years. The effect of the restatement is that future income tax liability and deficit increased by $318,000 at January 31, 2005. The unrecorded future income tax liability pertained to periods prior to February 1, 2003, and as a result, the deficit, beginning of the period as disclosed in the consolidated statements of operations and deficit for the years ended January 31, 2005 and 2004 also increased by $318,000. The unrecorded future income tax liability did not change the Company’s loss for the period for either of the years ended January 31, 2005 or 2004.

3.	Marcus Corporation Acquisition

During the year ended January 31, 2006, the Company completed the following acquisition which was accounted for by the purchase method with effect from the date of acquisition.

On September 15, 2005, the Company acquired 98.49% of the issued and outstanding capital of Marcus Corporation (“Marcus”). The Company acquired the shares at a total cost, including costs of acquisition of $15,992, of $660,997. Consideration for the acquisition was paid through the issuance of common shares of the Company totalling 347,964, and 173,975 common share purchase warrants. The common shares were valued at $1.52 per share. The warrants were valued at $116,100 using the Black-Scholes option pricing model. The consideration has been allocated to identifiable assets acquired and liabilities assumed based on their estimated fair values with the excess consideration recorded to goodwill, as follows:

Cash	$1,494
Mineral Properties	1,022,231
Future Income taxes	(352,662)
Non-controlling interest	(10,066)

$660,997

4.	Significant Accounting Policies

(a)	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coral Resources, Inc. and Coral Energy Corporation of California and its 98.49% owned subsidiary Marcus. Significant inter-company accounts and transactions have been eliminated.

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which are in conformity with United States generally accepted

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

accounting principles (“US GAAP”), except as described in note 18 to these consolidated financial statements. All figures are in Canadian dollars unless otherwise stated.

(b)	Mineral Properties

The Company is in the exploration stage and defers all expenditures related to its mineral properties until such time as the properties are put into commercial production, sold or abandoned. Under this method, all amounts shown as mineral properties represent costs incurred to date less amounts amortized and/or written off and do not necessarily represent present or future values.

If the properties are put into commercial production, the expenditures will be depleted based upon the proven and probable reserves available. If the properties are sold or abandoned, the expenditures will be charged to operations. The Company does not accrue the estimated future costs, such as land taxes, of maintaining in good standing its mineral properties.

The carrying values of mineral interests, on a property-by-property basis, will be reviewed by management at least annually to determine if they have become impaired. If impairment is deemed to exist, the mineral property will be written down to its fair value. The ultimate recoverability of the amounts capitalized for the mineral properties is dependent upon the delineation of economically recoverable ore reserves, the Company’s ability to obtain the necessary financing to complete their development and realize profitable production or proceeds from the disposition thereof. Management’s estimates of recoverability of the Company’s investment in various projects have been based on current conditions. However, it is reasonably possible that changes could occur in the near term which could adversely affect management’s estimates and may result in future writedowns of capitalized property carrying values.

(c)	Investment Securities

The investments in Mill Bay Ventures Inc. (formerly First International Metals Corp.) and Levon Resources Ltd. are carried at cost less writedowns determined to be other than temporary. They will be written down to their net realizable value if and when it has been determined that an other than temporary impairment to their value has occurred.

(d)	Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, advances receivable, share subscriptions receivable, accounts payable and accrued liabilities and advances payable to related parties. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

At January 31, 2006 and 2005, the Company had approximately $nil and $nil, respectively, in cash balances at financial institutions which were in excess of the insured limits. Therefore, the company is not exposed to significant concentrations of credit risk.

(e)	Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date for monetary items and at exchange rates prevailing at the transaction dates for non-monetary items. Revenues and expenses are translated at the average exchange rates prevailing during the year except for amortization, which is translated at historical exchange rates. Gains and losses on translation is included as income (loss) for the year.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(f)	Use of Estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

(g)	Impairment of Long-term Assets

The Company re-evaluates the recoverability of long-term assets, including loan receivable, equipment, mineral properties, and investment securities, based upon estimates using factors such as future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets or be realized on sale. The Company’s policy is to write-down assets to their fair value in the period when it is determined that the carrying amount of the asset is not likely to be recovered.

(h)	Equipment

Equipment is recorded at historical cost less accumulated amortization. Amortization is charged to earnings in amounts sufficient to allocate the costs over their estimated useful lives on a straight-line basis using the following annual rates pro-rated from initial utilization:

Computer hardware	20%
Equipment	20%

(i)	Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit with banks, and highly liquid short-term interest bearing securities with maturities at the purchase date of three months or less.

	2006	2005

Cash	$663,071	$122,146
Cash equivalents	—	1,350,000

	$663,071	$1,472,146

(j)	Loss per Share

Diluted loss per share amounts are calculated giving effect to the potential dilution that would occur if securities or other contracts to issue common shares were exercised or converted to common shares. The treasury stock method is used to determine the dilutive effect of stock options and other dilutive instruments. The treasury stock method assumes that proceeds received from the exercise of stock options and warrants are used to repurchase common shares at the prevailing market rate.

Basic loss per share is computed using the weighted average number of common shares outstanding during the year.

(k)	Income Taxes

Income taxes are accounted for using the liability method pursuant to Section 3465, Income Taxes, of The Handbook of the Canadian Institute of Chartered Accountants. Future taxes are recognized for the tax consequences of “temporary differences” by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on future taxes for a change in tax rates is recognized in income in the period that includes the

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

date of enactment or substantive enactment. In addition, Section 3465 requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

(l)	Asset Retirement Obligation

Asset retirement obligations are accounted for pursuant to Section 3110, of the Handbook of the Canadian Institute of Chartered Accountants. It requires the recognition of the fair value of a liability for asset retirement obligations in the year in which such a liability is incurred; when a reasonable estimate can be made. At such time the present value of the asset retirement obligation (referred to as “site restoration obligations”) are to be added to the capitalized cost of the mineral property, and recorded as a liability at the equivalent amount. In periods subsequent to initial measurement, the asset retirement obligation is adjusted for both the passage of time and revisions to the original estimate. The site restoration obligations included in the capitalized cost of the property, as adjusted from time to time, are to be amortized to operations on the unit-of-production basis together with total mineral property costs capitalized.

(m)	Stock-Based Compensation

The Company adopted Section 3870 (“CICA 3870”), Stock-based compensation and other stock-based payments, of the Handbook of the Canadian Institute of Chartered Accountants, which establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. Section 3870 sets out a fair value based method of accounting that is required for all stock-based transactions. Under the recommendation, direct awards of stock granted to employees and directors are recorded at fair value on the date of grant and the associated expense is amortized over the vesting period.

5.	Investment Securities

	2006	2005

Levon Resources Ltd.
967,571 common shares (2005 — 967,571)	$77,117	$77,117
Mill Bay Ventures Inc. (formerly First International Metals Corp.)
518,731 common shares (2005 — 324,565)	70,291	52,817

	$147,408	$129,934

Levon Resources Ltd. (“Levon”) and Mill Bay Ventures Inc. (“Mill Bay”) are related to the Company by way of common management and directors. The fair market value of the Mill Bay and Levon common shares as at January 31, 2006 were $46,688 (2005 — $38,948), and $91,910 (2005 — $96,757), respectively.

6.	Equipment

	2006
		Accumulated	Net Book
	Cost	Amortization	Value

Computer hardware	$5,926	$2,536	$3,390
Equipment	436	192	244

	$6,362	$2,728	$3,634

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

	2005
		Accumulated	Net Book
	Cost	Amortization	Value

Computer hardware	$5,926	$1,688	$4,238
Equipment	436	131	305

	$6,362	$1,819	$4,543

7.	Mineral Properties

(a)	Robertson Property

The Company has certain interests in 724 patented and unpatented load mining claims located in the Bullion Mining District, Lander County, Nevada, subject to NSR’s ranging from 4% to 10%, and which certain leases provide for advance royalty payments. The Robertson group is recorded under three separate claims groups known as the Core Claims (100% owned), the Excluded Claims (39% carried interest) and the Norma Sass/Ruff Claims (66.67% owned).

(i)  Excluded Claims — 39% carried interest

By an Agreement dated May 16, 1996, the Company granted Amax Gold Exploration Inc. (“Amax”) an option to purchase a 51% interest in 200 claims. Amax exercised the option by paying twice the amount the Company had incurred in exploration expenditures on the property. Under the terms of the Agreement, the Company could elect, and did elect, to have the 49% of its interest reverted to a 39% carried interest.

The Excluded Claims Option Agreement was assignable by the Company or Amax. On September 13, 1995, the Company optioned 50% of its interest in 54 claims (subsequent known as the Ruff/Sass Claims — see Note 7(a)(ii)) to Levon Resources Ltd., and on March 24, 1997 Amax assigned it’s Option to Placer Dome Inc. (“Placer”). On July 11, 1997, Placer exercised its right to acquire a 51% interest in the claims by making a payment to the Company of US$615,359. The claims, that Placer had acquired a 51% interest in, excluded the Ruff/Sass claims as these were released back to the Company by Placer. Pursuant to the terms under the option agreement, the parties entered into an Exploration and Mining Venture Agreement dated July 11, 1997, and the Company exercised its right to have Placer advance the Company’s share of venture costs from inception of the Venture to commencement of commercial production in exchange for an additional undivided 10% interest in the properties.

(ii)  Ruff/Norma Sass — 66.67% owned

By an amended Option Agreement dated September 13, 1995, the Company had granted Levon Resources Ltd. (“Levon”), a company related by common directors, an option to purchase a 50% interest in 54 claims known as the Ruff/Sass Claims. On December 31, 2002, the Agreement was amended whereby Levon earned a 33.33% interest in the claims by the issuance to the Company of 300,000 common shares in Levon (received during previous fiscal years) and incurring $350,294 in exploration on the Property (incurred during prior years).

A third party holds a 3% net smelter returns royalty on the production from some of these mining claims, up to a limit of USD$1,250,000.

By an Option Agreement dated December 4, 2002 the Company granted Goldfranchise Corporation (“Goldfranchise”) an Option to acquire a 33 1/3% interest in the Ruff/Norma Sass claims. In order to earn the interest, Goldfranchise must:

a) Pay to Coral US$38,391.50;

b)	Incur minimum expenditures on the property in the amount of US $300,000, of which $100,000 on or before December 4, 2003, and the balance of $200,000 on or before December 4, 2004; and

c)	Pay to Coral 33 1/3% of all land fees, taxes, advance royalties required to keep the claims in good standing.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

This Option Agreement with Goldfranchise has been terminated due Goldfranchise not fulfilling their obligations under the Agreement.

By way of an agreement dated December 30, 2004, the Company and Levon have assigned, sub-leased and granted a mining lease to a subsidiary of Agnico-Eagle Mines Ltd. (“AGE”) on the following properties: the Blue Nugget; the Blue Nugget #1 to #8; the Lander Ranch; the Lander Ranch #1 to the Lander Ranch #25 and the Lander Ranch Extension; the Blue Jay; the T and S; the Norma and the Norma #1 to the Norma #23; the Sass and the Sass #1 to the Sass #10; the DM #1 to the DM #8; the BA #1 to the BA #12; the PC #1 to the PC #20; and the PM #1 to the PM #12, in consideration for the following minimum advance royalty payments (in US dollars) and minimum work commitments:

		Advance
		Royalty
Date		(US$)	Minimum Work

Execution of the Agreement	December 30, 2004	$25,000	—
First Anniversary	December 30, 2005	$30,000	13,000 ft of drilling
Second Anniversary	December 30, 2006	$50,000	15,000 ft of drilling
Third Anniversary	December 30, 2007	$75,000	17,000 ft of drilling
Fourth Anniversary	December 30, 2008	$75,000	—
Fifth Anniversary	December 30, 2009	$150,000	—

A minimum of 13,000 ft of exploration drilling was completed as part of the first year’s minimum work commitment. The initial advance royalty payment has been paid and received and the first anniversary payment has been received as well. Upon making the second and third year’s anniversary advance royalty payments, AGE will be obligated to complete the associated minimum work commitment for that year. After the third anniversary, or at anytime after the completion of at least 45,000 ft of drilling, AGE will have earned a 51% interest in the Norma Sass Property.

AGE, at its option, may provide the funds to acquire the leased claims from the underlying owners of such claims for the benefit of AGE, the Company and Levon, to earn an additional 24% interest (bringing AGE’s total interest to 75%). AGE will then have the option of acquiring the remaining 25% interest by producing a positive feasibility study and making a positive production decision.

At the fifth anniversary and every year thereafter until production occurs, the advance royalty payment will be $150,000 per annum. All advance royalty payments will be credited towards AGE’s payment of a royalty of 2.5% net smelter returns from production to the Company and Levon. AGE has reserved the right to purchase 1% of this net smelter returns royalty (to reduce the royalty to the Company and Levon to 1.5%) for a cash payment of USD$1.0 million. The Company and Levon have agreed to share in any benefits from the agreement with AGE in proportion to their current respective interests in the Norma Sass Property.

(iii)  Core claims — 100% owned

By an Option Agreement dated January 31, 1999 the Company granted Placer an option to acquire up to a 70% interest in the entire Robertson Property’s 724 claims. Under the terms of the Option, Placer guaranteed a Reclamation Bond required to be posted by the Company for previous exploration work on the Core Claims. The Option Agreement terminated on December 31, 1999. The Company was obligated under the terms of the Option to replace Placer’s guarantee. Subsequent to January 31, 2004, the Company replaced the guarantee by posting a cash bond (note 8).

(iv)  Marcus Corporation

By way of an agreement dated September 15, 2005, the Company has purchased 1,391,860 shares of Marcus Corporation (“Marcus”), representing 98.49% of the total issued shares of Marcus. Marcus owns the Marcus mining

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

claims, consisting of 39 unpatented lode claims and two Placer claims, and which comprise a portion of the Company’s Robertson Property. By acquiring Marcus, the Company will control Marcus, and own an indirect interest in the mining lease between the Company and Marcus, which provides for an annual advanced royalty to Marcus of US$12,000, and a 5% net smelter returns royalty up to a maximum payment of US$2.5 million. The mining lease with Marcus expires in 2007.

(b)	Eagle Property

The Company holds a 50% interest in 45 lode mineral claims located at Corral Canyon in Lander County, Nevada, USA. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.

(c)	Ludlow Property

The Company owns a mineral property consisting of approximately 128 acres in the San Bernadino County, California, USA. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.

(d)	JDN Property

The Company holds a 50% interest in 34 lode mineral claims located in Lander County, Nevada USA. The JDN claims are located approximately three miles north of the Robertson Property. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.

Ownership in mineral properties involves certain inherent risks due to the difficulties in determining the validity of certain claims, as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristics of many mineral interests. The Company has investigated ownership of its mineral interests and, to the best of its knowledge, ownership of its properties is in good standing.

8.	Reclamation Deposit

Under the laws of the State of Nevada, the Company is required to have a reclamation deposit which covers the cost to reclaim the ground disturbed. The Company’s obligation at January 31, 1999 had been assumed by Placer as part of the Exploration and Development Option Agreement [note 7(a)]. As the Agreement was terminated on December 31, 1999, the Company was required to post its own security to guarantee performance under the Reclamation Bond.

During the year, a revised Reclamation Plan for the purposes of reducing the performance bond was approved by the Bureau of Land Management (the “Bureau”), reducing the required deposit to $260,976 (US$228,205) (2005 — $518,057).

Coral Resources Inc., as principal, placed the funds in trust with a fully secured standby letter of credit lodged as collateral in support of the bond.

9.	Subscriptions Received in Advance

During the year, the Company received $60,000 (2005 — $nil) towards private placements of 20,000 shares (2005 — nil). These shares were issued subsequent to year-end as part of the private placement that closed on March 4, 2006 (note 17(a)).

10.	Share Capital

(a) Authorized: Unlimited common shares without par value.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(b) Issued:

	Shares	Amount	Deficit

Balance, January 31, 2003	3,470,993	$27,379,052	$(19,196,457)
2004 share issuances for cash:
Private placements	721,882	1,897,068
Exercise of warrants	149,310	357,368
Exercise of stock options	19,500	48,750
Share issuance costs	—	(36,000)
2004 loss			(753,596)

Balance, January 31, 2004	4,361,685	29,646,238	(19,950,053)
2005 share issuances for cash:
Private placements	255,220	1,039,464
Exercise of warrants	1,600	4,960
Exercise of stock options	30,400	76,000
Share issuance costs		(11,984)
2005 loss			(878,819)

Balance, January 31, 2005	4,648,905	30,754,678	(20,828,872)
2006 share issuances for cash:
Exercise of warrants	9,397	25,944
Exercise of stock options	102,500	174,250
Shares returned to treasury	(2,500)	(11,000)
Fair value of stock options exercised	—	87,560
Shares issued for Marcus Corp purchase	347,964	528,905
2006 loss			(3,067,474)

Balance, January 31, 2006	5,106,266	$31,560,337	$(23,896,346)

(c) At January 31, 2006, the following director, officer and employee stock options are outstanding and exercisable enabling the holders to acquire additional common shares as follows:

Number of Shares	Exercise Price	Expiry Date

300,400	$1.70	December 1, 2009
32,500	$1.70	April 12, 2010
365,000	$3.55	December 12, 2010

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

The Company has granted founders, directors, officers and certain employees stock options. Stock option activity is summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance outstanding, January 31, 2003	202,750	$2.50
2004 — Cancelled	(10,000)	2.50
2004 — Exercised	(19,500)	2.50

Balance outstanding, January 31, 2004	173,250	2.50
2005 — Granted	412,900	1.70
2005 — Cancelled	(20,250)	1.71
2005 — Exercised	(30,400)	2.50

Balance outstanding, January 31, 2005	535,500	1.91
2006 — Granted	407,500	3.36
2006 — Expired	(142,600)	2.50
2006 — Exercised	(102,500)	1.70

Balance outstanding, January 31, 2006	697,900	$2.67

The Company in fiscal 2005 adopted a formal stock option plan which provides for the granting of options to directors, officers, employees and consultants for a maximum of 706,000 shares (representing approximately 20% of the issued share capital of the Company as at the date of approval of the Plan by the Board). The Company recorded compensation expense of $1,056,100 (2005 — $343,533) with respect to stock options granted. The weighted average fair value of the options granted as at January 31, 2006 was $2.59 per share (2005 — $0.83 per share).

The fair value of options granted was estimated at the date of granting using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 4.09% and 4.42%, dividend yield of 0.0%, volatility factors of 104.23% and 101.41, and a life of 5 years.

The Black-Scholes valuation model was developed for use in estimating the fair value of traded options, which are fully transferable and freely traded. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility, changes in the subjective input assumptions can materially affect the fair value estimate.

(d) At January 31, 2006, the Company has outstanding share purchase warrants enabling the holders to acquire additional common shares as follows. Subsequent to year-end, the warrants with expiry dates of February 16 and 17, 2006 expired without being exercised:

Number of Shares	Exercise Price	Expiry Date

104,380	$4.80	February 16, 2006
148,340	$5.50	February 17, 2006
391,900	$3.10	October 12, 2006
200,000	$3.60	November 17, 2006
100,000	$3.90	December 19, 2006
171,078	$2.00	September 15, 2007

1,115,698

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

11.	Contributed Surplus

	2006	2005

Balance, beginning of the year	$343,533	$—
Stock-based compensation expense	1,056,100	343,533
Warrants issued on acquisition of Marcus Corporation	116,100	—
Fair value of stock options exercised	(87,560)	—

	$1,428,173	$343,533

12.	Commitments

(a) The Company entered into a new cost-sharing agreement during 2005 to reimburse a related party for a variable percentage (2005 fixed percentage — 20%; 2004 fixed percentage — 20%) of its overhead expenses, to reimburse 100% of its out-of-pocket expenses incurred on behalf of the company, and to pay a percentage fee based on the total overhead and corporate expenses referred to above. The agreement may be terminated with one-month notice by either party.

A total of $166,203 (2005 — $135,140; 2004 — $107,393) was charged to operations in relation to the cost sharing agreement.

(b) The Company entered into a 12 month Investor Relations Agreement on July 1, 2005 with Investors Relations Services Group John Mullen & Partners (“IRS”) to provide investor relations services in Europe. In consideration for the services rendered, the Company has agreed to pay IRS fees totalling $18,000 plus expenses (2005 — $nil; 2004 — $nil).

13.	Related Party Transactions

Related party transactions not disclosed elsewhere in the financial statements are as follows:

(a) Included in advances receivable are amounts due from related parties, as well as third party receivables. These amounts due from related parties include $28,003 (2005 — $28,003) due from a joint venture with common management and common directors; $7,850 (2005 — $Nil) from a company controlled by a Director; $1,430 (2005 — $Nil) from a director of the Company and $13,124 (2006: $89,992 less an allowance for bad debt of $76,868; 2005: $122,048 less an allowance for bad debt of $90,621) with two companies with common management and common directors.

(b) Advances payable include $31,620 (2005 — $31,333) due to Directors in regards to past directors’ fees; $26,922 (2005 — $10,695) due to a company with common management in regards to the cost sharing agreement for overhead expenses; $nil (2005 — $32,540) to a company with common management and directors and $3,414 (2005 — $1,784) to a company controlled by a Director.

(c) Consulting fees of $30,000 (2005 — $30,000; 2004 — $22,500) were paid to a company owned by a director.

(d) Management fees of $105,000 (2005 — $75,000; 2004 — $90,000) were paid to a company owned by a director.

(e) Directors’ fees of $12,000 (2005 — $14,000; 2004 — $24,000) were paid to directors of the Company.

(f) An allowance in the amount of $209,840 (2005 — $209,840; 2004 — $209,840) has been accrued in respect of advances made to a Company with common management.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(g) The loan receivable of $83,000 (2005 — $50,000) is due from a subsidiary of a related company with common management that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

(h) Included in accounts payable and accrued liabilities are bonuses payable to a director of the Company in the amount of $525,000 (2005 — $Nil).

These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties, unless otherwise noted.

14.	Site Restoration Obligation

Management has assessed their site restoration obligations and the associated liability to be recognized in the current period. Management has estimated that the costs would approximate $16,000 (2005 — $nil). Management will continue to assess their site restoration obligations and the associated liability as further information becomes known.

15.	Income Taxes

The reconciliation of the future income tax recovery (expense) rate to the statutory rate is as follows:

	2006	2005	2004
		Restated	Restated
		(Note 2)	(Note 2)

Loss before taxes	$(2,289,463)	$(878,819)	$(753,596)
Income tax rate	34.75%	35.62%	35.62%
Income tax recovery at the statutory rate	795,474	313,035	268,431
Permanent differences	(354,610)	(166,879)	(49,269)
Expiration of losses	(1,018,575)	(158,065)	(285,593)
Share issuance costs	—	4,269	12,823
Changes in income tax rates	(95,008)	(185)	(498)
Foreign exchange differences	86,719	19,125	48,807
Change in the valuation allowance	(192,000)	(11,300)	5,299

Net future income tax recovery (expense)	$(778,000)	$—	$—

The components of the future income tax assets (liabilities) are as follows:

	2006	2005
		Restated
		(Note 2)

Future income assets:
Non-capital loss carry-forwards	$2,758,000	$3,351,000
Resource interests	775,000	809,000
Other	112,338	141,000

	3,645,338	4,301,000
Less: valuation allowance	(2,181,000)	(1,989,000)

Net future income tax asset	$1,464,338	$2,312,000
Future income tax liability:
Resource interests	(2,913,000)	(2,630,000)

Net future income tax liability	$(1,448,662)	$(318,000)

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

The valuation allowance reflects the Company’s estimate that the tax assets, more likely than not, will not be realized.

At January 31, 2006, the Company had, for Canadian tax purposes, operating losses aggregating approximately $3,798,000. These losses are available to reduce taxable incomes earned by the Canadian operations of future years and expire as follows:

2007	$420,000
2008	243,000
2009	231,000
2010	527,000
2011	627,000
2015	522,000
2016	1,228,000

$3,798,000

The net operating losses available to offset revenues of the US operations are approximately US$3,648,000 (2005 — US$4,700,000) and expire at various times through 2017.

16.	Segmented Information

The Company is involved in mineral exploration and development activities principally in United States. The Company is in the development stage and, accordingly, has no reportable segment revenues or operating results for each of the 2006, 2005 and 2004 fiscal year.

	2006
	Canada	USA	Total

Current assets	$695,738	$99,547	$795,285
Investment in securities	74,833	72,575	147,408
Loan Receivable	83,000	—	83,000
Equipment	3,634	—	3,634
Mineral properties	—	10,095,609	10,095,609
Reclamation deposit	—	260,976	260,976

	$857,205	$10,528,707	$11,385,912

	2005
	Canada	USA	Total

Current assets	$1,511,905	$50,989	$1,562,894
Investment in securities	57,359	72,575	129,934
Loan Receivable	50,000	—	50,000
Equipment	4,543	—	4,543
Mineral properties	—	8,472,255	8,472,255
Reclamation deposit	—	518,057	518,057

	$1,623,807	$9,113,876	$10,737,683

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

17.	Subsequent Events

(a) The Company closed a non-brokered private placement of 1,500,000 shares at a price of $3.00 per share on March 4, 2006.

(b) The Company announced on March 6, 2006 that it has received an offer by U.S. Gold Corporation to acquire all of the Company’s outstanding common shares. Under the proposal, U.S. Gold Corporation would offer 0.63 share of U.S. Gold common stock for each outstanding common share of the Company. To date this transaction has not closed.

18.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP)

These consolidated financial statements and the selected financial data have been prepared under Canadian GAAP.

For each year of presentation, the modifications necessary in order for these consolidated financial statements to conform to U.S. GAAP have been suitably provided as follows:

(a)	Reconciliation of Consolidated Balance Sheet items:

(i)  Reconciliation of Total Assets and Liabilities

	2006	2005
		Restated
		(Note 2)

Total assets per CDN GAAP	$11,385,912	$10,737,683
Mineral properties (note 18(h))	(9,057,135)	(8,472,255)
Investment securities	(8,810)	5,771

Total assets per US GAAP	$2,319,967	$2,271,199

Total liabilities per US/CDN GAAP	$2,233,748	$450,289

(ii)  Reconciliation of Deficit under U.S. GAAP

	2006	2005	2004
		Restated	Restated
		(Note 2)	(Note 2)

Deficit end of year per CDN GAAP	$(23,896,346)	$(20,828,872)	$(19,950,053)
Stock compensation expense	(60,000)	(60,000)	(60,000)
Deferred exploration expenditures, net	(9,057,135)	(8,472,255)	(7,574,347)

Deficit end of year per US GAAP	$(33,013,481)	$(29,361,127)	$(27,584,400)

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(b)	Reconciliation of Consolidated Statement of Income items:

Reconciliation of Net Loss under U.S. GAAP

	Year Ended	Year Ended	Year Ended
	January 31,	January 31,	January 31,
	2006	2005	2004
		Restated
		(Note 2)

Net loss for the year per CDN GAAP	$(3,067,474)	$(878,819)	$(753,596)
Deferred exploration expenditures	(584,880)	(897,908)	(420,054)
Writedown of deferred exploration expenditures	—	—	4,968

Net loss for the year per U.S. GAAP	$(3,652,354)	$(1,776,727)	$(1,168,682)
Unrealized gain (loss) on investment securities	(14,581)	5,771	—

Net comprehensive loss for the year per U.S. GAAP	$(3,696,935)	$(1,770,956)	$(1,168,682)

(c)	Loss Per Share U.S. GAAP

	Year Ended	Year Ended	Year Ended
	January 31,	January 31,	January 31,
	2006	2005	2004

Loss Per Share
— basic and diluted	$(0.76)	$(0.38)	$(0.32)

(d)	Comprehensive Income

Statement of Financial Accounting Standards No. 130 requires the reporting of comprehensive income in addition to net earnings. Comprehensive income includes net income plus other comprehensive income; specifically, all changes in equity of a company during a period arising from non-owner sources.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

Under US GAAP, a statement of changes in shareholders’ equity and comprehensive income in the following format would form a part of the annual consolidated financial statements:

Consolidated Statement of Changes in Shareholders’ Equity

								Accumulated
								Other
						Compre-		Compre-	Total
	Share Capital				Additional	hensive		hensive	Share-
	Number of		Share		Paid in	Income		Income	holders’
	Shares	Amount	Subscriptions	Warrants	Capital	(Loss)	Deficit	(Loss)	Equity
							Restated		Restated
							(Note 2)

Balance forward, January 31, 2003	3,470,994	$27,379,052	$—	$—	$60,000		$(26,415,718)	$—	$1,023,334
Share subscriptions	—	—	791,720	—	—	—	—	—	791,720
Issuance of shares (see Note 10(b))	890,691	2,267,186	—	—	—	—	—	—	2,267,186
Components of comprehensive income:
— net income (loss)	—	—	—	—	—	(1,168,682)	(1,168,682)	—	(1,168,682)

						$(1,168,682)

Balance, January 31, 2004	4,361,685	$29,646,238	$791,720	$—	$60,000		$(27,584,400)	$—	$2,913,558

Balance forward, January 31, 2004	4,361,685	$29,646,238	$791,720	$—	$60,000		$(27,584,400)	$—	$2,913,558
Share subscriptions	—	—	(791,720)	—	—	—	—	—	(791,720)
Issuance of shares (see Note 10(b))	287,220	1,108,440	(11,945)	—	—	—	—	—	1,096,495
Stock-based compensation expense	—	—	—	—	343,533	—	—	—	343,533
Components of comprehensive income:
— net income (loss)	—	—	—	—	—	(1,776,727)	(1,776,727)	—	(1,776,727)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	—	5,771	—	5,771	5,771

						$(1,770,956)

Balance, January 31, 2005	4,648,905	$30,754,678	$(11,945)	$—	$403,533		$(29,361,127)	$5,771	$1,790,910
Share subscriptions	—	—	71,945	—	—	—	—	—	71,945
Issuance of shares (see Note 10(b))	457,361	805,659	—	116,100	—	—	—	—	921,759
Stock-based compensation expense	—	—	—	—	1,056,100	—	—	—	1,056,100
Fair value of stock option exercises	—	—	—	—	(87,560)	—	—	—	(87,560)
Components of Comprehensive income:
— net income (loss)	—	—	—	—	—	(3,652,354)	(3,652,354)	—	(3,652,354)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	—	(14,581)	—	(14,581)	(14,581)

						$(3,696,935)

Balance, January 31, 2006	5,106,266	$31,560,337	$60,000	$116,100	$1,372,073		$(33,013,481)	$(8,810)	$86,219

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(e)	Supplemental Financial Information

(i)  Reconciliation of Cash Flows Under U.S. GAAP

Cash Flows from Operating Activities

	2006	2005	2004

Cash provided by (used in) operating activities per CDN GAAP	$(677,443)	$(556,184)	$(1,021,895)
Deferred exploration expenditures	(584,880)	(897,908)	(420,054)

Cash provided by (used in) operating activities per US GAAP	$(1,262,323)	$(1,454,092)	$(1,441,949)

Cash Flows from Investing Activities

	2006	2005	2004

Cash provided by (used in) investing activities per CDN GAAP	$(392,771)	$(914,246)	$264,756
Deferred exploration expenditures	584,880	897,908	420,054

Cash provided by (used in) investing activities per US GAAP	$192,109	$(16,338)	$684,810

(f)	Additional Disclosure Required by U.S. GAAP

(i)  Operations in a Foreign Country

The Company is subject to numerous factors relating to conducting business in a foreign country (including, without limitation, economic, political and currency risk), any of which could have a significant impact on the Company’s operation.

The Company’s U.S. subsidiaries, Coral Resources, Inc., Marcus Corporation and Coral Energy Corporation of California are subject to U.S. corporation tax on profits.

(g)	Additional Disclosure Required by SEC

The SEC requires that related party transactions be disclosed as a separate line in the financial statements. Under this requirement, the following related party transactions would have been shown separately as related party balances in the financial statements:

(i) Included in advances receivable are related party transactions of, $28,003 (2005 — $28,003; 2004 — $28,003) due from a joint venture with common management and common directors; $7,850 (2005 — $Nil; 2004 — $Nil) from a company controlled by a Director; $1,430 (2005 — $Nil; 2004 — $Nil) from a director of the Company and $13,124 (2006: $89,992 less an allowance for bad debt of $76,868; 2005: $122,048 less an allowance for bad debt of $90,621; 2004: $90,621) with two companies with common management and common directors.

(ii) Consulting fees of $30,000 (2005 — $30,000; 2004 — $22,500) were paid to a company owned by a director.

(iii) Management fees of $105,000 (2005 — $75,000; 2004 — $90,000) were paid to a company owned by a director.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(iv) Directors’ fees of $12,000 (2005 — $14,000; 2004 — $24,000) were paid to directors of the Company.

(v) An allowance in the amount of $209,840 (2005 — $209,840) has been accrued in respect of advances made to a company with common management.

(vi) The loan receivable of $83,000 (2005 — $50,000) is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

(vii) Included in accounts payable are $525,000 (2005 — $Nil) of amounts due to a Director of the Company, as a bonus.

(viii) Investment securities and marketable securities would be noted as a related party on the balance sheet.

(h)	Deferred Exploration Expenditures

The Company follows the policy of deferring all acquisition and exploration costs relating to the mineral properties held. Under US GAAP, the deferred exploration expenditures would have been expensed in the year they were incurred (see note 7(a) to 7(d)).

CORAL GOLD RESOURCES LTD.

Consolidated Balance Sheets
(In Canadian Dollars)
(Prepared by Management)

	July 31,	January 31,
	2006	2006
	(Unaudited)

ASSETS
Current
Cash and cash equivalents	$3,974,850	$663,071
Advances receivable (note 8(b))	71,854	62,358
Interest receivable	12,585	—
Prepaid expenses	81,417	69,856

	4,140,706	795,285
Investment securities	147,408	147,408
Loan receivable (note 8(e))	83,000	83,000
Equipment	3,272	3,634
Mineral properties (note 6)	10,632,985	10,095,609
Reclamation deposit	263,182	260,976

	$15,270,553	$11,385,912

LIABILITIES
Current
Accounts payable and accrued liabilities (note 8(d))	$390,902	$696,810
Advances payable (note 8(c))	46,037	61,956

	436,939	758,766

Site restoration obligation	16,000	16,000

Future income tax liability	1,448,662	1,448,662

Non-controlling interest	10,317	10,320

SHAREHOLDERS’ EQUITY
Subscriptions received in advance	—	60,000
Share capital (note 7)	36,413,491	31,560,337
Contributed surplus	1,428,173	1,428,173
Deficit	(24,483,029)	(23,896,346)

	13,358,635	9,152,164

	$15,270,553	$11,385,912

NOTE 1 — NATURE OF BUSINESS AND GOING CONCERN

NOTE 9 — COMMITMENTS

Approved by the Directors:

/s/ Louis Wolfin	Director	/s/ Gary Robertson	Director

CORAL GOLD RESOURCES LTD.

Consolidated Interim Statements of Operations and Deficit
(In Canadian Dollars)
(Unaudited — Prepared by Management)

	For the Period
	January 22, 1981	Three Months Ended		Six Months Ended
	(Inception) to	July 31,		July 31,
	July 31, 2006	2006	2005	2006	2005

Revenue
Sales	$2,176,079	$—	$—	$—	$—
Cost of sales	(5,383,348)	—	—	—	—

	(3,207,269)	—	—	—	—

Expenses
Administrative services	1,058,598	—	—	—	—
Amortization	3,090	181	159	362	443
Consulting fees	319,828	57,500	10,020	92,300	20,020
Directors fees	125,763	—	—	50,000	—
Investor relations and shareholder information	1,970,552	53,669	23,089	69,072	39,426
Legal and accounting	2,825,232	188,356	14,922	225,468	51,612
Listing and filing fees	168,686	2,440	4,381	31,411	7,581
Management fees	414,975	32,800	22,500	60,475	45,000
Office and miscellaneous	2,076,839	18,458	17,137	40,227	34,921
Salaries and benefits	958,962	18,071	25,614	37,203	49,735
Stock-based compensation	1,399,633	—	—	—	36,400
Transfer agent fees	62,600	6,844	3,136	10,544	4,890
Travel	969,837	27,325	17,498	38,643	39,415

	12,354,595	405,644	138,456	655,705	329,443

Operating loss	(15,561,864)	(405,644)	(138,456)	(655,705)	(329,443)
Other items
Interest income	925,258	43,930	2,461	70,968	5,897
Recovery of bad debt	(344,859)	3,464	—	3,464	—
Foreign exchange gain (loss)	(256,699)	(4,897)	(13,822)	(5,413)	(6,740)
Gain realized on disposition of option on property	143,552	—	—	—	—
Gain on sale of investment	17,692	—	—	—	—
Financing costs	(341,006)	—	—	—	—
Writedown of investment securities	(809,828)	—	—	—	—
Loss on equipment disposals	(32,784)	—	—	—	—
Writedown of equipment	(16,335)	—	—	—	—
Writedown of mineral properties	(7,110,148)	—	—	—	—

Loss for the period before future income taxes and non-controlling interest	$(23,387,021)	$(363,147)	$(149,817)	$(586,686)	$(330,286)
Future income tax expense	(1,096,000)	—	—	—	—
Non-controlling interest gain	(8)	—	—	3	—

Loss for the period (balance carried forward)	$(24,483,029)	$(363,147)	$(149,817)	$(586,683)	$(330,286)

Deficit, beginning of period		(24,119,882)	(21,009,341)	(23,896,346)	(20,828,872)

Deficit, end of period		$(24,483,029)	$(21,159,158)	$(24,483,029)	$(21,159,158)

Loss per share		$(0.05)	$(0.03)	$(0.09)	$(0.07)

Weighted average number of common shares outstanding		6,719,932	4,651,155	6,425,173	4,650,030

CORAL GOLD RESOURCES LTD.

Consolidated Interim Statements of Cash Flows
(In Canadian Dollars)
(Unaudited — Prepared by Management)

	For the period
	January 22, 1981	Three Months Ended		Six Months Ended
	(inception) to	July 31,		July 31,
	July 31, 2006	2006	2005	2006	2005

Cash flows from (used in) operating activities
Loss for the year	$(24,483,029)	$(363,147)	$(149,817)	$(586,683)	$(330,286)
Adjustments for items not involving cash:
— amortization	3,090	181	159	362	443
— stock based compensation	1,399,633	—	—	—	36,400
— non-controlling interest	8	—	—	(3)	—
— writedown of equipment	16,335	—	—	—	—
— future income tax expense	1,096,000	—	—	—	—
— writedown of investment securities	809,828	—	—	—	—
— writedown of mineral properties	7,110,148	—	—	—	—
— writedown of advances receivable	348,323	—	—	—	—
— loss on equipment disposals	32,784	—	—	—	—
— gain on sales of investments	(17,692)	—	—	—	—
— gain realized on disposition of option on property	(143,552)	—	—	—	—

	(13,828,124)	(362,966)	(149,658)	(586,324)	(293,443)
Change in non-cash working capital:
— increase (decrease) in advances receivable	(420,177)	(19,172)	(7,779)	(9,496)	4,378
— increase in interest receivable	(12,585)	(12,585)	—	(12,585)	—
— increase (decrease) prepaid expenses	(81,417)	(3,370)	(18,457)	(11,561)	(15,090)
— investment securities	(119,174)	—	—	—	—
— increase (decrease) in accounts payable and accrued liabilities	390,902	17,289	59,673	(305,908)	51,220
— decrease (increase) in advances payable	46,037	(34,692)	(363)	(15,919)	(6,305)

	(14,024,538)	(415,496)	(116,584)	(941,793)	(259,240)

Cash flows from (used in) investing activities
Mineral properties acquisition and exploration expenditures incurred	(16,561,118)	(413,977)	(206,753)	(537,376)	(285,811)
Acquisition of Marcus Corporation	(14,498)	—	—	—	—
Proceeds on sale of equipment	92,732	—	—	—	—
Loan receivable	(83,000)	—	—	—	(33,000)
Purchase of equipment	(145,485)	—	—	—	—
Purchase of investments	(939,776)	—	—	—	—
Decrease (increase) in reclamation deposit amounts	(263,182)	(2,206)	12,702	(2,206)	5,315

	(17,914,327)	(416,183)	(194,051)	(539,582)	(313,496)

Cash flows from financing activities
Subscriptions received in advance	60,000	—	—	—	—
Issuance of shares for cash, net	35,824,586	192,749	11,900	4,793,154	12,845

	35,884,586	192,749	11,900	4,793,154	12,845

Net increase (decrease) in cash and cash equivalents	3,945,721	(638,930)	(298,735)	3,311,779	(559,891)
Cash and cash equivalents, beginning of period	29,129	4,613,780	1,210,990	663,071	1,472,146

Cash and cash equivalents, end of period	$3,974,850	$3,974,850	$912,255	$3,974,850	$912,255

Supplementary disclosure of cash flow information:
Cash paid during the period for:
Interest		$—	$40	$—	$40
Income taxes		—	—	—	—

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements
July 31, 2006
(In Canadian Dollars)
(Unaudited — Prepared by Management)

1.	Nature of Business and Going Concern

These consolidated financial statements have been prepared on a going-concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company is in the process of exploring its mineral interests and has not yet determined whether these properties contain ore reserves that are economically recoverable. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the discovery of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. Management’s plan in this regard is to raise equity financing as required.

2.	Prior Period Adjustment

During the year ended January 31, 2006 the Company recorded a prior period adjustment to account for an unrecorded future income tax liability arising from prior years. The effect of the restatement is that future income tax liability and deficit increased by $318,000 at January 31, 2005. The unrecorded future income tax liability pertained to periods prior to February 1, 2003, and as a result, the deficit, beginning of the period as disclosed in the consolidated statements of operations and deficit for the three and six month periods ended July 31, 2005 also increased by $318,000. The unrecorded future income tax liability did not change the Company’s loss for either of the three or six month periods ended July 31, 2005.

3.	Basis of Presentation

These unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) on a basis consistent with that followed in the most recent audited annual consolidated financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with Canadian GAAP have been condensed or omitted and therefore these unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes thereto for the fiscal year ended January 31, 2006.

These unaudited interim consolidated financial statements have also been prepared in accordance with United States generally accepted accounting principles (“US GAAP”), except as described in note 12 to these unaudited consolidated financial statements. All figures are in Canadian dollars unless otherwise stated.

In the opinion of the Company’s management, all adjustments considered necessary for a fair presentation of these unaudited interim consolidated financial statements have been included and all such adjustments are of a normal recurring nature. Operating results for the three and six month periods ended July 31, 2006 are not necessarily indicative of the results that can be expected for the full fiscal year ending January 31, 2007.

4.	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coral Resources, Inc. and Coral Energy Corporation of California and its 98.49% owned subsidiary Marcus Corporation. Significant inter-company accounts and transactions have been eliminated.

5.	Comparative Figures

Certain of the comparative figures for 2005 have been reclassified, where applicable, to conform to the presentation adopted for the current year.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

6.	Mineral Properties

The following is a summary of mineral property expenditures for the six months ended July 31, 2006:

Balance, beginning of period		$10,095,609
Robertson Property
Assays	$48,950
Consulting	172,140
Drilling	240,671
Field supplies and other	4,999
Lease payments	53,300
Reclamation	9,376
Water analysis	481

Total expenditures for Robertson Property		537,376

Balance, end of period		$10,632,985

7.	Share Capital

(a)	Authorized Unlimited common shares without par value

(b)	Issued

	2006		2005
	Shares	Amount	Shares	Amount

Balance, January 31,	5,106,266	$31,560,337	4,648,905	$30,754,678
Private placements	1,500,000	4,500,000	—	—
Exercise of warrants	58,212	160,064	—	—
Exercise of stock options	14,500	28,350	—	—
Warrants returned to treasury	(2,000)	(11,000)	—	—
Share issuance costs	—	(17,009)	—	—

Balance, April 30,	6,676,978	$36,220,742	4,648,905	$30,754,678
Exercise of warrants	67,232	173,624	—	—
Exercise of stock options	11,250	19,125	7,000	11,900
Cancelled shares	—	—	(2,500)	(11,000)

Balance, July 31,	6,755,460	$36,413,491	4,653,405	$30,755,578

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

(c)	Share Purchase Warrants

A summary of share purchase warrants transactions for the three and six month periods ended July 31, 2006 to date is as follows:

Number of
Underlying
Shares

Balance, January 31, 2006	1,115,698
Granted	—
Exercised	(58,212)
Returned to treasury	2,000
Expired	(252,720)

Balance, April 30, 2006	806,766
Granted	—
Exercised	(67,232)

Balance, July 31, 2006	739,534

As at July 31, 2006, the following share purchase warrants were outstanding:

Number of
Underlying
Shares	Exercise Price	Expiry Date

333,900	$3.10	October 12, 2006
192,500	$3.60	November 17, 2006
100,000	$3.90	December 19, 2006
113,134	$2.00	September 15, 2007

739,534

(d)	Stock Options

During the six months ended July 31, 2006, there were no stock options granted by the Company.

A summary of the stock options granted and exercised for the three and six month periods ended July 31, 2006 is as follows:

	Number	Weighted Average
	of Options	Exercise Price

Balance, January 31, 2006	697,900	$2.67
Exercised	(14,500)	$1.96

Balance, April 30, 2006	683,400	$2.68
Exercised	(11,250)	$1.70

Balance, July 31, 2006	672,150	$2.70

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

A summary of stock options outstanding and exercisable at the period ended July 31, 2006 is as follows:

		Weighted Average
		Remaining
	Number	Contractual	Weighted Average
Exercise Price	Outstanding	Life (yr)	Exercise Price

$1.70	309,150	3.37	$1.70
$3.55	363,000	4.37	$3.55

8.	Related Party Transactions

Related party transactions not disclosed elsewhere in these statements are as follows:

a) During the three and six month periods ended July 31, 2006, the Company paid, or made provision for the future payment, of the following amounts to related parties:

i) $22,500 for the three months ended and $45,000 for the six months ended July 31, 2006 (three months ended July 31, 2005 — $22,500; six months ended July 31, 2005 — $45,000) to a private company controlled by an officer and former director for management fees;

ii) $7,500 for the three months ended and $15,000 for the six months ended July 31, 2006 (three months ended July 31, 2005 — $7,500; six months ended July 31, 2005 — $15,000) in consulting fees to a private company owned by a Director; and

iii) $Nil for the three months ended and $50,000 for the six months ended July 31, 2006 (three months ended July 31, 2005 — $nil; six months ended July 31, 2005 — $nil) in directors fees to directors of the Company.

b) Included in advances receivable are amounts due from related parties, as well as third party receivables. These amounts due from related parties include $28,003 (January 31, 2006 — $28,003) due from a joint venture with common management and common directors; $1,414 (January 31, 2006 — $7,850) due from a company controlled by a Director; $13,124 (July 31, 2006: $89,992 less an allowance for bad debt of $76,868; January 31, 2006: $89,992 less an allowance for bad debt of $76,868) with two companies with common management and common directors; and $nil (January 31, 2006 — $1,430) from a director of the Company.

c) Advances payable include $17,000 (January 31, 2006 — $31,620) due to Directors in regards to past directors’ fees; $22,676 (January 31, 2006 — $26,922) due to a company with common management in regards to the cost sharing agreement for overhead expenses; $5,325 (January 31, 2006 — $nil) to an officer of the Company in regards to management fees and $1,036 (January 31, 2006 — $3,414) due to a private company controlled by a Director of the Company.

d) Bonuses payable to a director of the Company of $525,000 were included in accounts payable and accrued liabilities as at January 31, 2006. $300,000 of that amount has been paid to the director in the six month period ended July 31, 2006. The balance still owing and included as part of accounts payable and accrued liabilities as of July 31, 2006 is $225,000.

e) The loan receivable of $83,000 (January 31, 2006 — $83,000) is due from a subsidiary of a related company with common management that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

f) An allowance in the amount of $209,840 (January 31, 2006 — $209,840) has been accrued in respect of advances made to a company with common management.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties, unless otherwise noted.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

9.	Commitment

The Company entered into a cost-sharing agreement during 2005 to reimburse a related party for a variable percentage of its overhead expenses, to reimburse 100% of its out-of-pocket expenses incurred on behalf of the company, and to pay a percentage fee based on the total overhead and corporate expenses referred to above. The agreement may be terminated with one-month notice by either party.

During the three and six month periods ending July 31, 2006 a total of $33,390 and $58,281 (three months ended July 31, 2005 — $47,235; six months ended July 31, 2005 — $92,006) respectively, was charged to operations in relation to the cost sharing agreement.

10.	Subsequent Events

The Company entered into a 3 month Investor Relations Agreement on August 30, 2006 with Agoracom Investor Relations Corp. (“Agoracom”), to provide online marketing services. In consideration for the services rendered, the Company has agreed to pay Agoracom fees totaling $9,000 and grant Agoracom the option to purchase 20,000 common shares at a price of $3.92 per share.

Subsequent to July 31, 2006 the Company renewed a 12 month Investor Relations Agreement with Investor Relations Group Inc., formerly called Investors Relations Services Group John Mullen & Partners (“IRS”), to provide investor relations services in Europe. In consideration for the services rendered, the Company has agreed to pay IRS fees totaling $18,000 plus expenses.

Subsequent to July 31, 2006 the Company granted incentive stock options for the purchase of up to 280,000 shares at a price of $3.92 per share exercisable on or before September 5, 2011 to directors, officers, employees and consultants of the Company.

Subsequent to July 31, 2006 the Company has had 1,000 share purchase warrants exercised for total proceeds of $3,100.

11.	Segmented Information

The Company is involved in mineral exploration and development activities principally in the United States. The Company is in the development stage, and accordingly, has no reportable segment revenues or operating results for each of the three and six month periods ended July 31, 2006 and 2005.

	July 31, 2006
	Canada	USA	Total

Current assets	$4,043,391	$97,315	$4,140,706
Investment in securities	74,833	72,575	147,408
Loan receivable	83,000	—	83,000
Equipment	3,272	—	3,272
Mineral properties	—	10,632,985	10,632,985
Reclamation deposit	—	263,182	263,182

	$4,204,496	$11,066,057	$15,270,553

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

	January 31, 2006
	Canada	USA	Total

Current assets	$695,738	$99,547	$795,285
Investment in securities	74,833	72,575	147,408
Loan receivable	83,000	—	83,000
Equipment	3,634	—	3,634
Mineral properties	—	10,095,609	10,095,609
Reclamation deposit	—	260,976	$260,976

	$857,205	$10,528,707	$11,385,912

12.	Differences Between Canadian (“CDN”) and United States (“US”) GAAP

These consolidated financial statements and the selected financial data have been prepared under CDN GAAP.

For each period of presentation, the modifications necessary in order for these consolidated financial statements to conform to US GAAP have been suitably provided as follows:

(a)	Reconciliation of Consolidated Balance Sheet items:

(i)  Reconciliation of Total Assets and Liabilities

	July 31,	January 31,
	2006	2006

Total assets per CDN GAAP	$15,270,553	$11,385,912
Mineral properties	(9,594,511)	(9,057,135)
Investment securities	5,711	(8,810)

Total assets per US GAAP	$5,681,753	$2,319,967

Total liabilities per CDN and US GAAP	$1,911,918	$2,233,748

(ii)  Reconciliation of Deficit under U.S. GAAP

	July 31,	January 31,
	2006	2006

Deficit end of period per CDN GAAP	$(24,483,029)	$(23,896,346)
Stock compensation expense	(60,000)	(60,000)
Deferred exploration expenditures, net	(9,594,511)	(9,057,135)

Deficit end of period per US GAAP	$(34,137,540)	$(33,013,481)

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

(b)	Reconciliation of Consolidated Statement of Income items:

Reconciliation of Net Loss under US GAAP

			Six Months Ended
	Three Months Ended July 31,		July 31,
	2006	2005	2006	2005

Net loss for the period per CDN GAAP	$(363,147)	$(149,817)	$(586,683)	$(330,286)
Deferred exploration expenditures	(413,977)	(206,753)	(537,376)	(285,811)

Net loss for the period under US GAAP	(777,124)	(356,570)	(1,124,059)	(616,097)
Unrealized gain (loss) on investment securities	(151,721)	(24,189)	14,521	(54,931)

Net comprehensive loss for the period per US GAAP	$(928,845)	$(380,759)	$(1,109,538)	$(671,028)

Loss per share under US GAAP — basic and diluted	$(0.14)	$(0.08)	$(0.17)	$(0.14)

(c)	Comprehensive Income

Statement of Financial Accounting Standards No. 130 requires the reporting of comprehensive income in addition to net earnings. Comprehensive income includes net income plus other comprehensive income; specifically, all changes in equity of a company during a period arising from non-owner sources.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

Under US GAAP, a statement of changes in shareholders’ equity and comprehensive income in the following format would form a part of the annual consolidated financial statements:

Consolidated Statement of Changes in Shareholders’ Equity

									Total
								Accumulated	Other
	Share Capital				Additional	Comprehensive	Deficit	Other	Holders’
	Number of		Share		Paid In	Income	Restated	Comprehensive	Equity
	Shares	Amount	Subscriptions	Warrants	Capital	(Loss)	(Note 2)	Income (Loss)	Restated

Balance forward, January 31, 2004	4,361,685	$29,646,238	$791,720	$—	$60,000		$(27,584,400)	$—	$2,913,558
Share subscriptions	—	—	(791,720)	—	—	—	—	—	(791,720)
Issuance of shares (see Note 7(b))	287,220	1,108,440	(11,945)	—	—	—	—	—	1,096,495
Stock-based compensation expense	—	—	—	—	343,533	—	—	—	343,533
Components of comprehensive income:
— net income (loss)	—	—	—	—	—	(1,776,727)	(1,776,727)	—	(1,776,727)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	—	5,771	—	5,771	5,771

						$(1,770,956)

Balance, January 31, 2005	4,648,905	$30,754,678	$(11,945)	$—	$403,533		$(29,361,127)	$5,771	$1,790,910
Share subscriptions	—	—	71,945		—	—	—	—	71,945
Issuance of shares (see Note 7(b))	457,361	805,659	—	116,100	—	—	—	—	921,759
Stock-based compensation expense					1,056,100				1,056,100
Components of Comprehensive income:
— net income (loss)	—	—	—		—	(3,652,354)	(3,652,354)	—	(3,652,354)
— change in unrealized gain (loss) of marketable securities	—	—	—		—	(14,581)	—	(14,581)	(14,581)

						$(3,666,935)

Balance, January 31, 2006	5,106,266	$31,560,337	$60,000	$116,100	$1,372,073		$(33,013,481)	$(8,810)	$86,219
Share subscriptions	—	—	(60,000)		—	—	—	—	(60,000)
Issuance of shares (see Note 7(b))	1,649,194	4,853,154	—	—	—	—	—	—	4,853,154
Components of Comprehensive income:
— net income (loss)	—	—	—		—	(1,124,059)	(1,124,059)	—	(1,124,059)
— change in unrealized gain (loss) of investment securities	—	—	—		—	(14,521)	—	(14,521)	(14,521)

						$(1,109,538)

Balance, July 31, 2006	6,755,460	$36,413,491	$—	$116,100	$1,372,073		$(34,137,540)	$(5,711)	$3,769,835

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

(d)	Supplemental Financial Information

Reconciliation of Cash Flows under US GAAP

	Three Months Ended July 31,		Six Months Ended July 31,
	2006	2005	2006	2005

Cash Flows from Operating Activities
Cash used in operating activities per CDN GAAP	$(415,496)	$(116,584)	$(941,793)	$(259,240)
Deferred exploration expenditures	(413,977)	(206,753)	(537,376)	(285,811)

Cash used in operating activities per US GAAP	$(829,473)	$(323,337)	$(1,479,169)	$(545,051)

Cash Flows from Investing Activities
Cash used in investing activities per CDN GAAP	$(416,183)	$(194,051)	$(539,582)	$(313,496)
Deferred exploration expenditures	413,977	206,753	537,376	285,811

Cash provided by (used in) investing activities per US GAAP	$(2,206)	$12,702	$(2,206)	$(27,685)

Cash provided by financing activities per CDN and US GAAP	$192,749	$11,900	$4,793,154	$12,845

(d)	Additional Disclosure Required by US GAAP

(i)  Operations in a Foreign Country

The Company is subject to numerous factors relating to conducting business in a foreign country (including, without limitation, economic, political and currency risk), any of which could have a significant impact on the Company’s operation.

The Company’s U.S. subsidiaries, Coral Resources, Inc., Marcus Corporation and Coral Energy Corporation of California are subject to U.S. corporation tax on profits.

(e)	Additional Disclosure Required by SEC

The SEC requires that related party transactions be disclosed as a separate line in the financial statements. Under this requirement, the following related party transactions would have been shown separately as related party balances in the financial statements:

(i) Included in advances receivable are amounts due from related parties, as well as third party receivables. These amounts due from related parties include $28,003 (January 31, 2006 — $28,003) due from a joint venture with common management and common directors; $1,414 (January 31, 2006 — $7,850) due from a company controlled by a Director; $13,124 (July 31, 2006: $89,992 less an allowance for bad debt of $76,868; January 31, 2006: $89,992 less an allowance for bad debt of $76,868) with two companies with common management and common directors; and $nil (January 31, 2006 — $1,430) from a director of the Company.

(ii) $7,500 for the three months ended and $15,000 for the six months ended July 31, 2006 (three months ended July 31, 2005 — $7,500; six months ended July 31, 2005 — $15,000) in consulting fees to a private company owned by a Director; and

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

(iii) $22,500 for the three months ended and $45,000 for the six months ended July 31, 2006 (three months ended July 31, 2005 — $22,500; six months ended July 31, 2005 — $45,000) to a private company controlled by an officer and former director for management fees;

(iv) $Nil for the three months ended and $50,000 for the six months ended July 31, 2006 (three months ended July 31, 2005 — $nil; six months ended July 31, 2005 — $nil) in directors fees to directors of the Company.

(v) An allowance in the amount of $209,840 (January 31, 2006 — $209,840) has been accrued in respect of advances made to a company with common management.

(vi) The loan receivable of $83,000 (January 31, 2006 — $83,000) is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

(vii) Advances payable include $17,000 (January 31, 2006 — $31,620) due to Directors in regards to past directors’ fees; $22,676 (January 31, 2006 — $26,922) due to a company with common management in regards to the cost sharing agreement for overhead expenses; $5,325 (January 31, 2006 — $nil) to an officer of the Company in regards to management fees and $1,036 (January 31, 2006 — $3,414) due to a private company controlled by a Director of the Company.

(viii) Included in accounts payable is $225,000 (January 31, 2006 — $525,000) of amounts due to a Director of the Company, as a bonus.

(ix) Investment securities would be noted as a related party on the balance sheet.

(f)	Deferred Exploration Expenditures

The Company follows the policy of deferring all acquisition and exploration costs relating to the mineral properties held. Under US GAAP, the deferred exploration expenditures would have been expensed in the year they were incurred (see note 6).

APPENDIX D — FINANCIAL STATEMENTS OF WHITE KNIGHT

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

JUNE 30, 2006

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of
White Knight Resources Ltd.

We have audited the consolidated balance sheets of White Knight Resources Ltd. as at June 30, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity and cash flows for the years ended June 30, 2006, 2005 and 2004 and the cumulative amounts from inception on December 18, 1986 to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2006 and 2005 and the results of its operations and its cash flows for the years ended June 30, 2006, 2005 and 2004 and the cumulative amounts from inception on December 18, 1986 to June 30, 2006 in accordance with Canadian generally accepted accounting principles.

/s/ DAVIDSON & COMPANY LLP

Chartered Accountants

Vancouver, Canada
August 22, 2006

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA
-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) to identify circumstances when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated August 22, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ DAVIDSON & COMPANY LLP

Chartered Accountants

Vancouver, Canada
August 22, 2006

A Member of SC INTERNATIONAL

1200 — 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	As at June 30
	2006	2005
	(Expressed in Canadian Dollars)

ASSETS
Current
Cash	$11,397,885	$282,459
Temporary investments (Note 3)	2,107,699	10,895,443
Receivables (net of allowance — $NIL; 2005 — $NIL)	117,490	176,164
Prepaid expenses	49,370	41,974

Total current assets	13,672,444	11,396,040
Mineral property interests (Note 4)	2,799,619	2,456,147
Deferred exploration costs (Note 5)	3,864,359	1,508,878
Equipment (Note 6)	930,853	139,118
Restricted reclamation bonds (Note 12)	234,783	196,692

Total assets	$21,502,058	$15,696,875

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	$315,515	$161,831
Due to related parties (Note 7)	118,002	17,754

Total current liabilities	433,517	179,585
Asset retirement obligation (Note 8)	165,985

Total Liabilities	599,502	179,585

Shareholders’ equity
Capital stock (Note 9)
Authorized: unlimited common shares without par value
Issued and outstanding 59,384,972 (2005 — 54,089,386)	33,630,385	26,844,701
Contributed surplus	3,153,572	1,246,525
Deficit accumulated during the exploration stage	(15,881,401)	(12,573,936)

Total shareholders’ equity	20,902,556	15,517,290

Total liabilities and shareholders’ equity	$21,502,058	$15,696,875

Nature and continuance of operations (Note 1)
Commitments (Note 14)

On behalf of the Board:

	Director		Director
/s/ John M. Leask		/s/ Megan Cameron-Jones

John M. Leask		Megan Cameron-Jones

The accompanying notes are an integral part of these consolidated financial statements

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30
	Cumulative
	Amounts from
	Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004
	(Expressed in Canadian Dollars)

ADMINISTRATION COSTS
Amortization	$220,145	$34,051	$30,546	$13,893
Audit	255,423	116,362	48,696	10,950
Bank charges and interest	26,349	7,464	5,762	1,520
Consulting	1,283,627	123,809	116,588	82,540
Consulting — stock-based compensation (Note 9)	3,263,846	2,275,298	148,543	840,005
Investor relations and shareholder information	665,974	175,427	123,189	52,889
Legal	641,631	120,155	26,958	23,196
Management fees — related party (Note 7)	1,437,910	264,000	264,000	210,000
Office and miscellaneous	753,670	96,089	85,068	56,201
Rent	338,199	56,497	54,873	28,300
Telephone	204,215	21,183	16,444	8,898
Transfer agent and listing fees	305,597	43,589	31,029	55,506
Travel and entertainment	505,337	108,044	69,132	52,569
Wages and benefits	831,071	130,998	79,918	31,863

Loss before other items	(10,732,994)	(3,572,966)	(1,100,746)	(1,468,330)

OTHER ITEMS
Write-off of deferred exploration costs (Note 5)	(3,560,589)	(143,783)	(194,598)	(241,549)
Interest income	1,295,734	442,036	261,600	97,920
Option payments received (net)	633,519
Write-off of mineral property interests	(3,814,257)
Gain (loss) on foreign exchange	125,574	(11,574)	(60,377)	(9,299)
Gain (loss) on disposal of temporary investments	166,591	(23,927)
Unrealized recovery (loss) on temporary investments (Note 3)	(8,846)	2,749	31,404	(42,999)
Gain (loss) on disposal of equipment	13,867		(757)

	(5,148,407)	265,501	37,272	(195,927)

Loss for the period	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)

Basic and diluted loss per common share		$(0.06)	$(0.02)	$(0.04)

Weighted average number of common shares outstanding		58,855,176	53,091,304	39,038,472

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

							Deficit
							Accumulated
							During the
	Number of					Contributed	Exploration
	Shares	Price		Amount		Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 1986		$		$		$	$	$
Shares issued for:
Incorporation	1
Initial offering	201,200		0.13		26,300				26,300
Loss for the period							(17,325)		(17,325)

Balance, June 30, 1987	201,201				26,300		(17,325)		8,975
Shares issued for:
Initial offering	1,176,400		0.12		138,100				138,100
Loss for the year							(49,793)		(49,793)

Balance, June 30, 1988	1,377,601				164,400		(67,118)		97,282
Loss for the year							(44,166)		(44,166)

Balance, June 30, 1989	1,377,601				164,400		(111,284)		53,116
Shares issued for:
Mineral property interests	150,000		0.46		68,499				68,499
Exercise of stock options	332,680		0.40		133,072				133,072
Private placement	350,000		0.40		140,000				140,000
Private placement	250,000		0.50		125,000				125,000
Flow-through private placement	279,905		0.54		150,100				150,100
Exercise of agent’s warrants	105,000		0.40		42,000				42,000
Private placement expenses					(30,000)				(30,000)
Loss for the year							(282,410)		(282,410)

Balance, June 30, 1990	2,845,186				793,071		(393,694)		399,377
Shares issued for:
Exercise of stock options	50,000		0.90		45,000				45,000
Exercise of stock options	262,250		0.28		73,430				73,430
Private placement	600,000		0.15		90,000				90,000
Private placement	263,158		0.95		250,000				250,000
Flow-through private placement	286,666		0.15		43,000				43,000
Loss for the year							(119,275)		(119,275)

Balance, June 30, 1991	4,307,260				$1,294,501	$	$(512,969)		$781,532

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

						Deficit
						Accumulated
						During the
	Number of				Contributed	Exploration
	Shares	Price		Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 1991	4,307,260	$		$1,294,501	$	$(512,969)	$781,532
Shares issued for:
Mineral property interests	100,000		0.29	29,000			29,000
Exercise of stock options	245,000		0.15	36,750			36,750
Debt settlement	114,308		0.53	60,869			60,869
Private placement	55,555		0.18	10,000			10,000
Finder’s fee	9,000		0.33	2,970			2,970
Private placement	300,000		0.33	99,000			99,000
Private placement	122,222		0.45	55,000			55,000
Exercise of warrants	460,000		0.20	92,000			92,000
Exercise of warrants	75,000		0.33	24,750			24,750
Loss for the year						(164,398)	(164,398)

Balance, June 30, 1992	5,788,345			1,704,840		(677,367)	1,027,473
Shares issued for:
Mineral property interests	250,000		0.20	50,000			50,000
Exercise of stock options	189,999		0.15	28,500			28,500
Exercise of stock options	395,000		0.20	79,000			79,000
Private placement	500,000		0.40	200,000			200,000
Private placement	20,000		0.45	9,000			9,000
Private placement	28,000		0.50	14,000			14,000
Loss for the year						(115,290)	(115,290)

Balance, June 30, 1993	7,171,344			2,085,340		(792,657)	1,292,683
Shares issued for:
Mineral property interests	190,000		0.24	46,000			46,000
Exercise of stock options	15,000		0.15	2,250			2,250
Exercise of stock options	132,000		0.21	27,720			27,720
Private placement	600,000		0.15	90,000			90,000
Private placement	300,000		0.23	67,500			67,500
Loss for the year						(1,051,873)	(1,051,873)

Balance, June 30, 1994	8,408,344			2,318,810		(1,844,530)	474,280

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	70,000	$0.17	$11,900	$	$	$11,900
Loss for the year					(84,711)	(84,711)

Balance, June 30, 1995	8,478,344		2,330,710		(1,929,241)	401,469

Balance, June 30, 1995	8,478,344		2,330,710		(1,929,241)	401,469
Shares issued for:
Mineral property interests	130,000	0.50	65,000			65,000
Exercise of stock options	4,000	0.62	2,480			2,480
Exercise of stock options	580,000	0.22	127,600			127,600
Exercise of stock options	265,000	0.30	79,500			79,500
Private placement	650,000	0.30	195,000			195,000
Private placement	1,800,000	0.15	270,000			270,000
Private placement	500,000	0.46	230,000			230,000
Private placement	2,000,000	0.68	1,360,000			1,360,000
Exercise of warrants	10,000	0.30	3,000			3,000
Exercise of warrants	600,000	0.17	102,000			102,000
Exercise of warrants	300,000	0.26	78,000			78,000
Loss for the year					(288,538)	(288,538)

Balance, June 30, 1996	15,317,344		4,843,290		(2,217,779)	2,625,511
Shares issued for:
Exercise of stock options	205,000	0.78	159,900			159,900
Exercise of stock options	9,500	0.62	5,890			5,890
Private placement	100,000	1.40	140,000			140,000
Private placement	3,600,000	1.00	3,600,000			3,600,000
Exercise of warrants	470,000	0.30	141,000			141,000
Exercise of warrants	225,000	0.15	33,750			33,750
Exercise of warrants	500,000	0.46	230,000			230,000
Loss for the year					(477,124)	(477,124)

Balance, June 30, 1997	20,426,844		9,153,830		(2,694,903)	6,458,927
Shares issued for:
Mineral property interests	70,000	1.32	92,700			92,700
Exercise of warrants	1,575,000	0.17	267,750			267,750
Loss for the year					(1,063,932)	(1,063,932)

Balance, June 30, 1998	22,071,844		9,514,280		(3,758,835)	5,755,445

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Private placement	3,708,132	$0.38	$1,409,090	$	$	$1,409,090
Mineral property interests	70,000	0.41	28,500			28,500
Management bonus	500,000	0.30	150,000			150,000
Loss for the year					(2,173,417)	(2,173,417)

Balance, June 30, 1999	26,349,976		11,101,870		(5,932,252)	5,169,618

Balance, June 30, 1999	26,349,976		11,101,870		(5,932,252)	5,169,618
Shares issued for:
Mineral property interests	170,000	0.27	46,300			46,300
Loss for the year					(1,234,438)	(1,234,438)

Balance, June 30, 2000	26,519,976		11,148,170		(7,166,690)	3,981,480
Loss for the year					(642,586)	(642,586)

Balance, June 30, 2001	26,519,976		11,148,170		(7,809,276)	3,338,894
Shares issued for:
Mineral property interests	20,000	0.20	4,000			4,000
Exercise of stock options	300,000	0.10	30,000			30,000
Private placement	1,764,706	0.17	300,000			300,000
Finder’s fee	176,470
Loss for the year					(1,679,183)	(1,679,183)

Balance, June 30, 2002	28,781,152		11,482,170		(9,488,459)	1,993,711
Shares issued for:
Mineral property interests	40,000	0.20	8,000			8,000
Exercise of stock options	337,500	0.10	33,750			33,750
Loss for the year					(357,746)	(357,746)

Balance, June 30, 2003	29,158,652		11,523,920		(9,846,205)	1,677,715

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	40,000	$0.78	$31,200	$	$	$31,200
Exercise of stock options	1,712,500	0.10	171,250			171,250
Exercise of stock options	422,000	0.23	97,060			97,060
Private placement	2,500,000	0.40	1,000,000			1,000,000
Finder’s fee	125,000
Private placement	7,764,704	0.85	6,599,998			6,599,998
Private placement	2,222,222	0.90	2,000,000			2,000,000
Exercise of warrants	3,708,132	0.44	1,631,578			1,631,578
Exercise of warrants	1,941,176	0.25	485,294			485,294
Exercise of warrants	435,000	0.60	261,000			261,000
Private placement expenses			(896,428)	355,906		(540,522)
Stock-based compensation				840,005		840,005
Loss for the year					(1,664,257)	(1,664,257)

Balance, June 30, 2004	50,029,386		22,904,872	1,195,911	(11,510,462)	12,590,321

Balance, June 30, 2004	50,029,386		22,904,872	1,195,911	(11,510,462)	12,590,321
Shares issued for:
Mineral property interests	40,000	0.71	28,400			28,400
Exercise of stock options (Note 9)	230,000	0.30	120,125			120,125
Exercise of warrants (Note 9)	1,965,000	0.60	1,179,000			1,179,000
Exercise of broker’s warrants (Note 9)	325,000	0.60	242,304			242,304
Private placement	1,500,000	1.58	2,370,000			2,370,000
Stock-based compensation				148,543		148,543
Less: Fair market value of stock options and broker’s warrants exercised				(97,929)		(97,929)
Loss for the year					(1,063,474)	(1,063,474)

Balance, June 30, 2005	54,089,386		26,844,701	1,246,525	(12,573,936)	15,517,290

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	40,000	$1.80	$72,000	$	$	$72,000
Exercise of stock options (Note 9)	315,000	0.54	298,384			298,384
Exercise of warrants (Note 9)	4,397,057	1.25	5,496,321			5,496,321
Exercise of broker’s warrants (Note 9)	543,529	1.25	918,979			918,979
Stock-based compensation				2,275,298		2,275,298
Less: Fair market value of stock options and broker’s warrants exercised				(368,251)		(368,251)
Loss for the year					(3,307,465)	(3,307,465)

Balance, June 30, 2006	59,384,972		$33,630,385	$3,153,572	$(15,881,401)	$20,902,556

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30
	Cumulative
	Amounts from
	Inception on
	December 18,
	1986 to
	June 30,
	2006	2006	2005	2004
	(Expressed in Canadian Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)
Items not affecting cash:
Amortization	220,145	34,051	30,546	13,893
Write-off of mineral property interests	3,814,257
Write-off of deferred exploration costs	3,560,589	143,783	194,598	241,549
Loss (gain) on disposal of equipment	(13,867)		757
Stock-based compensation	3,263,846	2,275,298	148,543	840,005
Unrealized loss (recovery) on temporary investments	8,846	(2,749)	(31,404)	42,999
Loss (gain) on disposal of investments	(166,591)	23,927
Shares issued for management bonus	150,000
Changes in non-cash working capital items:
Decrease (increase) in receivables	(117,490)	58,674	(103,457)	(70,608)
Increase in prepaid expenses	(49,370)	(7,396)	(26,214)	(4,374)
Increase (decrease) in accounts payable and accrued liabilities	298,409	75,709	(51,640)	12,714
Increase (decrease) in due to related parties	118,002	100,248	(52,616)	(153,168)

Net cash used in operating activities	(4,794,625)	(605,920)	(954,361)	(741,247)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	32,724,773	6,345,433	3,813,500	11,705,658

Net cash provided by financing activities	32,724,773	6,345,433	3,813,500	11,705,658

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral property interests	(6,046,712)	(288,777)	(673,373)	(611,213)
Deferred exploration costs	(7,339,341)	(2,413,657)	(816,648)	(442,661)
Restricted reclamation bond refunded (posted)	(228,453)	(31,761)	15,547	(65,252)
Acquisition (disposal) of temporary investments (net)	(1,909,954)	8,806,566	(3,413,215)	(7,493,823)
Proceeds from disposal of equipment	58,141		1,968
Acquisition of equipment	(1,065,944)	(696,458)	(86,486)	(89,321)

Net cash provided by (used in) investing activities	(16,532,263)	5,375,913	(4,972,207)	(8,702,270)

Increase (decrease) in cash during the period	11,397,885	11,115,426	(2,113,068)	2,262,141
Cash, beginning of period		282,459	2,395,527	133,386

Cash, end of period	$11,397,885	$11,397,885	$282,459	$2,395,527

Supplemental disclosures with respect to cash flows (Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

White Knight Resources Ltd. (the “Company”) is a Canadian company incorporated in British Columbia. The Company is primarily engaged in the acquisition and exploration of mineral property interests.

At the date of these consolidated financial statements, the Company has not been able to identify a known body of commercial grade ore on any of its mineral property interests. The ability of the Company to realize the costs it has incurred to date on these mineral property interests is dependent upon the Company being able to lever its property interests and cash, by way of exploration activities and option/joint ventures, into assets of greater value or to identify a commercial ore body, to finance its exploration costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the mineral property interest. To date, the Company has not earned revenues and is considered to be in the exploration stage.

These consolidated financial statements have been prepared assuming the Company will continue on a going concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company has sufficient resources to meet its obligations for the foreseeable future at its current level of activity.

There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded on the consolidated balance sheets.

All amounts are in Canadian dollars unless otherwise stated.

	2006	2005

Working capital	$13,238,927	$11,216,455
Deficit	(15,881,401)	(12,573,936)

2.	SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principles of consolidation

These consolidated financial statements include the accounts of the Company and the following subsidiaries, all of which are 100% owned:

White Knight Gold (U.S.) Inc.
CUN Minerals Inc.
Quito Gold Corp.

All material inter-company transactions have been eliminated upon consolidation.

Cash

Cash consists of cash on hand and highly liquid investments with original maturities of three months or less. At June 30, 2006 and 2005, cash consisted of cash and guaranteed investment certificates held in financial institutions.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its cash with high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

Temporary investments

Temporary investments are recorded at the lower of cost or market on an aggregate basis. For temporary investments in which unrealized losses had been recognized in a previous year, any subsequent recoveries in market value are recorded up to original cost. This occurred during fiscal 2006 and 2005.

Mineral property interests and deferred exploration costs

The Company records mineral property interests, which consist of the right to explore for mineral deposits, at cost. The Company records deferred exploration costs, which consist of costs attributable to the exploration of mineral property interests, at cost. All direct and indirect costs relating to the acquisition and exploration of these mineral property interests are capitalized on the basis of specific claim blocks until the mineral property interests to which they relate are placed into production, the mineral property interests are disposed of through sale or where management has determined there to be an impairment. If a mineral property interest is abandoned, the mineral property interest and deferred exploration costs will be written off to operations in the period of abandonment.

On an ongoing basis, the capitalized costs are reviewed on a property-by-property basis to consider if there is any impairment on the subject mineral property interest. Management’s determination for impairment is based on: i) whether the Company’s exploration programs on the mineral property interests have significantly changed, such that previously identified resource targets are no longer being pursued; ii) whether exploration results to date are promising and whether additional exploration work is being planned in the foreseeable future or iii) whether remaining lease terms are insufficient to conduct necessary studies or exploration work. As at June 30, 2006 and 2005, management believes that no impairment relating to the mineral property interests and deferred exploration costs was required.

The recorded cost of mineral property interests and deferred exploration costs is based on cash paid and the assigned value of share consideration issued for mineral property interest acquisitions and exploration costs incurred. The recorded amount may not reflect recoverable value as this will be dependent on future development programs, the nature of the mineral deposit, commodity prices, adequate funding and the ability of the Company to bring its projects into production.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Canadian GAAP Conflict in Accounting for Mineral Property Interests and Deferred Exploration Costs

In March 2000, the Accounting Standards Board of the Canadian Institute of Chartered Accountants (“CICA”) issued Accounting Guideline No. 11 “Enterprises in the Development Stage” (“AcG 11”). AcG 11 addresses three distinct issues: i) the capitalization of costs/expenditures; ii) impairment; and iii) disclosure. Prior to its issuance, development stage entities were exempt from following certain aspects of Canadian GAAP. AcG 11 requires that all companies account for transactions based on the underlying characteristics of the transaction rather than the maturity of the enterprise. In addition, AcG 11 requires specific disclosure of information by development stage companies.

In March 2002, the Emerging Issues Committee (“EIC”) of the CICA issued EIC-126 “Accounting by Mining Enterprises for Exploration Costs” (“EIC-126”) which interprets how AcG 11 affects mining companies with respect to the deferral of exploration costs. EIC-126 refers to CICA Handbook Section 3061 “Property, Plant and Equipment” (“HB 3061”), paragraph .21, which states that for a mineral property interest, the cost of the asset includes exploration costs if the enterprise considers that such costs have the characteristics of property, plant and equipment.

EIC-126 then states that a mining enterprise that has not established mineral reserves objectively, and therefore does not have a basis for preparing a projection of the estimated cash flow from the mineral property interest, is not precluded from considering the exploration costs to have the characteristics of property, plant and equipment. EIC-126 also sets forth the EIC’s consensus that a mining enterprise in the development stage is not required to consider the conditions in AcG 11 regarding impairment in determining whether exploration costs may be initially capitalized. With respect to impairment of capitalized exploration costs, EIC-126 sets forth the EIC’s consensus that a mining enterprise in the development stage that has not established mineral reserves objectively, and, therefore, does not have a basis for preparing a projection of the estimated cash flow from the property, is not obliged to conclude that capitalized costs have been impaired. However, such an enterprise should consider the conditions set forth in AcG 11 and HB 3061 in determining whether a subsequent write-down of capitalized exploration costs related to mineral property interests is required.

As disclosed above, the Company considers that its mineral property interests and deferred exploration costs have the characteristics of property, plant and equipment, and, accordingly, the Company has chosen to classify its mineral property interests and deferred exploration costs as tangible assets in accordance with its interpretation of Canadian GAAP.

Although the Company believes its accounting policy is appropriate and consistent with Canadian GAAP, there is an alternative interpretation of Canadian GAAP that would consider them to be intangible assets as a result of the issuance of CICA Handbook Section 1581 “Business Combinations” (“HB 1581”) and CICA Handbook Section 3062 “Goodwill and Other Intangible Assets” (“HB 3062”).

This alternative interpretation under HB 1581 and HB 3062 would provide for the capitalization of a contract based mining asset as an intangible asset at its fair value at the time it was acquired, either as an individual asset purchase or as part of a business combination. For exploration stage mineral property interests and deferred exploration costs such as those owned by the Company, the excess of the carrying value over the residual value of the intangible assets would be amortized on a straight-line basis over the period in which the Company expected to complete its exploration process or convert, develop or further explore the underlying properties. For the Company, a reasonable estimate of this amortization period would be 5 years.

In September, 2004, the CICA amended the guidance in HB 3062 to remove the example of mineral rights as this reference may have implied that mineral rights are necessarily an intangible asset. This amendment confirmed the Company’s current method of accounting for mineral property interests. Unless alternative guidance is provided, the Company expects to continue accounting for these assets as tangible assets.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Asset retirement obligations

Effective July 1, 2004, the Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability. Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the cost of the related long-lived asset.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

Risk management

The Company’s largest non-monetary assets are its mineral property interests in the United States of America. The Company could accordingly be at risk for foreign currency fluctuations and developing legal and political environments.

The Company does not maintain significant cash or other monetary assets or liabilities in the United States.

The Company relies on local consultants for the management of its exploration activities and for legal and accounting matters.

Equipment and amortization

Equipment is recorded at cost and amortization is calculated at the following rates per annum using the declining-balance method:

Vehicles and technical equipment	30%
Office equipment	20%

Foreign currency translation

The Company’s subsidiaries are integrated foreign operations and its operating results are translated into Canadian dollar equivalents using the temporal method. Monetary items are translated at the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates. Income and expense items are translated at the average exchange rate for the period. Translation gains and losses are reflected in loss for the year.

Stock-based compensation

The Company has an employee stock option plan. The Company recognizes an expense arising from stock options granted to both employees and non-employees using the fair value method. The fair value of option grants is generally established at the date of grant using the Black Scholes option pricing model and the compensation amount, equal to the option’s fair value, is then recognized over the options vesting periods.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future income taxes

Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year. The weighted average number of common shares outstanding at June 30, 2006 of 58,855,176 (2005 — 53,091,304; 2004 — 39,038,472) does not include the 1,500,000 (2005 — 9,808,233; 2004 — 11,964,899) warrants outstanding and the 5,120,000 (2005 — 3,385,000; 2004 — 3,665,000) stock options outstanding.

Basic loss per share is calculated using the weighted-average number of shares outstanding during the year.

Comprehensive income (loss)

SFAS No. 130 “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2006, the Company has no items that represent comprehensive loss, and therefore has not included a schedule of comprehensive loss in the financial statements.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

3.	TEMPORARY INVESTMENTS

Temporary investments consist of highly liquid bonds with a carrying value at June 30, 2006 of $2,107,699 and a fair value of $2,155,981. The recovery reported in the consolidated financial statements of $2,749 (2005 — $31,404) related to temporary investments is a partial recovery of the unrealized loss on temporary investments reported in fiscal 2004 of $42,999.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	MINERAL PROPERTY INTERESTS

	Balance at				Balance at
	June 30,				June 30,
	2005	Additions	Recovery		2006

Nevada Properties
Benmark	$61,163	$19,955	$		$81,118
Celt	283,867	1,052			284,919
Cottonwood	93,403	66,811			160,214
Fye Canyon	173,778	47			173,825
Gold Bar Horst	120,828	28,409			149,237
Gold Pick	19,555	5,001			24,556
Goldstone	22,684	9,625			32,309
Hunter	88,788	48,103			136,891
Ian	18,930	12,387			31,317
Knolls	58,154	27,948			86,102
McClusky Pass	96,737	37,723			134,460
New Pass	419,727	1,062		(1,057)	419,732
Pat Canyon	81,163	27,634			108,797
Patty (formerly Indian Ranch)	108,402				108,402
Slaven Canyon	254,556	110,871			365,427
South Cabin Creek	34,349	13,040			47,389
Squaw Creek	377,471	1,498		(108,708)	270,261
Tonkin Summit	100,788	28,875			129,663
Other	41,804	13,196			55,000

Total Nevada Properties	$2,456,147	$453,237		$(109,765)	$2,799,619

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at				Balance at
	June 30,				June 30,
	2004	Additions	Recovery		2005

Nevada Properties
Benmark	$24,922	$36,241	$		$61,163
Celt	106,057	194,427		(16,617)	283,867
Cottonwood	58,016	35,387			93,403
Fye Canyon	119,889	57,559		(3,670)	173,778
Gold Bar Horst	82,543	38,285			120,828
Gold Pick	10,811	8,744			19,555
Goldstone	19,846	2,838			22,684
Hunter	62,830	25,958			88,788
Ian		18,930			18,930
Knolls		58,154			58,154
McClusky Pass	56,194	40,543			96,737
New Pass	402,981	17,888		(1,142)	419,727
Pat Canyon	34,965	46,198			81,163
Patty (formerly Indian Ranch)	108,402				108,402
Slaven Canyon	163,314	91,242			254,556
South Cabin Creek	17,426	16,923			34,349
Squaw Creek	426,563	25,511		(74,603)	377,471
Tonkin Summit	59,615	41,173			100,788
Other		41,804			41,804

Total Nevada Properties	$1,754,374	$797,805		$(96,032)	$2,456,147

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at			Balance at
	June 30,			June 30,
	2003	Additions	Recovery	2004

Nevada Properties
Benmark	$	$24,922	$	$24,922
Celt		106,057		106,057
Cottonwood	30,692	27,324		58,016
Fye Canyon		119,889		119,889
Gold Bar Horst	61,700	20,843		82,543
Gold Pick	8,202	2,609		10,811
Goldstone		19,846		19,846
Hunter	36,203	26,627		62,830
McClusky Pass	400	55,794		56,194
New Pass	387,381	15,600		402,981
Pat Canyon		34,965		34,965
Patty (formerly Indian Ranch)	108,402			108,402
Slaven Canyon	54,177	109,137		163,314
South Cabin Creek	13,052	4,374		17,426
Squaw Creek	404,550	22,013		426,563
Tonkin Summit		59,615		59,615

Total Nevada Properties	$1,104,759	$649,615	$	$1,754,374

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, expects title to all of its interests to be in good standing. The mineral property interests in which the Company has committed to earn an interest are located in the United States and the Company is therefore relying on advice by legal counsel who are basing such advice on the laws of the United States.

Celt, Eureka County, Nevada

In fiscal 2004, the Company acquired the property by staking. During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with Teck Cominco American Incorporated (“TCAI”) whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000 and cash payments of US$750,000 (US$50,000 paid) which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008. TCAI has made a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005 (completed). Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. The property is comprised of 608 claims.

Cottonwood, Eureka County, Nevada

In fiscal 2002, the Company staked 56 claims and executed a mining lease agreement to acquire six adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$9,000 and has issued 80,000 common shares of the Company at a value of $69,800. The Company is required to make further annual lease payments of US$5,000. The Company has staked an additional 57 claims in the surrounding area.

Fye Canyon, Eureka County, Nevada

In fiscal 2004, the Company executed a mining lease agreement to acquire 114 claims (the “Underlying Fye Agreement”). Under the terms of the agreement, the Company has made an initial lease payment of US$5,000 which will increase by US$5,000 per year to a maximum of US$50,000 per year. The underlying royalty retained by the owner is 2% of net smelter returns up to a maximum of US$1,000,000 after which it is reduced to 1% of net smelter returns to a maximum of US$5,000,000. During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with TCAI whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000, cash payments of US$750,000 (US$50,000 paid) which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008, and the assumption of all obligations under the Underlying Fye Agreement. TCAI completed a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005. Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. An additional 231 claims have been staked in the area of interest.

Hunter, Eureka County, Nevada

In fiscal 2002, the Company staked 46 claims and executed a mining lease agreement to acquire two adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$14,000 and issued 100,000 common shares of the Company at a value of $73,800. The Company is required to make further annual lease payments of US$7,000.

Patty (formerly Indian Ranch), Eureka County, Nevada

In fiscal 1994, the Company entered into a lease agreement for a 100% interest in 48 claims by issuing 100,000 common shares of the Company. The agreement is subject to a 6% net smelter return royalty payable to the lessee. The agreement was amended during a prior year whereby the Company secured the ability to buy down the 6% net smelter return royalty to 3% by making a payment of US$500,000 and extending the lease term to 2014. The Company holds an additional 496 claims within the area of interest.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In fiscal 1997, the Company entered into an option agreement with Chapleau Resources Ltd. (“Chapleau”). Pursuant to the terms of the agreement and the subsequent amendment, Chapleau was vested a 40% undivided interest in the property in 2001.

In fiscal 2001, the Company and Chapleau entered into an option agreement with Kennecott Exploration Company (“Kennecott”) whereby Kennecott could earn a 60% interest in the property by making certain option payments and incurring certain exploration expenditures. After paying the Company certain option payments, Kennecott terminated the agreement in November 2001. Upon termination of the Kennecott agreement, Chapleau’s interest in the property was reduced to a 25% undivided interest, leaving the Company with a 75% undivided interest in the property.

In fiscal 2003, the Company and Chapleau entered into an option-joint venture agreement with Placer Dome U.S. Inc. (“PDUS”). Under the terms of the agreement, PDUS may earn a 60% interest in the property by incurring minimum work expenditures of US$2.0 million over a four year period and reimbursing the companies for their 2002 claim filing costs. During fiscal 2005, PDUS provided notice that it had completed the work expenditure requirement and was exercising its right to vest its 60% ownership. The Company now owns an undivided 30% interest.

New Pass, Churchill County, Nevada

In fiscal 1998, the Company purchased a 100% interest in the property from Quest USA Resources Inc. by making payments totalling US$165,000, subject to a 2.75% net smelter return royalty. In fiscal 2000, the Company purchased the 2.75% net smelter return royalty by issuing 100,000 common shares of its capital stock to the vendor. In fiscal 2005, the Company granted Consolidated Odyssey Exploration Inc. (“ODE”) an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure Enterprises Inc. (“Bonaventure”). Under the terms of the agreement, Bonaventure must incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totalling US$500,000 over a 4-year period (US$125,000 and 200,000 shares valued at $44,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study. The property is comprised of 107 claims.

Slaven Canyon, Lander County, Nevada

In fiscal 2002, the Company acquired 51 claims by staking. In fiscal 2003, the Company acquired 17 claims by staking and acquired an additional 642 acres of land contiguous to the Company’s claims by executing three lease agreements which provide for escalating lease payments. In fiscal 2004, the Company acquired an additional 190 claims by staking and acquired an additional 350 acres of land contiguous to the Company’s claims by executing seven lease agreements which provide for cash payments totalling US$7,400 on signing and escalating lease payments thereafter. The underlying royalty retained by the owners ranges from 1/2% of net smelter returns to 3 1/2% of net smelter returns with a buy-down provision allowing the Company to reduce the underlying royalty to a 2% net smelter return by paying US$1,500,000. In July, 2005, the Company acquired an additional 320 acres of land contiguous to the Company’s claims by executing a lease agreement which provides for a cash payment of US$7,619 and re-imbursement of fees of US$15,000 upon signing (both payments made), and escalating lease payments thereafter. The underlying royalty retained by the owner is 2.75%.

Squaw Creek, Elko County, Nevada

Since 1996, the Company has held a 100% interest in 151 claims located in Elko County which were acquired by staking. During the 2005 fiscal year, the Company granted ODE an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure. Under the terms of the agreement, Bonaventure must

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totaling US$500,000 over a 4-year period (US$125,000 and 200,000 shares at a value of $44,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

Other Nevada Properties

In fiscal 2002, the Company acquired a 100% interest by staking the South Cabin Creek and Gold Bar Horst properties. In fiscal 2003, the Company acquired a 100% interest in the Gold Pick property by staking. In fiscal 2004, the Company acquired the McClusky Pass, Pat Canyon, Tonkin Summit, Benmark, and Goldstone properties. During the 2005 fiscal year, the Company acquired the Ian and Knolls properties.

5.	DEFERRED EXPLORATION COSTS

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2005	Additions	2006

Assays	$713,694	$170,016	$883,710
Consulting	2,875,000	573,571	3,448,571
Drafting and report preparation	431,177	12,385	443,562
Drilling	3,103,814	1,474,859	4,578,673
Field operations	847,547	151,922	999,469
Reclamation	191,795	176,375	368,170
Recording	80,079		80,079
Supervision	374,039	17,668	391,707
Surveys	740,154	70,595	810,749
Trenching and site preparation	397,332	75,376	472,708
Recovery	(4,998,875)	(223,503)	(5,222,378)
Write-off	(3,246,878)	(143,783)	(3,390,661)

Total	$1,508,878	$2,355,481	$3,864,359

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2004	Additions	2005

Assays	$681,131	$32,563	$713,694
Consulting	2,577,377	297,623	2,875,000
Drafting and report preparation	416,202	14,975	431,177
Drilling	2,753,845	349,969	3,103,814
Field operations	771,641	75,906	847,547
Reclamation	179,489	12,306	191,795
Recording	80,079		80,079
Supervision	356,723	17,316	374,039
Surveys	497,305	242,849	740,154
Trenching and site preparation	368,921	28,411	397,332
Recovery	(4,897,361)	(101,514)	(4,998,875)
Write-off	(3,052,280)	(194,598)	(3,246,878)

Total	$733,072	$775,806	$1,508,878

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2003	Additions	2004

Assays	$680,604	$527	$681,131
Consulting	2,342,159	235,218	2,577,377
Drafting and report preparation	393,336	22,866	416,202
Drilling	2,753,845		2,753,845
Field operations	739,812	31,829	771,641
Reclamation	178,609	880	179,489
Recording	80,079		80,079
Supervision	356,177	546	356,723
Surveys	320,921	176,384	497,305
Trenching and site preparation	368,921		368,921
Recovery	(4,897,361)		(4,897,361)
Write-off	(2,810,731)	(241,549)	(3,052,280)

Total	$506,371	$226,701	$733,072

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at						Balance at
	June 30,						June 30,
By Property	2005	Additions	Recoveries		Write-offs		2006

Nevada Properties
Benmark	$6,743	$25,388	$		$		$32,131
Celt	70,920	4,729		(58,144)			17,505
Cottonwood	105,702	351,546					457,248
Fye Canyon	78,139	816		(58,144)			20,811
Gold Bar Horst	54,943	92,504					147,447
Gold Pick	75,290	389,571					464,861
Goldstone	3,864						3,864
Hunter	24,926	9,260					34,186
Ian	625						625
Knolls	9,636	11,723					21,359
McClusky Pass	71,157	458,007					529,164
New Pass	162,063	9,301		(107,215)			64,149
Pat Canyon	22,846						22,846
Patty (formerly Indian Ranch)	24,223	92,487					116,710
Slaven Canyon	730,729	1,075,530					1,806,259
South Cabin Creek	34,106	4,539					38,645
Tonkin Summit	32,966	53,583					86,549
General exploration		143,783				(143,783)

Total Nevada Properties	$1,508,878	$2,722,767		$(223,503)		$(143,783)	$3,864,359

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at						Balance at
	June 30,						June 30,
By Property	2004	Additions	Recoveries		Write-offs		2005

Nevada Properties
Benmark	$2,091	$4,652	$		$		$6,743
Celt	24,295	46,625					70,920
Cottonwood	30,807	74,895					105,702
Fye Canyon	31,495	46,644					78,139
Gold Bar Horst	40,975	13,968					54,943
Gold Pick	60,933	14,357					75,290
Goldstone	2,920	944					3,864
Hunter	23,028	1,898					24,926
Ian		625					625
Knolls		9,636					9,636
McClusky Pass	21,506	49,651					71,157
New Pass	237,246	11,919		(87,102)			162,063
Pat Canyon	13,007	9,839					22,846
Patty (formerly Indian Ranch)	12,395	11,828					24,223
Slaven Canyon	199,521	531,208					730,729
South Cabin Creek	26,322	7,784					34,106
Squaw Creek	2,227	12,185		(14,412)
Tonkin Summit	4,304	28,662					32,966
General exploration		194,598				(194,598)

Total Nevada Properties	$733,072	$1,071,918		$(101,514)		$(194,598)	$1,508,878

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at				Balance at
	June 30,				June 30,
By Property	2003	Additions	Write-offs		2004

Nevada Properties
Benmark	$	$2,091	$		$2,091
Celt		24,295			24,295
Cottonwood	30,807				30,807
Fye Canyon		31,495			31,495
Gold Bar Horst	40,975				40,975
Gold Pick	47,939	12,994			60,933
Goldstone		2,920			2,920
Hunter	23,028				23,028
McClusky Pass	7,266	14,240			21,506
New Pass	229,959	7,287			237,246
Pat Canyon		13,007			13,007
Patty (formerly Indian Ranch)	10,099	2,296			12,395
Slaven Canyon	88,532	110,989			199,521
South Cabin Creek	26,322				26,322
Squaw Creek	1,444	783			2,227
Tonkin Summit		4,304			4,304
General exploration		241,549		(241,549)

Total Nevada Properties	$506,371	$468,250		$(241,549)	$733,072

6.	EQUIPMENT

	2006			2005
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value

Vehicles	$93,552	$40,476	$53,076	$76,745	$24,156	$52,589
Technical equipment	847,526	20,602	826,924	41,041	14,221	26,820
Office equipment	79,378	28,525	50,853	76,884	17,175	59,709

	$1,020,456	$89,603	$930,853	$194,670	$55,552	$139,118

7.	RELATED PARTY TRANSACTIONS

During the year ended June 30, 2006, the Company entered into the following transactions with related parties:

a) Paid or accrued $264,000 (2005 — $264,000; 2004 — $210,000) in management fees to directors and officers of the Company and to companies controlled by directors of the Company.

b) Paid or accrued $127,504 (2005 — $111,223; 2004 — $115,879) in consulting fees to directors and officers of the Company and to companies controlled by directors of the Company, of which $111,636 (2005 — $111,223; 2004 — $115,879) is included in or written-off to deferred exploration costs.

c) Paid or accrued $117,770 (2005 — $8,815; 2004 — $NIL) in administrative fees to officers and a company controlled by a director of the Company.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At June 30, 2006, there is $118,002 (2005 — $17,754) payable to directors and officers of the Company and to companies controlled by directors of the Company. The amounts are unsecured and non-interest bearing.

The Company entered into consulting agreements with directors and officers of the Company and to companies controlled by directors of the Company. The annual consulting fee commitments are as follows:

2007	$324,000
2008	162,000

$486,000

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

8.	ASSET RETIREMENT OBLIGATION

The following table presents the aggregate carrying amount of the obligation associated with the retirement of the properties:

	2006	2005

Asset retirement obligation	$165,985	$

The undiscounted amount of cash flows, required over the estimated reserve life of the underlying assets, to settle the obligation, adjusted for inflation, is estimated at $196,768 (2005 — $NIL). The obligation was calculated using a credit-adjusted risk free discount rate of 4% and an inflation rate of 4.1%. It is expected that this obligation will be funded from general Company resources at the time the costs are incurred with the majority of costs expected to occur when the properties are disposed of.

9.	CAPITAL STOCK

Share issuances

During the 2006 fiscal year the Company had no share issuances other than those issued for mineral property interests, exercise of warrants and stock options.

During the 2005 fiscal year the Company completed a private placement of 1,500,000 units at $1.58, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $2.50 for one year.

During the 2004 fiscal year the Company completed three private placements:

a) 2,500,000 units at $0.40, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $0.60 for two years (435,000 warrants exercised during the year) with an additional provision that if the closing price of the Company’s shares exceeds $0.95 for a period of more than 20 business days, the warrants must be exercised within two weeks of notice (triggered subsequent to year end). A finder’s fee of 125,000 units were issued as well as finder’s warrants valued at $47,304 entitling the holder to acquire 200,000 shares of the Company at a price of $0.60 for one year; subject to the same additional provision as for the placees (triggered subsequent to year end);

b) 7,764,704 units at $0.85, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $1.25 for 18 months.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Brokers’ warrants valued at $239,567 were issued entitling the holder to acquire 543,529 shares of the Company at a price of $1.25, exercisable for 18 months; and

c) 2,222,222 units at $0.90, each unit consisting of one common share and one-half non-transferable share purchase warrant, each one warrant entitling the holder to purchase an additional share at $1.25 for one year. Brokers’ warrants valued at $69,035 were issued entitling the holder to acquire 155,555 shares of the Company at a price of $1.25, exercisable for 1 year.

d) Share issuance costs related to private placements during the year totalled $540,522.

Stock options

Under the Company’s stock option plan effective November 4, 2002 and amended December 12, 2003, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor relations. Options granted to consultants engaged in investor relations activities vest no earlier than as to one-quarter upon the grant date and a further one-quarter after each of the following three three-month periods. The options can be granted for a maximum term of 10 years.

At June 30, 2006, the following incentive stock options were outstanding:

Number	Exercise
of Options	Price	Expiry Date

755,500	$0.23	January 23, 2008
2,074,500	0.41	September 23, 2008
150,000	0.75	March 1, 2009
50,000	0.85	March 21, 2010
40,000	0.67	April 6, 2010
50,000	1.50	October 19, 2010
2,000,000	1.91	January 10, 2011

5,120,000

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock option transactions and the number of stock options outstanding are summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Options	Price

Balance, June 30, 2003	3,075,000	$0.15
Options granted	2,724,500	0.51
Options exercised	(2,134,500)	0.13

Balance, June 30, 2004	3,665,000	0.43
Options granted	150,000	0.73
Options expired/cancelled	(200,000)	1.25
Options exercised	(230,000)	0.30

Balance, June 30, 2005	3,385,000	0.41
Options granted	2,050,000	1.90
Options exercised	(315,000)	0.54

Balance, June 30, 2006	5,120,000	$1.00

Number of options currently exercisable	4,920,000	$0.96

Weighted average fair value of options granted during the year	2004	$0.39
	2005	0.56
	2006	1.16

Stock-based compensation

The following assumptions were used in the Black-Scholes valuation of stock options and warrants granted during the years presented:

	2006	2005	2004

Weighted average risk-free interest rate	3.9%	3.7%	4.2%
Expected life of options and warrants	5 years	5 years	1 year-5 years
Weighted average annualized volatility	71%	101%	118%
Dividend	0.00%	0.00%	0.00%

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

Warrant transactions are summarized as follows:

	Number	Exercise
	of Warrants	Price	Expiry Date

Balance, June 30, 2003	5,649,308
Warrants exercised	(3,708,132)	$0.44	November 18, 2003
Warrants exercised	(1,941,176)	0.25	June 27, 2004
Warrants granted	200,000	0.60	October 24, 2004
Warrants granted	2,625,000	0.60	August 3, 2004
Warrants exercised	(435,000)	0.60	August 3, 2004
Warrants granted	7,719,998	1.25	July 29, 2005
Warrants granted	588,235	1.25	August 3, 2005
Warrants granted	1,266,666	1.25	June 25, 2005

Balance, June 30, 2004	11,964,899
Warrants exercised	(2,290,000)	0.60	August 3, 2004
Warrants expired	(100,000)	0.60	August 3, 2004
Warrants expired	(1,266,666)	1.25	June 25, 2005
Warrants granted	1,500,000	2.50	December 20, 2006

Balance, June 30, 2005	9,808,233
Warrants exercised	(4,352,351)	1.25	July 29, 2005
Warrants exercised	(588,235)	1.25	August 3, 2005
Warrants expired	(3,367,647)	1.25	July 29, 2005

Balance, June 30, 2006	1,500,000

The number of warrants outstanding at June 30, 2006 is summarized as follows:

Number	Exercise
of Warrants	Price	Expiry Date

1,500,000	$2.50	December 20, 2006

10.	INCOME TAXES

A reconciliation of income tax recovery at statutory rates with the reported income tax recovery is as follows:

	2006		2005		2004

Loss before income tax recovery		$(3,307,465)		$(1,063,474)		$(1,664,257)

Expected income tax recovery		$(1,227,731)		$(378,597)		$(618,241)
Non-deductible expenses		1,144,086		14,884		315,842
Differences in foreign tax rates		13,135		32,371		1,810
Tax loss benefit not recognized for book purposes		70,510		331,342		300,589

Actual income tax recovery	$	NIL	$	NIL	$	NIL

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The significant components of the Company’s future tax assets are as follows:

	2006		2005		2004

Net operating loss carry forwards		$2,413,320		$2,338,680		$2,517,008
Mineral properties and other assets		681,280		590,427		618,517
Share issuance costs		80,257		117,590		158,213

		3,174,857		3,046,697		3,293,738
Less: valuation allowances		(3,174,857)		(3,046,697)		(3,293,738)

Net future tax assets	$	NIL	$	NIL	$	NIL

The Company has non-capital losses of approximately $6,853,000 which may be carried forward and applied against taxable income in future years. These losses, if unutilized, will begin to expire in 2007. Subject to certain restrictions, the Company has further resource development and exploration expenditures totalling approximately $1,709,000 available to reduce taxable income of future years. Future tax benefits which may arise as a result of these non-capital losses and resource deductions have not been recognized in these financial statements and have been offset by a valuation allowance.

11.	SEGMENTED INFORMATION

The Company’s one reportable operating segment is the exploration and development of mineral properties. Geographic information is as follows:

			Mineral
			Property
			Interests and
			Deferred
	Total		Exploration	Other
	Assets	Equipment	Costs	Assets

June 30, 2006
Canada	$13,637,654	$24,639	$	$13,613,015
United States	7,864,404	906,214	6,663,978	294,212

	$21,502,058	$930,853	$6,663,978	$13,907,227

June 30, 2005
Canada	$11,377,473	$30,799	$	$11,346,674
United States	4,319,402	108,319	3,965,025	246,058

	$15,696,875	$139,118	$3,965,025	$11,592,732

	2006	2005	2004

Loss before other items:
Canada	$3,338,256	$893,992	$1,366,939
United States	234,710	206,754	101,391

	$3,572,966	$1,100,746	$1,468,330

12.	RESTRICTED RECLAMATION BONDS

The Company has secure funds in place with the United States government, a Canadian bank and a United States bank as security for reclamation bonds on its mineral properties. These restricted reclamation

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

bonds were required by the local jurisdictions at the time exploration activities commenced on the properties and do not represent an asset retirement obligation (Note 2). Interest on the certificates of deposit with Canadian and United States banks is paid on a periodic basis to the Company.

13.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Significant non-cash transactions during the years ended June 30, 2006, June 30, 2005 and June 30, 2004 include the Company issuing 40,000 common shares each year at a value in the current year of $72,000 (2005 — $28,400; 2004 — $31,200) for the acquisition of mineral property interests. In the year ended June 30, 2004, the Company issued 125,000 units as a finder’s fee related to a private placement. Included in accounts payable are $93,378 (2005 — $153,756) relating to deferred exploration costs, $129,328 (2005 — $NIL) relating to equipment, $6,330 (2005 — $NIL) relating to restricted reclamation bonds and $2,695 (2005 — $NIL) relating to mineral property interests.

14.	COMMITMENTS

The Company has entered into lease agreements for its premises in Canada and the United States. The annual lease commitments are as follows:

2007	$38,295
2008	22,500

$60,795

15.	FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, temporary investments, receivables, restricted reclamation bonds, accounts payable and accrued liabilities, and due to related parties. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

The Company has its cash primarily in one commercial bank in Vancouver, British Columbia, Canada and one commercial bank in Reno, Nevada, United States.

16.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Canadian GAAP. Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated balance sheets would be as follows:

	2006				2005
	Balance,			Balance,	Balance,			Balance,
	Canadian			United States	Canadian			United States
	GAAP	Adjustments		GAAP	GAAP	Adjustments		GAAP

Temporary investments	$2,107,699		$48,282	$2,155,981	$10,895,443		$36,224	$10,931,667
Other current assets	11,564,745			11,564,745	500,597			500,597
Mineral property interests	2,799,619		(2,032,127)	767,492	2,456,147		(1,839,607)	616,540
Deferred exploration costs	3,864,359		(3,864,359)		1,508,878		(1,508,878)
Equipment	930,853			930,853	139,118			139,118
Restricted reclamation bonds	234,783			234,783	196,692			196,692

	$21,502,058		$(5,848,204)	$15,653,854	$15,696,875		$(3,312,261)	$12,384,614

Current liabilities	$433,517	$		$433,517	$179,585	$		$179,585
Asset retirement obligation	165,985			165,985
Shareholders’ equity	20,902,556		(5,848,204)	15,054,352	15,517,290		(3,312,261)	12,205,029

	$21,502,058		$(5,848,204)	$15,653,854	$15,696,875		$(3,312,261)	$12,384,614

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of operations would be as follows:

	Cumulative
	Amounts from
	Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004

Loss for the period, Canadian GAAP	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)
Adjustments:
Mineral property interests	(2,032,127)	(192,520)	(619,497)	(556,945)
Deferred exploration costs	(3,864,359)	(2,355,481)	(775,806)	(226,701)
Increase in temporary investments	48,282	22,634	36,224

Loss for the period, United States GAAP	$(21,723,605)	$(5,832,832)	$(2,422,553)	$(2,447,903)

Basic and diluted loss per share, United States GAAP		$(0.10)	$(0.05)	$(0.06)

Weighted average number of common shares outstanding, United States GAAP		58,855,176	53,091,304	39,038,472

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of cash flows would be as follows:

	Cumulative Amounts
	from Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004

Cash flows used in operating activities, Canadian GAAP	$(4,794,625)	$(605,920)	$(954,361)	$(741,247)
Acquisition of mineral property interests	(5,449,802)	(209,852)	(619,497)	(556,945)
Deferred exploration costs	(7,339,941)	(2,413,657)	(816,648)	(442,661)
Acquisition (disposal) of temporary investments (net)	(1,909,954)	8,806,566	(3,413,215)	(7,493,823)

Cash flows provided by (used in) operating activities, United States GAAP	(19,494,322)	5,577,137	(5,803,721)	(9,234,676)

Cash flows provided by financing activities, Canadian GAAP and United States GAAP	32,724,773	6,345,433	3,813,500	11,705,658

Cash flows provided by (used in) investing activities, Canadian GAAP	(16,532,263)	5,375,913	(4,972,207)	(8,702,270)
Acquisition of mineral property interests	5,449,802	209,852	619,497	556,945
Deferred exploration costs	7,339,941	2,413,657	816,648	442,661
Acquisition (disposal) of temporary investments (net)	1,909,954	(8,806,566)	3,413,215	7,493,823

Cash flows used in investing activities, United States GAAP	(1,832,566)	(807,144)	(122,847)	(208,841)

Increase (decrease) in cash during the period	11,397,885	11,115,426	(2,113,068)	2,262,141
Cash, beginning of period		282,459	2,395,527	133,386

Cash, end of period	$11,397,885	$11,397,885	$282,459	$2,395,527

Mineral property interests and deferred exploration costs

In accordance with EITF 04-02, the Company classifies the costs of acquiring its mineral interests as tangible assets resulting in no difference between Canadian and United States GAAP.

Under United States GAAP exploration costs on mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves are expensed as incurred. Under Canadian GAAP these costs may be deferred.

Under United States GAAP, the Company performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All mineral properties are reviewed

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for impairment whenever events or circumstances change which indicates the carrying amount of an asset may not be recoverable, utilizing established guidelines based on undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

Asset retirement obligations

The Company adopted new accounting and disclosure standards under Canadian GAAP (Note 2) since the 2005 fiscal year. Accordingly there were no differences between Canadian GAAP and United States GAAP as at June 30, 2006 and 2005.

Under Canadian GAAP, the Company was not required to record asset retirement obligations as at June 30, 2005. The Company determined there were no asset retirement obligations as at June 30, 2005.

Temporary Investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations. Long-term investments are carried on the cost or equity basis and are only written down when there is evidence of a decline in value that is other than temporary.

Under United States GAAP, SFAS 115 requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values. Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities. For United States GAAP purposes, the Company’s investment in debt securities have been classified as trading securities. Under SFAS 115, for the 2004 fiscal year there was no difference under Canadian GAAP or United States GAAP as these debt securities have been written down to their fair market value, with an unrealized loss of $42,999 included in the consolidated statement of operations. For the 2006 fiscal year, an excess holding gain of $48,282 (2005 — $36,224) would be recognized under United States GAAP.

New accounting pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

The FASB has also issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

FOR THE FIRST QUARTER ENDED
September 30, 2006
(unaudited)

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
Unaudited — prepared by management

	September 30,	June 30,
	2006	2006
	(Expressed in Canadian Dollars)

ASSETS
Current
Cash	$10,515,376	$11,397,885
Temporary investments	2,158,804	2,107,699
Receivables (net of allowance — $Nil; June 30, 2006 — $NIL)	133,333	117,490
Prepaid expenses	48,111	49,370

Total Current Assets	12,855,624	13,672,444
Mineral property interests (Note 3)	2,809,295	2,799,619
Deferred exploration costs (Note 4)	4,259,830	3,864,359
Restricted reclamation bonds (Note 8)	238,081	234,783
Equipment	1,062,166	930,853

Total Assets	$21,224,996	$21,502,058

LIABILITIES
Current
Accounts payable and accrued liabilities	$172,704	$315,515
Due to related parties (Note 6)	100,529	118,002

Total current liabilities	273,233	433,517
Asset retirement obligation	165,985	165,985

Total Liabilities	439,218	599,502

SHAREHOLDERS’ EQUITY
Capital stock (Note 5)
Authorized: unlimited common shares without par value
Issued and outstanding 59,384,972 (June 30/06 — 59,384,972)	33,630,385	33,630,385
Contributed surplus	3,217,240	3,153,572
Deficit accumulated during the exploration stage	(16,061,847)	(15,881,401)

Total Shareholders’ Equity	20,785,778	20,902,556

Total liabilities and shareholders’ equity	$21,224,996	$21,502,058

Approved by the Board:

Director:	Director:

/s/ John M. Leask John M. Leask, P.Eng	/s/ Megan Cameron-Jones Megan Cameron-Jones

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited — prepared by management
For the period ended September 30

	Cumulative
	Amounts from
	Inception on
	December 18, 1986	2006		2005
	to	Quarter	Year	Quarter	Year
	September 30, 2006	to Date	to Date	to Date	to Date
	(Expressed in Canadian Dollars)

EXPENSES
Amortization	$228,500	$8,355	$8,355	$8,657	$8,657
Audit	285,423	30,000	30,000
Bank charges & interest	26,649	300	300	1,863	1,863
Consulting	1,311,525	27,898	27,898	30,995	30,995
Consulting — stock-based compensation	3,327,514	63,668	63,668	26,766	26,766
Investor relations & shareholder info	688,476	22,502	22,502	29,616	29,616
Legal	644,541	2,910	2,910	8,962	8,962
Management fees	1,503,910	66,000	66,000	66,000	66,000
Office & miscellaneous	769,764	16,094	16,094	26,999	26,999
Rent	352,068	13,869	13,869	13,394	13,394
Telephone	209,047	4,832	4,832	5,896	5,896
Transfer agent & listing fees	307,267	1,670	1,670	4,630	4,630
Travel & entertainment	517,216	11,879	11,879	38,384	38,384
Wages & benefits	851,251	20,180	20,180	22,544	22,544

LOSS BEFORE UNDER-NOTED ITEMS	(11,023,151)	(290,157)	(290,157)	(284,706)	(284,706)
Interest income	1,424,929	129,195	129,195	28,877	28,877
Gain (loss) on foreign exchange	127,506	1,932	1,932	(21,434)	(21,434)
Option payments received (net)	633,519			13,617	13,617
Gain on disposal of equipment	13,867
Unrealized recovery (loss) on temporary investments	(10,296)	(1,450)	(1,450)	301	301
Gain on disposal of temporary investments	166,591
Write-off of deferred exploration costs	(3,580,555)	(19,966)	(19,966)	(38,712)	(38,712)
Write-off of mineral property interests	(3,814,257)

LOSS FOR THE PERIOD	$(16,061,847)	$(180,446)	$(180,446)	$(302,057)	$(302,057)
Loss per common share		$(0.003)	$(0.003)	$(0.005)	$(0.005)
Weighted average number of common shares outstanding		59,384,972	59,384,972	57,658,497	57,658,497

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
Unaudited — prepared by management
For the period ended September 30 — Canadian Funds

	Number of			Contributed
	Shares	Price	Amount	Surplus	Deficit	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 2006	59,384,972	$	$33,630,385	$3,153,572	$(15,881,401)	$20,902,556
Stock-based compensation				63,668		63,668
Loss for the period					(180,446)	(180,446)

Balance, September 30, 2006	59,384,972		$33,630,385	$3,217,240	$(16,061,847)	$20,785,778

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited — prepared by management
For the period ended September 30 — Canadian Funds

	Cumulative
	Amounts from
	Inception on
	December 18,	2006		2005
	1986 to	Quarter	Year	Quarter	Year
	September 30, 2006	to Date	to Date	to Date	to Date
	(Expressed in Canadian Dollars)

Cash Flows from Operating Activities
Loss for the period	$(16,061,847)	$(180,446)	$(180,446)	$(302,057)	$(302,057)
Items not affecting cash:
Amortization	228,500	8,355	8,355	8,657	8,657
Write-off of deferred exploration costs	3,580,555	19,966	19,966	38,712	38,712
Write-off of mineral property interests	3,814,257
Stock-based compensation	3,327,514	63,668	63,668	26,766	26,766
Gain on disposal of equipment	(13,867)
Unrealized (recovery) loss on temporary investments	10,296	1,450	1,450
Loss (gain) on disposal of investments	(166,591)
Shares issued for management bonus	150,000
Changes in non-cash working capital
Decrease (increase) in prepaid exp.	(48,111)	1,259	1,259	17,581	17,581
Increase in receivables	(133,333)	(15,843)	(15,843)	(264,958)	(264,958)
Increase (decrease) in accounts payable & accr. liabilities	359,287	(17,097)	(17,097)	(158,753)	(158,753)
Increase (decrease) in due to related parties	100,529	(17,473)	(17,473)	92,353	92,353

Net cash used in operating activities	(4,852,811)	(136,161)	(136,161)	(541,699)	(541,699)
Cash Flows from Financing Activities
Issuance of capital stock	32,724,773			6,238,933	6,238,933

Net cash provided by financing activities	32,724,773			6,238,933	6,238,933
Cash Flows from Investing Activities
Acquisition of mineral property interests	(6,083,105)	(33,698)	(33,698)	(148,344)	(148,344)
Deferred exploration costs	(7,725,155)	(446,192)	(446,192)	(402,276)	(402,276)
Restricted reclamation bond posted	(244,411)	(9,628)	(9,628)	(12,224)	(12,224)
Acquisition of temporary investments (net)	(1,922,509)	(12,555)	(12,555)	(4,660,392)	(4,660,392)
Proceeds from disposal of equipment	58,141
Acquisition of equipment	(1,439,547)	(244,275)	(244,275)	(18,263)	(18,263)

Net cash used in investing activities	(17,356,586)	(746,348)	(746,348)	(5,241,499)	(5,241,499)

Increase (decrease) in cash during the period	10,515,376	(882,509)	(882,509)	455,735	455,735
Cash, beginning of period		11,397,885	11,397,885	282,459	282,459

Cash, end of period	$10,515,376	$10,515,376	$10,515,376	$738,194	$738,194

Supplemental disclosures with respect to cash flows (Note 9)

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Unaudited — prepared by management
(Expressed in Canadian Dollars)
For the period ended September 30, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

White Knight Resources Ltd. (the “Company”) is a Canadian company incorporated in British Columbia. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company is primarily engaged in the acquisition and exploration of mineral property interests.

The ability of the Company to realize the costs it has incurred to date on its mineral property interests is dependent upon the Company being able to lever its property interests and cash, by way of exploration activities and option/joint ventures, into assets of greater value or to identify ore bodies, to finance its exploration costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the mineral property interest. To date, the Company has not earned revenues and is considered to be in the exploration stage.

These consolidated financial statements have been prepared assuming the Company will continue on a going-concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company has sufficient resources to meet its obligations for the foreseeable future at its current level of activity.

There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded on the consolidated balance sheets.

All amounts are in Canadian dollars unless otherwise stated.

	September 30,	June 30,
	2006	2006

Working capital	$12,582,391	$13,238,927
Deficit	(16,061,847)	(15,881,401)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of management, all adjustments (consisting of normal and recurring accruals) considered necessary for fair presentation have been included. Operating results for the three month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ended June 30, 2007.

The interim consolidated financial statements have been prepared by management in accordance with the accounting policies described in the Company’s annual consolidated financial statements for the year ended June 30, 2006. For further information, refer to the consolidated financial statements and footnotes thereto included for the year ended June 30, 2006.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Asset retirement obligations

Effective July 1, 2004, the Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability. Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the cost of the related long-lived asset.

Stock-based compensation

The Company has an employee stock option plan. The Company recognizes an expense arising from stock options granted to both employees and non-employees using the fair value method. The fair value of option grants is generally established at the date of grant using the Black Scholes option pricing model and the compensation amount, equal to the option’s fair value, is then recognized over the options vesting periods.

Comparative figures

Certain comparative figures have been reclassified to conform to the current period’s presentation.

3.	MINERAL PROPERTY INTERESTS

	Balance at				Balance at
	June 30, 2006	Additions	Recovery		September 30, 2006

Nevada Properties
Benmark	$81,118	$14,022	$		$95,140
Celt	284,919				284,919
Cottonwood	160,214	15,844			176,058
Fye Canyon	173,825	1,503			175,328
Gold Bar Horst	149,237	25,659			174,896
Gold Pick	24,556	3,786			28,342
Goldstone	32,309	8,694			41,003
Hunter	136,891	6,730			143,621
Ian	31,317	7,852			39,169
Knolls	86,102	25,239			111,341
McClusky Pass	134,460	34,073			168,533
New Pass	419,732	15,003		(111,069)	323,666
Pat Canyon	108,797	24,958			133,755
Patty	108,402				108,402
Slaven Canyon	365,427	47,822			413,249
South Cabin Creek	47,389	11,778			59,167
Squaw Creek	270,261	21,172		(181,388)	110,045
Tonkin Summit	129,663	26,080			155,743
Other	55,000	11,918			66,918

Total Nevada Properties	$2,799,619	$302,133		$(292,457)	$2,809,295

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, expects title to all of its interests to be in good standing. The mineral property interests in which the Company has committed to earn an interest are located in the United States and the Company is therefore relying on advice by legal counsel who are basing such advice on the laws of the United States.

Nevada Properties

New Pass Project

In fiscal 2005, the Company entered into an option agreement with Bonaventure Enterprises Inc. (“Bonaventure”) whereby Bonaventure may earn a 50% interest in the property by incurring exploration expenditures of US$2,000,000, issuing 500,000 shares and making cash payments of US$500,000 over a 4-year period (US$125,000 and 100,000 shares received during the period). Upon vesting, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

Squaw Creek Project

In fiscal 2005, the Company entered into an option agreement with Bonaventure whereby Bonaventure may earn a 50% interest in the property by incurring exploration expenditures of US$2,000,000, issuing 500,000 shares and making cash payments of US$500,000 over a 4-year period (US$125,000 and 100,000 shares received during the period). Upon vesting, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

4.	DEFERRED EXPLORATION COSTS

	Balance at		Balance at
	June 30,		September 30,
By Type of Cost	2006	Additions	2006

Assays	$883,710	$22,286	$905,996
Consulting	3,448,571	116,739	3,565,310
Drafting and report preparation	443,562	764	444,326
Drilling	4,578,673	277,352	4,856,025
Field operations	999,469	39,657	1,039,126
Reclamation	368,170	2,260	370,430
Recording	80,079		80,079
Supervision	391,707	3,787	395,494
Surveys	810,749	12,261	823,010
Trenching and site preparation	472,708	4,480	477,188
Recovery	(5,222,378)	(64,149)	(5,286,527)
Write-off	(3,390,661)	(19,966)	(3,410,627)

Total	$3,864,359	$395,471	$4,259,830

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at							Balance at
	June 30,							September 30,
By Property	2006	Additions		Recoveries		Write-offs		2006

Nevada Properties
Benmark	$32,131	$		$		$		$32,131
Celt	17,505							17,505
Cottonwood	457,248		51,942					509,190
Fye Canyon	20,811		917					21,728
Gold Bar Horst	147,447		320,728					468,175
Gold Pick	464,861		10,936					475,797
Goldstone	3,864		20,425					24,289
Hunter	34,186		38,996					73,182
Ian	625		4,137					4,762
Knolls	21,359							21,359
McClusky Pass	529,164		4,226					533,390
New Pass	64,149				(64,149)
Pat Canyon	22,846							22,846
Patty	116,710		1,373					118,083
Slaven Canyon	1,806,259		5,940					1,812,199
South Cabin Creek	38,645							38,645
Tonkin Summit	86,549							86,549
General exploration			19,966				(19,966)

Total Nevada Properties	$3,864,359		$479,586		$(64,149)		$(19,966)	$4,259,830

5.	CAPITAL STOCK

Authorized: unlimited common shares without par value.

Share Issuances

There were no shares issued during the period.

Warrants

At September 30, 2006, the following warrants were outstanding:

Number	Exercise
of Warrants	Price	Expiry Date

1,500,000	$2.50	December 20, 2006

Stock options

Under the Company’s stock option plan effective November 4, 2002 and amended December 12, 2003, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

relations. Options granted to consultants engaged in investor relations activities must vest no earlier than as to one-quarter upon the grant date and as to a further one-quarter after each of the following three four-month periods.

At September 30, 2006, the following incentive stock options were outstanding:

Number	Exercise
of Shares	Price	Expiry Date

755,500	$0.23	January 23, 2008
2,074,500	0.41	September 23, 2008
150,000	0.75	March 1, 2009
50,000	0.85	March 21, 2010
40,000	0.67	April 6, 2010
50,000	1.50	October 19, 2010
2,000,000	1.91	January 10, 2011

5,120,000

Stock option transactions and the number of stock options outstanding are summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Options	Price

Balance, June 30, 2006	5,120,000	$1.00
Balance, September 30, 2006	5,120,000	1.00

Number of options currently exercisable	5,007,500	$0.98

6.	RELATED PARTY TRANSACTIONS

During the year to date, the Company paid management fees in the amount of $66,000 (2005 — $66,000) to directors and officers of the Company and companies controlled by directors.

During the year to date, the Company paid consulting fees in the amount of $26,921 (2005 — $28,840) to directors and officers of the Company and companies controlled by directors. Of that amount, $26,921 (2005 — $28,840) is included or written off to deferred exploration costs.

During the year to date, the Company paid administrative consulting fees in the amount of $34,009 (2005 — $27,678) to officers and directors of the Company and a company controlled by a director.

Amounts payable to related parties at September 30, 2006 aggregated $100,529 (June 30, 2006 — $118,002). The fair value for amounts due to related parties is not determinable since there are no stated terms of repayment.

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and are covered by signed agreements. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	SEGMENTED INFORMATION

The Company’s one reportable segment is the exploration and development of mineral properties. Geographical information is as follows:

			Mineral
			Property
			Interests and
			Deferred
	Total		Exploration	Other
	Assets	Equipment	Costs	Assets

September 30, 2006
Canada	$12,818,078	$23,092	$	$12,794,986
United States	8,406,918	1,039,074	7,069,125	298,719

	$21,224,996	$1,062,166	$7,069,125	$13,093,705

June 30, 2006
Canada	$13,637,654	$24,639	$	$13,613,015
United States	7,864,404	906,214	6,663,978	294,212

	$21,502,058	$930,853	$6,663,978	$13,907,227

	2006		2005
	Quarter	Year	Quarter	Year
	to Date	to Date	to Date	to Date

Loss before other items:
Canada	$247,138	$247,138	$237,383	$237,383
United States	43,019	43,019	47,323	47,323

	$290,157	$290,157	$284,706	$284,706

8.	RESTRICTED RECLAMATION BONDS

The Company has secure funds in place with the United States government, a Canadian bank and a United States bank as security for restricted reclamation bonds on its mineral properties. These restricted reclamation bonds were required by the local jurisdictions at the time exploration activities commenced on the properties and do not represent an asset retirement obligation (Note 2). Interest on the certificates of deposit with Canadian and United States banks is paid on a periodic basis to the Company.

9.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Significant non-cash transactions during the period (2005 — $Nil) include the acquisition of 200,000 common shares of Bonaventure Enterprises Inc. (assigned a value of $0.20 per share) as per the terms of option agreements (Note 3). Included in accounts payable are $81,296 (2005 — $171,136) related to deferred exploration costs, $24,721 (2005 — $Nil) related to acquisition of equipment and $Nil (2005 — $25,047) related to reclamation bonds. Included in accounts receivable are $Nil (2005 — $109,979) related to deferred exploration costs and $Nil (2005 — $87,202) related to acquisition of mineral property interests.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Canadian GAAP. Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated balance sheets would be as follows:

	September 30, 2006				June 30, 2006
	Balance,			Balance,	Balance,			Balance,
	Canadian			United States	Canadian			United States
	GAAP	Adjustments		GAAP	GAAP	Adjustments		GAAP

Temporary investments	$2,158,804		$58,762	$2,217,566	$2,107,699		$48,282	$2,155,981
Other current assets	10,696,820			10,696,820	11,564,745			11,564,745
Mineral property interests	2,809,295		(2,030,156)	779,139	2,799,619		(2,032,127)	767,492
Deferred exploration costs	4,259,830		(4,259,830)		3,864,359		(3,864,359)
Equipment	1,062,166			1,062,166	930,853			930,853
Restricted reclamation bonds	238,081			238,081	234,783			234,783

	$21,224,996		$(6,231,224)	$14,993,772	$21,502,058		$(5,848,204)	$15,653,854

Current liabilities	$273,233	$		$273,233	$433,517	$		$433,517
Asset retirement obligation	165,985			165,985	165,985			165,985
Shareholders’ equity	20,785,778		(6,231,224)	14,554,554	20,902,556		(5,848,204)	15,054,352

	$21,224,996		$(6,231,224)	$14,993,772	$21,502,058		$(5,848,204)	$15,653,854

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of operations would be as follows:

	Cumulative
	Amounts from
	Inception on	Three Month	Three Month
	December 18, 1986 to	Period Ended	Period Ended
	September 30, 2006	September 30, 2006	September 30, 2005

Loss for the period, Canadian GAAP	$(16,061,847)	$(180,446)	$(302,057)
Adjustments:
Mineral property interests	(2,030,156)	1,971	(119,672)
Deferred exploration costs	(4,259,830)	(395,471)	(624,679)
Increase in temporary investments	58,762	10,480	841

Loss for the period, United States GAAP	$(22,293,071)	$(563,466)	$(1,045,567)

Basic and diluted loss per share, United States GAAP		$(0.01)	$(0.02)

Weighted average number of common shares outstanding, United States GAAP		59,384,972	57,658,497

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of cash flows would be as follows:

	Cumulative
	Amounts from
	Inception on	Three Month	Three Month
	December 18, 1986 to	Period Ended	Period Ended
	September 30, 2006	September 30, 2006	September 30, 2005

Cash flows used in operating activities, Canadian GAAP	$(4,852,811)	$(136,161)	$(541,699)
Acquisition of mineral property interests	(5,474,566)	(19,356)	(119,672)
Deferred exploration costs	(7,725,155)	(446,192)	(402,276)
Disposal (acquisition) of temporary investments	(1,922,509)	(12,555)	(4,660,392)

Cash flows used in operating activities, United States GAAP	(19,975,041)	(614,264)	(5,724,039)
Cash flows provided by financing activities, Canadian GAAP and United States GAAP	32,724,773		6,238,933
Cash flows used in investing activities, Canadian GAAP	(17,356,586)	(746,348)	(5,241,499)
Acquisition of mineral property interests	5,474,566	19,356	119,672
Deferred exploration costs	7,725,155	446,192	402,276
Acquisition of temporary investments	1,922,509	12,555	4,660,392

Cash flows used in investing activities, United States GAAP	(2,234,356)	(268,245)	(59,159)

Increase (decrease) in cash during the period	10,515,376	(882,509)	455,735
Cash, beginning of period		11,397,885	282,459

Cash, end of period	$10,515,376	$10,515,376	$738,194

Mineral property interests and deferred exploration costs

In accordance with EITF 04-02, the Company classifies the costs of acquiring its mineral interests as tangible assets resulting in no difference between Canadian and U.S. GAAP. Under U.S. GAAP exploration costs on mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves are expensed as incurred. Under Canadian GAAP these costs may be deferred.

Under US GAAP, the Company performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All mineral properties are reviewed for impairment whenever events or circumstances change which indicates the carrying amount of an asset may not be recoverable, utilizing established guidelines based on undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Asset retirement obligations

The Company adopted new accounting and disclosure standards under Canadian GAAP (Note 2) since the 2005 fiscal year. Accordingly there were no differences between Canadian GAAP and United States GAAP as at September 30, 2006 and 2005.

Under Canadian GAAP, the Company was not required to record asset retirement obligations as at September 30, 2005. The Company determined there were no asset retirement obligations as at September 30, 2005.

Temporary Investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations. Long-term investments are carried on the cost or equity basis and are only written down when there is evidence of a decline in value that is other than temporary.

Under United States GAAP, SFAS 115 requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values. Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities. For United States GAAP purposes, the Company’s investment in debt securities Canadian GAAP or United States GAAP as these debt securities have been written down to their fair market value, with an unrealized loss of $1,450 included in the consolidated statement of operations. For the period ending September 30, 2006, an excess holding gain of $58,762 (June, 2006 — $48,282) would be recognized under United States GAAP.

New accounting pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

The FASB has also issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	SUBSEQUENT EVENTS

In October 2006, U.S. Gold Corporation filed an S-4 Registration Statement with respect to an anticipated take-over of the Company.

Subsequent to the end of the period, Teck Cominco American Incorporated (“Teck Cominco”) requested and received permission from the Company to amend their exploration expenditure commitment under the Financing and Acquisition Agreement dated October 20, 2004 on the Fye Property. In consideration of the Company granting an extension from December 31, 2006 to March 31, 2007, Teck Cominco will guarantee the US$1,250,000 aggregate expenditure commitment now due by March 31, 2007. Teck Cominco has an option to earn an initial 51% interest in the property by incurring exploration expenditures, and making cash payments in annual increments prior to December 31, 2008.

APPENDIX E — FINANCIAL STATEMENTS OF TONE RESOURCES

TONE RESOURCES LIMITED
(An Exploration Stage Company)
REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006 and 2005
(Stated in Canadian Dollars)

A Partnership Of Incorporated Professionals	Amisano Hanson
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors,
Tone Resources Limited
(An Exploration Stage Company)

We have audited the consolidated balance sheets of Tone Resources Limited as at August 31, 2006 and 2005 and the consolidated statements of loss, cash flows and stockholders’ equity for the three years then ended and for the period October 31, 2001 (Date of Inception) to August 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2006 and 2005 and the results of its operations and its cash flows for the three years then ended and for the period October 31, 2001 (Date of Inception) to August 31, 2006 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada	/s/ AMISANO HANSON
November 8, 2006 except as to Note 9(f) which is as of November 24, 2006	Chartered Accountants

COMMENTS BY AUDITOR FOR US READERS ON CANADA — US REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is substantial doubt about a company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Company has losses from operations and the recoverability of amounts shown for mineral property costs is dependent upon whether the properties contain reserves that are economically recoverable, which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report to the shareholders dated November 8, 2006, is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainty in the auditors’ report when the uncertainty is adequately disclosed in the financial statements.

Vancouver, Canada	/s/ AMISANO HANSON
November 8, 2006 except as to Note 9(f) which is as of November 24, 2006	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
August 31, 2006 and 2005

	2006	2005
	(Stated in Canadian Dollars)

ASSETS
Current
Cash and cash equivalents	$1,247,413	$5,069
GST recoverable	12,409	6,508
Prepaid expenses and advances	6,816	2,558

	1,266,638	14,135
Reclamation bonds — Note 3	33,338	34,584
Mineral property costs — Notes 4 and 6 and Schedule 1	1,329,076	1,124,298

	$2,629,052	$1,173,017

LIABILITIES
Current
Accounts payable	$56,229	$51,861
Due to related parties — Note 6	44,832	77,204

	101,061	129,065

STOCKHOLDERS’ EQUITY
Share capital — Notes 5, 6, 7, 9 and 10	5,683,895	2,927,262
Share subscriptions — Note 9(b)	7,500	—
Contributed surplus — Note 5	425,492	621,849
Deficit	(3,588,896)	(2,505,159)

	2,527,991	1,043,952

	$2,629,052	$1,173,017

Nature and Continuance of Operations — Note 1
Commitments — Notes 4, 5 and 9
Subsequent Events — Note 9

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF LOSS
for the years ended August 31, 2006, 2005 and 2004
and for the period October 31, 2001 (Date of Inception) to August 31, 2006

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2006	2005	2004	2006
	(Stated in Canadian Dollars)

General and administrative expenses
Accounting and audit fees — Note 6	$170,242	$35,808	$62,012	$332,025
Advertising and promotion	68,935	32,937	28,174	143,537
Consulting fees	75,000	—	—	82,747
Filing fees	20,802	16,769	29,450	75,785
Finance fees	—	10,000	—	10,000
Investor relations	93,500	68,000	79,435	254,435
Legal fees — Note 6	203,420	59,192	179,391	491,900
Management fees — Note 6	154,900	151,581	181,036	742,382
Office and miscellaneous	9,575	13,334	14,971	58,992
Rent — Note 6	15,000	15,000	15,000	67,665
Stock-based compensation — Note 6	149,312	282,409	368,313	807,972
Secretarial — Note 6	11,060	11,389	13,462	49,206
Telephone	13,055	13,679	16,046	61,736
Transfer agent fees	14,067	8,213	6,912	33,428
Travel	84,728	37,865	82,241	270,109

Loss before other items	(1,083,596)	(756,176)	(1,076,443)	(3,481,919)
Other items
Foreign exchange loss	(7,591)	(17,389)	(7,440)	(37,041)
Interest income	7,450	535	1,203	12,833
Write-off of mineral property costs — Note 4	—	(82,769)	—	(82,769)

Net loss for the period	$(1,083,737)	$(855,799)	$(1,082,680)	$(3,588,896)

Basic and diluted loss per share	$(0.06)	$(0.06)	$(0.09)

Weighted average number of shares outstanding	16,977,183	13,168,002	11,478,821

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended August 31, 2006, 2005 and 2004
and for the period October 31, 2001 (Date of Inception) to August 31, 2006

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2006	2005	2004	2006
	(Stated in Canadian Dollars)

Operating Activities
Net loss for the period	$(1,083,737)	$(855,799)	$(1,082,680)	$(3,588,896)
Add items not affecting cash:
Stock-based compensation	149,312	282,409	368,313	807,972
Write-off of mineral property costs		82,769	—	82,769
Changes in non-cash working capital accounts:
GST recoverable	(5,901)	(3,797)	11,305	(12,409)
Prepaid expenses and advances	(4,258)	13,162	2,275	(6,816)
Accounts payable	4,368	71,921	(43,132)	106,173
Due to related parties	(32,372)	65,819	5,617	44,832

	(972,588)	(343,516)	(738,302)	(2,566,375)

Financing Activities
Share subscriptions	7,500	—	—	7,500
Common shares issued	2,410,964	220,015	1,280,135	5,197,471

	2,418,464	220,015	1,280,135	5,204,971

Investing Activities
Increase (decrease) in reclamation bonds	1,246	3,281	(2,900)	(33,338)
Mineral property costs	(204,778)	(247,471)	(455,870)	(1,357,845)

	(203,532)	(244,190)	(458,770)	(1,391,183)

Increase (decrease) in cash during the period	1,242,344	(367,691)	83,063	1,247,413
Cash and cash equivalents, beginning of the period	5,069	372,760	289,697	—

Cash and cash equivalents, end of the period	$1,247,413	$5,069	$372,760	$1,247,413

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—	$—

Income taxes	$—	$—	$—

Cash and cash equivalents are comprised of:
Cash	$541,050	$5,069	$372,760
Term Deposits	706,363	—	—
	$1,247,413	$5,069	$372,060

Non-cash Transactions — Note 7

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)
for the period October 31, 2001 (Date of Inception) to August 31, 2006

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

		Number of		Special	Share	Contributed
		Common Shares	Amount	Warrants	Subscriptions	Surplus	Deficit	Total
		(Stated in Canadian Dollars)

Balance, October 31, 2001		—	$—	$—	$—	$—	$—	$—
For cash:
Issuance of founders shares	— at $0.0001	5,000,000	500	—	—	—	—	500
Issuance of special warrants	— at $0.15	—	—	446,611	—	—	—	446,611
Net loss for the period		—	—	—	—	—	(128,982)	(128,982)

Balance, August 31, 2002		5,000,000	500	446,611	—	—	(128,982)	318,129
For cash:
Initial public offering	— at $0.50	1,532,700	766,350	—	—	—	—	766,350
Issuance of special warrants	— at $0.15	—	—	31,426	—	—	—	31,426
	— at $0.50	—	—	231,347	—	—	—	231,347
Less: share issue costs — Note 6		—	(189,877)	—	—	—	—	(189,877)
Conversion of special warrants		3,649,606	709,384	(709,384)	—	—	—	—
Stock-based compensation		—	—	—	—	7,938	—	7,938
Net loss for the year		—	—	—	—	—	(437,698)	(437,698)

Balance, August 31, 2003		10,182,306	1,286,357	—	—	7,938	(566,680)	727,615
For cash:
Pursuant to private placements	— at $0.47	1,081,670	508,385	—	—	—	—	508,385
	— at $0.50	1,543,500	771,750	—	—	—	—	771,750
Stock-based compensation		—	—	—	—	368,313	—	368,313
Net loss for the year		—	—	—	—	—	(1,082,680)	(1,082,680)

Balance, August 31, 2004		12,807,476	2,566,492	—	—	376,251	(1,649,360)	1,293,383
For cash:
Pursuant to private placements	— at $0.40	175,412	70,165	—	—	—	—	70,165
	— at $0.40	250,000	100,000	—	—	—	—	100,000
Pursuant to exercise of options	— at $0.30	67,500	20,250	—	—	—	—	20,250
	— at $0.50	59,200	29,600	—	—	—	—	29,600
Shares for debt	— at $0.45	110,986	49,944	—	—	—	—	49,944
Mineral property costs	— at $0.45	120,000	54,000	—	—	—	—	54,000
Stock-based compensation		—	—	—	—	282,409	—	282,409
Stock based compensation charge on stock options exercised		—	36,811	—	—	(36,811)	—	—
Net loss for the year		—	—	—	—	—	(855,799)	(855,799)

Balance, August 31, 2005		13,590,574	2,927,262	—	—	621,849	(2,505,159)	1,043,952
For cash:
Pursuant to private placements	— at $0.20	3,300,000	660,000	—	—	—	—	660,000
Pursuant to exercise of options	— at $0.20	60,000	12,000	—	—	—	—	12,000
	— at $0.30	309,499	92,850	—	—	—	—	92,850
	— at $0.35	25,000	8,750	—	—	—	—	8,750
	— at $0.40	115,000	46,000	—	—	—	—	46,000
	— at $0.50	705,800	352,900	—	—	—	—	352,900
Pursuant to exercise of warrants	— at $0.25	165,000	41,250	—	—	—	—	41,250
	— at $0.50	158,341	79,170	—	—	—	—	79,170
	— at $0.60	171,531	102,919	—	—	—	—	102,919
	— at $0.75	1,353,500	1,015,125	—	—	—	—	1,015,125
Share subscriptions		—	—	—	7,500	—	—	7,500
Stock-based compensation		—	—	—	—	149,312	—	149,312
Stock based compensation charge on stock options exercised		—	345,669	—	—	(345,669)	—	—
Net loss for the year		—	—	—	—	—	(1,083,737)	(1,083,737)

Balance, August 31, 2006		19,954,245	$5,683,895	$—	$7,500	$425,492	$(3,588,896)	$2,527,991

See accompanying notes

Schedule 1

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
for the years ended August 31, 2006 and 2005

	South	Roberts				Battle	Gold	Big Antelope
	Keystone	Creek	Kobeh	Kent Springs	Red Ridge	Mountain	Bar North	Springs
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	Total
	(Stated in Canadian Dollars)

Property acquisition and maintenance costs
Balance, August 31, 2005	$29,215	$60,894	$140,824	$8,759	$93,787	$61,818	$17,089	$12,956	$425,342
Claims maintenance — Note 6	5,031	9,703	23,898	1,796	35,473	13,478	3,414	4,313	97,106

Balance, August 31, 2006	34,246	70,597	164,722	10,555	129,260	75,296	20,503	17,269	522,448

Deferred exploration costs
Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	698,956
Assaying	—	—	4,461	—	—	—	6,555	374	11,390
Consulting fees	—	—	—	—	853	—	—	—	853
Drilling	—	—	27,217	—	—	—	60,532	—	87,749
Field costs	—	—	1,576	—	—	—	6,104	—	7,680

Balance, August 31, 2006	13,766	88,848	224,513	125	261,477	130,286	86,400	839	806,628

Total	$48,012	$159,445	$389,235	$10,680	$390,737	$205,582	$106,903	$18,482	$1,329,076

See accompanying notes

Schedule 1

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
for the years ended August 31, 2006 and 2005

								Big	Crescent
	South	Roberts		Kent		Battle	Gold Bar	Antelope	Valley
	Keystone	Creek	Kobeh	Springs	Red Ridge	Mountain	North	Springs	North
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	(Eureka)	Total
	(Stated in Canadian Dollars)

Property acquisition and maintenance costs
Balance, August 31, 2004	$25,522	$53,772	$123,284	$7,440	$54,226	$51,927	$14,583	$6,385	$—	$337,139
Cash	—	—	—	—	4,243	—	—	—	—	4,243
Common shares — Note 6	—	—	—	—	—	—	—	—	54,000	54,000
Claims maintenance — Note 6	3,693	7,122	17,540	1,319	39,561	9,891	2,506	6,571	28,769	116,972

Balance, August 31, 2005	29,215	60,894	140,824	8,759	93,787	61,818	17,089	12,956	82,769	508,111

Deferred exploration costs
Balance, August 31, 2004	13,766	88,848	191,259	125	143,538	130,286	525	110	—	568,457
Assaying	—	—	—	—	17,062	—	4,884	—	—	21,946
Consulting fees	—	—	—	—	—	—	5,754	—	—	5,754
Drilling	—	—	—	—	87,196	—	—	—	—	87,196
Field costs	—	—	—	—	4,760	—	2,046	729	—	7,535
Reclamation	—	—	—	—	8,068	—	—	—	—	8,068

Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	—	698,956

Write-off mineral property — Note 4	—	—	—	—	—	—	—	—	(82,769)	(82,769)

Total	$42,981	$149,742	$332,083	$8,884	$354,411	$192,104	$30,298	$13,795	$—	$1,124,298

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006 and 2005
(Stated in Canadian Dollars)

Note 1	Nature and Continuance of Operations

The Company was incorporated on October 31, 2001 in the Yukon Territory. On March 1, 2005, the Company was continued to British Columbia from the Yukon Territory. The Company’s business is the exploration and development of its mineral properties located in Nevada, USA. The Company’s shares are publicly listed on the TSX Venture Exchange.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. At August 31, 2006, the Company has not yet achieved profitable operations and has accumulated losses of $3,588,896 since incorporation. No assurances can be given that the Company will be able to continue as a going concern. Its ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue its operations and therefore be required to realize its assets and discharge its liabilities in other than its the normal course of operations and at amounts different from those reflected in the financial statements. The Company has historically satisfied its capital needs primarily by issuing equity securities. Management plans to continue to provide for its capital needs during the year ended August 31, 2007 by the issuance of common stock.

The recoverability of amounts shown for mineral property costs is dependent upon the discovery of economically recoverable reserves and the ability to obtain the necessary financing to complete their exploration and development.

Note 2	Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in Canada and are stated in Canadian dollars. Except as disclosed in Note 11, these financial statements conform in all material respects with GAAP in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement. Actual results may differ from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

a)  Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned United States subsidiary, Tone Resources (US) Inc., which was incorporated on June 27, 2002 in the State of Nevada. All inter-company transactions and balances have been eliminated.

b)  Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term deposits held at Canadian banks.

c)  Mineral Property Costs and Depletion

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that the Company abandons interest in are written off in the year of abandonment.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Exploration Costs

The Company capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that the Company abandons interest in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

The Company is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by the Company, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

d)  Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitment to a plan of action based on the then known facts.

e)  Financial Instruments

The carrying values of cash, accounts payable and due to related parties approximate fair value because of the short-term maturity of those instruments. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s mineral exploration activities are located in the United States of America and expenditures are in U.S. dollars. Consequently some assets and liabilities are exposed to foreign currency fluctuations. As at August 31, 2006, cash of US$234,068 (2005: US$2,089), reclamation bonds of US$30,078 (2005: US$29,133), accounts payable of US$3,270 (2005: US$13,008) and due to related parties of US$10,000 (2005: US$11,435) are included in these consolidated financial statements.

f)  Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

g)  Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted loss per share reflect the dilution that would occur if potentially dilutive securities were exercised or converted to common shares. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

h)  Income Taxes

The Company accounts for income taxes by the asset and liability method. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.

i)  Stock-based Compensation

The Company has a stock-based compensation plan (Note 5). During the year ended August 31, 2004, the Company adopted CICA Handbook Section 3870 — “Stock-based Compensation and Other Stock-based Payments”. This change in accounting policy had been applied prospectively with no restatement of prior periods presented for the statements of loss and cash flows.

Under this standard, the Company must account for compensation expense based on the fair value of options granted under its stock-based compensation plan. Costs attributable to stock options granted to directors, employees or consultants are measured at fair value at the grant date, and expensed when vested with a corresponding increase to contributed surplus. Upon exercise of stock options, consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital.

Previously, the Company accounted for stock-based compensation using the settlement method. No compensation expense was recorded in the financial statements for stock options granted to directors and employees as the options had no intrinsic value at the date of grant. Consideration paid on the exercise of stock options was credited to share capital.

Note 3	Reclamation Bonds

The Company has certificates of deposit that earn interest at approximately 1% per annum. These deposits represent restricted cash as they are pledged as security to the Bureau of Land Management and are only released to the Company after the Company meets inspection requirements. Reclamation costs are added to mineral property costs as incurred.

Note 4	Mineral Property Costs — Note 6

The Company holds 410 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition, the Company holds leased mineral rights located in Elko county, Nevada. Lease payments are due as follows for the years ended:

Red Ridge

August 31, 2003	US$ 12,000	(paid)
August 31, 2004	12,000	(paid)
August 31, 2005	12,000	(paid)
August 31, 2006	20,000	(paid)
August 31, 2007	20,000	(paid $10,000 subsequently)
August 31, 2008	30,000
August 31, 2009	40,000
August 31, 2010	50,000
August 31, 2011	60,000
August 31, 2012	70,000
August 31, 2013	80,000
August 31, 2014	90,000
August 31, 2015 and each year thereafter	100,000

On March 9, 2004, the Company entered into an agreement with Teck Cominco. The agreement grants Teck Cominco the option to earn interests of between 51% and 75% in any two of the Company’s properties located in Nevada. Teck Cominco has a first right of refusal on the Red Ridge property. Upon the Company completing expenditures totalling $1,000,000 on a designated property, Teck Cominco may earn its interest in that property by completing expenditures totalling $3,000,000, preparing feasibility studies and arranging financing for development of the property.

Crescent Valley North

By an agreement dated October 19, 2004, the Company entered into a mining lease with a company with a common director to acquire 76 mining claims known as the Crescent Valley North claims located in Nevada in exchange for 120,000 common shares of the Company (issued) and lease payments.

During the year ended August 31, 2005, after issuing the above-noted shares and paying US$12,000 in lease payments, the Company abandoned its interest in these claims and wrote-off related mineral property costs in the amount of $82,769.

Note 5	Share Capital — Notes 6 and 9

a)   Authorized:

An unlimited number of common shares without par value

b)   Escrow:

At August 31, 2006, there were no common shares held in escrow. At August 31, 2005 there were 1,542,000 common shares held in escrow. These shares were released from escrow on the following dates:

November 16, 2005	771,000
May 16, 2006	771,000

1,542,000

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)   Commitments:

i)   Stock-based Compensation Plan

Stock options are granted with an exercise price equal to the market price of the Company’s stock on the date of the grant. Pursuant to the stock-based compensation plan, options may not be granted at an exercise price of less than $0.10 per share. Stock options have a maximum term of five years. The Company’s options vest 25% on the date of the grant with the remaining 75% vesting over the next 18 months at a rate of 12.5% per quarter based on the original amount granted.

A summary of the status of the Company’s stock option plan as of August 31, 2006 and 2005 and the changes during the years then ended is presented below:

	2006		2005
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Options outstanding, beginning of year	2,673,032	$0.50	1,850,000	$0.50
Granted	150,000	$0.25	1,099,732	$0.41
Exercised	(1,215,300)	$0.42	(126,700)	$0.39
Cancelled	(45,500)	$0.47	(150,000)	$0.50

Options outstanding, end of year	1,562,232	$0.48	2,673,032	$0.50

Options exercisable, end of year	1,475,732	$0.48	2,115,291	$0.50

The following stock options were outstanding as at August 31, 2006:

	Exercise	Expiry
Number	Price	Date

1,104,000	$0.50	May 16, 2008
50,000	$0.50	June 09, 2008
12,500	$0.50	July 21, 2008
100,000	$0.50	November 14, 2008
12,000	$0.30	September 2, 2009
122,732	$0.50	February 1, 2010
96,000	$0.40	July 26, 2010
40,000	$0.20	November 18, 2010
25,000	$0.35	December 2, 2010

1,562,232

At August 31, 2006, 86,500 of the above outstanding options were not yet vested with the optionees. These options will vest with the optionees over the period from September 2, 2006 to June 2, 2007.

Non-cash compensation charges totalling $149,312 (2005: $282,409) (2004: $368,313) associated with vested options granted to directors, employees and consultants were recognized in the consolidated financial statements of the

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company. These compensation charges have been determined under the fair value method using the Black-Scholes option pricing model with the following assumptions:

	Years ended August 31,
	2006	2005	2004

Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	94.9%	99.2%	90.0%
Risk-free interest rate	2.0%	2.0%	2.0%
Expected term in years	5 years	5 years	5 years

The weighted average fair value at the date of grant of the stock options granted was as follows:

	Years ended August 31,
	2006	2005	2004

Weighted average fair value	$0.18	$0.29	$0.32
Total options granted	150,000	1,099,732	550,000
Total fair value of options granted	$27,000	$314,972	$178,500

ii)   Share Purchase Warrants

At August 31, 2006, there were 3,186,175 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

	Exercise
Number	Price	Expiry Date

10,000	$0.75	July 5, 2006 (Note 9(b))
41,175	$0.80	November 26, 2006 (Note 9(f))
2,405,000	$0.25	December 19, 2007
730,000	$0.25	March 3, 2008

3,186,175

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6	Related Party Transactions — Notes 4, 5 and 9

The Company incurred the following charges from directors and officers of the Company, a company with a director in common with the Company and the daughter of a director of the Company for the years ended August 31, 2006, 2005 and 2004 and for the period October 31, 2001 (Date of Inception) to August 31, 2006:

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2006	2005	2004	2006

Accounting fees	$98,157	$13,725	$—	$111,882
Legal fees	70,003	30,209	41,945	148,510
Management fees	154,900	151,581	181,036	742,382
Mineral property acquisition costs
— common shares	—	54,000	—	54,000
— claims maintenance	—	15,717	—	102,964
Rent	15,000	15,000	15,000	67,665
Share issue costs	—	—	—	74,275
Stock-based compensation	110,162	197,763	286,813	594,738
Secretarial	11,060	11,389	13,462	49,056

	$459,282	$489,384	$538,256	$1,945,472

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Amounts due to related parties are due to directors and officers of the Company and represent advances and unpaid fees and expenses. These amounts are unsecured, non-interest bearing and have no specific terms of repayment.

During the year ended August 31, 2005, the Company issued 151,700 common shares for cash proceeds of $59,850 and 120,000 common shares for mineral property acquisition costs of $54,000 to directors of the Company and to a company with a director in common with the Company.

During the year ended August 31, 2006, the Company issued 3,639,583 common shares for cash proceeds of $987,791 to directors and officers of the Company.

Note 7	Non-cash Transactions

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the year ended August 31, 2005, the Company issued 120,000 common shares at $0.45 totalling $54,000 as a property acquisition cost pursuant to a mining lease. In addition, the Company issued 110,986 common shares at $0.45 to settle a debt of $49,944. These transactions have been excluded from the statements of cash flows.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8	Income Taxes

Significant components of the Company’s future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2006	2005

Future income tax assets
Tax losses carried forward	$1,365,779	$1,022,523
Less: valuation allowance	(1,365,779)	(1,022,523)

	$—	$—

The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more likely-than-not that sufficient taxable income will not be realized during the carry forward periods to utilize all the future tax assets.

At August 31, 2006, the Company and its subsidiary have accumulated losses totalling $4,008,322, which may be carried forward to reduce future years income for federal and state income tax purposes. These losses, the potential benefit of which have not been recognized in these financial statements, expire as follows:

		United States
	Canada	of America	Total

2009	$100,542	$—	$100,542
2010	377,116	—	377,116
2011	661,076	—	661,076
2015	432,271	—	432,271
2016	886,833	—	886,833
2022	—	96,061	96,061
2023	—	352,776	352,776
2024	—	487,178	487,178
2025	—	363,623	363,623
2026	—	250,846	250,846

	$2,457,838	$1,550,484	$4,008,322

Note 9	Subsequent Events

a) On September 11, 2006, the Company issued 100,000 common shares at $0.25 per share for proceeds of $25,000 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006.

b) On October 23, 2006, the Company issued 10,000 common shares at $0.75 per share for proceeds of $7,500 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006. These proceeds were received prior to August 31, 2006.

c) On October 23, 2006, the Company issued 18,750 common shares at $0.35 per share to a director of the Company for proceeds of $6,563 pursuant to the exercise of share purchase options outstanding at August 31, 2006.

d) On October 31, 2006, the Company issued 15,000 common shares at $0.50 per share for proceeds of $7,500 pursuant to the exercise of share purchase options outstanding at August 31, 2006.

e) On October 31, 2006, the Company issued 10,000 common shares at $0.25 per share for proceeds of $2,500 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f) On November 24, 2006, the Company issued 41,175 common shares at $0.80 per share for proceeds of $32,940 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006.

Note 10	Offer to Purchase

On March 5, 2006, the Company received an offer from US Gold Corporation to acquire 100% of the issued securities of the Company. Shareholders of the Company will receive .26 of a share of US Gold Corporation for each share of the Company. The proposed offer is subject to shareholder and regulatory approval.

Note 11	Differences Between Canadian and United States Accounting Principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada which differ in certain respects with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States.

The Company’s accounting principles generally accepted in Canada differ from accounting principles generally accepted in the United States as follows:

a)  Mineral Property Costs and Deferred Exploration Costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) mineral property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) mineral property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b) The impact of the above on the consolidated financial statements is as follows:

	2006	2005	2004

Net Loss and Loss Per Share
Net loss for the year per Canadian GAAP	$(1,083,737)	$(855,799)	$(1,082,680)
Write-off of mineral property costs	—	82,769	—
Mineral property costs	(204,778)	(301,471)	(455,870)

Net loss for the year per US GAAP	$(1,288,515)	$(1,074,501)	$(1,538,550)

Basic and diluted loss per share per US GAAP	$(0.08)	$(0.08)	$(0.13)

Total Assets and Liabilities
Total assets per Canadian GAAP	$2,629,051	$1,173,017
Mineral property costs	(1,329,076)	(1,124,298)

Total assets per US GAAP	$1,299,975	$48,719

Total liabilities per Canadian and US GAAP	$101,061	$129,065

Stockholders’ Equity
Deficit, end of the year, per Canadian GAAP	$(3,588,896)	$(2,505,159)
Mineral property costs	(1,329,076)	(1,124,298)

Deficit, end of the year, per US GAAP	(4,917,972)	(3,629,457)
Capital stock per Canadian and US GAAP	5,683,894	2,927,262
Share subscriptions per Canadian and US GAAP	7,500	—
Contributed surplus per Canadian and US GAAP	425,492	621,849

Stockholders’ equity (deficiency) per US GAAP	$1,198,914	$(80,346)

Statements of Cash Flows
Operating Activities per Canadian GAAP	$(972,588)	$(343,516)	$(738,302)
Mineral property costs	(204,778)	(247,471)	(455,870)

Operating Activities per US GAAP	$(1,177,366)	$(590,987)	$(1,194,172)

Financing Activities per Canadian and US GAAP	$2,418,463	$220,015	$1,280,135

Investing Activities per Canadian GAAP	$(203,532)	$(244,190)	$(458,770)
Mineral property costs	204,778	247,471	455,870

Investing Activities per US GAAP	$1,246	$3,281	$(2,900)

Note 12	Comparative Figures

Certain comparative figures as at August 31, 2005 and for the years ended August 31, 2005 and 2004 have been reclassified to conform with the financial statement presentation adopted for the year ended August 31, 2006.

APPENDIX F

UNAUDITED FINANCIAL STATEMENTS OF
US GOLD CANADIAN ACQUISITION CORPORATION

UNAUDITED FINANCIAL STATEMENTS OF
US GOLD CANADIAN ACQUISITION CORPORATION

INDEX

Balance Sheet as of September 30, 2006	F-3
Notes to Balance Sheet	F-4

US GOLD CANADIAN ACQUISITION CORPORATION

UNAUDITED BALANCE SHEET

As of
September 30, 2006

Assets
Current Assets:
Cash	$1.00
Total current assets	$1.00

Liabilities and Shareholder’s Equity
Liabilities	$—

Shareholder’s equity Common shares, authorized — unlimited, issued and outstanding — 1 share	$1.00

Total shareholder’s equity	$1.00

The accompanying notes are an integral part of this unaudited balance sheet.

US GOLD CANADIAN ACQUISITION CORPORATION

NOTES TO UNAUDITED BALANCE SHEET

Note 1 — Nature of Business:

US Gold Canadian Acquisition Corporation was incorporated on April 18, 2006 for the purpose of making an offer to purchase the outstanding common shares in the capital of each of Coral Gold Resources Ltd., Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd.

US Gold Canadian Acquisition Corporation is a wholly-owned subsidiary of U.S. Gold Corporation and has no material assets or liabilities and no operating history.

Note 2 — Basis of Reporting:

The balance sheet of US Gold Canadian Acquisition Corporation is prepared in accordance with accounting principles generally accepted in the United States of America under the accrual method of accounting.

The presentation of a statement of income, a statement of changes in shareholder’s equity and a statement of cash flows is not included as there has been no activity, except for the sale of one common share to U.S. Gold Corporation on April 18, 2006 for $1.00.

APPENDIX G

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF U.S. GOLD

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2006

	As Reported
		Nevada			Nevada			Pro Forma
		Pacific			Pacific			Consolidated
	U.S. Gold	Gold Ltd.	US GAAP		Gold Ltd.	Transaction		U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Adjustments	Notes	Corporation
	(Expressed in United States dollars unless otherwise stated)

ASSETS
Current
Cash and cash equivalents	$60,641,189	$3,544,851			$3,544,851			$64,186,040
Accounts receivable	51,369	208,377			208,377			259,746
Product inventory and stockpiled ore	—	204,217			204,217			204,217
Supplies inventory	—	259,138			259,138			259,138
Other current assets — prepaid expenses	52,359	281,892			281,892			334,251

Total current assets	60,744,917	4,498,475			4,498,475			65,243,392

Property and equipment, net	592,690	13,205,317	$(4,657,846)	2(i)	8,547,471			9,140,161
Mineral property interests	—	5,508,007	(5,508,007)	2(ii)	—			—
Acquired mineral property interests	—	—			—	$130,340,465	3&4(a)	130,340,465
Restrictive time deposits for reclamation bonding	3,102,696	96,363			96,363			3,199,059
Long-lived asset — asset retirement	2,231,036	—			—			2,231,036
Other assets:
Inactive milling equipment	777,819	—			—			777,819
Other assets	2,125	—			—			2,125

Total other assets	779,944	—	—		—	—		779,944

TOTAL ASSETS	$67,451,283	$23,308,162	$(10,165,853)		$13,142,309	$130,340,465		$210,934,057

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,850,333	$1,013,414			$1,013,414	$795,221	3&4(b)	$5,658,968
Installment purchase contracts	24,177	—			—			24,177
Retirement obligation (reclamation activities)	360,054	—			—			360,054

Total current liabilities	4,234,564	1,013,414			1,013,414	795,221		6,043,199

Installment purchase contracts, long-term	9,260	—			—			9,260
Retirement obligation	2,769,673	1,631,090			1,631,090			4,400,763
Future income tax liability	—	—			—	28,672,367	3&4(c)	28,672,367
Other permit obligations	72,511	—			—			72,511
Other liabilities	—	109,350			109,350			109,350

Total liabilities	7,086,008	2,753,854			2,753,854	29,467,588		39,307,450

SHAREHOLDERS’ EQUITY
Capital stock	162,620,797	32,619,378			32,619,378	(32,619,378)	4(d)	258,377,732
						95,756,935	3
Options and warrants	—	—			—	15,504,397	3	15,504,397
Other equity accounts	—	1,581,739	$(225,535)	2(iii)	1,356,204	(1,356,204)	4(d)	—
Deficit	(102,255,522)	(13,646,809)	(9,940,318)	2(iv)	(23,587,127)	23,587,127	4(d)	(102,255,522)

Total shareholders’ equity	60,365,275	20,554,308	(10,165,853)		10,388,455	100,872,877		171,626,607

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,451,283	$23,308,162	$(10,165,853)		$13,142,309	$130,340,465		$210,934,057

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2006

	As Reported
		Nevada			Nevada	Pro Forma
		Pacific			Pacific	Consolidated
	U.S. Gold	Gold Ltd.	US GAAP		Gold Ltd.	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES		$3,695,957			$3,695,957	$3,695,957

COST OF SALES		3,969,075	$120,536	2(i)	4,089,611	4,089,611
DEPRECIATION AND DEPLETION		270,912	(83,543)	2(i)	187,369	187,369
ROYALTIES		217,749			217,749	217,749

		4,457,736	36,993		4,494,729	4,494,729

EARNINGS (LOSS) FROM MINING OPERATIONS		(761,779)	(36,993)		(798,772)	(798,772)

OTHER INCOME (EXPENSES)
Interest and other items	$1,884,025	87,457			87,457	1,971,482
Gain (loss) on foreign exchange	—	(37,552)			(37,552)	(37,552)

Total other income	1,884,025	49,905	—		49,905	1,933,930

COSTS AND EXPENSES
General and administrative	2,751,570	2,328,206	61,841	2(iii)	2,390,047	5,141,617
Proposed acquisitions	4,348,190	—			—	4,348,190
Property holding costs	1,626,488	—			—	1,626,488
Exploration costs	4,375,095	—	1,845,430	2(ii)	1,845,430	6,220,525
Interest	5,880	—			—	5,880
Stock option expense	840,857	—			—	840,857
Accretion of asset retirement obligation	206,051	—			—	206,051
Change in value of derivatives	51,680,304	—			—	51,680,304
Write-down of mineral properties	—	97,867	(97,867)	2(ii)	—	—
Depreciation	35,012	—			—	35,012

Total costs and expenses	65,869,447	2,426,073	1,809,404		4,235,477	70,104,924

Loss before income taxes	(63,985,422)	(3,137,947)	(1,846,397)		(4,984,344)	(68,969,766)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(63,985,422)	$(3,137,947)	$(1,846,397)		$(4,984,344)	$(68,969,766)

Basic and diluted net loss per share (Note 6)	$(1.76)					$(1.31)

Weighted average number of shares outstanding — basic and diluted (Note 6)	36,366,608					52,596,597

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the twelve months ended December 31, 2005

	As Reported
		Nevada			Nevada	Pro Forma
		Pacific			Pacific	Consolidated
	U.S. Gold	Gold Ltd.	US GAAP		Gold Ltd.	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES		$8,881,168			$8,881,168	$8,881,168
COST OF SALES		8,024,132	$396,305	2(i)	8,420,437	8,420,437
DEPRECIATION AND DEPLETION		1,203,093	(398,878)	2(i)	804,215	804,215
ROYALTIES		472,743			472,743	472,743

		9,699,968	(2,573)		9,697,395	9,697,395

EARNINGS (LOSS) FROM MINING OPERATIONS		(818,800)	2,573		(816,227)	(816,227)

OTHER INCOME (EXPENSES)
Earnest money forfeited	$200,000	—			—	200,000
Interest and other items	32,032	27,205			27,205	59,237
Management fee	330,000	—			—	330,000
Realized gain from disposition of shares	520,428	—			—	520,428
Gain (loss) on sale of assets	(29,982)	155,199			155,199	125,217
Gain (loss) on foreign exchange	—	(67,043)			(67,043)	(67,043)

Total other income	1,052,478	115,361	—		115,361	1,167,839

COSTS AND EXPENSES
General and administrative	2,745,418	2,272,941			2,272,941	5,018,359
Write-off of purchase price receivable	182,748	—			—	182,748
Property holding costs	761,081	—			—	761,081
Equity share of subsidiary loss	58,888	—			—	58,888
Realization reserve — stock	168,960	—			—	168,960
Interest	3,011	246			246	3,257
Accretion of asset retirement obligation	110,243	—			—	110,243
Exploration costs	—	—	1,642,479	2(ii)	1,642,479	1,642,479
Write-down of mineral properties	—	131,710	(131,710)	2(ii)	—	—
Depreciation	12,850	—			—	12,850

Total costs and expenses	4,043,199	2,404,897	1,510,769		3,915,666	7,958,865

Loss before income taxes	(2,990,721)	(3,108,336)	(1,508,196)		(4,616,532)	(7,607,253)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(2,990,721)	$(3,108,336)	$(1,508,196)		$(4,616,532)	$(7,607,253)

Basic and diluted net loss per share (Note 6)	$(0.12)					$(0.18)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172					42,161,161

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in United States dollars unless otherwise stated)
September 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.

These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of Nevada Pacific (the “Acquisition”). These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold in exchange for their Nevada Pacific common shares. The combined effects of the proposed transactions with each of the four companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements”, included elsewhere in this document. Each of these acquisitions is not conditional on the other three and the Company may or may not be successful in acquiring all of the target companies.

These unaudited pro forma consolidated financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of U.S. Gold as at September 30, 2006 with the unaudited balance sheet of Nevada Pacific as at September 30, 2006, giving effect to the transaction as if it occurred on September 30, 2006.

(b) An unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of Nevada Pacific for the twelve months ended December 31, 2005, giving effect to the transaction as if it occurred on January 1, 2005. Nevada Pacific’s statement of operations for the twelve months ended December 31, 2005 has been constructed by adding together (a) the results for the six months ended June 30, 2005 (derived from Nevada Pacific’s audited financial statements for the year ended June 30, 2005 and the unaudited interim results for the six months ended December 31, 2004) and (b) the unaudited interim results for the six months ended December 31, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the nine months ended September 30, 2006 with the unaudited constructed statement of operations of Nevada Pacific for the nine months ended September 30, 2006 (derived from Nevada Pacific’s audited financial statements for the year ended June 30, 2006, the unaudited interim results for the three months ended September 30, 2006 and the unaudited interim results for the six months ended December 31, 2005), giving effect to the transaction as if it occurred on January 1, 2005.

The unaudited pro forma consolidated balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this document. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Nevada Pacific described above.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Management of U.S. Gold has consolidated certain line items from Nevada Pacific’s financial statements in an attempt to conform to the presentation of the Company’s financial statements. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles. Nevada Pacific’s financial statements have been translated to United States GAAP, as more fully described in note 2.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Nevada Pacific are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of Nevada Pacific that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in Nevada Pacific’s net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

2.	Reconciliation to United States Generally Accepted Accounting Principles

(i)  Property, plant and equipment

For mineral properties where commercial feasibility has been established, under US GAAP, start-up costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-up Activities.

Under CDN GAAP, these start-up costs are deferred and amortized over the estimated life of the property following the commencement of the commercial production, or written off if the property is sold, allowed to lapse, abandoned or impaired. Under CDN GAAP, deferred start-up costs include operating costs, net of revenue, prior to the commencement of commercial production.

Under CDN GAAP the Magistral Gold Mine began commercial production on January 1, 2005, therefore from acquisition on February 2, 2004 to January 1, 2005 all operating costs, net of revenue for the Magistral Gold Mine were deferred to property, plant and equipment.

Accordingly, gold sales, cost of sales, depreciation and depletion and royalties are included in the loss for the year for US GAAP and were deferred to property plant and equipment for CDN GAAP.

The differences in the amounts deferred to pad inventory and property, plant and equipment are cumulative and affect the opening balances for each period following June 30, 2004.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at September 30, 2006

The US GAAP statement reflects $8,547,471 balance for Property and Equipment ($13,205,317 under Canadian GAAP).

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pro forma statements of operations

Cost of Sales amounts to $4,089,611 and $8,420,437 under US GAAP ($3,969,075 and $8,024,132 under Canadian GAAP) for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively.

Depreciation and Depletion amounts to $187,369 and $804,215 under US GAAP ($270,912 and $1,203,093 under Canadian GAAP) for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively.

(ii) Mineral properties

Under US GAAP, mineral properties and exploration costs related to mineral properties for which commercial feasibility has not yet been established are expensed as incurred. Under Canadian GAAP, exploration expenditures may be capitalized as incurred.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at September 30, 2006

The US GAAP statement reflects $ Nil balance for Mineral Property Interests ($5,508,007 under Canadian GAAP).

Pro forma statements of operations

Mining and Exploration Expenditures amount to $1,845,430 and $1,642,479 under US GAAP for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively. These expenditures are capitalized for Canadian GAAP purposes but are expensed under US GAAP. The US GAAP statements reflect a reversal of a write-down of previously deferred mineral property interests recorded under Canadian GAAP in the amount of $97,867 and $131,710 for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively.

(iii) Stock based compensation

Under CDN GAAP, CICA 3870, Stock-Based Compensation and Other Stock — Based Payments, requires companies to adopt the fair valued base method of accounting for all stock-based compensation.

Effective July 1, 2004, the Company adopted the fair value method of accounting for stock-based compensation in accordance with CICA 3870. This change in accounting policy was applied retroactively without restatement of prior years’ financial statements. The Company recorded a cumulative increase of $225,535 to opening deficit and contributed capital.

For US GAAP purposes, the Company has chosen to adopt the fair value based method on a modified prospective basis from July 1, 2004 as permitted by SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS 123. The balance sheet reconciliation item occurs as a result of modified prospective adoption of the fair value method under SFAS 123.

Effective July 1, 2005, under US GAAP, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments” (“SFAS 123R”), which is a revision to SFAS 123 “Accounting for Stock-Based Compensation”. One of the SFAS 123R requirements is that forfeitures of unvested instruments such as stock options be estimated at the grant date to determine the total compensation to be recognized. Under CDN GAAP, the Company accounts for forfeitures only as they occur. This results in an increase of $61,841 for the nine months ended September 30, 2006 between the financial statements prepared under US GAAP compared to those prepared under CDN GAAP.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(iv) Deficit

The US GAAP pro forma balance sheet at September 30, 2006 reflects increase in deficit of $9,940,318 as a result of reconciliation adjustments under US GAAP described in (i) and (ii) above.

3.	Business acquisition

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Nevada Pacific.

In consideration for the acquisition of Nevada Pacific, the Company will issue 0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific totaling approximately 16,229,989 common shares to shareholders of Nevada Pacific, representing approximately $95.8 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share.

Each Nevada Pacific warrant or stock option which gives the holder the right to acquire shares in the common stock of Nevada Pacific when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of Nevada Pacific common shares for U.S. Gold common shares. The initial exchange will not include the Nevada Pacific options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $15.5 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option-pricing model were as follows:

Risk-free interest rate	5%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	1-3 years
Remaining period to expiry date — warrants (weighted average)	17 months

The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of Nevada Pacific’s assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of Nevada Pacific, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to Nevada Pacific’s capital assets would result in increased amortization charges. The fair value of the net assets of Nevada Pacific to be acquired will ultimately be determined after the closing of the transaction. Therefore,

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$95,756,935
Options	2,684,128
Warrants	12,820,269
Acquisition costs (estimated)	795,221

$112,056,553

Net assets acquired:
Cash and cash equivalents	$3,544,851
Accounts receivable	208,377
Product inventory and stockpiled ore	204,217
Supplies inventory	259,138
Other current assets — prepaid expenses	281,892
Property, plant and equipment	8,547,471
Reclamation bonds	96,363
Accounts payable and accrued liabilities	(1,013,414)
Other liabilities	(109,350)
Asset retirement obligation	(1,631,090)
Future income tax liability	(28,672,367)
Acquired mineral property interests	130,340,465

$112,056,553

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a) The purchase price for the Acquisition has been allocated to the acquired assets and liabilities on a proforma basis as described in Note 3.

(b) Transaction costs have been estimated to be $795,221.

(c) Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.

(d) Represents elimination of acquired business capital stock, equity accounts and accumulated deficit.

5.	Pro forma share capital

Pro forma share capital as at September 30, 2006 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	49,996,755	$162,620,797
Shares issued for acquisition of Nevada	16,229,989	95,756,935

Pro forma balance	66,226,744	$258,377,732

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Pro forma loss per share

Pro forma basic loss per share for the nine months ended September 30, 2006 and the year ended December 31, 2005 has been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to Nevada Pacific shareholders being effective on January 1, 2006 and January 1, 2005 respectively.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	36,366,608	25,931,172
Assumed number of U.S. Gold common shares issued to Nevada shareholders	16,229,989	16,229,989

Pro forma weighted average number of U.S. Gold common shares outstanding	52,596,597	42,161,161

Pro forma net loss	$(68,969,766)	$(7,607,253)
Pro forma adjusted basic loss per share	$(1.31)	$(0.18)

APPENDIX H

UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL STATEMENTS OF U.S. GOLD

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Supplementary Balance Sheet
September 30, 2006

						Pro Forma
		U.S. GAAP				Consolidated			Pro Forma
	As Reported	White Knight		Coral Gold	Tone	(before			Consolidated
	U.S. Gold	Resources	Nevada Pacific	Resources	Resources	transaction	Transaction		U.S. Gold
	Corporation	Ltd.	Gold Ltd.	Ltd.	Limited	adjustments)	Adjustments	Notes	Corporation
	(Expressed in United States dollars unless otherwise stated)

ASSETS
Current
Cash and cash equivalents	$60,641,189	$9,463,838	$3,544,851	$3,497,868	$1,122,672	$78,270,418			$78,270,418
Temporary investments	—	1,995,810	—	—	—	1,995,810			1,995,810
Accounts receivable	51,369	120,000	208,377	74,307	11,168	465,221			465,221
Product inventory and stockpiled ore	—	—	204,217	—	—	204,217			204,217
Supplies inventory	—	—	259,138	—	—	259,138			259,138
Other current assets - prepaid expenses	52,359	43,300	281,892	71,647	6,134	455,332			455,332

Total current assets	60,744,917	11,622,948	4,498,475	3,643,822	1,139,974	81,650,136			81,650,136

Property and equipment, net	592,690	955,949	8,547,471	2,879	—	10,098,989			10,098,989
Mineral property interests	—	701,226	—	913,857	—	1,615,083			1,615,083
Acquired mineral property interests	—	—	—	—	—	—	$361,542,441	3&4	361,542,441
Restrictive time deposits for reclamation bonding	3,102,696	214,273	96,363	231,600	30,004	3,674,936			3,674,936
Long-lived asset — asset retirement	2,231,036	—	—	—	—	2,231,036			2,231,036
Other assets:
Inactive milling equipment	777,819	—	—	—	—	777,819			777,819
Other assets	2,125	—	—	207,785	—	209,910			209,910

Total other assets	779,944	—	—	207,785	—	987,729	—		987,729

TOTAL ASSETS	$67,451,283	$13,494,396	$13,142,309	$4,999,943	$1,169,978	$100,257,909	$361,542,441		$461,800,350

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,850,333	$155,434	$1,013,414	$343,994	$50,606	$5,413,781	$2,200,000	4	$7,613,781
Installment purchase contracts	24,177	—	—	—	—	24,177			24,177
Due to related parties	—	90,476	—	—	40,349	130,825			130,825
Advances payable	—	—	—	40,513	—	40,513			40,513
Retirement obligation (reclamation activities)	360,054	—	—	—	—	360,054			360,054

Total current liabilities	4,234,564	245,910	1,013,414	384,507	90,955	5,969,350	2,200,000		8,169,350

Installment purchase contracts, long-term	9,260	—	—	—	—	9,260			9,260
Retirement obligation	2,769,673	149,387	1,631,090	—	—	4,550,150			4,550,150
Future income tax liability	—	—	—	1,274,823	—	1,274,823	79,532,303	4	80,807,126
Other permit obligations	72,511	—	—	—	—	72,511			72,511
Other liabilities	—	—	109,350	23,159	—	132,509			132,509

Total liabilities	7,086,008	395,297	2,753,854	1,682,489	90,955	12,008,603	81,732,303		93,740,906

SHAREHOLDERS’ EQUITY
Capital stock	162,620,797	28,926,147	32,619,378	31,053,630	4,913,218	260,133,170	(97,512,373)	4	436,727,558
							274,106,761	3
Options and warrants	—	—	—	—	—	—	33,587,408	3	33,587,408
Other equity accounts	—	3,654,370	1,356,204	1,639,841	440,999	7,091,414	(7,091,414)	4	—
Deficit	(102,255,522)	(19,481,418)	(23,587,127)	(29,376,017)	(4,275,194)	(178,975,278)	76,719,756	4	(102,255,522)

Total shareholders’ equity	60,365,275	13,099,099	10,388,455	3,317,454	1,079,023	88,249,306	279,810,138		368,059,444

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,451,283	$13,494,396	$13,142,309	$4,999,943	$1,169,978	$100,257,909	$361,542,441		$461,800,350

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Supplementary Statement of Operations
For the nine months ended September 30, 2006

		U.S. GAAP				Pro Forma
	As Reported	White Knight	Nevada	Coral Gold	Tone	Consolidated
	U.S. Gold	Resources	Pacific Gold	Resources	Resources	U.S. Gold
	Corporation	Ltd.	Ltd.	Ltd.	Limited	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES			$3,695,957			$3,695,957

COST OF SALES			4,089,611			4,089,611
DEPRECIATION AND DEPLETION			187,369			187,369
ROYALTIES			217,749			217,749

			4,494,729			4,494,729

EARNINGS (LOSS) FROM MINING OPERATIONS			(798,772)			(798,772)

OTHER INCOME (EXPENSES)
Interest and other items	$1,884,025	$329,205	87,457	$85,595	$6,556	2,392,838
Gain (loss) on foreign exchange	—	(12,168)	(37,552)	8,657	(5,936)	(46,999)

Total other income	1,884,025	317,037	49,905	94,252	620	2,345,839

COSTS AND EXPENSES
General and administrative	2,751,570	2,819,871	2,390,047	2,162,237	835,573	10,959,298
Proposed acquisitions	4,348,190	—	—	—	—	4,348,190
Property holding costs	1,626,488	—	—	—	—	1,626,488
Exploration costs	4,375,095	948,467	1,845,430	503,611	168,516	7,841,119
Interest	5,880	3,959	—	—	—	9,839
Stock option expense	840,857	—	—	—	—	840,857
Accretion of asset retirement obligation	206,051	—	—	—	—	206,051
Change in value of derivatives	51,680,304	—	—	—	—	51,680,304
Write-off of mineral property costs	—	(14,780)	—	—	—	(14,780)
Depreciation	35,012	22,169	—	542	—	57,723

Total costs and expenses	65,869,447	3,779,686	4,235,477	2,666,390	1,004,089	77,555,089

Loss before income taxes	(63,985,422)	(3,462,649)	(4,984,344)	(2,572,138)	(1,003,469)	(76,008,022)
Provision for future income taxes	—	—	—	676,860	—	676,860
Provision for income taxes	—	—	—	—	—	—

NET LOSS	$(63,985,422)	$(3,462,649)	$(4,984,344)	$(3,248,998)	$(1,003,469)	$(76,684,882)

Basic and diluted net loss per share (Note 6)	$(1.76)					$(0.93)

Weighted average number of shares outstanding — basic and diluted (Note 6)	36,366,608					82,825,381

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Supplementary Statement of Operations
For the twelve months ended December 31, 2005

		U.S. GAAP				Pro Forma
	As Reported	White Knight	Nevada	Coral Gold	Tone	Consolidated
	U.S. Gold	Resources	Pacific Gold	Resources	Resources	U.S. Gold
	Corporation	Ltd.	Ltd.	Ltd.	Limited	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES			$8,881,168			$8,881,168

COST OF SALES			8,420,437			8,420,437
DEPRECIATION AND DEPLETION			804,215			804,215
ROYALTIES			472,743			472,743

			9,697,395			9,697,395

EARNINGS (LOSS) FROM MINING OPERATIONS			(816,227)			(816,227)

OTHER INCOME (EXPENSES)
Earnest money forfeited	$200,000		—			200,000
Interest and other items	32,032	$346,162	27,205	$15,270	$439	421,108
Management fee	330,000	—	—	—	—	330,000
Realized gain from disposition of shares	520,428	—	—	—	—	520,428
Gain (loss) on sale of assets	(29,982)	—	155,199	(3,296)	—	121,921
Gain (loss) on foreign exchange	—	1,634	(67,043)	(15,576)	(1,723)	(82,708)

Total other income	1,052,478	347,796	115,361	(3,602)	(1,284)	1,510,749

COSTS AND EXPENSES
General and administrative	2,745,418	983,064	2,272,941	792,205	608,059	7,401,687
Write-off of purchase price receivable	182,748	—	—	—	—	182,748
Property holding costs	761,081	—	—	—	—	761,081
Equity share of subsidiary loss	58,888	—	—	—	—	58,888
Realization reserve — stock	168,960	—	—	—	—	168,960
Interest	3,011	5,016	246	—	—	8,273
Accretion of asset retirement obligation	110,243	—	—	—	—	110,243
Exploration costs	—	1,800,035	1,642,479	642,993	93,206	4,178,713
Write-off of mineral property costs	—	189,718	—	—	—	189,718
Depreciation	12,850	27,329	—	764	—	40,943

Total costs and expenses	4,043,199	3,005,162	3,915,666	1,435,962	701,265	13,101,254

Loss before income taxes	(2,990,721)	(2,657,366)	(4,616,532)	(1,439,564)	(702,549)	(12,406,732)
Provision for income taxes	—	—	—	—	—	—

NET LOSS	$(2,990,721)	$(2,657,366)	$(4,616,532)	$(1,439,564)	$(702,549)	$(12,406,732)

Basic and diluted net loss per share (Note 6)	$(0.12)					$(0.17)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172					72,389,945

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
September 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd. (“White Knight”), Nevada Pacific Gold Ltd. (“Nevada Pacific”), Coral Gold Resources Ltd. (“Coral Gold”) and Tone Resources Limited (“Tone Resources”) (together, the “Target Companies” or “Targets”). This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.

The combined effects of the proposed transactions with each of the Target Companies have been presented in these Unaudited Pro Forma Consolidated Supplementary Financial Statements. The unaudited pro forma consolidated financial statements giving effect to the Company’s acquisition of each of Coral Gold, Nevada Pacific, Tone Resources and White Knight have been presented separately in the document. These unaudited pro forma consolidated supplementary financial statements have been prepared on the basis that each shareholder of the target Companies will receive shares of common stock of U.S. Gold Corporation in exchange for their Target Companies common shares.

These unaudited pro forma consolidated supplementary financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated supplementary balance sheet combining the unaudited balance sheet of U.S. Gold as at September 30, 2006 with the unaudited consolidated balance sheet of Coral Gold as at July 31, 2006, the unaudited consolidated balance sheet of Nevada Pacific as at September 30, 2006, the audited consolidated balance sheet of Tone Resources as at August 31, 2006 and the unaudited consolidated balance sheet of White Knight as at September 30, 2006, giving effect to the transactions as if they occurred on September 30, 2006.

(b) An unaudited pro forma consolidated supplementary statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with unaudited constructed statement of operations of Coral Gold for the twelve months ended October 31, 2005, the unaudited constructed statement of operations of Nevada Pacific for the twelve months ended December 31, 2005, the unaudited constructed statement of operations of Tone Resources for the twelve months ended November 30, 2005 and the unaudited constructed statement of operations of White Knight for the twelve months ended December 31, 2005, giving effect to the transactions as if they occurred on January 1, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the nine months ended September 30, 2006 with unaudited constructed statement of operations of Coral Gold for the nine months ended July 31, 2006, the unaudited constructed statement of operations of Nevada Pacific for the nine months ended September 30, 2006, the unaudited constructed statement of operations of Tone Resources for the nine months ended August 31, 2006 and the unaudited constructed statement of operations of White Knight for the nine months ended September 30, 2006, giving effect to the transactions as if they occurred on January 1, 2005.

The unaudited pro forma consolidated supplementary balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated supplementary financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated supplementary financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the financial statements of the Target Companies. Management of U.S. Gold has consolidated certain line items from the Target Companies financial

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL STATEMENTS — (Continued)

statements in an attempt to conform to presentation of the Company’s financial statements, and also to conform the Target’s accounting policies to United States generally accepted accounting principles.

It is management’s opinion that these unaudited pro forma consolidated supplementary financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles.

The unaudited pro forma consolidated supplementary financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma consolidated supplementary financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for the Target Companies are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of the Target Companies that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated supplementary financial statements. In addition, the impact of integration activities, the timing of completion of the acquisitions and other changes in the Target Companies net tangible and intangible assets prior to the completion of the acquisitions, which have not been incorporated in these unaudited pro forma consolidated supplementary financial statements, could cause material differences in the information presented.

2.	Summary of significant accounting policies

The unaudited pro forma consolidated supplementary financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are incorporated by reference into this prospectus.

3.	Business acquisitions

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of the Target Companies.

In consideration for the acquisition of Coral Gold, the Company will issue 0.63 shares of U.S. Gold common stock for each outstanding common share of Coral Gold totaling approximately 4,255,940 common shares to shareholders of Coral Gold, representing approximately US$25.1 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $3.1 million.

In consideration for the acquisition of White Knight, the Company will issue 0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight totaling approximately 20,784,740 common shares to shareholders of White Knight, representing approximately US$122.6 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $8.8 million.

In consideration for the acquisition of Nevada Pacific, the Company will issue 0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific totaling approximately 16,229,989 common shares to shareholders of Nevada Pacific, representing approximately US$95.8 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $15.5 million.

In consideration for the acquisition of Tone Resources the Company will issue 0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources totaling approximately 5,188,104 common shares to shareholders of Tone Resources, representing approximately US$30.6 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $6.2 million.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL STATEMENTS — (Continued)

The measurement of the purchase consideration in the unaudited pro forma consolidated supplementary financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated supplementary financial statement information due to any future changes in the negotiation process.

Each Target warrant or stock option which gives the holder the right to acquire shares in the common stock of the Target when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of the Target common shares for U.S. Gold common shares. The initial exchange will not include the Target options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $33.6 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option pricing model were as follows:

Risk-free interest rate	5%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	2-4 years
Remaining periods to expiration dates — warrants (weighted average)	3-17 months

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisitions of the Targets, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to the Targets’ capital assets would result in increased amortization charges. The fair value of the net assets of the Targets to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from the preliminary purchase allocation and the differences may be material.

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated supplementary financial statements incorporate the following pro forma assumptions:

(a) After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests, together with the related future income tax liability.

(b) Transaction costs have been estimated to be 2.2 million.

(c) Represents elimination of acquired business capital stock, other equity accounts and accumulated deficit.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL STATEMENTS — (Continued)

A breakdown of the transaction related adjustments has been provided in the following table:

	White Knight	Nevada Pacific	Coral Gold	Tone Resources
	Resources Ltd.	Gold Ltd.	Resources Ltd.	Limited	Total

Acquired mineral property interests	$152,953,289	$130,340,465	$32,135,277	$46,113,410	$361,542,441

Accounts payable and accrued liabilities	$939,630	$795,221	$201,427	$263,722	$2,200,000
Future income tax liability	33,646,748	28,672,367	7,069,135	10,144,053	79,532,303
Capital stock reversal	(28,926,147)	(32,619,378)	(31,053,630)	(4,913,218)	(97,512,373)
USG shares issued	122,629,966	95,756,935	25,110,046	30,609,814	274,106,761
Options and warrants issued	8,836,044	15,504,397	3,072,123	6,174,844	33,587,408
Other equity accounts reversal	(3,654,370)	(1,356,204)	(1,639,841)	(440,999)	(7,091,414)
Deficit reversal	19,481,418	23,587,127	29,376,017	4,275,194	76,719,756

	$152,953,289	$130,340,465	$32,135,277	$46,113,410	$361,542,441

5.	Pro forma share capital

Supplementary pro forma share capital as at September 30, 2006 has been compiled as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	49,996,755	$162,620,797
Shares issued for acquisitions of Targets	46,458,773	274,106,761

Pro forma balance	96,455,528	$436,727,558

6.	Pro forma loss per share

Supplementary pro forma basic loss per share for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to the Target shareholders being effective on January 1, 2006 and January 1, 2005 respectively.

	Nine months ended	Year ended
	September 30,	December 31,
	2006	2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	36,366,608	25,931,172
Assumed number of U.S. Gold common shares issued to Targets	46,458,773	46,458,773

Pro forma weighted average number of U.S. Gold common shares outstanding	82,825,381	72,389,945

Pro forma net loss	$(76,684,882)	$(12,406,732)
Pro forma adjusted basic loss per share	$(0.93)	$(0.17)

APPENDIX I

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF US GOLD CANADIAN ACQUISITION CORPORATION

Exchangeable Shares

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares are as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

For the purposes of these share provisions, unless something in the subject matter or context is inconsistent therewith:

“ABCA” means the Business Corporations Act (Alberta), as amended from time to time.

“AMEX” means the American Stock Exchange.

“Alberta ULC” means US Gold Alberta ULC, an unlimited liability corporation existing and governed by the laws of the Province of Alberta.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or Denver, Colorado under applicable law.

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a) the Foreign Currency Amount; by

(b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Common Shares” means the common shares in the capital of the Corporation.

“Corporation” means US Gold Canadian Acquisition Corporation a company incorporated under the Business Corporations Act (Alberta).

“Current Market Price” means, in respect of a share of US Gold Common Stock on any date, the Canadian Dollar Equivalent of the average closing sales price (computed and rounded to the third decimal point) on the TSX or the AMEX during a period of 20 consecutive trading days ending not more than five trading days prior to such date or, if the shares of US Gold Common Stock are not then listed on the TSX or the AMEX, on such other stock exchange or automated quotation system on which the shares of US Gold Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of shares of US Gold Common stock during such period is inadequate to create a market that reflects the fair market value of a share of US Gold Common Stock, then the Current Market Price of a share of US Gold Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Director may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“Dividend Amount” means an amount equal to the full amount of all dividends and distributions declared and unpaid on each Exchangeable Share and all dividends and distributions declared on a share of US Gold Common

Stock that have not been declared on each Exchangeable Share in accordance with Section 3.1, in each case with a record date prior to the effective date of the purchase, redemption or other acquisition of such Exchangeable Share pursuant to ARTICLE 5, ARTICLE 6 or ARTICLE 7.

“Exchangeable Shares” means the exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth in these Share Provisions.

“LCR Exercising Party” has the meaning set out in Section 5.2(1).

“Liquidation Amount” has the meaning ascribed thereto Section 5.1(1).

“Liquidation Call Purchase Price” has the meaning set out in Section 5.2(1).

“Liquidation Call Right” has the meaning ascribed thereto in Section 5.2(1).

“Liquidation Date” has the meaning ascribed thereto in Section 5.1(1).

“Person” includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

“RCR Exercising Party” has the meaning set out in Section 6.2(1).

“Redemption Call Purchase Price” has the meaning set out in Section 7.2(1).

“Redemption Call Right” has the meaning ascribed thereto in Section 7.2(1).

“Redemption CR Exercising Party” has the meaning set out in Section 7.2(1).

“Redemption Date” means the earlier of (i) the seventh anniversary of the date on which Exchangeable Shares are first issued; and (ii) the date established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares on which there are outstanding fewer than that number of Exchangeable Shares equal to 10% of the total number of Exchangeable Shares issued in connection with the offers to purchase all of the outstanding common shares of Coral Gold Resources Ltd., Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd. outstanding (other than Exchangeable Shares held by US Gold or its Subsidiaries), and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares.

“Redemption Price” has the meaning ascribed thereto in Section 7.1(1).

“Retracted Shares” has the meaning ascribed thereto in Section 6.1(1).

“Retraction Call Purchase Price” has the meaning set out in Section 6.2(1).

“Retraction Call Right” has the meaning ascribed thereto in Section 6.2(1).

“Retraction Date” has the meaning ascribed thereto in Section 6.1(1).

“Retraction Price” has the meaning ascribed thereto in Section 6.1(1).

“Retraction Request” has the meaning ascribed thereto in Section 6.1(1).

“Share Provisions” means the rights, privileges, restrictions and conditions set out herein.

“Subsidiary” means, when used with reference to US Gold, any corporation more than 50% of the outstanding stock of which is owned, directly or indirectly, by US Gold, by one or more other Subsidiaries of US Gold, or by US Gold and one or more other Subsidiaries of US Gold.

“Support Agreement” means a support agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares among US Gold, Alberta ULC and the Corporation, the purpose of which will be for US

Gold (for itself and on behalf of Alberta ULC) and the Corporation to covenant to do all things reasonably necessary and desirable to enable and permit the Corporation or Alberta ULC to perform its obligations hereunder.

“Transfer Agent” means any Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

“Trustee” means the trustee chosen by US Gold to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“TSX” means the Toronto Stock Exchange.

“US Gold Call Notice” has the meaning ascribed thereto in Section 6.2(2).

“US Gold Common Stock” means the shares of common stock of US Gold, no par value, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not US Gold shall be the issuer of such securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting, such shares.

“US Gold Dividend Declaration Date” means the date on which the board of directors of US Gold declares any dividend or other distribution on the shares of US Gold Common Stock.

“US Gold” means U.S. Gold Corporation, a corporation existing under the laws of Colorado.

“Voting and Exchange Trust Agreement” means the agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares made between US Gold, Alberta ULC, the Corporation and the Trustee, the purpose of which will be to create a trust for the benefit of the registered holders of Exchangeable Shares that will enable the Trustee to exercise voting rights on behalf of the holders of Exchangeable Shares similar to those of holders of US Gold Common Stock.

1.2	Sections and Headings

The division of these Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Share Provisions. Unless otherwise indicated, any reference in these Share Provisions to an article or section refers to the specified article or section of these Share Provisions.

1.3	Number Gender and Persons

In these Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Payments

All payments to be made hereunder shall be made without interest and less any tax required by Canadian law to be deducted and withheld.

1.5	Currency

In these Share Provisions, unless stated otherwise, all dollar amounts are in Canadian dollars.

ARTICLE 2

RANKING OF EXCHANGEABLE SHARES

2.1	Ranking

The Exchangeable Shares shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends as and to the extent provided in ARTICLE 3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in ARTICLE 5.

ARTICLE 3

DIVIDENDS

3.1	Dividends

A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each US Gold Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a) in the case of a cash dividend or distribution declared on the shares of US Gold Common Stock, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend or distribution declared on each share of US Gold Common Stock on the US Gold Dividend Declaration Date;

(b) in the case of a stock dividend or distribution declared on the shares of US Gold Common Stock to be paid in shares of US Gold Common Stock, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of US Gold Common Stock to be paid on each share of US Gold Common Stock; or

(c) in the case of a dividend or distribution declared on the shares of US Gold Common Stock in property other than cash or shares of US Gold Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend or distribution on each share of US Gold Common Stock.

Such dividends shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3.1.

3.2	Payment of Dividends

Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section 3.1(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distributions contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3	Record and Payment Dates

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of US Gold Common Stock.

3.4	Partial Payment

If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys or other assets properly applicable to the payment of such dividends or distributions.

3.5	Economic Equivalence

For the purposes of Section 3.1 hereof, the Board of Directors shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a) in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

(b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of US Gold Common Stock;

(c) in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of US Gold of any class other than US Gold Common Stock, any rights, options or warrants other than those referred to in Section 3.5(b), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price of a share of US Gold Common Stock;

(d) in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

(e) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of US Gold Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

ARTICLE 4

CERTAIN RESTRICTIONS

4.1	Certain Restrictions

(1) Except as provided in Section 4.1(2), so long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 hereof:

(a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or in any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the distribution of the assets in the event of the liquidation, dissolution or winding up of the Corporation;

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(d) issue any shares other than (i) Exchangeable Shares, (ii) Common Shares, and (iii) any other shares not ranking superior to the Exchangeable Shares.

(2) The restrictions in Sections 4.1(1)(a), 4.1(1)(b) and 4.1(1)(c) hereof shall not apply if all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared and paid to date on the shares of US Gold Common Stock shall have been declared and paid in full on the Exchangeable Shares.

ARTICLE 5

LIQUIDATION

5.1	Participation Upon Liquidation, Dissolution or Winding Up of the Corporation

(1) Subject to applicable law and the due exercise by US Gold or Alberta ULC of a Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Liquidation Amount”).

(2) In the case of a distribution on Exchangeable Shares under this Section 5.1 and provided the Liquidation Call Right has not been exercised, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be made by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the aggregate number of shares of US Gold Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the Dividend Amount, if any, payable to such holder, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice, the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by such bank or trust company, all dividends and other distributions with respect to the shares of US Gold Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of US Gold Common Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount (less any amounts withheld on account of tax required to be deducted and withheld therefrom), the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the US Gold Common Stock delivered to them or the custodian on their behalf.

(3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2	Liquidation Call Rights

(1) Subject to the limitations set forth in Section 5.2(2), including that Alberta ULC shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Liquidation Call Right, US Gold and Alberta ULC shall each have the overriding right (a “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (other than US Gold and its Subsidiaries) all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of US Gold or Alberta ULC is exercising such right (the “LCR Exercising Party”) of an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by delivery to such holder of one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Liquidation Call Purchase Price”). In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than Alberta ULC and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the LCR Exercising Party on the Liquidation Date on payment by the LCR Exercising Party to the holder of the Liquidation Call Purchase Price for each such share and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by the LCR Exercising Party.

(2) Alberta ULC shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Liquidation Call Right. In order to exercise its Liquidation Call Right, an LCR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares, the Trustee and the Corporation of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised (such notice to specify the LCR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by US Gold to the Transfer Agent. If an LCR Exercising Party exercises its Liquidation Call Right in accordance with this Section 5.2, all obligations of the Corporation under Section 5.1 shall terminate and on the Liquidation Date such LCR Exercising Party will purchase and the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, the LCR Exercising Party shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the total number of shares of US Gold Common Stock deliverable by the LCR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price and any interest allowed on such deposit shall belong to the LCR Exercising Party. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by the LCR Exercising Party, without interest, and when received by the Transfer Agent, all dividends and other distributions with respect to the shares of US Gold Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of US Gold Common Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the following provisions. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the LCR Exercising Party shall deliver to such holder, a certificate representing the shares of US Gold Common Stock to which such holder is entitled and a cheque in payment of the Dividend Amount, if any, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). If neither US Gold nor Alberta ULC exercises its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof.

ARTICLE 6

RETRACTION AT OPTION OF HOLDER

6.1	Retraction at Option of Holder

(1) Subject to applicable law and the due exercise by either US Gold or Alberta ULC of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the “Retraction Date”), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of US Gold

Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Retraction Price”). The holder must give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate (the “Retracted Shares”) redeemed by the Corporation.

(2) In the case of a redemption of Exchangeable Shares under this Section 6.1, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1(1) hereof of a certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and that neither US Gold or Alberta ULC has exercised a Retraction Call Right, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent, as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of US Gold Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Retraction Price to which such holder is entitled (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and such delivery of such certificate and cheque by or on behalf of the Corporation by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(3) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of US Gold Common Stock delivered to such holder.

(4) Notwithstanding any other provision of this Section 6.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and neither US Gold nor Alberta ULC shall have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with Section 6.1(2) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) hereof. If the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and neither US Gold nor Alberta ULC shall have exercised its Retraction Call Right in respect of any such Retracted Shares, an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) shall, to the extent it has not theretofore occurred, be deemed thereupon to have occurred and the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have exercised its Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require US Gold or, at the option of US Gold, Alberta ULC to purchase the unredeemed Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by US Gold or, at the option of US Gold, Alberta ULC to such holder of the Retraction Price, all as more specifically provided in the Voting and Exchange Trust Agreement.

(5) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to US Gold or Alberta ULC shall be deemed to have been revoked.

(6) Notwithstanding any other provision of this ARTICLE 6, if:

(a) exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Corporation to redeem any Exchangeable Shares pursuant to this ARTICLE 6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of AMEX or TSX to the listing and trading (subject to official notice of issuance) of, the shares of US Gold Common Stock that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(b) as a result of (a) above, it would not be practicable (notwithstanding the reasonable endeavours of US Gold) to obtain such approvals in time to enable all or any of such shares of US Gold Common Stock to be admitted to listing and trading by AMEX or TSX (subject to official notice of issuance) when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second business day immediately following the date the approvals referred to in Section 6.1(6)(a) are obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Corporation, and references in these share provisions to such Retraction Date shall be construed accordingly.

6.2	Retraction Call Rights

(1) In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 and subject to the limitations set forth in Section 6.2(2), including that Alberta ULC shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Retraction Call Right, US Gold and Alberta ULC shall each have the overriding right (a “Retraction Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by whichever of US Gold or Alberta ULC is exercising such right (the “RCR Exercising Party”) of an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the RCR Exercising Party causing to be delivered to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (the “Retraction Call Purchase Price”). In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to the RCR Exercising Party on the Retraction Date on payment by the RCR Exercising Party of an amount per share equal to the Retraction Call Purchase Price for each such share.

(2) Upon receipt by the Corporation of a Retraction Request, the Corporation shall promptly notify US Gold and Alberta ULC thereof. Alberta ULC shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Retraction Call Right. In order to exercise its Retraction Call Right, the RCR Exercising Party must notify the Corporation in writing of its determination to do so (a “US Gold Call Notice”) within five Business Days of notification to such RCR Exercising Party by the Corporation of the receipt by the Corporation of the Retraction Request. If either US Gold or Alberta ULC does not so notify the Corporation within such five Business Day period, the Corporation shall notify the holder as soon as possible thereafter that neither will exercise the Retraction Call Right. If either US Gold or Alberta ULC delivers a US Gold Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section 6.2, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the RCR Exercising Party shall purchase from such holder and such holder shall sell to the RCR Exercising Party on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Transfer Agent as provided in Section 6.2(3), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither US Gold nor Alberta ULC delivers a US Gold Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 6.1.

(3) For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, the RCR Exercising Party shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of US Gold Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of the RCR Exercising Party payable at par and in Canadian dollars at any branch of the bankers of US Gold, Alberta ULC or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and such delivery of such certificate and cheque on behalf of the RCR Exercising Party by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

(4) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by the RCR Exercising Party shall thereafter be considered and deemed for all purposes to be a holder of the shares of US Gold Common Stock delivered to such holder.

ARTICLE 7

REDEMPTION BY THE CORPORATION

7.1	Redemption by the Corporation

(1) Subject to applicable law and the due exercise by either US Gold or Alberta ULC of a Redemption Call Right, the Corporation shall on the Redemption Date redeem all of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to such Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Redemption Price”).

(2) In any case of a redemption of Exchangeable Shares under this Section 7.1, the Corporation shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by US Gold or Alberta ULC under its Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder (other than US Gold and its Subsidiaries in the case of a purchase by US Gold or Alberta ULC). Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, such Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3) On or after the Redemption Date and subject to the exercise by US Gold or Alberta ULC of a Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the aggregate Redemption Price for Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, of a certificate representing the aggregate number of shares of US Gold Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non- assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of such aggregate Redemption Price (less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to a holder for Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.

(4) The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest allowed on such deposit shall belong to the Corporation. Provided that such total Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares shall be redeemed and the Rights of the holders thereof after the Redemption Date shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of US Gold Common Stock delivered to them.

7.2	Redemption Call Rights

(1) Subject to the limitations set forth in Section 7.2(2), including that Alberta ULC shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Redemption Call Right, US Gold and Alberta ULC shall each have the overriding right (a “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 7.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) on the last Business Day prior to the Redemption Date in respect of which the Redemption Call Right is exercised all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of US Gold or Alberta ULC is exercising such right (the “Redemption CR Exercising Party”) of an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to such Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one share of US Gold Common Stock plus (b) the Dividend Amount, if any (collectively, the “Redemption Call Purchase Price”). In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the Redemption CR Exercising Party on the last Business Day prior to such Redemption Date on payment by the Redemption CR Exercising Party to such holder of the Redemption Call Purchase Price for each such share.

(2) Alberta ULC shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Redemption Call Right. In order to exercise its Redemption Call Right, a Redemption CR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation of its intention to exercise such right at least 30 days before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Redemption Call Right has been exercised (such notice to specify the Redemption CR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by US Gold to the Transfer Agent. If a Redemption CR Exercising Party duly exercises its Redemption Call Right in accordance with this Section 7.2, the right of the Corporation to redeem any Exchangeable Shares pursuant to Section 7.1 on the Redemption Date shall terminate at such time and on the last Business Day prior to such Redemption Date such Redemption CR Exercising Party will purchase and the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Redemption Call Right, the Redemption CR Exercising Party shall deposit with the Transfer Agent, on or before the last Business Day prior to the Redemption Date, certificates representing the total number of shares of US Gold Common Stock deliverable by the Redemption CR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Redemption Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and any interest allowed on such deposit shall belong to the Redemption CR Exercising Party. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the last Business Day prior to the Redemption Date the rights of each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by the Redemption CR Exercising Party upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the last Business Day prior to such Redemption Date be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Redemption CR Exercising Party shall deliver to such holder, a certificate representing the shares of US Gold Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder’s proportionate part of the total Redemption Call Purchase Price, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). If neither US Gold nor Alberta ULC exercises the Redemption Call Right in the manner described above, on the Redemption Date a holder of Exchangeable Shares shall be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 7.1 hereof.

ARTICLE 8

VOTING RIGHTS

8.1	Voting Rights

Except as required by applicable law and by the provisions of Sections 8.2, 9.1, 10.1 and 11.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

8.2	Election or Appointment of Single Director

With respect to the rights of the shareholders to elect or appoint directors as outlined in the ABCA, the rights attaching to the Exchangeable Shares provided by these Share Provisions shall give the holders of the Exchangeable Shares the limited right to vote (and each holder thereof shall be entitled to one (1) vote per share in person or by proxy) on the election or appointment of one (1) out of the three (3) directors of the Corporation, and, for clarification, the holders of the Exchangeable Shares shall have no right to vote on the election or appointment of the remaining two (2) directors of the Corporation, which is a right attaching to the Class A Shares.

ARTICLE 9

AMENDMENT AND APPROVAL

9.1	Amendment

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2	Approval

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting excluding Exchangeable Shares beneficially owned by US Gold or any of its Subsidiaries. If at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting excluding Exchangeable Shares beneficially owned by US Gold or any of its Subsidiaries shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 10

RECIPROCAL CHANGES, ETC. IN RESPECT OF US GOLD COMMON STOCK

10.1	Reciprocal Changes

(1) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that US Gold will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof:

(a) issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock, by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) to holders of shares of US Gold Common Stock who exercise an option to receive dividends in shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) in lieu of receiving cash dividends;

(b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

(c) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock:

(i) shares or securities (including evidence of indebtedness) of US Gold of any class other than US Gold Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire US Gold Common Stock);

(ii) rights, options or warrants other than those referred to in Section 10.1(1)(b) above; or

(iii) assets of US Gold,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

(2) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that US Gold will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof:

(a) subdivide, redivide or change the then outstanding US Gold Common Stock into a greater number of shares of US Gold Common Stock;

(b) reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

(c) reclassify or otherwise change the shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof.

ARTICLE 11

ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1	Actions by the Corporation

The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to facilitate performance and compliance by US Gold and Alberta ULC with all provisions of the Support Agreement applicable to US Gold, Alberta ULC and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2	Changes to Support Agreement

The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares;

(b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 12

LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

12.1	Legend

The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Voting and Exchange Trust Agreement (including, but not limited to the provisions with respect to the call rights, voting rights and exchange rights thereunder).

12.2	Call Rights

Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of US Gold and Alberta ULC, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of US Gold or Alberta ULC, as the case may be, as herein provided.

12.3	Withholding Rights

US Gold, Alberta ULC, the Corporation and the Transfer Agent shall be entitled to deduct and withhold from any consideration otherwise payable under to any holder of Exchangeable Shares such amounts as US Gold, Alberta ULC, the Corporation or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, federal, local or foreign tax law, in each case as amended or succeeded. The Transfer Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Alberta ULC, the Corporation and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Alberta ULC, the Corporation or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Alberta ULC, the Corporation or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 13

NOTICES

13.1	Notices

Subject to applicable law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2	Certificates

Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

13.3	Notices to Shareholders

Subject to applicable law, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the resister of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Corporation will make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which the Corporation or the Transfer Agent may give or cause to be given will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if (i) it is given to the TSX for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

Notwithstanding any other provisions of these share provisions, notices, other communications and deliveries need not be mailed if the Corporation determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Corporation has determined that delivery by mail will no longer be delayed. The Corporation will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 13.3. Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

SCHEDULE A

RETRACTION REQUEST

To: U.S. Gold Corporation, US Gold Alberta ULC and US Gold Canadian Acquisition
Corporation, c/o the Trustee

This notice is given pursuant to ARTICLE 6 of the provisions (the “Share Provisions”) attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with ARTICLE 6 of the Share Provisions:

☐ all share(s) represented by this certificate; or

☐           share(s) only represented by this certificate.

The undersigned acknowledges the Retraction Call Right of US Gold and Alberta ULC to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to US Gold or Alberta ULC in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in Section 6.2 of the Share Provisions. If neither US Gold or Alberta ULC determines to exercise its Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This Retraction Request, and this offer to sell the Retracted Shares to US Gold or Alberta ULC, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and provided that neither US Gold nor Alberta ULC has exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require US Gold or, at the option of US Gold, Alberta ULC to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation, US Gold and Alberta ULC that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, US Gold or Alberta ULC, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐	Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto, failing which such securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

NOTE:	This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed, all exigible transfer taxes are paid and the signature of the registered holder is guaranteed by a Canadian chartered bank or trust company, member of a recognized stock exchange in Canada or a member of the Securities Transfer Association Medallion (STAMP) Program.

Date:

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print)

Street Address or P.O. Box	Signature of Shareholder

City, Province and Postal Code	Signature Guaranteed by

NOTE:	If this Retraction Request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining share of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX J

FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

AGREEMENT made as of          , 2006, among U.S. Gold Corporation (“US Gold”), a corporation existing under the laws of Colorado, US Gold Alberta ULC (“Alberta ULC”), an unlimited liability corporation existing under the laws of Alberta, US Gold Canadian Acquisition Corporation (“Canadian Exchange Co.”), a corporation existing under the laws of Alberta, and          , a trust company incorporated under the laws of Canada (hereinafter referred to as “Trustee”).

RECITALS:

WHEREAS US Gold, together with Canadian Exchange Co., has offered, each by way of a public take-over bid, to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Ltd. in consideration for exchangeable shares (“Exchangeable Shares”) of Canadian Exchange Co.;

AND WHEREAS holders of Exchangeable Shares will be entitled to require Canadian Exchange Co. to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged for one share of common stock of US Gold (“US Gold Common Stock”);

AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby (i) voting rights in US Gold shall be exercisable by Beneficiaries (as hereinafter defined) from time to time by and through the Trustee, which will hold legal title to the Special Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Beneficiaries, and (ii) the rights to require US Gold or, at the option of US Gold, Alberta ULC, to purchase Exchangeable Shares from the Beneficiaries shall be exercisable by Beneficiaries from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of the Beneficiaries;

AND WHEREAS these recitals and any statements of fact in this agreement are made by US Gold, Alberta ULC and Canadian Exchange Co. and not by the Trustee;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this agreement, each initially capitalized term and the terms used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canadian Exchange Co. and the following terms shall have the following meanings:

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.11(2).

“Beneficiaries” mean the registered holders from time to time of Exchangeable Shares, other than US Gold and its Subsidiaries.

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2.

“Exchange Right” has the meaning ascribed thereto in Section 5.1.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1.

“Insolvency Event” means (i) the institution by Canadian Exchange Co. of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Canadian Exchange Co. to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing by Canadian Exchange Co. of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including, without limitation, the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canadian Exchange Co. within 15 days of becoming aware thereof, or the consent by Canadian Exchange Co. to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Canadian Exchange Co. of a general assignment for the benefit of creditors, or the admission in writing by Canadian Exchange Co. of its inability to pay its debts generally as they become due, or (iv) Canadian Exchange Co. not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.1(4) of the Share Provisions specified in a retraction request delivered to Canadian Exchange Co. in accordance with Article 6 of the Share Provisions.

“List” has the meaning ascribed thereto in Section 4.6.

“Officer’s Certificate” means, with respect to US Gold, Alberta ULC or Canadian Exchange Co., as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of US Gold, Alberta ULC or Canadian Exchange Co., as the case may be.

“Retracted Shares” has the meaning ascribed thereto in Section 5.7.

“Special Voting Share” means the one share of special voting preference stock with no par value, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Beneficiaries.

“Trust” means the trust created by this agreement.

“Trust Estate” means the Special Voting Share, any other securities, the Exchange Right and any money or other rights or assets that may be held by the Trustee from time to time pursuant to this agreement.

“Trustee” means <> and, subject to the provisions of Article 9, includes any successor trustee.

“US Gold Consent” has the meaning ascribed thereto in Section 4.2.

“US Gold Liquidation Event” has the meaning ascribed thereto in Section 5.11(1).

“US Gold Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.11(3).

“US Gold Meeting” has the meaning ascribed thereto in Section 4.2.

“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2	Interpretation Not Affected by Headings, etc.

The division of this agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this agreement. Unless otherwise indicated, any reference in this agreement to an “Article” or “Section” refers to the specified Article or Section of this agreement.

1.3	Number, Gender, etc.

In this agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted and withheld.

ARTICLE 2

TRUST

2.1	Establishment of Trust

The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

ARTICLE 3

SPECIAL VOTING SHARE

3.1	Issue and Ownership of the Special Voting Share

Simultaneously with the execution and delivery of this agreement, US Gold will issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. US Gold hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by US Gold to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Trustee shall: (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2	Legended Share Certificates

Canadian Exchange Co. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3	Safe Keeping of Certificate

The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the stockholders of US Gold at a US Gold Meeting or in connection with a US Gold Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the US Gold Consent is sought or the US Gold Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2	Number of Votes

With respect to all meetings of stockholders of US Gold at which holders of shares of US Gold Common Stock are entitled to vote (each, a “US Gold Meeting”) and with respect to all written consents sought from the holders of shares of US Gold Common Stock (a “US Gold Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Exchangeable Share owned of record by such Beneficiary on the record date established by US Gold or by applicable law for such US Gold Meeting or US Gold Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such US Gold Meeting or to be consented to in connection with such US Gold Consent.

4.3	Mailings to Shareholders

(1) With respect to each US Gold Meeting and US Gold Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as US Gold utilizes in communications to holders of US Gold Common Stock, subject to the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List at the Beneficiaries’ respective addresses as set forth in the List, on the same day as the initial mailing or notice (or other communication) with respect thereto is given by US Gold to its stockholders:

(a) a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of US Gold but excluding proxies to vote US Gold Common Stock;

(b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such US Gold Meeting or US Gold Consent, as the case may be, or, pursuant and subject to Section 4.7, to attend such US Gold Meeting and to exercise personally the Beneficiary Votes thereat;

(c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes; or

(ii) a proxy to a designated agent or other representative of the management of US Gold to exercise such Beneficiary Votes;

(d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a US Gold Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

(2) The materials referred to in this Section 4.3 are to be provided to the Trustee by US Gold, and the materials referred to in Sections 4.3(1)(c), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner; provided, however, that the Trustee shall have no obligation to review such materials. Subject to the foregoing, US Gold shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of US Gold Common Stock. US Gold agrees not to communicate with holders of US Gold Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

(3) For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any US Gold Meeting or US Gold Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by US Gold or by applicable law for purposes of determining stockholders entitled to vote at such US Gold Meeting or to give written consent in connection with such US Gold Consent. US Gold will notify the Trustee of any decision of the board of directors of US Gold with respect to the calling of any US Gold Meeting or the seeking of any US Gold Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4	Copies of Shareholder Information

US Gold will deliver to the Trustee copies of all proxy materials (including notices of US Gold Meetings but excluding proxies to vote US Gold Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by US Gold from time to time to holders of US Gold Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to holders of US Gold Common Stock. The Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold) received by the Trustee from US Gold contemporaneously with the sending of such materials to holders of US Gold Common Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario all proxy materials, information statements, reports and other written communications that are:

(a) received by the Trustee as the registered holder of the Special Voting Share and made available by US Gold generally to the holders of US Gold Common Stock; or

(b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold.

4.5	Other Materials

Immediately after receipt by US Gold or stockholders of US Gold of any material sent or given by or on behalf of a third party to holders of US Gold Common Stock generally, including, without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), US Gold shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials received by the Trustee from US Gold. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario copies of all such materials.

4.6	List of Persons Entitled To Vote

Canadian Exchange Co. shall, (a) prior to each annual, general and special US Gold Meeting or the seeking of any US Gold Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a US Gold Meeting or a US Gold Consent, at the close of business on the record date established by US Gold or pursuant to applicable law for determining the holders of US Gold Common Stock entitled to receive notice of and/or to vote at such US Gold Meeting or to give consent in connection with a US Gold Consent. Each such List shall be delivered to the Trustee promptly after receipt by Canadian Exchange Co. of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this agreement. US Gold agrees to give Canadian Exchange Co. written notice (with a copy to the Trustee) of the calling of any US Gold Meeting or the seeking of any US Gold Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking such consent so as to enable Canadian Exchange Co. to perform its obligations under this Section 4.6.

4.7	Entitlement To Direct Votes

Any Beneficiary named in a List prepared in connection with any US Gold Meeting or any US Gold Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled or (c) to appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary’s voting rights to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8	Voting By Trustee and Attendance of Trustee Representative at Meeting

(1) In connection with each US Gold Meeting and US Gold Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to Section 4.3.

(2) The Trustee shall cause such representatives who are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend each US Gold Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Trustee to the Beneficiaries pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as US Gold utilizes in communications to holders of US Gold

Common Stock subject to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable Shares. Canadian Exchange Co. shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a) a current List; and

(b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10	Termination of Voting Rights

Except as otherwise provided in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to US Gold or Alberta ULC, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for US Gold Common Stock, as specified in Article 5 hereof, or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by US Gold or Alberta ULC pursuant to the exercise by US Gold or Alberta ULC of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless US Gold shall not have delivered the requisite US Gold Common Stock and cheque, if any, delivered in exchange therefor to the Trustee pending delivery to the Beneficiaries).

ARTICLE 5

EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND US GOLD SUPPORT

5.1	Grant and Ownership of the Automatic Exchange Right and the Exchange Right

US Gold, and Alberta ULC, in the case of the Exchange Right, hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the Automatic Exchange Right, and (ii) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require US Gold or Alberta ULC to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary, all in accordance with the provisions of this agreement. US Gold hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right and the Exchange Right by US Gold to the Trustee. Alberta ULC hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by Alberta ULC to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Trustee shall:

(a) hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right and the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

5.2	Legended Share Certificates

Canadian Exchange Co. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right, the Exchange Right and of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary.

5.3	Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

The purchase price payable by US Gold or Alberta ULC for each Exchangeable Share to be purchased by US Gold or Alberta ULC under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by US Gold or Alberta ULC delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of US Gold Common Stock and a cheque for the balance, if any, of the purchase price without interest (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state, local or foreign tax laws).

5.5	Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Canadian Exchange Co. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires US Gold or Alberta ULC to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta), other applicable laws, if any, and the by-laws of Canadian Exchange Co. and such additional documents and instruments as the Trustee or Canadian Exchange Co. may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require US Gold or Alberta ULC to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by US Gold or Alberta ULC free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing US Gold Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Canadian Exchange Co. and US Gold of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this agreement. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by US Gold or Alberta ULC under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canadian Exchange Co.

5.6	Delivery of US Gold Common Stock; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares that a Beneficiary desires US Gold or Alberta ULC to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right) duly endorsed for transfer to US Gold or Alberta ULC, the Trustee shall notify US Gold, Alberta ULC and Canadian Exchange Co. of its receipt of the same, which notice to US Gold, Alberta ULC and Canadian Exchange Co. shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and US Gold or Alberta ULC shall immediately thereafter deliver to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), a certificate for the number of shares of US Gold Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Canadian Exchange Co., Alberta ULC and US Gold of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to US Gold, Alberta ULC and Canadian Exchange Co. of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to US Gold (or, at US Gold’s option, to Alberta ULC) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of shares of US Gold Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by US Gold or Alberta ULC to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such shares of US Gold Common Stock are so delivered and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it pursuant to the Exchange Right. Notwithstanding the foregoing until the requisite number of shares of Common Stock of US Gold and the cheque for the balance, if any, of the total purchase price therefore, is delivered to a Beneficiary, the Beneficiary shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

5.7	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Article 6 of the Share Provisions to require Canadian Exchange Co. to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by Canadian Exchange Co. pursuant to Section 6.1(4) of the Share Provisions that Canadian Exchange Co. will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Canadian Exchange Co. and provided that neither US Gold nor Alberta ULC shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Canadian Exchange Co. pursuant to Section 6.1(5) of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Canadian Exchange Co. is unable to redeem. In any such event, Canadian Exchange Co. hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against Canadian Exchange Co. redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Canadian Exchange Co. or to the Transfer Agent (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Canadian Exchange Co. is not permitted to redeem and will require US Gold or, at US Gold’s option, Alberta ULC, to purchase such shares in accordance with the provisions of this Article 5.

5.8	Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to US Gold or Alberta ULC pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing US Gold Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Beneficiary (a) shall pay (and none of US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have established to the satisfaction of the Trustee, US Gold, Alberta ULC and Canadian Exchange Co. that such taxes, if any, have been paid.

5.9	Notice of Insolvency Event

Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Canadian Exchange Co. and US Gold shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Canadian Exchange Co. or US Gold or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of US Gold, a notice of such Insolvency Event in the form provided by US Gold, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

5.10	Call Rights

The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right, the Automatic Exchange Right and the Exchange Right are hereby agreed, acknowledged, consented to and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of US Gold under this agreement.

5.11	Automatic Exchange Right

(1) US Gold shall give the Trustee written notice of each of the following events (each a “US Gold Liquidation Event”) at the time set forth below:

(a) in the event of any determination by the board of directors of US Gold to institute voluntary liquidation, dissolution or winding up proceedings with respect to US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

(b) immediately, upon the earlier of (i) receipt by US Gold of notice of and (ii) US Gold otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs.

(2) Immediately following receipt by the Trustee from US Gold of notice of any US Gold Liquidation Event contemplated by Section 5.11(1)(a) or 5.11(1)(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided by US Gold to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock provided for in Section 5.11(4) below (the “Automatic Exchange Right”).

(3) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of US Gold Common Stock in the distribution of assets of US Gold in connection with a US Gold Liquidation Event, immediately prior to the effective date (the “US Gold Liquidation Event Effective Date”) of a US Gold Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by US Gold or its Subsidiaries) shall be automatically exchanged for shares of US Gold Common Stock. To effect such automatic exchange, US Gold shall purchase each Exchangeable Share outstanding on the immediately prior to the US Gold Liquidation Event Effective Date and held by a Beneficiary, and each such Beneficiary shall sell the

Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the immediately prior to the US Gold Liquidation Event Effective Date, which shall be satisfied in full by US Gold delivering to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any.

(4) On the immediately prior to the US Gold Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for US Gold Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to US Gold all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and US Gold shall deliver or cause to be delivered to the Trustee, for delivery to such holders, the certificates for the number of shares of US Gold Common Stock deliverable upon the automatic exchange of Exchangeable Shares for US Gold Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to US Gold. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by such Beneficiary with US Gold pursuant to such automatic exchange shall thereafter be deemed to represent the shares of US Gold Common Stock delivered to such Beneficiary by US Gold pursuant to such automatic exchange. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent shares of US Gold Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as US Gold may reasonably require, the Trustee shall deliver or cause to be delivered to such Beneficiary certificates representing the shares of US Gold Common Stock of which such Beneficiary is the holder and a cheque in payment of the remaining portion, if any, of the purchase price (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state, local or foreign tax laws). Notwithstanding the foregoing until each Beneficiary is actually entered on the register of holders of US Gold Common Stock, such Beneficiary shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

5.12	US Gold Common Stock

The obligations of US Gold to issue shares of US Gold Common Stock pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.13	Withholding Rights

US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or US Gold Common Stock such amounts as US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 6

CONCERNING THE TRUSTEE

6.1	Powers and Duties of the Trustee

(1) The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include: (a) receipt and deposit of the Special Voting Share from US Gold as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(a) granting proxies and distributing materials to Beneficiaries as provided in this agreement;

(b) voting the Beneficiary Votes in accordance with the provisions of this agreement;

(c) receiving the grant of the Exchange Right and the Automatic Exchange Right from US Gold and, in the case of the Exchange Right, Alberta ULC, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(d) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries shares of US Gold Common Stock and cheques, if any, to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(e) holding title to the Trust Estate;

(f) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

(g) taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of US Gold, Alberta ULC and Canadian Exchange Co. under this agreement and under the Share Provisions; and

(h) taking such other actions and doing such other things as are specifically provided in this agreement.

(2) In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as set out specifically in this agreement.

(3) The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4) The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Trustee represents to US Gold, Alberta ULC and Canadian Exchange Co. that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as trustee hereunder.

6.3	Dealings With Transfer Agents, Registrars, Etc.

(1) Each of US Gold, Alberta ULC and Canadian Exchange Co. irrevocably authorizes the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and US Gold Common Stock; and

(b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it, which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement.

(2) Each of US Gold and Alberta ULC covenant that it will supply the Trustee or the Transfer Agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire US Gold Common Stock hereunder, under the Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Share Provisions or otherwise.

6.4	Books and Records

The Trustee shall keep available for inspection by US Gold, Alberta ULC and Canadian Exchange Co. at the Trustee’s principal office in Toronto, Ontario correct and complete books and records of account relating to the Trustee’s actions under this agreement, including, without limitation, all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights and the Exchange Right, for the term of this agreement. On or before February 15, 2007, and on or before February 15 in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to US Gold, Alberta ULC and Canadian Exchange Co. a brief report, dated as of the preceding December 31st, with respect to:

(a) the property and funds comprising the Trust Estate as of that date;

(b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by US Gold or Alberta ULC of shares of US Gold Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

(c) all other actions taken by the Trustee in the performance of its duties under this agreement that it had not previously reported.

6.5	Income Tax Returns and Reports

The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable. US Gold shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior To Certain Actions By Trustee

(1) The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the

Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 6.15 and with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Right pursuant to Article 5.

(2) None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, including, without limitation, under the Voting Rights, the Exchange Right or the Automatic Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance By Trustee Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificate and officers certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this agreement.

6.9	Evidence and Authority To Trustee

(1) US Gold, Alberta ULC and/or Canadian Exchange Co. shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by US Gold, Alberta ULC and/or Canadian Exchange Co. or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of US Gold, Alberta ULC and/or Canadian Exchange Co. forthwith if and when:

(a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives US Gold, Alberta ULC and/or Canadian Exchange Co. written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

(2) Such evidence shall consist of an Officer’s Certificate of US Gold, Alberta ULC and/or Canadian Exchange Co. or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

(3) Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of US Gold, Alberta ULC and/or Canadian Exchange Co. it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4) Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(a) declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

(b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c) declaring that such person has made such examination or investigation as such person believes is necessary to enable them to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Trustee may:

(a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by US Gold, Alberta ULC and/or Canadian Exchange Co. or otherwise, and may retain or employ such assistance as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b) employ such agents and other assistance as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

(c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11	Investment of Moneys Held By Trustee

Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Canadian Exchange Co. Pending the investment of any money as herein provided such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Canadian Exchange Co., in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

6.13	Trustee Not Bound to Act on Request

Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of US Gold, Alberta ULC and/or Canadian Exchange Co. or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14	Authority to Carry on Business

The Trustee represents to US Gold, Alberta ULC and Canadian Exchange Co. that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right, the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

(1) If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

(b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

(2) If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 7

COMPENSATION

7.1	Fees and Expenses of the Trustee

The Trustee will invoice US Gold for its fees and expenses under this agreement. US Gold, Alberta ULC and Canadian Exchange Co. jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, and including fees and expenses for attendance at any US Gold Meeting, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that US Gold, Alberta ULC and Canadian Exchange Co. shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Trustee

(1) US Gold, Alberta ULC and Canadian Exchange Co. jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by US Gold, Alberta ULC or Canadian Exchange Co. pursuant hereto. Notwithstanding the foregoing, in no case will the Trustee be indemnified for consequential damages.

(2) In no case shall US Gold, Alberta ULC or Canadian Exchange Co. be liable under this indemnity for any claim against any of the Indemnified Parties unless US Gold, Alberta ULC and Canadian Exchange Co. shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, US Gold, Alberta ULC and Canadian Exchange Co. shall be entitled to participate at their own expense in the defence and, if US Gold, Alberta ULC and Canadian Exchange Co. so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by US Gold, Alberta ULC or Canadian Exchange Co.; or (ii) the named parties to any such suit include both the Trustee and US Gold, Alberta ULC or Canadian Exchange Co. and the Trustee shall have been advised by counsel acceptable to US Gold, Alberta ULC or Canadian Exchange Co. that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to US Gold, Alberta ULC or Canadian Exchange Co. and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case US Gold, Alberta ULC and Canadian Exchange Co. shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). The indemnities contained in this Article 8 shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 9

CHANGE OF TRUSTEE

9.1	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to US Gold, Alberta ULC and Canadian Exchange Co. specifying the date on which it desires to resign, provided that such notice shall not be given less than sixty (60) days before such desired resignation date unless US Gold, Alberta ULC and Canadian Exchange Co. otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Canadian Exchange Co. shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, US Gold, Alberta ULC and Canadian Exchange Co. shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2	Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than sixty (60) days’ prior notice by written instrument executed by US Gold, Alberta ULC and Canadian Exchange Co., in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

9.3	Successor Trustee

Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to US Gold, Alberta ULC and Canadian Exchange Co. and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of US Gold, Alberta ULC and Canadian Exchange Co. or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, US Gold, Alberta ULC, Canadian Exchange Co. and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, US Gold, Alberta ULC and Canadian Exchange Co. shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If US Gold, Alberta ULC or Canadian Exchange Co. shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of US Gold, Alberta ULC and Canadian Exchange Co.

ARTICLE 10

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

10.1	Amendments, Modifications, etc.

Subject to Section 10.2 thereof, this agreement may not be amended or modified except by an agreement in writing executed by US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee and approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions.

10.2	Ministerial Amendments

Notwithstanding the provisions of Section 10.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

(a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Canadian Exchange Co., Alberta ULC and US Gold shall be of the good faith opinion (confirmed in writing by each to the Trustee) that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b) making such amendments or modifications not inconsistent with this agreement (as confirmed in writing by Canadian Exchange Co. which may be relied upon by the Trustee), as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of US Gold, Alberta ULC and Canadian Exchange Co. (confirmed in writing by each to the Trustee) and in the opinion of the Trustee, in reliance upon a certificate of Canadian Exchange Co., having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors (confirmed in writing by each to the Trustee) and the Trustee, acting in reliance upon a certificate of Canadian Exchange Co., shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries as a whole; or

(c) making such changes or corrections which, on the advice of counsel to US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

10.3	Meeting To Consider Amendments

Canadian Exchange Co., at the request of US Gold, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Canadian Exchange Co., the Share Provisions and all applicable laws.

10.4	Changes in Capital of US Gold and Canadian Exchange Co.

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

10.5	Execution of Supplemental Trust Agreements

Notwithstanding Section 10.1, from time to time Canadian Exchange Co. (when authorized by a resolution of its Board of Directors), US Gold (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof. In executing or accepting the supplemental trusts created by any supplemental indenture permitted by this Article 10, the Trustee will be entitled to receive and (subject to Article 6) will be fully protected in relying upon an Officer’s Certificate and opinions of counsel stating that the execution of such supplemental indenture is authorized or permitted in this agreement.

ARTICLE 11

TERMINATION

11.1	Term

The Trust created by this agreement shall continue until the earliest to occur of the following events:

(a) no outstanding Exchangeable Shares are held by a Beneficiary;

(b) each of US Gold, Alberta ULC and Canadian Exchange Co. elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions; and

(c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

11.2	Survival of Agreement

This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any termination of this agreement.

ARTICLE 12

GENERAL

12.1	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by reason of any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

12.2	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

12.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:

If to Canadian Exchange Co. or Alberta ULC:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5

Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

If to US Gold:

2201 Kipling Street
Suite 100
Lakewood, Colorado
80215

Facsimile No.: (303) 238-1438
Attention: William F. Pass

In the case of Canadian Exchange Co., Alberta ULC and US Gold, with copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2

Attention: Michael Melanson
Fax: (416) 863-4592

If to the Trustee:

[<>]

Attention: [<>]
Fax: [<>]

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section. Any notice given shall be deemed to have been received on the date of such delivery or sending. Provided that if any notice or other communication to which this section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a business day or at any time on a day that is not a business day, such notice or other communication shall be deemed to have been given or delivered and received on the following business day.

12.4	Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery, to the address of the holder recorded in the securities register of Canadian Exchange Co. or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

12.5	Risk of Payments By Post

Whenever payments are to be made or certificates or documents are to be sent to any Beneficiary by the Trustee or by Canadian Exchange Co., Alberta ULC, US Gold or by such Beneficiary to the Trustee or to US Gold or Alberta ULC or Canadian Exchange Co., the making of such payment or sending of such certificate or document sent through the post shall be at the risk of Canadian Exchange Co., in the case of payments made or documents by the Trustee or Canadian Exchange Co. or Alberta ULC or US Gold and the Beneficiary, in the case of payments made or documents by the Beneficiary.

12.6	Counterparts

This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.7	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

12.8	Attornment

Each of the Trustee, US Gold, Alberta ULC and Canadian Exchange Co. agrees that any action or proceeding arising out of or relating to this agreement or any of the transactions contemplated by this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and each of US Gold and Alberta ULC hereby appoint Canadian Exchange Co. at its registered office in the Province of Alberta as attorney for service of process.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

U.S. GOLD CORPORATION

By:
Name:

Title:

US GOLD ALBERTA ULC

By:
Name:

Title:

US GOLD CANADIAN ACQUISITION
CORPORATION

By:
Name:

Title:

[<>] (Trustee)

By:
Name:

Title:

By:
Name:

Title:

APPENDIX K

FORM OF SUPPORT AGREEMENT

AGREEMENT made as of          , 2006, between U.S. Gold Corporation, a corporation existing under the laws of Colorado (“US Gold”), US Gold Alberta ULC, a corporation existing under the laws of Alberta (“Alberta ULC”) and US Gold Canadian Acquisition Corporation, a corporation existing under the laws of Alberta (“Canadian Exchange Co.”).

WHEREAS US Gold, together with Canadian Exchange Co. has offered, by way of a public take-over bid, to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Ltd. in consideration for exchangeable shares (“Exchangeable Shares”) of Canadian Exchange Co.;

AND WHEREAS holders of Exchangeable Shares will be entitled to require Canadian Exchange Co. to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged by Canadian Exchange Co. for one share of common stock of US Gold (“US Gold Common Stock”);

AND WHEREAS US Gold intends to grant to and in favour of Non-Affiliated Holders (as hereinafter defined) from time to time of Exchangeable Shares the right to require US Gold or, at the option of US Gold, Alberta ULC, to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder;

AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby US Gold will take certain actions and make certain payments and deliveries necessary to ensure that Canadian Exchange Co. and Alberta ULC will be able to make certain payments and to deliver or cause to be delivered shares of US Gold Common Stock in satisfaction of the obligations of Canadian Exchange Co. and/or Alberta ULC under the Share Provisions (as hereinafter defined) and this agreement;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged),the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this agreement, each initially capitalized term and the terms used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canadian Exchange Co. and the following terms shall have the following meanings:

“Effective Date” means the earliest date on which Canadian Exchange Co. first takes up shares of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. or Tone Resources Ltd. under the offers to purchase pursuant to the take-over bids referred to in the Recitals hereto.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Non-Affiliated Holders” means the registered holders of Exchangeable Shares other than US Gold and its Subsidiaries.

“Special Voting Share” means the one share of special voting preference stock par value US$1.00, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.

“Trustee” means           and, subject to the provisions of the Voting and Exchange Trust Agreement, includes any successor trustee or permitted assigns.

1.2	Interpretation Not Affected By Headings

The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.

1.3	Number, Gender, etc.

In this agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted and withheld.

ARTICLE 2

COVENANTS OF US GOLD AND CANADIAN EXCHANGE CO.

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, US Gold will:

(a) not declare or pay any dividend on the US Gold Common Stock unless Canadian Exchange Co. shall (i) simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares (an “Equivalent Dividend”), and (ii) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend;

(b) advise Canadian Exchange Co. sufficiently in advance of the declaration by US Gold of any dividend on the US Gold Common Stock and take all such other actions as are reasonably necessary, in co-operation with Canadian Exchange Co., to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the US Gold Common Stock and that such dividend on the Exchangeable Shares shall comply with any requirements of the stock exchange on which the Exchangeable Shares are listed;

(c) ensure that the record date for determining shareholders entitled to receive any dividend declared on the US Gold Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period as may be permitted under applicable law;

(d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Canadian Exchange

Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Canadian Exchange Co. to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions;

(e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Canadian Exchange Co. to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be;

(f) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Alberta ULC or US Gold, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Alberta ULC or US Gold to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

(g) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

US Gold will cause Canadian Exchange Co. to deposit a sufficient amount of funds in a separate account of Canadian Exchange Co. and segregate a sufficient amount of such other assets and property as is necessary to enable Canadian Exchange Co. to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, once such amounts become payable under the terms of this agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and to use such funds and other assets so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3	Reservation of US Gold Common Stock

US Gold hereby represents, warrants and covenants in favour of Canadian Exchange Co. and Alberta ULC that US Gold has reserved for issuance and will, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Gold Common Stock (or other shares or securities into which US Gold Common Stock may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit each of US Gold, Alberta ULC and Canadian Exchange Co. to meet its obligations under the Voting and Exchange Trust Agreement, under the Share Provisions and under any other security or commitment pursuant to which US Gold, Alberta ULC and Canadian Exchange Co. may now or hereafter be required to issue and/or deliver shares of US Gold Common Stock to the Non-Affiliated Holders.

2.4	Notification of Certain Events

In order to assist US Gold to comply with its obligations hereunder and to permit Alberta ULC to exercise the Liquidation Call Right, Retraction Call Right and Redemption Call Right, Canadian Exchange Co. will notify US Gold of each of the following events at the time set forth below:

(a) in the event of any determination by the board of directors of Canadian Exchange Co. to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canadian Exchange Co. or to effect any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b) immediately, upon the earlier of (i) receipt by Canadian Exchange Co. of notice of, and (ii) Canadian Exchange Co. otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Canadian Exchange Co. or to effect any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs;

(c) immediately, upon receipt by Canadian Exchange Co. of a Retraction Request;

(d) at least 30 days prior to any Redemption Date determined by the board of directors of Canadian Exchange Co. in accordance with the Share Provisions; and

(e) as soon as practicable upon the issuance by Canadian Exchange Co. of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5	Delivery of US Gold Common Stock

Upon notice of any event that requires Canadian Exchange Co. or Alberta ULC to cause to be delivered US Gold Common Stock to any holder of Exchangeable Shares, US Gold shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to Canadian Exchange Co. or Alberta ULC, as appropriate, which shall forthwith deliver or cause to be delivered the requisite number of US Gold Common Stock to or for the benefit of the former holder of the surrendered Exchangeable Shares. All such shares of US Gold Common Stock shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim. In consideration for the issuance and delivery of each such share of US Gold Common Stock, Canadian Exchange Co. or Alberta ULC, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of the shares of US Gold Common Stock.

2.6	Qualification of US Gold Common Stock

US Gold covenants that it will make such filings and seek such regulatory consents and approvals as are necessary so that the shares of US Gold Common Stock to be issued to holders of Exchangeable Shares pursuant to the terms of the Share Provisions, the Voting and Exchange Trust Agreement and this agreement will be issued in compliance with the applicable securities laws in Canada and the United States and may be freely traded thereafter (other than by reason of a holder being a “control person” of US Gold for purposes of Canadian securities laws or by holders who are Affiliates of US Gold within the meaning of U.S. securities laws). US Gold will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of US Gold Common Stock to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of US Gold Common Stock have been listed by US Gold and remain listed and are quoted or posted for trading at such time.

2.7	Economic Equivalence

(a) US Gold will not without prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

(i) issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to the holders of all or substantially all of the then outstanding US Gold Common Stock by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to holders of shares of US Gold Common Stock who exercise an option to receive dividends in US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) in lieu of receiving cash dividends; or

(ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

(iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock (A) shares or securities (including evidences of indebtedness) of US Gold of any class other than US Gold Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire shares of US Gold Common Stock), or (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, or (C) assets of US Gold;

unless (x) Canadian Exchange Co. is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) Canadian Exchange Co. shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

(b) US Gold will not without the prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

(i) subdivide, redivide or change the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock; or

(ii) reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

(iii) reclassify or otherwise change the shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of US Gold Common Stock;

unless (x) Canadian Exchange Co. is permitted under applicable law simultaneously to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

(c) US Gold will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than ten Business Days after the date on which such event is declared or announced by US Gold (with simultaneous notification thereof by US Gold to Canadian Exchange Co.).

(d) The board of directors of Canadian Exchange Co. shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on US Gold. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Canadian Exchange Co. to be relevant, be considered by the board of directors of Canadian Exchange Co.:

(i) in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

(ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of US Gold Common Stock;

(iii) in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of US Gold of any class other than US Gold Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the board of directors of Canadian Exchange Co. in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price of a share of US Gold Common Stock;

(iv) in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

(v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of US Gold Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

2.8	Tender Offers

In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Gold Common Stock (an “Offer”) is proposed by US Gold or is proposed to US Gold or its shareholders and is recommended by the board of directors of US Gold, or is otherwise effected or to be effected with the consent or approval of the board of directors of US Gold, US Gold will use reasonable efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of US Gold Common Stock, without discrimination. Without limiting the generality of the foregoing, US Gold will use reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canadian Exchange Co. (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the right of Canadian Exchange Co. to redeem, or US Gold or Alberta ULC to purchase pursuant to the Redemption Call Right, Exchangeable Shares.

2.9	US Gold and Affiliates Not To Vote Exchangeable Shares

US Gold covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. US Gold further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the (or any successor or other corporate statute by which Canadian Exchange Co. may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.10	Stock Exchange Listing

US Gold covenants and agrees in favour of Canadian Exchange Co. that US Gold will use its best efforts to maintain a listing of the Exchangeable Shares on the Toronto Stock Exchange or another stock exchange in Canada prescribed under the Income Tax Act (Canada).

2.11	Due Performance

On and after the Effective Date, US Gold shall, and shall cause Alberta ULC to, duly and timely perform all of its obligations provided for herein and that may arise under the Share Provisions, and US Gold shall be responsible for the due performance of all of such obligations hereunder and under the Share Provisions.

2.12	Issue of Additional Shares

During the term of this agreement, US Gold will not issue any Special Voting Shares other than the one Special Voting Share to be issued to the Trustee.

2.13	Ownership of Outstanding Shares

Without the prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of the Share Provisions, US Gold covenants and agrees in favour of Canadian Exchange Co. that, as long as any outstanding Exchangeable Shares are owned by Non-Affiliated Holders, US Gold will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Canadian Exchange Co. and all of the issued and outstanding common shares in the capital of all of the issued and outstanding voting shares in the capital of Alberta ULC.

ARTICLE 3

US GOLD SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

US Gold shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a) such other person or continuing corporation (the “US Gold Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Gold Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Gold Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Gold under this agreement; and

(b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the US Gold Successor and such other person that may then be the issuer of the US Gold Common Stock shall possess and from time to time may exercise each and every right and power of US Gold under this agreement in the name of US Gold or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of US Gold or any officers of US Gold may be done and performed with like force and effect by the directors or officers of such US Gold Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned Subsidiary of US Gold with or into US Gold or the winding-up, liquidation or dissolution of any wholly-owned Subsidiary of US Gold, provided that all of the assets of such Subsidiary are transferred to US Gold or another wholly-owned Subsidiary of US Gold, and any such transactions are expressly permitted by this Article 3.

ARTICLE 4

GENERAL

4.1	Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by Non-Affiliated Holders.

4.2	Changes in Capital of US Gold and Canadian Exchange Co.

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either the US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

Notwithstanding the provisions of Section 4.4 hereof, if any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4	Amendments, Modifications

(a) Subject to Section 4.2, Section 4.3, and Section 4.5 of this agreement may not be amended or modified except by an agreement in writing executed by Canadian Exchange Co., Alberta ULC and US Gold and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Share Provisions.

(b) No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4 hereof, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a) adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders;

(b) evidencing the succession of US Gold Successors and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of Article 3;

(c) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Canadian Exchange Co., Alberta ULC and US Gold, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole of the Exchangeable Shares; or

(d) making such changes or corrections which, on the advice of counsel to Canadian Exchange Co., Alberta ULC and US Gold, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Canadian Exchange Co., Alberta ULC and US Gold shall be of the opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders.

4.6	Meeting to Consider Amendments

Canadian Exchange Co., at the request of US Gold, shall call a meeting or meetings of the holders of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Canadian Exchange Co., the Share Provisions and all applicable laws.

4.7	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a) in the case of US Gold, to the following address:

2201 Kipling Street
Suite 100
Lakewood, Colorado
80215
Facsimile No.: (303) 238-1438
Attention: William F. Pass

with a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2
Attention: Michael Melanson
Fax: (416) 863-4592

(b) in the case of Alberta ULC, to the following address:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5
Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

with a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2
Attention: Michael Melanson
Fax: (416) 863-4592

(c) in the case of Canadian Exchange Co., to the following address:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5
Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

with a copy to:

U.S. Gold Corporation
2201 Kipling Street
Suite 100
Lakewood, Colorado
80215
Facsimile No.: (303) 238-1438
Attention: William F. Pass

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this Section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9	Counterparts

This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

U.S. GOLD CORPORATION

Per:
Name:

Title:

US GOLD ALBERTA ULC

Per:
Name:

Title:

US GOLD CANADIAN ACQUISITION
CORPORATION

Per:
Name:

Title:

APPENDIX L

AMENDED OPINION OF VALUE

AMENDED OPINION OF VALUE
US GOLD CORPORATION OFFER TO PURCHASE THE SHARES
OF NEVADA PACIFIC GOLD LTD. AND CORAL GOLD RESOURCES LTD.

Prepared for:

The Board of Directors of
NEVADA PACIFIC GOLD LTD.
750 - 625 Howe Street
Vancouver, BC, V6C 2T6

and

The Board of Directors of
CORAL GOLD RESOURCES LTD.
400 - 455 Granville Street
Vancouver, BC, V6C 1T1

by:

ROSS GLANVILLE AND ASSOCIATES LTD.
7513 Pandora Drive, Burnaby, BC, V5A 3W1
Tel: 604-291-6731  604-721-2871
Email: glanville@telus.net

and

BRUCE MCKNIGHT MINERALS ADVISOR SERVICES
1281 20th Street, West Vancouver, BC, V7V 3Z4
Tel: 604-926-5799  604-209-8131
Email: bmcknight@telus.net

Initial Report June 9, 2006
Amended October 30, 2006

AMENDED OPINION OF VALUE

US GOLD CORPORATION OFFER TO PURCHASE THE SHARES
OF NEVADA PACIFIC GOLD LTD. AND CORAL GOLD RESOURCES LTD.

Prepared for:

NEVADA PACIFIC GOLD LTD.

and

CORAL GOLD RESOURCES LTD.

1.0	EXECUTIVE SUMMARY

Nevada Pacific Gold Ltd. (“Nevada Pacific”) is a Vancouver-based, exploration company whose shares trade on the TSX Venture Exchange (“TSXV”). For several years Nevada Pacific has been focused on the acquisition and advancement of attractive gold exploration properties situated in the western United States. It has acquired more than 75 square miles of significant mineral rights in the Cortez (Battle Mountain — Eureka) and Carlin Trends of north-central Nevada. Approximately two and one half years ago, Nevada Pacific purchased the producing Magistral Gold Mine in Sinaloa State, Mexico. More recently it has acquired almost 900 square miles of exploration concessions, including those around the Magistral Mine and several other exploration properties in Mexico.

Coral Gold Resources Ltd. (“Coral Gold”) is also a Vancouver-based gold exploration company whose shares trade on the TSXV. Its principal business activities are the exploration and development of mineral properties comprised of claims located in Nevada. Coral Gold’s exploration activities have been focused on a portfolio of claim blocks along the Battle Mountain — Eureka (Cortez) Trend in north-central Nevada. The Coral Gold properties are situated in the active Crescent Valley region, which is also the site of the nearby large Cortez (Pipeline) gold mine.

US Gold Corporation (“US Gold”) is a well-financed, Colorado-based, exploration company listed on the US NASDAQ OTC Bulletin Board Exchange and more recently on the TSX. Its primary business is the acquisition and development of a dominant land position in the emerging Cortez Trend gold belt of north-central Nevada.

Offer to Purchase

On March 5, 2006, US Gold Corp., whose Chairman, Robert McEwen, already had large share positions in Nevada Pacific (just over 18% of the currently issued shares) and in Coral Gold (about 19% of the currently issued shares), announced its intention to make an offer to acquire all of the issued and outstanding shares of Nevada Pacific in exchange for 0.23 shares of US Gold and also to acquire all of the issued and outstanding shares of Coral Gold in exchange for 0.63 shares of US Gold. At the same time, US Gold stated that it intended to make offers to acquire all of the shares of two other junior exploration companies ((White Knight Resources Ltd. (“White Knight”) and Tone Resources Ltd. (“Tone Resources”)), which are exploring properties contiguous to those of US Gold in the Cortez Trend. US Gold has offered to acquire all of the outstanding shares of White Knight by issuing 0.35 of a share of US Gold for each outstanding common share of White Knight, and intends to make an offer to acquire all of the outstanding shares of Tone Resources by issuing 0.26 of a share of US Gold for each outstanding common share of Tone Resources.

Independent Opinion

The Boards of Directors of Nevada Pacific and Coral Gold commissioned an independent opinion of the values (the “Formal Valuation”) of each of US Gold, Nevada Pacific and Coral Gold because of the non arms-length nature of the proposal. Depending on the exact nature of the transaction, the Formal Valuation will likely be required by securities commissions and other regulators. Accordingly, the Special Committees of the Boards of Directors of Nevada Pacific and Coral Gold retained Bruce McKnight Minerals Advisor Service (“McKnight”) and

Ross Glanville and Associates Ltd. (“Glanville”), to prepare and deliver to the Boards of Directors of Nevada Pacific and Coral Gold an opinion as to the value of each of the companies — the Formal Valuation.

McKnight and Glanville delivered their Opinion of Value on June 9, 2006. However it is understood that since June, 2006, the companies have had some discussions but have reached no decisions on the US Gold proposal. All three companies have continued to conduct their exploration programs and one of the companies (Nevada Pacific) has had a Technical Report completed on one of its projects which updates the reserve and resource estimates. Since June 2006, the world metal prices and stock market prices for the respective companies have all changed, and, consequently, the original Opinion of Value provided by McKnight and Glanville needed to be revised and updated.

Accordingly, the Special Committees of the Boards of Directors of each of Nevada Pacific and Coral Gold have commissioned McKnight and Glanville to prepare an updated Opinion in respect of the value of each of Nevada Pacific, Coral Gold and US Gold.

Formal Valuation

In the purchase of a material asset or a company, the approach to valuation normally entails assessing the value of the properties or the company, using as many techniques as are applicable in order to compare them against each other and to determine the most reasonable values. In this case, because US Gold intends to make an offer to purchase Nevada Pacific and Coral Gold by way of a share exchange transaction, the focus of this analysis is to determine the value of US Gold assets, as well as those of Nevada Pacific and Coral Gold, and to assist the Special Committees of the Boards of Directors of Nevada Pacific and Coral Gold in determining if the offers (which are share exchange offers) are fair to the shareholders of Nevada Pacific and Coral Gold. Because of the stage of development of the properties of the three companies, and the requirements of the TSX Venture Exchange (“TSXV”)1, the two relevant approaches to valuation considered by McKnight and Glanville were the Comparable Transactions approach and the Adjusted Appraised Value approach (as set out in Section 4. (b) of Appendix 3G of the TSXV). After considering these two methods, it is the opinion of McKnight and Glanville that the Comparable Transactions method is the most appropriate to value each of the three companies. However, other methods were considered (including the Adjusted Appraised Value approach) as ‘tests of reasonability’.

This Opinion of Value, or Formal Valuation, is provided for the Boards of Directors of Nevada Pacific and Coral Gold, and may only be used and relied upon in connection with their reviews of, and any regulatory oversight of, the proposed purchase of all of the outstanding shares of Nevada Pacific and Coral Gold by US Gold, and is valid as of the date hereof.

Subject to the foregoing, and based on their review of all factors considered relevant as discussed in this report, McKnight and Glanville are of the opinion that the Formal Values per share of Nevada Pacific, Coral Gold, and US Gold are Cdn$1.472, Cdn$5.16, and Cdn$3.39, respectively. Due to the fact that valuations of mineral properties are not precise due to the risks associated with exploration and development, reasonable ranges of value would be plus or minus 25% from the forgoing values. In other words, the range of value for Nevada Pacific would be between $1.10 and $1.83 per share, the range of value for Coral Gold would be between $3.87 and $6.45 per share, and the range of value for US Gold would be between $2.54 and $4.24 per share.

VALUATION SUMMARY
(Canadian Dollars)

	US Gold	Nevada Pacific	Coral Gold

Comparable Transactions	$3.39	$1.47	$5.16
Range of Values per share, respectively	$2.54 to $4.24	$1.10 to $1.83	$3.87 to $6.45

1  In particular, Appendix 3G — Valuation Standards and Guidelines for Mineral Properties
2 All dollars in this report are Canadian dollars unless specifically stated as US dollars.

It should be noted that the foregoing formal valuations do not incorporate the additional value that the market attributes to the financial and promotional abilities of the principals of US Gold (in particular, Mr. Robert McEwen), as well as the possible leverage due to the substantial cash position held by US Gold (which enables that company to undertake a major exploration program on its own property, and those of other mineral exploration companies).

Other indicators of recent share ‘values’ (as opposed to comparable values as set out in the foregoing table) are the 2006 financings of each of US Gold, Nevada Pacific and Coral Gold, , which were equivalent to share prices of about $4.75, $0.55 and $3.00 respectively:

•	The Coral Gold financing did not have any warrants attached to it,

•	the Nevada Pacific private placement (only 200,000 units) consisted of a unit (issued at a price of $0.64) comprised of one common share and one warrant entitling the holder to purchase one common share at $0.80 (since the value of the warrant would have been almost $0.10 per share, the net price of a common share would have been around $0.55).

•	The US Gold financing consisted of a unit (issued at a price of US$4.50) comprised of one common share and one-half of a common stock purchase warrant (with each full warrant entitling the holder to purchase one share of common stock for US$10.00 for five years from the closing). Considering the value of the warrant and the US/Canadian dollar exchange rate, the indicated price of the financing was about Cdn$4.75 per common share.

Respectfully Submitted,

BRUCE MCKNIGHT MINERALS ADVISOR SERVICES

PER:	/s/ Bruce McKnight

Bruce McKnight, P.Eng, MBA, FCIM

ROSS GLANVILLE AND ASSOCIATES LTD.

PER:	/s/ Ross Glanville

Ross Glanville, P.Eng., MBA, B.A.Sc.

2.0	INTRODUCTION

Glanville and McKnight have been retained to prepare a Formal Valuation of the assets of Nevada Pacific Gold Ltd. (“Nevada Pacific”), Coral Gold Resources Ltd. (“Coral Gold”) and US Gold Corporation (“US Gold”) for the purposes of assisting the Boards of Directors of Nevada Pacific and Coral Gold in considering takeover offers by US Gold.

Nevada Pacific Gold Ltd. (“Nevada Pacific”) is a Vancouver-based, exploration company whose shares trade on the TSX Venture Exchange (“TSX-V”). For several years Nevada Pacific has been focused on the acquisition and advancement of attractive gold exploration properties situated in the western United States. It has acquired more than 75 square miles of significant mineral rights in the Cortez (Battle Mountain — Eureka) and Carlin Trends of north-central Nevada. Approximately two and one half years ago Nevada Pacific purchased the Magistral Gold Mine in Sinaloa State, Mexico. More recently it has acquired almost 900 square miles of exploration concessions including those surrounding the Magistral Mine and several other exploration properties in Mexico.

Coral Gold Resources Ltd. (“Coral Gold”) is also a Vancouver-based gold exploration company whose shares trade on the TSX-V. Its principal business activities are the exploration and development of mineral properties comprised of claims located in Nevada. Coral Gold’s exploration activities have been focused on a portfolio of claim blocks along the Battle Mountain — Eureka (Cortez) Trend in north-central Nevada. The Coral Gold properties are situated in the active Crescent Valley region, which is also the site of the nearby large Cortez (Pipeline) gold mine.

US Gold Corporation (“US Gold”) is a well-financed, Colorado-based, exploration company listed on the US NASDAQ OTC Bulletin Board Exchange, and more recently the TSXV. Its primary business is the acquisition and development of a dominant land position in the emerging Cortez Trend gold belt of north-central Nevada.

Offer To Purchase: On March 5, 2006, US Gold Corp., whose Chairman, Robert (“Rob”) McEwen, already had large share positions in Nevada Pacific (with just over 18% of the then issued shares) and in Coral Gold (with about 19% of the then issued shares), announced its intention to make an offer to acquire all of the issued and outstanding shares of Nevada Pacific in exchange for 0.23 shares of US Gold, and all of the issued and outstanding shares of Coral Gold in exchange for 0.63 shares of US Gold. At the same time, US Gold stated that it intended to make offers to acquire all of the shares of two other junior exploration companies ((White Knight Resources Ltd. (“White Knight”) and Tone Resources Ltd. (“Tone Resources”)), which are exploring properties contiguous to those of US Gold in the Cortez Trend. US Gold intends to make an offer to acquire all of the outstanding shares of White Knight by issuing 0.35 of a share of US Gold for each outstanding common share of White Knight, and intends to make an offer to acquire all of the outstanding shares of Tone Resources by issuing 0.26 of a share of US Gold for each outstanding common share of Tone Resources.

The US Gold offers (or intentions to make offers) to all four companies are with respect to the target companies’ issued and outstanding common shares only, not with respect to options, warrants or other securities that may entitle the holders to acquire common shares of the target companies. Any holders of such securities who wish to accept the US Gold offers must exercise those securities and deposit the resulting shares in accordance with the provisions of the US Gold offers. US Gold has stated that it may, subsequent to completion of the proposed transactions, implement further transactions to provide for holders of exchangeable securities in the target companies to receive new securities with entitlements to acquire common shares in a new company formed by US Gold.

The Boards of Directors of Nevada Pacific and Coral Gold commissioned an independent opinion of the values (the “Formal Valuation”) of each of US Gold, Nevada Pacific and Coral Gold because of the non arms-length nature of the proposal. Depending on the exact nature of the transaction, the Formal Valuation will likely be required by securities commissions and other regulators. Accordingly, the Special Committees of the Boards of Directors of Nevada Pacific and Coral Gold retained (in May 2006) McKnight and Glanville to prepare and deliver to the Boards of Directors of Nevada Pacific and Coral Gold an opinion as to the value of each of the companies — the Formal Valuation.

McKnight and Glanville delivered their Opinion of Value on June 9, 2006. However it is understood that since June, 2006, the companies have had some discussions but have reached no decisions on the US Gold proposal. All three companies have continued to conduct their exploration programs and one of the companies (Nevada Pacific) has had a Technical Report completed on one of its projects which updates the reserve and resource estimates. Since June 2006, the world metal prices and stock market prices for the respective companies have all changed, and, consequently, the original Opinion of Value provided by McKnight and Glanville needed to be revised and updated.

Accordingly, the Special Committees of the Boards of Directors of each of Nevada Pacific and Coral Gold have commissioned McKnight and Glanville to prepare an updated Opinion in respect of the value of each of Nevada Pacific, Coral Gold and US Gold.

3.0	CREDENTIALS

Bruce McKnight has a B.A.Sc. in Geological Engineering from the University of B.C., an M.Sc. in Engineering Geoscience from the University of California, Berkeley, a Mineral Economics Diploma from McGill University and an MBA from Simon Fraser University. He is a Member of the Association of Professional Engineers and Geoscientists of British Columbia (P.Eng.) and a Fellow of the Canadian Institute of Mining and Metallurgy (FCIM). McKnight is a former Executive Director of the B.C. and Yukon Chamber of Mines (now renamed Association for Mineral Exploration B.C.) and a former Corporate Vice-President of Westmin Resources Limited. He has over 30 years of senior-level, international and domestic, mining industry experience, and has been an active participant in the exploration, valuation, financing and development of several mines in British Columbia and elsewhere. In addition, he has acted as a consultant to mining and brokerage firms, as well as to mining associations and First Nations and as an “expert witness” to law firms.

Ross Glanville (the President of Ross Glanville and Associates), B.A.Sc. (Mining Engineering), MBA, P.Eng., has over 35 years of mining and exploration experience in many countries, and has been involved in the exploration, discovery, financing, development, and production of a number of mines. He was formerly President of Giant Bay Resources Ltd. and Vice President of Wright Engineers Ltd., and has been a director of a number of exploration and mining companies. Over the past twenty-five years, Glanville has specialized in valuations of public and private companies and mineral exploration and development properties, as well as providing valuations, fairness opinions and litigation support (such as serving as an expert witness in court cases involving valuation disputes) related to financial and technical issues. He has prepared over five hundred valuations and/or fairness opinions; and has written several articles, and given many presentations, related to the valuation of exploration and mining companies.

4.0	INDEPENDENCE

McKnight and Glanville confirm that they are free from current and/or potential conflicts of interest in preparing this Opinion of Value. They have no direct or indirect, past or current interests in Nevada Pacific, Coral Gold or US Gold or their properties or securities, nor do they expect to acquire or receive such interests, securities or benefits in future, other than the acceptance of normal professional services fees from US Gold for the preparation of this Formal Valuation3.

5.0	SCOPE OF THIS REPORT

In performing the valuation of the companies involved in these proposed transactions, McKnight and Glanville were given access to the documents describing the proposed terms of acquisition of Nevada Pacific and Coral Gold by US Gold, geological reports describing the key mineral property holdings of all three companies, and other financial and technical data. They also examined the websites of Nevada Pacific, Coral Gold and US Gold, and reviewed several dozen SEDAR filings of Nevada Pacific, Coral Gold and US Gold, including press releases, technical reports, audited annual financial reports, Management Discussions and Analyses (MD&A’s), Annual Reports, interim financial statements and MD&A’s for the most recent periods. They also had discussions with some of the directors and officers of Nevada Pacific, Coral Gold, and some of their consultants, as well as with officials of US Gold.

3 Although US Gold is paying for the valuation report, McKnight and Glanville were retained by Nevada Pacific and Coral Gold to prepare the respective valuations.

6.0	KEY ASSUMPTIONS AND LIMITATIONS

In arriving at their opinion of values, McKnight and Glanville have relied on the material completeness and accuracy of the information, data and reports (provided to them by the three companies and their consultants) describing the companies’ interests and their holdings; accordingly McKnight’s and Glanville’s opinion is conditional upon the foregoing. McKnight and Glanville conducted such investigations, research and analyses as they deemed necessary and appropriate to the circumstances. McKnight’s and Glanville’s opinion is provided within the context of general business and market conditions prevailing at the time of their opinion and on the overall financial and business prospects for Nevada Pacific, Coral Gold, and US Gold.

Some of the gold properties of Nevada Pacific, Coral Gold and US Gold have historic resources reported for them which use categories and methods which are not compliant with the provisions of National Instrument (“NI”) 43-10, although they are considered to be reliable and relevant. For this reason, any historic resources are reported as exploration information only. All reference to dollars ($) in this report are Canadian dollars unless specified as US dollars.

McKnight’s and Glanville’s Formal Valuation opinion must be considered as a whole. Extracting or considering only portions of the full Formal Valuation may lead to incorrect or misleading conclusions for which McKnight and Glanville take no responsibility. This Formal Valuation should not be construed as a recommendation for outside investors to purchase or sell securities of Nevada Pacific, Coral Gold, or US Gold, nor for shareholders of any of the companies to purchase or sell shares or to vote in favour of or against the proposed takeovers if they are presented for voting.

7.0	OVERVIEW OF THE CORTEZ TREND

Key property holdings of all three companies are located within the “Cortez Trend” of north-central Nevada, one of several major belts of gold mines and gold exploration properties under active review and assessment. The Cortez Trend is located within the Western USA Basin and Range physiographic district, which extends from southern Oregon, through Nevada to Arizona and West Texas. It is a vast area of horst and graben fault structures, with alternating north-south trending faulted mountains (ranges) separated by flat, sediment-filled valleys (basins). Most of the key properties of the three companies are located within the emerging Cortez (or Battle Mountain-Eureka) Trend, a belt of gold mines and deposits in north-central Nevada. This trend is considered closely analogous to the nearby and parallel Carlin trend, which is known to host a large number of economically attractive, sediment-hosted gold deposits. Both trends are dominated by Paleozoic-aged, often carbonate-rich, sedimentary rock hosted deposits, but also contain younger (Tertiary-aged), volcanic-hosted deposits. The deeper, sediment-hosted deposits which characterize the Carlin type are associated with structural and stratigraphic controls related to anticlinal features or domes (windows) and tectonic, fault-bounded “plates”, with the “lower-plate” carbonate-rich rocks exposed beneath the “upper-plate” volcanic rocks.

7.1  Cortez Trend Analogies with the Carlin Trend

The Carlin Trend, a northwest trending group of major gold deposits, which was discovered in the 1960’s, prior to the general recognition of the Battle Mountain-Eureka (Cortez) Trend, has a surface area of close to 200 square miles and has hosted deposits with nearly 200 million ounces of gold in reserves, resources and past production — roughly one million ounces per square mile. The gold is contained in six major deposits (Betze, Post, Meikle, Carlin, Gold Quarry, and Midas) and dozens of smaller deposits (and there will probably be additional discoveries).

The deposits have many common features such as:

•	sediment-hosted, microscopic gold,

•	relationship to deep faults and intrusions,

•	low silver to gold ratio and

•	“Carlin geochemistry” (mercury, antimony, arsenic, thallium).

The growing list of major deposits in the Cortez Trend (Pipeline, Crossroads, Cortez Hills and Pediment) and many smaller ones share many of the Carlin characteristics, but much less exploration has been completed

The Carlin Trend deposits, if owned by non-producing exploration companies, would probably be valued by the market at more that US $100 per ounce of in situ gold — according to the BMO Nesbitt Burns February 2006 Gold Book compilation of market capitalizations for exploration stage companies holding gold resources. This would imply an average exploration value of about US $100 million per square mile ($100 per ounce multiplied by one million ounces per square mile) of the Carlin Trend belt (note that this is based on the already discovered ounces, and so the value of raw exploration acreage would be only a fraction of this due to the market’s assessment of the probability of discovering those ounces). If the probability of delineating such resources is 1%, for example, the implied value per square mile would be about US$1.0 million. In fact, the foregoing US$1.0 million per square mile appears to be supported by a number of transactions in the Cortez and Carlin trends.

The Cortez Trend is less explored than Carlin, but already has close to 60 million ounces of gold identified in reserves, resources and past production. Based on the strong geological, geophysical and geochemical similarities with Carlin, and the discovery success rate to date, there is reason to expect that the Cortez Trend could be just as prolific as the Carlin.

8.0	DESCRIPTIONS OF THE COMPANIES AND PROPERTIES

9.0	NEVADA PACIFIC GOLD LTD.

9.1  Overview

Nevada Pacific Gold Ltd. (“Nevada Pacific”) is listed for trading on the TSXV, with the trading symbol being “NPG”. Prior to the announcement of the proposed acquisition of the shares of Nevada Pacific by US Gold, Nevada Pacific shares closed at $1.20 (March 3, 2006), compared with an average closing price for February 2006 of $0.92 per share. The share prices increased in March and April to closing prices averaging $1.65 and $1.94 respectively. Since then, the share prices have gradually drifted lower from a closing price of $1.55 in May to a closing price on October 27, 2006 of $1.03 per share. The working capital of Nevada Pacific as at September 30, 2006, was $4.5 million, or approximately US $4.0 million. Based on subsequent financings, option and warrant exercises, and the assumed exercise of all of the in-the-money options and warrants outstanding at October 12, 2006, additional cash of $8.6 million would be received, so after allowing for ongoing expenses, the present fully-diluted working capital position would be approximately $13.0 million (US $11.5 million).

On a fully diluted basis, Robert McEwen would (personally) own approximately 29% of the Nevada Pacific shares (25 million shares divided by a fully-diluted share total of 85,710,170). Mr. McEwen is Chairman and CEO of US Gold Corp., and was the founder and former Chairman and CEO of Goldcorp Inc. He was also a Director of Nevada Pacific from December 22, 2005 to May 18, 2006.

Nevada Pacific’s main assets consist of its mineral properties in the U.S.A. and Mexico. In Mexico, the Company owns an exploration property portfolio covering almost 900 square miles of mineral rights, including and surrounding the Magistral Gold Mine, in Sinaloa State, which it purchased approximately two and one half years ago. In the US, Nevada Pacific’s property portfolio covers extensive areas of mineral rights in Nevada, including several properties in the Battle Mountain-Eureka (Cortez) and Carlin Trends, two major areas for gold exploration and mining.

Nevada Pacific holds nine mineral properties totaling approximately 80 square miles in Nevada. Five projects are in the Battle Mountain — Eureka (Cortez) Trend, two are in the Carlin Trend or on its southeastern extension, and the remaining two are elsewhere in the state. Nevada Pacific is in the process of drilling five of its Nevada properties in 2006.

FIGURE 1. LOCATION OF NEVADA PACIFIC GOLD PROPERTIES
Battle Mountain-Eureka (Cortez) and Carlin Mineral Trends

9.2	Battle Mountain-Eureka (Cortez) Trend Properties

9.2.1  Cornerstone (includes Freestone)

The 4.8 square mile Cornerstone Property consists of 158 claims in five separate claim blocks, and lies 12 miles southeast of the 10+ million ounce Cortez Hills/Pediment Deposit (Barrick 60% — Kennecott 40%). The property lies in the southern portion of the Battle Mountain-Eureka (Cortez) Gold Trend, and part of its strategic value lies in its proximity to the 1.4 million ounce Tonkin Springs gold property (including the Rooster deposit) owned by US Gold.

The Rooster Deposit at Tonkin Springs (which lies within 1,000 feet of the Cornerstone property boundary) is estimated to contain 650,000 ounces of gold (oxide and sulphide) as set out in a report, compliant with NI-43-110, published by Micon International Limited, mineral industry consultants.

In addition to the proximity to Rooster (the Cornerstone property is surrounded by the Tonkin Springs claim block), a substantial part of the importance of the Cornerstone property is based on a new interpretation of the geology. Some of the rocks exposed at the surface have tentatively been assigned (by age-date relationships and lithology) to the Horse Canyon Formation, which is one of the ore hosts for the mineralization at Cortez Hills. The mineralization, in the trenches and drilling, is hosted in intensely altered and brecciated, cherty to silicified, siltstones (and locally limestones and shales) with the high-grade mineralization being controlled by north/south, northwest, and northeast trending silicified structures. Age dating has shown that Lower Plate rocks are exposed in the Cornerstone/Tonkin Springs area, and further studies are on-going to better define the aerial extent of these lower plate units which are host rocks elsewhere for significant gold deposits such as Cortez.

Mineralization has been exposed in four mineralized zones named Flag, CSZ, TR and BuTR, which are in close proximity to each other and close to the Rooster deposit to the southwest. The CSZ Zone, situated 2500 ft. north of the US Gold boundary, has the following significant trench intercepts:

•	Trench #1: 180 linear feet of 0.041 ounces gold per ton, including 30 feet of 0.204 ounces per ton

•	Trench #6: located 200 feet south of Trench #1, contains 205 feet of 0.012 ounce per ton gold, including 75 feet of 0.021 ounces per ton gold, along with anomalous trace element geochemistry.

Drilling and trenching in the CSZ Zone has shown the presence of three potentially stacked mineralized zones, two of which have been cut by trenching and the third intersected in drilling. This stacking theory will be tested by drilling in 2006. The increase in Carlin-style trace geochemistry in the bottom of the drill holes is encouraging, and deeper drilling is targeted for this area.

Nevada Pacific’s current program consists of 10,000 feet of drilling, with 20 holes totaling 3,810 feet completed to date. While the company has only obtained relatively low grade drill results from this year’s program, it is encouraged by proximity to the Rooster deposit, the trace element geochemistry and presence of “Lower Plate” rocks.

9.2.2	Keystone

Nevada Pacific acquired the Keystone project in Nevada through staking and the purchase of two patented claims in 1999, and expanded the property in 2002 through the staking of 109 unpatented mining claims. Total holdings consist of 371 unpatented mining claims, for an approximate area of 11.6 square miles. The property is in close proximity to the Tonkin Springs Project of US Gold.

The Keystone property includes base- and precious-metal mineralization that occurs along the edge of the Keystone Window in both upper and lower plate rock, near the northern contact of a 33.4 million-year-old granodiorite stock. On September 7, 2004, the Company signed a binding letter agreement with Placer Dome (now Barrick) whereby Placer Dome had the right to earn a 60% interest in the Keystone project by spending US $5,000,000 on exploration over a five-year period. Placer Dome could earn an additional 15% interest by completing a feasibility study. As of September 7, 2005, Placer Dome had met its first year expenditure requirement by spending US $511,439. Placer Dome obtained the permit for 20 drill holes in the northwestern portion of the property. Drilling began in December, and subsequently resulted in the completion of 3,254 feet in seven holes, thus taking Placer Dome to well in excess of US $511,439 on exploration. Disseminated sulphides and semi-massive to massive sulphides were encountered in all seven drill holes. Zone widths varied from five feet to seventy feet, the latter being mostly disseminated zones. Garnet skarn zones, that contained mineralization on surface, also exhibited mineralization at depth.

Early in 2006, following the acquisition of Placer Dome by Barrick, the property was returned in good standing to Nevada Pacific. Although no currently economic zones were delineated from drilling, trace element values encountered are of interest, and Nevada Pacific intends to review the data that was generated by Placer/Barrick in 2005, and retain the property for future exploration. Expenditures by Nevada Pacific for the year ended June 30, 2006 have totaled $341,000. The company is planning additional drilling later in 2006.

9.2.3	Valmy (Antler)

This property includes 94 claims (2.9 square miles) in the Battle Mountain District, and lies adjacent to Newmont’s Lone Tree Mine and Glamis Gold’s Marigold Mine, and is thought to have potential for open-pit gold deposits similar to those in the district. There are no historic mine workings. Although there is no outcrop (due to alluvial fill), drilling has established the presence of the favourable Antler Formation, which hosts the Lone Tree and Marigold gold deposits.

Gravity geophysics in the past has provided encouragement, and Nevada Pacific has a budget of US $104,645 for Valmy for 2006, to include soil samples, soil-gas surveys, and 2000 feet of reverse circulation (RC) drilling.

9.2.4	BMX

During 2002, Nevada Pacific acquired mineral rights to the Battle Mountain (BMX) project. The project was staked, through the location of unpatented Federal lode mining claims, and is 100% owned by the Company. The property includes 531 unpatented claims (approximately 16.3 square miles). The exploration model is for copper-gold skarn deposits (comparable to the Copper Basin deposit) or structurally controlled disseminated gold deposits (comparable to those of the Marigold and Lone Tree mines).

The Bluebird gold property lies within the area of interest of the Company’s BMX project, and was included within the Placer Dome option and joint venture agreement. In 2003, Nevada Pacific signed a 10-year mining lease agreement (with exploration rights) with the owner of the Bluebird property. The lease is renewable in 5-year increments, with the owner retaining a 3% net smelter return. The property is located at the northern end of the Battle Mountain Trend, Lander County, Nevada, and consists of 10 unpatented mining claims. The Company can purchase 1.5% of the net smelter return royalty at any time for US $500,000 per percentage point. Advanced royalties are payable to the owners at the rate of US $10,000 per year for the first nine years and US $25,000 annually for subsequent years.

On November 27, 2002, Nevada Pacific signed a binding letter of agreement with Placer Dome whereby Placer Dome had the right to earn a 60% interest in the BMX project by paying Nevada Pacific US $200,000 on signing and expending US $4.0 million on exploration on the project over a five-year period. Placer Dome could earn an additional 10% interest by carrying the Company’s interest through a feasibility study. On October 21, 2005, Placer Dome gave notice of termination of the agreement, and Nevada Pacific now holds a 100% interest in the project.

The Bluebird project area hosts a set of gold veins and shears. Historical drilling in the Bluebird area resulted in the following:

•	the northern-most drill hole (DEW98-07) intersected 10 feet of 0.135 ounces per ton gold from 25 to 35 feet, and the southern-most drill hole (DDH-1), located 5,000 feet south of DEW98-07, intersected 3.5 feet of 0.767 ounces per ton gold, 32.5 opt silver, 0.83% lead and 0.55% zinc from 910 to 913.5 feet.

•	Three other holes also reported significant mineralization as follows: 50 feet of 0.147 ounces per ton gold; 50 feet of 0.058 ounces per ton gold; and 10 feet of 0.057 ounce per ton gold and 3.35 ounces per ton silver.

•	Both open pit and underground potential exists in the project area, with several gold targets similar to features of nearby mines such as Trenton Canyon.

Copper values have been intercepted in past drilling in the Elder Creek porphyry, with an intercept in DH 98-13 of 115 ft averaging 0.20% copper. During the six months ended December 31, 2005, Nevada Pacific spent US $70,407 on the BMX property, primarily on land holding costs for areas not included in the exploration agreement with Placer Dome. For the year ended June 30, 2006, the company incurred expenditures of $209,744 on the property.

The Phase II exploration program consists of 10,000 feet of drilling, of which eight holes totaling 3,410 feet have been completed to date, with all gold intersections less than 0.07 ounces per ton. Nevada Pacific is encouraged by the widths of gold/arsenic/antimony/silver mineralization, which are thought to be related to a major north-south structure which may be comparable to the nearby Lone Tree deposit.

Timber Creek

The Timber Creek property, consisting of 302 unpatented claims, is owned 100% by Nevada Pacific. It covers eight square miles on the northern end of the Battle Mountain-Eureka (Cortez) Trend. Existing mines and gold deposits within seven miles of the property have produced or have resources totaling over 26 million ounces of gold. For the year ended June 30, 2006, Nevada Pacific has expended $476,086 on the property.

The Timber Creek area shows a complex history of Paleozoic deposition and possible Jurassic folding and faulting, and Cretaceous and Tertiary or Quaternary normal faulting. All these events have played a role in the development and distribution of mineral deposits in the Timber Creek area and throughout the Battle Mountain mining district.

Past work has included geochemical and geophysical surveys, and drilling of 14 holes by Newmont in the late 1990’s. Twelve of these holes intersected anomalous gold — up to 20 feet of 0.06 ounces per ton gold. The targets are similar to those found at Newmont’s Lone Tree mine and Glamis Gold’s Marigold mine.

The 2006 drilling program by Nevada Pacific was designed to test for structurally controlled Carlin-style mineralization similar to that of the Lone Tree and Marigold Gold Mines, and/or copper-gold skarn mineralization similar to that of the nearby Fortitude and Nike/Converse deposits. The drilling program was completed in June, with 23 holes drilled totaling 11,260 feet. Assay results to date included low levels of gold under pediment cover and two holes of significant zinc and copper which may be related to a nearby copper/molybdenum porphyry exposed in surface trenches.

9.3	Carlin Trend Properties

9.3.1	Limousine Butte

The 972 unpatented claim (30 square mile) Limousine Butte exploration project, staked by Nevada Pacific in 1997, was one of Nevada Pacific’s listing properties. It hosts a “district-sized” corridor of gold mineralization and hydrothermal alteration. The project is located 45 miles southeast of Newmont’s Rain Mine (the most southerly of the Carlin Trend mines) and 20 miles east of Placer Dome’s Alligator Ridge Mine in White Pine County, Nevada.

In June 1999, Nevada Pacific and Newmont completed a joint venture agreement covering Limousine Butte, and proceeded with several years of exploration. In 2002, Newmont completed seven reverse circulation holes (totaling 4,035 feet, on the southern end of the project) that tested four distinct geochemical anomalies as defined by detailed stream sediment samples, mapping, and rock chip sampling. The gold targets are located approximately 5-8 miles south of the previously identified “discovery” areas drilled during earlier exploration campaigns of the joint venture. In 2002, Newmont sold its interest in the properties to Nevada Pacific for a sliding scale royalty (1.5% to 2.5%) on future gold production. On September 7, 2004, the Company signed a binding letter agreement with Placer Dome (now Barrick Resources), whereby Placer Dome had the right to earn a 60% interest in the Limousine Butte project by spending US $4,000,000 on exploration over a five-year period. Placer Dome had the option to earn an additional 15% interest by completing a feasibility study. As of September 7, 2005, Placer Dome had met its first year expenditure requirement by spending US $512,746 (and had paid land holding costs of US $105,466). During the six months ended December 31, 2005, property wide exploration continued with additional mapping and sampling, and Placer Dome completed a total of 2,700 feet of drilling in six holes in the Resurrection Ridge area. Early in 2006, following the acquisition of Placer Dome by Barrick, the property was returned in good standing to Nevada Pacific, which is reviewing the data generated. Previous work by Newmont established a “Mineral Inventory” of about 620,000 ounces (at an average grade of about 0.015 ounces of gold per ton) — this estimate is non-compliant with NI 43-101 but is roughly comparable with “Inferred Mineral Resources”. Note that the term “Mineral Inventory” is that used by Newmont; this term is no longer acceptable in Canadian jurisdictions, and the estimates do not comply with NI 43-101 and should not be relied upon.

Exploration at Limousine Butte has identified a corridor of alteration and mineralization over nine miles in length. Numerous gold-bearing hydrothermal cells have developed along this corridor, where major structural intersections occur in favorable host rocks. Multiple near-surface gold deposits have now been identified within the corridor. Each of the gold zones has the potential to increase in size with further drilling.

A number of very interesting gold intercepts include:

•	20 feet @ 0.309 ounces Au per ton

•	60 feet @ 0.249 ounces Au per ton

•	195 feet @ 0.05 ounces Au per ton

•	701 feet @0.019 ounces Au per ton.

In addition, another previous owner (Bear Creek Mining, a Kennecott subsidiary) established a porphyry copper resource at depth in the southwest part of the claims, with an historic resource (non compliant with NI 43-101) of 60 million tons averaging 0.60% copper, below a 1500 to 2500 foot-thick slide block.

9.3.2	South Carlin

This two-square-mile project (72 unpatented mining claims) is located on the Carlin Trend between the Gold Quarry Mine (20 million ounces) and the Rain Mine (6 million ounces) in Elko County, Nevada. Nevada Pacific’s principal interest in the South Carlin project is the Woodruff Creek property. In January 2001, the Company completed its acquisition of a 100% interest in the property from Kennecott by incurring over US $500,000 in exploration expenditures over a four-year period and by paying US $50,000 to Kennecott, which retains an uncapped 1% net smelter return royalty on the project.

Some of the past drilling demonstrated deep exploration potential: Hole SC-99-02 encountered a 750-foot zone of hydrothermal alteration from 1,930 to 2,680 feet. The upper 200 feet of the zone contained moderate/intense clay alteration with anomalous gold and pathfinder elements: barium greater than 4%; mercury up to 5 ppm; and arsenic up to 850 ppm. The middle portion of the zone contained altered black mudstones including calcite-illite-iron-dolomite-pyrite-barite matrix breccia and crackle breccia. At the bottom of the hydrothermal zone, drilling encountered a significant 178-foot thick section of calcareous sedimentary rock containing multiple breccias, shearing, clay gouge, abundant disseminations of sulphides (up to 20%), as well as anomalous gold and pathfinder elements.

9.4	OTHER US PROPERTIES

9.4.1	Buffalo Canyon, Nevada

The Buffalo Canyon Project is a 1.5 square mile property, 100% owned by Nevada Pacific, located on the west flank of the Shoshone Range in Nye County, Nevada, approximately 30 miles south of Austin, 5 miles from the Round Mountain mine, and well to the southwest of the Battle Mountain (Cortez) trend.

In 2005, Nevada Pacific completed a 10,520 foot reverse circulation drilling program budgeted at US $250,000. The drill program was designed to further define the potential for this project as a possible bulk tonnage open pit, heap leach, operation. Twenty-three drill holes were drilled, with depths ranging from 215 to 525 feet. The drilling program was designed to test the southern portion of a 1,600 foot by 2,600 foot, open-ended (greater than 50 ppb) gold soil anomaly located over the project area. Drilling shows that the southern portion of this soil anomaly contains a significantly large zone of low-grade gold mineralization. Thicknesses of up to 500 feet, containing 0.012 ounces per ton, occur over an area measuring approximately 300 feet by 500 feet. Drill road sampling in this area has returned gold numbers up to 0.021 ounces per ton over 160 linear feet. Preliminary evaluation of the surface sampling and drilling results, along with additional reconnaissance geology and geophysics, indicates that the project area may lie above a potential porphyry gold/copper system. There has been no recent work on this property.

9.4.2	Clover Valley, Nevada

Nevada Pacific acquired the Clover Valley Gold Project through the location of 54 unpatented Federal lode mining claims (1080 acres). The property is located along the western edge of the Spruce Mountain mining district, approximately 35 miles south of Wells, Elko County, Nevada. Several mines operated in the Spruce Mountain base metal mining district from approximately 1869 to 1930, producing 825 ounces of gold, 21.6 million pounds of lead, 3.2 million pounds of zinc, 1.04 million ounces of silver and 779,000 pounds of copper. During the mid 1980’s, both Gold Fields Mining Corporation and Santa Fe Gold conducted reconnaissance gold exploration in the district. Several drill holes intersected gold mineralization, with an intercept of 80 feet grading 0.076 ounces gold per ton, and an adjacent hole intersecting 40 feet of 0.037 ounces gold per ton. Work done by Nevada Pacific has included data compilation, geological mapping, rock chip sampling and a six-hole drill test in which low level gold values were intersected.

The target area for gold mineralization at Clover Valley is in the lower portion of the Pilot Shale (together with related fault structures) that is a proven host at the multi-million ounce Alligator Ridge and Rain mines, situated approximately 50 miles to the southwest and west, respectively. The upper portion of the Pilot Shale is a thin-bedded, impermeable mudstone that may have acted as a barrier to upward moving mineralizing fluids, thus trapping gold bearing solutions within the lower portion of the Pilot Shale. No recent work has been done by Nevada Pacific on this property.

9.5	Bat Ridge, Utah

The Bat Ridge property, Nevada Pacific’s sole property in Utah, is located eleven miles northwest of Milford, in the Beaver Lake Mountains. The project consists of 161 unpatented claims and one State Lease (523 fee acres). Bat Ridge is a large Tertiary granodiorite intrusion which has resulted in widespread metamorphism and the introduction of base- and precious-metals. The area of interest hosts skarn-related copper, silver and gold mineralization. The pediment is bordered to the southwest and south by granodiorite outcrops, and the zone of potential mineralization is covered by what is interpreted to be upper plate rocks to the west.

Past work included mapping, a ground magnetic survey and three drill holes completed within the project area. The results of the historical exploration work indicated the presence of potentially significant copper, silver and gold content within the boundary of the unpatented claim block. A rock chip sampling program in 2004 focused on a one square mile area where a total of 92 samples were taken, defining an area of anomalous values 600 feet wide by 1,500 feet long that extends under pediment cover. Based on a newly completed airborne magnetometer survey, the trend of sediments appears to continue eastward, under pediment cover, for approximately 8,000 feet. Highlights of the program included 35 copper values ranging from 0.13% to 8.67%, 27 silver values ranging from 0.16 ounces per ton to 5.43 ounces per ton, and 11 gold values generally ranging from 0.010 ounces per ton to 0.074 ounces per ton (with one sample of 1.232 ounces per ton).

On March 9, 2005, an action was commenced by Western Utah Copper Company (“Western Utah”) against Nevada Pacific Gold (US), Inc. (“Nevada Pacific (US)”) in a district court of the State of Utah regarding the Bat Ridge property, alleging that Nevada Pacific (US) wrongfully located 36 (out of the 161) lode mining claims over certain existing unpatented placer claims held by Western Utah. Due to extremely high legal cost to defend the lawsuit, Nevada Pacific has elected to negotiate a settlement whereby it will be reimbursed for some costs, but title for those 36 claims in conflict will be transferred to Western Utah Copper. As a result, Nevada Pacific will retain 125 claims covering the key areas of interest.

Results from three historic rotary RC holes (completed on Bat Ridge in 1964) included 35 feet (from 10 to 45 feet) grading 0.11 ounces of gold per ton, 2.8 ounces of silver per ton, and 3.40% copper; 60 feet (from 0 to 60 feet) of 0.22 ounces of gold per ton, 1.77 ounces of silver per ton, and 2.85% copper; and 95 feet (from 5 to 100 feet) of 0.36 ounces of gold per ton, 1.66 ounces of silver per ton, and 2.35% copper. These intercepts are of interest for a skarn-hosted, bulk tonnage, copper-gold deposit. For 2006-2007, Nevada Pacific intends to complete rock and soil sampling and 10,000 feet of RC drilling, with an estimated cost of US $411,000.

9.6	MEXICAN PROPERTIES:

The initial Mexican properties were acquired in 2004 by the acquisition of all of the outstanding shares of Pangea Resources Inc., whereby Nevada Pacific acquired 100% of the Magistral Gold Mine and related assets in Mexico beneficially owned by Compania Minera Pangea S.A. de C.V. (“Minera Pangea” or “Pangea”), a wholly owned subsidiary of Pangea Resources Inc. The Mexican properties comprise the following:

1. The Magistral Mine property, Sinaloa State

2. The Rocio Trend property Sinaloa State (with areas of showings from North to South as set out below):

a. Shakira

b. Twin Domes

c. Cobre’ Lomas

d. El Encuentro

e. Revancha

f. Palmarito

3. El Tule Property, Nayarit State

For the year ended June 30, 2006, Nevada Pacific expended $1,162,029 in exploring its Mexican properties.

9.6.1	Magistral Mine

The Magistral Project consists of 9,704 hectares of land (37 square miles) located in Mocorito Municipality, Sinaloa State, of northwestern Mexico. The project is located approximately 100 kilometers by air northwest of the Sinaloa state capital city of Culiacan in the western foothills of the Sierra Madre Occidental mountain range. Nevada Pacific owns its interest in the Magistral property through its 100 percent ownership of Minera Pangea, which in turn owns the Magistral Gold Mine. Minera Pangea holds seven mining concessions and has an option to acquire an additional three concessions. The titles are granted under Mexican mining law and are issued by Secretaria de Economía Coordinación General de Minera, Direccion General de Minas (Direccion de Minas).

The Magistral Mine has a net smelter return royalty obligation to Repadre Capital Corporation (now owned by Iamgold Corporation) based upon the quantity of gold produced. For production up to 30,000 ounces, a 1.5% royalty is due. For production between 30,000 and 350,000 ounces, a royalty of 3.5% is required. Above 350,000 ounces the royalty drops to 1%. The amount of royalty paid is calculated by deducting US $2.83 per ounce of ’royalty gold’ produced, to account for transportation, security and refining costs. Under the purchase agreement, Nevada Pacific acquired Pangea for US $4,000,000 cash and 2,000,000 Nevada Pacific common shares with an estimated fair value of US $1.00 per share with a further US $3,000,000 note payable due on or before August 2, 2004. The Company incurred additional acquisition costs of US $370,699. As of December 31, 2005 the net cost of property acquisition, plant and equipment, less amortization, was US $13.3 million.

In January 2003, Pincock Allen & Holt (“PAH”) was retained by Pangea, at the time a Mexican subsidiary of Queenstake Resources Ltd. (“Queenstake”), to prepare a Technical Report compliant with the requirements of National Instrument 43-101 (NI 43-101). At the request of Nevada Pacific, PAH amended the technical report prepared previously for Pangea to reflect the change in ownership and to report the production up to the time of Nevada Pacific’s acquisition of the mine in February 2004.

The Sierra Madre Occidental Range, where the Magistral Project is situated, is a late Cretaceous to Tertiary age volcanic province that extends for hundreds of kilometers through northwestern Mexico. The volcanics rest upon a basement of Paleozoic and Mesozoic metamorphic rocks, with local Cretaceous age intrusive rocks. The overlying volcanic sequence has been grouped into lower and upper units based on the different styles of volcanism present. The Lower Volcanic Sequence is of late Cretaceous to early Tertiary age, and consists of up to 1,000 meters of tuffs, flows, and volcanic breccias of andesitic to dacitic composition. The Upper Volcanic Sequence is of middle Tertiary (Oligocene-Miocene) age, and consists of more than 1,000 meters of ash-flow and ash-fall tuffs, of rhyolitic to dacitic composition, that lie unconformably upon the Lower Volcanic Sequence.

Mineral deposits at Magistral, consisting of low sulphidation epithermal gold and silver mineralization, occur along three main structural trends, including the San Rafael, Samaniego Hill, and Sagrado Corazon-Central-Lupita trends. These structural trends consist of one or more individual structural zones of sheared and broken volcanic rock resulting from faulting of generally limited displacement. Individual structural zones are sub-parallel to one another locally, and may split into additional zones. The zones have locally been intruded by felsic dikes, and have been mineralized by gold-bearing solutions.

Pangea began exploring the Magistral project in early 1995, initially for Mogul Mining NL, and subsequently for Santa Cruz Gold Inc. From mid 1995 through early 1997, extensive drilling was conducted by Pangea/Santa Cruz Gold on the San Rafael and Samaniego Hill deposit areas, as well as locally extensive drilling on the Sagrado Corazon-Central-Lupita deposit area. In 1998, Santa Cruz conducted a limited amount of additional drilling for metallurgical samples, RC hole verification, in-fill purposes, and condemnation drilling of potential surface facility locations. In 1999, after a merger with Santa Cruz Gold, Queenstake conducted a further limited drilling program to step-out/in-fill drill in the Samaniego Hill deposit and to obtain pit-slope geotechnical data from both the San Rafael and Samaniego Hill deposits. Drilling up until early 2000 was used as the basis for the May 2000 Feasibility Study. Queenstake subsequently conducted a drilling campaign from late 2001 to early 2002 in the La Prieta Zone of the Samaniego Hill deposit to delineate extensions of the high grade La Prieta zone along strike and down dip. This drilling was used by PAH in a June 2002 resource and reserve update. Limited production was undertaken by Queenstake, from 2002, prior to acquisition by Nevada Pacific in 2004.

FIGURE 2 SKETCH OF THE MAGISTRAL MINE AREA

Until recently, there had not been an updated resource estimate prepared for Magistral since the PAH report in 2002. The June 2002 report by PAH report provided a measured and indicated resource estimate of 11,822,000 tonnes at a grade 1.62 grams gold per tonne gold, for a total of 616,000 contained gold ounces.

Since then there have been four years of production, by Queenstake in 2002 and 2003, and Nevada Pacific in 2004 and 2005. A total of 2,174,103 tons of ore were mined at an average grade of 1.587 grams of gold per ton, with total contained gold ounces of 111,000 (rounded). Based on this, the estimated remaining gold in the resource was estimated at approximately 505,000 ounces (616,000 less 111,000), less a few ounces which Nevada Pacific mined in July 2005 before shutting down the pit.

9.6.2	The 2006 Magistral Mineral Resource.

In 2006, PAH was again retained by Nevada Pacific to update the mineral resource and mineral reserve estimates, and prepare a NI 43-101 compliant technical report for the Magistral Project. In April 2006 PAH personnel again visited the Magistral project, which at the time was shutdown and in a care and maintenance status, although leaching of gold from the heaps continued. PAH was asked by Nevada Pacific to generate a new report which would include an update of the resource and reserve based on past production, new drilling, and the current operational status. Production from the mine was reported for informational purposes and the resource and reserve estimates were updated to reflect the actual production. PAH reviewed the production results, reconciliation with forecasts, and cost data for the mining operation and believed the information was credible and reliable for reserves reporting purposes and consistent with the requirements of NI 43-101 PAH updated the mineral resource models for San Rafael/Samaniego Hill, Sagrado Corazón, and the Central/Lupita based on additional drilling and geological data. As of May 2005, there were a total of 771 core and reverse circulation drill holes, totaling 85,677 meters, completed by Nevada Pacific and predecessors. PAH used industry standard practices, and a resource block model employing 5 by 5 meter blocks on 5 meter benches to estimate the resource. Geological zones were interpreted from cross sections and then projected onto the bench plans to allow a block model representation of the structural zones. Finally gold grade models were created from the composite data using an inverse distance weighting approach (constrained by structural zone boundaries). The resulting resource is summarized in the following table.

Magistral Gold Mine: Mineral Resource Summary (0.40 g/t Au cutoff grade)

	Measured		Indicated		Total		Cont’d
Area	Tonnes (000’s)	Au (g/t)	Tonnes (000’s)	Au (g/t)	Tonnes (000’s)	Au (g/t)	Oz Au

Samaniego/San Rafael	4,699	2.09	1,378	1.79	6,077	2.02	394,955
Sagrado Corazon	862	1.28	170	0.94	1,032	1.22	40,672
Luptia/Central	1,245	1.55	832	1.36	2,077	1.47	98,242
Tailings	118	1.89	—	—	118	1.89	7,174
Total	6,924	1.89	2,380	1.58	9,304	1.81	541,016

9.6.3  The 2006 Magistral Mineral Reserves Estimate

The mineral reserve estimate was updated for San Rafael/Samaniego Hill, Sagrado Corazón, and the Central/Lupita areas based on the updated resource block models completed by PAH in July 2006 and summarized in the above table. The pit economic analysis used Gemcom Software International’s Whittle version 3.4 software, and included such factors as costs, gold recovery, pit slope angles, and sensitivity to gold price. Costs used in cutoff grade calculations included Nevada Pacific’s most recent mine operation experience and factors such as individual zone recovery expectations (61 to 72%), as well as cyanide and lime consumption. These factors went into new pit designs and were used to prepare the reserve estimate contained in the following table.

Magistral Gold Mine: Mineral Reserve Summary (various Au cutoff grades)

	Internal Pit	Ore			Waste	Total	Strip
	Cutoff grade	Tonnes	Au	Cont’d	Tonnes	Tonnes	Ratio
Mine Area	Au (g/t)	(000’s)	(g/t)	Oz	(000’s)	(000’s)	(w:o)

Samaniego Hill
Proven		1,065	3.99	137,000
Probable		272	3.79	33,000
Subtotal	0.96	1,337	3.95	170,000	17,420	18,757	13.0
Samaniego H Tailings
Proven		88	1.99	6,000
Subtotal	0.80	88	1.99	6,000	2	90	0.03
Sagrado Corazon
Proven		385	2.06	25,000
Probable		59	1.47	3,000
Subtotal	0.82	444	1.98	28,000	1,039	1,438	2.3
Lupita
Proven		700	2.39	54,000
Probable		454	2.15	31,000
Subtotal	0.80	1154	2.29	85,000	6,031	7,185	5.2
Totals
Proven		2,238	3.08	222,000
Probable		785	2.67	67,000
All Categories	n/a	3,023	2.97	289,000	24,492	27,515	8.1

It should be noted that a significant amount of lower grade material below the reserve cutoff utilized is expected to be economic when mining resumes and will be placed on the leach pads, but for reserve reporting purposes this material has been excluded. This material is classified as sub-grade material and cannot be reported as reserves, but much of this material may be economic in the near term due to the large discrepancy between the $450 gold price (a 3-year rolling average) used for the study and the current average gold price close to $600 per ounce.

9.6.4  Surrounding Exploration Area

According to Pincock Allen Holt in 2002, “Additional resource potential exists in the La Prieta zone at Samaniego Hill with the structure open along strike and down dip with good thickness and high grade. Further potential exists in other structural zones in the project area that have had little or no drilling”. There are additional exploration targets in the area developed by Nevada Pacific.

9.6.5  Underground Mining Potential

In 2002 PAH reported that a mineral resource that might be potentially mineable underground was calculated for the La Prieta Zone of the Samaniego Hill deposit, and included all material contained in the geology/grade envelopes. At a 4.0 gram-per-tonne gold cutoff grade, the La Prieta indicted resource that was potentially mineable underground consisted of 462,000 tonnes averaging 8.47 grams per tonne gold, for a total of 125,800 contained ounces of gold. This resource estimate was not NI 43-101 compliant and was provided for exploration interest only. In the 2006 report PAH stated that they had done no further work on the Samaniego underground potential, but in their view, with the state of knowledge, gold prices and cost estimates, the underground resource would not be economic.

9.7	ROCIO TREND (Sinaloa, Mexico)

The Rocio property is a large concession staked around the Magistral mine to afford protection and to cover a number of mineralized areas. The property now comprises 168,000 hectares, or 649 square miles. In this area, Nevada Pacific has discovered a significant gold-silver and base metal camp or trend in the vicinity of, but west of the Magistral Gold Mine. The lithology of the trend is andesite volcanics, similar to those that host mineralization at the Magistral Mine, but includes areas of rhyolitic and dioritic intrusive bodies aligned along the regional northwest structural trend — as outlined by regional magnetics. The discoveries are the result of systematic grass roots exploration, and present attractive opportunities for Nevada Pacific.

Based on results received to date, the Company has initiated an aggressive exploration program consisting of additional surface mapping and sampling, soil geochemistry, and backhoe trenching with the intention of developing the following targets to a drilling stage.

The deposits or showings are briefly described, from North to South as shown in the following Sketch.

SKETCH OF MINERALIZED AREAS ON ROCIO TREND, MEXICO

9.7.1  Shakira Area

The Shakira area is located at the northern extent of the Rocio Trend (as shown above). Six rock chip samples collected show anomalous values of gold-silver-copper-lead-zinc, with values ranging from 0.04 to 0.44 grams per of gold per tonne, 5.5 to 135 grams of silver per tonne, 0.20 to 1.19% copper, 1.48 to 6.87% lead, and 0.15 to 1.49% zinc. The mineralization is interpreted to be striking east-west, with a shallow dip to the north. Further work is required to determine the size potential of the mineralized zone.

9.7.2  Twin Domes Area

This area is located near the village of Palo de Asta, where two small rhyolite intrusions outcrop. They are highly silicified and brecciated, with irregular limonite and hematite coatings along fractures. The area currently being explored is approximately 1,200 by 1,600 meters, where a soil sample grid has been completed, with results showing two parallel anomalies.

A recent program of trenching by Nevada Pacific consisted of 28 trenches in which 729 channel samples were cut. Most of the 680 samples showed detectable gold, with the best are shown in the following table:

	Width	Gold
Trench	(meters)	(g/tonne)

TD-5	18	1.83
INCL	6	3.98
TD-11	2	3.10
TD-12	28	1.62 (Cut	)
Incl	6	6.66
TD-20	2	1.89
and	6	4.60
incl	2	13.15
TD-26	6	4.46

9.7.3  Cobre Lomas Area

In the Cobre Lomas area, a broad area of calc-silicate skarn alteration has been mapped in float and limited outcrop exposures in small prospect pits. One such pit has returned a rock chip sample value of 0.605 grams per tonne gold, 231 grams per tonne silver, 2.21% copper, 22.6% lead, and 0.38% zinc, with additional prospect pit sample results pending. The lithology is andesitic volcanics, and the area correlates with a small magnetic high. Little outcrop is present over an area of 1,900 meters by 900 meters where a soil sample grid has been completed (158 samples). The survey showed three anomalies with copper, lead and zinc.

Six backhoe trenches were dug on the anomalies and of 59 samples obtained, the following are the more significant:

TRENCH RESULTS FROM COBRE LOMAS

	Width	Ag	Cu	Pb	Zn
Trench	(meters)	(g/tonne)	(%)	(%)	(%)

CLT 06-1	6	40.0	0.95	2.35	0.25
CLT 06-3	6	83.0	0.60	7.12	NA
incl	2	234	1.69	20.10	NA

A percussion drill program has been initiated to follow-up these results

9.7.4  Palmarito

Palmarito occurs at the southwest limit of the Rocio Trend, where mineralization is hosted within the brecciated contact of a rhyolite dome that was emplaced into an andesite volcanic package. Previous drilling has focused on approximately 500 meters of strike length of this contact, while an additional 700 meters of strike length remains untested. The property was previously mined from surface and underground workings up until the 1950’s. No production records are known to exist from this period, but evidence of mining activity can be found in the substantial old workings and tailings on the property. A historical resource estimation of about 30,000 contained ounces (not NI 43-101 compliant, and therefore should not be relied upon) was completed in 1996, based on previous work that included 74 RC drill holes totaling 4,484 meters.

Much of the area within the large mineral concession remains to be investigated, and the program of surface mapping and sampling, soil geochemistry, and backhoe trenching (with the intention of developing targets to a drilling stage) will continue. The large area held in a favourable geological environment provides Nevada Pacific with numerous gold and silver targets for drilling in 2006, and the showings are relatively new in an area which may represent an entire mining camp.

9.7.5  Revancha

The Revancha area is the southern-most mineralized zone identified within the claim package to date. A strong silver-lead-zinc soil anomaly has been defined on a north trend along a strike of 800 meters, with a width that varies from 200 to 400 meters. The anomaly is open along strike to the north and lies in an area of low relief that is partially cleared for agriculture with no evidence of historical mining. Abundant rock float of brecciated quartz vein material is present and rock samples of this material range from nil up to 8.2 kilograms per tonne silver.

According to reports provided by Nevada Pacific, 63 grab samples and 585 soil samples have been taken on a grid covering an area 1,500 meters north-south by 1,300 meters east-west. Grab sample values range from not detectable to 9.39 g/t gold and 513 g/t silver. The soil samples returned gold and silver values ranging from not detectable to 0.658 ppm gold and 19 ppm silver. The most significant sample result to date is from a float sample with a silver value of 8.2 kg/t (8,200 g/t).

Trenching in the area began in the spring of 2006, when 1,029 samples were collected in 29 trenches totaling 2,283 meters. The most significant intercept from recent trenching shows 20 meters of 158.3 g/t silver and 1.55% lead, including 6 meters of 474 g/t silver and 4.31% lead (which in turn includes 2 meters of 1,195 g/t silver and 6.86% lead). There was also one trench result which included 2 meters of 2.7 g/t gold.

At present, follow-up diamond drilling is ongoing and six holes have been completed. Results are not yet available.

9.8	El Tule (State of Nayarit)

The El Tule Gold Project (located about 150 kilometers north of Puerto Vallarta) consists of 130 square kilometers (50 square miles) of mineral holdings (acquired through claim staking and property purchase agreements), and is an important asset in the Company’s 2,300 square-kilometer (890 square-mile) Mexican project portfolio. Other claims in the area are also held by Nayarit Gold Inc. (TSXV, NYG) which is exploring the Orion, Magnifico and La Estrella concessions. An AIM company, Vane Holdings plc, is in production, shipping quartz vein mineralization with gold values to a mill in Cosala, to the south.

Located at low elevations, ranging from 50 to 150 meters above sea level, the El Tule project has excellent access via the Pan-American Highway that passes through the property. Prospecting in the area by Nevada Pacific began in the spring of 2004.

A trenching program by Nevada Pacific was designed to test the gold soil anomalies associated with high grade, low-angle, gold veins and low grade quartz stockworks peripheral to the veins. The better results are highlighted below:

Trench 1:	1.5 meters — 12.05 grams per tonne gold
and:	12.7 meters — 1.21 grams per tonne gold
Trench 2:	15.5 meters — 0.92 grams per tonne gold
and:	7 meters — 9.66 grams per tonne gold
Trench 4:	21 meters — 5.03 grams per tonne gold (open to the north and south)
Including:	3.0 meters — 12.52 grams per tonne gold
Including:	1.5 meters — 8.47 grams per tonne gold

The gold zones outlined are discrete vein and stockwork zones, except for the low grade zones in Trenches 1 and 2. The quartz vein and stockwork zones strike east-west, parallel to the soil geochemical anomaly, and are open on strike to the east and west, and in some cases to the north and south beyond the limits of the trenches.

A reverse circulation drill has been moved onto the site and a 1,500 to 2,000 meter drill program will be initiated, with the objective being to further define these zones and to establish a near surface resource.

10.0  CORAL GOLD RESOURCES LTD.

10.1  Summary

Coral Gold Resources Ltd. (“Coral Gold”) is listed for trading on the TSX Venture Exchange (“TSXV”), with the trading symbol being CGR. The shares of Coral Gold also trade on the OTC Bulletin Board and the Frankfurt exchange. Prior to the announcement of the proposed acquisition of the shares of Coral Gold by US Gold Corp., the Coral Gold shares closed at $3.25 (March 3, 2006), and the average closing price for February 2006 was $3.39 per share. At the present time, there are 6,812,460 issued common shares, with options and warrants totaling 799,650 and 405,634, respectively. Mr. Robert McEwen owns over 18% of the presently issued shares, and about 15% on a fully diluted base (Mr. McEwen is Chairman and CEO of U.S. Gold Corporation, and was the founder and former Chairman and CEO of Goldcorp Inc. The present working capital position of Coral Gold is just over $3 million. The closing price per share of Coral Gold on October 27, 2006 was $3.19.

Coral Gold’s main assets consist of its primary mineral properties, which all lie along Nevada’s Battle Mountain-Eureka (Cortez) trend in the Crescent Valley region, one of the major areas for gold exploration and mining. Coral Gold has various interests in 724 patented and unpatented lode mining claims located in the Bullion Mining District, Lander County, Nevada, subject to net smelter return royalties (“NSR’s”)4 on some of the claims5. Coral Gold’s group of properties is recorded under three separate claims groups — known as the Core Claims or Robertson6 Claims7 (100% owned, but subject to various NSR’s), the Carve-out (or “Excluded”) Claims (39% carried interest) and the Norma Sass/Ruf Claims (66.7% owned by Coral and 33.3% owned by Levon Resources). Agnico-Eagle Mines Ltd. (“Agnico-Eagle”) has the option to acquire the Norma Sass/Ruff (and the Lander Ranch and Blue Nugget properties, in which Levon has no interest), in return for granting a royalty to Coral Gold (of which one third would go to Levon — the one third owner of the Norma Sass and Ruf claims). The total area of all of the foregoing claims is almost 14,000 acres, or just under 15 square miles (however, the ’net beneficial interest of Coral Gold in the area’ is approximately 10 square miles due to the interests of third parties).

10.2	Coral Gold Mineral Properties

The following map shows Coral Gold’s significant mineral properties in relationship to various gold deposits and other company mineral property holdings in the Cortez Trend.

10.2.1  Robertson Property

10.2.1.1  Overview

Geologically, the Robertson Property consists of a series of relatively flat-lying, vertically-stacked thrust sheets that form part of the Roberts Mountain allochthon, which is composed of siliclastic rocks of Ordovician and Devonian age. Intruding the thick Paleozoic sequence is an elliptical-shaped, composite granodiorite stock of Eocene age. Most of the identified gold resources, including the Porphyry, Gold Pan and 39A Zones, lie along or near the northern (and eastern) contact of the composite stock. Mineralization at the Robertson Property is strongly controlled by a system of low and high-angle faults and related fracture zones. Although individual structures host ’potentially ore-grade’ gold, higher grades commonly occur where one or more structures intersect. The Roberston claims are located in the proximity of the Pipeline deposit.

4 The entire Coral Gold claims in Lander County are subject to a 3% NSR royalty, which is capped at US$1.25 million.
5 Coral Gold recently purchased 98.5% of the shares of Marcus Corporation, which held a 5% NSR (to a maximum payment of US$2.5 million) on 39 unpatented lode claims and two placer claims, which comprise a portion of the Robertson Property.
6 Also sometimes referred to as the Tenabo claims
7 Subject to net smelter return royalties (“NSR’s”) on some of the claims ranging from 2% to 8% (Coral Gold has the option to buy out the NSR’s for amounts ranging from US$50,000 to US$2 million). Note that the 3% NSR referred to above is in addition to these NSR royalties (all of which are capped).

The presently-delineated gold resources at the Robertson property occur in four zones: 39A/Gold Pan (together considered as one zone), Porphyry, Altenburg Hill, and the Distal Zone. Although the zones are close to each other (less than a mile apart), they have been drilled and evaluated in various degrees of intensity. Porphyry has seen the most closely spaced drilling (closer than 30 meters in most cases), and has undergone more metallurgical test work than the other zones. The 39A/Gold Pan has also been closely drilled, but has had much less metallurgical test work to date. Altenburg Hill is more widely drilled, and the Distal target has had the least drilling so far.

On April 25, 2006, Coral Gold received “An Update of the Geological Report on the Robertson Property” which was prepared by Robert McCusker. That report, which has been prepared according to the requirements of National Instrument 43-101 (CIM definitions) determined that the total measured and indicated resources amounted to 22.9 million tons grading 0.031 ounces of gold per ton (total contained gold of 699,000 ounces), while the inferred resources amounted to an additional 9.4 million tons grading 0.046 ounces of gold per ton (for an additional 434,000 ounces)8. Although a recently-completed Preliminary Assessment9 indicated that at a gold price of US$550 per ounce, the Robertson mineral resources were uneconomic as evaluated, the study noted that the economics were sensitive to operating and capital costs, metallurgical recovery, and the gold price10. However, it was recommended that “Once the proposed metallurgical studies are completed this year, the resource model should be updated and a number of processing and pit design alternatives could be examined (these may include using off-site processing facilities, producing a flotation concentrate from high-grade ore rather than the more costly conventional milling option, and employing four-stage crushing to produce −3 mesh to +10 mesh feed for conventional heap leaching of both low-grade oxide and sulphide ore to achieve higher gold recovery). The proposed pit slope stability studies may also allow the use of steeper pit walls.” Furthermore, it should be emphasized that the Robertson Property has the potential for expanding the identified gold resource base in three of the four mineralized zones, and for substantially expanding and up-grading the inferred mineral resources. Potential also exists for additional discoveries from a number of identified exploration targets, including the lower Triplet Gulch and Ruf claims, where a number of surface rock chip samples define a large and untested zone of anomalous gold, arsenic, and mercury. A significant exploration program is underway, with results to date set out in the following sections of this report.

Preliminary metallurgical testing has been completed on the 39A, Gold Pan, and Altenburg Hill resources. Detailed studies were completed on the Porphyry resources as part of the 1994 Amax feasibility study (Earlier studies carried out by Coral Gold in 1988 were aimed at evaluating the oxide resources in the ‘mined-out’ Gold Quartz and Gold Quartz West zones. These studies were performed by Kappes-Cassiday and Associates of Sparks, Nevada). The Amax metallurgical studies included preliminary bottle roll leach tests and column leach testing on about 60 composite samples, representing variable grade, oxidation state, and cyanide-soluble copper content. Results from the leach tests indicated that oxidation and cyanide-soluble copper content were the most important variables affecting operating costs. Heap leach recoveries were estimated by Amax to be “72% for oxide ore, 67% for mixed oxide ore, and 60% for sulphide ore”. Results from preliminary metallurgical testing carried out on behalf of Amax in 1996 on drill samples from the Gold Pan, Altenburg Hill and 39A Zone mineral resources indicated that most of the composite samples tested responded well to bulk sulphide flotation.

10.2.1.2  Exploration Program

Drilling on the Robertson Property began in late April 2006, with this program designed to expand the 39A/Gold Pan mineral resource and test a number of new targets. The start-up plan was to consist of 12 RC holes totaling approximately 11,300 feet — with depths ranging from 700 to 900 feet. An amendment to the drilling plan covered an additional 33 RC holes and 12 diamond core holes in order to focus on expanding known mineral resources and to provide samples for new metallurgical and geotechnical studies. The total footage, including the on-going program, is expected to be 40,000 feet of RC and 12,000 feet of core drilling. Of this total, six offset holes are planned in the emerging Distal Zone. Up to October 19, 2006, 33 holes had been drilled, for a total of about 30,000 feet.

According to Coral Gold news releases, the 2006 exploration and evaluation program will cost approximately $4 million. As part of the $2 million budgeted for exploration for the Lower Plate sequence at Robertson, Coral will

8 See the April 25, 2006, technical report (entitled “Update of the Geological Report on the Robertson Property”, prepared by Robert McCusker) for the cut-off grades utilized for each of the zones.
9 Preliminary Resource Evaluation for the Robertson Property, Lander County, Nevada, for Coral Gold Resources Ltd. by Barnes Engineering Services Inc., April 2006.
10 The study was based on recovering a total of 680,000 ounces from the combination of its 39A plus Gold Pan + Porphyry zones (with costs updated from the 1994 feasibility study).

carry out a detailed gravity survey over the western half of the Robertson property in order to define the subsurface geological framework and to locate areas where the upper plate of the Roberts Mountain thrust fault is thinnest. Drilling by the US Geological Survey less than 2,000 feet from the Robertson claim block intersected limestone in the lower plate of the thrust. In addition, a cluster of surface rock chip samples taken in this area returned anomalous gold values reaching up to 2.0 ppm, arsenic values over 5,000 ppm, and numerous samples with mercury values exceeding 2.0 ppm. The highest of these anomalous values occur along a series of NNW striking faults on the Robertson Property. The strike of these faults is similar to that of the nearby Pipeline fault, a major control of mineralization in the Pipeline/South Pipeline deposits. Work is also underway on developing the subsurface geological framework and refining drill targets for the alluvial-covered area of lower Triplet Gulch and the Ruf claims. Previous wide spaced drilling in the area has returned numerous attractive intersections which have not been followed up.

10.2.1.3  39A/Gold Pan Zone

During 2004 and 2005, as part of Coral Gold’s continuing program to increase the resources at Robertson and bring the categories (measured, indicated, and inferred) into NI 43-101 compliant status, three programs of drilling (a total of 23,370 feet over 32 holes) were carried out — mainly on the 39A/Gold Pan deposits. This drilling resulted in an expansion of the resource by increasing both the grade and size of the zone, mainly to the north and southeast. Results of Coral Gold drilling to the north returned 80 feet averaging 0.069 ounces of gold per ton, starting at 785 feet, and included 20 feet averaging 0.181 ounces of gold per ton from 785 feet (previous drilling in this area had suggested that the mineralization had stopped).

The 39A/Gold Pan deposit accounts for about 64% of the presently delineated total of the Robertson measured and indicated resource (450,000 ounces out of a total of 699,000 ounces), and about 44% of the presently delineated inferred resources (192,000 ounces out of a total of 434,000 ounces).

In May 2006, Coral Gold announced the results from four RC holes (CR 06-02 to CR 06-05) drilled within the 39A/Gold Pan zone. Key intersections included

•	30 feet of 0.26 ounces of gold per ton (CR 06-02),

•	25 feet of 0.13 ounces of gold per ton (CR 06-03),

•	60 feet of 0.09 ounces of gold per ton (CR 06-04), and

•	50 feet of 0.13 ounces of gold per ton (CR 06-05).

All holes were vertical, and the reported intercepts were stated to represent true thickness. In June 2006, Coral Gold announced the results of an additional six holes, with the key intersections including

•	60 feet of 0.07 ounces of gold per ton (CR 06-7),

•	10 feet of 0.28 ounces of gold per ton (CR 06-9),

•	90 feet of 0.03 ounces per ton (CR 06-6),

•	50 feet of 0.15 ounces per ton (CR 06-8),

•	10 feet of 0.07 ounces per ton (CR 06-11), and

•	5 feet of 0.21 ounces per ton (CR 06-12).

In July 2006, Coral Gold announced the results of four additional holes, with the key intersections including:

•	15 feet of 0.05 ounces per ton (CR 06-10),

•	45 feet of 0.034 ounces per ton (CR 06-13),

•	65 feet of 0.07 ounces per ton (CR 06-14), and

•	35 feet of 0.08 ounces per ton (CR 06-15).

10.2.1.4  Porphyry Zone

Almost all of the results for the Porphyry Zone are derived from work completed about twelve years ago by Amax Gold. The 1994 ‘feasibility study’ (which is not compliant with current NI 43-101), prepared by Amax/MRDI, concluded that the Porphyry Zone contains a “proven plus probable plus inferred reserve” of 14 million short tons with an average grade of 0.019 ounces of gold per ton (containing about 260,000 ounces of gold). The study also concluded that the deposit has a stripping ratio of 0.72:1 and an overall heap leach recovery of 67% (about 175,000 ounces of recoverable gold).

10.2.1.5  Altenburg Hill Zone

The estimates of tonnage and grade for Altenburg Hill have been based on original drilling by Amax Gold. In a report in May 2005, McCusker recommended a drilling program (consisting of relatively close-spaced vertical and angle RC holes) aimed at expanding the known mineral resource at Altenburg Hill. He also recommended that an additional 10 RC holes be drilled in the area between the Porphyry Zone and Altenburg Hill resources.

10.2.1.6  Distal Gold Target

In 1990, Amax completed three deep holes (collared 2,000 feet apart) to test for the presence of lower plate carbonate rocks. Although the holes failed to reach the lower plate, they encountered similar mineralized zones, with one of the holes (AT-3) intersecting 75 feet averaging 0.061 ounces of gold per ton from 845 feet, followed by 50 feet averaging 0.02 ounces per ton gold from 940 feet, and 20 feet averaging 0.082 ounces per ton gold from 1,120 feet. In 1999, Cortez drilled an offset hole (approximately 250 feet east of AT-3), which intersected 40 feet averaging 0.041 ounces per ton gold, beginning at 770 feet, followed by 110 feet averaging 0.036 ounces per ton gold, starting at 880 feet. A second hole (collared 1000 feet northwest of AT-3) cut a series of scattered narrow zones with generally low values, and at a depth of 1,070 feet encountered a 30-foot-thick zone that averaged 0.092 ounces per ton gold. In 2005, Coral Gold completed two offset holes, collared 200 feet west and 200 feet north, respectively, from AT-3. The first hole encountered an 80-foot-thick zone, averaging 0.11 ounces per ton gold from 945 feet, including 25 feet averaging 0.262 ounces per ton gold from 950 feet. The second hole returned 150 feet averaging 0.059 ounces per ton gold starting at 850 feet, including 35 feet averaging 0.128 ounces per ton gold from 905 feet. The 2005 drilling identified much stronger mineralization than previously encountered, suggesting excellent potential for developing new, and possibly high-grade mineral resources in this area with additional drilling — the target remains open for significant expansion in all directions.

10.2.1.7  Triplet Gulch

This area was explored by Coral Gold (from 1987 to 1989) with approximately 210 short (less than 400 feet) vertical drill holes. Although these holes were not logged for geology, and assays were unreliable, the program did locate several areas of gold bearing ground. Amax only drilled two holes in this area, but apparently were making specific proposals to explore Triplet Gulch at the time they terminated their option.

10.2.1.8  Gold Quartz Area/East-West Vein System

The Gold Quartz area was the site of the original underground mining in the Tenabo district in the early 1900’s. In the early 1980’s, Aaron Mining started an open pit mine on high grade vein structures, and much of the material on Coral Gold’s leach pad was mined from this pit by Coral Gold in the mid 1980’s. An en-echelon vein/fracture system, extending at least 3,000 feet along strike in an east-west direction, is located a few hundred feet south of the glory hole of the old Gold Quartz mine. Rock chip and dump samples from this area have consistently returned good gold-silver values. A number of small mines along this zone, including the Phoenix mine, reported minor production.

10.2.1.9  Additional Exploration Targets

The majority of holes drilled on the Robertson property contain one or more intervals of “interesting” gold grades, including many that are outside the defined resources. Many of these intercepts remain untested by offset drilling. During the period 1990 to 1996, Amax identified a number of exploration targets by compiling and developing a database from the existing drilling results and by implementing a series of district and regional-wide rock chip, dump, and stream sediment sampling programs. A few of these targets were drilled, but most remain untested.

10.2.1.10  Excluded (or Carve-Out) Claims

Coral Gold has a 39% carried interest in the Excluded Claims, as set out in the Exploration and Mining Venture Agreement with Placer Dome U.S. Inc. (dated July 11, 1997). According to the Agreement, Coral Gold’s 39% share will be carried from the date of the Agreement until the commencement of commercial production. Any funding provided by Placer (now owned by Barrick) will bear interest at the US prime bank rate plus 2%, and is to be repaid by Coral Gold out of 85% of its monthly positive cash flow (commencing with the first sale by Coral Gold of its share of production from the property), less monthly refining and transportation costs paid by Coral Gold in connection with the sale of it share of production.

The southern boundary of the Excluded Claims venture between Coral Gold and Cortez Gold Mines (Barrick 60% and Kennecott 40%) is located within the Gold Acres window, approximately 4,000 feet north of the Pipeline Mine. The Pipeline fault corridor strikes approximately NNW/SSE across the Excluded Claims. This is intersected by various NE/SW striking structures, such as the Gold Acres and Island faults. Drilling of 11 deep holes by Cortez in 1997/1998 indicated that the lower plate carbonates are at relatively shallow depths (depth to upper Roberts Mountain formation varied from 1,100 to 2,000 feet from south to north). In 1997, Cortez completed a hole to a depth of 3,000 feet (in the immediate footwall of the Pipeline fault), which intersected 20 feet averaging 0.051 ounces per ton gold, starting at 1,160 feet. In addition, Cortez completed a series of shallow holes in the vicinity, which included one hole with a 70 foot intersection averaging 0.067 ounces per ton gold starting at 260 feet (the remaining holes returned scattered anomalous gold values, including 20 feet averaging 0.012 ounces per ton gold). In the fall of 2002, Coral Gold drilled seven vertical holes totaling 7,315 feet. The results were generally negative, although they did provide important stratigraphic information. Coral Gold also offset the Cortez intercept of 70 feet of 0.067 ounces per ton gold with three holes (each 1,000 feet deep), and encountered weakly to strongly anomalous gold values ranging from 5 to 440 ppb (0.012 ounces per ton) in the upper 500 feet of the holes. Although the results of Coral Gold’s 2002 drilling program were not sufficiently encouraging to divert Cortez’s attention away from their other major holdings, it is believed that at some time, Cortez will return to follow up previous work. It should be noted that during 2005, Cortez drilled on a target between the Pipeline and Gold Acres Mines, and they also drilled targets in the hanging wall of the Pipeline fault east of the southernmost part of the Excluded Claims, and immediately adjacent to the Blue Ridge claims which are owned by Coral Gold.

10.2.1.11  Norma Sass/Lander/Blue Nugget/Ruf Claims

By an amendment to a previous agreement, Levon Resources Ltd. (“Levon”) acquired a 33.33% interest in the Norma Sass and Ruf Claims in late 2002 (a third party holds a 3% NSR on any future production from some of these claims, up to a limit of US$1.25 million). In December 2004, Coral Gold and Levon granted Agnico-Eagle the option to earn a 51% interest in the Norma Sass, Lander and Blue Nugget claims (but not the Ruf claims) in return for advance royalties (starting with $25,000 and increasing to $150,000 on the fifth anniversary) and minimum drilling commitments (13,000 feet, 15,000 feet, and 17,000 feet, by the first, second and third anniversaries, respectively). Agnico-Eagle has drilled over 13,000 feet, and has thereby maintained its option in good standing. After the completion of at least 45,000 feet of drilling Agnico-Eagle will have earned a 51% interest in the properties (Norma Sass, Lander Ranch and Blue Nugget). At its option, Agnico-Eagle may provide the funds to acquire the leased claims from the underlying owners to earn an additional 24% (bringing Agnico-Eagle’s total interest to 75%). Agnico-Eagle will then have the option of acquiring the remaining 25% interest (thereby owning 100%) by producing a positive feasibility study and making a positive production decision. At the fifth anniversary and every year thereafter until production occurs, the advance royalty will be $150,000 per year. All advance royalty payments will be credited towards Agnico-Eagle’s required payment of a 2.5% NSR from production to Coral Gold and Levon (two thirds to Coral Gold and one third to Levon). Agnico-Eagle has the option to purchase 1% of the 2.5% NSR for a cash payment of US$1.0 million.

The target at Norma Sass is the down dip extension of the ore bodies in the Gold Acres pits — that is, the Robertson Mountain formation, which hosts the principal ore bodies, dips onto Norma Sass ground. In addition, the two steep faults (Gold Acres and Island), which are considered to be the feeder structures for gold at Gold Acres, strike across Norma Sass. In 2005, Agnico-Eagle drilled six vertical holes (varying in depth from 1,665 to 1,975 feet) spaced across the property. This program showed that Norma Sass is underlain by Lower Plate carbonate rocks at relatively shallow depths. The two holes in the northeast corner intersected 20 feet of 0.04 ounces of gold per ton (from 610 feet), and 10 feet of 0.03 ounces per ton (from 400 feet), respectively. All six holes encountered alteration, silicification and sulphidation in the Lower Plate carbonates. Agnico Eagle mobilized a reverse circulation drill to the Norma Sass property on May 15, 2006, and the drilling program is still underway. Agnico Eagle plans to drill 15,000 feet in 12 to 15 holes on the Norma Sass and related properties.

In 2005, Agnico-Eagle drilled two vertical holes (totaling 3,240 feet) at Lander Ranch, with intersections of 45 feet of 0.05 ounces per ton (from 1,035 feet) and 20 feet of 0.02 ounces per ton (from 1,365 feet) in the first hole, and 10 feet of 0.01 ounces per ton (from 1,090 feet) and 5 feet of 0.01 ounces per ton (from 465 feet) in the second hole. This area of gold mineralization was discovered by Cortez Gold Mines in 1999 by the drilling of a single vertical 1,500 foot RC hole located on intersecting faults. The Cortez hole intersected 60 feet of 0.051 ounces per ton (from 1,200 feet) and 110 feet of 0.037 ounces per ton (from 1,380 feet). Drilling has commenced on the Lander Ranch target area.

During 2005, Agnico-Eagle carried out field examinations, geological mapping, and prospecting on the Blue Nugget claims, and is proposing to conduct exploratory drilling during 2006.

Starting in 1995, Levon began exploring the Ruf claims, and in 1996 drilled six inclined RC holes totaling 3,140 feet. Three of the holes intersected several mineralized intervals ranging from 40 to 60 feet, with the best grade being 0.026 ounces per ton. The other three holes encountered narrow intervals of anomalous gold values. In 1998 Cortez drilled two deep RC holes (2,745 feet and 3,080 feet, respectively), both of which remained in siliciclastic rock of the upper plate of the Roberts Mountain thrust fault, and encountered only scattered weakly anomalous gold values. In 2001, Cortez collared a hole along the western edge of the Ruf No. 11 claim, and drilled to an estimated depth of 2,500 feet (but no results are available to Coral Gold).

10.2.1.12  Other Exploration Properties

Coral Gold has three other exploration properties, including Eagle, Ludlow and JDN. Coral Gold holds a 50% interest in 45 lode mineral claims (Eagle), located at Corral Canyon in Lander County, Nevada; 100% of a mineral property (Ludlow), consisting of approximately 128 acres in San Bernadino County, California; and a 50% interest is 34 lode mineral claims(JDN) located in Lander County, Nevada. During the year ended January 31, 2006, Coral Gold decided to defer exploration on these properties and to reduce its carrying value to nominal amounts.

10.2.1.13  Reclamation

Under the laws of the State of Nevada, Coral Gold is required to post a reclamation deposit which covers the cost to reclaim the ground disturbed. The Company’s obligation had been assumed by Placer Dome Inc. as part of an exploration and development agreement. Since the agreement was terminated at the end of 1999, Coral Gold was required to post its own security to guarantee performance under the Reclamation Bond. During the year ended January 31, 2006, a revised reclamation plan for the purposes of reducing the performance bond was approved by the Bureau of Land Management, reducing the required deposit to US$228,205. Coral Gold has placed the funds in trust with a fully secured standby letter of credit lodged as collateral in support of the bond.

11.0  US GOLD CORP.

US Gold is a well-financed, Colorado-based exploration company listed on the US Over-The-Counter (“OTC”) Bulletin Board (“BB”) Exchange and the TSX Its primary business is the acquisition, exploration and development of favourably located gold exploration properties in the Battle Mountain — Eureka (Cortez) Trend gold belt in north-central Nevada, with the goal of being the junior with the most dominant land position in the belt. It is chaired by Robert McEwen, formerly of Gold Corp, who has injected significant cash into US Gold Corp., and is now its largest shareholder.

11.1  US Gold Mineral Properties

11.1.1  Tonkin Springs Property

11.1.1.1  Overview

The Tonkin Springs property is by far the most significant mineral property of US Gold. On January 30, 2006, Micon International Limited, mineral industry consultants, completed a “Technical Report on the Tonkin Springs Gold Property” for US Gold (“the Micon Report”); and much of the information in this section of the report comes from the Micon Report. US Gold holds a 100% interest in this former-producing gold property located 45 miles northwest of Eureka, Nevada. The property comprises 1,182 unpatented mining claims and 33 mill site claims which together encompass approximately 36 square miles — and extend for roughly 12 miles along strike within the central part of the Battle Mountain- Eureka (Cortez) Trend. The Tonkin Springs property is located just eight miles south of the new Cortez Hills discovery. According to Placer Dome, Inc. (Cortez Joint Venture Technical Report and Qualified Persons Review, October 2005), the Cortez Hills property (owned by the Cortez Joint Venture) contains proven and probable mineral reserves totaling 22.4 million tons with a grade 0.192 ounces per ton (4.3 million ounces of contained gold) and measured and indicated resources of 5.73 million tons with a grade of 0.419 ounces per ton (2.4 million contained ounces of gold).

LOCATION MAP OF TONKIN SPRINGS PROPERTY

McDermitt
Getchell Trend
Carlin Trend
Jerritt Trend
Winnemucca
Battle Mountain-Eureka Trend
Wells
Elko
Lovelock
Battle Mountain
Alligator Ridge
Tonkin Springs
Eureka
Sparks
Reno
Carson City
Austin
Ely
Hawthorne
Walker Lane
Tonopah
Caliente
N
Beatty
0 25 50 100
Miles
Indian Springs
Overton
Las Vegas
Henderson
Legend
Capital
Tonkin Springs
Recent Gold Mines
Cities
Highways
Battle Mountain-Eureka Trend
Other Trends
Counties

Figure 4.1 Map Showing Tonkin Springs and Major Nevada Gold Belts

U. S. Gold Corporation

Tonkin Springs Property

Gnomon, Inc.
Carson City, Nevada
(775) 885-2305

The Tonkin Springs site contains considerable infrastructure from the previous production, which ended in 1990, including truck and plant maintenance shops, administrative and mill buildings, an integrated carbon-in-leach bacterial oxidation plant, assay laboratory, warehouse, water supply and storage, electric power supply and distribution (including 64kV power lines and a substation on the property), fuel storage, trailer park and sewage system. The only significant infrastructure which has been removed is the SAG mill; and according to Micon and US Gold reports, the remaining facilities are believed to be in relatively good condition.

Historic production from Tonkin Springs comprised approximately 31,000 ounces of gold from a total of close to one million tons of ore, of which approximately 26,000 ounces were from heap leaching during 1985-1988 and the balance from mill production during 1989 and 1990.

Of the total 1215 mining and mill site claims that comprise the Tonkin Springs property, 269 claims cover the lease over the area of the property called Tonkin North, and are owned by unaffiliated parties. The term of this lease expires January 1, 2009, and may be extended from year-to-year, up to a maximum term of 99 years, by production from the leased claims. The Tonkin North lease requires payment of an annual advance royalty in the amount of US$150,000, or the value of 455 ounces of gold, whichever is greater, due in January of each year. The lease also requires production royalties of 5% of the gross sale price of gold or silver, but provides for recapture of annual advance royalties previously paid. The existing balance of the advance royalties is approximately US$3.22 million, meaning that US Gold would not be required to pay any additional production royalties until US Gold produced about US$65.5 million of gross revenue from the leased claims. Certain of the claims which are included in the Tonkin North lease are also subject to a 1% net smelter return royalty after US$15 million in gross revenues are realized from the claims. US Gold owns the remaining 913 unpatented lode mining claims comprising the Tonkin Springs property, as well as the 33 millsite claims. A total of 317 of these claims is subject to a royalty equal to 2% of net smelter returns, which becomes payable after US$50 million in gross revenues is realized from the claims. In 1994, 215 claims covering approximately 4,400 acres adjacent to the Tonkin Springs property were acquired from an unaffiliated third party. The claims are subject to a royalty of 1% of net smelter returns for gold when the indexed price (based on the US Producer Price Index, sub-index Finished Goods Excluding Foods) of gold is US$350 per ounce or more. Of the total of 1,215 mining claims encompassing the Tonkin Springs property, 381 are not subject to any royalties.

11.1.1.2  History of Activity

The Tonkin Springs area has been the site of exploration and other mineral-related activities since the 1950’s, and the first claims were staked for gold in 1966 in the “Rooster” area that is now part of the Campbell-Simpson lease area. Between 1966 and 1985, several companies actively explored the claims, including Homestake Mining Company, Placer Amex, American Selco, Chevron Resources, Earth Resources, Freeport Exploration Energy Reserves Group and Mineral Ventures, Inc. (subsequently Precambrian Exploration, Inc. (PEX)). Their activities included road building, surface sampling and drilling on portions of the property. In 1985, Silver State Mining Corporation, a predecessor company to US Gold, joint ventured the property with PEX (Tonkin Springs Gold Mining Company (TSGMC)), and in 1987 bought out PEX’s interest.

Between 1985 and 1988, TSGMC built and operated an oxide heap leach operation, and in late 1989 completed construction of a 1,500 ton-per-day milling facility (at the Tonkin Springs property), designed to process sulphide gold mineralization through the use of bacterial oxidation and cyanidation technology. The plant and associated infrastructure were decommissioned and “mothballed” in June, 1990. Apart from the SAG mill, which has been removed, the plant is complete and in good condition, and can be put back into production with a minimum of refurbishment (according to the Micon report).

During the period 1991 to 1999, US Gold joint-ventured the project with various parties, including Homestake Mining Company, Gold Capital Corporation (subsequently a wholly owned subsidiary of Globex Mining Enterprises) and finally a subsidiary of Agnico-Eagle Mines Ltd. The end result of these joint ventures was to combine all of the Tonkin Springs assets and properties into Tonkin Springs LLC (TSLLC).

US Gold signed an agreement with BacTech in March, 2003, to provide for BacTech to purchase 55% of TSLLC and complete a feasibility study. The feasibility study was issued in May 2004, and recommended the open-pit mining and processing of both oxide and sulphide mineralization using proprietary bacterial vat-leach technology. BacTech decided not to pursue production at the project, and returned the property to US Gold in 2004.

In mid-2005, Robert McEwen purchased a significant stake in the company, with the previous management team retiring. The new management focus has shifted away from immediate production to property-wide exploration, with the objective of identifying additional Carlin-style mineralization targeting lower plate rocks at depth.

11.1.1.3  Environmental Issues

Tonkin Springs is comprised of unpatented mining claims located on federal lands administered by the BLM. The BLM has responsibility for determining mine-related impacts on land, waters, wildlife and cultural resources. There are currently in existence two BLM-approved permits (Plans of Operation) for the project — one covering exploration and the other covering previous mining operations.

The state agency which administers mine permits, reclamation permits and related closure plans is the Nevada Division of Environmental Protection (NDEP). In April 2005, the NDEP issued a notice of alleged violation under the Water Pollution Control Permit (WPCP) to which US Gold must respond and comply. The notice related to the closure plan for mined area TSP-1, the heap leaching facility and tailings impoundment underdrain. According to the Micon Report and US Gold public documents, US Gold was working with NDEP and was on schedule to complete the required activities by the August 2006 deadline, however this deadline has been pushed back to later in the year.

Future expanded exploration activities require BLM approval and a new Environmental Assessment (EA) as US Gold changes the focus and extent of its planned activities. The permitting agencies have been positive about the changes in management of US Gold and in the ability of US Gold to manage issues identified with past mining activities and planned future exploration. It appears there will be no unusual delays in US Gold obtaining the additional permits required to advance the project.

According to US Gold, several environmental assessments have been filed on the Tonkin Springs property in the past, and a finding of no significant impact was made prior to the commencement of mining in the 1980s. However, while BacTech managed the property, the BLM suggested that an EIS was required for the project, and that effort was commenced in 2005. However, since US Gold assumed control of the project later that year, it ceased all activity on the EIS, since it is not anticipated that the property will be in production in the near future.

US Gold is responsible for reclamation of certain past and anticipated future disturbances at the Tonkin Springs property, and is operating under various permits issued in connection with its ongoing activities there. An exploration permit has been issued by the BLM, and is jointly monitored with the NDEP. There is also a water pollution control permit, two permits for reclamation, an air quality permit, and plan of operations for the property.

US Gold maintains required bonding with the BLM to secure the reclamation obligation and as at September 30, 2006 had cash bonding in place of US $3,102,696. This included bonding of approximately US $150,000 related to the 2006 exploration program. In September 2006, the Company completed and submitted an updated reclamation cost estimate for review by the BLM. The new estimate, which totals US $2,774,806 represents reclamation costs for bonding purposes, but is exclusive of approximately US $280,550 of the remaining 2006 reclamation program, US $150,000 exploration reclamation bonding for the 2006 exploration program and reclamation bonding for the pending property-wide exploration permit of US $376,000 anticipated to be required during the first quarter of 2007. Reclamation expenditures for 2006 are forecast at approximately US $1,538,000, of which US $1,257,451 had been incurred as of September 30, 2006 and the US $280,550 balance is expected to be spent in the fourth quarter.

11.1.1.4  Geology and Mineral Deposits

The Tonkin Springs local geology is complex, both structurally and lithologically. The most important structural feature in the region is the Roberts Mountain Thrust Zone, which separates the upper plate rocks from the carbonate rocks within the lower plate of the thrust. There are also a series of steeply dipping, northwest trending, faults dissecting the range and other, less prominent, north trending, cross cutting, high angle faults.

All of the gold mineralization identified to date at Tonkin Springs is thought to be hosted by upper-plate rocks, and is speculated to be related to richer, lower-plate-hosted deposits which have not yet been discovered. The presence, location and alignment of carbonate-rich, lower-plate rocks, which host attractive gold deposits elsewhere in these belts, appear to be uniquely confined to these two mineral trends (Carlin and Cortez).

Other attractive features of the Tonkin Springs geology are favourable stratigraphy (similar to that at Cortez Hills), favourable alteration assemblages as seen at Cortez Hills, and a structural setting comprising the favourably trending faults and folds.

Gold mineralization at Tonkin Springs is micron-sized and associated with exceedingly fine-grained sulphides such as pyrite, marcasite, arsenopyrite, realgar, orpiment and minor base metals hosted by strongly decalcified and locally silicified rocks, thought to be of the Ordovician-aged Vinini Formation. Mineralization occurs as relatively thin layers (20 to 50 feet thick) conformable with bedding in carbonaceous siltstones, carbonate rocks and siliceous shales and sill-shaped intrusives. Gold mineralization appears to be controlled by high angle structures, which served as feeders, plus stratigraphic/structural/lithologic controls which provided permeability and fluid traps. The mineralization is associated with areas of increased ground preparation due to intersecting faults; zones of mineralization occur along a dominant northwest trend, with an east-northeast component to them which is thought to represent cross faulting.

SKETCH OF US GOLD CORP. CLAIMS AT TONKIN SPRINGS

11.1.1.5  Exploration

Tonkin Springs is a former producing mine, and has been known for approximately 40 years to host mercury, barite, and gold mineralization, with much of the early interest in prospecting for mercury and barite. A significant amount of the gold exploration work, conducted over the decades, has been focused on shallow oxide and sulphide (refractory) mineralization types. The result of these various exploration programs is a database of drill holes generally clustered in a corridor, from O-15/TSP-1 in the south to Rooster in the north. This “mine corridor” represents a relatively small portion of the surface area of the property, but is the only area extensively drilled. The remainder of the property has received only scattered drilling and exploration, particularly with respect to deep drilling.

The property has seen many phases of geologic mapping, geophysical surveys, geochemical sampling programs (soils and rock chips), and drilling — mainly targeting the identification of shallow mineralized material. These various phases occurred since the 1960s, performed under supervision of experienced geologists, and performed to industry standards.

111.1.2.6  Drilling

A total of 554,000 feet of drilling (2,797 holes) had been carried out at the Tonkin Springs project up to the end of 2005, with rotary drilling up to 1984, and a combination of rotary and core drilling since then. The Micon report presents some generalized property-wide drill hole location maps illustrating all of the drilling to date, as well as preliminary exploration target areas identified. These included (from the northern end of the property to the southern end), the Twin Peaks, Indian Spring, Northwest Suture, Mine Corridor, and Black Spring exploration targets. Almost all historic drilling has been shallow (average hole depth 198 feet), and has been largely clustered around the area of the historic production pits shown on the above map. Available records suggest that all drilling on the property was conducted using reputable drilling contractors under supervision of experienced geologists, and was performed to industry standards.

11.1.1.7  Metallurgy

Mineralization near surface is oxidized and partially leached, but at depth it remains as primary sulphides. Gold in the oxide mineralization is recoverable by standard cyanide leaching, but in the sulphides it is refractory and requires pre-treatment such as oxidation before cyanidation. Extensive metallurgical test work on the two main types of mineralization at Tonkin Springs has indicated that the oxidized material can be readily leached with cyanide to achieve 90-95% recovery of gold.

The sulphide mineralization is more difficult to treat, and various approaches have been tested including pre-oxidation of sulphides, bioleaching of sulphides, and the usage of Newmont’s patented N2TECR flotation technology to produce a sulphide concentrate followed by oxidation and leaching. With this technique, plus cyanide leaching of flotation tailings, an overall gold recovery of approximately 88% may be expected.

11.1.1.8  Mineral Resource Estimate

The January 2006 Micon Report, which is compliant with NI 43 -101, includes a mineral resource estimate from a May 2004 Micon report, based on resource categories as defined by the CIM Standards On Mineral Resources And Reserves, dated August 20, 2000. In the May 2004 report, Micon relied on a database of 2,478 drill holes and 90,330 assays to prepare their resource estimate, which is summarized in the following table.

Tonkin Springs Resource Estimate

Cut-off		Mineralization	Tons	Gold Grade	Gold
(oz/ton)	Category	Type	(000’s)	(oz/ton)	(000’s oz)

0.018	Measured	Sulphide	2,654	0.066	175.8
0.018	Indicated	Sulphide	20,659	0.044	903.6
0.012	Indicated	Oxide	6,359	0.029	186.3
Total	Measured and indicated	Sulphide and oxide	29,672	0.043	1,265.6
0.018	Inferred	Sulphide	3,466	0.044	152.5

11.1.1.9  Exploration Program

US Gold has initiated an extensive two-year, property-wide, integrated exploration program at Tonkin Springs. The program contemplates completing approximately 400,000 feet of drilling at a total cost of US $30 million over two years. Of that amount, US Gold anticipates spending approximately US $12 million in 2006 (including drilling of about 120,000 feet). As of September 30, 2006, the Company had drilled over 19,000 feet and incurred exploration expenditure of US $4,385,806. The 2006 program includes geology, geophysics, and geochemistry as well as the drilling. The attainment of drilling and spending targets for 2006 is being hampered by difficulty in contracting drills as well as permitting and assaying delays related to a high level of activity.

Early results obtained from drill holes adjacent to and beneath the Tonkin Springs deposit include long intersections of material of similar grade to that of the existing resource, which suggests a new resource estimate might increase the previous resource number. In addition, new geological interpretations by US Gold staff and others suggest the area underlain by rock favourable for hosting Carlin-style deposits (lower plate, carbonate rock) is considerably expanded from the previous interpretation. Accordingly, the Company has developed five more drill targets which are separate and distinct from the existing resource areas (the Mine Corridor) which are also being drilled.

12.0  APPROACHES TO VALUATIONS OF MINERAL PROPERTIES

Although transactions involving exploration properties and undeveloped mineral resources are commonplace (but seldom involve all-cash purchases), such properties and resources are often difficult to value by objective means. As a result, a number of different methods have been utilized as reasonable indicators of value. Some of these methods, along with a brief discussion of valuation principles, are set out in Appendix I of this report. There are also standards for valuations published by the CIMM and by the TSX-V. According to Appendix 3G (Valuation Standards and Guidelines for Minerals Properties) of the TSX Venture Exchange (“TSXV”) “Most valuation methods of mineral properties are highly subjective, and often arbitrary in their application, making it difficult to obtain reproducible valuations. It is the TSXV’s view that valuation methods utilized must be appropriate to the subject and be prudently applied in order to maintain fairness and consistency, and avoid misuse, bias and misapplication of valuation methods”. Based on the foregoing, the TSXV accepts the use of the following primary valuation methods for properties without mineral reserves:

•	Comparable Transactions whereby properties similar in all aspects are incorporated into the analysis, whereby fair market value can be determined.

•	Adjusted Appraised Value whereby only the retained past expenditures (also known as “historical costs” or “replacement costs”) are included. The TSXV does not generally accept the inclusion of warranted future expenditures for the purpose of the appraised value method.

Because of the stage of development of the properties of the three companies, and the requirements of the TSX Venture Exchange (“TSXV”)11, the two most important approaches to valuation considered by McKnight and Glanville were the Comparable Transactions approach and the Adjusted Appraised Value approach (as set out in Section 4. (b) of Appendix 3G of the TSXV). After considering these two methods, it is the opinion of McKnight and Glanville that the Comparable Transactions method is the most appropriate to value each of the three companies. However, other methods were considered (including the Adjusted Appraised Value approach) as ‘tests of reasonableness’. Although the TSXV does not specifically exclude other valuation approaches, they are considered secondary valuation methods. These other approaches include (among others) adjusted market capitalization, option terms, replacement costs, and values of similar property portfolios.

In the case of a mineral property with NI 43-101 compliant reserves, such as the Magistral Mine, the income approach or discounted cash flow method can also be applied as an indicator of value.

In a purchase of a material asset or a company, the approach to fairness and valuation normally entails assessing the value of the properties or the company, using as many techniques as are applicable, in order to check them against each other and to determine the most reasonable values. In this case, because US Gold has proposed to

11 In particular, Appendix 3G — Valuation Standards and Guidelines for Mineral Properties

purchase Nevada Pacific and Coral Gold by way of a share exchange transaction, the focus of this analysis is to determine the value of US Gold assets as well as those of Nevada Pacific and Coral Gold to allow the Special Committees of the Boards of Directors of Nevada Pacific and Coral Gold to consider the US Gold offers, which are share exchange offers, and determine if they are fair to the shareholders of Nevada Pacific and Coral Gold.

12.1	Comparable Transactions Approach

We have examined the terms of a large number of purchases of gold operations and gold deposits in various parts of the world. As would be expected, the ranges in purchase prices per ounce of gold are reasonably wide, since the prices depend upon a variety of factors, including the stage of advancement (early stage inferred resources, drill-indicated resources, proven reserves, production from one operation, or a multi-mine company, for example), the depth and attitude of the deposit (underground or open pit potential), the likely grade of the resource, the expected size of the deposit, the likely metallurgical recovery, the location (type of infrastructure available), foreign exchange risk, the income tax and royalty structure, third party interests in the property (such as net smelter return royalties), the level of technical study (scoping study, pre-feasibility study, feasibility study, operating statistics, etc.), the long term gold price outlook, the exploration potential, the expectations for replacing reserves and adding to them, etc. In spite of the reasonably wide range of dollars-per-ounce numbers, one can determine a much narrower range for properties with similar attributes. As a result, this method is often utilized as an indicator of value.

The December 15, 2000, issue of the Mining Journal (London) summarized a report on gold property acquisition costs (broken down by exploration, development, production, and corporate status) by companies during the 1990’s (we maintained a similar data base for such acquisitions during this period, as well as for the past six years). These acquisition costs for gold were stated in dollars per ounce of gold (and as percentages of the gold price). For gold exploration properties, the percentages generally averaged between 1% and 5%, while for development properties, the percentages of gold price were generally between 5% and 12%. These percentages have increased substantially over the past year, as the gold price has increased. Current percentages have been in the general range of 2% to 8% for exploration properties and 8% to 20% for development properties.

Similarly BMO Nesbitt Burns Research has compiled market capitalizations per ounce of gold in reserves or resources for gold mining and exploration companies. In their most recent study, published in February 2006, they showed tables and graphs for exploration companies which gave dollars-per-ounce numbers in the range of US $20 to US $100 per ounce (which corresponds to a percentage of the current gold price ranging from about 3% to 15%) with an average of US $40 per ounce. As pointed out above, this ratio is useful but should be treated with caution because there are a myriad of technical, financial and political issues which could effect the advancement of a project, future profitability and hence the value of a mineral property. For purposes of this Formal Valuation, a dollars-per-ounce figure of US$25 has been utilized for the measured and indicated resources, while US$10 per ounce has been utilized for the inferred resources. Although this US$25 is near the low end of the range, it is believed to be reasonable due to the fact that the existing resources of all three companies are marginal at today’s gold prices.

13.0  NEVADA PACIFIC VALUATION

13.1	Nevada Pacific Valuation: Comparable Transactions Approach

Nevada Pacific’s Magistral mine has a NI 43-101 compliant resource containing 541,000 ounces in the measured and indicated categories as was described in Section 9.6.1. Based on a US$25 per ounce value for the estimated measured and indicated resources, the dollars-per-ounce multiplier approach would indicate a value of US$13.5 million (US$25 X 541,000) for the Magistral resources. In addition to the resources, however, there is substantial value for Nevada Pacific’s large prospective land position in Mexico. Based on the terms of recent property acquisitions in the general area, it would be reasonable to assign a value of about US$20,000 per square mile to the concession area. As a result, the additional value would be about US$17.8 million (890 square miles X US$20,000), and the total value would be US$31.3 million (US$13.5 million plus US$17.8 million).

The properties of Nevada Pacific (as well as those of Coral Gold and US Gold) located on the Cortez Trend in Nevada have been assigned a base value of US$1.0 million per square mile — based on transactions in the area, after making adjustments for the option payments, issuances of shares, exploration expenditures and residual interests. Other properties of Nevada Pacific in Nevada (and one in Utah) have been assigned a value of US$0.5 million per square mile, based on the fact that they are not specifically located on the Cortez Trend or Carlin Trend. This figure of US$0.5 million has therefore been applied to the Limousine Butte property (situated on the southern extension of the Carlin trend), although it does also have a historic resource estimate of 620,000 ounces of gold — according to a “Mineral Inventory” which was estimated by Newmont, but which is not a resource category accepted in Canadian jurisdictions, and which does not comply with NI 43-101. The resource is in six zones and is very low grade, averaging only 0.015 ounces of gold per ton. For this reason, if a dollars-per-ounce multiplier approach to value were to be utilized, it would only justify about US $10 per ounce, or US $6.2 million. If one were to add about US$300,000 per square mile (or about US$9.0 million) to the US$6.2 million (for a total of US$15.2 million), the value would be equivalent to applying the US$500,000 to the 30 square miles (or US$15.0 million).

Nevada Pacific Properties — Comparable Transaction Summary

		Square			Ounce	Multiplier
Property	Location	Miles	Attributes	Resource	Multiplier	Land	Value

Magistral	Mexico	890	Developed mine, resource, attractive geology	541,000 oz indicated	US $25	US $20,000 per square mile	US $31.3 Million
Cornerstone,
Keystone	Cortez Trend	16.4	Large package, near Tonkin Sp		n/a	US$1,000,000 per sq mi	US $16.4 million
BMX, Valmy (Antler), Timber
Creek	Cortez Trend	27.2	Gold and base metal potential		n/a	US$1,000,000 per sq mi	US $27.2 million
South Carlin	Carlin Trend	2			n/a	US$1,000,000 per sq mile	US $2.0 million
Limousine Butte	Carlin Trend	30	Well S of end of trend	620,000 oz Au	US $10	US $500,000 per sq mi	US $15.0 million
Other Nevada and
Utah	Nevada and Utah	4			n/a	US $500,000 per sq mi	US $2.0 million
Total							US $93.9 million

In addition to the foregoing ‘resource plus exploration value’, one should add the indicated value of about US$5 million for the equipment, plant, and infrastructure that is in place at the Magistral Mine. As a result, the total value of ‘the mineral properties plus other on-property assets’ would be US$98.9 million (US$93.9 million plus US$5.0 million).

13.2	Nevada Pacific Valuation: Discounted Cash Flow Approach

The Magistral Mine, which previously operated as an open pit gold mine, has been the subject of a recent Technical Report by PAH.

In addition to the resource and reserve estimates described in Section 9.6.1., PAH reviewed the planned mining operation, schedule and costs, the mineral processing and gold recovery, workforce, capital costs, environmental considerations and taxes in order to do an assessment study or cash flow analysis. PAH estimated an additional US $2,655,000 in capital were required on such items as leach pad expansion, road and mine development and general sustaining capital in order to place the mine back into production. Operating costs were developed guided by Nevada Pacific’s experience but with the assumption of using a mining contactor to reduce costs. The average cash cost for the operation was estimated at US $327 per ounce based on recovering 185,000 ounce of gold.

PAH’s base case, which used a gold price of US $600 per ounce for 2006 and US $450 thereafter, and thus relatively high cut-off grades and a small reserve, generated pre-tax net cash flows of US $17.4 million (Cdn $19.7 million) and a pre-tax net present value of US$12.7 at a 5% discount rate. In their discussion, PAH pointed out that a significant quantity of the subgrade ounces in the resource (categorized in the “waste” part of the pits) would be economical to leach at current prices and so would be placed onto the leach pads and would contribute to improved cash flow, but cannot be included for reserve reporting purposes.

Accordingly, Nevada Pacific has requested PAH to make an additional calculation to incorporate those subgrade ounces into a production schedule using 2006 prevailing gold prices. Assuming a price of US $600 per ounce, the mine generates a pre-tax net cash flow of US$47.5 million and a pre-tax net present value of US$36 million at a 5% discount rate.

Comparison of the projected DCF/NPV numbers to other similar gold projects suggests investors, using an NPV approach, would place a value (after-tax) of between about US$10 and US$25 million on the Magistral Mine.

13.3	Working Capital

As at September 30, 2006, the working capital was approximately $4.5 million. As at October 12, 2006, the working capital on a fully-diluted basis was estimated to be about $13.0 million (US $11.5 million), as a result of the assumed exercise of in-the-money options and warrants, less ongoing general and administrative costs.

13.4	Other Assets

One of the other assets of Nevada Pacific includes its listing on the TSXV and the Frankfurt Exchange. These listings are estimated to have a total value of about $1,000,000 — this is essentially the value of a “shell” company (one with no net assets or liabilities, except the listing), and represents the time, costs, and risks to obtain listings on the exchanges,

13.5	Share Structure

As at October 12, 2006, Nevada Pacific had 70,565,171 common shares issued. With assumed exercise of in-the-money options and warrants, the share position and additional cash would be as follows:

	Shares	Additional Cash

As at October 12, 2006:	70,565,171
Options: @ $0.53	100,000	53,000
@ $0.61	435,000	265,350
@ $0.99	1,137,500	1,126,125
@ $1.00	772,500	772,500
@ $1.22	270,000
@ $1.47	165,000
@ $1.53	200,000

Options Sub-total:	3,080,000
In-the-money	2,445,000	$2,216,975
Warrants: @ $0.80	200,000	160,000
@ $0.50	12,500,000	6,250,000

Warrants Sub-total:	12,700,000	$6,410,000
Fully Diluted:	85,710,170	$8,626,975

13.6	Net Asset Value and Net Asset Value per Share

Based on the foregoing, the total indicated components of value of Nevada Pacific would be as follows, in millions of dollars:

Comparables Method

Mexican Mineral Properties:	US $	36.3 million	[12]
US Mineral Properties	US $	62.6 million
Sub-total	US $	98.9 million
Sub-total	Cdn $	111.8 million
Working Capital:	Cdn $	13.0 million
Other Assets:	Cdn.$	1.0 million
Total Net Asset Value:	Cdn $	125.8 million
Fully Diluted Shares:		85,710,170
Net Asset Value per Share	Cdn $	1.47

Due to the difficulty in determining values for mineral deposits and exploration properties, it is our opinion that a reasonable range of value would be plus or minus 25% from the $1.47 value, or from about $1.10 to $1.83 per share.

14.0  CORAL GOLD VALUATION

14.1	Coral Gold Valuation: Comparable Transaction Approach

The Robertson Property contains total measured and indicated resources amounting to 22.9 million tons grading 0.031 ounces of gold per ton (total contained gold of 699,000 ounces), while the inferred resources amounted to an additional 9.4 million tons grading 0.046 ounces of gold per ton (for an additional 434,000 ounces). Based on a reasonable (after considering the potential economics of the resource and third party interests, among other factors) dollars-per-ounce figure of US $25 for the measured and indicated resource and US $10 for the inferred resource, the indicated value of the resource would be about US $21.8 million, or Cdn$24.2 million. Considering the exploration potential on Coral Gold’s properties (including Robertson, Norma Sass, Excluded, Ruf, Lander, and Blue Nugget claims), and the beneficial interests of Coral Gold (after adjusting for NSR royalties and the interests of third parties in some of the claims), it is our opinion that an additional value of US$750,000 per square mile should be applied to the net beneficial interest of 10 square miles held by Coral Gold (considering the size of the property and the attached royalties). As a result, the additional value for the exploration potential would be US$7.5 million, for a total mineral property value of US $29.3 million (US$21.8 million plus US$7.5 million), or approximately Cdn$32.5 million.

14.2	Working Capital

Coral Gold has provided McKnight and Glanville with the present level of working capital, which has been estimated to be about $3.0 million.

14.3	Other Assets

One of the other assets of Coral Gold includes its listing on the TSXV and the OTC BB. These listings have been estimated to have a total value of about $1,000,000 — this is essentially the value of a “shell” company (one with no net assets or liabilities, except the listing), and represents the time, costs, and risks to obtain a listing on the TSXV and the Over-the-Counter Bulletin Board.

12 This is the US$31.3 million ‘resource plus exploration value’ plus the $5.0 million for the plant, equipment, and related infrastructure.

14.4	Share Structure

As at October 16, 2006, Coral Gold had 6,812,460 common shares issued, and the following options and warrants.

	Shares	Additional Cash

As at October 16, 2006:	6,812,460
Options: @ $1.70	309,150	$525,555
@ $3.55	210,500
@ $3.92	280,000
Warrants: @ $2.00	113,134	$226,268
@ $3.60	192,500
@ $3.90	100,000

Fully Diluted*:	7,234,744	$751,823

14.5	Net Asset Value and Net Asset Value per Share

Based on the ‘comparables’ valuation method, as set out in this report, Coral Gold’s mineral properties were estimated to have a value of US$29.3 million, or Cdn$32.5 million. In addition to the mineral properties, Coral Gold has approximately $3.0 million in working capital, an expected $0.8 million from the assumed exercise of the in-the-money options and warrants, and other assets of about $1.0 million. When the other assets of Coral Gold are added to the value of the mineral properties, the total value of the Company would be $37.3 million ($32.5 million, plus $3.0 million working capital, plus $0.8 million from exercise of options and warrants, plus $1.0 million for other assets including a listing on the TSXV and the OTC BB). Based on the fully diluted shares of 7,234,744, the foregoing is equivalent to a value of $5.16 per share. Due to the difficulty in determining values for mineral deposits and exploration properties, it is our opinion that a reasonable range of value for Coral Gold would be between $3.87 and $6.45 per share (minus and plus 25%, respectively, from the $5.16 per share).

15.0  US GOLD VALUATION

15.1	US Gold Valuation: Comparable Transactions Approach

Utilizing a multiplier of US $25 per ounce of gold for measured and indicated resources and US $10 per ounce for inferred resources, the indicated value of the Tonkin Spring’s resource is US$33.2 million (US $25 X 1.266 million ounces, plus US $10 X 0.152 million ounces). In addition to the resource value, the exploration potential has been assigned the base value of US$1.0 million per square mile, for an additional US$36 million (based on the 36 square mile property). As a result, the total property value of the ‘Resource plus Exploration Potential’, based on the comparable transactions approach, would be US$69.2 million (US$33.2 million plus US$36.0 million).

In addition to the foregoing ‘resource plus exploration value’, one should add the indicated value of about US$25 million for the equipment, plant, and infrastructure that is in place at the Tonkin Springs. As a result, the total value of ‘the mineral properties plus other on-property assets’ would be US$94.2 million (US$69.2 million plus US$25.0 million).

* this includes only in-the-money options and warrants

15.2	Working Capital

As at September 30, 2006, the working capital of US Gold was approximately US $56.55 million. however some ‘adjustments need to be made to obtain the current working capital. These include a reduction for estimated expenses (actual and accrued) of about US $1.0 million13 since September 30, 2006; an increase of about US $1.3 million for the retirement obligations (which would ultimately come from the restrictive deposits for reclamation bonding); and a reduction for the estimated additional reclamation requirement of US $0.8 million (this amount is US Gold’s estimate of the additional expected reclamation above the present posted bond — see section 11.1.2.3 of this report). As a result, the net working capital would be US $56.05 million (US $56.55 million minus US $1.0 million, plus US $1.3 million, minus US $0.8 million)

15.3	Other Assets

One of the other assets of US Gold is its listing on the TSX Exchange (TSX) and the Over-the-Counter Bulletin Board (OTC BB). These listings have been estimated to have a total value of about US $1.0 million — this is essentially the value of a “shell” company (one with no net assets or liabilities, except the listing), and represents the time, costs, and risks to obtain listings on the TSX and OTC BB Exchanges.

15.4	Share Structure and Liquidity

As at September 30, 2006, US Gold had 49,996,755 common shares issued, and the following exercisable, in-the-money, options and warrants.

	Shares	Dollars

As at September 30, 2006:	49,996,755
Options[14]:
@US $2.09	100,000	US $	209,000
@US $2.12	315,997	US $	669,914
Fully Diluted[15]:	50,412,752	US $	878,914

13 It should be noted that US Gold’s draft nine months quarterly report to September 30, 2006 stated that the estimated expenses and fees in connection with the offers were US $4.35,million. The Company had previously estimated US $6 million for these costs, but stated in previous reports that the estimate was subject to revision. The draft report also stated that US Gold’s exploration expenditures for the nine months ended September 30, 2006 were approximately US $4.39 million, out of an annual forecast of US$10 million. The estimated expenditures of US$1 million for October 2006 are part of the US $6 and $10 million estimates.
14 In addition, US Gold has an additional 990,503 outstanding options on common shares, of which all are non-exercisable and 384,000 are out of-the-money.
15 US Gold also has outstanding an additional 8,350,000 warrants, which are exercisable at a price of US $10.00 per share and 501,000 broker warrants exercisable at US$4.50 per share (all out-of-the-money).

15.5	Net Asset Value and Net Asset Value per Share

Based on the foregoing, the total indicated components of value of US Gold would be as follows, in millions of dollars:

	Comparables

Mineral Properties:	US $	69.2 million
Plant & Infrastructure:	US$	25.0 million
Working Capital & Escrow Funds:	US$	56.05 million
Exercise of Options:	US$	0.88 million	[16]
Other Assets:	US$	1.0 million
Total Net Asset Value:	US$	152.13 million
Fully Diluted Shares		50,412,752
Net Asset Value per Share:	US $	3.02
Net Asset Value per Share:	Cdn$	3.39

Due to the difficulty in determining values for mineral deposits and exploration properties, it is our opinion that a reasonable range of net asset values for US Gold Shares would be plus or minus 25% from the Cdn$3.39, or between about Cdn $2.54 to Cdn $4.24 per share.

For the 30 trading days prior to US Gold’s takeover offer, the trading price of US Gold’s common shares averaged US $5.02. For 60 trading days prior it averaged US $4.41 and for 90 days prior it averaged US $3.83. In mid February 2006 when US Gold issued 16.7 million deposit receipts at a price of US $4.50 per receipt, it raised US $75.2 million (net to company of US $72.5 million) from investors at a price roughly equivalent to the 60 day average price per share. It is clear that for several months in the spring of 2006 there was a large, active, liquid market that had been valuing US Gold’s shares well above the “comparable-generated” value. The rationale for the market’s valuation appeared to relate to the market’s belief in the ability of US Gold to realize some of the geological potential of its Cortez Trend holdings due to the substantial cash investment and the credibility of US Gold Chairman Robert McEwen and his track record at Goldcorp Inc. This appears to be the reason why the market had valued US Gold far above its net asset value per share. Over the past six months the Company shares have gradually declined in value, such that the closing price of US Gold on October 27, 2006 was US$4.32 per share.

We understand that the intended consideration in the takeover bids will be exchangeable shares of US Gold Canadian Acquisition Corporation, a wholly-owned Canadian subsidiary of US Gold. This valuation recognizes this and assumes no differences in value between the exchangeable shares and the shares of common stock of US Gold, based on our outstanding that the two classes of shares are the economic and voting equivalent of one another and that each exchangeable share will be exchangeable at any time for one share of common stock of US Gold. On this basis, references to US Gold shares in the valuation include the exchangeable shares.

16.0  SHARE TRADING HISTORIES OF ALL THREE COMPANIES

A brief history of share trading is presented for all three companies in the table below (note that the numbers are Canadian dollars except where stated to be US dollars).

16 This is the total of the funds that would be realized upon the exercise of the in-the-money options and warrants.

	US Gold			US Gold	Coral	Nevada
	(US$/S)		US/C$	(Cdn$/S)	Gold	Pacific

Close in October 2006	US $	4.30	1.118	$4.81	$3.23	$0.98
Close in Sept 2006	US $	4.87	1.116	$5.43	$3.36	$1.20
Close in Aug 2006	US $	6.64	1.118	$7.42	$3.92	$1.34
Close in Jul 2006	US $	7.85	1.129	$8.86	$3.91	$1.29
Close in Jun 2006	US $	8.45	1.114	$9.41	$4.09	$1.44
Close in May 2006	US $	8.90	1.110	$9.88	$4.45	$1.58
Close in Apr 2006	US $	8.95	1.144	$10.24	$5.20	$1.94
Close in Mar 2006	US $	9.08	1.157	$10.51	$6.09	$1.65
Close in Feb 2006	US $	5.10	1.149	$5.86	$3.42	$0.92
Close in Jan 2006	US $	5.25	1.158	$6.08	$3.42	$1.19

17.0  VALUATION SUMMARY

The calculated values of each of US Gold, Nevada Pacific, and Coral Gold (as well as the suggested range of values — plus and minus 25% from the calculated values) are set out in the following table.

VALUATION SUMMARY (Canadian Dollars)

	US Gold	Nevada Pacific	Coral Gold

Comparable Transactions	$3.39	$1.47	$5.16
Range of Values per share, respectively	$2.54 to $4.24	$1.10 to $1.83	$3.87 to $6.45

18.0  DISCLAIMER

These opinions of values of the three companies (Nevada Pacific and Coral Gold and US Gold) were prepared by independent mineral consultants, McKnight and Glanville, based on a review of private and public Nevada Pacific, Coral Gold and US Gold reports and documents, press releases and reports posted on the Companies’ and SEDAR websites and on the EDGAR site in the case of US Gold, and on McKnight’s and Glanville’s general knowledge of business conditions in the minerals industry.

This report relies in part on information not within the control of McKnight and Glanville and while it is believed that the information and assumptions are reliable and valid as of the date hereof, and under the stated conditions and limitations, McKnight and Glanville cannot guarantee their accuracy. In particular, it is noted that most of the properties (with the exception of the Magistral Mine of Nevada Pacific) of all three companies, at the current stage of assessment, contain no mineral reserves as defined in the guidelines of the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) presented in the CIM Standards on Mineral Resources and Reserves, dated August 20, 2000, and some properties have not been subject of NI 43-101 compliant reports.

In addition, McKnight and Glanville disclose that they have not conducted any independent reviews of the mineral titles, ownership, reserves, resources or environmental obligations, nor have they visited any of the companies’ properties or carried out independent geological investigations and consequently McKnight and Glanville have not expressed any opinion on these subjects. They are basing their opinion of value on their experience, on their examination of market conditions and on information provided by Nevada Pacific, Coral Gold, US Gold and their consultants. The use of this Formal Valuation and/or any information contained in it shall be at the user’s sole risk, regardless of any fault or negligence of McKnight and Glanville, and shall be solely for the use of the Directors of Nevada Pacific and Coral Gold and any regulatory bodies in considering the US Gold purchase offers. Each of Nevada Pacific, Coral Gold and US Gold has acknowledged that the services of McKnight and Glanville are provided in an advisory capacity only, and that McKnight and Glanville are not liable for losses, damages, or other claims that may result from or be alleged to result from any application or use that Nevada Pacific, Coral Gold and US Gold and/or others may make of such information, data and opinions of McKnight and Glanville. Each of Nevada Pacific, Coral Gold and US Gold has waived, released, indemnified and agreed to hold

McKnight and Glanville harmless from any and all liability for losses, damages, legal costs, and other claims arising from the Formal Valuation and/or related issues; provided that such obligation to indemnify is not joint and several as between Nevada Pacific, Coral Gold and US Gold. McKnight and Glanville do not accept any responsibility for errors or omissions pertaining to information provided by Nevada Pacific, Coral Gold and US Gold or their respective lawyers, advisors, directors, agents, or other related parties.

This report does not constitute a recommendation, either explicit or implicit, to buy, sell or trade securities of Nevada Pacific, Coral Gold, US Gold or any other companies; nor for shareholders of any of the companies to vote in favour of or against the US Gold takeover offers if such offers were put to shareholder votes.

19.0  OPINION OF VALUE

This opinion of Formal Valuation is rendered for the Boards of Directors of Nevada Pacific and Coral Gold, and may only be used and relied upon in connection with their reviews of, and any regulatory oversight of, the proposed purchase of all of the outstanding shares of Nevada Pacific and Coral Gold by US Gold, and is valid as of the date hereof.

In the event that other information material to the Formal Valuation is made available subsequent to the date of this Formal Valuation, McKnight and Glanville reserve the right to modify or withdraw the Formal Valuation. This Formal Valuation opinion is rendered as of the date hereof and McKnight and Glanville disclaim any obligation to advise any person of any change in the Formal Valuation opinion subsequent to that date.

Subject to the foregoing, and based on their review of all factors considered relevant as discussed in this report, McKnight and Glanville are of the opinion that the Formal Values per share of Nevada Pacific, Coral Gold, and US Gold are Cdn$1.47, Cdn$5.16, and Cdn$3.39, respectively. Due to the fact that valuations of mineral properties are not precise due to the risks associated with exploration and development, reasonable ranges of value would be plus or minus 25% from the forgoing values. In other words, the range of value for Nevada Pacific would be between $1.10 and $1.83 per share, the range of value for Coral Gold would be between $3.88 and $6.45 per share, and the range of value for US Gold would be between $2.54 and $4.24 per share.

Respectfully Submitted,

BRUCE MCKNIGHT MINERALS ADVISOR SERVICES

PER:	/s/ Bruce McKnight

Bruce McKnight, P.Eng. MBA, FCIM

ROSS GLANVILLE AND ASSOCIATES LTD.

PER:	/s/ Ross Glanville

Ross Glanville, P.Eng., MBA, B.A.Sc.

APPENDIX I

VALUATIONS OF MINERAL PROPERTIES

Overview of Valuation Considerations

A definition of Fair Market Value is provided below:

“The highest price available in an open and unrestricted market between informed and prudent parties, acting at arm’s length and under no compulsion to act, expressed in terms of cash”

The fair market value of a mineral property is dependent upon its perceived potential to host one ore more mineral deposits that can be economically mined at present or at some time in the future. The more important aspects of valuation theory and practice have been outlined by Parish and Mullen (1998), Tingley (1996), Kilburn (1990), Thompson (1992), Glanville (1984 and 1990), and others.

Although transactions involving exploration properties and undeveloped mineral resources are commonplace (but seldom involve all-cash purchases), such properties and resources are often difficult to value by objective means. However, a reasonable valuation can be determined when the valuator:

•	has a thorough understanding of the property or properties

•	is cognizant of the strategic importance of the property or properties

•	verifies that potential buyers exist

•	selects the most reasonable approaches to measuring the values of properties

•	justifies the valuation approaches selected

•	uses different valuation methods to check or corroborate results

•	presents a value that can be substantiated by business logic

The prices paid for mineral properties (which may vary considerably) are related to a number of factors, some of which are set out below:

•	resource or discovery tenor (grade/tonnes)

•	type of deposit (gold/base metal/industrial mineral/etc.)

•	deposit size (or potential size), depth, attitude

•	present and perceived future commodity prices

•	degree of optimism

•	property potential

•	database quality

•	location, access, and infrastructure

•	stage of exploration or development

•	potential mineability and metallurgy

•	political risks

•	environmental factors

•	tax and regulatory factors

•	availability of nearby processing facilities

•	stock market factors

•	general business conditions

•	activity (past or present) in the general area

•	investment climate

General Methods of Valuation

Many different methods of placing a value on a mineral property have been utilized in the past, including the following (some of which are appropriate for very limited applications):

•	staking costs

•	premium or discount on prior expenditures

•	purchase cost for a percentage interest in a property

•	book values from financial statements of exploration companies

•	statistical or probabilistic methods

•	option or joint venture terms

•	adjusted market capitalizations of exploration companies

•	values of comparable or similar properties

•	Adjusted appraisal method

•	retained value of prior exploration work

•	budgeted expenditures for a subsequent exploration program

•	percentage of gross contained metal value

•	value per ounce of contained precious metals or per pound of base metals

•	adjusted discounted cash flow/net present value

•	Kilburn geoscience method

•	projected price/earnings multiple

•	estimated payback period

•	replacement value of mine/mill and other infrastructure

•	dollars per ounce of projected annual gold production

•	values per tonne of resource in the ground

•	options pricing models

•	relative values (for fairness opinions)

CERTIFICATE OF ROSS GLANVILLE

I, Ross Glanville, of 7513 Pandora Drive, Burnaby, British Columbia, Canada, hereby certify that:

1. I graduated with a B.A.Sc. Degree (Mining Engineering) from the University of British Columbia in 1970.

2. I obtained a Masters Degree in Business Administration (MBA) from the University of British Columbia in 1974.

3. I am a registered member of the Association of Professional Engineers of British Columbia, and have been since 1972.

4. I became a member of the Certified General Accountants Association of B.C. in 1980.

5. I am a member of the Canadian Association of Mineral Valuators.

6. I am the president of Ross Glanville & Associates Ltd., a company specializing in the valuations of companies and mineral properties, and the provision of fairness opinions.

7. I have been practicing my profession since 1970, and have valued companies in over fifty countries.

8. I was formerly President of Giant Bay Resources Ltd. and Vice President of Wright Engineers Ltd. (now Fluor Daniel Wright), an international engineering and consulting company. Prior to that, I was an engineer and project manager with Placer Dome Ltd., and a mining and investment analyst with two major investment and holding companies.

9. I have not reviewed the title to the mineral properties of US Gold, Nevada Pacific, or Coral Gold, since this is best done by legal counsel. In addition, I have relied on reports on the properties.

10. The attached valuations have been prepared for Nevada Pacific and Coral Gold, and are based partly on information provided to Glanville. Although it is believed that the information received is reliable under the conditions and subject to the limitations contained in this report, and while information has been checked as to its reasonableness, Ross Glanville & Associates Ltd. cannot guarantee the accuracy thereof.

11. I have no interest, nor do I expect to receive any interest, either directly or indirectly, in US Gold, Nevada Pacific, Coral Gold, or associated companies.

12. I herewith grant my permission for Nevada Pacific and Coral Gold to use this report for whatever purposes they deem appropriate, subject to the disclosures set out in this Certificate and this Formal Valuation

/s/  Ross Glanville

Ross Glanville, B.A.Sc., P.Eng., MBA

Vancouver, British Columbia
Date: October 30, 2006

CERTIFICATE OF BRUCE MCKNIGHT

I, Bruce McKnight, of 1281 20th Street, West Vancouver, British Columbia, Canada, hereby certify that:

1. I graduated with a B.A.Sc. Degree (Geological Engineering) from the University of British Columbia in 1965.

2. I graduated with an M.Sc. Degree (Engineering Geoscience) from the University of California, Berkeley in 1967.

3. I am a registered member of the Association of Professional Engineers of British Columbia, and have been a member since 1968.

4. I am a registered member of the Canadian Institute of Mining and Metallurgy and have been since 1963. I have held a CIM Fellowship in that association since 2002.

5. I obtained a Mineral Economics Diploma from McGill University in 1976.

6. I obtained a Masters Degree in Business Administration (MBA) from Simon Fraser University in 1983.

7. I am, and have been since 2002, an independent minerals advisor specializing in providing valuations and fairness opinions regarding mineral company and property transactions and in assisting companies in minerals-related negotiations.

8. I was formerly the Executive Director of the British Columbia and Yukon Chamber of Mines (now renamed Association for Mineral Exploration British Columbia).

9. Prior to that I was for 19 years a Manager or Vice-President of Westmin Resources Limited with responsibilities for business development, public and investor relations and project/company valuations.

10. Prior to that I was for 5 years an Exploration Manager with Westmin.

11. Prior to that I was for 7 years an Exploration Geophysicist and Project Manager with Amax Exploration Inc. in Canada, USA, Australia and Fiji.

12. I have not reviewed the title to the mineral properties of US Gold, Nevada Pacific, or Coral Gold, since this is best done by legal counsel. In addition, I have relied on reports on the properties provided by Qualified Persons.

13. The attached valuations have been prepared for Nevada Pacific and Coral Gold, and are based partly on information provided to McKnight. Although it is believed that the information received is reliable under the conditions and subject to the limitations contained in this report, and while information has been checked as to its reasonableness, I cannot guarantee the accuracy thereof.

14. I have no interest, nor do I expect to receive any interest, either directly or indirectly, in US Gold, Nevada Pacific, Coral Gold, or associated companies.

15. I herewith grant my permission for Nevada Pacific and Coral Gold to use this report for whatever purposes they deem appropriate, subject to the disclosures set out in this Certificate and this Formal Valuation.

/s/  Bruce McKnight

Bruce McKnight, B.A.Sc., M.Sc. P.Eng., MBA, FCIM

Vancouver, British Columbia
Date: October 30, 2006

The depositary for the offer is

KINGSDALE SHAREHOLDER SERVICES INC.

For Delivery by Mail:	For Delivery by Courier or by Hand:
The Exchange Tower	The Exchange Tower
130 King Street West	130 King Street West
Suite 2950, P.O. Box 361	Suite 2950
Toronto, Ontario	Toronto, Ontario
M5X 1E2	M5X 1C7

The dealer manager for the offer is

GMP SECURITIES L.P. (Canada)
GRIFFITHS MCBURNEY CORP. (United States)

145 King Street West
Suite 300
Toronto, Ontario
M5H 1J8
Telephone: (416) 367-8600
Toll Free: 1-888-301-3244
Fax: (416) 367-8164

The information agent for the offer is:

The Exchange Tower
130 King Street West
Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2

Any questions and requests for assistance may be directed to Kingsdale
Shareholder Services Inc. at the telephone numbers set out below:

North America Toll Free Telephone:

1-866-639-8026
Fax: (416) 867-2271
Toll Free Fax: 1-866-545-5580
Bankers and Brokers call collect: (416) 867-2272

E-Mail: shareholder@kingsdalecapital.com

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

US Gold Canadian Acquisition Corporation

US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation incorporated under the Business Corporation Act (Alberta) or the ABCA. Under the ABCA, Canadian Exchange Co. may indemnify a present or former director or officer or a person who acts or acted at Canadian Exchange Co.’s request as a director or officer of a body corporate of which Canadian Exchange Co. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Canadian Exchange Co. or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of Canadian Exchange Co., and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Canadian Exchange Co. as a matter of right if he or she was substantially successful on the merits, fulfilled the condition set forth above, and is fairly and reasonably entitled to indemnity.

The articles of Canadian Exchange Co. provide that Canadian Exchange Co. shall, in all circumstances and to the fullest extent permitted by the ABCA, indemnify a director or officer of Canadian Exchange Co., a former director or officer of Canadian Exchange Co., or a person who acts or acted at Canadian Exchange Co.’s request as a director or officer of a body corporate of which Canadian Exchange Co. is or was a shareholder or creditor, and his heirs and legal representatives.

U.S. Gold Corporation and its Subsidiaries (including US Gold Canadian Acquisition Corporation)

Section 7-108-402 of the Colorado Business Corporation Act, or the Act, provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distribution), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Article XII of U.S. Gold’s bylaws contain a provision eliminating liability as permitted by the statute.

Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan, or a director, or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, or a proceeding, in which he was a party, against reasonable expenses incurred by him in connection with the proceeding unless such indemnity is limited by the corporation’s articles of incorporation. U.S. Gold’s articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. U.S. Gold’s articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. U.S. Gold’s bylaws provide for indemnification of officers, employees and agents of U.S. Gold to the same extent as its directors.

The foregoing discussion of U.S. Gold’s articles of incorporation, bylaws and of the Act is not intended to be exhaustive and is qualified in its entirety by such articles of incorporation; bylaws and the Act.

See the section entitled “Comparison of Shareholder Rights — Indemnification of Directors and Officers — U.S. Gold” on page 83 of this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”), may be permitted to directors, officers and controlling persons of the small business issuers pursuant to the foregoing provisions, or otherwise, the small business issuers have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

The following exhibits are included as exhibits to this registration statement:

Item No.	Description

3.1	Articles of Incorporation of U.S. Gold (f/k/a Silver State Mining Corporation) filed with the Secretary of State of Colorado on June 24, 1979 (incorporated by reference from the Report on Form 10-KSB dated March 27, 1996, Exhibit 3.1, File No. 000-09137)
3.2	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on June 22, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.1, File No. 000-09137)
3.3	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on July 5, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.2, File No. 000-09137)
3.4	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on December 20, 1991 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1991, Exhibit 3.3, File No. 000-09137)
3.5	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on November 15, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.1.5, File No. 000-9137)
3.6	Bylaws of U.S. Gold, as amended June 22, 1988 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 1996 Exhibit 3.1, File No. 000-09137)
3.7	Amendment to the Bylaws of U.S. Gold effective as of October 3, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.2.1, File No. 000-09137)

Item No.		Description

***3	.8	Articles of Incorporation of US Gold Canadian Acquisition Corporation
***3	.9	Form of Articles of Amendment to US Gold Canadian Acquisition Corporation
***3	.10	Bylaws of US Gold Canadian Acquisition Corporation
*5	.1	Opinion of Dufford & Brown, P.C.
*5	.2	Opinion of Fraser Milner Casgrain LLP
*8	.1	Opinion of Hogan & Hartson LLP as to certain tax matters
*23	.1	Consent of Stark Winter Schenkein & Co., LLP
*23	.2	Consent of Dufford & Brown, P.C. (included in Exhibit 5.1)
*23	.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2)
*23	.4	Consent of Hogan & Hartson LLP (included in Exhibit 8.1)
*23	.5	Consent of Davidson & Company LLP
*23	.6	Consent of Ernst & Young LLP
*23	.7	Consent of PricewaterhouseCoopers LLP
*23	.8	Consent of Amisano Hanson, Chartered Accountants
*23	.9	Consent of Pincock, Allen & Holt
*23	.10	Consent of Ross Glanville and Associates Ltd. and Bruce McKnight Mineral Advisory Services
***24	.1	Power of Attorney (included on signature page)
*99	.1	Form of Letter of Acceptance and Transmittal
*99	.2	Form of Notice of Guaranteed Delivery

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.

(b) Financial Statement Schedules.

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.	UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that to be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(b) For determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the registrants undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrants or used or referred to by the registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrants or its securities provided by or on behalf of the registrants; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the co-registrants has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on December 14, 2006.

U.S. GOLD CORPORATION
(Registrant)

By:	/s/ William F. Pass
William F. Pass, Vice President,
Secretary and Treasurer

US GOLD CANADIAN ACQUISITION
CORPORATION
(Registrant)

By:	*
Robert R. McEwen, Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated:

U.S. Gold Corporation Officers and Directors:

* Robert R. McEwen	Chief Executive Officer and Chairman (Principal Executive Officer)	December 14, 2006

* Ann S. Carpenter	President, Chief Operating Officer and Director	December 14, 2006

/s/ William F. Pass William F. Pass	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 14, 2006

* Michele L. Ashby	Director	December 14, 2006

* Leanne M. Baker	Director	December 14, 2006

* Declan J. Costelloe	Director	December 14, 2006

* Peter Bojtos		Director	December 14, 2006

US Gold Canadian Acquisition Corporation Officers and Directors:

* Robert R. McEwen		Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2006

* Ann S. Carpenter		President and Director	December 14, 2006

/s/ William F. Pass William F. Pass		Vice President, Secretary, Treasurer and Director (Principal Accounting Officer)	December 14, 2006

*by:	/s/ William F. Pass William F. Pass, Attorney-in-fact

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Item No.		Description

3.1		Articles of Incorporation of U.S. Gold (f/k/a Silver State Mining Corporation) filed with the Secretary of State of Colorado on June 24, 1979 (incorporated by reference from the Report on Form 10-KSB dated March 27, 1996, Exhibit 3.1, File No. 000-09137)
3.2		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on June 22, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.1, File No. 000-09137)
3.3		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on July 5, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.2, File No. 000-09137)
3.4		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on December 20, 1991 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1991, Exhibit 3.3, File No. 000-09137)
3.5		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on November 15, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.1.5, File No. 000-9137)
3.6		Bylaws of U.S. Gold, as amended June 22, 1988 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 1996 Exhibit 3.1, File No. 000-09137)
3.7		Amendment to the Bylaws of U.S. Gold effective as of October 3, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.2.1, File No. 000-09137)
***3	.8	Articles of Incorporation of US Gold Canadian Acquisition Corporation
***3	.9	Form of Articles of Amendment to US Gold Canadian Acquisition Corporation
***3	.10	Bylaws of US Gold Canadian Acquisition Corporation
*5	.1	Opinion of Dufford & Brown, P.C.
*5	.2	Opinion of Fraser Milner Casgrain LLP
*8	.1	Opinion of Hogan & Hartson LLP as to certain tax matters
*23	.1	Consent of Stark Winter Schenkein & Co., LLP
*23	.2	Consent of Dufford & Brown, P.C. (included in Exhibit 5.1)
*23	.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2)
*23	.4	Consent of Hogan & Hartson LLP (included in Exhibit 8.1)
*23	.5	Consent of Davidson & Company LLP
*23	.6	Consent of Ernst & Young LLP
*23	.7	Consent of PricewaterhouseCoopers LLP
*23	.8	Consent of Amisano Hanson, Chartered Accountants
*23	.9	Consent of Pincock, Allen & Holt
*23	.10	Consent of Ross Glanville and Associates Ltd. and Bruce McKnight Mineral Advisory Services
***24	.1	Power of Attorney (included on signature page)
*99	.1	Form of Letter of Acceptance and Transmittal
*99	.2	Form of Notice of Guaranteed Delivery

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.